PROSPECTUS SUPPLEMENT
(to prospectus dated December 20, 2004)

                                   $75,000,000
                                  (Approximate)

             Structured Asset Mortgage Investments II Trust 2005-F3
                                     Issuer

                  Structured Asset Mortgage Investments II Inc.
                                    Depositor

                    Pass-Through Certificates, Series 2005-F3

You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement.

The Trust

The trust will consist primarily of Class CF Federal Home Loan Mortgage Corporation Multiclass Certificates, Series 3074, which we refer to as the pooled certificates, and an interest rate cap agreement, which we refer to as the interest rate cap, in each case as further described in this prospectus supplement. The trust will issue one class of certificates which will represent the entire beneficial interest in the trust.

The certificates will be entitled to receive payments solely from distributions on the pooled certificates and the interest rate cap.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 100% of the aggregate principal amount of the certificates, less expenses. See "Method of Distribution" in this prospectus supplement.

                            Bear, Stearns & Co. Inc.

          The date of this prospectus supplement is November 28, 2005.

   Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the certificates in two separate documents that progressively provide more detail:

      o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

      o this prospectus supplement, which describes the specific terms of this series of certificates.

We refer to the Federal Home Loan Mortgage Corporation in this prospectus supplement as "Freddie Mac." We have included as Exhibit A to this prospectus supplement the following documents related to the pooled certificates, which we refer to in this prospectus supplement as the "Underlying Offering Documents":

      o Freddie Mac Offering Circular Supplement for Multiclass Certificates, Series 3074, dated October 18, 2005 (the "Freddie Mac Supplement"), including Freddie Mac Multiclass Certificates Offering Circular dated June 1, 2003 (the "Freddie Mac Multiclass Certificates Offering Circular");

      o Freddie Mac Mortgage Participation Certificates Offering Circular dated October 14, 2005 (the "Freddie Mac Mortgage Participation Certificates Offering Circular"); and

      o Freddie Mac Giant and Other Pass-Through Certificates Offering Circular September 1, 2005 (the "Freddie Mac Giant and Other Pass-Through Certificates Offering Circular").

If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 383 Madison Avenue, New York, New York 10179 and its phone number is (212) 272-2000.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Caption                                                                     Page
-------                                                                     ----
SUMMARY OF TERMS ..................................................          S-5
RISK FACTORS ......................................................         S-12
DESCRIPTION OF THE POOLED CERTIFICATES ............................         S-16
     General ......................................................         S-16
     The Pooled Certificates ......................................         S-16
DESCRIPTION OF THE CERTIFICATES ...................................         S-17
     General ......................................................         S-17
     Book-Entry Registration ......................................         S-17
     Available Funds ..............................................         S-20
     Distributions on the Certificates ............................         S-20
     Calculation of Interest ......................................         S-21
     Determination of LIBOR .......................................         S-21
     The Interest Rate Cap ........................................         S-21
     The Cap Counterparty .........................................         S-22
YIELD AND PREPAYMENT CONSIDERATIONS ...............................         S-22
     General ......................................................         S-22
     Final Distribution Date ......................................         S-23
THE POOLING AGREEMENT .............................................         S-24
     General ......................................................         S-24
     Voting Rights ................................................         S-24
     Assignment of Pooled Certificates ............................         S-24
     The Certificate Account ......................................         S-24
     Reports to Certificateholders ................................         S-25
     Amendments ...................................................         S-25
     Certificateholder Action .....................................         S-26
     Termination ..................................................         S-26
     Indemnification of the Trustee ...............................         S-26
     Certain Matters Regarding the Trustee ........................         S-26
FEDERAL INCOME TAX CONSIDERATIONS .................................         S-28
     General ......................................................         S-28
     Tax Characterization of the Trust ............................         S-28
CERTAIN STATE TAX CONSIDERATIONS ..................................         S-30
ERISA CONSIDERATIONS ..............................................         S-30
LEGAL INVESTMENT ..................................................         S-31
METHOD OF DISTRIBUTION ............................................         S-32
SECONDARY MARKET ..................................................         S-32
LEGAL MATTERS .....................................................         S-32
RATINGS ...........................................................         S-33
INDEX OF PRINCIPAL DEFINITIONS ....................................         S-34
Schedule I - Class FA Interest Rate Cap Projected
     Principal Balances ...........................................         SI-1
Exhibit A - Underlying Offering Documents .........................          A-1
Annex I - Global Clearance, Settlement
     and Tax Documentation Procedures .............................         AX-1

                                   PROSPECTUS

Caption                                                                     Page
-------                                                                     ----
Introduction .............................................................     5
The Mortgage Pools .......................................................     6
Servicing of Mortgage Loans ..............................................    17
Description of the Securities ............................................    24
Description of Credit Enhancement ........................................    45
Other Financial Obligations Related to
   the Securities ........................................................    50
Description of Primary Mortgage
   Insurance, Hazard Insurance; Claims
   Thereunder ............................................................    52
The Depositor ............................................................    55
The Agreements ...........................................................    56
Yield Considerations .....................................................    64
Maturity and Prepayments
   Considerations ........................................................    67
Legal Aspects of Mortgage Loans ..........................................    68
Federal Income Tax Consequences ..........................................    85
State and Other Tax Consequences .........................................   111
ERISA Considerations .....................................................   111
Legal Investment Matters .................................................   119
Use of Proceeds ..........................................................   120
Methods of Distribution ..................................................   120
Legal Matters ............................................................   121
Financial Information ....................................................   121
Rating ...................................................................   121
Available Information ....................................................   121
Reports to Securityholders ...............................................   122
Incorporation of Information by
   Reference .............................................................   122
Glossary .................................................................   123

                                SUMMARY OF TERMS

      The following summary is a very broad overview of the certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the certificates, you should read carefully this entire prospectus supplement including the Underlying Offering Documents relating to the pooled certificates attached to and forming a part of this prospectus supplement as Exhibit A and the entire accompanying prospectus. An index of defined terms is included at the end of this prospectus supplement to assist you in finding the location of defined terms. Certain terms used in the Underlying Offering Documents are defined in those documents. Capitalized terms used but not defined in this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

Title of Series ..........  Structured Asset Mortgage Investments II Trust
                              2005-F3, Pass-Through Certificates, Series
                              2005-F3.

Issuer ...................  Structured Asset Mortgage Investments II Trust
                              2005-F3, also referred to as the "trust." The depositor will establish the trust pursuant to a pooling agreement, dated as of November 30, 2005, between the depositor and the trustee, which we refer to in this prospectus supplement as the "pooling agreement."

Depositor ................  Structured Asset Mortgage Investments II Inc., an
                              affiliate of the underwriter and of the cap counterparty.

Trustee ..................  U.S. Bank National Association.

Cap Counterparty .........  Bear Stearns Financial Products, Inc., which has a rating of "AAA" from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and a rating of "Aaa" from Moody's Investors Service, Inc. ("Moody's"). The cap counterparty is an affiliate of the depositor and the underwriter.

Closing Date .............  On or about November 30, 2005.

Distribution Dates .......  Distributions on the Class FA Certificates will be made on the first business day following the 15th day of each month (or if the 15th day is not a business day, the second business day following the 15th day of each month), beginning in December 2005.

Certificates .............  Set forth in the table below are the pass-through rate and initial principal amount of the Class FA Certificates.

Certificate Class        Pass-Through Rate(1)        Initial Principal Amount(2)
-----------------        --------------------        ---------------------------
       FA                  Adjustable Rate                  $ 75,000,000

----------
1. The certificates will have the benefit of an interest rate cap which will terminate prior to their final distribution date.

2. The initial principal amount of the Class FA Certificates is equal to the initial principal balance of the pooled certificates, as such initial principal balance of the pooled certificates is set forth in the Freddie Mac Supplement.

                            The Class FA Certificates represent in the
                              aggregate the entire beneficial ownership interest in the trust, which consists primarily of (1) the pooled certificates and (2) the interest rate cap. Distributions of interest and principal on the certificates will be made only from payments received in connection with the pooled certificates and the interest rate cap, as further described below. See "Description of the Certificates--Distributions on the Certificates."

Pass-Through Rate ........  The Class FA Certificates will bear interest at a per annum pass-through rate equal to, for each distribution date, LIBOR plus the per annum margin of 0.45%, with a maximum rate of the available funds cap and a minimum rate of 0.45%. The pass-through rate for the Class FA Certificates with respect to the first interest accrual period is expected to be approximately 4.52% per annum.

                            LIBOR for each accrual period for the certificates
                              will be the same as LIBOR for the pooled certificates.

                            The available funds cap with respect to the
                              certificates and a distribution date on or before the termination of the interest rate cap is 5.00% plus amounts, if any, paid to the trust pursuant to the interest rate cap, expressed as a per annum rate. With respect to a distribution date after the termination of the interest rate cap, the available funds cap is 5.00% per annum.

Interest Accrual Period ..  For each distribution date, the period from the
                              15th day of the month preceding the month of such distribution date through the 14th day of the month of such distribution date, commencing for the December 2005 distribution date on November 15, 2005.

Record Date ..............  For the first distribution date, the closing date, and for any distribution date thereafter, the last day of the month preceding the month in which such distribution date occurs.

Denominations ............  The certificates will be issued in minimum denominations of $1,000 and increments of $1.00 in excess thereof.

Registration of
  the Certificates .......  The trust will issue the certificates initially in book-entry form. Persons acquiring interests in the certificates will hold their beneficial interests through The Depository Trust Company in the United States or Clearstream Banking, societe anonyme or Euroclear in Europe.

The Pooled Certificates ..  The pooled certificates constitute 100% of the
                              Class CF Freddie Mac Multiclass Certificates, Series 3074. We sometimes refer to the pooled certificates as the "Freddie Mac 3074, Class CF." The pooled certificates are being issued on November 30, 2005.

                            Certain information with respect to the pooled
                              certificates is set forth below.

                          Principal      Initial       Interest       Maximum       Principal
                        Type/Interest   Interest         Rate       Rate/Minimum     Balance
Pooled Certificate         Type(1)        Rate         Formula          Rate         in Trust
------------------         -------      --------    -------------   ------------    ---------
Freddie Mac 3074,            TAC         4.52%      LIBOR + 45 bp    5.00%/0.45%   $75,000,000
Class CF

----------
1. You can find the explanation of the "Principal Type" and "Interest Type" under "Description of the Pooled Certificates" in this prospectus supplement.

                            You should refer to "Description of the Pooled
                              Certificates" in this prospectus supplement for more information regarding the pooled certificates In addition, Exhibit A, which is attached and is a part of this prospectus supplement, contains the Underlying Offering Documents.

Interest Rate Cap ......... The certificates will have the benefit of an interest rate cap. The cap counterparty will agree to pay to the trust on each related distribution date, an amount equal to the product of (i) the excess of (x) the lesser of the applicable LIBOR and a maximum payment rate over (y) a strike rate, (ii) the lesser of (x) the related projected principal balance for the related distribution date set forth on a schedule which is attached to this prospectus supplement as Schedule I and (y) the current principal amount of the certificates immediately following the prior distribution date and (iii) a fraction, the numerator of which is the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months), and the denominator of which is 360. The interest rate cap is designed to partially mitigate the interest rate risk that results from LIBOR exceeding the applicable strike rate up to the applicable maximum payment rate. The interest rate cap will terminate prior to April 2034 which is the final distribution date for the certificates.

                            We have described the maximum payment rate, the
                              strike rate, the prepayment rate used to calculate the projected principal balances and the termination date for the interest rate cap under "Description of the Certificates - The Interest Rate Cap" in this prospectus supplement.

Payments on the
  Certificates ...........  Payments on the certificates will be made to the extent of funds available from the pooled certificates and from the interest rate cap in accordance with the following:

                            Interest Payments. As a certificateholder, you
                              will generally be entitled to receive on each distribution date interest on the certificates you hold, which will accrue during the preceding interest accrual period in an amount equal to:

                            o  1/12th

                               multiplied by

                            o the applicable pass-through rate for the certificates set forth in this prospectus supplement multiplied by

                            o the current principal amount of the certificates immediately prior to that distribution date.

                            Interest will be calculated on the basis of a
                              360-day year comprised of twelve 30-day months.

                            Principal Payments. Principal distributions
                              received on the pooled certificates will be paid to the Class FA Certificates.

Credit Enhancement .......  The certificates are not guaranteed by any entity.
                              However, the pooled certificates are entitled to the guaranty of Freddie Mac of timely payment of interest and ultimate payment of principal.

Final Distribution
  Date ...................  The final distribution date for the certificates is in April 2034, which is the final distribution date for the pooled certificates.

                            It is likely that the actual final distribution
                              date will occur earlier due to prepayments and other factors. See "Yield and Prepayment Considerations--Final Distribution Date" in this prospectus supplement.

Federal Income Tax
  Considerations .........  For federal income tax purposes, the trust will be classified as a grantor trust under Subpart E,
                              part I of Subchapter J of the Code and not as a partnership or as an association taxable as a corporation or as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes.

                              You should review the material under the caption "Federal Income Tax Considerations" in this prospectus supplement and the material under the caption "Federal Income Tax Consequences" in the prospectus for further information regarding the federal income tax consequences of investing in the certificates.

ERISA Considerations .....  Fiduciaries of employee benefit plans subject to
                              Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans or other retirement arrangements (such as individual retirement accounts or certain Keogh plans) which are subject to Title I of ERISA, and/or Section 4975 of the Code, as well as any entity, including an insurance company general account, whose underlying assets include plan assets by reason of a plan or account investing in such entity (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth in 29 C.F.R. ss. 2510.3-101, thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the trustee to the fiduciary investment standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless some exemption granted by the Department of Labor applies to the acquisition, holding and transfer of the certificates.

                            Subject to the considerations set forth under
                              "ERISA Considerations herein and in the
                              prospectus, the purchase or holding of the certificates by, on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under Prohibited Transaction Exemption 2002-41.

Ratings ..................  The issuer will issue the certificates only if the certificates receive a rating of at least "AAA" from Dominion Bond Rating Service ("DBRS"). We also refer to DBRS in this prospectus supplement as the "rating agency."

                            You should evaluate the ratings of the
                              certificates independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities. The rating agency may revise or withdraw its rating at any time.

Legal Investment .........  The certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as a nationally recognized statistical rating organization rates the certificates in one of the two highest rating categories.

                                  RISK FACTORS

The following information, together with the information set forth under "Risk Factors" in the prospectus and under "Risk Factors" or "Additional Risk Factors" in the Underlying Offering Documents which you should also carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

The certificates will
  be sensitive to levels
  of LIBOR .................  The yields on the certificates will be sensitive to changes in the level of LIBOR. The pass-through rate on the certificates will generally decline as the level of LIBOR declines. If the level of LIBOR differs from the level you expect, your actual yield may be lower than you expect. No prediction can be made as to future levels of LIBOR.

The certificates may not
  always receive interest
  based on LIBOR plus
  the margin ...............  The certificates may not always receive interest at a rate equal to LIBOR plus the margin. The pass-through rate on the certificates is limited to the available funds cap. Thus, the yield to investors in the certificates will be sensitive to fluctuations in the level of LIBOR that would result in a pass-through rate above the available funds cap. Shortfalls resulting from LIBOR plus the margin exceeding the available funds cap will not be payable on future distribution dates.

                              If prepayments on the mortgage loans underlying the pooled certificates were constant at the assumed prepayment rate used to calculate the applicable projected principal balances, a maximum rate of 9.50% would be expected to be applicable to the certificates. However, payments under the interest rate cap may not result in a maximum effective interest rate of 9.50%. Since payments under the interest rate cap are made on each distribution date on a notional balance equal to the lesser of the current principal amount of the certificates and the projected principal balance for the certificates for such distribution date set forth on a schedule which we have attached hereto as Schedule I, if prepayments are slower than the prepayment rate assumed in creating the schedule of projected principal balances, the effective maximum interest rate on the actual current principal amount of the certificates will be less than

                              9.50%. The schedule of projected principal balances for the Class FA Certificates was created assuming a prepayment rate of 260% PSA. PSA is described in the Underlying Offering Documents.

                              In addition, the interest rate cap terminates in accordance with its terms on the distribution date in December 2013. We selected that date based on the assumptions that the mortgage loans underlying the pooled certificates prepay at the rate set forth in the prior paragraph. If prepayments occur at a rate that is slower than such rate, the interest rate cap may terminate prior to the repayment in full of your certificates.

                              To the extent that payments on the certificates depend in part on payments to be received under the interest rate cap, the ability of the trust to make payments on such certificates will be subject to the credit risk of Bear Stearns Financial Products Inc.

Payments on the
  certificates will be
  affected by the payment
  priorities governing the
  pooled certificates ......  The rate at which you receive payments on the certificates will be affected by the priority sequence governing principal payments on the pooled certificates. Principal payments on the Pooled Certificates are governed by a principal balance schedule as described in the Freddie Mac Supplement. As a result of such principal balance schedule, the pooled certificates may receive principal payments at rates faster or slower than would otherwise have been the case.

Delay in payment will
  cause the certificates
  to have a lower yield ....  Since the Class FA Certificates do not receive interest immediately following the related interest accrual period as a result of a one business day delay, the Class FA Certificates have a lower yield and possibly lower market value than it would if there were no such delay.

The rate of prepayment on
  the mortgage loans
  underlying the pooled
  certificates is uncertain
  and may adversely affect
  the average life of and
  yield on your
  certificates .............  Mortgage loans underlying the pooled certificates may be prepaid, as further described in the Underlying Offering Documents. The rate of prepayments is influenced by many factors, including those factors described in the Underlying Offering Documents, and cannot be predicted.

                              Payments of principal, including prepayments, on the pooled certificates will result in a payment of principal on the certificates.

                                o   If you purchase your certificates at a
                                    discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                o   If you purchase your certificates at a
                                    premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                              See "Yield and Prepayment Considerations" in this prospectus supplement. See also "Certain Risk Considerations," "Risk Factors" and other information relating to yield, maturity and prepayment considerations in the Underlying Offering Documents for a description of factors that may influence the rate and timing of prepayments of the pooled certificates, with consequent effects on yield and maturity of the certificates.

The absence of a secondary
  market may interfere
  with your ability to
  resell your
  certificates .............  There is currently no secondary market for the certificates, and it is not certain that one will develop. The underwriter may establish a market for the certificates, but is not required to do so. Even if a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. The certificates will not be listed on any securities exchange or quoted in the automatic quotation system of any registered securities organization. Each certificateholder will be provided access to monthly reports pertaining to the certificates. There are a limited number of sources which provide certain information about pass-through certificates in the secondary market, and they may not provide information about the certificates. You should consider the effect of limited information on the liquidity of the certificates.

                     DESCRIPTION OF THE POOLED CERTIFICATES

General

      It is anticipated that the pooled certificates will be issued by Freddie Mac ("Freddie Mac") on November 30, 2005. Bear, Stearns & Co. Inc. will sell the pooled certificates to the depositor on the closing date. We have included in Exhibit A to this prospectus supplement, the Underlying Offering Documents, which set forth certain information provided or made available to investors in the pooled certificates. You should carefully read such materials.

The Pooled Certificates

      The pooled certificates represent beneficial ownership interests in a REMIC Pool (as defined in the Underlying Offering Documents) formed by Freddie Mac (the "Freddie Mac REMIC Pool"). The assets in the Freddie Mac REMIC Pool (the "Freddie Mac Assets") include Freddie Mac Gold PCs and/or Freddie Mac Gold Giant PCs. The Freddie Mac Assets are backed by pools of fixed rate, first lien residential mortgages and mortgage participations. The Freddie Mac REMIC Pool, the Freddie Mac Assets and the underlying mortgages are further described in the Underlying Offering Documents. The pooled certificates were issued as part of group 5 referred to in the Freddie Mac Supplement.

      The pooled certificates are entitled to payments of interest and principal, as described in the Freddie Mac Supplement. The pooled certificates are guaranteed as to timely distribution of interest and ultimate payment of principal by Freddie Mac, as described under "Description of the Certificates--Payments--Guarantees" in the Freddie Mac Supplement. For information with respect to Freddie Mac's guarantee of its Gold PCs, see "Description of the Certificates--Payments--Guarantees" in the Freddie Mac Mortgage Participation Certificates Offering Circular. Freddie Mac's guarantees are not backed by the full faith and credit of the United States.

      The pooled certificates bear interest at a floating rate equal to LIBOR + 45 basis points, subject to a maximum rate of 5.00% per annum and a minimum rate of 0.45% per annum. The interest rate for the pooled certificates December 2005 distribution date will be 4.52% per annum.

      The timing of principal payments on the pooled certificates will be affected by the principal type and payment priority of such class. The pooled certificates have the designation "TAC" (also referred to as a "Targeted Amortization Class"). Please refer to the Freddie Mac Multiclass Offering Circular in Exhibit A for a complete description of such term. As a TAC, the pooled certificates were structured to receive principal payments based on a predetermined principal balance schedule derived by assuming a single structuring prepayment rate for the mortgage loans backing the Freddie Mac Assets. Freddie Mac gives no assurances that a TAC Class will adhere to its principal balance schedule. To the extent any supporting classes are retired, a TAC Class will become more sensitive to prepayments.

      Freddie Mac has a 1% clean-up call right, the exercise of which would result in retirement of all remaining classes of Freddie Mac Series 3074. The 1% clean-up call right is more fully described in the Freddie Mac Multiclass Offering Circular.

                         DESCRIPTION OF THE CERTIFICATES

      The following summaries describing certain provisions of the certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the prospectus and the provisions of the pooling agreement relating to the certificates offered by this prospectus supplement.

General

      The certificates will evidence in the aggregate the entire beneficial ownership interest in the trust. The trust will consist of:

      o     the pooled certificates;

      o     the interest rate cap;

      o     the Certificate Account;

      o the rights to enforce the representations and warranties made by the depositor with respect to the pooled certificates; and

      o     all proceeds of the foregoing.

Book-Entry Registration

      The certificates ("book-entry certificates," will initially be issued as a single certificate in fully registered form (a "physical certificate,"), with a denomination that equals the initial principal amount of the certificates and will initially be registered in the name of Cede & Co.

      As a holder of interests in book-entry certificates, or beneficial owner, you may elect to hold your interests in these certificates through DTC in the United States, or Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if you are a participant of their systems, or indirectly through organizations which are participants in their systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no beneficial owner of the book-entry certificates will be entitled to receive a physical certificate representing its interest in the certificates. Unless and until physical certificates are issued, it is anticipated that the only holder of the book-entry certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders as that term is used in the pooling agreement.

      The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificates will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

      Beneficial owners will receive all payments of principal and interest on the book-entry certificates from the trustee through DTC and DTC participants. While the book-entry certificates are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the book-entry certificates and is required to receive and transmit payments of principal and interest on the book-entry certificates.

      Participants and indirect participants with whom beneficial owners have accounts for certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the DTC rules provide a mechanism by which beneficial owners will receive payments and will be able to transfer their interest.

      Beneficial owners will not receive or be entitled to receive physical certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until physical certificates are issued, beneficial owners who are not participants may transfer ownership of book-entry certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

      Under a book-entry format, beneficial owners may experience delays in their receipt of payments, since distributions of principal and interest will be made by the trustee to Cede & Co., as nominee for DTC. Payments on book-entry certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the book-entry certificates, may be limited due to the lack of physical certificates. In addition, issuance of the book-entry certificates may reduce the liquidity of such certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      DTC has advised the trustee that, unless and until physical certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the pooling agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by certificateholders under the pooling agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken relating to other certificates.

      Physical certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only upon the events specified in the pooling agreement. Such events may include the following: (1) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the book-entry certificates and the depositor is unable to locate a qualified successor within 30 days or (2) after the occurrence of a default, certificateholders representing not less than 51% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the certificateholders.

      Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the trustee is required to request that DTC notify all beneficial owners through its participants of the availability of physical certificates. Upon surrender by DTC of the physical certificates representing the book-entry certificates and receipt of instructions for re-registration, the trustee will reissue the book-entry certificates as physical certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee will recognize them as certificateholders under the pooling agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

      The depositor and the trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

      For additional information regarding DTC, Clearstream, Euroclear and the certificates, see "Description of the Securities--Form of Securities" and "--Global Securities" in the prospectus.

      Upon the issuance of physical certificates registered in the name of persons other than Cede, distributions will be made by the trustee to the persons in whose names such certificates are registered at the close of business on each record date, which will be the last business day of the month preceding the month in which the related distribution date occurs. These distributions will be made by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer, provided, however, that the final payment in respect of the certificates will be made only upon presentation and surrender of the respective certificates at the office or agency of the trustee specified in the notice to certificateholders of such final payment.

      Physical certificates, if any, will be transferable and exchangeable on a certificate register to be maintained by the trustee at the office or agency of the trustee maintained for that purpose. Physical certificates surrendered to the trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the trustee. No service charge may be made for any registration of transfer or exchange of physical certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. The office or agency of the trustee is currently located at c/o DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041.

      A "business day" is generally any day other than a Saturday, a Sunday or a day on which the Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the trustee is located are obligated by law or executive order to be closed.

      The certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the certificates may experience limited liquidity. See "Risk Factors--The absence of a secondary market may interfere with your ability to resell your certificates" in this prospectus supplement.

Available Funds

      "Available Funds" will be an amount equal to the aggregate of the following (without duplication):

      o all previously undistributed payments on account of principal and interest received with respect to the pooled certificates,

      o any amounts received by the trustee from the cap counterparty in respect of the interest rate cap, and

      o the purchase price received in connection with any pooled certificates repurchased by the depositor under the pooling agreement.

Distributions on the Certificates

      On each distribution date, the trustee will withdraw the Available Funds from the Certificate Account and apply them to pay to the certificates as follows:

            (A) from amounts in respect of interest received on the pooled certificates and from amounts received under the interest rate cap, interest accrued on the certificates during the related interest accrual period for that distribution date at the applicable pass-through rate on the current principal amount of the certificates immediately prior to that distribution date; and

            (B) from amounts in respect of principal received on the pooled certificates, a distribution, in reduction of the current principal amount of the certificates, until the current principal amount thereof has been reduced to zero.

      The "current principal amount" of any certificate as of any distribution date will equal that certificate's initial principal amount on the closing date, as reduced by all amounts distributed on previous distribution dates on that certificate on account of principal.

      The current principal amount of the certificates as a class will equal the sum of the current principal amounts of all certificates.

      If the trustee has not received a distribution on the pooled certificates by 1:00 P.M., Eastern Standard Time, on a distribution date, the distribution allocable to such pooled certificates will not be made on such distribution date, but, if such distribution is received by 1:00 P.M., Eastern Standard Time, on a subsequent business day, the Trustee will make the distribution on that business day or if received after 1:00 P.M., Eastern Standard Time, on a business day, the Trustee will make the distribution on the next succeeding business date, and in neither case will additional interest be paid thereon.

Calculation of Interest

      Interest will accrue during the preceding interest accrual period at its then applicable pass-through rate on the current principal amount of the certificates immediately preceding the related distribution date. Accrued interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The "interest accrual period" for each distribution date will be the period from the 15th day of the month preceding the month of such distribution date through the 14th day of the month of such distribution date, commencing for the December 2005 distribution date on November 15, 2005.

      The "pass-through rate" on the certificates is set forth under "Summary of Terms--Pass-Through Rate."

      No interest will be payable with respect to the certificates after the distribution date on which the outstanding current principal amount of the certificates has been reduced to zero.

Determination of LIBOR

      On the second LIBOR business day preceding the commencement of each interest accrual period, the trustee will ascertain the LIBOR determined by Freddie Mac as described in the Underlying Offering Documents and being used by Freddie Mac for the pooled certificates and will use the same LIBOR in determining the interest rate on the Class FA Certificates. The term "LIBOR" as used in this prospectus supplement with respect to the certificates refers to such LIBOR. The trustee will notify the cap counterparty of the applicable LIBOR on or prior to the beginning of the each interest accrual period and the cap counterparty will use such LIBOR in making calculations under the interest rate cap.

"LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

The Interest Rate Cap

      On the closing date, the trustee will enter into an interest rate cap with the cap counterparty. The trustee will deposit into the Certificate Account amounts received by it under the interest rate cap.

      The cap counterparty will agree to pay to the Trustee on behalf of the Certificateholders on each distribution date, an amount equal to the product of
(i) the excess of (x) the lesser of the LIBOR as determined for the related interest accrual period and the applicable maximum payment rate over (y) the applicable strike rate, (ii) the lesser of (x) the projected principal balance for the certificates for that distribution date set forth on a schedule which is attached to this prospectus supplement as Schedule I and (y) the current principal amount of the certificates immediately following the prior distribution date and (iii) a fraction, the numerator of which is the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months), and the denominator if which is 360.

      The interest rate cap terminates in accordance with its terms prior to the Final Distribution Date for the certificates. We selected the termination date based on the assumption that the mortgage loans underlying the pooled certificates prepay at the rate used to determine the projected principal balances. If prepayments occur at a rate that is slower than such rate, the interest rate cap may terminate prior to the repayment in full of your certificates.

      The maximum payment rate, the strike rate, the prepayment rate used to calculate the projected principal balances and the termination date for the interest rate cap for the Class FA Certificates are as follows:

           Maximum                       Prepayment Rate
           Payment                        for Projected        Interest Rate Cap
Class       Rate       Strike Rate     Principal Balances       Termination Date
-----      -------     -----------     ------------------      -----------------
  FA        9.05%         4.55%             260% PSA              December 2013

      To the extent that payments on the certificates depend in part on payments to be received under the interest rate cap, the ability of the trust to make payments on such certificates will be subject to the credit risk of Bear Stearns Financial Products Inc.

The Cap Counterparty

      Bear Stearns Financial Products Inc. ("BSFP") will be the counterparty for the interest rate cap. BSFP is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP maintains a ratings classification of "AAA" from S&P and "Aaa" from Moody's. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of S&P and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. BSFP is an affiliate of the depositor and the underwriter.

                       YIELD AND PREPAYMENT CONSIDERATIONS

General

      The yield to maturity and weighted average life of the certificates will be affected by, among other things, the amount and timing of principal payments, including prepayments (for this purpose the term "prepayments" includes payments resulting from refinancing, liquidations, purchases by the original transferors or others and guaranty payments), and interest payments on the mortgage loans underlying the pooled certificates (the "mortgage loans"), the payment priorities and other characteristics of the pooled certificates, the purchase price paid for the certificates and, if applicable, the occurrence of an optional termination with respect to the pooled certificates. No representation is made as to the anticipated rate of prepayments on the mortgage loans or the anticipated yield to maturity of the certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans and the suitability of the certificates to their investment objectives. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Other factors affecting prepayments of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged properties and servicing decisions.

      Timing of Payments and Distributions. The timing and amount of payments, including prepayments, on the mortgage loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on an investor's yield to maturity on a related certificate. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments on the mortgage loans underlying the pooled certificates.

      Discounts and Premiums. In the case of any certificates purchased at a discount, a slower than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any certificates purchased at a premium, a faster than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield.

      Reinvestment Risk. Because the pooled certificates may be prepaid, it is not possible to predict the rate at which distributions on the certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the certificates. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible.

      LIBOR. The yield to investors in the certificates will also be affected by changes in LIBOR. In general, a low level of LIBOR will reduce the yield to investors in the certificates. Changes in LIBOR may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with an increase in the level of LIBOR. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of LIBOR.

Final Distribution Date

      The "Final Distribution Date " for distributions on the certificates is the distribution date for the certificates occurring in April 2034. The Final Distribution Date for the certificates is the distribution date on which the final distribution on the pooled certificates is scheduled to be made. Since the rate of payment (including prepayments) of principal on the mortgage loans underlying the pooled certificates can be expected to exceed the rate of payments used in calculating such final scheduled distribution, the date of the final distribution on the certificates is expected to be earlier, and could be substantially earlier, than the Final Distribution Date. See "The Pooling Agreement-Termination" in this prospectus supplement.

                              THE POOLING AGREEMENT

General

      The certificates will be issued pursuant to the pooling agreement. Reference is made to the prospectus for important information additional to that set forth herein regarding the terms and conditions of the pooling agreement and the certificates. The depositor will file the pooling agreement with the Securities and Exchange Commission in a report on Form 8-K following the closing date.

Voting Rights

      With respect to any date of determination, the voting rights will be allocated among the Class FA Certificates based upon their respective current principal amounts. The Trustee, as holder of the pooled certificates, may be asked to vote on issues arising under the related trust agreement. If so, the trustee will vote the pooled certificates as instructed by the holders of certificates evidencing more than 50% of the aggregate current principal amount of the certificates.

Assignment of Pooled Certificates

      At the time of issuance of the certificates, the depositor will cause the pooled certificates to be assigned to the trustee. The depositor will represent, among other things, that as of the closing date (i) it is the owner of the pooled certificates free and clear of any lien or adverse interests of any person and (ii) that it has acquired its ownership in the pooled certificates in good faith without notice of any adverse claim.

      Upon discovery or receipt of notice by either the depositor or the trustee of a breach of any of the representations and warranties regarding the pooled certificates which materially and adversely affects the interests of the holders of the certificates, the depositor or the trustee, the party discovering such breach will give prompt notice to the other. Within thirty days of the earlier of either discovery by or notice to the depositor of any such breach, the depositor shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the depositor shall, at the election of holders of more than 50% of the current principal amount of the certificates, repurchase the pooled certificates affected by the breach at a repurchase price equal to the outstanding principal amount thereof as of the date of repurchase plus accrued interest thereon.

The Certificate Account

      The trustee will cause all distributions received on the pooled certificates and the interest rate cap by the trustee in its capacity as holder of the pooled certificates and the interest rate cap, from whatever source, to be deposited directly into one or more accounts held in trust by the trustee for the benefit of the certificateholders (such accounts referred to collectively herein as the "Certificate Account"). The trustee shall be entitled to any investment income earned on distributions on the pooled certificates and payments on the interest rate cap pending distribution to the holders of the certificates.

Reports to Certificateholders

      On each distribution date, the trustee will make available to each holder of the certificates, the depositor and the rating agency, a statement setting forth certain information with respect to the composition of the payment being made and certain other information relating to the certificates and the pooled certificates.

      The trustee will make that statement available via the trustee's internet website. The trustee's internet website will initially be located at "http://trustinvestorreporting.usbank.com." Assistance in using the website can be obtained by calling the trustee's customer service desk at 1-866-252-4360. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee will have the right to change the way these reports are distributed in order to make the distribution more convenient and/or more accessible to the above parties, and the trustee will provide timely and adequate notification to all above parties regarding any such changes.

      In addition, the trustee promptly will furnish to the depositor and, upon request, to the certificateholders, copies of any notices, statements, reports or other information received by the trustee in its capacity as the holder of the pooled certificates.

      Furthermore, upon written request within a reasonable period of time after the end of each calendar year, the trustee, pursuant to the pooling agreement, will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

Amendments

      The pooling agreement may be amended by the depositor and the trustee, without the prior written consent of any certificateholder (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the pooling agreement that are not materially inconsistent with other provisions of the pooling agreement and (iv) to make such modifications as may be required in connection with a repurchase of the pooled certificates permitted under the pooling agreement; provided, however, that such amendment will not, as evidenced by an opinion of counsel delivered to the trustee, adversely affect in any material respect the interests of any certificateholder. The Agreement may also be amended by the depositor and the trustee and the holders of certificates evidencing more than 50% of the aggregate principal amount of the certificates (the "Majority Certificateholders") for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling agreement or modifying in any manner the rights of certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, amounts required to be distributed on any certificate without the consent of the holder of such certificate; (ii) modify the provisions of the section of the pooling agreement governing amendments of the pooling agreement, without the consent of the holders of all certificates; or
(iii) be made unless the trustee has received an opinion of counsel (at the expense of the party seeking such amendment) that such amendment will not adversely affect the status of the trust as a grantor trust for federal income tax purposes.

Certificateholder Action

      No Certificateholder will have any right to institute any action, suit or proceeding in equity or at law upon or under or with respect to the pooling agreement unless such holder previously has given to the trustee and the depositor a written notice of default and unless also the Majority Certificateholders have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee under the pooling agreement and have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred, and the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, will have neglected or refused to institute any such action, suit or proceeding.

Termination

      The respective obligations of the trustee and the depositor created by the pooling agreement will terminate upon the later of:

            (i) the making of the final payment on or other liquidation of the pooled certificates; and

            (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the pooling agreement.

Indemnification of the Trustee

      The trustee and its directors, officers, employees and agents, will be indemnified by the trust against any loss, liability or expense arising out of or incurred in connection with, the exercise and performance of any powers and duties of the trustee under the pooling agreement, with certain exceptions described in the pooling agreement. The trustee and its directors, officers, employees and agents will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the obligations and duties of the trustee.

Certain Matters Regarding the Trustee

      The trustee for the certificates will be U.S. Bank National Association. The trustee's corporate office is located at Corporate Trust Services, One Federal Street, Boston, MA 02110, Attention: Structured Finance/SAMI II 2005-F3, and its Customer Services telephone number is 1-800-934-6802.

      The trustee may at any time resign and be discharged from the trust by giving 30 days' written notice thereof to the depositor and the certificateholders. Upon receiving such notice of resignation, the depositor shall promptly appoint a successor trustee. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If at any time the trustee fails to meet the eligibility requirements or is incapable of acting, or certain insolvency events occur, then the depositor shall remove the trustee and appoint a successor trustee. The Majority Certificateholders may at any time remove the trustee and appoint a successor trustee. No resignation, discharge or removal of the trustee will become effective until a successor trustee shall have assumed the trustee's responsibilities and obligations under the pooling agreement.

                        FEDERAL INCOME TAX CONSIDERATIONS

General

      The following discussion represents the opinion of Stroock & Stroock & Lavan LLP, special tax counsel to the Trust ("Tax Counsel"), as to the material federal income tax consequences of the purchase, ownership and disposition of certificates. However, the discussion does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of certificateholders that are insurance companies, regulated investment companies or dealers in securities. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of certificates. Each certificate will be entitled to receive payment from the pooled certificates and from the interest rate cap.

      The following discussion is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). As a result, the IRS may disagree with all or part of the discussion below.

Tax Characterization of the Trust

      Tax counsel is of the opinion that the Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation, a taxable mortgage pool taxable as a corporation, or a partnership. Accordingly, each holder of a certificate will be treated for federal income tax purposes as the owner of an undivided interest in the pooled certificates and the interest rate cap. As further described below, each holder of a certificate therefore must report on its federal income tax return its proportionate share of the gross income from (and may deduct its proportionate share of the losses and deductions attributable to) the pooled certificates and the interest rate cap at the same time and to the same extent as such items would be included in income or deducted by such holder if it had purchased and held directly such interest in the pooled certificates and the interest rate cap.

      A certificateholder that is an individual, estate or trust (or certain other pass-through entities) will be allowed deductions for its share of the Trust's expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, in the case of a certificateholder who is an individual, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such certificateholder's adjusted gross income in excess of a statutorily defined threshold. Moreover, a certificateholder that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing and administrative fees, if any, paid to the trustee.

      You must allocate the purchase price of your certificate between your interest in the pooled certificates and the interest rate cap based upon their relative fair market values as of the date you purchased the certificate.

      The tax consequences to certificateholders of ownership of an undivided interest in pooled certificates are described in the Underlying Offering Documents. The Underlying Offering Documents for the pooled certificates state that the pooled certificates are REMIC Regular Interests. A general discussion of the tax consequences to a holder of REMIC Regular Interests can be found in under the headings "Certain Federal Income Tax Consequences" in the Freddie Mac Multiclass Certificates Offering Circular and in the Freddie Mac Supplement.

      Taxable Mortgage Pools. Entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity or a portion of an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the IRS to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the certificates were treated as obligations of a taxable mortgage pool, the trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. The legislative history of the taxable mortgage pool provisions states that entities treated as grantor trusts will not be considered to be taxable mortgage pools. Based in part on the legislative history, Tax Counsel is of the opinion that the trust is not a taxable mortgage pool taxable as a corporation.

      As noted above, a beneficial owner of a certificate must allocate its purchase price for such certificate between its interest in the pooled certificates and the interest rate cap components. The pooled certificates will therefore be treated as issued with additional market discount (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or less premium. See the discussions of market discount and premium in the Underlying Offering Documents under the headings "Certain Federal Income Tax Consequences" in the Freddie Mac Multiclass Certificates Offering Circular and in the Freddie Mac Supplement.

      The interest rate cap will not represent "loans ... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C), "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Code section 860G(a)(3), or "real estate assets" within the meaning of Code section 856(c)(4)(A). Furthermore, payments on the interest rate cap will not be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

      Upon the sale, exchange, or other disposition of a certificate, the beneficial owner will be treated as selling (or otherwise disposing of) its interest in the pooled certificates and interest rate cap and must allocate a portion of the amount realized between its interest in the pooled certificates and the interest rate cap, based on their relative fair market values, in determining gain or loss on the sale of its interest in the pooled certificates and interest rate cap.

      The portion of the overall purchase price attributable to the interest rate cap component must be amortized over the life of such interest rate cap, taking into account its declining balance. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Beneficial owners are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the interest rate cap component of a certificate.

      Any payments received by a holder of a certificate in respect of the interest rate cap will be treated as periodic payments received under a notional principal contract. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the interest rate cap component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is treated as an expense the deduction of which, as discussed above, is subject to limits for individuals, estates or trusts (and certain other pass-through entities).

                        CERTAIN STATE TAX CONSIDERATIONS

      Because the income tax laws of the states vary, it is impossible to predict the income tax consequences to the certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own advisors with respect to state income and franchise taxes.

                              ERISA CONSIDERATIONS

      Fiduciaries of employee benefit plans subject to Title I of ERISA should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the trustee to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply with respect to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates and the operation and management of the trust and its assets.

      Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") may be applicable to the purchase, sale or transfer of the certificates and the operation and management of the trust and its assets. The definition of an allowable "Trust" under PTE 2002-41 requires that the corpus of the Trust contain only certain categories assets including "guaranteed governmental mortgage pool certificates" as defined in the Plan Asset Regulations and certain yield maintenance agreements. The Freddie Mac Multiclass Certificates Offering Circular states that classes of the type of the pooled certificates should qualify as "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Accordingly, the pooled certificates should qualify as an allowable type of Trust obligation under PTE 2002-41. However, any Plan fiduciary which proposes to cause a Plan to purchase certificates should consult with its own counsel and should make its own determination as to the availability of exemptive relief under PTE 2002-41, both with respect to whether the pooled certificates qualify as "guaranteed governmental mortgage pool certificates" and whether all of the specific and general conditions of PTE 2002-41 are satisfied with respect to any potential prohibited transaction relating to the purchase, sale and transfer of the certificates and the operation and management of the trust and its assets. Each beneficial owner of a certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of that certificate is eligible for the exemptive relief of PTE 2002
- 41.

      Governmental plans and church plans, as defined in Sections 3(32) and 3(33) of ERISA, generally are not subject to ERISA or Code Section 4975. However, such plans may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental or church plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any Similar Law.

                                LEGAL INVESTMENT

      The certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA.

      Investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the certificates. See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement, as supplemented by the terms agreement to be dated the date hereof, between the depositor and Bear, Stearns & Co. Inc. (the "underwriter"), the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, the certificates.

      Distribution of the certificates will be made by the underwriter from time to time, in one or more negotiated transactions or otherwise, at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the certificates to or through dealers, which may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions and commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by them may be considered underwriting discounts and commissions under the Securities Act.

      Proceeds to the depositor are expected to be approximately 100% of the aggregate principal amount of the certificates less expenses payable by the depositor in connection with the certificates which are estimated to be approximately $140,000. In connection with the purchase and sale of the certificates, the underwriter may be deemed to have received compensation from the depositor in the form of an underwriting discount.

      The depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

      There can be no assurance that a secondary market for the certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the certificates will be the monthly statements discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders," which will include such information with respect to the certificates as the current principal amount of the certificates, the amount of interest and principal being distributed and the interest rate at which such interest accrued. There can be no assurance that any additional information regarding the certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis. The limited nature of information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

                                  LEGAL MATTERS

      Certain legal matters relating to the certificates will be passed upon for the depositor, the issuer and the underwriter by Stroock & Stroock & Lavan LLP, New York, New York.

                                     RATINGS

      It is a condition to their issuance that the certificates receive a rating of at least "AAA" from DBRS.

      The rating assigned by DBRS to the certificates addresses the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. The rating is based principally on the guarantee of Freddie Mac of the pooled certificates, the cap counterparty and structural and legal aspects associated with the certificates and the extent to which the payment stream on the pooled certificates and the interest rate cap is adequate to make payments on the certificates. DBRS ratings do not represent any assessment of the likelihood that prepayments will be made by borrowers on the mortgage loans underlying the pooled certificates or the degree to which such prepayments will differ from those originally anticipated. The rating does not address the possibility that, as a result of prepayments, certificateholders may suffer a lower than anticipated yield on the certificates.

      The rating assigned to the certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by DBRS.

      The depositor has not requested a rating of the certificates by any rating agency other than DBRS. However, there can be no assurance as to whether any other rating agency will rate the certificates or, in that event, what rating would be assigned to the certificates by that other rating agency. The rating assigned by that other rating agency to the certificates may be lower than the rating assigned by DBRS.

                         INDEX OF PRINCIPAL DEFINITIONS

Term                                                                        Page
----                                                                        ----

Available Funds ....................................................        S-21
available funds cap ................................................         S-6
book-entry certificates ............................................        S-18
BSFP ...............................................................        S-23
business day .......................................................        S-21
cap counterparty ...................................................         S-5
Certificate Account ................................................        S-26
certificates .......................................................         S-6
closing date .......................................................         S-5
current principal amount ...........................................        S-22
DBRS ...............................................................        S-10
depositor ..........................................................         S-5
ERISA ..............................................................        S-10
Final Distribution Date ............................................        S-25
Freddie Mac ........................................................        S-16
Freddie Mac 3074, Class CF .........................................         S-7
Freddie Mac Assets .................................................        S-16
Freddie Mac Giant and Other Pass-Through
  Certificates Offering Circular ...................................         S-2
Freddie Mac Mortgage Participation
  Certificates Offering Circular ...................................         S-2
Freddie Mac Multiclass Certificates Offering Circular ..............         S-2
Freddie Mac REMIC Pool .............................................        S-16
Freddie Mac Supplement .............................................         S-2
interest accrual period ............................................        S-22
IRS ................................................................        S-30
issuer .............................................................         S-5
LIBOR ..............................................................        S-22
LIBOR business day .................................................        S-23
Majority Certificateholders ........................................        S-27
Moody's ............................................................         S-5
mortgage loans .....................................................        S-24
mortgage related securities ........................................        S-33
pass-through rate ..................................................        S-22
physical certificate ...............................................        S-18
Plan(s) ............................................................        S-10
pooled certificates ................................................         S-7
pooling agreement ..................................................         S-5
rating agency ......................................................        S-10
record date ........................................................         S-7
REMIC ..............................................................         S-9
S&P ................................................................         S-5
Securities Act .....................................................        S-34
SMMEA ..............................................................        S-33
Tax Counsel ........................................................        S-30
trust ..............................................................         S-5
Trust Assets .......................................................        S-10
trustee ............................................................         S-5
Underlying Offering Documents ......................................         S-2
underwriter ........................................................        S-34

                                                                      SCHEDULE I

                   Interest Rate Cap for Class FA Certificates
               (all such dates subject to adjustment in accordance
                       with the Business Day Convention)

                                                             Projected Principal
From and including              To but excluding               Balances (USD)
------------------              ----------------             -------------------
    15-Nov-05                      15-Dec-05                   75,000,000.00
    15-Dec-05                      15-Jan-06                   73,918,638.14
    15-Jan-06                      15-Feb-06                   72,784,484.97
    15-Feb-06                      15-Mar-06                   71,598,726.77
    15-Mar-06                      15-Apr-06                   70,362,619.14
    15-Apr-06                      15-May-06                   69,077,484.86
    15-May-06                      15-Jun-06                   67,744,711.63
    15-Jun-06                      15-Jul-06                   66,365,749.58
    15-Jul-06                      15-Aug-06                   64,942,108.70
    15-Aug-06                      15-Sep-06                   63,475,356.11
    15-Sep-06                      15-Oct-06                   61,967,113.14
    15-Oct-06                      15-Nov-06                   60,419,052.36
    15-Nov-06                      15-Dec-06                   58,832,894.43
    15-Dec-06                      15-Jan-07                   57,210,404.88
    15-Jan-07                      15-Feb-07                   55,553,390.73
    15-Feb-07                      15-Mar-07                   53,863,697.04
    15-Mar-07                      15-Apr-07                   52,198,636.47
    15-Apr-07                      15-May-07                   50,557,853.26
    15-May-07                      15-Jun-07                   48,940,996.73
    15-Jun-07                      15-Jul-07                   47,347,721.17
    15-Jul-07                      15-Aug-07                   45,777,685.82
    15-Aug-07                      15-Sep-07                   44,230,554.78
    15-Sep-07                      15-Oct-07                   42,705,996.94
    15-Oct-07                      15-Nov-07                   41,203,685.90
    15-Nov-07                      15-Dec-07                   39,723,299.93
    15-Dec-07                      15-Jan-08                   38,264,521.88
    15-Jan-08                      15-Feb-08                   36,827,039.15
    15-Feb-08                      15-Mar-08                   35,410,543.55
    15-Mar-08                      15-Apr-08                   34,014,731.34
    15-Apr-08                      15-May-08                   32,639,303.08
    15-May-08                      15-Jun-08                   31,283,963.62
    15-Jun-08                      15-Jul-08                   29,948,422.01
    15-Jul-08                      15-Aug-08                   28,632,391.48
    15-Aug-08                      15-Sep-08                   27,335,589.32
    15-Sep-08                      15-Oct-08                   26,057,736.87
    15-Oct-08                      15-Nov-08                   24,798,559.45
    15-Nov-08                      15-Dec-08                   23,557,786.31
    15-Dec-08                      15-Jan-09                   22,335,150.55

                                                             Projected Principal
From and including              To but excluding               Balances (USD)
------------------              ----------------             -------------------
    15-Jan-09                      15-Feb-09                   21,130,389.09
    15-Feb-09                      15-Mar-09                   19,943,242.61
    15-Mar-09                      15-Apr-09                   18,773,455.49
    15-Apr-09                      15-May-09                   17,620,775.76
    15-May-09                      15-Jun-09                   16,484,955.06
    15-Jun-09                      15-Jul-09                   15,365,748.56
    15-Jul-09                      15-Aug-09                   14,262,914.94
    15-Aug-09                      15-Sep-09                   13,176,216.34
    15-Sep-09                      15-Oct-09                   12,105,418.28
    15-Oct-09                      15-Nov-09                   11,697,265.46
    15-Nov-09                      15-Dec-09                   11,301,254.88
    15-Dec-09                      15-Jan-10                   10,917,178.96
    15-Jan-10                      15-Feb-10                   10,544,833.23
    15-Feb-10                      15-Mar-10                   10,184,016.30
    15-Mar-10                      15-Apr-10                    9,834,529.82
    15-Apr-10                      15-May-10                    9,496,178.42
    15-May-10                      15-Jun-10                    9,168,769.70
    15-Jun-10                      15-Jul-10                    8,852,114.13
    15-Jul-10                      15-Aug-10                    8,546,025.08
    15-Aug-10                      15-Sep-10                    8,250,318.70
    15-Sep-10                      15-Oct-10                    7,964,813.94
    15-Oct-10                      15-Nov-10                    7,689,332.50
    15-Nov-10                      15-Dec-10                    7,423,698.76
    15-Dec-10                      15-Jan-11                    7,167,739.77
    15-Jan-11                      15-Feb-11                    6,921,285.19
    15-Feb-11                      15-Mar-11                    6,684,167.28
    15-Mar-11                      15-Apr-11                    6,456,220.84
    15-Apr-11                      15-May-11                    6,237,283.18
    15-May-11                      15-Jun-11                    6,027,194.07
    15-Jun-11                      15-Jul-11                    5,825,795.74
    15-Jul-11                      15-Aug-11                    5,632,932.80
    15-Aug-11                      15-Sep-11                    5,448,452.24
    15-Sep-11                      15-Oct-11                    5,272,203.37
    15-Oct-11                      15-Nov-11                    5,104,037.82
    15-Nov-11                      15-Dec-11                    4,936,194.71
    15-Dec-11                      15-Jan-12                    4,763,824.27
    15-Jan-12                      15-Feb-12                    4,587,177.92
    15-Feb-12                      15-Mar-12                    4,406,498.46
    15-Mar-12                      15-Apr-12                    4,222,020.35
    15-Apr-12                      15-May-12                    4,033,969.92
    15-May-12                      15-Jun-12                    3,842,565.67
    15-Jun-12                      15-Jul-12                    3,648,018.43
    15-Jul-12                      15-Aug-12                    3,450,531.67
    15-Aug-12                      15-Sep-12                    3,250,301.67

                                                             Projected Principal
From and including              To but excluding               Balances (USD)
------------------              ----------------             -------------------
    15-Sep-12                      15-Oct-12                   3,047,517.71
    15-Oct-12                      15-Nov-12                   2,842,362.36
    15-Nov-12                      15-Dec-12                   2,635,011.61
    15-Dec-12                      15-Jan-13                   2,425,635.10
    15-Jan-13                      15-Feb-13                   2,214,396.33
    15-Feb-13                      15-Mar-13                   2,001,452.78
    15-Mar-13                      15-Apr-13                   1,786,956.17
    15-Apr-13                      15-May-13                   1,571,052.59
    15-May-13                      15-Jun-13                   1,353,882.67
    15-Jun-13                      15-Jul-13                   1,135,581.77
    15-Jul-13                      15-Aug-13                     916,280.16
    15-Aug-13                      15-Sep-13                     696,103.08
    15-Sep-13                      15-Oct-13                     475,171.02
    15-Oct-13                      15-Nov-13                     253,599.77
    15-Nov-13                      15-Dec-13                      31,500.65

                                                                       EXHIBIT A

                          UNDERLYING OFFERING DOCUMENTS

OFFERING CIRCULAR SUPPLEMENT                       $1,261,460,655                             [FREDDIE MAC LOGO]
(TO OFFERING CIRCULAR                               FREDDIE MAC
 DATED JUNE 1, 2003)                    MULTICLASS CERTIFICATES, SERIES 3074

OFFERED CLASSES:     REMIC Classes shown below and MACR Classes shown on Appendix
                     A
OFFERING TERMS:      The underwriter named below is offering the Classes in
                     negotiated transactions at varying prices
CLOSING DATE:        November 30, 2005

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 REMIC      ORIGINAL        PRINCIPAL     CLASS    INTEREST     CUSIP      FINAL PAYMENT
CLASSES     BALANCE          TYPE(1)      COUPON    TYPE(1)    NUMBER           DATE
-------     --------        ---------     ------   --------    ------      -------------
GROUP 1
CO .....  $ 10,333,334        SC/PT        0.0%       PO      31396F M C 4   January 15, 2035
FN .....    29,322,071     SC/NSJ/SEQ     (2)         FLT     31396F M S 9       May 15, 2018
LT .....    29,322,071   SC/NTL(NSJ/SEQ)  (2)       INV/IO    31396F N C 3       May 15, 2018
MI .....     3,731,900   SC/NTL(NSJ/SEQ)   5.0      FIX/IO    31396F N E 9       May 15, 2018
PO .....     3,871,555      SC/NSJ/PT      0.0        PO      31396F N Q 2  February 15, 2035
SM .....     7,996,929     SC/NSJ/SEQ     (2)        INV/S    31396F N Z 2       May 15, 2018
VZ .....    11,012,000     SC/NSJ/SEQ      6.0       FIX/Z    31396F P D 9  February 15, 2035
Z ......    22,693,436     SC/NSJ/SEQ      6.0       FIX/Z    31396F P N 7  February 15, 2035
GROUP 2
EO .....    21,001,248       SC/SUP        0.0        PO      31396F M L 4      July 15, 2034
FL .....    50,000,000      SC/TAC I      (2)         FLT     31396F M Q 3      July 15, 2034
FW......    39,290,614     SC/TAC III     (2)         FLT     31396F M U 4      July 15, 2034
HT .....    39,290,614   SC/NTL(TAC III)  (2)       INV/IO    31396F N 4 1      July 15, 2034
NT .....    50,000,000    SC/NTL(TAC I)   (2)       INV/IO    31396F N G 4      July 15, 2034
SH .....    20,000,000      SC/TAC I      (2)        INV/S    31396F N X 7      July 15, 2034
ST .....    10,715,622     SC/TAC III     (2)        INV/S    31396F P 4 9      July 15, 2034
TI .....     4,167,186   SC/NTL(TAC III)   6.0      FIX/IO    31396F P 6 4      July 15, 2034
ZA .....     5,000,000       SC/SUP        6.0       FIX/Z    31396F P P 2      July 15, 2034
ZB .....    50,000,000       SC/SUP        6.0       FIX/Z    31396F P Q 0      July 15, 2034
ZC .....     4,000,000      SC/TAC II      5.0       FIX/Z    31396F P R 8      July 15, 2034
GROUP 3
BC .....    56,955,165         PAC         5.5        FIX     31396F M 6 7   October 15, 2035
FI .....    60,000,000      NTL(TAC)      (2)      FLT/IO/T   31396F M P 5  November 15, 2035
JS .....    38,181,258         TAC        (2)        INV/S    31396F N 9 0  November 15, 2035
LZ .....     5,163,000         SUP         5.5       FIX/Z    31396F N D 1   January 15, 2034
MZ......     5,162,577         SUP         5.5       FIX/Z    31396F N F 6  November 15, 2035
OF .....    60,000,000         TAC        (2)      FLT/INV/T  31396F N J 8  November 15, 2035
ZH .....       138,000         SEQ         5.5       FIX/Z    31396F P T 4  November 15, 2035
GROUP 4
A ......     5,863,278       SC/SEQ        5.5        FIX     31396F M 3 4 September 15, 2035
FC .....     5,454,546       SC/SEQ       (2)      FLT/T/DLY  31396F M M 2 September 15, 2035
SC .....    20,000,000       SC/SEQ       (2)      INV/T/DLY  31396F N W 9 September 15, 2035

 REMIC      ORIGINAL        PRINCIPAL     CLASS    INTEREST     CUSIP      FINAL PAYMENT
CLASSES     BALANCE          TYPE(1)      COUPON    TYPE(1)    NUMBER           DATE
-------     --------        ---------     ------   --------    ------      -------------
GROUP 5
AZ .....  $  1,954,923         SUP         5.0%      FIX/Z    31396F M 5 9  November 15, 2035
BG .....    28,859,000         PAC         5.0        FIX     31396F M 7 5 September 15, 2033
BH .....     6,795,000         PAC         5.0        FIX     31396F M 8 3  November 15, 2035
BI .....    21,721,375       NTL(PT)       6.0      FIX/IO    31396F M 9 1  November 15, 2035
CF .....    75,000,000         TAC        (2)         FLT     31396F M A 8     April 15, 2034
CS .....    75,000,000      NTL(TAC)      (2)       INV/IO    31396F M F 7     April 15, 2034
CW......    17,719,329         TAC         5.0        FIX     31396F M J 9  November 15, 2035
GROUP 6
HA .....   152,217,189         PAC         5.0        FIX     31396F M X 8    August 15, 2028
HB .....    59,298,824         PAC         5.0        FIX     31396F M Y 6       May 15, 2032
HO .....    36,970,088         PAC         0.0        PO      31396F N 3 3  November 15, 2035
LI .....    36,970,088      NTL(PAC)       5.0      FIX/IO    31396F N A 7  November 15, 2035
OT .....    37,205,610         PAC         0.0        PO      31396F N L 3     April 15, 2034
OW......    19,051,382         SUP         0.0        PO      31396F N N 9  November 15, 2035
SP .....     8,571,429         SUP        (2)        INV/S    31396F P 3 1      July 15, 2022
UI .....    37,205,610      NTL(PAC)       5.0      FIX/IO    31396F P 7 2     April 15, 2034
YF .....    51,428,571         SUP        (2)         FLT     31396F P L 1      July 15, 2022
ZJ .....    35,256,907         SUP         6.0       FIX/Z    31396F P U 1  November 15, 2035
GROUP 7
JI .....    16,471,828      NTL(PAC)       5.0      FIX/IO    31396F N 8 2  November 15, 2035
OL .....    16,471,828         PAC         0.0        PO      31396F N K 5  November 15, 2035
OU .....    11,754,579         SUP         0.0        PO      31396F N M 1  November 15, 2035
WF......    31,730,571         SUP        (2)         FLT     31396F P E 7      July 15, 2022
WG......    58,153,097         PAC         5.0        FIX     31396F P F 4      June 15, 2023
WH......    61,163,392         PAC         5.0        FIX     31396F P G 2     March 15, 2031
WJ .....    42,661,981         PAC         5.0        FIX     31396F P H 0   October 15, 2034
YS .....     5,288,429         SUP        (2)        INV/S    31396F P M 9      July 15, 2022
ZY .....    21,753,893         SUP         6.0       FIX/Z    31396F P V 9  November 15, 2035
RESIDUAL
R ......             0         NPR         0.0        NPR     31396F N S 8  November 15, 2035
RS .....             0         NPR         0.0        NPR     31396F N U 3  November 15, 2035

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) See Appendix II to the Offering Circular and Payments -- Categories of Classes.
(2) See Terms Sheet -- Interest.

The Certificates may not be suitable investments for you. You should not purchase Certificates unless you have carefully considered and are able to bear the associated prepayment, interest rate, yield and market risks of investing in them. Certain Risk Considerations on page S-2 highlights some of these risks.

You should purchase Certificates only if you have read and understood this Supplement, the attached Offering Circular and the documents listed under Available Information.

We guarantee principal and interest payments on the Certificates. These payments are not guaranteed by and are not debts or obligations of the United States or any federal agency or instrumentality other than Freddie Mac. The Certificates are not tax-exempt. Because of applicable securities law exemptions, we have not registered the Certificates with any federal or state securities commission. No securities commission has reviewed this Supplement.

                            BEAR, STEARNS & CO. INC.
                                OCTOBER 18, 2005

                          CERTAIN RISK CONSIDERATIONS

     Although we guarantee the payments on the Certificates, and so bear the associated credit risk, as an investor you will bear the other risks of owning mortgage securities. This section highlights some of these risks. You should also read Risk Factors and Prepayment, Yield and Suitability Considerations in the Offering Circular for further discussions of these risks.

     THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR YOU. The Certificates are complex securities. You should not purchase Certificates unless you are able to understand and bear the associated prepayment, interest rate, yield and market risks.

     In particular, the Interest Only, Principal Only, Inverse Floating Rate, Toggle, Non-Sticky Jump, Support, Accrual and Residual Classes have special risks and are not suitable for all investors.

     PREPAYMENTS CAN REDUCE YOUR YIELD. The yield on your Certificates could be lower than you expect if:

        - You buy your Certificates at a premium over their principal amount and principal payments are faster than you expect.

        - You buy your Certificates at a discount to their principal amount and principal payments are slower than you expect. This is especially true for a Principal Only Class.

If you buy an Interest Only Class and prepayments are fast, you may not even recover your investment.

     LIBOR LEVELS CAN REDUCE YOUR YIELD IF YOU OWN A FLOATING RATE OR INVERSE FLOATING RATE CLASS. The yield on your Certificates could be lower than you expect if:

        - You buy a Floating Rate Class (including DS or OF) and LIBOR levels are lower than you expect.

        - You buy an Inverse Floating Rate Class (including DS or OF) and LIBOR levels are higher than you expect.

     If you buy an Interest Only Inverse Floating Rate Class, you may not even recover your investment if LIBOR levels are high or prepayments are fast. If you buy the Interest Only Floating Rate Class, you may not even recover your investment if LIBOR levels are low or prepayments are fast.

     THE CERTIFICATES ARE SUBJECT TO MARKET RISKS. You will bear all of the market risks of your investment. The market value of your Certificates will vary over time, primarily in response to changes in prevailing interest rates. If you sell your Certificates when their market value is low, you may experience significant losses. The underwriter named on the front cover (the "UNDERWRITER") intends to make a market for the purchase and sale of the Certificates after they are issued, but has no obligation to do so. A secondary market may not develop. Even if one does develop, it may not be liquid enough to allow you to sell your Certificates easily or at your desired price.

                            ------------------------

     Our Multiclass Certificates Offering Circular dated June 1, 2003 (the "OFFERING CIRCULAR"), attached to this Supplement, defines many of the terms we use in this Supplement.

                                  TERMS SHEET

     THIS TERMS SHEET CONTAINS SELECTED INFORMATION ABOUT THIS SERIES. YOU SHOULD REFER TO THE REMAINDER OF THIS SUPPLEMENT FOR FURTHER INFORMATION.

     In this Supplement, we refer to Classes only by their letter designations. For example, "R" refers to the R Class of this Series.

PAYMENT DATES

     We make payments of principal and interest on the Certificates on each monthly Payment Date beginning in December 2005.

FORM OF CLASSES

     Regular and MACR Classes:  Book-entry on Fed System

     Residual Classes:  Certificated

INTEREST

     The Fixed Rate Classes bear interest at the Class Coupons shown on the front cover and Appendix A.

     The following Classes are Principal Only Classes and do not bear interest.

GROUP          CLASSES
-----          -------
  1        {   CO
           {   PO

  2            EO

  5            OA*

           {   HO
           {   LO**
  6        {   OT
           {   OW

           {   OL
  7        {   OU

                            -------------------------------------------

                             * MACR Class.
                            ** MACR Class formed from REMIC Classes in Groups 6
                               and 7.

     The Floating Rate and Inverse Floating Rate Classes bear interest as shown in the following table. The initial Class Coupons apply only to the first Accrual Period. We determine LIBOR using the BBA Method.

                                                                                               CLASS COUPON SUBJECT TO
                       INITIAL CLASS                                                         ---------------------------
        CLASS             COUPON                       CLASS COUPON FORMULA                  MINIMUM RATE   MAXIMUM RATE
        -----          -------------   ----------------------------------------------------  ------------   ------------
GROUP 1
FM(1)................   4.36%          LIBOR + 0.5%                                          0.5%            7.0%
FN...................   4.31           LIBOR + 0.45%                                         0.45            7.0
LT...................   0.05           6.55% - LIBOR                                         0               0.05
SM...................   9.68           23.8333317% - (LIBOR X 3.6666664)                     0              23.8333317
SN(1)................   9.863333       24.016665% - (LIBOR X 3.6666664)                      0              24.016665
GROUP 2
FH(1)................   4.521249       LIBOR + 0.4%                                          0.4             7.0
FL...................   4.47125        LIBOR + 0.35%                                         0.35            7.0
FT(1)................   4.57125        LIBOR + 0.45%                                         0.45            7.0
FW...................   4.52125        LIBOR + 0.4%                                          0.4             7.0
HT...................   0.05           6.6% - LIBOR                                          0               0.05
NT...................   0.05           6.65% - LIBOR                                         0               0.05
SH...................   6.196875       16.5% - (LIBOR X 2.5)                                 0              16.5
SL(1)................   6.321875       16.625% - (LIBOR X 2.5)                               0              16.625
ST...................   8.9054166      24.0166667% - (LIBOR X 3.6666667)                     0              24.0166667
SW(1)................   9.08875        24.2% - (LIBOR X 3.6666667)                           0              24.2
GROUP 3
DS(1)................   6.41144194     If LIBOR is less than or equal to 6.5% or the      }
                                         Payment Date is in or before November 2011:      }
                                         12.5715323% - (LIBOR X 1.571451627)              }  0              13.67154846
                                       If LIBOR is greater than 6.5% and the Payment Date }
                                         is after November 2011: 13.67154846%             }

FI...................   0.0            If LIBOR is less than or equal to 6.5% or the      }
                                         Payment Date is in or before November 2011: 0.0% }  0               8.69994865
                                       If LIBOR is greater than 6.5% and the Payment Date }
                                         is after November 2011: LIBOR + 0.7%             }

JS...................   6.41144194     12.5715323% - (LIBOR X 1.571451627)                   0              12.5715323

OF...................   4.92           If LIBOR is less than or equal to 6.5% or the      }
                                         Payment Date is in or before November 2011: LIBOR}
                                       + 1.0%                                             }  0.3             8.99994865
                                       If LIBOR is greater than 6.5% and the Payment Date }
                                         is after November 2011: 0.3%                     }
GROUP 4
FC(2)................   0.0            If LIBOR is less than or equal to 7.0%: 0.0%       }  0              25.66666465
                                       If LIBOR is greater than 7.0%: 25.66666465%        }

SC(2)................   7.0            If LIBOR is less than or equal to 7.0%: 7.0%       }  0               7.0
                                       If LIBOR is greater than 7.0%: 0.0%                }
GROUP 5
CF...................   4.52           LIBOR + 0.45%                                         0.45            5.0
CS...................   0.48           4.55% - LIBOR                                         0               4.55

GROUP 6
JF(3)................   4.49           LIBOR + 0.4%                                          0.4             7.0
QS(3)................  15.06           39.5999971% - (LIBOR X 5.9999996)                     0              39.5999971
SP...................  15.06           39.5999997% - (LIBOR X 5.9999997)                     0              39.5999997
YF...................   4.49           LIBOR + 0.4%                                          0.4             7.0

GROUP 7
WF...................   4.49           LIBOR + 0.4%                                          0.4             7.0
YS...................  15.06           39.5999963% - (LIBOR X 5.9999994)                     0              39.5999963

---------------
(1) MACR Class.
(2) Delay Class.
(3) MACR Class formed from REMIC Classes in Groups 6 and 7.

     See Appendix V to the Offering Circular and Payments -- Interest.

NOTIONAL CLASSES

           ORIGINAL NOTIONAL
  CLASS    PRINCIPAL AMOUNT    REDUCES PROPORTIONATELY WITH
  -----    -----------------   ----------------------------
GROUP 1
  LT          $29,322,071       FN (SC/NSJ/SEQ)
  MI            3,731,900       FN (SC/NSJ/SEQ)
GROUP 2
  HT          $39,290,614       FW (SC/TAC III)
  NT           50,000,000       FL (SC/TAC I)
  TI            4,167,186       FW (SC/TAC III)
GROUP 3
  FI          $60,000,000       OF (TAC)
  GI*          10,355,484       BC (PAC)
GROUP 5
  BI          $21,721,375       Group 5 Assets
  CS           75,000,000       CF (TAC)
GROUP 6
  LI          $36,970,088       HO (PAC)
  UI           37,205,610       OT (PAC)
GROUP 7
  JI          $16,471,828       OL (PAC)

     --------------------
     * MACR Class.

     See Payments -- Interest -- Notional Classes.

MACR CLASSES

     This Series includes MACR Classes. Appendix A shows the characteristics of the MACR Classes and the Combinations of REMIC and MACR Classes.

     See Appendix III to the Offering Circular for a description of MACR Certificates and exchange procedures and fees.

PRINCIPAL

     REMIC CLASSES

     On each Payment Date, we pay:


                                    GROUP 1

SC/NSJ/        {       - The VZ Accrual Amount to FN and SM, pro rata, until retired, and then
SEQUENTIAL     {         to VZ
PAY AND
ACCRUAL

                       - The Z Accrual Amount in the following order of priority:

SC/NSJ/        {         1. To FN and SM, pro rata, until retired
SEQUENTIAL     {         2. To VZ, until retired
PAY            {

ACCRUAL        {         3. To Z

SC/NSJ/        {       - 16.6666702541% of the Group 1 Asset Principal Amount attributable to
PASS-          {         2916-OF, 2916-Q and 2931-CW to PO, until retired
THROUGH

SC/PASS-       {       - 16.6666677419% of the Group 1 Asset Principal Amount attributable to
THROUGH        {         2931-G, 2931-OL and 3036-YX to CO, until retired

                         - The remaining Group 1 Asset Principal Amount in the following order of priority:
SC/NSJ/        {           1. To FN and SM, pro rata, until retired
SEQUENTIAL     {           2. To VZ and Z, in that order, until retired
PAY            {

                                                     GROUP 2
SC/TYPE I      {         - The ZC Accrual Amount to FL and SH, pro rata, until reduced to their
TAC AND        {           Aggregate Targeted Balance, and then to ZC
ACCRUAL        {

SC/TYPE III    {         - The ZA Accrual Amount to FW and ST, pro rata, until reduced to their
TAC AND        {           Aggregate Targeted Balance, and then to ZA
ACCRUAL        {


               {         - The ZB Accrual Amount in the following order of priority:

SC/            {           1. To FW and ST, pro rata, until reduced to their Aggregate Targeted Balance
TYPE III TAC   {

SC/SUPPORT     {           2. To ZA, until retired

ACCRUAL        {           3. To ZB

                         - The Group 2 Asset Principal Amount in the following order of priority:

                           1. To the Type I and Type II TAC Classes, until reduced to their
                              Aggregate Targeted Balance, allocated as follows:

SC/            {             a. To FL and SH, pro rata, until reduced to their Aggregate Targeted Balance
TYPE I TAC     {

SC/            {             b. To ZC, while outstanding
TYPE II TAC    {

SC/            {             c. To FL and SH, pro rata, while outstanding
TYPE I TAC     {
                           2. Concurrently:

SC/SUPPORT     {             a. 16.6666671957% to EO, until retired

                             b. 83.3333328043% as follows:

SC/            {               i. To FW and ST, pro rata, until reduced to their Aggregate Targeted Balance
TYPE III TAC   {

SC/SUPPORT     {               ii. To ZA and ZB, in that order, until retired

SC/
TYPE III TAC   {               iii. To FW and ST, pro rata, until retired

SC/TYPE I      {            3. To the Type I and Type II TAC Classes as described in step 1 above,
TAC AND SC/    {               but without regard to the Aggregate Targeted Balance for all such
TYPE II TAC    {               Classes, until retired

                                                     GROUP 3

                         - The Group 3 Asset Principal Amount and the LZ, MZ and ZH Accrual
                           Amounts in the following order of priority:

PAC            {              1. Beginning in December 2007, to BC, until reduced to its Targeted Balance

TAC            {              2. To JS and OF, pro rata, until reduced to their Aggregate Targeted Balance


SUPPORT        {      3. To LZ and MZ, in that order, until retired

TAC            {      4. To JS and OF, pro rata, until retired

PAC            {      5. To BC, until retired

SEQUENTIAL     {      6. To ZH, until retired
PAY            {
                                                GROUP 4

                    - The Group 4 Asset Principal Amount in the following order of priority:

SC/            {      1. Up to 95.71469908% to FC and SC, pro rata, until retired
SEQUENTIAL     {
PAY            {      2. To A, until retired

                                                GROUP 5

                    - The Group 5 Asset Principal Amount and the AZ Accrual Amount in the
                      following order of priority:

PAC            {      1. Beginning in October 2009, to BG and BH, in that order, until
               {         reduced to their Aggregate Targeted Balance

               {      2. To CF, until reduced to its Targeted Balance
TAC            {
               {      3. Beginning in December 2010, to CW, until reduced to its Targeted Balance

SUPPORT        {      4. To AZ, until retired

               {      5. To CF, until retired
TAC            {
               {      6. To CW, until retired

PAC            {      7. To BG and BH, in that order, until retired

                                                GROUP 6

SUPPORT        {    - The ZJ Accrual Amount to SP and YF, pro rata, until retired, and then to ZJ
AND ACCRUAL    {

                    - The Group 6 Asset Principal Amount in the following order of priority:

PAC            {      1. To HA, HB, OT and HO, in that order, until reduced to their
               {         Aggregate Targeted Balance

               {      2. Concurrently:
               {
               {        a. 16.6666671041% to OW, until retired
               {
SUPPORT        {        b. 83.3333328959% as follows:
               {
               {          i. To SP and YF, pro rata, until retired
               {
               {          ii. To ZJ, until retired

PAC            {      3. To HA, HB, OT and HO, in that order, until retired

                                                GROUP 7

SUPPORT        {     - The ZY Accrual Amount to WF and YS, pro rata, until retired, and then to ZY
AND ACCRUAL    {

                      - The Group 7 Asset Principal Amount in the following order of priority:

PAC          {          1. To WG, WH, WJ and OL, in that order, until reduced to their
             {             Aggregate Targeted Balance

             {          2. Concurrently:
             {
             {            a. 16.6666671393% to OU, until retired
             {
SUPPORT      {            b. 83.3333328607% as follows:
             {
             {               i. To WF and YS, pro rata, until retired
             {
             {               ii. To ZY, until retired

PAC          {          3. To WG, WH, WJ and OL, in that order, until retired


     The "AGGREGATE TARGETED BALANCES" and "TARGETED BALANCES" are in Appendix
B. They were calculated using the following Structuring Ranges and Rates.

                                                       STRUCTURING RANGE OR RATE
                                                       -------------------------
GROUP 2
  Type I TAC.........................................                103% PSA*
  Type I and II TAC (Aggregate)......................                162% PSA
  Type III TAC.......................................                162% PSA
GROUP 3
  PAC................................................     100% PSA - 500% PSA
  TAC................................................                213% PSA
GROUP 5
  PAC................................................     100% PSA - 450% PSA
  TAC (CF)...........................................                302% PSA
  TAC (CW)...........................................                302% PSA
GROUP 6
  PAC................................................     100% PSA - 250% PSA
GROUP 7
  PAC................................................     100% PSA - 250% PSA

     -------------------------
     * These Classes have no Effective Range or Rate with respect to this Aggregate Targeted Balances schedule.

     See Payments -- Principal and Prepayment and Yield Analysis.

     MACR CLASSES

     On each Payment Date when MACR Certificates are outstanding, we allocate principal payments from the applicable REMIC Certificates to the related MACR Certificates that are entitled to principal, as described under MACR Certificates in the Offering Circular.

REMIC STATUS

     We will form an Upper-Tier REMIC Pool and a Lower-Tier REMIC Pool for this Series. We will elect to treat each REMIC Pool as a REMIC under the Code. R and RS will be "RESIDUAL CLASSES" and the other Classes shown on the front cover will be "REGULAR CLASSES." The Residual Classes will be subject to transfer restrictions. See Certain Federal Income Tax Consequences in this Supplement and the Offering Circular.

WEIGHTED AVERAGE LIVES (IN YEARS)*

     Group 1

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   150%   300%   400%
                                 --    ----   ----   ----   ----
CO............................   27.1   21.3   14.8    1.9    1.3

                                                                      CPR
                                                                   PREPAYMENT
                                    PSA PREPAYMENT ASSUMPTION      ASSUMPTION
                                ---------------------------------  ----------
                                 0%    100%   150%   300%   400%      6.0%
                                 --    ----   ----   ----   ----      ----
FM, FN, LT, MI, SM, SN, VJ, VK
  and VL......................    7.0    7.0    5.3    1.4    1.0      7.0
PO............................   27.6   23.6   19.0    2.4    1.5     23.5
VZ............................   16.0   15.5   11.1    2.1    1.5     15.3
Z.............................   27.3   22.6   19.5    2.9    1.9     22.5
Group 1 Assets................   27.3   21.9   15.9    2.1    1.4     21.8

     Group 2

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   160%   300%   400%
                                 --    ----   ----   ----   ----
EO............................   25.3   15.5    6.7    2.3    1.7
FH, FL, NT, SH, SL and XE.....   10.9    5.9    1.3    1.3    1.3
FT, FW, HT, ST, SW, TI, VB and
  VE..........................    6.0    6.0    3.1    2.7    2.0
ZA............................   11.6   11.6    4.6    0.7    0.7
ZB............................   25.3   15.6    8.5    2.0    1.4
ZC............................   23.0   11.9    0.3    0.3    0.3
Group 2 Assets................   20.6   12.2    4.7    1.9    1.5

     Group 3

                                       PSA PREPAYMENT ASSUMPTION
                                ----------------------------------------
                                 0%    100%   150%   300%   500%   700%
                                 --    ----   ----   ----   ----   ----
BC, CN, CP, CQ, CT and GI.....   10.5    5.0    5.0    5.0    5.0    4.2
DS, FI, JS and OF.............   21.2   10.2    7.4    5.4    2.4    1.4
LZ............................   27.3   20.4   17.6    0.6    0.2    0.1
MZ............................   29.1   25.2   23.0    1.6    0.6    0.4
ZG............................   28.3   23.3   20.8    1.1    0.4    0.2
ZH............................   30.0   28.8   28.6   25.9   18.9   13.7
Group 3 Assets................   20.5   10.6    8.5    5.1    3.2    2.3

     Group 4

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   220%   350%   500%
                                 --    ----   ----   ----   ----
A.............................   27.4   23.3   14.6    6.8    2.2
FC and SC.....................   24.2   13.8    3.5    1.9    1.3
Group 4 Assets................   24.8   15.6    5.6    2.8    1.4

     Group 5

                                       PSA PREPAYMENT ASSUMPTION
                                ----------------------------------------
                                 0%    100%   150%   300%   450%   700%
                                 --    ----   ----   ----   ----   ----
AG, CU, CW and OA.............   28.5   21.7   18.3    9.5    3.7    2.3
AZ............................   29.6   26.6   25.1   18.7    0.1    0.1
BG............................   10.8    6.0    6.0    6.0    6.0    3.7
BH............................   16.7   12.0   12.0   12.0   12.0    7.4
BI and Group 5 Assets.........   20.8   10.5    8.3    4.9    3.3    2.1
CF and CS.....................   21.9    8.3    5.5    2.0    1.5    1.0
PA............................   11.9    7.1    7.1    7.1    7.1    4.4

     -------------------------
     * We calculate weighted average lives based on the assumptions described in Prepayment and Yield Analysis. The actual weighted average lives are likely to differ from those shown, perhaps significantly.

     Group 6

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   131%   250%   400%
                                 --    ----   ----   ----   ----
HA............................   11.8    3.0    3.0    3.0    2.3
HB............................   21.0    7.7    7.7    7.7    4.9
HC, OT and UI.................   23.6   11.0   11.0   11.0    7.0
HD, HO and LI.................   25.3   17.2   17.2   17.2   11.5
HV**, JF** and QS**...........    9.7    8.6    4.9    1.3    0.7
HZ**..........................   28.1   20.4   18.5    4.2    1.8
LO**..........................   28.1   18.8   14.0    2.5    1.1
OW............................   28.1   18.7   13.9    2.4    1.1
SP and YF....................    9.7    8.6    4.8    1.2    0.7
ZJ............................   28.1   20.3   18.4    4.0    1.7
Group 6 Assets................   20.2   10.2    8.8    5.6    3.6

     Group 7

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   131%   250%   400%
                                 --    ----   ----   ----   ----
JI, OL and WK.................   25.6   18.8   18.8   18.8   12.9
OU............................   28.1   18.9   14.1    2.6    1.2
WF and YS.....................    9.7    8.7    4.9    1.4    0.7
WG............................    8.6    2.0    2.0    2.0    1.9
WH............................   18.4    6.0    6.0    6.0    4.1
WJ............................   23.4   11.0   11.0   11.0    7.2
ZY............................   28.1   20.6   18.6    4.3    2.0
Group 7 Assets................   20.2   10.4    9.1    5.8    3.9

     -------------------------
     ** MACR Class formed from REMIC Classes in Groups 6 and 7.

THE ASSETS

     The Group 1, 2 and 4 Assets (the "MULTICLASS ASSETS") consist of:

                    PERCENTAGE OF                   CLASS FACTOR
                    CLASS IN THIS     BALANCE IN    FOR MONTH OF                      PRINCIPAL/
GROUP     CLASS        SERIES        THIS SERIES    CLOSING DATE   CLASS COUPON     INTEREST TYPE      FINAL PAYMENT DATE
-----   ----------  -------------    ------------   ------------   ------------   ------------------   ------------------
    {   2916-OF         100%         $  5,194,767    0.99992765        (1)        NSJ/TAC II/FLT/DLY     January 15, 2035
    {   2916-Q           100           12,986,917    0.99992765        (1)        NSJ/TAC II/INV/DLY     January 15, 2035
1   {   2931-CW     93.5156858339       5,047,641    1.00000000        5.0             TAC/FIX          February 15, 2035
    {   2931-G        42.666668        10,666,667    1.00000000        (1)          TAC/INV/T/DLY        January 15, 2035
    {   2931-OL(2)    42.666666        21,333,333    1.00000000        (1)          TAC/FLT/T/DLY        January 15, 2035
    {   3036-YX(3)       100           30,000,000    1.00000000        5.0            SC/PT/FIX          January 15, 2035

2   {   3036-XT(2)       100          200,007,484    0.98251404        5.0            TAC I/FIX             July 15, 2034

    {   3008-UM(2)  96.6234160407      12,315,684    0.96714975        5.5            PAC II/FIX            July 15, 2035
4   {   3008-YW          100            6,665,577    0.84246235        5.5             SUP/FIX              July 15, 2035
    {   3036-BT(2)  18.9870350752      12,336,563    0.93018782        5.5             SUP/FIX         September 15, 2035

---------------

(1) See the applicable Multiclass Asset Offering Circular.
(2) MACR Class.
(3) Backed by 2931-G (TAC/INV/T/DLY) and 2931-OL (TAC/FLT/T/DLY).

     The Group 3, 5, 6 and 7 Assets (the "PC ASSETS") consist of Freddie Mac PCs having the following characteristics:

                            ORIGINAL TERM
GROUP   PRINCIPAL BALANCE    (IN YEARS)     INTEREST RATE
-----   -----------------   -------------   -------------
3         $165,600,000           30              5.5%
5          130,328,252           30              6.0
6          400,000,000           30              5.0
7          248,977,770           30              5.0

     See General Information -- Structure of Transaction and Exhibits I through IV.

 1

     We will publish a Supplemental Statement applicable to this Series shortly after the Closing Date. The Supplemental Statement will contain a schedule of the Assets and other information. See Available Information.

MORTGAGE CHARACTERISTICS (AS OF NOVEMBER 1, 2005)

     PC ASSETS -- ASSUMED MORTGAGE CHARACTERISTICS

                             REMAINING TERM                                    PER ANNUM
                              TO MATURITY       LOAN AGE       PER ANNUM     INTEREST RATE
GROUP   PRINCIPAL BALANCE     (IN MONTHS)      (IN MONTHS)   INTEREST RATE   OF RELATED PCS
-----   -----------------   ----------------   -----------   -------------   --------------
3         $165,600,000            348              10            5.95%            5.5%
5          130,328,252            341              15            6.45             6.0
6          400,000,000            340              16            5.55             5.0

     {    $124,488,885            327              29            5.55             5.0
     {     124,488,885            357               2            5.55             5.0
7    {    ------------
     {    $248,977,770            342*            16*            5.55*
     {    ============

     --------------------
     * Weighted average by principal balance.

     MULTICLASS ASSETS -- MORTGAGE CHARACTERISTICS

                  WEIGHTED AVERAGE
                   REMAINING TERM    WEIGHTED AVERAGE   WEIGHTED AVERAGE     PER ANNUM
                    TO MATURITY          LOAN AGE          PER ANNUM       INTEREST RATE
GROUP   SERIES      (IN MONTHS)        (IN MONTHS)       INTEREST RATE     OF RELATED PCS
-----  ---------  ----------------   ----------------   ----------------   --------------
1  {   2916             344                 13               5.518%             5.0%
   {   3036/2931        344                 13               5.581              5.0

2  {   3036             356                  3               5.585              5.0

4  {   3008             343                 14               5.935              5.5
   {   3036             346                 12               5.898              5.5

     The actual characteristics of the Mortgages differ from those shown, in some cases significantly.

     See General Information -- The Mortgages.

                             AVAILABLE INFORMATION

     You should purchase Certificates only if you have read and understood this Supplement, the Offering Circular and the following documents:

        - Our Mortgage Participation Certificates Offering Circular dated October 14, 2005, which describes Gold PCs generally.

        - Our Giant and Other Pass-Through Certificates Offering Circular dated September 1, 2005, which describes Gold Giant PCs generally.

        - If you are investing in a Group 1, 2 or 4 Class, our Offering Circular Supplements for the related Multiclass Assets (each, a "MULTICLASS ASSET OFFERING CIRCULAR"), the front covers, Terms Sheets and (if applicable) MACR tables from which are in Exhibits I through IV.

        - Our Information Statement dated June 14, 2005 and any subsequent Information Statement and Information Statement Supplements published through the time of purchase.

     This Supplement incorporates by reference the documents listed above. We will also publish a Supplemental Statement applicable to this Series shortly after the Closing Date. The Supplemental Statement will contain a schedule of the Assets and other information. You should rely only on the most current information provided or incorporated by reference in this Supplement and any applicable Supplemental Statement.

     You can obtain the documents listed above, the Agreement and current information concerning the Assets and the Certificates from our Investor Inquiry Department or our Internet Web-Site as described on page 3 of the Offering Circular. You can also obtain the documents listed above from the Underwriter at:

                            Bear, Stearns & Co. Inc.
                           c/o ADP Financial Services
                             Prospectus Department
                            1155 Long Island Avenue
                            Edgewood, New York 11717
                                 (631) 254-7106

                              GENERAL INFORMATION

THE AGREEMENT

     We will create the Certificates under the Multiclass Certificates Agreement dated June 1, 2003 and a Terms Supplement dated the Closing Date (together, the "AGREEMENT").

     You should refer to the Agreement for a complete description of your rights and obligations and those of Freddie Mac. You will acquire your Certificates subject to the terms and conditions of the Agreement, including the Terms Supplement.

FORM OF CERTIFICATES

     The Regular and MACR Classes are issued, held and transferable on the Fed System. The Residual Classes are issued and held in certificated form and are transferable at the office of the Registrar.

     Only a Fed Participant can be a Holder of a Regular or MACR Class. As an investor in Certificates, you are not necessarily the Holder.

     See Description of Certificates -- Form, Holders and Payment Procedures in the Offering Circular.

DENOMINATIONS OF CERTIFICATES

     The Non-Sticky Jump, Inverse Floating Rate and Toggle Classes will be issued, and may be held and transferred, in minimum original principal or notional principal amounts of $100,000 and additional increments of $1. See Description of Certificates -- Form, Holders and Payment Procedures in the Offering Circular for the minimum denominations of the other Classes.

STRUCTURE OF TRANSACTION

     General

     This Series is a Double-Tier Series, structured as follows:

REMIC POOL  CLASSES ISSUED FROM REMIC POOL         REMIC POOL ASSETS
----------  ------------------------------         -----------------
Upper-Tier   All Regular Classes and R      All Lower-Tier regular interests
Lower-Tier              RS                             The Assets

     See Description of Certificates -- REMIC Pool Structures in the Offering Circular.

     The PC Assets

     The PC Assets are Gold PCs and/or Gold Giant PCs.

     The Multiclass Assets

     The Multiclass Assets consist of previously issued Freddie Mac REMIC and MACR Classes, which represent interests in their underlying PCs.

     For additional information about the Multiclass Assets, see the Multiclass Asset Offering Circulars and other related information on our Internet Web-Site. We have attached the front covers, Terms Sheets and (if applicable) MACR tables from the Multiclass Asset Offering Circulars as Exhibits to this Supplement.

     There may have been material changes since we prepared the Multiclass Asset Offering Circulars, including changes in prepayment rates, prevailing interest rates and other economic factors. These changes may limit the usefulness of, and be inconsistent with the assumptions used in preparing, the Multiclass Asset Offering Circulars.

THE MORTGAGES

     The Mortgages underlying the Assets (the "MORTGAGES") are fixed-rate, first lien residential mortgages and mortgage participations.

     For purposes of this Supplement, we have made certain assumptions regarding the Mortgages underlying the PC Assets, as shown under Terms Sheet -- Mortgage Characteristics. The weighted average remaining terms to maturity, weighted average loan ages and weighted average interest rates of the Mortgages underlying the Multiclass Assets, as of November 1, 2005, are shown under Terms Sheet -- Mortgage Characteristics. However, the actual characteristics of most of the Mortgages differ from those assumed or shown, perhaps significantly. This is the case even if the weighted average characteristics of the Mortgages are the same as those of mortgages having the characteristics assumed or shown.

     We may furnish some or all of the Assets from our own portfolio. Assets from our portfolio, or from other sources, may emphasize specific Mortgage characteristics, such as loan purpose, source of origination, geographic distribution or loan size, or specific borrower characteristics, such as credit rating or equity in the property. You can obtain information about the underlying Mortgage characteristics for the Assets from our Internet Web-Site.

                                    PAYMENTS

PAYMENT DATES; RECORD DATES

     We make payments of principal and interest on the Certificates on each Payment Date, beginning in the month following the Closing Date. A "PAYMENT DATE" is the 15th of each month or, if the 15th is not a Business Day, the next Business Day.

     On each Payment Date, any payment on a Certificate is made to the Holder of record as of the end of the preceding calendar month (a "RECORD DATE").

METHOD OF PAYMENT

     You will receive payments on your Certificates in the manner described under Description of Certificates -- Form, Holders and Payment Procedures in the Offering Circular.

CATEGORIES OF CLASSES

     For purposes of principal and interest payments, we have categorized the Classes as shown under "Principal Type" and "Interest Type" on the front cover and Appendix A. Appendix II to the Offering Circular explains the abbreviations used for categories of Classes.

     The following definitions also apply to certain Classes of this Series:

FREDDIE MAC
  STANDARD
ABBREVIATION  CATEGORY OF CLASS                          DEFINITION
------------  -----------------                          ----------
    NSJ        Non-Sticky Jump     Classes whose principal payment priorities change
                                   temporarily upon the occurrence of a single "trigger"
                                   or priority-changing condition. A Non-Sticky Jump
                                   Class "jumps" or is "jumped" (changes its principal
                                   payment priority to its new priority) on each Payment
                                   Date when the condition is met and reverts to its
                                   original priority (does not "stick" to the new
                                   priority) on each Payment Date when the condition is
                                   not met.
     S        Structured Formula   Floating Rate and Inverse Floating Rate Classes with
                                   Class Coupons that are periodically reset using a
                                   formula other than an Index (without any multiplier)
                                   plus a constant, in the case of Floating Rate Classes,
                                   or a constant minus an Index (without any multiplier),
                                   in the case of Inverse Floating Rate Classes, and
                                   which are not designated as Toggle Classes.
     T              Toggle         Floating Rate and Inverse Floating Rate Classes with
                                   Class Coupons that change significantly as a result of
                                   very small changes in the applicable Index. The change
                                   in Class Coupon may not be a continuous function of
                                   changes in the Index; rather, a change in the Index
                                   may result in a "shift" from a predetermined rate or
                                   formula to a different predetermined rate or formula.

INTEREST

     We pay 30 days' interest on each Payment Date to the Holders of each Class on which interest has accrued, except that the Accrual Classes receive payments as described below. We calculate each interest payment on the outstanding balance of the Class as of the related Record Date and on the basis of a 360-day year of twelve 30-day months.

     Accrual Period

     The "ACCRUAL PERIOD" for each Payment Date is:

        - For Fixed Rate and Delay Classes -- the preceding calendar month.

        - For Floating Rate and Inverse Floating Rate Classes other than Delay Classes -- from the 15th of the preceding month to the 15th of the month of that Payment Date.

     Fixed Rate Classes

     The Fixed Rate Classes bear interest at the Class Coupons shown on the front cover and Appendix A.

     Principal Only Classes

     The Principal Only Classes are shown under Terms Sheet -- Interest. They do not bear interest.

     Notional Classes

     The Notional Classes do not receive principal payments. For calculating interest payments, the Notional Classes have notional principal amounts that will reduce as shown under Terms Sheet -- Notional Classes.

     Floating Rate and Inverse Floating Rate Classes

     The Floating Rate and Inverse Floating Rate Classes bear interest as shown under Terms Sheet -- Interest. Their Class Coupons are based on one-month LIBOR.

     We determine LIBOR and calculate the Class Coupons for the Floating Rate and Inverse Floating Rate Classes as described in Appendix V to the Offering Circular.

     Accrual Classes

     AZ, HZ, LZ, MZ, VZ, Z, ZA, ZB, ZC, ZG, ZH, ZJ and ZY are Accrual Classes. The Accrual Classes do not receive interest payments; rather, interest accrued on each Accrual Class during each Accrual Period is added to its principal amount on the related Payment Date. We pay principal on each Accrual Class, including accrued interest that has been added to its principal amount, as described under Terms Sheet -- Principal.

PRINCIPAL

     We pay principal on each Payment Date to the Holders of the Classes on which principal is then due. Holders receive principal payments on a pro rata basis among the Certificates of their Class.

     Amount of Payments

     The principal payments on the Certificates on each Payment Date equal:

        - The amount of interest accrued on each REMIC Accrual Class during the related Accrual Period and not payable as interest on that Payment Date (the "AZ ACCRUAL AMOUNT," the "LZ ACCRUAL AMOUNT" and so forth).

        - The amount of principal required to be paid in the same month on the Assets of each Group (the "GROUP 1 ASSET PRINCIPAL AMOUNT," the "GROUP 2 ASSET PRINCIPAL AMOUNT" and so forth).

     Allocation of Payments

     On each Payment Date, we pay the Accrual Amounts and the Asset Principal Amounts for that Payment Date as described under Terms Sheet -- Principal. Principal allocable to the REMIC Classes receiving payments from a particular Asset Group will be allocated only to those REMIC Classes and will not be available for REMIC Classes receiving payments from the other Asset Groups.

CLASS FACTORS

     General

     We make Class Factors available on or about the fifth business day of each month after the Closing Date. See Description of Certificates -- Payments -- Class Factors in the Offering Circular.

     Use of Factors

     You can calculate principal and interest payments by using the Class
Factors.

     For example, the reduction (or for an Accrual Class, the increase) in the balance of a Certificate in February will equal its original balance times the difference between its January and February Class Factors. The amount of interest to be paid on (or for an Accrual Class, added to the principal amount of) a Certificate in February will equal 30 days' interest at its Class Coupon, accrued during the related Accrual Period, on the balance of that Certificate determined by its January Class Factor.

GUARANTEES

     We guarantee to each Holder of a Certificate the timely payment of interest at its Class Coupon and the payment of its principal amount as described in this Supplement. See Description of Certificates -- Payments -- Guarantees in the Offering Circular.

1% CLEAN-UP CALL

     We have a 1% Clean-up Call Right. If we exercise this right, all of the Classes then outstanding will be paid in full and will retire. The Group 1 and 4 Assets may, and the Group 2 Assets will not, become subject to the similar 1% Clean-up Call Rights in their Series. See Description of
Certificates -- Payments -- 1% Clean-up Call in the Offering Circular.

RESIDUAL PROCEEDS

     Upon surrender of their Certificates to the Registrar, the Holders of each Residual Class will receive the proceeds of any remaining assets of the related REMIC Pool after all required principal and interest payments on the Classes have been made. Any remaining assets are likely to be insignificant. See Description of Certificates -- Payments -- Residual Classes in the Offering Circular.

                         PREPAYMENT AND YIELD ANALYSIS

GENERAL

     Mortgage Prepayments

     The rates of principal payments on the Assets and the Certificates will depend on the rates of principal payments, including prepayments, on the underlying Mortgages. The Mortgages are subject to prepayment at any time without penalty. Mortgage prepayment rates fluctuate continuously and, in some market conditions, substantially. See Prepayment, Yield and Suitability Considerations -- Prepayments in the Offering Circular for a discussion of Mortgage prepayment considerations and risks.

     Yield

     As an investor in the Certificates, your yield will depend on:

        - Your purchase price.

        - The rate of principal payments on the underlying Mortgages.

        - The actual characteristics of the underlying Mortgages.

        - If you own a Floating Rate or Inverse Floating Rate Class, the level of LIBOR.

        - If you own a Fixed Rate or Delay Class, the delay between its Accrual Period and the related Payment Date.

        - If you own a Group 1, 2 or 4 Class, the payment priorities of the related Multiclass Assets in their own Series, as described in the Terms Sheets of the Multiclass Asset Offering Circulars.

     See Prepayment, Yield and Suitability Considerations -- Yields in the Offering Circular for a discussion of yield considerations and risks.

     Suitability

     The Certificates may not be suitable investments for you. See Prepayment, Yield and Suitability Considerations -- Suitability in the Offering Circular for a discussion of suitability considerations and risks.

     Modeling Assumptions

     To prepare the tables in this Supplement, we have made several assumptions. Unless otherwise noted, each table employs the following assumptions (the "MODELING ASSUMPTIONS"), among others:

        - The Mortgages underlying the PC Assets have the characteristics shown under Terms Sheet -- Mortgage Characteristics.

        - As of November 1, 2005, each Mortgage underlying the Multiclass Assets has a remaining term to maturity equal to the weighted average remaining term to maturity, a loan age equal to the weighted average loan age, and an interest rate equal to the weighted average interest rate, of all the Mortgages underlying the same PC.

        - As of the Closing Date, the Assets have the balances shown under Terms Sheet -- The Assets.

        - The Multiclass Assets receive payments as described in the Multiclass Asset Offering Circulars.

        - The Classes and Assets always receive payments on the 15th of the month, whether or not a Business Day.

        - We do not exercise our 1% Clean-up Call Right.

        - Each Class is outstanding from the Closing Date to retirement and no exchanges occur.

     The Modeling Assumptions, like any other stated assumptions, are likely to differ from actual experience in many cases. For example, the Mortgages have characteristics more diverse than those assumed, many Payment Dates will occur on a Business Day after the dates assumed and we may exercise our 1% Clean-up Call Right. Moreover, Mortgage prepayment rates will differ from the percentages of PSA and CPR shown in the tables. These differences will affect the actual payment behavior, weighted average lives and yields of the Classes, perhaps significantly.

     See Prepayment, Yield and Suitability Considerations -- Tabular Information in Supplements in the Offering Circular for descriptions of weighted average life and yield calculations and the PSA and CPR prepayment models.

PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

     PAC and TAC Classes

     Principal payments on the PAC and TAC Classes should be more stable than would be the case if they did not receive such payments, to the extent of available principal, in accordance with their schedules. Moreover, they will have cumulative priorities for future payments if they fall behind their schedules. Based on the Modeling Assumptions, except as otherwise indicated below, each of these Classes has a range of constant Mortgage prepayment rates (an "EFFECTIVE RANGE") or a single constant Mortgage prepayment rate (an "EFFECTIVE RATE") at which it would receive scheduled payments. The Effective Range or Rate at any time depends on the actual or assumed characteristics of the underlying Mortgages at that time. Based on the Modeling Assumptions, except as otherwise indicated below, each PAC or TAC Class would receive scheduled payments until retirement if the underlying Mortgages were to prepay at any constant percentage of PSA within its initial Effective Range, or at its initial Effective Rate, shown in the following table.

                       INITIAL EFFECTIVE RANGES AND RATES

                       CLASS                             RANGE OR RATE
                       -----                         ---------------------
GROUP 2
  Type I TAC
     FH, FL, SH, SL and XE.........................         None(1)
     FH, FL, SH, SL and XE.........................    163% PSA - 378% PSA(2)
  Type II TAC
     ZC............................................  163% PSA - 1,667% PSA(2)
  Type III TAC
     FT, FW, ST, SW, VB and VE.....................    163% PSA - 240% PSA
GROUP 3
  PAC
     BC, CN, CP, CQ and CT.........................     93% PSA - 500% PSA
  TAC
     DS, JS and OF.................................        213% PSA
GROUP 5
  PAC
     BG and PA.....................................     98% PSA - 450% PSA
     BH............................................     57% PSA - 450% PSA
  TAC
     AG, CF, CU, CW and OA.........................        302% PSA
GROUP 6
  PAC
     HA............................................    100% PSA - 256% PSA
     HB............................................    100% PSA - 250% PSA
     HC and OT.....................................     98% PSA - 250% PSA
     HD and HO.....................................     83% PSA - 250% PSA
GROUP 7
  PAC
     OL and WK.....................................     74% PSA - 250% PSA
     WG............................................    100% PSA - 311% PSA
     WH and WJ.....................................    100% PSA - 250% PSA

     --------------------
     (1) Relates to the Aggregate Targeted Balances schedule for the Type I TAC Classes.
     (2) Relates to the Aggregate Targeted Balances schedule for the Type I and Type II TAC Classes.

     The initial Effective Ranges, if calculated using the actual characteristics of the Mortgages, could differ from those shown in the table. Even if the Mortgages were to prepay at a constant rate within the initial Effective Range shown for any Class, but near the upper or lower end of that Effective Range, that Class might not receive scheduled payments. Moreover, there may not be any constant prepayment rate, based on the actual characteristics of the Mortgages at which a TAC Class shown with an Effective Rate would receive scheduled payments.

     Non-constant prepayment rates can cause any Class not to receive scheduled payments, even if such rates remain within its Effective Range, if any, shown above. The Effective Ranges can narrow or "drift" upward or downward over time. Under many scenarios the Classes shown in the table, especially the TAC Classes, would not receive scheduled payments.

     Other Classes support the principal payment stability of the PAC and TAC Classes, as shown below. When its supporting Classes all retire, any outstanding PAC or TAC Class will become more sensitive to Mortgage prepayments and its Effective Range, if any, will no longer exist. If a TAC Class supports any other Class at that time, its principal payment behavior will become similar to that of a Support Class, as described below.

                               SUPPORTING CLASSES

               CLASSES                             SUPPORTED BY
               -------                             ------------
GROUP 2
  Type I TAC.........................  Type II TAC, Type III TAC and Support
  Type II TAC........................  Type III TAC and Support
  Type III TAC.......................  ZA and ZB
GROUP 3
  PAC...............................  TAC and Support
  TAC................................  Support
GROUP 5
  PAC................................  TAC and Support
  TAC................................  Support
GROUP 6
  PAC................................  Support
GROUP 7
  PAC................................  Support

     If the underlying Mortgages prepay at rates that are generally below the Effective Range or Rate for any Class, the available principal may be insufficient to produce scheduled payments on that Class and its weighted average life may extend, perhaps significantly. If the underlying Mortgages prepay at rates that are generally above the Effective Range or Rate for any Class, its weighted average life may shorten, perhaps significantly. However, the weighted average life of any PAC or TAC Class could extend (or shorten) under some scenarios, including "whipsaw" scenarios, involving Mortgage prepayments at rates that, on average, are above (or below) its Effective Range or Rate.

     We distribute all available principal monthly on each Payment Date and do not retain it for distribution on subsequent Payment Dates. As a result, the likelihood that the PAC and TAC Classes will receive scheduled payments will not benefit from averaging high and low principal payments in different months.

     Support Classes

     The Support Classes support the principal payment stability of the PAC and TAC Classes as described above. As a result, each Support Class is likely to be much more sensitive to Mortgage prepayments than is any Class it supports. The Support Classes may receive no principal payments from their related Asset Principal Amounts for extended periods of time, and their principal payment rates may vary widely from month to month. Relatively fast Mortgage prepayments may significantly shorten, and relatively slow Mortgage prepayments may significantly extend, the weighted average lives of the Support Classes.

     Sequential Pay Classes

     The Sequential Pay Classes receive principal payments from their related Assets in a prescribed sequence.

     Pass-Through Classes

     Each Pass-Through Class receives a specified portion of the principal payments made on specified Group 1 Assets. The sensitivity of each Pass-Through Class to prepayments on the underlying Mortgages is the same as that of its related Assets.

     The Multiclass Assets

     The Group 1 and 2 Assets are, or are backed by, TAC Classes which were structured to receive principal payments in accordance with schedules. Based on the Modeling Assumptions for this Series, these Classes currently have no Effective Rate. We cannot predict whether or for how long these Classes might receive scheduled payments.

     Certain of the Group 1 Assets are also Non-Sticky Jump Classes. For this reason, we have classified the Group 1 Classes that receive part of their payments from these Assets as Non-Sticky Jump Classes.

     The Group 4 Assets include a Type II PAC Class. This Class was structured to receive principal payments in accordance with a schedule. Based on the Modeling Assumptions for this Series, this Class no longer has an Effective Range or Rate. We cannot predict whether or for how long this Class might receive scheduled payments. The Group 4 Assets also include Support Classes. These Classes may receive no principal payments for extended periods of time and may receive principal payments that vary widely from month to month.

     See Prepayment and Yield Analysis in the Multiclass Asset Offering
Circulars.

     MACR Classes

     The payment characteristics of the MACR Classes reflect the payment characteristics of their related REMIC Classes.

DECLINING BALANCES TABLE

     The following table shows:

        - Percentages of original balances (as of the Closing Date) that would be outstanding after each of the Payment Dates shown at various percentages of PSA and CPR.

        - Corresponding weighted average lives.

     We have prepared this table using the Modeling Assumptions. However, for 0% PSA we have assumed that each Mortgage underlying the PC Assets (a) has an interest rate 2.5% higher than that of the related PCs and (b) has a remaining term to maturity of 360 months and a loan age of 0 months. We have calculated weighted average lives for each Notional Class assuming that a reduction in its notional principal amount is a reduction in principal balance.

    PERCENTAGES OF ORIGINAL BALANCES OUTSTANDING* AND WEIGHTED AVERAGE LIVES

                                    Group 1

                                                                                                                 FM, FN,
                                                                                                                 LT, MI,
                                                                                                               SM, SN, VJ,
                                                                                                                VK AND VL
                                                                          FM, FN, LT, MI, SM, SN, VJ, VK       -----------
                                                CO                                    AND VL                       CPR
                               -------------------------------------   -------------------------------------   PREPAYMENT
                                     PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION         ASSUMPTION
                               -------------------------------------   -------------------------------------   -----------
             DATE               0%     100%    150%    300%    400%     0%     100%    150%    300%    400%       6.0%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----------
Closing Date..................   100     100     100     100     100     100     100     100     100     100        100
November 15, 2006.............   100     100     100      93      72      94      94      94      84      47         94
November 15, 2007.............   100     100     100      45       3      89      89      89       0       0         89
November 15, 2008.............   100     100     100       7       0      82      82      82       0       0         82
November 15, 2009.............   100     100      96       0       0      76      76      69       0       0         76
November 15, 2010.............   100     100      90       0       0      68      68      54       0       0         68
November 15, 2011.............   100     100      86       0       0      61      61      40       0       0         61
November 15, 2012.............   100     100      84       0       0      53      53      27       0       0         53
November 15, 2013.............   100     100      83       0       0      44      44      17       0       0         44
November 15, 2014.............   100     100      81       0       0      35      35       5       0       0         35
November 15, 2015.............   100     100      77       0       0      26      26       0       0       0         26
November 15, 2016.............   100     100      73       0       0      16      16       0       0       0         16
November 15, 2017.............   100     100      68       0       0       5       5       0       0       0          5
November 15, 2018.............   100     100      62       0       0       0       0       0       0       0          0
November 15, 2019.............   100     100      57       0       0       0       0       0       0       0          0
November 15, 2020.............   100     100      51       0       0       0       0       0       0       0          0
November 15, 2021.............   100      98      45       0       0       0       0       0       0       0          0
November 15, 2022.............   100      89      39       0       0       0       0       0       0       0          0
November 15, 2023.............   100      79      34       0       0       0       0       0       0       0          0
November 15, 2024.............   100      70      28       0       0       0       0       0       0       0          0
November 15, 2025.............   100      61      23       0       0       0       0       0       0       0          0
November 15, 2026.............   100      51      19       0       0       0       0       0       0       0          0
November 15, 2027.............   100      43      14       0       0       0       0       0       0       0          0
November 15, 2028.............   100      34      10       0       0       0       0       0       0       0          0
November 15, 2029.............   100      26       6       0       0       0       0       0       0       0          0
November 15, 2030.............   100      18       3       0       0       0       0       0       0       0          0
November 15, 2031.............    87      11       0       0       0       0       0       0       0       0          0
November 15, 2032.............    54       4       0       0       0       0       0       0       0       0          0
November 15, 2033.............    21       0       0       0       0       0       0       0       0       0          0
November 15, 2034 and after...     0       0       0       0       0       0       0       0       0       0          0
Weighted Average
 Life (Years).................  27.1    21.3    14.8     1.9     1.3     7.0     7.0     5.3     1.4     1.0        7.0

                                                                           PO
                                                                       ----------
                                                PO                        CPR                        VZ
                               -------------------------------------   PREPAYMENT   -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION         ASSUMPTION         PSA PREPAYMENT ASSUMPTION
                               -------------------------------------   ----------   -------------------------------------
             DATE               0%     100%    150%    300%    400%       6.0%       0%     100%    150%    300%    400%
------------------------------ -----   -----   -----   -----   -----   ----------   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100       100        100     100     100     100     100
November 15, 2006.............   100     100     100     100      83       100        106     106     106     106     106
November 15, 2007.............   100     100     100      61      26       100        113     113     113      87       0
November 15, 2008.............   100     100     100      30       0       100        120     120     120       0       0
November 15, 2009.............   100     100     100       0       0       100        127     127     127       0       0
November 15, 2010.............   100     100      99       0       0       100        135     135     135       0       0
November 15, 2011.............   100     100      96       0       0       100        143     143     143       0       0
November 15, 2012.............   100     100      94       0       0       100        152     152     152       0       0
November 15, 2013.............   100     100      94       0       0       100        161     161     161       0       0
November 15, 2014.............   100     100      92       0       0       100        171     171     171       0       0
November 15, 2015.............   100     100      90       0       0       100        182     182     145       0       0
November 15, 2016.............   100     100      86       0       0       100        193     193      96       0       0
November 15, 2017.............   100     100      82       0       0       100        205     205      40       0       0
November 15, 2018.............   100     100      78       0       0       100        196     196       0       0       0
November 15, 2019.............   100     100      73       0       0       100        168     168       0       0       0
November 15, 2020.............   100     100      68       0       0       100        139     139       0       0       0
November 15, 2021.............   100     100      63       0       0       100        108      98       0       0       0
November 15, 2022.............   100      99      59       0       0        97         75      20       0       0       0
November 15, 2023.............   100      91      54       0       0        89         39       0       0       0       0
November 15, 2024.............   100      84      50       0       0        82          2       0       0       0       0
November 15, 2025.............   100      76      46       0       0        75          0       0       0       0       0
November 15, 2026.............   100      69      42       0       0        68          0       0       0       0       0
November 15, 2027.............   100      62      39       0       0        61          0       0       0       0       0
November 15, 2028.............   100      55      35       0       0        54          0       0       0       0       0
November 15, 2029.............   100      48      32       0       0        47          0       0       0       0       0
November 15, 2030.............   100      42      29       0       0        41          0       0       0       0       0
November 15, 2031.............    97      36      26       0       0        35          0       0       0       0       0
November 15, 2032.............    71      30      15       0       0        30          0       0       0       0       0
November 15, 2033.............    43      17       6       0       0        17          0       0       0       0       0
November 15, 2034 and after...     0       0       0       0       0         0          0       0       0       0       0
Weighted Average
 Life (Years).................  27.6    23.6    19.0     2.4     1.5      23.5       16.0    15.5    11.1     2.1     1.5

                                    VZ
                                ----------
                                   CPR
                                PREPAYMENT
                                ASSUMPTION
                                ----------
             DATE                  6.0%
------------------------------  ----------
Closing Date..................      100
November 15, 2006.............      106
November 15, 2007.............      113
November 15, 2008.............      120
November 15, 2009.............      127
November 15, 2010.............      135
November 15, 2011.............      143
November 15, 2012.............      152
November 15, 2013.............      161
November 15, 2014.............      171
November 15, 2015.............      182
November 15, 2016.............      193
November 15, 2017.............      205
November 15, 2018.............      196
November 15, 2019.............      168
November 15, 2020.............      139
November 15, 2021.............       81
November 15, 2022.............        0
November 15, 2023.............        0
November 15, 2024.............        0
November 15, 2025.............        0
November 15, 2026.............        0
November 15, 2027.............        0
November 15, 2028.............        0
November 15, 2029.............        0
November 15, 2030.............        0
November 15, 2031.............        0
November 15, 2032.............        0
November 15, 2033.............        0
November 15, 2034 and after...        0
Weighted Average
 Life (Years).................     15.3

---------------
* Rounded to nearest whole percentage.

                                                                           Z
                                                                       ----------
                                                 Z                        CPR                  GROUP 1 ASSETS
                               -------------------------------------   PREPAYMENT   -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION         ASSUMPTION         PSA PREPAYMENT ASSUMPTION
                               -------------------------------------   ----------   -------------------------------------
             DATE               0%     100%    150%    300%    400%       6.0%       0%     100%    150%    300%    400%
------------------------------ -----   -----   -----   -----   -----   ----------   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100       100        100     100     100     100     100
November 15, 2006.............   106     106     106     106     106       106        100     100     100      95      75
November 15, 2007.............   113     113     113     113      28       113        100     100     100      49       9
November 15, 2008.............   120     120     120      43       0       120        100     100     100      14       0
November 15, 2009.............   127     127     127       0       0       127        100     100      97       0       0
November 15, 2010.............   135     135     135       0       0       135        100     100      92       0       0
November 15, 2011.............   143     143     143       0       0       143        100     100      89       0       0
November 15, 2012.............   152     152     152       0       0       152        100     100      87       0       0
November 15, 2013.............   161     161     161       0       0       161        100     100      86       0       0
November 15, 2014.............   171     171     171       0       0       171        100     100      84       0       0
November 15, 2015.............   182     182     182       0       0       182        100     100      81       0       0
November 15, 2016.............   193     193     193       0       0       193        100     100      77       0       0
November 15, 2017.............   205     205     205       0       0       205        100     100      72       0       0
November 15, 2018.............   218     218     208       0       0       218        100     100      67       0       0
November 15, 2019.............   231     231     191       0       0       231        100     100      61       0       0
November 15, 2020.............   245     245     174       0       0       245        100     100      55       0       0
November 15, 2021.............   261     261     156       0       0       261        100      98      50       0       0
November 15, 2022.............   277     277     139       0       0       277        100      91      45       0       0
November 15, 2023.............   294     258     123       0       0       250        100      83      39       0       0
November 15, 2024.............   312     230     107       0       0       223        100      74      34       0       0
November 15, 2025.............   313     203      92       0       0       196        100      65      29       0       0
November 15, 2026.............   313     176      78       0       0       171        100      56      25       0       0
November 15, 2027.............   313     150      65       0       0       145        100      48      21       0       0
November 15, 2028.............   313     125      53       0       0       121        100      40      17       0       0
November 15, 2029.............   313     101      42       0       0        97        100      32      13       0       0
November 15, 2030.............   313      77      32       0       0        75        100      25      10       0       0
November 15, 2031.............   282      55      22       0       0        54         90      18       7       0       0
November 15, 2032.............   183      34      13       0       0        33         58      11       4       0       0
November 15, 2033.............    85      15       5       0       0        14         27       5       2       0       0
November 15, 2034 and after...     0       0       0       0       0         0          0       0       0       0       0
Weighted Average
 Life (Years).................  27.3    22.6    19.5     2.9     1.9      22.5       27.3    21.9    15.9     2.1     1.4


                                GROUP 1 ASSETS
                                --------------
                                CPR PREPAYMENT
                                  ASSUMPTION
                                --------------
             DATE                    6.0%
------------------------------  --------------
Closing Date..................        100
November 15, 2006.............        100
November 15, 2007.............        100
November 15, 2008.............        100
November 15, 2009.............        100
November 15, 2010.............        100
November 15, 2011.............        100
November 15, 2012.............        100
November 15, 2013.............        100
November 15, 2014.............        100
November 15, 2015.............        100
November 15, 2016.............        100
November 15, 2017.............        100
November 15, 2018.............        100
November 15, 2019.............        100
November 15, 2020.............        100
November 15, 2021.............         96
November 15, 2022.............         88
November 15, 2023.............         80
November 15, 2024.............         71
November 15, 2025.............         63
November 15, 2026.............         54
November 15, 2027.............         46
November 15, 2028.............         39
November 15, 2029.............         31
November 15, 2030.............         24
November 15, 2031.............         17
November 15, 2032.............         11
November 15, 2033.............          5
November 15, 2034 and after...          0
Weighted Average
 Life (Years).................       21.8

                                    Group 2

                                                EO                           FH, FL, NT, SH, SL AND XE
                               -------------------------------------   -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                               -------------------------------------   -------------------------------------
             DATE               0%     100%    160%    300%    400%     0%     100%    160%    300%    400%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100
November 15, 2006.............   100     100     100      95      91      83      66      57      57      57
November 15, 2007.............   100     100     100      68      29      81      63      26      24      24
November 15, 2008.............   100     100      93      20       0      78      61       0       0       0
November 15, 2009.............   100     100      75       0       0      76      58       0       0       0
November 15, 2010.............   100     100      61       0       0      73      55       0       0       0
November 15, 2011.............   100     100      49       0       0      70      52       0       0       0
November 15, 2012.............   100     100      41       0       0      67      49       0       0       0
November 15, 2013.............   100     100      34       0       0      64      46       0       0       0
November 15, 2014.............   100     100      29       0       0      60      43       0       0       0
November 15, 2015.............   100     100      22       0       0      57      31       0       0       0
November 15, 2016.............   100     100      13       0       0      53      14       0       0       0
November 15, 2017.............   100     100       3       0       0      49       0       0       0       0
November 15, 2018.............   100      89       0       0       0      45       0       0       0       0
November 15, 2019.............   100      74       0       0       0      41       0       0       0       0
November 15, 2020.............   100      59       0       0       0      36       0       0       0       0
November 15, 2021.............   100      43       0       0       0      32       0       0       0       0
November 15, 2022.............   100      27       0       0       0      27       0       0       0       0
November 15, 2023.............   100      11       0       0       0      21       0       0       0       0
November 15, 2024.............   100       0       0       0       0      16       0       0       0       0
November 15, 2025.............   100       0       0       0       0      10       0       0       0       0
November 15, 2026.............   100       0       0       0       0       4       0       0       0       0
November 15, 2027.............   100       0       0       0       0       0       0       0       0       0
November 15, 2028.............   100       0       0       0       0       0       0       0       0       0
November 15, 2029.............   100       0       0       0       0       0       0       0       0       0
November 15, 2030.............    63       0       0       0       0       0       0       0       0       0
November 15, 2031.............    20       0       0       0       0       0       0       0       0       0
November 15, 2032 and after...     0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  25.3    15.5     6.7     2.3     1.7    10.9     5.9     1.3     1.3     1.3

                                     FT, FW, HT, ST, SW, TI, VB
                                               AND VE
                                -------------------------------------
                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
             DATE                0%     100%    160%    300%    400%
------------------------------  -----   -----   -----   -----   -----
Closing Date..................    100     100     100     100     100
November 15, 2006.............     93      93      93      93      93
November 15, 2007.............     86      86      86      86      61
November 15, 2008.............     78      78      63      42       0
November 15, 2009.............     70      70      18       0       0
November 15, 2010.............     62      62       0       0       0
November 15, 2011.............     52      52       0       0       0
November 15, 2012.............     43      43       0       0       0
November 15, 2013.............     32      32       0       0       0
November 15, 2014.............     22      22       0       0       0
November 15, 2015.............     10      10       0       0       0
November 15, 2016.............      0       0       0       0       0
November 15, 2017.............      0       0       0       0       0
November 15, 2018.............      0       0       0       0       0
November 15, 2019.............      0       0       0       0       0
November 15, 2020.............      0       0       0       0       0
November 15, 2021.............      0       0       0       0       0
November 15, 2022.............      0       0       0       0       0
November 15, 2023.............      0       0       0       0       0
November 15, 2024............       0       0       0       0       0
November 15, 2025.............      0       0       0       0       0
November 15, 2026.............      0       0       0       0       0
November 15, 2027.............      0       0       0       0       0
November 15, 2028.............      0       0       0       0       0
November 15, 2029.............      0       0       0       0       0
November 15, 2030.............      0       0       0       0       0
November 15, 2031.............      0       0       0       0       0
November 15, 2032 and after...      0       0       0       0       0
Weighted Average
 Life (Years).................    6.0     6.0     3.1     2.7     2.0

                                                ZA                                      ZB
                               -------------------------------------   -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                               -------------------------------------   -------------------------------------
             DATE               0%     100%    160%    300%    400%     0%     100%    160%    300%    400%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100
November 15, 2006.............   106     106     106       0       0     106     106     106     105      98
November 15, 2007.............   113     113     113       0       0     113     113     113      57       0
November 15, 2008.............   120     120     120       0       0     120     120     120       0       0
November 15, 2009.............   127     127     127       0       0     127     127     127       0       0
November 15, 2010.............   135     135       0       0       0     135     135     128       0       0
November 15, 2011.............   143     143       0       0       0     143     143     104       0       0
November 15, 2012.............   152     152       0       0       0     152     152      86       0       0
November 15, 2013.............   161     161       0       0       0     161     161      72       0       0
November 15, 2014.............   171     171       0       0       0     171     171      61       0       0
November 15, 2015.............   182     182       0       0       0     182     182      46       0       0
November 15, 2016.............   169     169       0       0       0     193     193      27       0       0
November 15, 2017.............    49      49       0       0       0     205     205       6       0       0
November 15, 2018.............     0       0       0       0       0     210     186       0       0       0
November 15, 2019.............     0       0       0       0       0     210     156       0       0       0
November 15, 2020.............     0       0       0       0       0     210     124       0       0       0
November 15, 2021.............     0       0       0       0       0     210      91       0       0       0
November 15, 2022.............     0       0       0       0       0     210      58       0       0       0
November 15, 2023.............     0       0       0       0       0     210      24       0       0       0
November 15, 2024.............     0       0       0       0       0     210       0       0       0       0
November 15, 2025.............     0       0       0       0       0     210       0       0       0       0
November 15, 2026.............     0       0       0       0       0     210       0       0       0       0
November 15, 2027.............     0       0       0       0       0     210       0       0       0       0
November 15, 2028.............     0       0       0       0       0     210       0       0       0       0
November 15, 2029.............     0       0       0       0       0     210       0       0       0       0
November 15, 2030.............     0       0       0       0       0     132       0       0       0       0
November 15, 2031.............     0       0       0       0       0      43       0       0       0       0
November 15, 2032 and after...     0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  11.6    11.6     4.6     0.7     0.7    25.3    15.6     8.5     2.0     1.4

                                                 ZC                                GROUP 2 ASSETS
                                -------------------------------------   -------------------------------------
                                      PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                                -------------------------------------   -------------------------------------
             DATE                0%     100%    160%    300%    400%     0%     100%    160%    300%    400%
------------------------------  -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................    100     100     100     100     100     100     100     100     100     100
November 15, 2006.............    105     105       0       0       0      94      88      83      80      77
November 15, 2007.............    110     110       0       0       0      93      87      72      51      27
November 15, 2008.............    116     116       0       0       0      93      87      58      13       0
November 15, 2009.............    122     122       0       0       0      92      86      47       0       0
November 15, 2010.............    128     128       0       0       0      91      85      38       0       0
November 15, 2011.............    135     135       0       0       0      90      84      31       0       0
November 15, 2012.............    142     142       0       0       0      89      83      26       0       0
November 15, 2013.............    149     149       0       0       0      88      82      22       0       0
November 15, 2014.............    157     157       0       0       0      87      81      18       0       0
November 15, 2015.............    165     165       0       0       0      86      77      14       0       0
November 15, 2016.............    173     173       0       0       0      85      71       8       0       0
November 15, 2017.............    182      54       0       0       0      84      64       2       0       0
November 15, 2018.............    191       0       0       0       0      83      56       0       0       0
November 15, 2019.............    201       0       0       0       0      81      47       0       0       0
November 15, 2020.............    211       0       0       0       0      80      37       0       0       0
November 15, 2021.............    222       0       0       0       0      79      27       0       0       0
November 15, 2022.............    234       0       0       0       0      77      17       0       0       0
November 15, 2023.............    246       0       0       0       0      75       7       0       0       0
November 15, 2024.............    258       0       0       0       0      74       0       0       0       0
November 15, 2025.............    271       0       0       0       0      72       0       0       0       0
November 15, 2026.............    285       0       0       0       0      70       0       0       0       0
November 15, 2027.............    255       0       0       0       0      68       0       0       0       0
November 15, 2028.............    152       0       0       0       0      66       0       0       0       0
November 15, 2029.............     44       0       0       0       0      64       0       0       0       0
November 15, 2030.............      0       0       0       0       0      39       0       0       0       0
November 15, 2031.............      0       0       0       0       0      13       0       0       0       0
November 15, 2032 and after...      0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................   23.0    11.9     0.3     0.3     0.3    20.6    12.2     4.7     1.9     1.5

                                    Group 3

                                         BC, CN, CP, CQ, CT AND GI                           DS, FI, JS AND OF
                               ---------------------------------------------   ---------------------------------------------
                                         PSA PREPAYMENT ASSUMPTION                       PSA PREPAYMENT ASSUMPTION
                               ---------------------------------------------   ---------------------------------------------
             DATE               0%     100%    150%    300%    500%    700%     0%     100%    150%    300%    500%    700%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100     100     100
November 15, 2006.............   100     100     100     100     100     100      98      92      89      85      81      70
November 15, 2007.............   100     100     100     100     100     100      96      80      73      65      41      19
November 15, 2008.............    96      81      81      81      81      76      96      79      69      52      21       0
November 15, 2009.............    92      63      63      63      63      43      96      79      65      44      10       0
November 15, 2010.............    87      46      46      46      46      24      96      78      62      38       6       0
November 15, 2011.............    82      30      30      30      30      14      96      77      59      34       5       0
November 15, 2012.............    77      18      18      18      18       8      96      74      55      31       5       0
November 15, 2013.............    71      10      10      10      10       4      96      70      50      28       5       0
November 15, 2014.............    65       4       4       4       4       2      96      65      45      24       5       0
November 15, 2015.............    58       0       0       0       0       1      96      59      38      21       5       0
November 15, 2016.............    51       0       0       0       0       0      96      51      31      17       3       0
November 15, 2017.............    43       0       0       0       0       0      96      44      24      13       2       0
November 15, 2018.............    35       0       0       0       0       0      96      36      17      10       1       0
November 15, 2019.............    26       0       0       0       0       0      96      30      11       8       1       0
November 15, 2020.............    16       0       0       0       0       0      96      23       5       6       0       0
November 15, 2021.............     6       0       0       0       0       0      96      17       0       5       0       0
November 15, 2022.............     0       0       0       0       0       0      93      11       0       4       0       0
November 15, 2023.............     0       0       0       0       0       0      86       5       0       3       0       0
November 15, 2024.............     0       0       0       0       0       0      78       0       0       2       0       0
November 15, 2025.............     0       0       0       0       0       0      70       0       0       1       0       0
November 15, 2026.............     0       0       0       0       0       0      61       0       0       1       0       0
November 15, 2027.............     0       0       0       0       0       0      52       0       0       1       0       0
November 15, 2028.............     0       0       0       0       0       0      42       0       0       0       0       0
November 15, 2029.............     0       0       0       0       0       0      31       0       0       0       0       0
November 15, 2030.............     0       0       0       0       0       0      19       0       0       0       0       0
November 15, 2031.............     0       0       0       0       0       0       6       0       0       0       0       0
November 15, 2032.............     0       0       0       0       0       0       0       0       0       0       0       0
November 15, 2033.............     0       0       0       0       0       0       0       0       0       0       0       0
November 15, 2034.............     0       0       0       0       0       0       0       0       0       0       0       0
November 15, 2035.............     0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  10.5     5.0     5.0     5.0     5.0     4.2    21.2    10.2     7.4     5.4     2.4     1.4

                                                     LZ
                                ---------------------------------------------
                                          PSA PREPAYMENT ASSUMPTION
                                ---------------------------------------------
             DATE                0%     100%    150%    300%    500%    700%
------------------------------  -----   -----   -----   -----   -----   -----
Closing Date..................    100     100     100     100     100     100
November 15, 2006.............    106     106     106      14       0       0
November 15, 2007.............    112     112     112       0       0       0
November 15, 2008.............    118     118     118       0       0       0
November 15, 2009.............    125     125     125       0       0       0
November 15, 2010.............    132     132     132       0       0       0
November 15, 2011.............    139     139     139       0       0       0
November 15, 2012.............    147     147     147       0       0       0
November 15, 2013.............    155     155     155       0       0       0
November 15, 2014.............    164     164     164       0       0       0
November 15, 2015.............    173     173     173       0       0       0
November 15, 2016.............    183     183     183       0       0       0
November 15, 2017.............    193     193     193       0       0       0
November 15, 2018.............    204     204     204       0       0       0
November 15, 2019.............    216     216     216       0       0       0
November 15, 2020.............    228     228     228       0       0       0
November 15, 2021.............    241     241     241       0       0       0
November 15, 2022.............    254     254     160       0       0       0
November 15, 2023.............    269     269      85       0       0       0
November 15, 2024.............    284     267      15       0       0       0
November 15, 2025.............    300     177       0       0       0       0
November 15, 2026.............    317      91       0       0       0       0
November 15, 2027.............    334       9       0       0       0       0
November 15, 2028.............    353       0       0       0       0       0
November 15, 2029.............    373       0       0       0       0       0
November 15, 2030.............    394       0       0       0       0       0
November 15, 2031.............    417       0       0       0       0       0
November 15, 2032.............    299       0       0       0       0       0
November 15, 2033.............     43       0       0       0       0       0
November 15, 2034.............      0       0       0       0       0       0
November 15, 2035.............      0       0       0       0       0       0
Weighted Average
 Life (Years).................   27.3    20.4    17.6     0.6     0.2     0.1

                                                    MZ                                              ZG
                               ---------------------------------------------   ---------------------------------------------
                                         PSA PREPAYMENT ASSUMPTION                       PSA PREPAYMENT ASSUMPTION
                               ---------------------------------------------   ---------------------------------------------
             DATE               0%     100%    150%    300%    500%    700%     0%     100%    150%    300%    500%    700%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100     100     100
November 15, 2006.............   106     106     106     106       0       0     106     106     106      60       0       0
November 15, 2007.............   112     112     112       8       0       0     112     112     112       4       0       0
November 15, 2008.............   118     118     118       0       0       0     118     118     118       0       0       0
November 15, 2009.............   125     125     125       0       0       0     125     125     125       0       0       0
November 15, 2010.............   132     132     132       0       0       0     132     132     132       0       0       0
November 15, 2011.............   139     139     139       0       0       0     139     139     139       0       0       0
November 15, 2012.............   147     147     147       0       0       0     147     147     147       0       0       0
November 15, 2013.............   155     155     155       0       0       0     155     155     155       0       0       0
November 15, 2014.............   164     164     164       0       0       0     164     164     164       0       0       0
November 15, 2015.............   173     173     173       0       0       0     173     173     173       0       0       0
November 15, 2016.............   183     183     183       0       0       0     183     183     183       0       0       0
November 15, 2017.............   193     193     193       0       0       0     193     193     193       0       0       0
November 15, 2018.............   204     204     204       0       0       0     204     204     204       0       0       0
November 15, 2019.............   216     216     216       0       0       0     216     216     216       0       0       0
November 15, 2020.............   228     228     228       0       0       0     228     228     228       0       0       0
November 15, 2021.............   241     241     241       0       0       0     241     241     241       0       0       0
November 15, 2022.............   254     254     254       0       0       0     254     254     207       0       0       0
November 15, 2023.............   269     269     269       0       0       0     269     269     177       0       0       0
November 15, 2024.............   284     284     284       0       0       0     284     275     150       0       0       0
November 15, 2025.............   300     300     250       0       0       0     300     238     125       0       0       0
November 15, 2026.............   317     317     206       0       0       0     317     204     103       0       0       0
November 15, 2027.............   334     334     167       0       0       0     334     171      83       0       0       0
November 15, 2028.............   353     282     131       0       0       0     353     141      66       0       0       0
November 15, 2029.............   373     225     100       0       0       0     373     112      50       0       0       0
November 15, 2030.............   394     171      72       0       0       0     394      86      36       0       0       0
November 15, 2031.............   417     121      47       0       0       0     417      60      23       0       0       0
November 15, 2032.............   440      73      24       0       0       0     370      37      12       0       0       0
November 15, 2033.............   465      29       4       0       0       0     254      14       2       0       0       0
November 15, 2034.............   257       0       0       0       0       0     129       0       0       0       0       0
November 15, 2035.............     0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  29.1    25.2    23.0     1.6     0.6     0.4    28.3    23.3    20.8     1.1     0.4     0.2

                                                    ZH                                        GROUP 3 ASSETS
                               ---------------------------------------------   ---------------------------------------------
                                         PSA PREPAYMENT ASSUMPTION                       PSA PREPAYMENT ASSUMPTION
                               ---------------------------------------------   ---------------------------------------------
             DATE               0%     100%    150%    300%    500%    700%     0%     100%    150%    300%    500%    700%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100     100     100
November 15, 2006.............   106     106     106     106     106     106      99      95      94      89      82      76
November 15, 2007.............   112     112     112     112     112     112      98      89      85      73      59      46
November 15, 2008.............   118     118     118     118     118     118      97      82      76      59      40      26
November 15, 2009.............   125     125     125     125     125     125      96      76      68      48      28      15
November 15, 2010.............   132     132     132     132     132     132      95      70      61      38      19       8
November 15, 2011.............   139     139     139     139     139     139      94      65      54      31      13       5
November 15, 2012.............   147     147     147     147     147     147      92      60      48      25       9       3
November 15, 2013.............   155     155     155     155     155     155      91      55      43      20       6       2
November 15, 2014.............   164     164     164     164     164     164      89      50      38      16       4       1
November 15, 2015.............   173     173     173     173     173     173      88      46      34      13       3       0
November 15, 2016.............   183     183     183     183     183     183      86      42      30      10       2       0
November 15, 2017.............   193     193     193     193     193     188      84      38      26       8       1       0
November 15, 2018.............   204     204     204     204     204     105      82      35      23       6       1       0
November 15, 2019.............   216     216     216     216     216      59      79      31      20       5       1       0
November 15, 2020.............   228     228     228     228     228      33      77      28      18       4       0       0
November 15, 2021.............   241     241     241     241     241      18      74      25      15       3       0       0
November 15, 2022.............   254     254     254     254     213      10      71      22      13       2       0       0
November 15, 2023.............   269     269     269     269     140       5      68      20      11       2       0       0
November 15, 2024.............   284     284     284     284      92       3      64      17      10       1       0       0
November 15, 2025.............   300     300     300     300      59       2      60      15       8       1       0       0
November 15, 2026.............   317     317     317     317      38       1      56      13       7       1       0       0
November 15, 2027.............   334     334     334     334      24       0      52      11       5       1       0       0
November 15, 2028.............   353     353     353     353      15       0      47       9       4       0       0       0
November 15, 2029.............   373     373     373     358       9       0      42       7       3       0       0       0
November 15, 2030.............   394     394     394     242       5       0      36       6       3       0       0       0
November 15, 2031.............   417     417     417     153       3       0      30       4       2       0       0       0
November 15, 2032.............   440     440     440      86       1       0      23       3       1       0       0       0
November 15, 2033.............   465     465     465      36       0       0      16       1       1       0       0       0
November 15, 2034.............   491       0       0       0       0       0       8       0       0       0       0       0
November 15, 2035.............     0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  30.0    28.8    28.6    25.9    18.9    13.7    20.5    10.6     8.5     5.1     3.2     2.3

                                    Group 4

                                                 A                                   FC AND SC
                               -------------------------------------   -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                               -------------------------------------   -------------------------------------
             DATE               0%     100%    220%    350%    500%     0%     100%    220%    350%    500%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100
November 15, 2006.............   100     100      97      95      93     100     100      84      74      63
November 15, 2007.............   100     100      93      89      84     100     100      64      43      20
November 15, 2008.............   100     100      90      84       0     100     100      47      18       0
November 15, 2009.............   100     100      87      81       0     100     100      34       1       0
November 15, 2010.............   100     100      85      55       0     100     100      24       0       0
November 15, 2011.............   100     100      84      30       0     100     100      17       0       0
November 15, 2012.............   100     100      83      28       0     100     100      13       0       0
November 15, 2013.............   100     100      82      26       0     100     100       7       0       0
November 15, 2014.............   100     100      82      24       0     100     100       5       0       0
November 15, 2015.............   100      98      81      21       0     100      92       3       0       0
November 15, 2016.............   100      95      81      18       0     100      75       1       0       0
November 15, 2017.............   100      91      76      15       0     100      56       0       0       0
November 15, 2018.............   100      88      67      13       0     100      41       0       0       0
November 15, 2019.............   100      88      58      11       0     100      36       0       0       0
November 15, 2020.............   100      87      50       9       0     100      32       0       0       0
November 15, 2021.............   100      86      43       7       0     100      27       0       0       0
November 15, 2022.............   100      85      37       5       0     100      23       0       0       0
November 15, 2023.............   100      84      31       4       0     100      19       0       0       0
November 15, 2024.............   100      83      26       3       0     100      14       0       0       0
November 15, 2025.............   100      83      21       3       0     100      10       0       0       0
November 15, 2026.............   100      82      17       2       0     100       7       0       0       0
November 15, 2027.............   100      81      13       1       0     100       3       0       0       0
November 15, 2028.............    94      77      10       1       0      69       0       0       0       0
November 15, 2029.............    89      62       8       1       0      42       0       0       0       0
November 15, 2030.............    87      47       6       0       0      31       0       0       0       0
November 15, 2031.............    84      34       4       0       0      19       0       0       0       0
November 15, 2032.............    82      21       2       0       0       6       0       0       0       0
November 15, 2033.............    48       9       1       0       0       0       0       0       0       0
November 15, 2034.............     4       1       0       0       0       0       0       0       0       0
November 15, 2035.............     0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  27.4    23.3    14.6     6.8     2.2    24.2    13.8     3.5     1.9     1.3

                                           GROUP 4 ASSETS
                                -------------------------------------
                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
             DATE                0%     100%    220%    350%    500%
------------------------------  -----   -----   -----   -----   -----
Closing Date..................    100     100     100     100     100
November 15, 2006.............    100     100      87      78      68
November 15, 2007.............    100     100      69      51      32
November 15, 2008.............    100     100      55      31       0
November 15, 2009............    100     100      44      16       0
November 15, 2010.............    100     100      35      10       0
November 15, 2011.............    100     100      29       6       0
November 15, 2012.............    100     100      26       5       0
November 15, 2013.............    100     100      21       5       0
November 15, 2014.............    100     100      19       4       0
November 15, 2015.............    100      93      18       4       0
November 15, 2016.............    100      78      16       3       0
November 15, 2017.............    100      62      14       3       0
November 15, 2018.............    100      50      13       2       0
November 15, 2019.............    100      46      11       2       0
November 15, 2020.............    100      42       9       2       0
November 15, 2021.............    100      38       8       1       0
November 15, 2022.............    100      35       7       1       0
November 15, 2023.............    100      31       6       1       0
November 15, 2024.............    100      27       5       1       0
November 15, 2025.............    100      24       4       0       0
November 15, 2026.............    100      21       3       0       0
November 15, 2027.............    100      17       3       0       0
November 15, 2028.............     74      14       2       0       0
November 15, 2029.............     51      12       1       0       0
November 15, 2030.............     41       9       1       0       0
November 15, 2031.............     31       6       1       0       0
November 15, 2032.............     20       4       0       0       0
November 15, 2033.............      9       2       0       0       0
November 15, 2034.............      1       0       0       0       0
November 15, 2035.............      0       0       0       0       0
Weighted Average
 Life (Years).................   24.8    15.6     5.6     2.8     1.4

                                    Group 5

                                             AG, CU, CW AND OA                                      AZ
                               ---------------------------------------------   ---------------------------------------------
                                         PSA PREPAYMENT ASSUMPTION                       PSA PREPAYMENT ASSUMPTION
                               ---------------------------------------------   ---------------------------------------------
             DATE               0%     100%    150%    300%    450%    700%     0%     100%    150%    300%    450%    700%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100     100     100
November 15, 2006.............   100     100     100     100     100     100     105     105     105     105       0       0
November 15, 2007.............   100     100     100     100     100      90     110     110     110     110       0       0
November 15, 2008.............   100     100     100     100     100       0     116     116     116     116       0       0
November 15, 2009.............   100     100     100     100      24       0     122     122     122     122       0       0
November 15, 2010.............   100     100     100     100       5       0     128     128     128     128       0       0
November 15, 2011.............   100     100     100      89       0       0     135     135     135     135       0       0
November 15, 2012.............   100     100     100      78       0       0     142     142     142     142       0       0
November 15, 2013.............   100     100     100      66       0       0     149     149     149     149       0       0
November 15, 2014.............   100     100     100      53       0       0     157     157     157     157       0       0
November 15, 2015.............   100     100     100      42       0       0     165     165     165     165       0       0
November 15, 2016.............   100     100     100      31       0       0     173     173     173     173       0       0
November 15, 2017.............   100     100     100      22       0       0     182     182     182     182       0       0
November 15, 2018.............   100     100     100      13       0       0     191     191     191     191       0       0
November 15, 2019.............   100     100     100       6       0       0     201     201     201     201       0       0
November 15, 2020.............   100     100      98       0       0       0     211     211     211     204       0       0
November 15, 2021.............   100     100      82       0       0       0     222     222     222     163       0       0
November 15, 2022.............   100     100      66       0       0       0     234     234     234     129       0       0
November 15, 2023.............   100     100      52       0       0       0     246     246     246     101       0       0
November 15, 2024.............   100      96      39       0       0       0     258     258     258      78       0       0
November 15, 2025.............   100      78      26       0       0       0     271     271     271      60       0       0
November 15, 2026.............   100      60      15       0       0       0     285     285     285      45       0       0
November 15, 2027.............   100      44       5       0       0       0     300     300     300      33       0       0
November 15, 2028.............   100      28       0       0       0       0     315     315     273      24       0       0
November 15, 2029.............   100      13       0       0       0       0     331     331     209      17       0       0
November 15, 2030.............   100       0       0       0       0       0     348     339     152      11       0       0
November 15, 2031.............   100       0       0       0       0       0     366     233     101       7       0       0
November 15, 2032.............   100       0       0       0       0       0     385     132      56       3       0       0
November 15, 2033.............    80       0       0       0       0       0     404      38      15       1       0       0
November 15, 2034.............    18       0       0       0       0       0     425       0       0       0       0       0
November 15, 2035.............     0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  28.5    21.7    18.3     9.5     3.7     2.3    29.6    26.6    25.1    18.7     0.1     0.1

                                                     BG
                                ---------------------------------------------
                                          PSA PREPAYMENT ASSUMPTION
                                ---------------------------------------------
             DATE                0%     100%    150%    300%    450%    700%
------------------------------  -----   -----   -----   -----   -----   -----
Closing Date..................    100     100     100     100     100     100
November 15, 2006.............    100     100     100     100     100     100
November 15, 2007.............    100     100     100     100     100     100
November 15, 2008.............    100     100     100     100     100      79
November 15, 2009.............     99      96      96      96      96      35
November 15, 2010.............     94      70      70      70      70      10
November 15, 2011.............     88      45      45      45      45       0
November 15, 2012.............     82      26      26      26      26       0
November 15, 2013.............     75      12      12      12      12       0
November 15, 2014.............     68       1       1       1       1       0
November 15, 2015.............     60       0       0       0       0       0
November 15, 2016.............     52       0       0       0       0       0
November 15, 2017.............     43       0       0       0       0       0
November 15, 2018.............     33       0       0       0       0       0
November 15, 2019.............     22       0       0       0       0       0
November 15, 2020.............     10       0       0       0       0       0
November 15, 2021.............      0       0       0       0       0       0
November 15, 2022.............      0       0       0       0       0       0
November 15, 2023.............      0       0       0       0       0       0
November 15, 2024.............      0       0       0       0       0       0
November 15, 2025.............      0       0       0       0       0       0
November 15, 2026.............      0       0       0       0       0       0
November 15, 2027.............      0       0       0       0       0       0
November 15, 2028.............      0       0       0       0       0       0
November 15, 2029............       0       0       0       0       0       0
November 15, 2030.............      0       0       0       0       0       0
November 15, 2031.............      0       0       0       0       0       0
November 15, 2032.............      0       0       0       0       0       0
November 15, 2033.............      0       0       0       0       0       0
November 15, 2034.............      0       0       0       0       0       0
November 15, 2035.............      0       0       0       0       0       0
Weighted Average
 Life (Years).................   10.8     6.0     6.0     6.0     6.0     3.7

                                                    BH                                     BI AND GROUP 5 ASSETS
                               ---------------------------------------------   ---------------------------------------------
                                         PSA PREPAYMENT ASSUMPTION                       PSA PREPAYMENT ASSUMPTION
                               ---------------------------------------------   ---------------------------------------------
             DATE               0%     100%    150%    300%    450%    700%     0%     100%    150%    300%    450%    700%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100     100     100
November 15, 2006.............   100     100     100     100     100     100      99      94      92      86      80      69
November 15, 2007.............   100     100     100     100     100     100      98      88      83      70      57      40
November 15, 2008.............   100     100     100     100     100     100      98      81      74      56      41      23
November 15, 2009.............   100     100     100     100     100     100      97      75      67      45      30      13
November 15, 2010.............   100     100     100     100     100     100      95      69      60      37      21       7
November 15, 2011.............   100     100     100     100     100      80      94      64      53      29      15       4
November 15, 2012.............   100     100     100     100     100      46      93      59      47      24      11       2
November 15, 2013.............   100     100     100     100     100      26      92      54      42      19       8       1
November 15, 2014.............   100     100     100     100     100      15      90      50      37      15       6       1
November 15, 2015.............   100      75      75      75      75       8      89      45      33      12       4       0
November 15, 2016.............   100      53      53      53      53       5      87      41      29      10       3       0
November 15, 2017.............   100      38      38      38      38       3      85      38      26       8       2       0
November 15, 2018.............   100      27      27      27      27       1      83      34      23       6       1       0
November 15, 2019.............   100      19      19      19      19       1      81      31      20       5       1       0
November 15, 2020.............   100      13      13      13      13       0      78      28      17       4       1       0
November 15, 2021.............    87       9       9       9       9       0      75      25      15       3       0       0
November 15, 2022.............    27       6       6       6       6       0      72      22      13       2       0       0
November 15, 2023.............     4       4       4       4       4       0      69      19      11       2       0       0
November 15, 2024............      3       3       3       3       3       0      66      17       9       1       0       0
November 15, 2025.............     2       2       2       2       2       0      62      15       8       1       0       0
November 15, 2026.............     1       1       1       1       1       0      58      13       6       1       0       0
November 15, 2027.............     1       1       1       1       1       0      53      11       5       1       0       0
November 15, 2028.............     1       1       1       1       1       0      49       9       4       0       0       0
November 15, 2029.............     0       0       0       0       0       0      43       7       3       0       0       0
November 15, 2030.............     0       0       0       0       0       0      37       5       2       0       0       0
November 15, 2031.............     0       0       0       0       0       0      31       3       2       0       0       0
November 15, 2032.............     0       0       0       0       0       0      24       2       1       0       0       0
November 15, 2033.............     0       0       0       0       0       0      17       1       0       0       0       0
November 15, 2034.............     0       0       0       0       0       0       9       0       0       0       0       0
November 15, 2035.............     0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  16.7    12.0    12.0    12.0    12.0     7.4    20.8    10.5     8.3     4.9     3.3     2.1

                                                 CF AND CS                                          PA
                               ---------------------------------------------   ---------------------------------------------
                                         PSA PREPAYMENT ASSUMPTION                       PSA PREPAYMENT ASSUMPTION
                               ---------------------------------------------   ---------------------------------------------
             DATE               0%     100%    150%    300%    450%    700%     0%     100%    150%    300%    450%    700%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100     100     100
November 15, 2006.............    99      90      87      75      67      48     100     100     100     100     100     100
November 15, 2007.............    97      78      70      47      29       0     100     100     100     100     100     100
November 15, 2008.............    95      67      55      24       1       0     100     100     100     100     100      83
November 15, 2009.............    94      58      43       6       0       0      99      96      96      96      96      47
November 15, 2010.............    94      58      41       1       0       0      95      75      75      75      75      27
November 15, 2011.............    94      57      39       0       0       0      91      56      56      56      56      15
November 15, 2012.............    94      56      36       0       0       0      86      40      40      40      40       9
November 15, 2013.............    94      53      32       0       0       0      80      28      28      28      28       5
November 15, 2014.............    94      49      28       0       0       0      74      20      20      20      20       3
November 15, 2015.............    94      44      23       0       0       0      68      14      14      14      14       2
November 15, 2016.............    94      39      18       0       0       0      61      10      10      10      10       1
November 15, 2017.............    94      34      13       0       0       0      54       7       7       7       7       0
November 15, 2018.............    94      28       8       0       0       0      45       5       5       5       5       0
November 15, 2019.............    94      23       4       0       0       0      37       4       4       4       4       0
November 15, 2020.............    94      18       0       0       0       0      27       2       2       2       2       0
November 15, 2021.............    94      13       0       0       0       0      16       2       2       2       2       0
November 15, 2022.............    94       8       0       0       0       0       5       1       1       1       1       0
November 15, 2023.............    90       3       0       0       0       0       1       1       1       1       1       0
November 15, 2024.............    84       0       0       0       0       0       1       1       1       1       1       0
November 15, 2025.............    77       0       0       0       0       0       0       0       0       0       0       0
November 15, 2026.............    69       0       0       0       0       0       0       0       0       0       0       0
November 15, 2027.............    61       0       0       0       0       0       0       0       0       0       0       0
November 15, 2028.............    52       0       0       0       0       0       0       0       0       0       0       0
November 15, 2029.............    43       0       0       0       0       0       0       0       0       0       0       0
November 15, 2030.............    32       0       0       0       0       0       0       0       0       0       0       0
November 15, 2031.............    21       0       0       0       0       0       0       0       0       0       0       0
November 15, 2032.............     9       0       0       0       0       0       0       0       0       0       0       0
November 15, 2033.............     0       0       0       0       0       0       0       0       0       0       0       0
November 15, 2034.............     0       0       0       0       0       0       0       0       0       0       0       0
November 15, 2035.............     0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  21.9     8.3     5.5     2.0     1.5     1.0    11.9     7.1     7.1     7.1     7.1     4.4

                                    Group 6

                                                HA                                      HB
                               -------------------------------------   -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                               -------------------------------------   -------------------------------------
             DATE               0%     100%    131%    250%    400%     0%     100%    131%    250%    400%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100
November 15, 2006.............    98      84      84      84      84     100     100     100     100     100
November 15, 2007.............    95      66      66      66      66     100     100     100     100     100
November 15, 2008.............    92      48      48      48      31     100     100     100     100     100
November 15, 2009.............    89      32      32      32       1     100     100     100     100     100
November 15, 2010.............    86      17      17      17       0     100     100     100     100      44
November 15, 2011.............    82       2       2       2       0     100     100     100     100       1
November 15, 2012.............    79       0       0       0       0     100      71      71      71       0
November 15, 2013.............    74       0       0       0       0     100      39      39      39       0
November 15, 2014.............    70       0       0       0       0     100      10      10      10       0
November 15, 2015.............    65       0       0       0       0     100       0       0       0       0
November 15, 2016.............    60       0       0       0       0     100       0       0       0       0
November 15, 2017.............    55       0       0       0       0     100       0       0       0       0
November 15, 2018.............    49       0       0       0       0     100       0       0       0       0
November 15, 2019.............    42       0       0       0       0     100       0       0       0       0
November 15, 2020.............    35       0       0       0       0     100       0       0       0       0
November 15, 2021.............    28       0       0       0       0     100       0       0       0       0
November 15, 2022.............    20       0       0       0       0     100       0       0       0       0
November 15, 2023.............    11       0       0       0       0     100       0       0       0       0
November 15, 2024.............     2       0       0       0       0     100       0       0       0       0
November 15, 2025.............     0       0       0       0       0      79       0       0       0       0
November 15, 2026.............     0       0       0       0       0      52       0       0       0       0
November 15, 2027.............     0       0       0       0       0      22       0       0       0       0
November 15, 2028.............     0       0       0       0       0       0       0       0       0       0
November 15, 2029.............     0       0       0       0       0       0       0       0       0       0
November 15, 2030.............     0       0       0       0       0       0       0       0       0       0
November 15, 2031.............     0       0       0       0       0       0       0       0       0       0
November 15, 2032.............     0       0       0       0       0       0       0       0       0       0
November 15, 2033.............     0       0       0       0       0       0       0       0       0       0
November 15, 2034.............     0       0       0       0       0       0       0       0       0       0
November 15, 2035.............     0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  11.8     3.0     3.0     3.0     2.3    21.0     7.7     7.7     7.7     4.9

                                            HC, OT AND UI                           HD, HO AND LI
                                -------------------------------------   -------------------------------------
                                      PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                                -------------------------------------   -------------------------------------
             DATE                0%     100%    131%    250%    400%     0%     100%    131%    250%    400%
------------------------------  -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................    100     100     100     100     100     100     100     100     100     100
November 15, 2006.............    100     100     100     100     100     100     100     100     100     100
November 15, 2007.............    100     100     100     100     100     100     100     100     100     100
November 15, 2008.............    100     100     100     100     100     100     100     100     100     100
November 15, 2009.............    100     100     100     100     100     100     100     100     100     100
November 15, 2010.............    100     100     100     100     100     100     100     100     100     100
November 15, 2011.............    100     100     100     100     100     100     100     100     100     100
November 15, 2012.............    100     100     100     100      49     100     100     100     100     100
November 15, 2013.............    100     100     100     100      11     100     100     100     100     100
November 15, 2014.............    100     100     100     100       0     100     100     100     100      82
November 15, 2015.............    100      79      79      79       0     100     100     100     100      60
November 15, 2016.............    100      47      47      47       0     100     100     100     100      44
November 15, 2017.............    100      21      21      21       0     100     100     100     100      33
November 15, 2018.............    100       0       0       0       0     100      99      99      99      24
November 15, 2019.............    100       0       0       0       0     100      80      80      80      17
November 15, 2020.............    100       0       0       0       0     100      65      65      65      13
November 15, 2021.............    100       0       0       0       0     100      52      52      52       9
November 15, 2022.............    100       0       0       0       0     100      42      42      42       6
November 15, 2023.............    100       0       0       0       0     100      33      33      33       5
November 15, 2024.............    100       0       0       0       0     100      26      26      26       3
November 15, 2025.............    100       0       0       0       0     100      20      20      20       2
November 15, 2026.............    100       0       0       0       0     100      16      16      16       2
November 15, 2027.............    100       0       0       0       0     100      12      12      12       1
November 15, 2028.............     83       0       0       0       0     100       9       9       9       1
November 15, 2029.............     28       0       0       0       0     100       6       6       6       0
November 15, 2030.............      0       0       0       0       0      68       4       4       4       0
November 15, 2031.............      0       0       0       0       0       4       3       3       3       0
November 15, 2032.............      0       0       0       0       0       1       1       1       1       0
November 15, 2033.............      0       0       0       0       0       0       0       0       0       0
November 15, 2034.............      0       0       0       0       0       0       0       0       0       0
November 15, 2035.............      0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................   23.6    11.0    11.0    11.0     7.0    25.3    17.2    17.2    17.2    11.5

                                        HV**, JF** AND QS**                            HZ**
                               -------------------------------------   -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                               -------------------------------------   -------------------------------------
             DATE               0%     100%    131%    250%    400%     0%     100%    131%    250%    400%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100
November 15, 2006.............    96      96      89      61      26     106     106     106     106     106
November 15, 2007.............    93      93      77      19       0     113     113     113     113      32
November 15, 2008.............    88      88      65       0       0     120     120     120      93       0
November 15, 2009.............    84      84      55       0       0     127     127     127      55       0
November 15, 2010.............    80      80      46       0       0     135     135     135      28       0
November 15, 2011.............    75      75      37       0       0     143     143     143      11       0
November 15, 2012.............    69      69      29       0       0     152     152     152       3       0
November 15, 2013.............    64      64      22       0       0     161     161     161       0       0
November 15, 2014.............    58      57      14       0       0     171     171     171       0       0
November 15, 2015.............    52      46       3       0       0     182     182     182       0       0
November 15, 2016.............    45      34       0       0       0     193     193     178       0       0
November 15, 2017.............    38      20       0       0       0     205     205     167       0       0
November 15, 2018.............    31       5       0       0       0     218     218     156       0       0
November 15, 2019.............    23       0       0       0       0     231     211     143       0       0
November 15, 2020.............    15       0       0       0       0     245     195     131       0       0
November 15, 2021.............     6       0       0       0       0     261     179     118       0       0
November 15, 2022.............     0       0       0       0       0     270     162     106       0       0
November 15, 2023.............     0       0       0       0       0     270     146      94       0       0
November 15, 2024.............     0       0       0       0       0     270     130      82       0       0
November 15, 2025.............     0       0       0       0       0     270     114      71       0       0
November 15, 2026.............     0       0       0       0       0     270      98      60       0       0
November 15, 2027.............     0       0       0       0       0     270      83      50       0       0
November 15, 2028.............     0       0       0       0       0     270      68      41       0       0
November 15, 2029.............     0       0       0       0       0     270      54      32       0       0
November 15, 2030.............     0       0       0       0       0     270      41      24       0       0
November 15, 2031.............     0       0       0       0       0     270      28      16       0       0
November 15, 2032.............     0       0       0       0       0     212      16       9       0       0
November 15, 2033.............     0       0       0       0       0     147       6       3       0       0
November 15, 2034.............     0       0       0       0       0      76       2       1       0       0
November 15, 2035.............     0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................   9.7     8.6     4.9     1.3     0.7    28.1    20.4    18.5     4.2     1.8

                                                LO**                                     OW
                                -------------------------------------   -------------------------------------
                                      PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                                -------------------------------------   -------------------------------------
             DATE                0%     100%    131%    250%    400%     0%     100%    131%    250%    400%
------------------------------  -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................    100     100     100     100     100     100     100     100     100     100
November 15, 2006.............    100     100      95      78      56     100     100      95      77      53
November 15, 2007.............    100     100      90      54      12     100     100      90      51       7
November 15, 2008.............    100     100      86      34       0     100     100      85      32       0
November 15, 2009.............    100     100      82      20       0     100     100      81      19       0
November 15, 2010.............    100     100      79      10       0     100     100      78      10       0
November 15, 2011.............    100     100      76       4       0     100     100      76       4       0
November 15, 2012.............    100     100      75       1       0     100     100      75       1       0
November 15, 2013.............    100     100      74       0       0     100     100      73       0       0
November 15, 2014.............    100      99      72       0       0     100      99      72       0       0
November 15, 2015.............    100      97      69       0       0     100      96      69       0       0
November 15, 2016.............    100      93      66       0       0     100      93      66       0       0
November 15, 2017.............    100      89      62       0       0     100      88      62       0       0
November 15, 2018.............    100      84      58       0       0     100      83      57       0       0
November 15, 2019.............    100      78      53       0       0     100      77      53       0       0
November 15, 2020.............    100      72      48       0       0     100      72      48       0       0
November 15, 2021.............    100      66      44       0       0     100      66      43       0       0
November 15, 2022.............    100      60      39       0       0     100      60      39       0       0
November 15, 2023.............    100      54      35       0       0     100      53      34       0       0
November 15, 2024.............    100      48      30       0       0     100      47      30       0       0
November 15, 2025.............    100      42      26       0       0     100      42      26       0       0
November 15, 2026.............    100      36      22       0       0     100      36      22       0       0
November 15, 2027.............    100      31      19       0       0     100      30      18       0       0
November 15, 2028.............    100      25      15       0       0     100      25      15       0       0
November 15, 2029.............    100      20      12       0       0     100      20      12       0       0
November 15, 2030.............    100      15       9       0       0     100      15       8       0       0
November 15, 2031.............    100      10       6       0       0     100      10       6       0       0
November 15, 2032.............     78       6       3       0       0      78       6       3       0       0
November 15, 2033.............     54       2       1       0       0      54       1       1       0       0
November 15, 2034.............     28       1       0       0       0      28       0       0       0       0
November 15, 2035.............      0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................   28.1    18.8    14.0     2.5     1.1    28.1    18.7    13.9     2.4     1.1

---------------

** MACR Class formed from REMIC Classes in Groups 6 and 7.

                                             SP AND YF                                  ZJ
                               -------------------------------------   -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                               -------------------------------------   -------------------------------------
             DATE               0%     100%    131%    250%    400%     0%     100%    131%    250%    400%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100
November 15, 2006.............    96      96      89      59      22     106     106     106     106     106
November 15, 2007.............    93      93      76      15       0     113     113     113     113      19
November 15, 2008.............    88      88      65       0       0     120     120     120      88       0
November 15, 2009.............    84      84      54       0       0     127     127     127      51       0
November 15, 2010.............    80      80      45       0       0     135     135     135      26       0
November 15, 2011.............    75      75      37       0       0     143     143     143      10       0
November 15, 2012.............    69      69      29       0       0     152     152     152       2       0
November 15, 2013.............    64      64      22       0       0     161     161     161       0       0
November 15, 2014.............    58      56      13       0       0     171     171     171       0       0
November 15, 2015.............    52      46       3       0       0     182     182     182       0       0
November 15, 2016.............    45      34       0       0       0     193     193     177       0       0
November 15, 2017.............    38      19       0       0       0     205     205     166       0       0
November 15, 2018.............    31       4       0       0       0     218     218     155       0       0
November 15, 2019.............    23       0       0       0       0     231     209     142       0       0
November 15, 2020.............    15       0       0       0       0     245     194     130       0       0
November 15, 2021.............     6       0       0       0       0     261     177     117       0       0
November 15, 2022.............     0       0       0       0       0     270     161     105       0       0
November 15, 2023.............     0       0       0       0       0     270     144      93       0       0
November 15, 2024.............     0       0       0       0       0     270     128      81       0       0
November 15, 2025.............     0       0       0       0       0     270     112      70       0       0
November 15, 2026.............     0       0       0       0       0     270      97      59       0       0
November 15, 2027.............     0       0       0       0       0     270      82      49       0       0
November 15, 2028.............     0       0       0       0       0     270      67      40       0       0
November 15, 2029.............     0       0       0       0       0     270      53      31       0       0
November 15, 2030.............     0       0       0       0       0     270      40      23       0       0
November 15, 2031.............     0       0       0       0       0     270      27      15       0       0
November 15, 2032.............     0       0       0       0       0     211      15       8       0       0
November 15, 2033.............     0       0       0       0       0     147       4       2       0       0
November 15, 2034.............     0       0       0       0       0      76       0       0       0       0
November 15, 2035.............     0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................   9.7     8.6     4.8     1.2     0.7    28.1    20.3    18.4     4.0     1.7

                                           GROUP 6 ASSETS
                                -------------------------------------
                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
             DATE                0%     100%    131%    250%    400%
------------------------------  -----   -----   -----   -----   -----
Closing Date..................    100     100     100     100     100
November 15, 2006.............     99      94      93      87      81
November 15, 2007.............     98      87      84      73      60
November 15, 2008.............     97      80      76      61      45
November 15, 2009.............     96      74      69      51      34
November 15, 2010.............     95      68      62      42      25
November 15, 2011.............     93      63      56      35      19
November 15, 2012.............     92      58      50      29      14
November 15, 2013.............     90      53      45      24      10
November 15, 2014.............     89      48      41      20       8
November 15, 2015.............     87      44      36      17       6
November 15, 2016.............     85      40      32      14       4
November 15, 2017.............     83      36      29      11       3
November 15, 2018.............     80      33      25       9       2
November 15, 2019.............     78      30      22       7       2
November 15, 2020.............     75      26      20       6       1
November 15, 2021.............     73      24      17       5       1
November 15, 2022.............     70      21      15       4       1
November 15, 2023.............     66      18      13       3       0
November 15, 2024.............     63      16      11       2       0
November 15, 2025.............     59      14       9       2       0
November 15, 2026.............     55      12       8       1       0
November 15, 2027.............     50      10       6       1       0
November 15, 2028............      46       8       5       1       0
November 15, 2029.............     40       6       4       1       0
November 15, 2030.............     35       5       3       0       0
November 15, 2031.............     29       3       2       0       0
November 15, 2032.............     22       2       1       0       0
November 15, 2033.............     16       0       0       0       0
November 15, 2034.............      8       0       0       0       0
November 15, 2035.............      0       0       0       0       0
Weighted Average
 Life (Years).................   20.2    10.2     8.8     5.6     3.6

                                    Group 7

                                           JI, OL AND WK                                OU
                               -------------------------------------   -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                               -------------------------------------   -------------------------------------
             DATE               0%     100%    131%    250%    400%     0%     100%    131%    250%    400%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100
November 15, 2006.............   100     100     100     100     100     100     100      96      80      60
November 15, 2007.............   100     100     100     100     100     100     100      91      58      20
November 15, 2008.............   100     100     100     100     100     100     100      86      38       0
November 15, 2009.............   100     100     100     100     100     100     100      82      22       0
November 15, 2010.............   100     100     100     100     100     100     100      79      12       0
November 15, 2011.............   100     100     100     100     100     100     100      77       5       0
November 15, 2012.............   100     100     100     100     100     100     100      75       1       0
November 15, 2013.............   100     100     100     100     100     100     100      74       0       0
November 15, 2014.............   100     100     100     100     100     100      99      72       0       0
November 15, 2015.............   100     100     100     100      93     100      97      70       0       0
November 15, 2016.............   100     100     100     100      68     100      94      67       0       0
November 15, 2017............    100     100     100     100      50     100      89      63       0       0
November 15, 2018.............   100     100     100     100      37     100      84      58       0       0
November 15, 2019.............   100     100     100     100      27     100      79      54       0       0
November 15, 2020.............   100      96      96      96      19     100      73      49       0       0
November 15, 2021.............   100      78      78      78      14     100      67      45       0       0
November 15, 2022.............   100      62      62      62      10     100      61      40       0       0
November 15, 2023.............   100      50      50      50       7     100      55      35       0       0
November 15, 2024.............   100      39      39      39       5     100      49      31       0       0
November 15, 2025.............   100      30      30      30       4     100      43      27       0       0
November 15, 2026.............   100      23      23      23       2     100      37      23       0       0
November 15, 2027.............   100      18      18      18       2     100      31      19       0       0
November 15, 2028............    100      13      13      13       1     100      26      15       0       0
November 15, 2029.............   100       9       9       9       1     100      21      12       0       0
November 15, 2030.............    99       6       6       6       0     100      16       9       0       0
November 15, 2031.............     9       4       4       4       0     100      11       6       0       0
November 15, 2032.............     2       2       2       2       0      79       6       4       0       0
November 15, 2033.............     1       1       1       1       0      55       4       2       0       0
November 15, 2034.............     0       0       0       0       0      28       1       1       0       0
November 15, 2035.............     0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  25.6    18.8    18.8    18.8    12.9    28.1    18.9    14.1     2.6     1.2

                                              WF AND YS                                  WG
                                -------------------------------------   -------------------------------------
                                      PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                                -------------------------------------   -------------------------------------
             DATE                0%     100%    131%    250%    400%     0%     100%    131%    250%    400%
------------------------------  -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................    100     100     100     100     100     100     100     100     100     100
November 15, 2006.............     96      96      90      64      33      96      77      77      77      77
November 15, 2007.............     93      93      78      26       0      92      51      51      51      51
November 15, 2008.............     88      88      67       0       0      87      22      22      22       4
November 15, 2009.............     84      84      56       0       0      82       0       0       0       0
November 15, 2010.............     80      80      46       0       0      77       0       0       0       0
November 15, 2011.............     75      75      38       0       0      71       0       0       0       0
November 15, 2012.............     69      69      30       0       0      65       0       0       0       0
November 15, 2013.............     64      64      22       0       0      58       0       0       0       0
November 15, 2014............      58      57      14       0       0      51       0       0       0       0
November 15, 2015.............     52      47       4       0       0      43       0       0       0       0
November 15, 2016.............     45      35       0       0       0      35       0       0       0       0
November 15, 2017.............     38      21       0       0       0      26       0       0       0       0
November 15, 2018.............     31       6       0       0       0      16       0       0       0       0
November 15, 2019.............     23       0       0       0       0       6       0       0       0       0
November 15, 2020.............     15       0       0       0       0       0       0       0       0       0
November 15, 2021.............      6       0       0       0       0       0       0       0       0       0
November 15, 2022.............      0       0       0       0       0       0       0       0       0       0
November 15, 2023.............      0       0       0       0       0       0       0       0       0       0
November 15, 2024.............      0       0       0       0       0       0       0       0       0       0
November 15, 2025.............      0       0       0       0       0       0       0       0       0       0
November 15, 2026.............      0       0       0       0       0       0       0       0       0       0
November 15, 2027.............      0       0       0       0       0       0       0       0       0       0
November 15, 2028.............      0       0       0       0       0       0       0       0       0       0
November 15, 2029.............      0       0       0       0       0       0       0       0       0       0
November 15, 2030.............      0       0       0       0       0       0       0       0       0       0
November 15, 2031.............      0       0       0       0       0       0       0       0       0       0
November 15, 2032.............      0       0       0       0       0       0       0       0       0       0
November 15, 2033.............      0       0       0       0       0       0       0       0       0       0
November 15, 2034.............      0       0       0       0       0       0       0       0       0       0
November 15, 2035.............      0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................    9.7     8.7     4.9     1.4     0.7     8.6     2.0     2.0     2.0     1.9

                                                WH                                      WJ
                               -------------------------------------   -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                               -------------------------------------   -------------------------------------
             DATE               0%     100%    131%    250%    400%     0%     100%    131%    250%    400%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100
November 15, 2006.............   100     100     100     100     100     100     100     100     100     100
November 15, 2007.............   100     100     100     100     100     100     100     100     100     100
November 15, 2008.............   100     100     100     100     100     100     100     100     100     100
November 15, 2009.............   100      95      95      95      53     100     100     100     100     100
November 15, 2010.............   100      71      71      71      15     100     100     100     100     100
November 15, 2011.............   100      49      49      49       0     100     100     100     100      80
November 15, 2012.............   100      27      27      27       0     100     100     100     100      50
November 15, 2013.............   100       7       7       7       0     100     100     100     100      27
November 15, 2014.............   100       0       0       0       0     100      85      85      85      10
November 15, 2015.............   100       0       0       0       0     100      63      63      63       0
November 15, 2016.............   100       0       0       0       0     100      45      45      45       0
November 15, 2017.............   100       0       0       0       0     100      30      30      30       0
November 15, 2018.............   100       0       0       0       0     100      18      18      18       0
November 15, 2019.............   100       0       0       0       0     100       7       7       7       0
November 15, 2020.............    95       0       0       0       0     100       0       0       0       0
November 15, 2021.............    84       0       0       0       0     100       0       0       0       0
November 15, 2022.............    71       0       0       0       0     100       0       0       0       0
November 15, 2023.............    58       0       0       0       0     100       0       0       0       0
November 15, 2024.............    43       0       0       0       0     100       0       0       0       0
November 15, 2025.............    28       0       0       0       0     100       0       0       0       0
November 15, 2026.............    11       0       0       0       0     100       0       0       0       0
November 15, 2027.............     0       0       0       0       0      90       0       0       0       0
November 15, 2028.............     0       0       0       0       0      62       0       0       0       0
November 15, 2029.............     0       0       0       0       0      32       0       0       0       0
November 15, 2030.............     0       0       0       0       0       0       0       0       0       0
November 15, 2031.............     0       0       0       0       0       0       0       0       0       0
November 15, 2032.............     0       0       0       0       0       0       0       0       0       0
November 15, 2033.............     0       0       0       0       0       0       0       0       0       0
November 15, 2034............      0       0       0       0       0       0       0       0       0       0
November 15, 2035.............     0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  18.4     6.0     6.0     6.0     4.1    23.4    11.0    11.0    11.0     7.2

                                                 ZY                                GROUP 7 ASSETS
                                -------------------------------------   -------------------------------------
                                      PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                                -------------------------------------   -------------------------------------
             DATE                0%     100%    131%    250%    400%     0%     100%    131%    250%    400%
------------------------------  -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................    100     100     100     100     100     100     100     100     100     100
November 15, 2006.............    106     106     106     106     106      99      95      94      89      83
November 15, 2007.............    113     113     113     113      53      98      89      86      77      66
November 15, 2008.............    120     120     120     102       0      97      82      78      64      49
November 15, 2009.............    127     127     127      61       0      96      76      71      54      37
November 15, 2010.............    135     135     135      32       0      95      70      64      45      27
November 15, 2011.............    143     143     143      14       0      93      64      57      37      20
November 15, 2012.............    152     152     152       4       0      92      59      52      31      15
November 15, 2013.............    161     161     161       0       0      90      54      46      26      11
November 15, 2014.............    171     171     171       0       0      89      49      42      21       8
November 15, 2015.............    182     182     182       0       0      87      45      37      17       6
November 15, 2016.............    193     193     180       0       0      85      41      33      14       5
November 15, 2017.............    205     205     169       0       0      83      37      30      12       3
November 15, 2018.............    218     218     158       0       0      80      34      26      10       2
November 15, 2019.............    231     213     146       0       0      78      30      23       8       2
November 15, 2020.............    245     198     133       0       0      75      27      20       6       1
November 15, 2021.............    261     181     120       0       0      73      24      18       5       1
November 15, 2022.............    270     165     108       0       0      70      21      15       4       1
November 15, 2023.............    270     148      96       0       0      66      19      13       3       0
November 15, 2024.............    270     132      84       0       0      63      16      11       3       0
November 15, 2025.............    270     116      72       0       0      59      14      10       2       0
November 15, 2026.............    270     100      62       0       0      55      12       8       2       0
November 15, 2027.............    270      85      51       0       0      50      10       7       1       0
November 15, 2028.............    270      70      42       0       0      46       8       5       1       0
November 15, 2029.............    270      56      33       0       0      40       6       4       1       0
November 15, 2030.............    270      42      24       0       0      35       5       3       0       0
November 15, 2031.............    270      29      17       0       0      29       3       2       0       0
November 15, 2032.............    213      17      10       0       0      22       2       1       0       0
November 15, 2033.............    148      10       5       0       0      16       1       1       0       0
November 15, 2034.............     77       4       2       0       0       8       0       0       0       0
November 15, 2035.............      0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................   28.1    20.6    18.6     4.3     2.0    20.2    10.4     9.1     5.8     3.9

YIELD TABLES

     The following tables show pre-tax yields to maturity (corporate bond equivalent) of specified Classes at various percentages of PSA and CPR and levels of LIBOR, if applicable. We have prepared these tables using the Modeling Assumptions and the assumed prices in the table captions, plus accrued interest, if any. Actual sales will not necessarily occur at the assumed prices.

                                 PRE-TAX YIELDS

                                    Group 1

                                    CO CLASS
                          (ASSUMED PRICE: 63.453125%)

      100% PSA          150% PSA   300% PSA   400% PSA
      --------          --------   --------   --------
         2.2%             3.2%       25.5%      38.8%

                                    LT CLASS
                           (ASSUMED PRICE: 0.218295%)

        LIBOR           100% PSA   150% PSA   300% PSA   400% PSA   6.0% CPR
        -----           --------   --------   --------   --------   --------
6.500% and Lower......    12.3%       6.2%     (95.2)%      *         12.3%
6.525.................    (4.6)     (13.5)         *        *         (4.6)
6.550 and Higher......       *          *          *        *            *

                                    MI CLASS
                             (ASSUMED PRICE: 15.0%)

      100% PSA          150% PSA   180% PSA   300% PSA   400% PSA   6.0% CPR
      --------          --------   --------   --------   --------   --------
        25.2%             20.6%      0.2%      (74.5)%      *         25.2%

         ------------------------
         * Less than (99.9)%.

                                    PO CLASS
                            (ASSUMED PRICE: 56.75%)

      100% PSA          150% PSA   300% PSA   400% PSA   6.0% CPR
      --------          --------   --------   --------   --------
         2.4%             3.1%       26.5%      41.6%      2.5%

                                    SM CLASS
                           (ASSUMED PRICE: 99.1125%)

        LIBOR           100% PSA   150% PSA   300% PSA   400% PSA   6.0% CPR
        -----           --------   --------   --------   --------   --------
3.1150%...............    12.9%      13.0%      13.4%      13.6%      12.9%
4.1150................     9.1        9.1        9.7       10.0        9.1
5.3075................     4.6        4.7        5.3        5.6        4.6
6.5000 and Higher.....     0.2        0.2        1.0        1.4        0.2

                                    SN CLASS
                           (ASSUMED PRICE: 99.65625%)

        LIBOR           100% PSA   150% PSA   300% PSA   400% PSA   6.0% CPR
        -----           --------   --------   --------   --------   --------
3.1150%...............    13.0%      13.0%      13.1%      13.2%      13.0%
4.1150................     9.2        9.2        9.4        9.5        9.2
5.3325................     4.6        4.6        4.9        5.1        4.6
6.5500 and Higher.....     0.1        0.1        0.6        0.8        0.1

                                    Group 2

                                    EO CLASS
                          (ASSUMED PRICE: 69.859375%)

      100% PSA          160% PSA   300% PSA   400% PSA
      --------          --------   --------   --------
         2.3%             5.6%       16.5%      23.2%

                                    HT CLASS
                            (ASSUMED PRICE: 0.085%)

                                              163% PSA
                                              THROUGH
        LIBOR           100% PSA   160% PSA   240% PSA   300% PSA   400% PSA
        -----           --------   --------   --------   --------   --------
6.550% and Lower......    55.3%      42.9%      42.0%      36.9%      14.1%
6.575.................    18.3       (4.5)      (5.8)     (13.5)     (41.1)
6.600 and Higher......       *          *          *          *          *

                                    NT CLASS
                            (ASSUMED PRICE: 0.1325%)

                                                       163% PSA
                                                       THROUGH
             LIBOR               100% PSA   160% PSA   378% PSA   400% PSA
             -----               --------   --------   --------   --------
6.600% and Lower...............    21.7%     (56.2)%    (58.3)%    (58.8)%
6.625..........................     2.3      (88.7)     (90.8)     (91.5)
6.650 and Higher...............       *          *          *          *

         ------------------------
         * Less than (99.9)%.

                                    SH CLASS
                          (ASSUMED PRICE: 96.378125%)

                                                       163% PSA
                                                       THROUGH
             LIBOR               100% PSA   160% PSA   378% PSA   400% PSA
             -----               --------   --------   --------   --------
3.1150%........................    9.8%       12.0%      12.0%      12.0%
4.1150.........................    7.2         9.4        9.5        9.5
5.3575.........................    3.9         6.2        6.3        6.3
6.6000 and Higher..............    0.7         3.1        3.1        3.1

                                    SL CLASS
                          (ASSUMED PRICE: 98.034375%)

                                                       163% PSA
                                                       THROUGH
             LIBOR               100% PSA   160% PSA   378% PSA   400% PSA
             -----               --------   --------   --------   --------
3.1150%........................    9.5%       10.6%      10.7%      10.7%
4.1150.........................    6.9         8.1        8.1        8.1
5.3825.........................    3.6         4.9        4.9        4.9
6.6500 and Higher..............    0.4         1.7        1.8        1.8

                                    ST CLASS
                           (ASSUMED PRICE: 100.3625%)

                                              163% PSA
                                              THROUGH
        LIBOR           100% PSA   160% PSA   240% PSA   300% PSA   400% PSA
        -----           --------   --------   --------   --------   --------
3.1150%...............    12.8%      12.7%      12.7%      12.7%      12.6%
4.1150................     9.0        9.0        9.0        8.9        8.9
5.3325................     4.5        4.4        4.4        4.4        4.4
6.5500 and Higher.....     0.0        0.0        0.0        0.0        0.0

                                    SW CLASS
                          (ASSUMED PRICE: 101.540833%)

                                              163% PSA
                                              THROUGH
        LIBOR           100% PSA   160% PSA   240% PSA   300% PSA   400% PSA
        -----           --------   --------   --------   --------   --------
3.1150%...............    12.7%      12.4%      12.4%      12.3%      12.1%
4.1150................     8.9        8.7        8.7        8.6        8.4
5.3575................     4.3        4.1        4.1        4.1        3.9
6.6000 and Higher.....    (0.2)      (0.4)      (0.4)      (0.4)      (0.6)

                                    TI CLASS
                          (ASSUMED PRICE: 19.546875%)

                                              163% PSA
                                              THROUGH
      100% PSA          154% PSA   160% PSA   240% PSA   300% PSA   400% PSA
      --------          --------   --------   --------   --------   --------
        19.1%             0.2%      (3.5)%     (4.8)%     (12.4)%    (40.0)%

                                    Group 3

                                    DS CLASS
                          (ASSUMED PRICE: 99.417561%)

        LIBOR           100% PSA   150% PSA   300% PSA   500% PSA   700% PSA
        -----           --------   --------   --------   --------   --------
3.11500%..............    7.9%       7.9%       7.9%       8.1%       8.2%
4.11500...............    6.3        6.3        6.3        6.5        6.6
5.30750...............    4.4        4.4        4.4        4.6        4.8
6.50000...............    2.5        2.5        2.5        2.7        2.9
7.24998...............    6.4        5.5        4.9        2.8        1.8
7.99995 and Higher....    5.8        4.9        4.2        1.8        0.6

                                    FI CLASS
                             (ASSUMED PRICE: 6.5%)

        LIBOR           100% PSA   150% PSA   300% PSA   500% PSA   700% PSA
        -----           --------   --------   --------   --------   --------
6.50000% and Lower....       *          *          *          *        *
7.24998...............    20.6%      15.5%       9.1%     (10.9)%      *
7.99995 and Higher....    21.8       16.6       10.1      (10.0)       *

         ------------------------
         * Less than (99.9)%.

                                    GI CLASS
                          (ASSUMED PRICE: 21.796875%)

                        93% PSA
                        THROUGH
       50% PSA          500% PSA   700% PSA   735% PSA
       -------          --------   --------   --------
        12.6%             8.1%       2.0%       0.0%

                                    JS CLASS
                          (ASSUMED PRICE: 89.203125%)

        LIBOR           100% PSA   150% PSA   300% PSA   500% PSA   700% PSA
        -----           --------   --------   --------   --------   --------
3.11500%..............    9.7%       10.2%      11.1%      14.0%      17.1%
4.11500...............    7.9         8.4        9.2       12.2       15.4
6.05748...............    4.5         5.0        5.7        8.7       12.0
7.99995 and Higher....    1.2         1.6        2.3        5.3        8.7

                                    OF CLASS
                           (ASSUMED PRICE: 101.8125%)

             LIBOR               100% PSA   150% PSA   300% PSA   500% PSA   700% PSA
             -----               --------   --------   --------   --------   --------
3.11500%.......................    3.9%       3.9%       3.8%       3.3%       2.8%
4.11500........................    4.9        4.9        4.7        4.3        3.8
5.30750........................    6.1        6.0        5.9        5.5        5.0
6.50000........................    7.3        7.2        7.1        6.7        6.1
7.24998.......................     4.6        5.3        5.7        6.8        6.9
7.99995 and Higher.............    5.1        5.9        6.4        7.5        7.6

                                    Group 4

                                    FC CLASS
                          (ASSUMED PRICE: 98.234375%)

             LIBOR               100% PSA   220% PSA   350% PSA   500% PSA
             -----               --------   --------   --------   --------
7.0% and Lower.................     0.1%       0.5%       1.0%       1.4%
Higher than 7.0%...............    27.3       27.5       27.7       27.9

                                    SC CLASS
                           (ASSUMED PRICE: 100.375%)

             LIBOR               100% PSA   220% PSA   350% PSA   500% PSA
             -----               --------   --------   --------   --------
7.0% and Lower.................    7.0%        6.9%       6.7%       6.5%
Higher than 7.0%..............    0.0        (0.1)      (0.2)      (0.3)

                                    Group 5

                                    BI CLASS
                          (ASSUMED PRICE: 24.584375%)

      100% PSA          150% PSA   300% PSA   357% PSA   450% PSA   700% PSA
      --------          --------   --------   --------   --------   --------
        17.1%             13.9%      3.9%       0.0%      (6.6)%     (25.4)%

                                    CS CLASS
                            (ASSUMED PRICE: 0.3875%)

        LIBOR           100% PSA   150% PSA   300% PSA   450% PSA   700% PSA
        -----           --------   --------   --------   --------   --------
3.1150%...............   657.9%     643.9%     600.4%     576.8%     498.7%
4.1150................   124.8      117.1       90.2       66.6       15.5
4.3325................    50.8       43.7       11.4      (15.5)     (63.3)
4.5500 and Higher.....       *          *          *          *          *

         ------------------------
         * Less than (99.9)%.

                                    OA CLASS
                             (ASSUMED PRICE: 59.0%)

      100% PSA          150% PSA   300% PSA   450% PSA   700% PSA
      --------          --------   --------   --------   --------
         2.5%             2.9%       5.8%       14.8%      24.6%

                                    Group 6

                                    HO CLASS
                           (ASSUMED PRICE: 50.63125%)

                        83% PSA
                        THROUGH
       50% PSA          250% PSA   400% PSA
       -------          --------   --------
         3.7%             4.1%       6.1%

                                    LI CLASS
                           (ASSUMED PRICE: 34.59375%)

                        83% PSA
                        THROUGH
       50% PSA          250% PSA   400% PSA   643% PSA
       -------          --------   --------   --------
        13.4%             12.9%      9.4%       0.0%

                                   LO CLASS**
                            (ASSUMED PRICE: 67.625%)

      100% PSA          131% PSA   250% PSA   400% PSA
      --------          --------   --------   --------
         2.1%             3.0%       18.0%      40.5%

        -----------------------
        ** MACR Class formed from REMIC Classes in Groups 6 and 7.

                                    OT CLASS
                            (ASSUMED PRICE: 61.85%)

                        98% PSA
                        THROUGH
       50% PSA          250% PSA   400% PSA
       -------          --------   --------
         3.3%             4.4%       6.9%

                                    OW CLASS
                          (ASSUMED PRICE: 64.765625%)

      100% PSA          131% PSA   250% PSA   400% PSA
      --------          --------   --------   --------
         2.4%             3.4%       21.2%      48.8%

                                   QS CLASS**
                           (ASSUMED PRICE: 104.8625%)

             LIBOR               100% PSA   131% PSA   250% PSA   400% PSA
             -----               --------   --------   --------   --------
3.1150%........................    20.4%      19.9%      16.9%      13.4%
4.1150.........................    14.3       13.8       11.0        7.7
5.3575.........................     6.8        6.4        3.8        0.9
6.6000 and Higher..............    (0.5)      (0.8)      (3.2)      (5.9)

        -----------------------
        ** MACR Class formed from REMIC Classes in Groups 6 and 7.

                                    SP CLASS
                           (ASSUMED PRICE: 104.8625%)

             LIBOR               100% PSA   131% PSA   250% PSA   400% PSA
             -----               --------   --------   --------   --------
3.1150%........................    20.4%      19.8%      16.6%      13.0%
4.1150.........................    14.3       13.8       10.8        7.4
5.3575.........................     6.8        6.4        3.6        0.5
6.6000 and Higher..............    (0.5)      (0.9)      (3.4)      (6.1)

                                    UI CLASS
                          (ASSUMED PRICE: 32.540625%)

                        98% PSA
                        THROUGH
       50% PSA          250% PSA   400% PSA   430% PSA
       -------          --------   --------   --------
        13.4%             10.5%      2.1%       0.0%

                                    Group 7

                                    JI CLASS
                          (ASSUMED PRICE: 38.978125%)

                        74% PSA
                        THROUGH
       50% PSA          250% PSA   400% PSA   652% PSA
       -------          --------   --------   --------
        11.6%             11.3%      8.3%       0.0%

                                    OL CLASS
                           (ASSUMED PRICE: 47.8125%)

                        74% PSA
                        THROUGH
       50% PSA          250% PSA   400% PSA
       -------          --------   --------
         3.8%             4.0%       5.9%

                                    OU CLASS
                           (ASSUMED PRICE: 63.78125%)

      100% PSA          131% PSA   250% PSA   400% PSA
      --------          --------   --------   --------
         2.4%             3.5%       19.9%      43.4%

                                    YS CLASS
                          (ASSUMED PRICE: 102.29334%)

             LIBOR               100% PSA   131% PSA   250% PSA   400% PSA
             -----               --------   --------   --------   --------
3.1150%........................    21.1%      20.8%      19.5%      17.8%
4.1150.........................    14.9       14.6       13.4       11.9
5.3575.........................     7.2        7.1        6.0        4.8
6.6000 and Higher..............    (0.2)      (0.3)      (1.2)      (2.2)

                              FINAL PAYMENT DATES

     The Final Payment Date for each Class is the latest date by which it will be paid in full and will retire. We calculate Final Payment Dates using highly conservative assumptions. The actual retirement of each Class may occur earlier than its Final Payment Date.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Any discussion of tax matters herein and in the Offering Circular was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on such person. Such discussion was written to support the promotion and marketing of the Certificates. Investors should consult their own independent tax advisors regarding the Certificates and each investor's particular circumstances.

     Subject to the assumptions described under Certain Federal Income Tax Consequences -- REMIC Election in the Offering Circular, the Upper-Tier REMIC Pool and the Lower-Tier REMIC Pool will each qualify as a REMIC for federal income tax purposes.

REGULAR CLASSES

     The Regular Classes are "regular interests" in the Upper-Tier REMIC Pool. They are treated as debt instruments for federal income tax purposes and may be issued with original issue discount ("OID") or at a premium. Based in part on
(a) the level of LIBOR as of the date of this Supplement and (b) information provided by the Underwriter regarding the initial prices at which it would have expected to sell or will sell substantial portions of the Regular Classes, we expect to report income to the Internal Revenue Service and to Holders of the Regular Classes assuming they are issued as follows:

        - OID: AZ, BG, BH, BI, CO, CS, CW, EO, FC, FI, FL, HB, HO, HT, JI, JS, LI, LT, LZ, MI, MZ, NT, OL, OT, OU, OW, PO, SH, SM, TI, UI, VZ, WF, WH, WJ, YF, Z, ZA, ZB, ZC, ZH, ZJ and ZY.

        - De Minimis OID: A, FN, FW, HA and ST.

        - Premium: BC, SC, SP, WG and YS.

     OID generally results in recognition of taxable income in advance of the receipt of cash attributable to that income. The Pricing Speeds used for OID and premium calculations are:

        - Groups 1, 3 and 5 -- 150% PSA

        - Group 2 -- 160% PSA

        - Group 4 -- 220% PSA

        - Groups 6 and 7 -- 131% PSA

See Certain Federal Income Tax Consequences -- Taxation of Regular
Classes -- Original Issue Discount and -- Premium in the Offering Circular. In addition, the Pricing Speeds are used to determine the principal type for certain Classes. See the descriptions of PAC and Scheduled Classes in Appendix II to the Offering Circular. Mortgage prepayment rates will differ, perhaps significantly, from the Pricing Speeds shown above.

     As set forth above, we intend to report income with respect to TI assuming that Class is issued with OID. It is not entirely clear, however, that TI is issued with OID or how taxable income with respect to TI should be reported because its yield to maturity, determined based on its Pricing Speed, is negative.

     We intend to report any original issue or market discount or premium on the Floating Rate Classes, other than FC, FI and OF assuming that the variable rate is a fixed rate equal to the value of the variable rate as of the date of this Supplement. See Certain Federal Income Tax Consequences -- Taxation of Regular Classes -- Floating Rate, Inverse Floating Rate and Weighted Average Coupon Classes in the Offering Circular.

RESIDUAL CLASSES

     Each Residual Class is the "residual interest" in its related REMIC Pool. Special tax considerations apply to the Residual Classes. The taxation of the Residual Classes can produce a significantly less favorable after-tax return than if (a) the Residual Classes were taxable as debt instruments or (b) no portion of the taxable income on the Residual Classes were treated as "excess inclusions." In certain periods, taxable income and the resulting tax liability on a Residual Class may exceed any payments on that Class. See Certain Federal Income Tax Consequences -- Taxation of Residual Classes in the Offering Circular.

     A substantial tax may be imposed on certain transferors of a Residual Class and certain beneficial owners of a Residual Class that are "pass-through entities." See Certain Federal Income Tax Consequences -- Transfers of Interests in a Residual Class -- Disqualified Organizations in the Offering Circular. You should not purchase a Residual Class before consulting your tax advisor.

     We intend to report accruals of OID and market discount and to amortize premium with respect to the Multiclass Assets using the applicable Pricing Speeds shown above, regardless of the Pricing Speeds used in their Series.

     Certain Transfers of Residual Classes

     The REMIC Regulations disregard:

     1. A transfer of a "noneconomic residual interest" unless no significant purpose of the transfer is to impede the assessment or collection of tax.

     2. Except in certain cases, a transfer of a residual interest to a foreign investor or a transfer of a residual interest from a foreign investor to a U.S. investor. Accordingly, the Agreement prohibits the transfer of an interest in a Residual Class to or from a foreign investor without our written consent.

See Certain Federal Income Tax Consequences -- Transfers of Interests in a Residual Class -- Additional Transfer Restrictions in the Offering Circular. In the case of a transfer that is disregarded, the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Residual Classes with Negative Fair Market Values

     Recently, the Treasury issued final regulations addressing the treatment of a payment made to a transferee on the transfer of a "noneconomic residual interest." Under these regulations, the transferee does not immediately recognize the payment as income. Rather, the payment is recognized as income over a period that is reasonably related to the period during which the REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic Residual Class. The regulations also provide the following two safe harbor methods for tax accounting for the payment:

        - A transferee may recognize the payment for federal income tax purposes in the same amounts and over the same period in which the payment is included in the transferee's income for financial reporting purposes, provided that such period is not shorter than the period over which the REMIC is expected to generate taxable income.

        - A transferee may recognize the payment for federal income tax purposes ratably over the "anticipated weighted average life of the REMIC," as defined in the REMIC Regulations, as determined at the time the transferee acquires the residual interest.

     The regulations state that the unamortized amount of the payment must be currently included by a transferee on disposition of the Residual Class. Additionally, the regulations provide that a transferee's treatment of the payment is a method of accounting that must be consistently applied to all such payments received by the transferee in connection with noneconomic Residual Classes. Finally, the regulations state that such payment shall be treated as income from U.S. sources. The regulations are effective for taxable years ending on or after May 11, 2004.

     Certain federal income tax consequences of a payment made to a transferee on the transfer of a Residual Class remain unclear. For example, the regulations do not address whether a residual interest could have a negative basis and a negative issue price.

     If you receive a payment in connection with the acquisition of a Residual Class, you should consult your tax advisor as to the proper treatment of such payment.

     Reporting and Administrative Matters

     We will provide Holders of the Residual Classes information to enable them to prepare reports required under the Code or applicable Treasury regulations. Because we do not intend to hold the Residual Classes, applicable law may not allow us to perform tax administrative functions for the REMIC Pools. Therefore, if you own a Residual Class, you may have certain tax administrative obligations, for which we will act as your attorney-in-fact and agent. See Certain Federal Income Tax Consequences -- Reporting and Administrative Matters in the Offering Circular.

MACR CLASSES

     The arrangement under which the MACR Classes are created (the "MACR POOL") will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code. The interests in the Regular Classes that have been exchanged for the MACR Classes, including any exchanges effective on the Closing Date, will be the assets of the MACR Pool and the MACR Classes will represent beneficial ownership of these assets.

     For a discussion of certain federal income tax consequences applicable to the MACR Classes, see Certain Federal Income Tax Consequences -- Taxation of MACR Classes, -- Exchanges of MACR Classes and Regular Classes and -- Taxation of Certain Foreign Investors in the Offering Circular.

                        LEGAL INVESTMENT CONSIDERATIONS

     You should consult your legal advisor to determine whether the Certificates are a legal investment for you and whether you can use the Certificates as collateral for borrowings. See Legal Investment Considerations in the Offering Circular.

                              ERISA CONSIDERATIONS

     Fiduciaries of ERISA plans should review ERISA Considerations in the Offering Circular.

                              PLAN OF DISTRIBUTION

     Under an agreement with the Underwriter, we have agreed to sell all of the REMIC Certificates to the Underwriter in exchange for the Assets.

     The Underwriter is offering the Certificates to the public in negotiated transactions at varying prices to be determined at the time of sale, plus accrued interest on each interest-bearing Class from the first day of its initial Accrual Period. The Underwriter is offering the Certificates subject to their issuance by us and subject to the Underwriter's right to reject any order. The Underwriter may make sales to or through securities dealers. The dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriter and commissions from any purchasers for which they act as agents.

     Our agreement with the Underwriter provides that we will indemnify it against certain liabilities.

                                 LEGAL MATTERS

     Our General Counsel (or one of our Deputy General Counsels) will render an opinion on the legality of the Certificates. Stroock & Stroock & Lavan LLP is representing the Underwriter on legal matters concerning the Certificates.

                                                                      APPENDIX A
                     AVAILABLE COMBINATIONS -- SERIES 3074

                 REMIC CERTIFICATES                                              MACR CERTIFICATES
-----------------------------------------------------   --------------------------------------------------------------------
                          ORIGINAL        EXCHANGE      MACR        MAXIMUM           EXCHANGE                        CLASS
GROUP    REMIC CLASS       BALANCE     PROPORTIONS(1)   CLASS   ORIGINAL BALANCE   PROPORTIONS(1)  PRINCIPAL TYPE(2)  COUPON
-----    -----------     -----------   --------------   -----   ----------------   --------------  -----------------  ------
       COMBINATION 1
  1    LT                $29,322,071        (3)          SN       $ 7,996,929           100%        SC/NSJ/SEQ        (4)
       SM                  7,996,929       100%
       COMBINATION 2
  1    FN                $29,322,071       100%          FM       $29,322,071           100%        SC/NSJ/SEQ        (4)
       LT                 29,322,071        (3)
       COMBINATION 3
  1    FN                $29,322,071   78.5714274230%    VJ       $37,319,000           100%        SC/NSJ/SEQ         5.5%
       LT                 29,322,071        (3)
       SM                  7,996,929   21.4285725770
       COMBINATION 4
  1    FN                $29,322,071   78.5714274230%    VL       $37,319,000           100%        SC/NSJ/SEQ         6.0%
       LT                 29,322,071        (3)
       MI                  3,731,900        (3)
       SM                  7,996,929   21.4285725770
       COMBINATION 5
  1    FN                $29,322,071   78.5714274230%    VK       $37,319,000           100%        SC/NSJ/SEQ         5.75%
       LT                 29,322,071        (3)
       MI                  1,865,950        (3)
       SM                  7,996,929   21.4285725770
       COMBINATION 6
  2    FL                $50,000,000       100%          FH       $50,000,000           100%         SC/TAC I         (4)
       NT                 50,000,000        (3)
       COMBINATION 7
  2    FL                $50,000,000   71.4285714286%    XE       $70,000,000           100%         SC/TAC I          5.0%
       NT                 50,000,000        (3)
       SH                 20,000,000   28.5714285714
       COMBINATION 8
  2    NT                $50,000,000        (3)          SL       $20,000,000           100%         SC/TAC I         (4)
       SH                 20,000,000       100%
       COMBINATION 9
  2    FW                $39,290,614       100%          FT       $39,290,614           100%        SC/TAC III        (4)
       HT                 39,290,614        (3)
       COMBINATION 10
  2    HT                $39,290,614        (3)          SW       $10,715,622           100%        SC/TAC III        (4)
       ST                 10,715,622       100%
       COMBINATION 11
  2    FW                $39,290,614   78.5714285714%    VE       $50,006,236           100%        SC/TAC III         5.5%
       HT                 39,290,614        (3)
       ST                 10,715,622   21.4285714286
       COMBINATION 12
  2    FW                $39,290,614   78.5714285714%    VB       $50,006,236           100%        SC/TAC III         6.0%
       HT                 39,290,614        (3)
       ST                 10,715,622   21.4285714286
       TI                  4,167,186        (3)
       COMBINATION 13
  3    FI                $60,000,000        (3)          DS       $38,181,258           100%            TAC           (4)
       JS                 38,181,258       100%

                   MACR CERTIFICATES
-----  -----------------------------------------
       INTEREST      CUSIP
GROUP   TYPE(2)     NUMBER    FINAL PAYMENT DATE
-----  ---------   ---------  ------------------
  1      INV/S     31396F P 2 3      May 15, 2018
  1       FLT      31396F M R 1      May 15, 2018
  1       FIX      31396F P A 5      May 15, 2018
  1       FIX      31396F P C 1      May 15, 2018
  1       FIX      31396F P B 3      May 15, 2018
  2       FLT      31396F M N 0     July 15, 2034
  2       FIX      31396F P K 3     July 15, 2034
  2      INV/S     31396F N Y 5     July 15, 2034
  2       FLT      31396F M T 7     July 15, 2034
  2      INV/S     31396F P 5 6     July 15, 2034
  2       FIX      31396F P 9 8     July 15, 2034
  2       FIX      31396F P 8 0     July 15, 2034
  3    INV/FLT/T   31396F M K 6 November 15, 2035

                 REMIC CERTIFICATES                                              MACR CERTIFICATES
-----------------------------------------------------   --------------------------------------------------------------------
                          ORIGINAL        EXCHANGE      MACR        MAXIMUM           EXCHANGE                        CLASS
GROUP    REMIC CLASS       BALANCE     PROPORTIONS(1)   CLASS   ORIGINAL BALANCE   PROPORTIONS(1)  PRINCIPAL TYPE(2)  COUPON
-----    -----------     -----------   --------------   -----   ----------------   --------------  -----------------  ------
       COMBINATION 14
  3    LZ                $ 5,163,000   50.0020483117%    ZG       $10,325,577           100%            SUP            5.5%
       MZ                  5,162,577   49.9979516883
       COMBINATION 15
  3    BC                $56,955,165       100%          CN       $56,955,165           N/A             PAC            5.25%
                                                         CP        56,955,165           N/A             PAC            5.0
                                                         CQ        56,955,165           N/A             PAC            4.75
                                                         CT        56,955,165           N/A             PAC            4.5
                                                         GI        10,355,484           N/A          NTL(PAC)          5.5
       COMBINATION 16
  5    BG                $28,859,000   80.9418298087%    PA       $35,654,000           100%            PAC            5.0%
       BH                  6,795,000   19.0581701913
       COMBINATION 17
  5    CW                $17,719,329       100%          AG       $14,766,107           N/A             TAC            6.0%
                                                         CU        16,108,481           N/A             TAC            5.5
                                                         OA         2,953,222           N/A             TAC            0.0
       COMBINATION 18
  6    OT                $37,205,610       100%          HC       $37,205,610           100%            PAC            5.0%
       UI                 37,205,610        (3)
       COMBINATION 19
  6    HO                $36,970,088       100%          HD       $36,970,088           100%            PAC            5.0%
       LI                 36,970,088        (3)
       COMBINATION 20
  7    OU                $11,754,579   38.1568326987%    LO       $30,805,961           100%            SUP            0.0%
  6    OW                 19,051,382   61.8431673013
       COMBINATION 21
  6    ZJ                $35,256,907   61.8425052797%    HZ       $57,010,800           100%            SUP            6.0%
  7    ZY                 21,753,893   38.1574947203
       COMBINATION 22
  6    SP                $ 8,571,429    8.8347942156%    HV       $97,019,000           100%            SUP            6.0%
  7    WF                 31,730,571   32.7055226296
  6    YF                 51,428,571   53.0087622012
  7    YS                  5,288,429    5.4509209536
       COMBINATION 23
  6    SP                $ 8,571,429   61.8435556843%    QS       $13,859,858           100%            SUP           (4)
  7    YS                  5,288,429   38.1564443157
       COMBINATION 24
  7    WF                $31,730,571   38.1564434611%    JF       $83,159,142           100%            SUP           (4)
  6    YF                 51,428,571   61.8435565389

                   MACR CERTIFICATES
-----  -----------------------------------------
       INTEREST      CUSIP
GROUP   TYPE(2)     NUMBER    FINAL PAYMENT DATE
-----  ---------   ---------  ------------------
  3      FIX/Z     31396F P S 6 November 15, 2035
  3       FIX      31396F M B 6  October 15, 2035
          FIX      31396F M D 2  October 15, 2035
          FIX      31396F M E 0  October 15, 2035
          FIX      31396F M G 5  October 15, 2035
        FIX/IO     31396F M V 2  October 15, 2035
  5       FIX      31396F N P 4 November 15, 2035
  5       FIX      31396F M 4 2 November 15, 2035
          FIX      31396F M H 3 November 15, 2035
          PO       31396F N H 2 November 15, 2035
  6       FIX      31396F M Z 3    April 15, 2034
  6       FIX      31396F N 2 5 November 15, 2035
  7       PO       31396F N B 5 November 15, 2035
  6
  6      FIX/Z     31396F N 6 6 November 15, 2035
  7
  6       FIX      31396F N 5 8     July 15, 2022
  7
  6
  7
  6      INV/S     31396F N R 0     July 15, 2022
  7
  7       FLT      31396F N 7 4     July 15, 2022
  6

                 REMIC CERTIFICATES                                              MACR CERTIFICATES
-----------------------------------------------------   --------------------------------------------------------------------
                          ORIGINAL        EXCHANGE      MACR        MAXIMUM           EXCHANGE                        CLASS
GROUP    REMIC CLASS       BALANCE     PROPORTIONS(1)   CLASS   ORIGINAL BALANCE   PROPORTIONS(1)  PRINCIPAL TYPE(2)  COUPON
-----    -----------     -----------   --------------   -----   ----------------   --------------  -----------------  ------
       COMBINATION 25
  7    JI                $16,471,828        (3)          WK       $16,471,828           100%            PAC            5.0%
       OL                 16,471,828       100%

                   MACR CERTIFICATES
-----  -----------------------------------------
       INTEREST      CUSIP
GROUP   TYPE(2)     NUMBER    FINAL PAYMENT DATE
-----  ---------   ---------  ------------------
  7       FIX      31396F P J 6 November 15, 2035

---------------

(1) Exchange proportions are constant proportions of the original balances of the REMIC Classes or MACR Classes, as applicable. In accordance with the exchange proportions, you may exchange REMIC Certificates for MACR Certificates, and vice versa. The exchange proportions are not applicable to the MACR Classes designated by "N/A." See Appendix III to the Offering Circular for a description of "ratio-stripping" MACR Classes of this type.
(2) See Appendix II to the Offering Circular and Payments -- Categories of Classes.
(3) The original balance of each Notional Class being exchanged equals the applicable multiplier times the original balance of the related Class being exchanged.

 COMBINATION   NOTIONAL CLASS   MULTIPLIER   RELATED CLASS
 -----------   --------------  ------------  -------------
      1              LT        3.6666664166       SM
2, 3, 4 and 5        LT            1.0            FN
      4              MI        0.1272727291       FN
      5              MI        0.0636363646       FN
   6 and 7           NT            1.0            FL
      8              NT            2.5            SH
9, 11 and 12         HT            1.0            FW
     10              HT        3.6666666667       ST
     12              TI        0.1060605976       FW
     13              FI        1.5714516269       JS
     18              UI            1.0            OT
     19              LI            1.0            HO
     25              JI            1.0            OL

(4) See Terms Sheet -- Interest.

                                                                      APPENDIX B

                               BALANCES SCHEDULES

                                                  GROUP 2
                                 GROUP 2         TAC I AND         GROUP 2          GROUP 3          GROUP 3
        PAYMENT DATE              TAC I            TAC II          TAC III             BC              TAC
        ------------           (AGGREGATE)      (AGGREGATE)      (AGGREGATE)          PAC          (AGGREGATE)
Initial.....................  $70,000,000.00   $74,000,000.00   $50,006,236.00   $56,955,165.00   $98,181,258.00
December 15, 2005...........   68,286,816.08    71,966,986.10    49,731,236.00    56,955,165.00    97,294,193.47
January 15, 2006............   66,413,250.74    69,684,062.13    49,454,861.00    56,955,165.00    96,348,909.91
February 15, 2006...........   64,379,869.37    67,152,183.75    49,177,104.12    56,955,165.00    95,346,120.37
March 15, 2006..............   62,187,322.58    64,372,514.18    48,897,958.47    56,955,165.00    94,286,601.50
April 15, 2006..............   59,836,345.98    61,346,423.73    48,617,417.08    56,955,165.00    93,171,192.60
May 15, 2006................   57,327,759.79    58,075,489.09    48,335,472.98    56,955,165.00    92,000,794.59
June 15, 2006...............   54,662,468.47    54,561,492.30    48,052,119.17    56,955,165.00    90,776,368.80
July 15, 2006...............   51,841,460.20    50,806,419.45    47,767,348.58    56,955,165.00    89,498,935.70
August 15, 2006.............   48,865,806.36    46,812,459.04    47,481,154.15    56,955,165.00    88,169,573.49
September 15, 2006..........   45,736,660.85    42,582,000.19    47,193,528.74    56,955,165.00    86,789,416.60
October 15, 2006............   45,586,259.60    41,248,630.57    46,904,465.20    56,955,165.00    85,359,654.04
November 15, 2006...........   45,431,229.18    39,830,443.44    46,613,956.35    56,955,165.00    83,881,527.70
December 15, 2006...........   45,271,610.42    38,329,059.33    46,321,994.95    56,955,165.00    82,356,330.49
January 15, 2007............   45,107,448.52    36,746,214.11    46,028,573.74    56,955,165.00    80,785,404.44
February 15, 2007...........   44,938,793.03    35,083,756.69    45,733,685.43    56,955,165.00    79,170,138.66
March 15, 2007..............   44,765,697.78    33,343,646.47    45,437,322.68    56,955,165.00    77,511,967.22
April 15, 2007..............   44,588,220.80    31,527,950.59    45,139,478.11    56,955,165.00    75,812,366.95
May 15, 2007................   44,406,424.25    29,638,841.00    44,840,144.32    56,955,165.00    74,072,855.18
June 15, 2007...............   44,220,374.37    27,678,591.37    44,539,313.87    56,955,165.00    72,294,987.34
July 15, 2007...............   44,030,141.36    25,649,573.72    44,236,979.25    56,955,165.00    70,480,354.57
August 15, 2007.............   43,835,799.32    23,554,254.99    43,933,132.97    56,955,165.00    68,686,532.95
September 15, 2007..........   43,637,426.14    21,395,193.32    43,627,767.46    56,955,165.00    66,913,275.89
October 15, 2007............   43,435,103.40    19,175,034.27    43,320,875.11    56,955,165.00    65,160,339.64
November 15, 2007...........   43,228,916.26    16,896,506.76    43,012,448.31    56,955,165.00    63,427,483.25
December 15, 2007...........   43,018,953.38    14,562,418.98    42,702,479.37    56,015,546.34    62,654,087.17
January 15, 2008............   42,805,313.95    12,175,665.22    42,390,960.59    55,080,798.62    61,895,426.31
February 15, 2008...........   42,592,097.70     9,745,425.59    42,077,884.21    54,150,896.77    61,151,292.97
March 15, 2008..............   42,335,848.32     7,286,730.37    41,763,242.45    53,225,815.86    60,421,481.93
April 15, 2008..............   42,080,610.96     4,868,149.22    41,447,027.48    52,305,531.10    59,705,790.51
May 15, 2008................   41,826,370.01     2,489,228.69    41,129,231.44    51,390,017.80    59,004,018.50
June 15, 2008...............   41,573,109.90       149,519.73    40,809,846.42    50,479,251.42    58,315,968.13
July 15, 2008...............   41,320,815.18             0.00    38,696,012.45    49,573,207.54    57,641,444.04
August 15, 2008.............   41,069,470.45             0.00    36,487,912.38    48,671,861.86    56,980,253.27
September 15, 2008..........   40,819,060.41             0.00    34,309,774.43    47,775,190.21    56,332,205.21
October 15, 2008............   40,569,569.83             0.00    32,161,230.46    46,883,168.54    55,697,111.60
November 15, 2008...........   40,320,983.57             0.00    30,041,915.78    45,995,772.94    55,074,786.46
December 15, 2008...........   40,073,286.55             0.00    27,951,469.10    45,112,979.60    54,465,046.10
January 15, 2009............   39,826,463.78             0.00    25,889,532.45    44,234,764.84    53,867,709.08
February 15, 2009...........   39,580,500.34             0.00    23,855,751.24    43,361,105.10    53,282,596.19
March 15, 2009..............   39,335,381.39             0.00    21,849,774.13    42,491,976.96    52,709,530.41
April 15, 2009..............   39,091,092.18             0.00    19,871,253.08    41,627,357.10    52,148,336.88
May 15, 2009................   38,847,618.00             0.00    17,919,843.26    40,767,222.33    51,598,842.91
June 15, 2009...............   38,604,944.25             0.00    15,995,203.07    39,911,549.56    51,060,877.91
July 15, 2009..............    38,363,056.38             0.00    14,096,994.06    39,060,315.85    50,534,273.41
August 15, 2009.............   38,121,939.93             0.00    12,224,880.95    38,213,498.35    50,018,862.98
September 15, 2009..........   37,881,580.50             0.00    10,378,531.57    37,371,074.35    49,514,482.25
October 15, 2009............   37,641,963.77             0.00     8,557,616.82    36,533,021.24    49,020,968.87
November 15, 2009...........   37,403,075.49             0.00     6,761,810.68    35,699,316.53    48,538,162.51
December 15, 2009...........   37,164,901.47             0.00     4,990,790.15    34,869,937.86    48,065,904.77
January 15, 2010............   36,927,427.60             0.00     3,244,235.23    34,044,862.96    47,604,039.24
February 15, 2010...........   36,690,639.85             0.00     1,521,828.91    33,224,069.69    47,152,411.41
March 15, 2010..............   36,454,524.24             0.00             0.00    32,407,536.02    46,710,868.69
April 15, 2010..............   36,219,066.87             0.00             0.00    31,595,240.04    46,279,260.38
May 15, 2010................   35,984,253.90             0.00             0.00    30,787,159.95    45,857,437.62
June 15, 2010...............   35,750,071.56             0.00             0.00    29,983,274.05    45,445,253.39
July 15, 2010...............   35,516,506.16             0.00             0.00    29,183,560.77    45,042,562.50
August 15, 2010.............   35,283,544.06             0.00             0.00    28,387,998.64    44,649,221.54
September 15, 2010..........   35,051,171.68             0.00             0.00    27,596,566.30    44,265,088.89
October 15, 2010............   34,819,375.53             0.00             0.00    26,809,242.50    43,890,024.65

                                                  GROUP 2
                                 GROUP 2         TAC I AND         GROUP 2          GROUP 3          GROUP 3
                                  TAC I            TAC II          TAC III             BC              TAC
        PAYMENT DATE           (AGGREGATE)      (AGGREGATE)      (AGGREGATE)          PAC          (AGGREGATE)
        ------------            CONTINUED        CONTINUED        CONTINUED        CONTINUED        CONTINUED
November 15, 2010...........  $34,588,142.16   $         0.00   $         0.00   $26,026,006.11   $43,523,890.69
December 15, 2010...........   34,357,458.20             0.00             0.00    25,246,836.10    43,166,550.57
January 15, 2011............   34,127,310.33             0.00             0.00    24,471,711.53    42,817,869.53
February 15, 2011...........   33,897,685.31             0.00             0.00    23,700,611.61    42,477,714.50
March 15, 2011..............   33,668,569.94             0.00             0.00    22,933,515.62    42,145,954.05
April 15, 2011..............   33,439,951.11             0.00             0.00    22,170,402.97    41,822,458.38
May 15, 2011................   33,211,815.75             0.00             0.00    21,411,253.16    41,507,099.30
June 15, 2011...............   32,984,150.86             0.00             0.00    20,656,045.79    41,199,750.21
July 15, 2011...............   32,756,943.48             0.00             0.00    19,904,760.59    40,900,286.09
August 15, 2011.............   32,530,180.74             0.00             0.00    19,157,377.38    40,608,583.48
September 15, 2011..........   32,303,849.82             0.00             0.00    18,418,964.85    40,319,431.65
October 15, 2011............   32,077,937.94             0.00             0.00    17,703,123.25    40,019,089.98
November 15, 2011...........   31,852,432.41             0.00             0.00    17,009,168.42    39,708,103.84
December 15, 2011...........   31,627,320.56             0.00             0.00    16,336,436.80    39,386,999.56
January 15, 2012............   31,402,589.81             0.00             0.00    15,684,284.83    39,056,285.08
February 15, 2012...........   31,178,227.62             0.00             0.00    15,052,088.33    38,716,450.49
March 15, 2012..............   30,954,221.51             0.00             0.00    14,439,241.93    38,367,968.58
April 15, 2012..............   30,730,559.05             0.00             0.00    13,845,158.48    38,011,295.45
May 15, 2012................   30,507,227.88             0.00             0.00    13,269,268.55    37,646,870.96
June 15, 2012...............   30,284,215.67             0.00             0.00    12,711,019.87    37,275,119.30
July 15, 2012...............   30,061,510.18             0.00             0.00    12,169,876.80    36,896,449.48
August 15, 2012.............   29,839,099.18             0.00             0.00    11,645,319.89    36,511,255.79
September 15, 2012..........   29,616,970.52             0.00             0.00    11,136,845.32    36,119,918.26
October 15, 2012............   29,395,112.11             0.00             0.00    10,643,964.48    35,722,803.18
November 15, 2012...........   29,173,511.89             0.00             0.00    10,166,203.50    35,320,263.44
December 15, 2012...........   28,952,157.86             0.00             0.00     9,703,102.81    34,912,639.05
January 15, 2013............   28,731,038.08             0.00             0.00     9,254,216.72    34,500,257.50
February 15, 2013...........   28,510,140.64             0.00             0.00     8,819,112.96    34,083,434.15
March 15, 2013..............   28,289,453.71             0.00             0.00     8,397,372.35    33,662,472.68
April 15, 2013..............   28,068,965.47             0.00             0.00     7,988,588.33    33,237,665.40
May 15, 2013................   27,848,664.20             0.00             0.00     7,592,366.65    32,809,293.64
June 15, 2013...............   27,628,538.18             0.00             0.00     7,208,324.96    32,377,628.11
July 15, 2013...............   27,408,575.76             0.00             0.00     6,836,092.44    31,942,929.26
August 15, 2013.............   27,188,765.34             0.00             0.00     6,475,309.50    31,505,447.57
September 15, 2013..........   26,969,095.37             0.00             0.00     6,125,627.40    31,065,423.88
October 15, 2013............   26,749,554.33             0.00             0.00     5,786,707.96    30,623,089.74
November 15, 2013...........   26,530,130.77             0.00             0.00     5,458,223.22    30,178,667.68
December 15, 2013...........   26,310,813.26             0.00             0.00     5,139,855.12    29,732,371.50
January 15, 2014............   26,091,590.43             0.00             0.00     4,831,295.23    29,284,406.58
February 15, 2014...........   25,872,450.96             0.00             0.00     4,532,244.46    28,834,970.13
March 15, 2014..............   25,653,383.56             0.00             0.00     4,242,412.75    28,384,251.47
April 15, 2014..............   25,404,547.20             0.00             0.00     3,961,518.84    27,932,432.29
May 15, 2014................   25,117,538.85             0.00             0.00     3,689,289.96    27,479,686.88
June 15, 2014...............   24,793,145.92             0.00             0.00     3,425,461.62    27,026,182.41
July 15, 2014...............   24,432,142.52             0.00             0.00     3,169,777.32    26,572,079.15
August 15, 2014.............   24,035,289.73             0.00             0.00     2,921,988.34    26,117,530.66
September 15, 2014..........   23,603,335.74             0.00             0.00     2,681,853.48    25,662,684.08
October 15, 2014............   23,137,016.07             0.00             0.00     2,449,138.87    25,207,680.29
November 15, 2014...........   22,637,053.81             0.00             0.00     2,223,617.70    24,752,654.14
December 15, 2014...........   22,104,159.74             0.00             0.00     2,005,070.07    24,297,734.65
January 15, 2015............   21,539,032.60             0.00             0.00     1,793,282.70    23,843,045.20
February 15, 2015...........   20,942,359.21             0.00             0.00     1,588,048.82    23,388,703.72
March 15, 2015..............   20,314,814.71             0.00             0.00     1,389,167.91    22,934,822.87
April 15, 2015..............   19,657,062.72             0.00             0.00     1,196,445.54    22,481,510.24
May 15, 2015................   18,969,755.53             0.00             0.00     1,009,693.16    22,028,868.48
June 15, 2015...............   18,253,534.25             0.00             0.00       828,727.98    21,576,995.51
July 15, 2015...............   17,509,029.03             0.00             0.00       653,372.71    21,125,984.64
August 15, 2015.............   16,736,859.19             0.00             0.00       483,455.49    20,675,924.76
September 15, 2015..........   15,937,633.45             0.00             0.00       318,809.64    20,226,900.49
October 15, 2015............   15,111,950.00             0.00             0.00       159,273.57    19,778,992.28
November 15, 2015...........   14,260,396.78             0.00             0.00         4,690.58    19,332,276.62
December 15, 2015...........   13,383,551.54             0.00             0.00             0.00    18,741,734.88
January 15, 2016............   12,481,982.07             0.00             0.00             0.00    18,152,490.46
February 15, 2016...........   11,556,246.33             0.00             0.00             0.00    17,569,156.42
March 15, 2016..............   10,606,892.61             0.00             0.00             0.00    16,991,656.10
April 15, 2016..............    9,634,459.66             0.00             0.00             0.00    16,419,913.71

                                                  GROUP 2
                                 GROUP 2         TAC I AND         GROUP 2          GROUP 3          GROUP 3
                                  TAC I            TAC II          TAC III             BC              TAC
        PAYMENT DATE           (AGGREGATE)      (AGGREGATE)      (AGGREGATE)          PAC          (AGGREGATE)
        ------------            CONTINUED        CONTINUED        CONTINUED        CONTINUED        CONTINUED
May 15, 2016................  $ 8,639,476.88   $         0.00   $         0.00   $         0.00   $15,853,854.31
June 15, 2016...............    7,622,464.45             0.00             0.00             0.00    15,293,403.81
July 15, 2016...............    6,583,933.46             0.00             0.00             0.00    14,738,488.94
August 15, 2016.............    5,524,386.08             0.00             0.00             0.00    14,189,037.27
September 15, 2016..........    4,444,315.68             0.00             0.00             0.00    13,644,977.17
October 15, 2016............    3,344,206.98             0.00             0.00             0.00    13,106,237.84
November 15, 2016...........    2,224,536.20             0.00             0.00             0.00    12,572,749.24
December 15, 2016...........    1,085,771.16             0.00             0.00             0.00    12,044,442.15
January 15, 2017............            0.00             0.00             0.00             0.00    11,521,248.11
February 15, 2017...........            0.00             0.00             0.00             0.00    11,003,099.42
March 15, 2017..............            0.00             0.00             0.00             0.00    10,489,929.17
April 15, 2017..............            0.00             0.00             0.00             0.00     9,981,671.16
May 15, 2017................            0.00             0.00             0.00             0.00     9,478,259.96
June 15, 2017...............            0.00             0.00             0.00             0.00     8,979,630.86
July 15, 2017...............            0.00             0.00             0.00             0.00     8,485,719.89
August 15, 2017.............            0.00             0.00             0.00             0.00     7,996,463.79
September 15, 2017..........            0.00             0.00             0.00             0.00     7,511,799.98
October 15, 2017............            0.00             0.00             0.00             0.00     7,031,666.62
November 15, 2017...........            0.00             0.00             0.00             0.00     6,556,002.53
December 15, 2017...........            0.00             0.00             0.00             0.00     6,084,747.23
January 15, 2018............            0.00             0.00             0.00             0.00     5,617,840.92
February 15, 2018...........            0.00             0.00             0.00             0.00     5,155,224.45
March 15, 2018..............            0.00             0.00             0.00             0.00     4,696,839.33
April 15, 2018..............            0.00             0.00             0.00             0.00     4,242,627.74
May 15, 2018................            0.00             0.00             0.00             0.00     3,792,532.48
June 15, 2018...............            0.00             0.00             0.00             0.00     3,346,497.01
July 15, 2018...............            0.00             0.00             0.00             0.00     2,904,465.39
August 15, 2018.............            0.00             0.00             0.00             0.00     2,466,382.33
September 15, 2018..........            0.00             0.00             0.00             0.00     2,032,193.14
October 15, 2018............            0.00             0.00             0.00             0.00     1,601,843.74
November 15, 2018...........            0.00             0.00             0.00             0.00     1,175,280.64
December 15, 2018...........            0.00             0.00             0.00             0.00       752,450.96
January 15, 2019............            0.00             0.00             0.00             0.00       333,302.39
February 15, 2019
  and after.................            0.00             0.00             0.00             0.00             0.00

                                 GROUP 5          GROUP 5          GROUP 5           GROUP 6           GROUP 7
        PAYMENT DATE               PAC               CF               CW               PAC               PAC
        ------------           (AGGREGATE)          TAC              TAC           (AGGREGATE)       (AGGREGATE)
Initial.....................  $35,654,000.00   $75,000,000.00   $17,719,329.00   $285,691,711.00   $178,450,298.00
December 15, 2005...........   35,654,000.00    73,759,663.96    17,719,329.00    284,055,041.09    177,447,740.35
January 15, 2006............   35,654,000.00    72,458,630.53    17,719,329.00    282,353,727.13    176,428,109.05
February 15, 2006...........   35,654,000.00    71,098,478.30    17,719,329.00    280,588,494.15    175,391,449.78
March 15, 2006..............   35,654,000.00    69,680,878.60    17,719,329.00    278,760,099.88    174,337,819.35
April 15, 2006..............   35,654,000.00    68,207,592.20    17,719,329.00    276,869,334.19    173,267,285.70
May 15, 2006................   35,654,000.00    66,680,465.82    17,719,329.00    274,917,018.54    172,179,927.83
June 15, 2006..............    35,654,000.00    65,101,428.30    17,719,329.00    272,904,005.41    171,075,835.78
July 15, 2006...............   35,654,000.00    63,472,486.61    17,719,329.00    270,831,177.68    169,955,110.53
August 15, 2006.............   35,654,000.00    61,795,721.63    17,719,329.00    268,699,448.00    168,817,864.00
September 15, 2006..........   35,654,000.00    60,073,283.64    17,719,329.00    266,509,758.11    167,664,218.90
October 15, 2006............   35,654,000.00    58,307,387.78    17,719,329.00    264,263,078.17    166,494,308.71
November 15, 2006...........   35,654,000.00    56,500,309.11    17,719,329.00    261,960,406.03    165,308,277.55
December 15, 2006...........   35,654,000.00    54,654,377.69    17,719,329.00    259,602,766.52    164,106,280.07
January 15, 2007............   35,654,000.00    52,771,973.42    17,719,329.00    257,191,210.64    162,888,481.38
February 15, 2007...........   35,654,000.00    50,855,520.71    17,719,329.00    254,792,322.11    161,655,056.88
March 15, 2007..............   35,654,000.00    48,971,899.33    17,719,329.00    252,406,035.63    160,406,192.16
April 15, 2007..............   35,654,000.00    47,120,550.95    17,719,329.00    250,032,286.25    159,142,082.84
May 15, 2007................   35,654,000.00    45,300,926.68    17,719,329.00    247,671,009.35    157,862,934.44
June 15, 2007...............   35,654,000.00    43,512,486.83    17,719,329.00    245,322,140.64    156,568,962.21
July 15, 2007...............   35,654,000.00    41,754,700.80    17,719,329.00    242,985,616.15    155,260,390.96
August 15, 2007.............   35,654,000.00    40,027,046.91    17,719,329.00    240,661,372.27    153,937,454.92
September 15, 2007..........   35,654,000.00    38,329,012.28    17,719,329.00    238,349,345.68    152,600,397.51
October 15, 2007............   35,654,000.00    36,660,092.63    17,719,329.00    236,049,473.41    151,249,471.17
November 15, 2007...........   35,654,000.00    35,019,792.20    17,719,329.00    233,761,692.81    149,884,937.18
December 15, 2007...........   35,654,000.00    33,407,623.55    17,719,329.00    231,485,941.55    148,507,065.43
January 15, 2008............   35,654,000.00    31,823,107.45    17,719,329.00    229,222,157.62    147,116,134.21
February 15, 2008...........   35,654,000.00    30,265,772.74    17,719,329.00    226,970,279.32    145,712,429.99
March 15, 2008..............   35,654,000.00    28,735,156.21    17,719,329.00    224,730,245.29    144,296,247.22
April 15, 2008..............   35,654,000.00    27,230,802.42    17,719,329.00    222,501,994.46    142,887,512.64
May 15, 2008................   35,654,000.00    25,752,263.62    17,719,329.00    220,285,466.10    141,486,187.84
June 15, 2008...............   35,654,000.00    24,299,099.60    17,719,329.00    218,080,599.77    140,092,234.64
July 15, 2008...............   35,654,000.00    22,870,877.55    17,719,329.00    215,887,335.35    138,705,615.02
August 15, 2008.............   35,654,000.00    21,467,171.97    17,719,329.00    213,705,613.03    137,326,291.19
September 15, 2008..........   35,654,000.00    20,087,564.51    17,719,329.00    211,535,373.31    135,954,225.54
October 15, 2008............   35,654,000.00    18,731,643.89    17,719,329.00    209,376,556.99    134,589,380.64
November 15, 2008...........   35,654,000.00    17,399,005.74    17,719,329.00    207,229,105.18    133,231,719.26
December 15, 2008...........   35,654,000.00    16,089,252.53    17,719,329.00    205,092,959.29    131,881,204.39
January 15, 2009............   35,654,000.00    14,801,993.39    17,719,329.00    202,968,061.02    130,537,799.16
February 15, 2009...........   35,654,000.00    13,536,844.08    17,719,329.00    200,854,352.40    129,201,466.94
March 15, 2009..............   35,654,000.00    12,293,426.82    17,719,329.00    198,751,775.74    127,872,171.24
April 15, 2009..............   35,654,000.00    11,071,370.19    17,719,329.00    196,660,273.62    126,549,875.81
May 15, 2009................   35,654,000.00     9,870,309.04    17,719,329.00    194,579,788.98    125,234,544.53
June 15, 2009...............   35,654,000.00     8,689,884.39    17,719,329.00    192,510,264.98    123,926,141.52
July 15, 2009...............   35,654,000.00     7,529,743.30    17,719,329.00    190,451,645.13    122,624,631.04
August 15, 2009.............   35,654,000.00     6,389,538.79    17,719,329.00    188,403,873.21    121,329,977.57
September 15, 2009..........   35,654,000.00     5,268,929.72    17,719,329.00    186,366,893.27    120,042,145.74
October 15, 2009............   35,007,024.17     4,814,556.56    17,719,329.00    184,340,649.69    118,761,100.39
November 15, 2009...........   34,363,347.70     4,375,814.38    17,719,329.00    182,325,087.09    117,486,806.52
December 15, 2009...........   33,722,953.61     3,952,396.03    17,719,329.00    180,320,150.40    116,219,229.32
January 15, 2010............   33,085,825.03     3,543,999.69    17,719,329.00    178,325,784.84    114,958,334.17
February 15, 2010...........   32,451,945.14     3,150,328.88    17,719,329.00    176,341,935.90    113,704,086.60
March 15, 2010..............   31,821,297.24     2,771,092.28    17,719,329.00    174,368,549.35    112,456,452.34
April 15, 2010.............    31,193,864.69     2,406,003.70    17,719,329.00    172,405,571.24    111,215,397.28
May 15, 2010................   30,569,630.96     2,054,782.00    17,719,329.00    170,452,947.89    109,980,887.51
June 15, 2010...............   29,948,579.59     1,717,150.95    17,719,329.00    168,510,625.92    108,752,889.28
July 15, 2010...............   29,330,694.20     1,392,839.19    17,719,329.00    166,578,552.21    107,531,369.00
August 15, 2010.............   28,715,958.50     1,081,580.13    17,719,329.00    164,656,673.90    106,316,293.27
September 15, 2010..........   28,104,356.30       783,111.88    17,719,329.00    162,744,938.42    105,107,628.86
October 15, 2010............   27,495,871.47       497,177.18    17,719,329.00    160,843,293.47    103,905,342.71
November 15, 2010...........   26,890,487.97       223,523.27    17,719,329.00    158,951,687.01    102,709,401.93
December 15, 2010...........   26,288,189.84             0.00    17,681,231.08    157,070,067.28    101,519,773.79
January 15, 2011............   25,688,961.22             0.00    17,431,398.30    155,198,382.76    100,336,425.75
February 15, 2011...........   25,092,786.31             0.00    17,193,114.56    153,336,582.23     99,159,325.40
March 15, 2011..............   24,499,649.40             0.00    16,966,144.49    151,484,614.71     97,988,440.55
April 15, 2011..............   23,909,534.85             0.00    16,750,256.90    149,642,429.49     96,823,739.12
May 15, 2011................   23,322,427.12             0.00    16,545,224.70    147,809,976.12     95,665,189.24
June 15, 2011...............   22,738,310.74             0.00    16,350,824.82    145,987,204.41     94,512,759.18

                                 GROUP 5          GROUP 5          GROUP 5           GROUP 6           GROUP 7
                                   PAC               CF               CW               PAC               PAC
        PAYMENT DATE           (AGGREGATE)          TAC              TAC           (AGGREGATE)       (AGGREGATE)
        ------------            CONTINUED        CONTINUED        CONTINUED         CONTINUED         CONTINUED
July 15, 2011...............  $22,157,170.32   $         0.00   $16,166,838.13   $144,174,064.42   $ 93,366,417.37
August 15, 2011.............   21,578,990.55             0.00    15,993,049.40    142,370,506.49     92,226,132.41
September 15, 2011..........   21,003,756.19             0.00    15,829,247.21    140,576,481.19     91,091,873.08
October 15, 2011............   20,431,452.10             0.00    15,675,223.92    138,791,939.36     89,963,608.29
November 15, 2011...........   19,869,677.95             0.00    15,523,160.78    137,016,832.08     88,841,307.12
December 15, 2011...........   19,323,124.62             0.00    15,368,151.61    135,251,110.69     87,724,938.82
January 15, 2012............   18,791,384.08             0.00    15,210,392.73    133,494,726.78     86,614,472.78
February 15, 2012...........   18,274,059.18             0.00    15,050,073.19    131,747,632.20     85,509,878.57
March 15, 2012..............   17,770,763.30             0.00    14,887,375.02    130,009,779.02     84,411,125.89
April 15, 2012..............   17,281,120.13             0.00    14,722,473.41    128,281,119.58     83,318,184.62
May 15, 2012................   16,804,763.37             0.00    14,555,536.95    126,561,606.45     82,231,024.79
June 15, 2012...............   16,341,336.46             0.00    14,386,727.82    124,851,192.47     81,149,616.56
July 15, 2012...............   15,890,492.34             0.00    14,216,202.01    123,149,830.68     80,073,930.28
August 15, 2012.............   15,451,893.17             0.00    14,044,109.52    121,457,474.41     79,003,936.43
September 15, 2012..........   15,025,210.14             0.00    13,870,594.50    119,774,077.19     77,939,605.65
October 15, 2012............   14,610,123.16             0.00    13,695,795.51    118,099,592.81     76,880,908.72
November 15, 2012...........   14,206,320.68             0.00    13,519,845.63    116,433,975.29     75,827,816.58
December 15, 2012...........   13,813,499.46             0.00    13,342,872.70    114,777,178.90     74,780,300.32
January 15, 2013............   13,431,364.33             0.00    13,164,999.42    113,129,158.12     73,738,331.18
February 15, 2013...........   13,059,627.98             0.00    12,986,343.55    111,489,867.69     72,701,880.54
March 15, 2013..............   12,698,010.77             0.00    12,807,018.10    109,859,262.57     71,670,919.93
April 15, 2013..............   12,346,240.50             0.00    12,627,131.40    108,237,297.95     70,645,421.04
May 15, 2013................   12,004,052.25             0.00    12,446,787.34    106,623,929.26     69,625,355.68
June 15, 2013...............   11,671,188.13             0.00    12,266,085.47    105,019,112.14     68,610,695.82
July 15, 2013...............   11,347,397.18             0.00    12,085,121.12    103,422,802.48     67,601,413.59
August 15, 2013.............   11,032,435.08             0.00    11,903,985.61    101,834,956.40     66,597,481.22
September 15, 2013..........   10,726,064.06             0.00    11,722,766.29    100,255,530.21     65,598,871.13
October 15, 2013............   10,428,052.70             0.00    11,541,546.74     98,690,260.90     64,605,555.86
November 15, 2013...........   10,138,175.73             0.00    11,360,406.89     97,147,973.22     63,617,508.08
December 15, 2013...........    9,856,213.93             0.00    11,179,423.07     95,628,340.92     62,634,700.62
January 15, 2014............    9,581,953.90             0.00    10,998,668.24     94,131,042.28     61,657,106.45
February 15, 2014...........    9,315,187.96             0.00    10,818,212.01     92,655,760.04     60,693,126.30
March 15, 2014..............    9,055,713.97             0.00    10,638,120.79     91,202,181.38     59,743,309.80
April 15, 2014..............    8,803,335.19             0.00    10,458,457.90     89,769,997.82     58,807,455.78
May 15, 2014................    8,557,860.15             0.00    10,279,283.67     88,358,905.19     57,885,365.88
June 15, 2014...............    8,319,102.48             0.00    10,100,655.53     86,968,603.55     56,976,844.49
July 15, 2014...............    8,086,880.80             0.00     9,922,628.13     85,598,797.14     56,081,698.75
August 15, 2014.............    7,861,018.59             0.00     9,745,253.42     84,249,194.32     55,199,738.47
September 15, 2014..........    7,641,344.02             0.00     9,568,580.73     82,919,507.51     54,330,776.10
October 15, 2014............    7,427,689.90             0.00     9,392,656.90     81,609,453.16     53,474,626.72
November 15, 2014...........    7,219,893.47             0.00     9,217,526.33     80,318,751.64     52,631,107.98
December 15, 2014...........    7,017,796.36             0.00     9,043,231.07     79,047,127.26     51,800,040.07
January 15, 2015............    6,821,244.43             0.00     8,869,810.92     77,794,308.13     50,981,245.70
February 15, 2015...........    6,630,087.64             0.00     8,697,303.48     76,560,026.19     50,174,550.03
March 15, 2015..............    6,444,180.01             0.00     8,525,744.28     75,344,017.10     49,379,780.68
April 15, 2015..............    6,263,379.44             0.00     8,355,166.77     74,146,020.23     48,596,767.65
May 15, 2015................    6,087,547.65             0.00     8,185,602.48     72,965,778.55     47,825,343.35
June 15, 2015...............    5,916,550.05             0.00     8,017,081.04     71,803,038.66     47,065,342.48
July 15, 2015...............    5,750,255.68             0.00     7,849,630.25     70,657,550.67     46,316,602.09
August 15, 2015.............    5,588,537.07             0.00     7,683,276.16     69,529,068.20     45,578,961.48
September 15, 2015..........    5,431,270.17             0.00     7,518,043.13     68,417,348.29     44,852,262.20
October 15, 2015............    5,278,334.28             0.00     7,353,953.90     67,322,151.39     44,136,348.01
November 15, 2015...........    5,129,611.91             0.00     7,191,029.61     66,243,241.29     43,431,064.86
December 15, 2015...........    4,984,988.74             0.00     7,029,289.91     65,180,385.09     42,736,260.84
January 15, 2016............    4,844,353.49             0.00     6,868,753.00     64,133,353.14     42,051,786.19
February 15, 2016...........    4,707,597.91             0.00     6,709,435.67     63,101,919.01     41,377,493.20
March 15, 2016..............    4,574,616.62             0.00     6,551,353.35     62,085,859.40     40,713,236.26
April 15, 2016..............    4,445,307.09             0.00     6,394,520.18     61,084,954.19     40,058,871.77
May 15, 2016................    4,319,569.53             0.00     6,238,949.07     60,098,986.30     39,414,258.17
June 15, 2016...............    4,197,306.84             0.00     6,084,651.70     59,127,741.70     38,779,255.85
July 15, 2016...............    4,078,424.52             0.00     5,931,638.62     58,171,009.35     38,153,727.16
August 15, 2016.............    3,962,830.63             0.00     5,779,919.25     57,228,581.17     37,537,536.39
September 15, 2016..........    3,850,435.69             0.00     5,629,501.96     56,300,252.00     36,930,549.72
October 15, 2016............    3,741,152.61             0.00     5,480,394.09     55,385,819.53     36,332,635.19
November 15, 2016...........    3,634,896.67             0.00     5,332,602.00     54,485,084.31     35,743,662.71
December 15, 2016...........    3,531,585.41             0.00     5,186,131.10     53,597,849.67     35,163,503.99
January 15, 2017............    3,431,138.60             0.00     5,040,985.90     52,723,921.69     34,592,032.56

                                 GROUP 5          GROUP 5          GROUP 5           GROUP 6           GROUP 7
                                   PAC               CF               CW               PAC               PAC
        PAYMENT DATE           (AGGREGATE)          TAC              TAC           (AGGREGATE)       (AGGREGATE)
        ------------            CONTINUED        CONTINUED        CONTINUED         CONTINUED         CONTINUED
February 15, 2017...........  $ 3,333,478.17   $         0.00   $ 4,897,170.04   $ 51,863,109.20   $ 34,029,123.71
March 15, 2017..............    3,238,528.13             0.00     4,754,686.34     51,015,223.66     33,474,654.47
April 15, 2017..............    3,146,214.58             0.00     4,613,536.80     50,180,079.21     32,928,503.60
May 15, 2017................    3,056,465.56             0.00     4,473,722.67     49,357,492.60     32,390,551.57
June 15, 2017...............    2,969,211.08             0.00     4,335,244.46     48,547,283.12     31,860,680.50
July 15, 2017...............    2,884,383.04             0.00     4,198,101.99     47,749,272.62     31,338,774.19
August 15, 2017.............    2,801,915.16             0.00     4,062,294.39     46,963,285.45     30,824,718.06
September 15, 2017..........    2,721,742.95             0.00     3,927,820.18     46,189,148.40     30,318,399.13
October 15, 2017............    2,643,803.67             0.00     3,794,677.23     45,426,690.73     29,819,706.01
November 15, 2017...........    2,568,036.25             0.00     3,662,862.85     44,675,744.08     29,328,528.88
December 15, 2017...........    2,494,381.30             0.00     3,532,373.79     43,936,142.43     28,844,759.46
January 15, 2018............    2,422,781.00             0.00     3,403,206.25     43,207,722.14     28,368,290.97
February 15, 2018...........    2,353,179.12             0.00     3,275,355.94     42,490,321.83     27,899,018.17
March 15, 2018..............    2,285,520.94             0.00     3,148,818.08     41,783,782.41     27,436,837.26
April 15, 2018..............    2,219,753.19             0.00     3,023,587.41     41,087,947.02     26,981,645.91
May 15, 2018................    2,155,824.09             0.00     2,899,658.25     40,402,661.01     26,533,343.24
June 15, 2018...............    2,093,683.22             0.00     2,777,024.50     39,727,771.89     26,091,829.78
July 15, 2018...............    2,033,281.54             0.00     2,655,679.66     39,063,129.33     25,657,007.45
August 15, 2018.............    1,974,571.33             0.00     2,535,616.86     38,408,585.11     25,228,779.57
September 15, 2018..........    1,917,506.16             0.00     2,416,828.85     37,763,993.10     24,807,050.79
October 15, 2018............    1,862,040.88             0.00     2,299,308.06     37,129,209.23     24,391,727.14
November 15, 2018...........    1,808,131.52             0.00     2,183,046.60     36,504,091.44     23,982,715.93
December 15, 2018...........    1,755,735.33             0.00     2,068,036.27     35,888,499.70     23,579,925.81
January 15, 2019............    1,704,810.71             0.00     1,954,268.58     35,282,295.93     23,183,266.70
February 15, 2019...........    1,655,317.19             0.00     1,841,734.77     34,685,344.00     22,792,649.78
March 15, 2019..............    1,607,215.39             0.00     1,730,425.85     34,097,509.70     22,407,987.51
April 15, 2019..............    1,560,467.02             0.00     1,620,332.55     33,518,660.72     22,029,193.55
May 15, 2019................    1,515,034.78             0.00     1,511,445.39     32,948,666.60     21,656,182.80
June 15, 2019...............    1,470,882.43             0.00     1,403,754.70     32,387,398.74     21,288,871.35
July 15, 2019...............    1,427,974.70             0.00     1,297,250.59     31,834,730.34     20,927,176.47
August 15, 2019.............    1,386,277.26             0.00     1,191,922.99     31,290,536.39     20,571,016.61
September 15, 2019..........    1,345,756.73             0.00     1,087,761.65     30,754,693.66     20,220,311.35
October 15, 2019............    1,306,380.63             0.00       984,756.17     30,227,080.62     19,874,981.43
November 15, 2019...........    1,268,117.37             0.00       882,896.01     29,707,577.51     19,534,948.69
December 15, 2019...........    1,230,936.20             0.00       782,170.48     29,196,066.22     19,200,136.07
January 15, 2020............    1,194,807.22             0.00       682,568.76     28,692,430.34     18,870,467.62
February 15, 2020...........    1,159,701.35             0.00       584,079.92     28,196,555.07     18,545,868.44
March 15, 2020..............    1,125,590.28             0.00       486,692.93     27,708,327.27     18,226,264.70
April 15, 2020..............    1,092,446.49             0.00       390,396.66     27,227,635.37     17,911,583.61
May 15, 2020................    1,060,243.20             0.00       295,179.88     26,754,369.39     17,601,753.41
June 15, 2020...............    1,028,954.35             0.00       201,031.30     26,288,420.92     17,296,703.36
July 15, 2020...............      998,554.62             0.00       107,939.54     25,829,683.05     16,996,363.71
August 15, 2020.............      969,019.34             0.00        15,893.18     25,378,050.42     16,700,665.70
September 15, 2020..........      940,324.54             0.00           150.15     24,933,419.14     16,409,541.54
October 15, 2020............      912,446.90             0.00           150.15     24,495,686.80     16,122,924.41
November 15, 2020...........      885,363.72             0.00           150.15     24,064,752.43     15,840,748.43
December 15, 2020...........      859,052.95             0.00           150.15     23,640,516.50     15,562,948.66
January 15, 2021............      833,493.10             0.00           150.15     23,222,880.89     15,289,461.05
February 15, 2021...........      808,663.31             0.00           150.15     22,811,748.88     15,020,222.50
March 15, 2021..............      784,543.25             0.00           150.15     22,407,025.09     14,755,170.77
April 15, 2021..............      761,113.19             0.00           150.15     22,008,615.54     14,494,244.53
May 15, 2021................      738,353.89             0.00           150.15     21,616,427.54     14,237,383.30
June 15, 2021...............      716,246.67             0.00           150.15     21,230,369.75     13,984,527.46
July 15, 2021...............      694,773.34             0.00           150.15     20,850,352.09     13,735,618.24
August 15, 2021.............      673,916.24             0.00           150.15     20,476,285.80     13,490,597.71
September 15, 2021..........      653,658.16             0.00           150.15     20,108,083.35     13,249,408.76
October 15, 2021............      633,982.37             0.00           150.15     19,745,658.47     13,011,995.07
November 15, 2021...........      614,872.61             0.00           150.15     19,388,926.10     12,778,301.15
December 15, 2021...........      596,313.05             0.00           150.15     19,037,802.42     12,548,272.28
January 15, 2022............      578,288.31             0.00           150.15     18,692,204.77     12,321,854.53
February 15, 2022...........      560,783.41             0.00           150.15     18,352,051.67     12,098,994.72
March 15, 2022..............      543,783.80             0.00           150.15     18,017,262.83     11,879,640.44
April 15, 2022..............      527,275.32             0.00           150.15     17,687,759.06     11,663,740.02
May 15, 2022................      511,244.22             0.00           150.15     17,363,462.34     11,451,242.53
June 15, 2022...............      495,677.08             0.00           150.15     17,044,295.72     11,242,097.77
July 15, 2022...............      480,560.90             0.00           150.15     16,730,183.37     11,036,256.22
August 15, 2022.............      465,883.01             0.00           150.15     16,421,050.54     10,833,669.12

                                 GROUP 5          GROUP 5          GROUP 5           GROUP 6           GROUP 7
                                   PAC               CF               CW               PAC               PAC
        PAYMENT DATE           (AGGREGATE)          TAC              TAC           (AGGREGATE)       (AGGREGATE)
        ------------            CONTINUED        CONTINUED        CONTINUED         CONTINUED         CONTINUED
September 15, 2022..........  $   451,631.09   $         0.00   $       150.15   $ 16,116,823.55   $ 10,634,288.36
October 15, 2022............      437,793.17             0.00           150.15     15,817,429.75     10,438,066.53
November 15, 2022...........      424,357.60             0.00           150.15     15,522,797.55     10,244,956.91
December 15, 2022...........      411,313.05             0.00           150.15     15,232,856.37     10,054,913.42
January 15, 2023............      398,648.51             0.00           150.15     14,947,536.62      9,867,890.65
February 15, 2023...........      386,353.27             0.00           150.15     14,666,769.75      9,683,843.85
March 15, 2023..............      374,416.91             0.00           150.15     14,390,488.15      9,502,728.89
April 15, 2023..............      362,829.30             0.00           150.15     14,118,625.18      9,324,502.28
May 15, 2023................      351,580.60             0.00           150.15     13,851,115.16      9,149,121.15
June 15, 2023...............      340,661.22             0.00           150.15     13,587,893.37      8,976,543.23
July 15, 2023...............      330,061.86             0.00           150.15     13,328,895.96      8,806,726.88
August 15, 2023.............      319,773.46             0.00           150.15     13,074,060.06      8,639,631.03
September 15, 2023..........      309,787.21             0.00           150.15     12,823,323.65      8,475,215.20
October 15, 2023............      300,094.56             0.00           150.15     12,576,625.61      8,313,439.52
November 15, 2023...........      290,687.18             0.00           150.15     12,333,905.72      8,154,264.64
December 15, 2023...........      281,556.97             0.00           150.15     12,095,104.59      7,997,651.81
January 15, 2024............      272,696.06             0.00           150.15     11,860,163.69      7,843,562.83
February 15, 2024...........      264,096.81             0.00           150.15     11,629,025.35      7,691,960.04
March 15, 2024..............      255,751.77             0.00           150.15     11,401,632.69      7,542,806.31
April 15, 2024..............      247,653.72             0.00           150.15     11,177,929.68      7,396,065.07
May 15, 2024................      239,795.61             0.00           150.15     10,957,861.07      7,251,700.24
June 15, 2024...............      232,170.61             0.00           150.15     10,741,372.43      7,109,676.29
July 15, 2024...............      224,772.08             0.00           150.15     10,528,410.07      6,969,958.18
August 15, 2024.............      217,593.54             0.00           150.15     10,318,921.12      6,832,511.38
September 15, 2024..........      210,628.73             0.00           150.15     10,112,853.43      6,697,301.84
October 15, 2024............      203,871.52             0.00           150.15      9,910,155.62      6,564,296.03
November 15, 2024...........      197,315.98             0.00           150.15      9,710,777.04      6,433,460.88
December 15, 2024...........      190,956.34             0.00           150.15      9,514,667.78      6,304,763.79
January 15, 2025............      184,786.99             0.00           150.15      9,321,778.64      6,178,172.65
February 15, 2025..........       178,802.47             0.00           150.15      9,132,061.12      6,053,655.79
March 15, 2025..............      172,997.48             0.00           150.15      8,945,467.44      5,931,182.02
April 15, 2025..............      167,366.86             0.00           150.15      8,761,950.48      5,810,720.57
May 15, 2025................      161,905.59             0.00           150.15      8,581,463.83      5,692,241.13
June 15, 2025...............      156,608.82             0.00           150.15      8,403,961.73      5,575,713.82
July 15, 2025...............      151,471.80             0.00           150.15      8,229,399.08      5,461,109.21
August 15, 2025.............      146,489.93             0.00           150.15      8,057,731.44      5,348,398.26
September 15, 2025..........      141,658.74             0.00           150.15      7,888,915.00      5,237,552.39
October 15, 2025............      136,973.88             0.00           150.15      7,722,906.59      5,128,543.39
November 15, 2025...........      132,431.12             0.00           150.15      7,559,663.66      5,021,343.48
December 15, 2025...........      128,026.35             0.00           150.15      7,399,144.28      4,915,925.29
January 15, 2026............      123,755.58             0.00           150.15      7,241,307.13      4,812,261.82
February 15, 2026...........      119,614.93             0.00           150.15      7,086,111.47      4,710,326.47
March 15, 2026..............      115,600.62             0.00           150.15      6,933,517.16      4,610,093.04
April 15, 2026..............      111,708.99             0.00           150.15      6,783,484.64      4,511,535.70
May 15, 2026................      107,936.48             0.00           150.15      6,635,974.93      4,414,628.97
June 15, 2026...............      104,279.63             0.00           150.15      6,490,949.61      4,319,347.78
July 15, 2026...............      100,735.06             0.00           150.15      6,348,370.80      4,225,667.38
August 15, 2026.............       97,299.51             0.00           150.15      6,208,201.20      4,133,563.42
September 15, 2026..........       93,969.80             0.00           150.15      6,070,404.03      4,043,011.87
October 15, 2026............       90,742.84             0.00           150.15      5,934,943.04      3,953,989.07
November 15, 2026...........       87,615.62             0.00           150.15      5,801,782.52      3,866,471.68
December 15, 2026...........       84,585.24             0.00           150.15      5,670,887.28      3,780,436.73
January 15, 2027............       81,648.86             0.00           150.15      5,542,222.62      3,695,861.55
February 15, 2027...........       78,803.72             0.00           150.15      5,415,754.37      3,612,723.83
March 15, 2027..............       76,047.15             0.00           150.15      5,291,448.85      3,531,001.55
April 15, 2027..............       73,376.54             0.00           150.15      5,169,272.84      3,450,673.04
May 15, 2027................       70,789.37             0.00           150.15      5,049,193.66      3,371,716.94
June 15, 2027...............       68,283.18             0.00           150.15      4,931,179.05      3,294,112.19
July 15, 2027...............       65,855.60             0.00           150.15      4,815,197.25      3,217,838.03
August 15, 2027.............       63,504.29             0.00           150.15      4,701,216.96      3,142,874.02
September 15, 2027..........       61,227.01             0.00           150.15      4,589,207.33      3,069,200.02
October 15, 2027............       59,021.57             0.00           150.15      4,479,137.97      2,996,796.16
November 15, 2027...........       56,885.85             0.00           150.15      4,370,978.91      2,925,642.87
December 15, 2027...........       54,817.77             0.00           150.15      4,264,700.65      2,855,720.89
January 15, 2028............       52,815.34             0.00           150.15      4,160,274.10      2,787,011.20
February 15, 2028...........       50,876.60             0.00           150.15      4,057,670.60      2,719,495.08
March 15, 2028..............       48,999.66             0.00           150.15      3,956,861.89      2,653,154.09

                                 GROUP 5          GROUP 5          GROUP 5           GROUP 6           GROUP 7
                                   PAC               CF               CW               PAC               PAC
        PAYMENT DATE           (AGGREGATE)          TAC              TAC           (AGGREGATE)       (AGGREGATE)
        ------------            CONTINUED        CONTINUED        CONTINUED         CONTINUED         CONTINUED
April 15, 2028..............  $    47,182.68   $         0.00   $       150.15   $  3,857,820.17   $  2,587,970.04
May 15, 2028................       45,423.87             0.00           150.15      3,760,518.00      2,523,925.02
June 15, 2028...............       43,721.50             0.00           150.15      3,664,928.36      2,461,001.38
July 15, 2028...............       42,073.88             0.00           150.15      3,571,024.63      2,399,181.72
August 15, 2028.............       40,479.37             0.00           150.15      3,478,780.58      2,338,448.90
September 15, 2028..........       38,936.39             0.00           150.15      3,388,170.35      2,278,786.03
October 15, 2028............       37,443.39             0.00           150.15      3,299,168.47      2,220,176.47
November 15, 2028...........       35,998.85             0.00           150.15      3,211,749.84      2,162,603.83
December 15, 2028...........       34,601.34             0.00           150.15      3,125,889.74      2,106,051.94
January 15, 2029............       33,249.43             0.00           150.15      3,041,563.81      2,050,504.89
February 15, 2029...........       31,941.75             0.00           150.15      2,958,748.02      1,995,946.99
March 15, 2029..............       30,676.96             0.00           150.15      2,877,418.73      1,942,362.77
April 15, 2029..............       29,453.77             0.00           150.15      2,797,552.63      1,889,737.02
May 15, 2029................       28,270.91             0.00           150.15      2,719,126.75      1,838,054.73
June 15, 2029...............       27,127.16             0.00           150.15      2,642,118.48      1,787,301.11
July 15, 2029...............       26,021.34             0.00           150.15      2,566,505.51      1,737,461.59
August 15, 2029.............       24,952.28             0.00           150.15      2,492,265.88      1,688,521.82
September 15, 2029..........       23,918.88             0.00           150.15      2,419,377.96      1,640,467.66
October 15, 2029............       22,920.05             0.00           150.15      2,347,820.41      1,593,285.18
November 15, 2029...........       21,954.72             0.00           150.15      2,277,572.24      1,546,960.65
December 15, 2029...........       21,021.87             0.00           150.15      2,208,612.75      1,501,480.53
January 15, 2030............       20,120.51             0.00           150.15      2,140,921.54      1,456,831.51
February 15, 2030...........       19,249.66             0.00           150.15      2,074,478.53      1,413,000.46
March 15, 2030..............       18,408.40             0.00           150.15      2,009,263.93      1,369,974.44
April 15, 2030..............       17,595.81             0.00           150.15      1,945,258.24      1,327,740.71
May 15, 2030................       16,811.01             0.00           150.15      1,882,442.24      1,286,286.71
June 15, 2030...............       16,053.13             0.00           150.15      1,820,797.02      1,245,600.07
July 15, 2030...............       15,321.35             0.00           150.15      1,760,303.92      1,205,668.61
August 15, 2030.............       14,614.85             0.00           150.15      1,700,944.58      1,166,480.31
September 15, 2030..........       13,932.85             0.00           150.15      1,642,700.90      1,128,023.36
October 15, 2030............       13,274.58             0.00           150.15      1,585,555.06      1,090,286.09
November 15, 2030...........       12,639.32             0.00           150.15      1,529,489.49      1,053,257.03
December 15, 2030...........       12,026.33             0.00           150.15      1,474,486.89      1,016,924.87
January 15, 2031............       11,434.92             0.00           150.15      1,420,530.22        981,278.46
February 15, 2031...........       10,864.42             0.00           150.15      1,367,602.69        946,306.83
March 15, 2031..............       10,314.16             0.00           150.15      1,315,687.75        911,999.17
April 15, 2031..............        9,783.52             0.00           150.15      1,264,769.12        878,344.83
May 15, 2031................        9,271.86             0.00           150.15      1,214,830.74        845,333.30
June 15, 2031...............        8,778.60             0.00           150.15      1,165,856.81        812,954.27
July 15, 2031...............        8,303.15             0.00           150.15      1,117,831.74        781,197.53
August 15, 2031.............        7,844.95             0.00           150.15      1,070,740.19        750,053.06
September 15, 2031..........        7,403.44             0.00           150.15      1,024,567.06        719,510.98
October 15, 2031............        6,978.09             0.00           150.15        979,297.45        689,561.56
November 15, 2031...........        6,568.39             0.00           150.15        934,916.70        660,195.20
December 15, 2031...........        6,173.84             0.00           150.15        891,410.36        631,402.47
January 15, 2032............        5,793.95             0.00           150.15        848,764.21        603,174.05
February 15, 2032...........        5,428.25             0.00           150.15        806,964.23        575,500.79
March 15, 2032..............        5,076.29             0.00           150.15        765,996.61        548,373.65
April 15, 2032..............        4,737.61             0.00           150.15        725,847.76        521,783.75
May 15, 2032................        4,411.79             0.00           150.15        686,504.29        495,722.32
June 15, 2032...............        4,098.41             0.00           150.15        647,953.00        470,180.74
July 15, 2032...............        3,797.07             0.00           150.15        610,180.90        445,150.51
August 15, 2032.............        3,507.37             0.00           150.15        573,175.18        420,623.26
September 15, 2032..........        3,228.94             0.00           150.15        536,923.26        396,590.75
October 15, 2032............        2,961.40             0.00           150.15        501,412.70        373,044.85
November 15, 2032...........        2,704.39             0.00           150.15        466,631.28        349,977.57
December 15, 2032...........        2,457.58             0.00           150.15        432,566.97        327,381.03
January 15, 2033............        2,220.62             0.00           150.15        399,207.89        305,247.48
February 15, 2033...........        1,993.18             0.00           150.15        366,542.36        283,569.26
March 15, 2033..............        1,774.95             0.00           150.15        334,558.88        271,039.99
April 15, 2033..............        1,565.62             0.00           150.15        303,246.12        258,756.73
May 15, 2033................        1,364.90             0.00           150.15        272,592.91        246,715.49
June 15, 2033...............        1,172.49             0.00           150.15        242,588.27        234,912.31
July 15, 2033...............          988.12             0.00           150.15        213,221.37        223,343.33
August 15, 2033.............          811.51             0.00           150.15        184,481.56        212,004.72
September 15, 2033..........          642.41             0.00           150.15        156,358.32        200,892.73
October 15, 2033............          480.55             0.00           150.15        128,841.33        190,003.64

                                 GROUP 5          GROUP 5          GROUP 5           GROUP 6           GROUP 7
                                   PAC               CF               CW               PAC               PAC
        PAYMENT DATE           (AGGREGATE)          TAC              TAC           (AGGREGATE)       (AGGREGATE)
        ------------            CONTINUED        CONTINUED        CONTINUED         CONTINUED         CONTINUED
November 15, 2033...........  $       325.69   $         0.00   $       150.15   $    101,920.40   $    179,333.80
December 15, 2033...........          177.60             0.00           150.15         75,585.51        168,879.61
January 15, 2034............           36.03             0.00           150.15         49,826.78        158,637.54
February 15, 2034...........            0.00             0.00           150.15         24,634.50        148,604.10
March 15, 2034..............            0.00             0.00           150.15              0.00        138,775.84
April 15, 2034..............            0.00             0.00             0.00              0.00        129,149.39
May 15, 2034................            0.00             0.00             0.00              0.00        119,721.41
June 15, 2034...............            0.00             0.00             0.00              0.00        110,488.61
July 15, 2034...............            0.00             0.00             0.00              0.00        101,447.78
August 15, 2034.............            0.00             0.00             0.00              0.00         92,595.71
September 15, 2034..........            0.00             0.00             0.00              0.00         83,929.28
October 15, 2034............            0.00             0.00             0.00              0.00         75,445.39
November 15, 2034...........            0.00             0.00             0.00              0.00         67,141.01
December 15, 2034...........            0.00             0.00             0.00              0.00         59,013.13
January 15, 2035............            0.00             0.00             0.00              0.00         51,058.81
February 15, 2035...........            0.00             0.00             0.00              0.00         43,275.14
March 15, 2035..............            0.00             0.00             0.00              0.00         35,659.27
April 15, 2035..............            0.00             0.00             0.00              0.00         28,208.36
May 15, 2035................            0.00             0.00             0.00              0.00         20,919.65
June 15, 2035...............            0.00             0.00             0.00              0.00         13,790.41
July 15, 2035...............            0.00             0.00             0.00              0.00          6,817.94
August 15, 2035
  and after.................            0.00             0.00             0.00              0.00              0.00

              EXHIBIT I -- SERIES 2916 FRONT COVER AND TERMS SHEET

OFFERING CIRCULAR SUPPLEMENT                       $1,324,530,640                    [FREDDIE MAC LOGO]
(TO OFFERING CIRCULAR                               FREDDIE MAC
 DATED JUNE 1, 2003)                    MULTICLASS CERTIFICATES, SERIES 2916

OFFERED CLASSES:     REMIC Classes shown below and MACR Classes shown on Appendix
                     A
OFFERING TERMS:      The underwriter named below is offering the Classes in
                     negotiated transactions at varying prices
CLOSING DATE:        January 28, 2005

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        REMIC            ORIGINAL       PRINCIPAL     CLASS     INTEREST     CUSIP      FINAL PAYMENT
       CLASSES           BALANCE         TYPE(1)      COUPON    TYPE(1)     NUMBER          DATE
       -------           --------       ---------     ------    --------    ------      -------------
GROUP 1
AO ..................  $ 13,347,000         PT         0.0%        PO      31395L U A 7  January 15, 2035
FG ..................   186,858,000         PT        (2)         FLT      31395L U U 3  January 15, 2035
S ...................   186,858,000      NTL(PT)      (2)        INV/IO    31395L V Z 1  January 15, 2035
TB ..................   186,858,000      NTL(PT)      (2)        INV/IO    31395L W 8 0  January 15, 2035

GROUP 2
CA ..................   189,439,000      SC/PAC I      5.5        FIX      31395L U G 4 November 15, 2032
FC ..................    41,120,887    SC/NTL(TAC)    (2)      FLT/IO/DLY  31395L U T 6 November 15, 2032
IB ..................     1,409,004   SC/NTL(PAC II)   5.5       FIX/IO    31395L V 4 0 November 15, 2032
IU ..................     3,348,860    SC/NTL(TAC)     5.5       FIX/IO    31395L V 5 7 November 15, 2032
JS ..................     6,425,138    SC/NTL(TAC)    (2)      INV/IO/DLY  31395L V 7 3 November 15, 2032
QC ..................    15,499,050     SC/PAC II      5.0        FIX      31395L V S 7 November 15, 2032
QP ..................     6,425,138       SC/TAC       0.0         PO      31395L V U 2 November 15, 2032
SO ..................    41,120,887    SC/NTL(TAC)    (2)      INV/IO/DLY  31395L W 4 9 November 15, 2032
SW...................    26,128,898       SC/TAC      (2)       INV/DLY    31395L W 5 6 November 15, 2032
SX ..................    41,120,887    SC/NTL(TAC)    (2)      INV/IO/DLY  31395L W 6 4 November 15, 2032
TW...................    41,120,887       SC/TAC       0.0         PO      31395L W P 2 November 15, 2032
ZB ..................       100,000       SC/TAC       5.5       FIX/Z     31395L X L 0 November 15, 2032
ZU ..................    25,000,000       SC/SUP       5.5       FIX/Z     31395L X M 8 November 15, 2032

GROUP 3
FP ..................    42,637,400       SC/PT       (2)         FLT      31395L U Y 5 November 15, 2034
TE ..................    12,637,400     SC/NTL(PT)    (2)        INV/IO    31395L W 9 8      May 15, 2034
TG ..................    20,000,000     SC/NTL(PT)    (2)        INV/IO    31395L W A 5      May 15, 2034
TH ..................    10,000,000     SC/NTL(PT)    (2)        INV/IO    31395L W B 3 November 15, 2034

GROUP 4
FQ ..................   241,488,963     SC/NSJ/PT     (2)       FLT/DLY    31395L U Z 2      May 15, 2034
TJ ..................     9,794,959     SC/NTL(PT)    (2)      INV/IO/DLY  31395L W C 1   August 15, 2033
TK ..................    20,833,738     SC/NTL(PT)    (2)      INV/IO/DLY  31395L W D 9   August 15, 2033
TL ..................     7,000,000     SC/NTL(PT)    (2)      INV/IO/DLY  31395L W E 7  October 15, 2033
TM...................    27,252,225   SC/NTL(NSJ/PT)  (2)      INV/IO/DLY  31395L W F 4  January 15, 2034
TN ..................    10,000,000     SC/NTL(PT)    (2)      INV/IO/DLY  31395L W G 2    April 15, 2034
TO ..................    13,849,000     SC/NTL(PT)    (2)      INV/IO/DLY  31395L W H 0    April 15, 2034
TP ..................    42,376,150     SC/NTL(PT)    (2)      INV/IO/DLY  31395L W J 6 December 15, 2033
TQ ..................    19,408,200     SC/NTL(PT)    (2)      INV/IO/DLY  31395L W K 3      May 15, 2034
TR ..................     5,981,881     SC/NTL(PT)    (2)      INV/IO/DLY  31395L W L 1 December 15, 2033
TU ..................    12,478,993     SC/NTL(PT)    (2)      INV/IO/DLY  31395L W M 9      May 15, 2034
TV ..................    12,857,143     SC/NTL(PT)    (2)      INV/IO/DLY  31395L W N 7      May 15, 2034

        REMIC            ORIGINAL       PRINCIPAL     CLASS     INTEREST     CUSIP      FINAL PAYMENT
       CLASSES           BALANCE         TYPE(1)      COUPON    TYPE(1)     NUMBER          DATE
       -------           --------       ---------     ------    --------    ------      -------------
TX ..................  $ 45,809,531     SC/NTL(PT)    (2)      INV/IO/DLY  31395L W Q 0    April 15, 2034
TY ..................    13,847,143     SC/NTL(PT)    (2)      INV/IO/DLY  31395L W R 8     July 15, 2033

GROUP 5
AX ..................    47,995,490     NSJ/TAC I      5.0%       FIX      31395L U B 5  January 15, 2035
B ...................    19,056,000        PAC         0.0         PO      31395L U D 1  January 15, 2034
C ...................    19,056,000      NTL(PAC)      5.0       FIX/IO    31395L U F 6  January 15, 2034
CZ ..................    20,052,869      NSJ/SUP       5.0       FIX/Z     31395L U P 4  January 15, 2035
D ...................    20,868,000        PAC         0.0         PO      31395L U Q 2  January 15, 2035
DZ ..................       100,000     NSJ/TAC II     5.0       FIX/Z     31395L U R 0  January 15, 2035
EZ ..................       100,000     NSJ/TAC I      5.0       FIX/Z     31395L U S 8  January 15, 2035
G ...................    20,868,000      NTL(PAC)      5.0       FIX/IO    31395L V 2 4  January 15, 2035
H ...................    39,370,000        PAC         0.0         PO      31395L V 3 2  January 15, 2033
J ...................    39,370,000      NTL(PAC)      5.0       FIX/IO    31395L V 6 5  January 15, 2033
K ...................    30,000,000     NSJ/TAC II    (2)       INV/DLY    31395L V 8 1  January 15, 2035
OF ..................     5,195,143     NSJ/TAC II    (2)       FLT/DLY    31395L V Q 1  January 15, 2035
Q ...................    12,987,857     NSJ/TAC II    (2)       INV/DLY    31395L V R 9  January 15, 2035
SF ..................    10,500,000     NSJ/TAC II    (2)       FLT/DLY    31395L W 2 3  January 15, 2035
YE ..................   116,981,000        PAC         5.0        FIX      31395L X A 4 November 15, 2026
YG ..................    48,143,000        PAC         5.0        FIX      31395L X B 2     July 15, 2030

GROUP 6
AB ..................    49,207,000        PAC         5.5        FIX      31395L U 3 3      May 15, 2029
AH ..................    32,115,564        TAC        (2)       INV/DLY    31395L U 4 1  January 15, 2035
BO ..................     7,882,912        TAC        (2)       FLT/DLY    31395L U E 9  January 15, 2035
CD ..................    17,971,000        PAC         0.0         PO      31395L U J 8 November 15, 2034
CE ..................    17,971,000      NTL(PAC)      5.5       FIX/IO    31395L U K 5 November 15, 2034
CJ ..................     1,425,000        PAC         0.0         PO      31395L U N 9  January 15, 2035
KJ ..................     1,425,000      NTL(PAC)      5.5       FIX/IO    31395L V G 3  January 15, 2035
KY ..................    13,586,000        PAC         5.5        FIX      31395L V J 7  January 15, 2032
ZA ..................     2,812,524        SUP         5.5       FIX/Z     31395L X K 2  January 15, 2035

GROUP 7
MS ..................    40,136,945      NTL(PT)      (2)        INV/IO    31395L V L 2  January 15, 2035
NF ..................    40,136,945         PT        (2)         FLT      31395L V P 3  January 15, 2035
SL ..................    40,136,945      NTL(PT)      (2)        INV/IO    31395L W 3 1  January 15, 2035

RESIDUAL
R ...................             0        NPR         0.0        NPR      31395L V V 0  January 15, 2035
RS ..................             0        NPR         0.0        NPR      31395L V X 6  January 15, 2035

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) See Appendix II to the Offering Circular.
(2) See Terms Sheet -- Interest.

The Certificates may not be suitable investments for you. You should not purchase Certificates unless you have carefully considered and are able to bear the associated prepayment, interest rate, yield and market risks of investing in them. Certain Risk Considerations on page S-2 highlights some of these risks.

You should purchase Certificates only if you have read and understood this Supplement, the attached Offering Circular and the documents listed under Available Information.

We guarantee principal and interest payments on the Certificates. These payments are not guaranteed by and are not debts or obligations of the United States or any federal agency or instrumentality other than Freddie Mac. The Certificates are not tax-exempt. Because of applicable securities law exemptions, we have not registered the Certificates with any federal or state securities commission. No securities commission has reviewed this Supplement.

                            BEAR, STEARNS & CO. INC.
                               DECEMBER 15, 2004

                                  TERMS SHEET

     THIS TERMS SHEET CONTAINS SELECTED INFORMATION ABOUT THIS SERIES. YOU SHOULD REFER TO THE REMAINDER OF THIS SUPPLEMENT FOR FURTHER INFORMATION.

     In this Supplement, we refer to Classes only by their letter designations. For example, "R" refers to the R Class of this Series.

PAYMENT DATES

     We make payments of principal and interest on the Certificates on each monthly Payment Date beginning in February 2005.

FORM OF CLASSES

     Regular and MACR Classes:  Book-entry on Fed System

     Residual Classes:  Certificated

INTEREST

     The Fixed Rate Classes bear interest at the Class Coupons shown on the front cover and Appendix A.

     The following are Principal Only Classes and do not bear interest:

GROUP         CLASSES
-----         -------
  1            AO

          {    QP
  2       {    TW
          {    XO

          {    B
  5       {    D
          {    H

  6       {    CD
          {    CJ

     The Floating Rate and Inverse Floating Rate Classes bear interest as shown in the following table. The initial Class Coupons apply only to the first Accrual Period. We determine LIBOR using the BBA Method.

                           INITIAL                                                       CLASS COUPON SUBJECT TO
                            CLASS                                                      ---------------------------
         CLASS             COUPON                  CLASS COUPON FORMULA                MINIMUM RATE   MAXIMUM RATE
         -----             -------    -----------------------------------------------  ------------   ------------
GROUP 1
FG......................  2.6025%     LIBOR + 0.2%                                         0.2%         7.5%
S.......................  4.8475      7.25% - LIBOR                                        0            7.25
TB......................  0.05        7.3% - LIBOR                                         0            0.05
GROUP 2
FC(1)...................  2.8         LIBOR + 0.4%                                         0.4          7.5
FJ(1)(2)................  2.9         LIBOR + 0.5%                                         0.5          7.5
FL(1)(2)................  2.85        LIBOR + 0.45%                                        0.45         7.5
FN(1)(2)................  2.8         LIBOR + 0.4%                                         0.4          7.5
JS(1)...................  8.0         44.8% - (LIBOR X 6.4)                                0            8.0
SO(1)...................  0.05        7.1% - LIBOR                                         0            0.05
SW(1)...................  8.2721311   12.0491803% - (LIBOR X 1.5737705)                    3.0         12.0491803
SX(1)...................  0.05        7.05% - LIBOR                                        0            0.05
SY(1)(2)................  8.0         44.8% - (LIBOR X 6.4)                                0            8.0
XS(1)(2)................  8.2721311   12.0491803% - (LIBOR X 1.5737705)                    3.0         12.0491803
GROUP 3
FP......................  3.58        LIBOR + 1.1%                                         1.1          7.0
TE......................  0.5         5.9% - LIBOR                                         0            0.5
TG......................  0.65        5.9% - LIBOR                                         0            0.65
TH......................  0.2         5.9% - LIBOR                                         0            0.2
GROUP 4
FQ(1)...................  3.49        LIBOR + 1.1%                                         1.1          7.0
TJ(1)...................  0.3         5.9% - LIBOR                                         0            0.3
TK(1)...................  0.3         5.9% - LIBOR                                         0            0.3
TL(1)...................  0.4         5.9% - LIBOR                                         0            0.4
TM(1)...................  0.4         5.9% - LIBOR                                         0            0.4
TN(1)...................  0.4         5.9% - LIBOR                                         0            0.4
TO(1)...................  0.4         5.9% - LIBOR                                         0            0.4
TP(1)...................  0.6         5.9% - LIBOR                                         0            0.6
TQ(1)...................  0.6         5.9% - LIBOR                                         0            0.6
TR(1)...................  0.6         5.9% - LIBOR                                         0            0.6
TU(1)...................  0.6         5.9% - LIBOR                                         0            0.6
TV(1)...................  0.65        5.9% - LIBOR                                         0            0.65
TX(1)...................  0.5         5.9% - LIBOR                                         0            0.5
TY(1)...................  0.4         5.9% - LIBOR                                         0            0.4
GROUP 5
K(1)....................  6.75        If LIBOR is less than or equal to 7.0%: 6.75%   }
                                      If LIBOR is greater than 7.0%: 0.0%             }    0             6.75

OF(1)...................  0.0         If LIBOR is less than or equal to 7.0%: 0.0%    }    0             17.4999995
                                      If LIBOR is greater than 7.0%: 17.4999995%      }

Q(1)....................  7.0         If LIBOR is less than or equal to 7.0%: 7.0%    }    0             7.0
                                      If LIBOR is greater than 7.0%: 0.0%             }

SF(1)...................  0.0         If LIBOR is less than or equal to 7.0%: 0.0%    }    0             19.2857142
                                      If LIBOR is greater than 7.0%: 19.2857142%      }
GROUP 6
AH(1)...................  6.85        If LIBOR is less than or equal to 7.0%: 6.85%   }    0             6.85
                                      If LIBOR is greater than 7.0%: 0.0%             }

BO(1)...................  0.0         If LIBOR is less than or equal to 7.0%: 0.0%    }    0             27.9074044
                                      If LIBOR is greater than 7.0%: 27.9074044%      }
GROUP 7
MF(2)...................  2.7425      LIBOR + 0.3%                                         0.3          7.0
MS......................  4.2575      6.7% - LIBOR                                         0            6.7
NF.....................  2.6925      LIBOR + 0.25%                                         0.25         7.0
SL......................  0.05        6.75% - LIBOR                                        0            0.05

---------------

(1) Delay Class.
(2) MACR Class.

     See Appendix V to the Offering Circular and Payments -- Interest.

NOTIONAL CLASSES

          ORIGINAL NOTIONAL
 CLASS    PRINCIPAL AMOUNT    REDUCES PROPORTIONATELY WITH
 -----    -----------------   ----------------------------
GROUP 1
  S         $186,858,000      FG (PT)
  TB         186,858,000      FG (PT)
GROUP 2
  FC        $ 41,120,887      TW (SC/TAC)
  IB           1,409,004      QC (SC/PAC II)
  IU           3,348,860      QP, SW and TW (SC/TAC)
  JS           6,425,138      QP (SC/TAC)
  SO          41,120,887      TW (SC/TAC)
  SX          41,120,887      TW (SC/TAC)
  XS*         26,128,898      SW (SC/TAC)
GROUP 3
  TE        $ 12,637,400      Group 3 Assets (2794-FE)
  TG          20,000,000      Group 3 Assets (2802-FD)
  TH          10,000,000      Group 3 Assets (2886-FH)
GROUP 4
  TJ        $  9,794,959      Group 4 Assets (2655-FD)
  TK          20,833,738      Group 4 Assets (2660-CF)
  TL           7,000,000      Group 4 Assets (2682-GF)
  TM          27,252,225      Group 4 Assets (2759-FD)
  TN          10,000,000      Group 4 Assets (2781-FG)
  TO          13,849,000      Group 4 Assets (2781-HF)
  TP          42,376,150      Group 4 Assets (2789-FJ)
  TQ          19,408,200      Group 4 Assets (2789-FT)
  TR           5,981,881      Group 4 Assets (2791-FT)
  TU          12,478,993      Group 4 Assets (2793-FE)
  TV          12,857,143      Group 4 Assets (2812-FD)
  TX          45,809,531      Group 4 Assets (2785-LF)
  TY          13,847,143      Group 4 Assets (2647-VF)
GROUP 5
  C         $ 19,056,000      B (PAC)
  G           20,868,000      D (PAC)
  J           39,370,000      H (PAC)
  KI*         35,094,300      YE (PAC)
  XY*         14,398,647      AX (NSJ/TAC I)
GROUP 6
  CE        $ 17,971,000      CD (PAC)
  CI*         13,420,090      AB (PAC)
  KJ           1,425,000      CJ (PAC)
GROUP 7
  MS        $ 40,136,945      NF (PT)
  SL          40,136,945      NF (PT)

     --------------------

     * MACR Class.

     See Payments -- Interest -- Notional Classes.

MACR CLASSES

     This Series includes MACR Classes. Appendix A shows the characteristics of the MACR Classes and the Combinations of REMIC and MACR Classes.

     See Appendix III to the Offering Circular for a description of MACR Certificates and exchange procedures and fees.

PRINCIPAL

     REMIC CLASSES

     On each Payment Date, we pay:

                                                             GROUP 1
PASS-              {               - The Group 1 Asset Principal Amount to AO and FG, pro rata, until retired
THROUGH            {
                                                             GROUP 2
SC/TAC             {               - The ZB Accrual Amount to QP, SW and TW, pro rata, until retired, and then to ZB
AND ACCRUAL        {

                                   - The Group 2 Asset Principal Amount and, beginning in Step 3, the ZU
                                     Accrual Amount in the following order of priority:

SC/                {                 1. To CA, until reduced to its Targeted Balance
TYPE I PAC         {

SC/                {                 2. To QC, until reduced to its Targeted Balance
TYPE II PAC        {

                   {                 3. To the TAC Classes, until reduced to their Aggregate Targeted
                   {                    Balance, allocated as follows:
                   {
SC/TAC             {                    a. To QP, SW and TW, pro rata, while outstanding
                   {
                   {                    b. To ZB, while outstanding

SC/                {                 4. To ZU, until retired
SUPPORT            {

SC/TAC             {                 5. To the TAC Classes as described in step 3, but without regard to
                   {                    their Aggregate Targeted Balance, until retired

SC/                {                 6. To QC, until retired
TYPE II PAC        {

SC/                {                 7. To CA, until retired
TYPE I PAC         {

                                                             GROUP 3

SC/PASS-           {               - The Group 3 Asset Principal Amount to FP, until retired
THROUGH            {

                                                             GROUP 4

SC/PASS-           {               - The Group 4 Asset Principal Amount to FQ, until retired
THROUGH            {

                                                             GROUP 5

NSJ/               {
TYPE I TAC         {              - The EZ Accrual Amount to AX, until retired, and then to EZ
AND ACCRUAL        {

NSJ/               {
TYPE II TAC        {              - The DZ Accrual Amount to K, OF, Q and SF, pro rata, until retired, and then to DZ
AND ACCRUAL        {

                                   - The Group 5 Asset Principal Amount and, beginning in step 2, the CZ
                                     Accrual Amount in the following order of priority:

PAC                {                 1. Beginning in August 2006, to YE, YG, H, B and D, in that order,
                   {                    until reduced to their Aggregate Targeted Balance


                               2. If the remaining principal balance of the Group 5 Assets, after giving effect to their reduction on that Payment Date, is less than the Group 5 225% PSA Scheduled Asset Balance, then:

NSJ/              {
SUPPORT           {              a. To CZ, until retired

NSJ/              {
TYPE I TAC        {              b. To AX and EZ, in that order, until retired


NSJ/              {              c. To K, OF, Q and SF, pro rata, until retired
TYPE II TAC       {
                  {              d. To DZ, until retired

                               3. To the Type I and Type II TAC Classes, until reduced to their
                                  Aggregate Targeted Balance, allocated as follows:

NSJ/              {              a. To AX and EZ, in that order, until reduced to their Aggregate
TYPE I TAC        {                Targeted Balance

NSJ/              {              b. To K, OF, Q and SF, pro rata, while outstanding
TYPE II TAC       {              c. To DZ, while outstanding

NSJ/              {              d. To AX and EZ, in that order, while outstanding
TYPE I TAC        {

NSJ/              {            4. To CZ, until retired
SUPPORT           {

NSJ/              {            5. To the Type I and Type II TAC Classes as described in step 3, but
TYPE I AND        {               without regard to the Aggregate Targeted Balance for all such
TYPE II TAC       {               Classes, until retired

PAC               {            6. To YE, YG, H, B and D, in that order, until retired

                                                         GROUP 6

                                 - The Group 6 Asset Principal Amount and, beginning in step 2, the ZA
                                   Accrual Amount in the following order of priority:

PAC               {            1. To AB, KY, CD and CJ, in that order, until reduced to their Aggregate Targeted Balance

TAC               {            2. To AH and BO, pro rata, until reduced to their Aggregate Targeted Balance

SUPPORT           {            3. To ZA, until retired

TAC               {            4. To AH and BO, pro rata, until retired

PAC               {            5. To AB, KY, CD and CJ, in that order, until retired

                                                         GROUP 7

PASS-             {              - The Group 7 Asset Principal Amount to NF, until retired
THROUGH           {


     The "TARGETED BALANCES," "AGGREGATE TARGETED BALANCES" and "SCHEDULED ASSET BALANCES" are in Appendix B. They were calculated using the following Structuring Ranges and Rates.

                                                     STRUCTURING RANGE OR RATE
                                                     -------------------------
GROUP 2
  Type I PAC.......................................     100% PSA - 325% PSA
  Type II PAC......................................     130% PSA - 374% PSA
  TAC.............................................         200% PSA
GROUP 5
  PAC..............................................     100% PSA - 250% PSA
  Type I TAC.......................................         130% PSA
  Type I and Type II TAC (Aggregate)...............         201% PSA
  Group 5 225% PSA Scheduled Asset Balance.........         225% PSA
GROUP 6
  PAC..............................................     125% PSA - 350% PSA
  TAC..............................................         325% PSA

     See Payments -- Principal and Prepayment and Yield Analysis.

     MACR CLASSES

     On each Payment Date when MACR Certificates are outstanding, we allocate principal payments from the applicable REMIC Certificates to the related MACR Certificates that are entitled to principal, as described under MACR Certificates in the Offering Circular.

REMIC STATUS

     We will form an Upper-Tier REMIC Pool and a Lower-Tier REMIC Pool for this Series. We will elect to treat each REMIC Pool as a REMIC under the Code. R and RS will be "RESIDUAL CLASSES" and the other Classes shown on the front cover will be "REGULAR CLASSES." The Residual Classes will be subject to transfer restrictions. See Certain Federal Income Tax Consequences in this Supplement and the Offering Circular.

WEIGHTED AVERAGE LIVES (IN YEARS)*

     Group 1

                                        PSA PREPAYMENT ASSUMPTION
                                -----------------------------------------
                                 0%    100%   300%   500%   750%   1,000%
                                 --    ----   ----   ----   ----   ------
AO, FG, S, TB and Group 1
  Assets......................   21.3   10.1    4.6    2.7    1.6    1.1

     Group 2

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   161%   325%   400%
                                 --    ----   ----   ----   ----
CA............................   12.9    5.6    5.6    5.6    4.7
FC, FJ, FL, FN, IU, JS, QP,
  SO, SW, SX, SY, TW, WA, WB,
  WC, WD, WE, WG, WH, XO and
  XS..........................   15.0   11.5    6.4    2.4    1.5
IB and QC.....................   21.7    9.3    1.6    1.6    1.6
KB............................   24.9   18.4   12.2    1.9    1.2
ZB............................   22.9   16.3   12.2    7.2    3.0
ZU............................   25.2   21.3   18.2    0.6    0.3
Group 2 Assets................   17.2   10.0    7.5    4.2    3.4

     -------------------------
      * We calculate weighted average lives based on the assumptions described in Prepayment and Yield Analysis. The actual weighted average lives are likely to differ from those shown, perhaps significantly.

     Group 3

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   250%   400%   500%
                                 --    ----   ----   ----   ----
FP and Group 3 Assets.........   28.1   24.6    6.2    1.4    1.1
TE............................   27.5   22.8    2.1    0.9    0.7
TG............................   28.0   24.9    9.1    1.7    1.3
TH............................   29.0   26.4    5.8    1.5    1.1

     Group 4

                                                                      CPR
                                                                   PREPAYMENT
                                    PSA PREPAYMENT ASSUMPTION      ASSUMPTION
                                ---------------------------------  ----------
                                 0%    100%   250%   400%   500%      6.0%
                                 --    ----   ----   ----   ----      ----
FQ and Group 4 Assets.........   27.3   23.3    5.3    1.0    0.7     22.8
TM............................   26.7   21.6    2.9    0.5    0.4     19.6

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   250%   400%   500%
                                 --    ----   ----   ----   ----
TJ............................   27.0   23.3    8.5    0.7    0.5
TK............................   27.3   24.1    1.9    0.8    0.6
TL............................   27.8   26.0    1.9    0.8    0.6
TN............................   28.0   27.5    4.8    1.7    1.2
TO............................   27.9   26.4    2.9    1.2    0.9
TP............................   27.2   23.5   10.7    0.8    0.5
TQ............................   27.5   23.3    1.6    0.7    0.5
TR............................   26.9   21.2    1.3    0.6    0.4
TU............................   28.1   25.0    1.8    0.7    0.5
TV............................   28.0   24.9    9.1    1.7    1.3
TX............................   26.9   21.2    4.8    1.1    0.8
TY............................   26.6   22.2    8.5    1.4    1.0

     Group 5

                                                                                    CPR
                                                                                 PREPAYMENT
                                           PSA PREPAYMENT ASSUMPTION             ASSUMPTION
                                -----------------------------------------------  ----------
                                 0%    100%   131%   225%   226%   250%   400%      6.0%
                                 --    ----   ----   ----   ----   ----   ----      ----
AX, VE, VG, VH, VJ, VK, VL and
  XY..........................   12.1    5.0    1.9    1.9    1.9    1.7    1.2      9.1
CZ............................   28.7   24.3   22.4   11.3    0.6    0.5    0.4      0.4
DZ............................   27.2   19.6   16.8    7.8   28.6    8.5    3.0     29.7
EZ............................   22.9   12.3    5.3    5.3    3.0    2.5    1.6     17.9
K, OF, Q and SF...............   25.9   16.1   11.9    3.6    7.2    4.4    2.3     23.3

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   131%   250%   400%
                                 --    ----   ----   ----   ----
B, C and CB...................   23.9   14.4   14.4   14.4    9.5
CH, D and G...................   25.1   20.1   20.1   20.1   13.9
H, J and YH...................   22.3   11.0   11.0   11.0    7.3
KI, Y, YE, YK, YL, YR, YV and
  YX..........................   11.2    4.0    4.0    4.0    3.3
YG............................   19.5    8.0    8.0    8.0    5.4
YJ............................   24.5   17.4   17.4   17.4   11.8
Group 5 Assets................   20.2   11.0    9.6    6.3    4.3

     Group 6

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    125%   156%   350%   500%
                                 --    ----   ----   ----   ----
AB, AJ, AK, AL, AM, AN, AY and
  CI..........................   12.5    3.0    3.0    3.0    2.5
AH and BO.....................   24.6   14.6   11.2    2.4    1.5
CD, CE and MV.................   23.8   11.0   11.0   11.0    7.8
CJ, KJ and MY.................   25.3   20.6   20.6   20.6   15.0
KY............................   21.3    6.9    6.9    6.9    4.9
ZA............................   29.4   25.4   24.1    1.8    0.3
Group 6 Assets................   20.5    9.6    8.4    4.5    3.3

     Group 7

                                        PSA PREPAYMENT ASSUMPTION
                                -----------------------------------------
                                 0%    100%   300%   500%   750%   1,000%
                                 --    ----   ----   ----   ----   ------
MF, MS, NF, SL and Group 7
  Assets......................   21.3    9.0    4.4    2.6    1.6    1.1

THE ASSETS

     The Group 1, 5, 6 and 7 Assets (the "PC ASSETS") consist of Freddie Mac PCs with the following characteristics:

                            ORIGINAL TERM
GROUP   PRINCIPAL BALANCE    (IN YEARS)     INTEREST RATE
-----   -----------------   -------------   -------------
  1       $200,205,000           30              7.0%
  5        371,349,359           30              5.0
  6        125,000,000           30              5.5
  7         40,136,945           30              7.0

     The Group 2, 3 and 4 Assets (the "MULTICLASS ASSETS") consist of:

                                                             CLASS FACTOR
                      PERCENTAGE OF CLASS     BALANCE IN     FOR MONTH OF     CLASS       PRINCIPAL/            FINAL
GROUP      CLASS        IN THIS SERIES       THIS SERIES     CLOSING DATE     COUPON     INTEREST TYPE      PAYMENT DATE
-----      -----      -------------------    -----------     ------------     ------     -------------      ------------
 2  {  2527-NU(1)         1.5129891841%      $  2,354,119     0.87371273       5.5%         PAC/FIX       November 15, 2032
    {  2528-N               100               301,358,854     0.84625360       5.5         PAC I/FIX      November 15, 2032

    {  2794-FE              100                12,637,400     0.64335863       (2)          SUP/FLT            May 15, 2034
 3  {  2802-FD              100                20,000,000     1.00000000       (2)          SUP/FLT            May 15, 2034
    {  2886-FH           61.3496932515         10,000,000     1.00000000       (2)          SUP/FLT       November 15, 2034

    {  2647-VF(1)        24.8105871794         13,847,143     1.00000000       (2)        SUP/FLT/DLY         July 15, 2033
    {  2655-FD              100                 9,794,959     0.39179836       (2)        SUP/FLT/DLY       August 15, 2033
    {  2660-CF              100                20,833,738     1.00000000       (2)        SUP/FLT/DLY       August 15, 2033
    {  2682-GF           92.9262297160          7,000,000     1.00000000       (2)        SUP/FLT/DLY      October 15, 2033
    {  2759-FD(1)(3)        100                27,252,225     0.77354566       (2)     SC/NSJ/PT/FLT/DLY   January 15, 2034
    {  2781-FG              100                10,000,000     1.00000000       (2)        SUP/FLT/DLY        April 15, 2034
 4  {  2781-HF              100                13,849,000     1.00000000       (2)        SUP/FLT/DLY        April 15, 2034
    {  2785-LF           92.2406506339         45,809,531     0.96338263       (2)        SUP/FLT/DLY        April 15, 2034
    {  2789-FJ(1)(4)        100                42,376,150     0.75024465       (2)       SC/PT/FLT/DLY    December 15, 2033
    {  2789-FT           38.4156931733         19,408,200     0.77632801       (2)        SUP/FLT/DLY          May 15, 2034
    {  2791-FT              100                 5,981,881     0.59817110       (2)        SUP/FLT/DLY     December 15, 2033
    {  2793-FE              100                12,478,993     0.83193287       (2)        SUP/FLT/DLY          May 15, 2034
    {  2812-FD(5)           100                12,857,143     1.00000000       (2)       SC/PT/FLT/DLY         May 15, 2034

---------------

(1) MACR Class.
(2) See applicable Multiclass Asset Offering Circular.
(3) Backed by 2736-DF (a SUP/FLT/DLY Class), 2736-SG (a SUP/INV/DLY Class) and 2736-TD (an SC/NSJ/SUP/FIX Class that is backed by various NSJ Classes from Series 2626, Series 2695 and, indirectly, Series 2648).
(4) Backed by 2736-YJ (a SCH II/FIX Class).
(5) Backed by 2802-CA (a SUP/FIX Class).

     See General Information -- Structure of Transaction and Exhibits I through XVI.

     We will publish a Supplemental Statement applicable to this Series shortly after the Closing Date. The Supplemental Statement will contain a schedule of the Assets and other information. See Available Information.

     We have agreed to sell the Group 2 Assets to the Underwriter for inclusion in this Series.

MORTGAGE CHARACTERISTICS (AS OF JANUARY 1, 2005)

     PC ASSETS -- ASSUMED MORTGAGE CHARACTERISTICS

                            REMAINING TERM                                   PER ANNUM
                             TO MATURITY      LOAN AGE       PER ANNUM     INTEREST RATE
GROUP   PRINCIPAL BALANCE    (IN MONTHS)     (IN MONTHS)   INTEREST RATE   OF RELATED PCS
-----   -----------------   --------------   -----------   -------------   --------------
  1       $200,205,000           319             32            7.368%           7.00%
  5        371,349,359           357              3            5.500            5.00
  6        125,000,000           352              8            5.950            5.50
  7         40,136,945           268             74            7.823            7.00

     MULTICLASS ASSETS -- MORTGAGE CHARACTERISTICS

                                  WEIGHTED AVERAGE
                                   REMAINING TERM    WEIGHTED AVERAGE   WEIGHTED AVERAGE     PER ANNUM
                                    TO MATURITY        LOAN AGE (IN        PER ANNUM       INTEREST RATE
GROUP           SERIES              (IN MONTHS)          MONTHS)         INTEREST RATE     OF RELATED PCS
-----  ------------------------   ----------------   ----------------   ----------------   --------------
 2  {  2527                             327                 27               6.118%             5.5%
    {  2528                             327                 27               6.122              5.5

    {  2794                             345                 11               5.941              5.5
 3  {  2802                             345                 12               5.988              5.5
    {  2886                             354                  5               5.619              5.0

    {  2794                             345                 11               5.941              5.5
    {  2802                             345                 12               5.988              5.5
    {  2886                             354                  5               5.619              5.0
    {  2647                             335                 19               5.747              5.0
    {  2655                             337                 19               5.812              5.5
    {  2660                             338                 17               5.500              5.0
    {  2682                             339                 17               5.896              5.5
    {  2759/2736/2626/2695/2648         343                 14               5.513              5.0
    {  2781(FG)                         337                 19               5.582              5.0
 4  {  2781(HF)                         338                 17               5.483              5.0
    {  2785                             344                 13               5.948              5.5
    {  2789(FJ)/2736                    340                 16               5.499              5.0
    {  2789(FT)                         343                 13               5.950              5.5
    {  2791                             338                 18               5.947              5.5
    {  2793                             345                 11               5.929              5.5
    {  2812/2802                        345                 12               5.988              5.5

     The actual characteristics of the Mortgages differ from those shown, in some cases significantly.

     See General Information -- The Mortgages.

       EXHIBIT II -- SERIES 2931 FRONT COVER, TERMS SHEET AND MACR TABLE

OFFERING CIRCULAR SUPPLEMENT                       $2,219,043,830                         [FREDDIE MAC LOGO]
(TO OFFERING CIRCULAR                               FREDDIE MAC
 DATED JUNE 1, 2003)                    MULTICLASS CERTIFICATES, SERIES 2931

OFFERED CLASSES:     REMIC Classes shown below and MACR Classes shown on Appendix
                     A
OFFERING TERMS:      The underwriter named below is offering the Classes in
                     negotiated transactions at varying prices
CLOSING DATE:        February 28, 2005

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 REMIC      ORIGINAL        PRINCIPAL     CLASS      INTEREST      CUSIP      FINAL PAYMENT
CLASSES     BALANCE          TYPE(1)      COUPON     TYPE(1)      NUMBER           DATE
-------     --------        ---------     ------     --------     ------      -------------
GROUP 1
BH .....  $ 11,951,000         PAC         5.0%        FIX       31395M Y L 7    August 15, 2013
BJ .....    82,554,000         PAC         5.0         FIX       31395M Y N 3      June 15, 2031
CZ .....    10,673,500       NSJ/SUP       5.0        FIX/Z      31395M Y Y 9  February 15, 2035
DZ .....       100,000     NSJ/TAC II      5.0        FIX/Z      31395M Z 8 5  February 15, 2035
EZ .....       100,000      NSJ/TAC I      5.0        FIX/Z      31395M Z M 4  February 15, 2035
FB .....    13,861,333     NSJ/TAC II     (2)          FLT       31395M Z N 2  February 15, 2035
IX .....    22,897,000      NTL(PAC)       5.0        FIX/IO     31395P 3 B 6  December 15, 2033
SL .....    13,861,333   NTL(NSJ/TAC II)  (2)         FLT/IO     31395P 6 G 2  February 15, 2035
SY .....    17,326,667     NSJ/TAC II     (2)        INV/DLY     31395P 6 J 6  February 15, 2035
VJ .....    25,500,000      NSJ/TAC I      4.0         FIX       31395P A 2 8  February 15, 2035
XB .....    22,897,000         PAC         0.0          PO       31395P A 8 5  December 15, 2033
XC .....    12,694,000         PAC         0.0          PO       31395P A 9 3  February 15, 2035
XI .....    12,694,000      NTL(PAC)       5.0        FIX/IO     31395P A B 8  February 15, 2035
XY .....     5,100,000   NTL(NSJ/TAC I)    5.0        FIX/IO     31395P A Q 5  February 15, 2035

GROUP 2
CE .....    25,785,714        SC/PT       (2)       INV/T/DLY    31395M Y V 5  November 15, 2032
D ......     3,000,000        SC/PT       (2)       INV/T/DLY    31395M Y Z 6  November 15, 2032
IO .....     3,636,363     SC/NTL(PT)      5.5        FIX/IO     31395P 3 A 8  November 15, 2032
OC .....    11,214,286        SC/PT       (2)       FLT/T/DLY    31395P 4 T 6  November 15, 2032

GROUP 3
E ......    32,103,000     NTL(PAC I)      5.0        FIX/IO     31395M Z 9 3   January 15, 2034
EO .....    32,103,000        PAC I        0.0          PO       31395M Z E 2   January 15, 2034
FX .....    25,757,576       NSJ/SUP      (2)          FLT       31395M Z T 9  February 15, 2035
GB .....    23,417,000        PAC I        5.0         FIX       31395M Z X 0     April 15, 2031
GT .....    63,903,000        PAC I        5.0         FIX       31395P 2 J 0      July 15, 2024
GU .....    32,345,000        PAC I        5.0         FIX       31395P 2 K 7  November 15, 2028
H ......    15,252,000     NTL(PAC I)      5.0        FIX/IO     31395P 2 L 5  February 15, 2035
HO .....    15,252,000        PAC I        0.0          PO       31395P 2 T 8  February 15, 2035
SA .....    50,000,000       NSJ/SUP      (2)        INV/DLY     31395P 6 E 7  February 15, 2035
TW......    25,757,576    NTL(NSJ/SUP)    (2)         FLT/IO     31395P 7 A 4  February 15, 2035
UN......     9,268,000       PAC II        5.0         FIX       31395P 7 J 5  February 15, 2035
UO .....     2,882,588       NSJ/SUP       0.0          PO       31395P 7 K 2  February 15, 2035
ZT .....       100,000       NSJ/SUP       5.19       FIX/Z      31395P B 8 4  February 15, 2035
ZU .....    12,017,158       NSJ/SUP       5.0        FIX/Z      31395P B 9 2  February 15, 2035

GROUP 4
VM......    28,801,000       AD/SEQ        5.0         FIX       31395P A 3 6  February 15, 2016
VN .....    31,201,000         SEQ         5.0         FIX       31395P A 4 4 September 15, 2023
YB .....   141,865,000         SEQ         5.0         FIX       31395P A S 1    August 15, 2026
YC .....    58,664,000         SEQ         5.0         FIX       31395P A T 9      June 15, 2030
ZY .....    39,469,000         SEQ         5.0        FIX/Z      31395P B A 9  February 15, 2035

GROUP 5
CW......     5,397,641         TAC         5.0         FIX       31395M Y X 1  February 15, 2035
EK .....    27,922,000         PAC         5.0         FIX       31395M Z A 0       May 15, 2029
EL .....    33,002,000         PAC         5.0         FIX       31395M Z B 8  February 15, 2031
G ......    25,000,000         TAC        (2)       INV/T/DLY    31395M Z V 4   January 15, 2035
GO .....    50,000,000         TAC         0.0          PO       31395P 2 H 4   January 15, 2035
JA .....   137,296,000         PAC         5.0         FIX       31395P 3 D 2      July 15, 2025

 REMIC      ORIGINAL        PRINCIPAL     CLASS      INTEREST      CUSIP      FINAL PAYMENT
CLASSES     BALANCE          TYPE(1)      COUPON     TYPE(1)      NUMBER           DATE
-------     --------        ---------     ------     --------     ------      -------------
JC .....  $ 30,362,000         PAC         5.0%        FIX       31395P 3 F 7 September 15, 2027
JW .....    43,001,363         TAC         5.0         FIX       31395P 3 X 8   October 15, 2032
M ......    50,000,000      NTL(TAC)      (2)      FLT/T/IO/DLY  31395P 4 J 8   January 15, 2035
OH .....    44,508,000         PAC         0.0          PO       31395P 4 U 3     March 15, 2033
OJ .....    48,770,000         PAC         0.0          PO       31395P 4 V 1  February 15, 2035
TX .....    48,770,000      NTL(PAC)       5.0        FIX/IO     31395P 7 B 2  February 15, 2035
WX......    44,508,000      NTL(PAC)       5.0        FIX/IO     31395P A 5 1     March 15, 2033
ZQ .....     4,498,034         SUP         5.0        FIX/Z      31395P B 6 8  February 15, 2035
ZR .....        45,049         TAC         5.0        FIX/Z      31395P B 7 6  February 15, 2035

GROUP 6
FT .....    50,000,000      SC/NSJ/PT     (2)          FLT       31395M Z S 1  December 15, 2034
SW......    50,000,000   SC/NTL(NSJ/PT)   (2)         FLT/IO     31395P 6 H 0  December 15, 2034

GROUP 7
ID .....    22,817,000      NTL(PAC)       4.5        FIX/IO     31395P 2 X 9  February 15, 2020
LI .....     1,111,111    NTL(JMP/SUP)     4.5        FIX/IO     31395P 4 C 3  February 15, 2020
LQ .....    10,000,000       JMP/SUP       4.0         FIX       31395P 4 G 4  February 15, 2020
QA .....    97,179,000         PAC         4.5         FIX       31395P 5 H 1     April 15, 2015
QB .....    46,902,000         PAC         4.5         FIX       31395P 5 J 7     March 15, 2018
QG .....    14,245,000         PAC         0.0          PO       31395P 5 N 8   January 15, 2019
QI .....     7,777,777    NTL(NSJ/TAC)     4.5        FIX/IO     31395P 5 Q 1  February 15, 2020
QP .....    70,000,000       NSJ/TAC       4.0         FIX       31395P 5 U 2  February 15, 2020
QU .....    22,817,000         PAC         0.0          PO       31395P 5 W 8  February 15, 2020
QZ .....    22,448,229       NSJ/SUP       4.5        FIX/Z      31395P 5 Y 4  February 15, 2020
YA .....    14,245,000      NTL(PAC)       4.5        FIX/IO     31395P A R 3   January 15, 2019
ZK .....     4,234,311     JMP/CPT/SUP     4.5        FIX/Z      31395P B 2 7  February 15, 2020
ZL .....        82,927         SUP         4.5        FIX/Z      31395P B 3 5  February 15, 2020
ZP .....       100,000       NSJ/TAC       4.5        FIX/Z      31395P B 5 0  February 15, 2020

GROUP 8
DA .....   104,126,000         PAC         4.0         FIX       31395M Z 2 8      July 15, 2014
DB .....    49,408,000         PAC         4.0         FIX       31395M Z 3 6     April 15, 2017
DC .....    24,034,000         PAC         4.0         FIX       31395M Z 4 4      June 15, 2018
DL .....    65,000,000       NSJ/TAC       4.0         FIX       31395M Z 6 9  February 15, 2020
KO .....    37,362,000         PAC         0.0          PO       31395P 3 Z 3  February 15, 2020
NY......    37,362,000      NTL(PAC)       4.0        FIX/IO     31395P 4 R 0  February 15, 2020
ZB .....        50,000         SUP         4.0        FIX/Z      31395P A Z 5  February 15, 2020
ZM......    20,020,000       NSJ/SUP       4.0        FIX/Z      31395P B 4 3  February 15, 2020

GROUP 9
FC .....     1,530,454         SUP        (2)          FLT       31395M Z P 7  February 15, 2035
FR .....    50,000,000         SCH        (2)          FLT       31395M Z R 3  February 15, 2035
S ......    51,530,454       NTL(PT)      (2)         INV/IO     31395P 6 D 9  February 15, 2035

GROUP 10
AB .....   242,610,000         SEQ         4.5         FIX       31395MXW4    January 15, 2019
AC .....    14,635,000         SEQ         4.5         FIX       31395M X X 2      July 15, 2019
AD .....    17,755,000         SEQ         4.5         FIX       31395M X Y 0  February 15, 2020

RESIDUAL
R ......             0         NPR         0.0         NPR       31395P 5 Z 1  February 15, 2035
RS .....             0         NPR         0.0         NPR       31395P 6 B 3  February 15, 2035

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) See Appendix II to the Offering Circular and Payments -- Categories of Classes.
(2) See Terms Sheet -- Interest.

The Certificates may not be suitable investments for you. You should not purchase Certificates unless you have carefully considered and are able to bear the associated prepayment, interest rate, yield and market risks of investing in them. Certain Risk Considerations on page S-2 highlights some of these risks.

You should purchase Certificates only if you have read and understood this Supplement, the attached Offering Circular and the documents listed under Available Information.

We guarantee principal and interest payments on the Certificates. These payments are not guaranteed by and are not debts or obligations of the United States or any federal agency or instrumentality other than Freddie Mac. The Certificates are not tax-exempt. Because of applicable securities law exemptions, we have not registered the Certificates with any federal or state securities commission. No securities commission has reviewed this Supplement.

                            BEAR, STEARNS & CO. INC.
                                JANUARY 14, 2005

                                  TERMS SHEET

     THIS TERMS SHEET CONTAINS SELECTED INFORMATION ABOUT THIS SERIES. YOU SHOULD REFER TO THE REMAINDER OF THIS SUPPLEMENT FOR FURTHER INFORMATION.

     In this Supplement, we refer to Classes only by their letter designations. For example, "R" refers to the R Class of this Series.

PAYMENT DATES

     We make payments of principal and interest on the Certificates on each monthly Payment Date beginning in March 2005.

FORM OF CLASSES

     Regular and MACR Classes:  Book-entry on Fed System

     Residual Classes:  Certificated

INTEREST

     The Fixed Rate Classes bear interest at the Class Coupons shown on the front cover and Appendix A.

     The following are Principal Only Classes and do not bear interest:

GROUP         CLASSES
-----         -------
 1       {     XB
         {     XC

         {     EO
 3       {     HO
         {     UO

         {     GO
 5       {     OH
         {     OJ

 7       {     QG
         {     QU
 8       {     KO

     The Floating Rate and Inverse Floating Rate Classes bear interest as shown in the following table. The initial Class Coupons apply only to the first Accrual Period. We determine LIBOR using the BBA Method.

                                                                                              CLASS COUPON SUBJECT TO
                       INITIAL CLASS                                                        ----------------------------
        CLASS             COUPON                      CLASS COUPON FORMULA                  MINIMUM RATE   MAXIMUM RATE
        -----          -------------   ---------------------------------------------------  ------------   ------------
GROUP 1
FB(1)................    3.1%          LIBOR + 0.5%                                             0.5%        7.0%
FY(1)(2).............    3.2           LIBOR + 0.6%                                             0.6         7.5
SB(2)(3).............    5.72          6.76% - (LIBOR X 0.4)                                    4.0         6.76
SL(1)................    0.1           LIBOR - 6.4%                                             0.1         0.5
SY(3)................    6.44          8.52% - (LIBOR X 0.8)                                    3.0         8.52
GROUP 2
CE(3)................    7.0           If LIBOR is less than or equal to 6.0%: 7.0%             0           7.0
                                       If LIBOR is greater than 6.0%: 0.0%
D(3).................    6.5           If LIBOR is less than or equal to 6.0%: 6.5%             0           6.5
                                       If LIBOR is greater than 6.0%: 0.0%
OC(3)...............    0.0            If LIBOR is less than or equal to 6.0%: 0.0%             0          17.8343948068
                                       If LIBOR is greater than 6.0%: 17.8343948068%
GROUP 3
FM(1)(2).............    2.85          LIBOR + 0.5%                                             0.5         7.5
FX(1)................    2.85          LIBOR + 0.5%                                             0.5         7.0
SA(3)................    6.39545454    7.60606061% - (LIBOR X 0.51515152)                       4.0         7.60606061
TW(1)................    0.0           LIBOR - 6.5%                                             0           0.5
GROUP 5
G(3).................   15.0           If LIBOR is less than 3.75%: 15.0%                       0          15.0
                                       If LIBOR is greater than or equal to 3.75%: 0.0%
M(3).................    0.0           If LIBOR is less than 3.75%: 0.0%                        0           7.5
                                       If LIBOR is greater than or equal to 3.75%: 7.5%
OL(2)(3).............    0.0           If LIBOR is less than 3.75%: 0.0%                        0           7.5
                                       If LIBOR is greater than or equal to 3.75%: 7.5%
GROUP 6
FT(1)................    3.09          LIBOR + 0.5%                                             0.5         7.0
SW(1)................    0.0           LIBOR - 6.5%                                             0           0.5
GROUP 9
FC...................    2.8775        LIBOR + 0.3%                                             0.3         6.5
FR...................    2.8775        LIBOR + 0.3%                                             0.3         6.5
S....................    3.6225        6.2% - LIBOR                                             0           6.2

---------------

(1) The Adjustment Date for this Class is the same as that for Delay Classes.
(2) MACR Class.
(3) Delay Class.

     See Appendix V to the Offering Circular and Payments -- Interest.

NOTIONAL CLASSES

          ORIGINAL NOTIONAL
 CLASS    PRINCIPAL AMOUNT     REDUCES PROPORTIONATELY WITH
 -----    -----------------   -------------------------------
GROUP 1
  IH*        $16,510,800      BJ (PAC)
  IX          22,897,000      XB (PAC)
  SL          13,861,333      FB (NSJ/TAC II)
  XI          12,694,000      XC (PAC)
  XY           5,100,000      VJ (NSJ/TAC I)
GROUP 2
  IO         $ 3,636,363      D (SC/PT)
GROUP 3
  E          $32,103,000      EO (PAC I)
  GI*         28,874,400      GT and GU, as a whole (PAC I)
  H           15,252,000      HO (PAC I)
  TW          25,757,576      FX (NSJ/SUP)
  UY*          9,703,500      GU (PAC I)
  WY*         19,170,900      GT (PAC I)
GROUP 4
  IY*        $40,105,800      YB and YC, as a whole (SEQ)
  O*          11,732,800      YC (SEQ)
  X*          28,373,000      YB (SEQ)
GROUP 5
  CI*        $41,188,800      JA (PAC)
  I*          58,674,000      EK, JA and JC, as a whole (PAC)
  IB*         18,277,200      EK and EL, as a whole (PAC)
  IJ*          8,376,600      EK (PAC)
  JI*          9,108,600      JC (PAC)
  M           50,000,000      GO (TAC)
  TI*          9,900,600      EL (PAC)
  TX          48,770,000      OJ (PAC)
  WX          44,508,000      OH (PAC)
GROUP 6
  SW         $50,000,000      FT (SC/NSJ/PT)
GROUP 7
  ID         $22,817,000      QU (PAC)
  LI           1,111,111      LQ (JMP/SUP)
  QI           7,777,777      QP (NSJ/TAC)
  YA          14,245,000      QG (PAC)
GROUP 8
  NY         $37,362,000      KO (PAC)
GROUP 9
  S          $51,530,454      Group 9 Assets
GROUP 10
  AI*        $53,913,333      AB (SEQ)
  BI*         57,165,555      AB and AC, as a whole (SEQ)
  IA*          3,252,222      AC (SEQ)

     --------------------

     * MACR Class.

     See Payments -- Interest -- Notional Classes.

MACR CLASSES

     This Series includes MACR Classes. Appendix A shows the characteristics of the MACR Classes and the Combinations of REMIC and MACR Classes.

     See Appendix III to the Offering Circular for a description of MACR Certificates and exchange procedures and fees.

COMPONENTS

DESIGNATION  ORIGINAL BALANCE   PRINCIPAL TYPE
-----------  ----------------   --------------
ZK-1            $  633,442       JMP/SUP
ZK-2             3,600,869       JMP/SUP

     See Payments -- Principal -- Components.

PRINCIPAL

     REMIC CLASSES

     On each Payment Date, we pay:

                                                    GROUP 1


NSJ/TYPE I      {
TAC AND         {       - The EZ Accrual Amount to VJ, until retired, and then to EZ
ACCRUAL         {

NSJ/TYPE II     {
TAC AND         {       - The DZ Accrual Amount to FB and SY, pro rata, until retired, and then to DZ
ACCRUAL         {

                        - The Group 1 Asset Principal Amount and, beginning in step 2, the CZ
                          Accrual Amount in the following order of priority:

PAC             {         1. Beginning in September 2006, to BH, BJ, XB and XC, in that order,
                {            until reduced to their Aggregate Targeted Balance

                          2. If the remaining principal balance of the Group 1 Assets, after giving effect to their reduction on that Payment Date, is less than the Group 1 225% PSA Scheduled Asset Balance, then:

NSJ/SUPPORT     {           a. To CZ, until retired

NSJ/            {           b. To VJ and EZ, in that order, until retired
TYPE I TAC      {

NSJ/            {           c. To FB and SY, pro rata, until retired
TYPE II TAC     {
                {           d. To DZ, until retired

                          3. To the Type I and Type II TAC Classes, until reduced to their
                             Aggregate Targeted Balance, allocated as follows:

TYPE II TAC     {           a. To VJ and EZ, in that order, until reduced to their Aggregate Targeted Balance
TAC             {

NSJ/TYPE II     {           b. To FB and SY, pro rata, while outstanding
TAC             {
                {           c. To DZ, while outstanding

NSJ/TYPE I      {           d. To VJ and EZ, in that order, while outstanding
TAC             {

NSJ/SUPPORT     {         4. To CZ, until retired

NSJ/                 {        5. To the Type I and Type II TAC Classes as described in step 3, but
TYPE I TAC           {           without regard to the Aggregate Targeted Balance for all such
AND NSJ/             {           Classes, until retired
TYPE II TAC          {

PAC                  {        6. To BH, BJ, XB and XC, in that order, until retired

                                                         GROUP 2

SC/PASS-             {       - The Group 2 Asset Principal Amount to CE, D and OC, pro rata, until retired
THROUGH              {

                                                         GROUP 3

NSJ/SUPPORT           {      - The ZT Accrual Amount to FX and SA, pro rata, until retired, and then to ZT
AND ACCRUAL           {

                             - The Group 3 Asset Principal Amount and, beginning in step 3, the ZU
                               Accrual Amount in the following order of priority:

TYPE I PAC            {        1. Beginning in March 2006, to GT, GU, GB, EO and HO, in that order,
                      {           until reduced to their Aggregate Targeted Balance

TYPE II PAC           {        2. Beginning in November 2005, to UN, until reduced to its Targeted Balance

                      {        3. If the remaining principal balance of the Group 3 Assets, after
                      {           giving effect to their reduction on that Payment Date, is less than
                      {           the Group 3 225% PSA Scheduled Asset Balance, then to ZU, until retired
                      {
                      {        4. Concurrently:
                      {
NSJ/SUPPORT           {         a. 3.6608864569% to UO, until retired
                      {
                      {          b. 96.3391135431% as follows:
                      {
                      {            1. To FX and SA, pro rata, until retired
                      {
                      {            2. To ZT, until retired
                      {
                      {        5. To ZU, until retired


TYPE II PAC           {        6. To UN, until retired


TYPE I PAC            {        7. To GT, GU, GB, EO and HO, in that order, until retired

                                                         GROUP 4

                      {      - The Group 4 Asset Principal Amount and, beginning in step 2, the ZY
                      {        Accrual Amount in the following order of priority:
                      {
SEQUENTIAL            {        1. To YB and YC, in that order, until retired
PAY                   {
                      {
                      {        2. To VM, VN and ZY, in that order, until retired

                                                         GROUP 5

                             - The ZR Accrual Amount in the following order of priority:

                      {        1. To JW, until retired
                      {
TAC                   {        2. To G and GO, pro rata, until retired
                      {
                      {        3. To CW, until retired

ACCRUAL               {        4. To ZR

                             - The Group 5 Asset Principal Amount and, beginning in step 2, the ZQ
                               Accrual Amount in the following order of priority:

PAC                  {         1. To JA, JC, EK, EL, OH and OJ, in that order, until reduced to their
                     {            Aggregate Targeted Balance

                     {         2. To the TAC Classes, until reduced to their Aggregate Targeted
                     {            Balance, allocated as follows:
                     {
TAC                  {            a. To JW, while outstanding
                     {
                     {            b. To G and GO, pro rata, while outstanding
                     {
                     {            c. To CW and ZR, in that order, while outstanding

SUPPORT              {         3. To ZQ, until retired

TAC                  {         4. To the TAC Classes as described in step 2, but without regard to
                     {            their Aggregate Targeted Balance, until retired

PAC                  {         5. To JA, JC, EK, EL, OH and OJ, in that order, until retired

                                                         GROUP 6
SC/NSJ/              {
PASS-                {       - The Group 6 Asset Principal Amount to FT, until retired
THROUGH              {

                                                         GROUP 7

JMP/                 {
SUPPORT              {       - The ZL Accrual Amount to LQ, until retired, and then to ZL
AND ACCRUAL          {

NSJ/TAC              {
AND ACCRUAL          {       - The ZP Accrual Amount to QP, until retired, and then to ZP

                             - The Group 7 Asset Principal Amount and, beginning in step 2.a.1., the
                               QZ Accrual Amount and, beginning in step 2.b.1., the ZK-1 and ZK-2
                               Accrual Amounts in the following order of priority:

PAC                  {         1. Beginning in May 2006, to QA, QB, QG and QU, in that order, until
                     {            reduced to their Aggregate Targeted Balance

                               2. Concurrently:

                                  a. 86.6025588977% as follows:

                     {               1. If the remaining principal balance of the Group 7 Assets, after
NSJ/SUPPORT          {                  giving effect to their reduction on that Payment Date (the
                     {                  "GROUP 7 ASSET BALANCE"), is less than the Group 7 211% PSA
                     {                  Scheduled Asset Balance, then to QZ, until retired

NSJ/TAC              {               2. To QP and ZP, in that order, until reduced to their Aggregate
                     {                  Targeted Balance

NSJ/SUPPORT          {               3. To QZ, until retired

NSJ/TAC              {               4. To QP and ZP, in that order, until retired


                                 b. 13.3974411023% as follows:

                   {               1. If the Group 7 Asset Balance is less than the Group 7 224% PSA
                   {                  Scheduled Asset Balance, then to ZK-1, ZK-2 and LQ, in that
                   {                  order, until retired
                   {
JMP/               {               2. If the Group 7 Asset Balance is less than the Group 7 2.49% CPR
SUPPORT            {                  Scheduled Asset Balance and ZK-1 has been retired, then to ZK-2
                   {                  and LQ, in that order, until retired
                   {
                   {               3. To LQ, ZK-1 and ZK-2, in that order, until retired

SUPPORT            {               4. To ZL, until retired

PAC                {           3. To QA, QB, QG and QU, in that order, until retired

                                                         GROUP 8

NSJ/TAC            {
AND ACCRUAL        {         - The ZB Accrual Amount to DL, until retired, and then to ZB

                             - The Group 8 Asset Principal Amount and, beginning in step 2, the ZM
                               Accrual Amount in the following order of priority:

PAC                {           1. Beginning in May 2006, to DA, DB, DC and KO, in that order, until
                   {              reduced to their Aggregate Targeted Balance

                   {           2. If the remaining principal balance of the Group 8 Assets, after
NSJ/SUPPORT        {              giving effect to their reduction on that Payment Date, is less than
                   {              the Group 8 175% PSA Scheduled Asset Balance, then to ZM, until
                   {              retired

NSJ/TAC            {           3. To DL, until reduced to its Targeted Balance

NSJ/SUPPORT        {           4. To ZM, until retired

NSJ/TAC            {           5. To DL, until retired

SUPPORT            {           6. To ZB, until retired

PAC                {           7. To DA, DB, DC and KO, in that order, until retired

                                                         GROUP 9

                             - The Group 9 Asset Principal Amount in the following order of priority:

SCHEDULED          {           1. To FR, until reduced to its Targeted Balance

SUPPORT            {           2. To FC, until retired

SCHEDULED          {           3. To FR, until retired

                                                         GROUP 10

SEQUENTIAL
PAY                {         - The Group 10 Asset Principal Amount to AB, AC and AD, in that order, until retired


     The "TARGETED BALANCES," "AGGREGATE TARGETED BALANCES" and "SCHEDULED ASSET BALANCES" are in Appendix B. They were calculated using the following Structuring Ranges and Rates. The Group 8 Scheduled Asset Balance schedule in Appendix B is illustrative, as described below.

                                                     STRUCTURING RANGE OR RATE
                                                     -------------------------
GROUP 1
  PAC..............................................     100% PSA - 250% PSA
  Type I TAC and Type II TAC (Aggregate)...........         201% PSA
  Type I TAC.......................................         130% PSA
  Group 1 225% PSA Scheduled Asset Balance.........         225% PSA
GROUP 3
  Type I PAC.......................................     100% PSA - 300% PSA
  Type II PAC......................................     114% PSA - 251% PSA
  Group 3 225% PSA Scheduled Asset Balance.........         225% PSA
GROUP 5
  PAC..............................................     100% PSA - 250% PSA
  TAC..............................................         251% PSA
GROUP 7
  PAC..............................................     100% PSA - 350% PSA
  TAC..............................................         201% PSA
  Group 7 211% PSA Scheduled Asset Balance.........         211% PSA
  Group 7 224% PSA Scheduled Asset Balance.........         224% PSA
  Group 7 2.49% CPR Scheduled Asset Balance........        2.49% CPR
GROUP 8
  PAC..............................................     100% PSA - 250% PSA
  TAC..............................................        175% PSA*
  Group 8 175% PSA Scheduled Asset Balance.........         175% PSA
GROUP 9
  Scheduled........................................     200% PSA - 216% PSA

     --------------------

     * This Class does not have any Effective Rate.

     We will prepare the actual Group 8 Scheduled Asset Balance schedule on or before the Closing Date using, among other things:

        - The applicable Structuring Rate shown above.

        - The assumption that, as of February 1, 2005, each Mortgage underlying the Group 8 Assets has a remaining term to maturity equal to the weighted average remaining term to maturity, a loan age equal to the weighted average loan age, and an interest rate equal to the weighted average interest rate, of all the Mortgages underlying the same PC.

     The illustrative schedule in Appendix B was calculated using the Modeling Assumptions, but otherwise was calculated using the same methodology as we will use to prepare the actual schedule.

     See Payments -- Principal and Prepayment and Yield Analysis.

     MACR CLASSES

     On each Payment Date when MACR Certificates are outstanding, we allocate principal payments from the applicable REMIC Certificates to the related MACR Certificates that are entitled to principal, as described under MACR Certificates in the Offering Circular.

REMIC STATUS

     We will form an Upper-Tier REMIC Pool and a Lower-Tier REMIC Pool for this Series. We will elect to treat each REMIC Pool as a REMIC under the Code. R and RS will be "RESIDUAL CLASSES" and the other Classes shown on the front cover will be "REGULAR CLASSES." The Residual Classes will be subject to transfer restrictions. See Certain Federal Income Tax Consequences in this Supplement and the Offering Circular.

WEIGHTED AVERAGE LIVES (IN YEARS)*

     Group 1

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   219%   250%   500%
                                 --    ----   ----   ----   ----
BH............................    4.2    2.0    2.0    2.0    2.0
BJ, BU, BV, BW, BX and IH.....   15.7    6.0    6.0    6.0    3.7
BK, IX, XB, XH, XJ, XK and
  XL..........................   23.1   12.5   12.5   12.5    6.7
BL, XC, XI, XM, XN, XP and
  XQ..........................   25.0   19.6   19.6   19.6   10.9
Group 1 Assets................   20.2   11.0    6.9    6.3    3.6

                                                                                    CPR
                                                                                 PREPAYMENT
                                           PSA PREPAYMENT ASSUMPTION             ASSUMPTION
                                -----------------------------------------------  ----------
                                 0%    100%   219%   225%   226%   250%   500%      6.0%
                                 --    ----   ----   ----   ----   ----   ----      ----
CZ............................   28.6   24.3   13.4   11.3    0.6    0.5    0.4      0.4
DZ...........................    27.2   19.5    7.6    7.7   27.9    8.4    2.4     29.6
EZ............................   22.8   12.3    5.2    5.2    3.0    2.5    1.4     17.9
FB, FY, LV, SB, SL and SY.....   25.9   16.0    3.5    3.5    7.1    4.3    1.9     23.3
VJ and XY.....................   12.1    5.0    1.9    1.9    1.8    1.7    1.0      9.1

     Group 2

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   300%   450%   600%
                                 --    ----   ----   ----   ----
CE, D, IO, OC and Group 2
  Assets......................   24.8   18.4    3.0    0.9    0.6

     Group 3

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   145%   300%   400%
                                 --    ----   ----   ----   ----
E, EO, GC, LH, LJ, LK and
  LP..........................   22.4   11.0   11.0   11.0    8.5
GA, GE, GH, GI, GJ, GK, GL and
  GM..........................   11.9    4.0    4.0    4.0    3.6
GB...........................    20.0    8.0    8.0    8.0    6.2
GD, H, HO, JB, JR, KB and
  KR..........................   24.3   17.7   17.7   17.7   13.9
GT, MA, MB, MC, MR, MW, MX and
  WY..........................    9.3    3.0    3.0    3.0    2.9
GU, PG, PH, PJ, PK, PL, PM and
  UY..........................   17.1    6.0    6.0    6.0    4.9
UN............................   22.8    6.5    2.0    2.0    1.9
Group 3 Assets................   20.2   11.0    9.1    5.5    4.4

                                                                                    CPR
                                                                                 PREPAYMENT
                                           PSA PREPAYMENT ASSUMPTION             ASSUMPTION
                                -----------------------------------------------  ----------
                                 0%    100%   145%   225%   226%   300%   400%      6.0%
                                 --    ----   ----   ----   ----   ----   ----      ----
FM, FX, SA and TW.............   21.5   14.0    9.2    3.8    7.5    3.2    2.2     18.8
UO............................   21.6   14.1    9.2    3.9    7.6    3.2    2.2     18.9
ZT............................   27.6   21.0   17.7   11.0   28.8    7.9    3.7     29.6
ZU............................   28.9   25.0   22.7   17.3    0.6    0.5    0.4      0.3

     -------------------------
     * We calculate weighted average lives based on the assumptions described in Prepayment and Yield Analysis. The actual weighted average lives are likely to differ from those shown, perhaps significantly.

     Group 4

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   150%   300%   400%
                                 --    ----   ----   ----   ----
IY, YM, YN, YP, YQ and YU.....   16.4    6.1    4.6    2.7    2.1
O, OV, OX, OY, XW and YC......   23.5   10.8    8.1    4.6    3.6
VM............................    6.0    6.0    6.0    4.7    3.9
VN............................   15.0   13.7   11.4    7.2    5.8
X, XO, XT, XU, XV and YB......   13.5    4.1    3.1    1.9    1.5
ZY............................   27.8   21.1   18.4   12.3    9.8
Group 4 Assets...............    20.2   10.7    8.6    5.1    4.0

     Group 5

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   131%   250%   400%
                                 --    ----   ----   ----   ----
CI, JA, JH, JK, JL, JM, JN and
  JP..........................   10.3    2.9    2.9    2.9    2.5
CW............................   29.4   26.0   24.2    6.1    2.8
EK, EP, EQ, ER, EU, EV, EW and
  IJ..........................   19.8    7.2    7.2    7.2    4.9
EL, TA, TB, TC, TD, TE, TG and
  TI..........................   21.4    8.6    8.6    8.6    5.8
EM, EN, JC, JI, JQ, JT, JU and
  JV..........................   18.0    6.0    6.0    6.0    4.3
G, GO, M and OL...............   28.2   20.6   17.2    3.5    2.1
HA, HB, JE, OH, TR, TV and
  WX..........................   23.3   11.0   11.0   11.0    7.3
HC, HD, HE, HG, JG, OJ and
  TX..........................   25.2   17.2   17.2   17.2   11.7
I, UA, UB, UD, UE, UG, UH and
  UQ..........................   12.8    4.0    4.0    4.0    3.2
IB, JD, TH, TJ, TK, TL, TM and
  TN..........................   20.7    8.0    8.0    8.0    5.4
JW............................   23.5   12.6    4.6    1.2    0.9
ZQ...........................    29.7   27.9   27.0    7.1    0.3
ZR............................   29.5   26.4   24.8    6.5    2.9
Group 5 Assets................   20.2   10.9    9.5    6.2    4.3

     Group 6

                                                                      CPR
                                                                   PREPAYMENT
                                    PSA PREPAYMENT ASSUMPTION      ASSUMPTION
                                ---------------------------------  ----------
                                 0%    100%   200%   300%   400%      6.0%
                                 --    ----   ----   ----   ----      ----
FT, SW and Group 6 Assets.....   20.2   12.4    3.2    2.4    1.8     17.5

     Group 7

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   131%   350%   500%
                                 --    ----   ----   ----   ----
ID, QD, QE, QN, QT, QU and
  QY..........................   11.5   10.7   10.7   10.7    8.7
Q, QC, QG, QH, QJ, QM and
  YA..........................   10.3    8.0    8.0    8.0    6.2
QA............................    4.7    3.0    3.0    3.0    2.6
QB............................    8.9    6.0    6.0    6.0    4.6
ZL............................   15.0   14.5   14.5    5.1    2.5
Group 7 Assets................    8.8    6.4    6.0    3.9    3.1

                                          PSA PREPAYMENT ASSUMPTION                 CPR PREPAYMENT ASSUMPTION
                               -----------------------------------------------  ---------------------------------
                                0%    100%   131%   224%   225%   350%   500%   2.49%  2.59%  2.68%  2.78%  6.0%
                                --    ----   ----   ----   ----   ----   ----   -----  -----  -----  -----  ----
LI and LQ.....................   8.4    5.2    3.9    1.7    6.0    2.3    1.6    6.8    6.7    6.7   12.2   10.4
ZK............................  14.0   12.3   11.8    9.4    0.6    0.5    0.4   12.3   12.3   12.2    2.5    0.5

                                                                                    CPR
                                                                                 PREPAYMENT
                                           PSA PREPAYMENT ASSUMPTION             ASSUMPTION
                                -----------------------------------------------  ----------
                                 0%    100%   131%   211%   212%   350%   500%      6.0%
                                 --    ----   ----   ----   ----   ----   ----      ----
QI and QP.....................    9.1    5.8    4.5    2.5    6.2    2.2    1.5      9.8
QZ............................   14.2   12.7   12.2   10.8    0.5    0.4    0.4      0.4
ZP............................   13.3   10.8   10.0    7.5   14.5    5.3    2.5     14.5

     Group 8

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   131%   250%   400%
                                 --    ----   ----   ----   ----
DA............................    4.7    3.0    3.0    3.0    2.5
DB............................    8.9    6.0    6.0    6.0    4.4
DC...........................    10.6    8.0    8.0    8.0    5.9
DE, KO and NY.................   12.0   11.0   11.0   11.0    8.9
DM............................    7.6    5.6    5.6    5.6    4.4
ZB............................   15.0   14.4   14.4    5.7    2.1
Group 8 Assets................    8.7    6.2    5.8    4.5    3.5

                                                                                    CPR
                                                                                 PREPAYMENT
                                           PSA PREPAYMENT ASSUMPTION             ASSUMPTION
                                -----------------------------------------------  ----------
                                 0%    100%   131%   175%   176%   250%   400%      6.0%
                                 --    ----   ----   ----   ----   ----   ----      ----
DL............................    9.0    5.0    3.4    2.3    5.5    2.1    1.2      8.5
ZM............................   14.4   12.7   12.1   10.4    0.4    0.3    0.3      0.3

     Group 9

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   210%   350%   500%
                                 --    ----   ----   ----   ----
FC............................   29.8   25.4    8.9    0.1    0.1
FR............................   20.8    9.4    6.1    4.0    2.8
S and Group 9 Assets..........   21.0    9.9    6.2    3.9    2.7

     Group 10

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   175%   300%   400%
                                 --    ----   ----   ----   ----
AB, AG, AH, AI, AJ, AK, AL and
  BC..........................    8.0    5.0    4.0    3.0    2.4
AC, AT, AU, AV, AW and IA.....   14.1   11.9   10.7    8.6    7.1
AD............................   14.7   13.1   12.6   11.2    9.8
AE............................   14.4   12.6   11.7   10.0    8.6
AM, AN, AP, AQ, AX, AY, BA and
  BI..........................    8.4    5.4    4.4    3.3    2.7
Group 10 Assets...............    8.8    5.9    5.0    3.8    3.1

THE ASSETS

     The Group 1, 3, 4, 5, 7, 8, 9 and 10 Assets (the "PC ASSETS") consist of Freddie Mac PCs with the following characteristics:

                            ORIGINAL TERM
GROUP   PRINCIPAL BALANCE    (IN YEARS)     INTEREST RATE
-----   -----------------   -------------   -------------
  1       $197,657,500           30              5.0%
  3        267,045,322           30              5.0
  4        300,000,000           30              5.0
  5        449,802,087           30              5.0
  7        288,008,467           15              4.5
  8        300,000,000           15              4.0
  9         51,530,454           30              6.5
 10        275,000,000           15              4.5

     The Group 2 and 6 Assets (the "MULTICLASS ASSETS") consist of:

                                                            CLASS FACTOR
                      PERCENTAGE OF CLASS    BALANCE IN     FOR MONTH OF     CLASS      PRINCIPAL/           FINAL
GROUP      CLASS        IN THIS SERIES       THIS SERIES    CLOSING DATE     COUPON    INTEREST TYPE     PAYMENT DATE
-----      -----      -------------------    -----------    ------------     ------    -------------     ------------
  2    2916-KB(1)(2)     41.1369968874%      $40,000,000     0.98442065       5.5%      SC/SUP/FIX     November 15, 2032
  6    2901-FS(1)        53.5366619091        50,000,000     0.99998549      (3)      NSJ/TAC/FLT/DLY  December 15, 2034

---------------

(1) MACR Class.
(2) Backed by 2527-NU (a PAC/FIX Class) and 2528-N (a PAC I/FIX Class).
(3) See Exhibit I.

     See General Information -- Structure of Transaction and Exhibits I and II.

     We will publish a Supplemental Statement applicable to this Series shortly after the Closing Date. The Supplemental Statement will contain a schedule of the Assets and other information. See Available Information.

MORTGAGE CHARACTERISTICS (AS OF FEBRUARY 1, 2005)

     PC ASSETS -- ASSUMED MORTGAGE CHARACTERISTICS

                            REMAINING TERM                                   PER ANNUM
                             TO MATURITY      LOAN AGE       PER ANNUM     INTEREST RATE
GROUP   PRINCIPAL BALANCE    (IN MONTHS)     (IN MONTHS)   INTEREST RATE   OF RELATED PCS
-----   -----------------   --------------   -----------   -------------   --------------
  1       $197,657,500           357              3            5.500%           5.0%
  3        267,045,322           356              2            5.550            5.0
  4        300,000,000           352              8            5.582            5.0
  5        449,802,087           354              4            5.550            5.0
  7        288,008,467           175              4            5.000            4.5
  8        300,000,000           173              6            4.500            4.0
  9         51,530,454           315             37            7.020            6.5
 10        275,000,000           166             14            4.950            4.5

     MULTICLASS ASSETS -- MORTGAGE CHARACTERISTICS

                       WEIGHTED AVERAGE
                        REMAINING TERM    WEIGHTED AVERAGE   WEIGHTED AVERAGE     PER ANNUM
                         TO MATURITY        LOAN AGE (IN        PER ANNUM       INTEREST RATE
GROUP      SERIES        (IN MONTHS)          MONTHS)         INTEREST RATE     OF RELATED PCS
-----  --------------  ----------------   ----------------   ----------------   --------------
  2    2916/2527/2528        326                 28               6.121%             5.5%
  6         2901             356                  3               5.565              5.0

     The actual characteristics of the Mortgages differ from those shown, in some cases significantly.

     See General Information -- The Mortgages.

                                                                      APPENDIX A
                     AVAILABLE COMBINATIONS -- SERIES 2931

                    REMIC CERTIFICATES                                                 MACR CERTIFICATES
----------------------------------------------------------   ---------------------------------------------------------------------
                                               EXCHANGE      MACR        MAXIMUM           EXCHANGE                         CLASS
GROUP    REMIC CLASS     ORIGINAL BALANCE   PROPORTIONS(1)   CLASS   ORIGINAL BALANCE   PROPORTIONS(1)   PRINCIPAL TYPE(2)  COUPON
-----    -----------     ----------------   --------------   -----   ----------------   --------------   -----------------  ------
       COMBINATION 1
  1    FB                  $ 13,861,333         100%          FY       $ 13,861,333          100%         NSJ/TAC II        (3)
       SL                    13,861,333          (4)
       COMBINATION 2
  1    FY(5)               $  4,950,476     22.2222212247%    SB       $ 22,277,143          100%         NSJ/TAC II        (3)
       SY                    17,326,667     77.7777787753
       COMBINATION 3
  1    FB                  $ 13,861,333     44.4444433757%    LV       $ 31,188,000          100%         NSJ/TAC II         5.0%
       SL                    13,861,333          (4)
       SY                    17,326,667     55.5555566243
       COMBINATION 4
  1    IX                  $ 22,897,000          (4)          BK       $ 22,897,000          100%             PAC            5.0%
       XB                    22,897,000         100%
       COMBINATION 5
  1    IX                  $ 21,752,150          (4)          XH       $ 22,897,000          100%             PAC            4.75%
       XB                    22,897,000         100%
       COMBINATION 6
  1    IX                  $ 20,607,300          (4)          XJ       $ 22,897,000          100%             PAC            4.5%
       XB                    22,897,000         100%
       COMBINATION 7
  1    IX                  $ 19,462,450          (4)          XK       $ 22,897,000          100%             PAC            4.25%
       XB                    22,897,000         100%
       COMBINATION 8
  1    IX                  $ 18,317,600          (4)          XL       $ 22,897,000          100%             PAC            4.0%
       XB                    22,897,000         100%
       COMBINATION 9
  1    XC                  $ 12,694,000         100%          BL       $ 12,694,000          100%             PAC            5.0%
       XI                    12,694,000          (4)
       COMBINATION 10
  1    XC                  $ 12,694,000         100%          XM       $ 12,694,000          100%             PAC            4.75%
       XI                    12,059,300          (4)
       COMBINATION 11
  1    XC                  $ 12,694,000         100%          XN       $ 12,694,000          100%             PAC            4.5%
       XI                    11,424,600          (4)
       COMBINATION 12
  1    XC                  $ 12,694,000         100%          XP       $ 12,694,000          100%             PAC            4.25%
       XI                    10,789,900          (4)
       COMBINATION 13
  1    XC                  $ 12,694,000         100%          XQ       $ 12,694,000          100%             PAC            4.0%
       XI                    10,155,200          (4)
       COMBINATION 14
  1    BJ                  $ 82,554,000         100%          BU       $ 82,554,000           N/A             PAC            4.75%
                                                              BV         82,554,000           N/A             PAC            4.5
                                                              BW         82,554,000           N/A             PAC            4.25
                                                              BX         82,554,000           N/A             PAC            4.0
                                                              IH         16,510,800           N/A          NTL(PAC)          5.0

                   MACR CERTIFICATES
-----  -----------------------------------------
       INTEREST      CUSIP
GROUP   TYPE(2)     NUMBER    FINAL PAYMENT DATE
-----  ---------   ---------  ------------------

  1       FLT      31395M Z U 6  February 15, 2035

  1     INV/DLY    31395P 6 F 4  February 15, 2035

  1       FIX      31395P 4 H 2  February 15, 2035

  1       FIX      31395M Y P 8  December 15, 2033

  1       FIX      31395P A A 0  December 15, 2033

  1       FIX      31395P A C 6  December 15, 2033

  1       FIX      31395P A D 4  December 15, 2033

  1       FIX      31395P A E 2  December 15, 2033

  1       FIX      31395M Y Q 6  February 15, 2035

  1       FIX      31395P A F 9  February 15, 2035

  1       FIX      31395P A G 7  February 15, 2035

  1       FIX      31395P A J 1  February 15, 2035

  1       FIX      31395P A K 8  February 15, 2035

  1       FIX      31395M Y R 4      June 15, 2031
          FIX      31395M Y S 2      June 15, 2031
          FIX      31395M Y T 0      June 15, 2031
          FIX      31395M Y U 7      June 15, 2031
        FIX/IO     31395P 2 Y 7      June 15, 2031

                    REMIC CERTIFICATES                                                 MACR CERTIFICATES
----------------------------------------------------------   ---------------------------------------------------------------------
                                               EXCHANGE      MACR        MAXIMUM           EXCHANGE                         CLASS
GROUP    REMIC CLASS     ORIGINAL BALANCE   PROPORTIONS(1)   CLASS   ORIGINAL BALANCE   PROPORTIONS(1)   PRINCIPAL TYPE(2)  COUPON
-----    -----------     ----------------   --------------   -----   ----------------   --------------   -----------------  ------
       COMBINATION 15
  3    GT                  $ 63,903,000     66.3941068905%    GA       $ 96,248,000           N/A            PAC I           5.0%
       GU                    32,345,000     33.6058931095     GE         96,248,000           N/A            PAC I           4.75
                                                              GH         96,248,000           N/A            PAC I           4.5
                                                              GI         28,874,400           N/A         NTL(PAC I)         5.0
                                                              GJ         96,248,000           N/A            PAC I           4.25
                                                              GK         96,248,000           N/A            PAC I           4.0
                                                              GL         96,248,000           N/A            PAC I           3.75
                                                              GM         96,248,000           N/A            PAC I           3.5
       COMBINATION 16
  3    GT                  $ 63,903,000         100%          MA       $ 63,903,000           N/A            PAC I           4.75%
                                                              MB         63,903,000           N/A            PAC I           4.5
                                                              MC         63,903,000           N/A            PAC I           4.25
                                                              MR         63,903,000           N/A            PAC I           4.0
                                                              MW         63,903,000           N/A            PAC I           3.75
                                                              MX         63,903,000           N/A            PAC I           3.5
                                                              WY         19,170,900           N/A         NTL(PAC I)         5.0
       COMBINATION 17
  3    GU                  $ 32,345,000         100%          PG       $ 32,345,000           N/A            PAC I           4.75%
                                                              PH         32,345,000           N/A            PAC I           4.5
                                                              PJ         32,345,000           N/A            PAC I           4.25
                                                              PK         32,345,000           N/A            PAC I           4.0
                                                              PL         32,345,000           N/A            PAC I           3.75
                                                              PM         32,345,000           N/A            PAC I           3.5
                                                              UY          9,703,500           N/A         NTL(PAC I)         5.0
       COMBINATION 18
  3    E                   $ 25,682,400          (4)          LP       $ 32,103,000          100%            PAC I           4.0%
       EO                    32,103,000         100%
       COMBINATION 19
  3    E                   $ 27,287,550          (4)          LK       $ 32,103,000          100%            PAC I           4.25%
       EO                    32,103,000         100%
       COMBINATION 20
  3    E                   $ 28,892,700          (4)          LJ       $ 32,103,000          100%            PAC I           4.5%
       EO                    32,103,000         100%
       COMBINATION 21
  3    E                   $ 30,497,850          (4)          LH       $ 32,103,000          100%            PAC I           4.75%
       EO                    32,103,000         100%
       COMBINATION 22
  3    E                   $ 32,103,000          (4)          GC       $ 32,103,000          100%            PAC I           5.0%
       EO                    32,103,000         100%
       COMBINATION 23
  3    H                   $ 12,201,600          (4)          KR       $ 15,252,000          100%            PAC I           4.0%
       HO                    15,252,000         100%
       COMBINATION 24
  3    H                   $ 12,964,200          (4)          KB       $ 15,252,000          100%            PAC I           4.25%
       HO                    15,252,000         100%
       COMBINATION 25
  3    H                   $ 13,726,800          (4)          JR       $ 15,252,000          100%            PAC I           4.5%
       HO                    15,252,000         100%
       COMBINATION 26
  3    H                   $ 14,489,400          (4)          JB       $ 15,252,000          100%            PAC I           4.75%
       HO                    15,252,000         100%

                   MACR CERTIFICATES
-----  -----------------------------------------
       INTEREST      CUSIP
GROUP   TYPE(2)     NUMBER    FINAL PAYMENT DATE
-----  ---------   ---------  ------------------
  3       FIX      31395MZW2   November 15, 2028
          FIX      31395P 2 A 9  November 15, 2028
          FIX      31395P 2 B 7  November 15, 2028
        FIX/IO     31395P 2 C 5  November 15, 2028
          FIX      31395P 2 D 3  November 15, 2028
          FIX      31395P 2 E 1  November 15, 2028
          FIX      31395P 2 F 8  November 15, 2028
          FIX      31395P 2 G 6  November 15, 2028
  3       FIX      31395P 4 K 5      July 15, 2024
          FIX      31395P 4 L 3      July 15, 2024
          FIX      31395P 4 M 1      July 15, 2024
          FIX      31395P 4 N 9      July 15, 2024
          FIX      31395P 4 P 4      July 15, 2024
          FIX      31395P 4 Q 2      July 15, 2024
        FIX/IO     31395P A 6 9      July 15, 2024
  3       FIX      31395P 5 A 6  November 15, 2028
          FIX      31395P 5 B 4  November 15, 2028
          FIX      31395P 5 C 2  November 15, 2028
          FIX      31395P 5 D 0  November 15, 2028
          FIX      31395P 5 E 8  November 15, 2028
          FIX      31395P 5 F 5  November 15, 2028
        FIX/IO     31395P 7 M 8  November 15, 2028
  3       FIX      31395P 4 F 6   January 15, 2034
  3       FIX      31395P 4 E 9   January 15, 2034
  3       FIX      31395P 4 D 1   January 15, 2034
  3       FIX      31395P 4 B 5   January 15, 2034
  3       FIX      31395M Z Y 8   January 15, 2034
  3       FIX      31395P 4 A 7  February 15, 2035
  3       FIX      31395P 3 Y 6  February 15, 2035
  3       FIX      31395P 3 T 7  February 15, 2035
  3       FIX      31395P 3 E 0  February 15, 2035

                    REMIC CERTIFICATES                                                 MACR CERTIFICATES
----------------------------------------------------------   ---------------------------------------------------------------------
                                               EXCHANGE      MACR        MAXIMUM           EXCHANGE                         CLASS
GROUP    REMIC CLASS     ORIGINAL BALANCE   PROPORTIONS(1)   CLASS   ORIGINAL BALANCE   PROPORTIONS(1)   PRINCIPAL TYPE(2)  COUPON
-----    -----------     ----------------   --------------   -----   ----------------   --------------   -----------------  ------
       COMBINATION 27
  3    H                   $ 15,252,000          (4)          GD       $ 15,252,000          100%            PAC I           5.0%
       HO                    15,252,000         100%
       COMBINATION 28
  3    FX                  $ 25,757,576         100%          FM       $ 25,757,576          100%           NSJ/SUP         (3)
       TW                    25,757,576          (4)
       COMBINATION 29
  4    YB                  $141,865,000         100%          X        $ 28,373,000           N/A          NTL(SEQ)          5.0%
                                                              XO        141,865,000           N/A             SEQ            4.75
                                                              XT        141,865,000           N/A             SEQ            4.5
                                                              XU        141,865,000           N/A             SEQ            4.25
                                                              XV        141,865,000           N/A             SEQ            4.0
       COMBINATION 30
  4    YC                  $ 58,664,000         100%          O        $ 11,732,800           N/A          NTL(SEQ)          5.0%
                                                              OV         58,664,000           N/A             SEQ            4.0
                                                              OX         58,664,000           N/A             SEQ            4.5
                                                              OY         58,664,000           N/A             SEQ            4.25
                                                              XW         58,664,000           N/A             SEQ            4.75
       COMBINATION 31
  4    YB                  $141,865,000     70.7453784739%    IY       $ 40,105,800           N/A          NTL(SEQ)          5.0%
       YC                    58,664,000     29.2546215261     YM        200,529,000           N/A             SEQ            5.0
                                                              YN        200,529,000           N/A             SEQ            4.75
                                                              YP        200,529,000           N/A             SEQ            4.5
                                                              YQ        200,529,000           N/A             SEQ            4.25
                                                              YU        200,529,000           N/A             SEQ            4.0
       COMBINATION 32
  5    JA                  $137,296,000         100%          CI       $ 41,188,800           N/A          NTL(PAC)          5.0%
                                                              JH        137,296,000           N/A             PAC            4.75
                                                              JK        137,296,000           N/A             PAC            4.5
                                                              JL        137,296,000           N/A             PAC            4.25
                                                              JM        137,296,000           N/A             PAC            4.0
                                                              JN        137,296,000           N/A             PAC            3.75
                                                              JP        137,296,000           N/A             PAC            3.5
       COMBINATION 33
  5    JC                  $ 30,362,000         100%          EM       $ 30,362,000           N/A             PAC            3.75%
                                                              EN         30,362,000           N/A             PAC            3.5
                                                              JI          9,108,600           N/A          NTL(PAC)          5.0
                                                              JQ         30,362,000           N/A             PAC            4.75
                                                              JT         30,362,000           N/A             PAC            4.5
                                                              JU         30,362,000           N/A             PAC            4.25
                                                              JV         30,362,000           N/A             PAC            4.0
       COMBINATION 34
  5    EK                  $ 27,922,000         100%          EP       $ 27,922,000           N/A             PAC            4.75%
                                                              EQ         27,922,000           N/A             PAC            4.5
                                                              ER         27,922,000           N/A             PAC            4.25
                                                              EU         27,922,000           N/A             PAC            4.0
                                                              EV         27,922,000           N/A             PAC            3.75
                                                              EW         27,922,000           N/A             PAC            3.5
                                                              IJ          8,376,600           N/A          NTL(PAC)          5.0

                   MACR CERTIFICATES
-----  -----------------------------------------
       INTEREST      CUSIP
GROUP   TYPE(2)     NUMBER    FINAL PAYMENT DATE
-----  ---------   ---------  ------------------

  3       FIX      31395M Z Z 5  February 15, 2035

  3       FLT      31395M Z Q 5 February 15, 20 35

  4     FIX/IO     31395P A 7 7    August 15, 2026
          FIX      31395P A H 5    August 15, 2026
          FIX      31395P A L 6    August 15, 2026
          FIX      31395P A M 4    August 15, 2026
          FIX      31395P A N 2    August 15, 2026

  4     FIX/IO     31395P 4 S 8      June 15, 2030
          FIX      31395P 4 X 7      June 15, 2030
          FIX      31395P 4 Y 5      June 15, 2030
          FIX      31395P 4 Z 2      June 15, 2030
          FIX      31395P A P 7      June 15, 2030

  4     FIX/IO     31395P 3 C 4      June 15, 2030
          FIX      31395P A U 6      June 15, 2030
          FIX      31395P A V 4      June 15, 2030
          FIX      31395P A W 2      June 15, 2030
          FIX      31395P A X 0      June 15, 2030
          FIX      31395P A Y 8      June 15, 2030

  5     FIX/IO     31395MYW3       July 15, 2025
          FIX      31395P 3 K 6      July 15, 2025
          FIX      31395P 3 M 2      July 15, 2025
          FIX      31395P 3 N 0      July 15, 2025
          FIX      31395P 3 P 5      July 15, 2025
          FIX      31395P 3 Q 3      July 15, 2025
          FIX      31395P 3 R 1      July 15, 2025

  5       FIX      31395M Z C 6 September 15, 2027
          FIX      31395M Z D 4 September 15, 2027
        FIX/IO     31395P 3 L 4 September 15, 2027
          FIX      31395P 3 S 9 September 15, 2027
          FIX      31395P 3 U 4 September 15, 2027
          FIX      31395P 3 V 2 September 15, 2027
          FIX      31395P 3 W 0 September 15, 2027

  5       FIX      31395M Z F 9       May 15, 2029
          FIX      31395M Z G 7       May 15, 2029
          FIX      31395M Z H 5       May 15, 2029
          FIX      31395M Z J 1       May 15, 2029
          FIX      31395M Z K 8       May 15, 2029
          FIX      31395M Z L 6       May 15, 2029
        FIX/IO     31395P 2 Z 4       May 15, 2029

                    REMIC CERTIFICATES                                                 MACR CERTIFICATES
----------------------------------------------------------   ---------------------------------------------------------------------
                                               EXCHANGE      MACR        MAXIMUM           EXCHANGE                         CLASS
GROUP    REMIC CLASS     ORIGINAL BALANCE   PROPORTIONS(1)   CLASS   ORIGINAL BALANCE   PROPORTIONS(1)   PRINCIPAL TYPE(2)  COUPON
-----    -----------     ----------------   --------------   -----   ----------------   --------------   -----------------  ------
       COMBINATION 35
  5    EK                  $ 27,922,000     14.2765108907%    I        $ 58,674,000           N/A          NTL(PAC)          5.0%
       JA                   137,296,000     70.1994068923     UA        195,580,000           N/A             PAC            5.0
       JC                    30,362,000     15.5240822170     UB        195,580,000           N/A             PAC            4.75
                                                              UD        195,580,000           N/A             PAC            4.25
                                                              UE        195,580,000           N/A             PAC            4.0
                                                              UG        195,580,000           N/A             PAC            3.75
                                                              UH        195,580,000           N/A             PAC            3.5
                                                              UQ        195,580,000           N/A             PAC            4.5
       COMBINATION 36
  5    EL                  $ 33,002,000         100%          TA       $ 33,002,000           N/A             PAC            4.75%
                                                              TB         33,002,000           N/A             PAC            4.5
                                                              TC         33,002,000           N/A             PAC            4.25
                                                              TD         33,002,000           N/A             PAC            4.0
                                                              TE         33,002,000           N/A             PAC            3.75
                                                              TG         33,002,000           N/A             PAC            3.5
                                                              TI          9,900,600           N/A          NTL(PAC)          5.0
       COMBINATION 37
  5    EK                  $ 27,922,000     45.8308712494%    IB       $ 18,277,200           N/A          NTL(PAC)          5.0%
       EL                    33,002,000     54.1691287506     JD         60,924,000           N/A             PAC            5.0
                                                              TH         60,924,000           N/A             PAC            4.75
                                                              TJ         60,924,000           N/A             PAC            4.5
                                                              TK         60,924,000           N/A             PAC            4.25
                                                              TL         60,924,000           N/A             PAC            4.0
                                                              TM         60,924,000           N/A             PAC            3.75
                                                              TN         60,924,000           N/A             PAC            3.5
       COMBINATION 38
  5    OH                  $ 44,508,000         100%          JE       $ 44,508,000          100%             PAC            5.0%
       WX                    44,508,000          (4)
       COMBINATION 39
  5    OH                  $ 44,508,000         100%          TR       $ 44,508,000          100%             PAC            4.75%
       WX                    42,282,600          (4)
       COMBINATION 40
  5    OH                  $ 44,508,000         100%          TV       $ 44,508,000          100%             PAC            4.5%
       WX                    40,057,200          (4)
       COMBINATION 41
  5    OH                  $ 44,508,000         100%          HA       $ 44,508,000          100%             PAC            4.25%
       WX                    37,831,800          (4)
       COMBINATION 42
  5    OH                  $ 44,508,000         100%          HB       $ 44,508,000          100%             PAC            4.0%
       WX                    35,606,400          (4)
       COMBINATION 43
  5    OJ                  $ 48,770,000         100%          HG       $ 48,770,000          100%             PAC            4.0%
       TX                    39,016,000          (4)
       COMBINATION 44
  5    OJ                  $ 48,770,000         100%          HE       $ 48,770,000          100%             PAC            4.25%
       TX                    41,454,500          (4)
       COMBINATION 45
  5    OJ                  $ 48,770,000         100%          HD       $ 48,770,000          100%             PAC            4.5%
       TX                    43,893,000          (4)
       COMBINATION 46
  5    OJ                  $ 48,770,000         100%          HC       $ 48,770,000          100%             PAC            4.75%
       TX                    46,331,500          (4)

                   MACR CERTIFICATES
-----  -----------------------------------------
       INTEREST      CUSIP
GROUP   TYPE(2)     NUMBER    FINAL PAYMENT DATE
-----  ---------   ---------  ------------------
  5     FIX/IO     31395P 2 U 5       May 15, 2029
          FIX      31395P 7 C 0       May 15, 2029
          FIX      31395P 7 D 8       May 15, 2029
          FIX      31395P 7 E 6       May 15, 2029
          FIX      31395P 7 F 3       May 15, 2029
          FIX      31395P 7 G 1       May 15, 2029
          FIX      31395P 7 H 9       May 15, 2029
          FIX      31395P 7 L 0       May 15, 2029
  5       FIX      31395P 6 K 3  February 15, 2031
          FIX      31395P 6 L 1  February 15, 2031
          FIX      31395P 6 M 9  February 15, 2031
          FIX      31395P 6 N 7  February 15, 2031
          FIX      31395P 6 P 2  February 15, 2031
          FIX      31395P 6 Q 0  February 15, 2031
        FIX/IO     31395P 6 S 6  February 15, 2031
  5     FIX/IO     31395P 2 W 1  February 15, 2031
          FIX      31395P 3 G 5  February 15, 2031
          FIX      31395P 6 R 8  February 15, 2031
          FIX      31395P 6 T 4  February 15, 2031
          FIX      31395P 6 U 1  February 15, 2031
          FIX      31395P 6 V 9  February 15, 2031
          FIX      31395P 6 W 7  February 15, 2031
          FIX      31395P 6 X 5  February 15, 2031
  5       FIX      31395P 3 H 3     March 15, 2033
  5       FIX      31395P 6 Y 3     March 15, 2033
  5       FIX      31395P 6 Z 0     March 15, 2033
  5       FIX      31395P 2 M 3     March 15, 2033
  5       FIX      31395P 2 N 1     March 15, 2033
  5       FIX      31395P 2 S 0  February 15, 2035
  5       FIX      31395P 2 R 2  February 15, 2035
  5       FIX      31395P 2 Q 4  February 15, 2035
  5       FIX      31395P 2 P 6  February 15, 2035

                    REMIC CERTIFICATES                                                 MACR CERTIFICATES
----------------------------------------------------------   ---------------------------------------------------------------------
                                               EXCHANGE      MACR        MAXIMUM           EXCHANGE                         CLASS
GROUP    REMIC CLASS     ORIGINAL BALANCE   PROPORTIONS(1)   CLASS   ORIGINAL BALANCE   PROPORTIONS(1)   PRINCIPAL TYPE(2)  COUPON
-----    -----------     ----------------   --------------   -----   ----------------   --------------   -----------------  ------
       COMBINATION 47
  5    OJ                  $ 48,770,000         100%          JG       $ 48,770,000          100%             PAC            5.0%
       TX                    48,770,000          (4)
       COMBINATION 48
  5    GO                  $ 50,000,000         100%          OL       $ 50,000,000          100%             TAC           (3)
       M                     50,000,000          (4)
       COMBINATION 49
  7    ID                  $ 22,817,000          (4)          QD       $ 22,817,000          100%             PAC            4.5%
       QU                    22,817,000         100%
       COMBINATION 50
  7    ID                  $ 21,549,389          (4)          QN       $ 22,817,000          100%             PAC            4.25%
       QU                    22,817,000         100%
       COMBINATION 51
  7    ID                  $ 20,281,778          (4)          QY       $ 22,817,000          100%             PAC            4.0%
       QU                    22,817,000         100%
       COMBINATION 52
  7    ID                  $ 19,014,167          (4)          QT       $ 22,817,000          100%             PAC            3.75%
       QU                    22,817,000         100%
       COMBINATION 53
  7    ID                  $ 17,746,556          (4)          QE       $ 22,817,000          100%             PAC            3.5%
       QU                    22,817,000         100%
       COMBINATION 54
  7    QG                  $ 14,245,000         100%          QC       $ 14,245,000          100%             PAC            4.5%
       YA                    14,245,000          (4)
       COMBINATION 55
  7    QG                  $ 14,245,000         100%          QH       $ 14,245,000          100%             PAC            4.25%
       YA                    13,453,611          (4)
       COMBINATION 56
  7    QG                  $ 14,245,000         100%          QJ       $ 14,245,000          100%             PAC            4.0%
       YA                    12,662,222          (4)
       COMBINATION 57
  7    QG                  $ 14,245,000         100%          QM       $ 14,245,000          100%             PAC            3.75%
       YA                    11,870,833          (4)
       COMBINATION 58
  7    QG                  $ 14,245,000         100%          Q        $ 14,245,000          100%             PAC            3.5%
       YA                    11,079,444          (4)
       COMBINATION 59
  8    KO                  $ 37,362,000         100%          DE       $ 37,362,000          100%             PAC            4.0%
       NY                    37,362,000          (4)
       COMBINATION 60
  8    DA                  $104,126,000     48.4464709440%    DM       $214,930,000          100%             PAC            4.0%
       DB                    49,408,000     22.9879495650
       DC                    24,034,000     11.1822453822
       DE(5)                 37,362,000     17.3833341088
       COMBINATION 61
 10    AC                  $ 14,635,000     45.1836986724%    AE       $ 32,390,000          100%             SEQ            4.5%
       AD                    17,755,000     54.8163013276

                   MACR CERTIFICATES
-----  -----------------------------------------
       INTEREST      CUSIP
GROUP   TYPE(2)     NUMBER    FINAL PAYMENT DATE
-----  ---------   ---------  ------------------
  5       FIX      31395P 3 J 9  February 15, 2035
  5    FLT/T/DLY   31395P 4 W 9   January 15, 2035
  7       FIX      31395P 5 L 2  February 15, 2020
  7       FIX      31395P 5 T 5  February 15, 2020
  7       FIX      31395P 5 X 6  February 15, 2020
  7       FIX      31395P 5 V 0  February 15, 2020
  7       FIX      31395P 5 M 0  February 15, 2020
  7       FIX      31395P 5 K 4   January 15, 2019
  7       FIX      31395P 5 P 3   January 15, 2019
  7       FIX      31395P 5 R 9   January 15, 2019
  7       FIX      31395P 5 S 7   January 15, 2019
  7       FIX      31395P 5 G 3   January 15, 2019
  8       FIX      31395M Z 5 1  February 15, 2020
  8       FIX      31395M Z 7 7  February 15, 2020
 10       FIX      31395M X Z 7  February 15, 2020

                    REMIC CERTIFICATES                                                 MACR CERTIFICATES
----------------------------------------------------------   ---------------------------------------------------------------------
                                               EXCHANGE      MACR        MAXIMUM           EXCHANGE                         CLASS
GROUP    REMIC CLASS     ORIGINAL BALANCE   PROPORTIONS(1)   CLASS   ORIGINAL BALANCE   PROPORTIONS(1)   PRINCIPAL TYPE(2)  COUPON
-----    -----------     ----------------   --------------   -----   ----------------   --------------   -----------------  ------
       COMBINATION 62
 10    AB                  $242,610,000         100%          AG       $242,610,000           N/A             SEQ            4.25%
                                                              AH        242,610,000           N/A             SEQ            3.75
                                                              AI         53,913,333           N/A          NTL(SEQ)          4.5
                                                              AJ        242,610,000           N/A             SEQ            4.0
                                                              AK        242,610,000           N/A             SEQ            3.5
                                                              AL        242,610,000           N/A             SEQ            4.5
                                                              BC        242,610,000           N/A             SEQ            4.5
       COMBINATION 63
 10    AC                  $ 14,635,000         100%          AT       $ 14,635,000           N/A             SEQ            3.5%
                                                              AU         14,635,000           N/A             SEQ            3.75
                                                              AV         14,635,000           N/A             SEQ            4.0
                                                              AW         14,635,000           N/A             SEQ            4.25
                                                              IA          3,252,222           N/A          NTL(SEQ)          4.5
       COMBINATION 64
 10    AB                  $242,610,000     94.3108709596%    AM       $257,245,000           N/A             SEQ            4.5%
       AC                    14,635,000      5.6891290404     AN        257,245,000           N/A             SEQ            4.25
                                                              AP        257,245,000           N/A             SEQ            4.0
                                                              AQ        257,245,000           N/A             SEQ            3.75
                                                              AX        257,245,000           N/A             SEQ            4.5
                                                              AY        257,245,000           N/A             SEQ            3.5
                                                              BA        257,245,000           N/A             SEQ            4.5
                                                              BI         57,165,555           N/A          NTL(SEQ)          4.5

                   MACR CERTIFICATES
-----  -----------------------------------------
       INTEREST      CUSIP
GROUP   TYPE(2)     NUMBER    FINAL PAYMENT DATE
-----  ---------   ---------  ------------------
 10       FIX      31395M Y 2 9   January 15, 2019
          FIX      31395M Y 3 7   January 15, 2019
        FIX/IO     31395M Y 4 5   January 15, 2019
          FIX      31395M Y 5 2   January 15, 2019
          FIX      31395M Y 6 0   January 15, 2019
          FIX      31395M Y 7 8   January 15, 2019
          FIX      31395M Y K 9   January 15, 2019
 10       FIX      31395M Y C 7      July 15, 2019
          FIX      31395M Y D 5      July 15, 2019
          FIX      31395M Y E 3      July 15, 2019
          FIX      31395M Y F 0      July 15, 2019
        FIX/IO     31395P 2 V 3      July 15, 2019
 10       FIX      31395M Y 8 6      July 15, 2019
          FIX      31395M Y 9 4      July 15, 2019
          FIX      31395M Y A 1      July 15, 2019
          FIX      31395M Y B 9      July 15, 2019
          FIX      31395M Y G 8      July 15, 2019
          FIX      31395M Y H 6      July 15, 2019
          FIX      31395M Y J 2      July 15, 2019
        FIX/IO     31395M Y M 5      July 15, 2019

---------------
(1) Exchange proportions are constant proportions of the original balances of the REMIC Classes or MACR Classes, as applicable. In accordance with the exchange proportions, you may exchange REMIC Certificates for MACR Certificates, and vice versa. The exchange proportions are not applicable to the MACR Classes designated by "N/A." See Appendix III to the Offering Circular for a description of "ratio-stripping" MACR Classes of this type.
(2) See Appendix II to the Offering Circular and Payments -- Categories of Classes.
(3) See Terms Sheet -- Interest.
(4) The original balance of each Notional Class being exchanged equals the applicable multiplier times the original balance of the related Class being exchanged

COMBINATION  NOTIONAL CLASS   MULTIPLIER   RELATED CLASS
-----------  --------------   ----------   -------------
 1 and 3           SL            1.0         FB
    4              IX            1.0         XB
    5              IX            0.95        XB
    6              IX            0.90        XB
    7              IX            0.85        XB
    8              IX            0.80        XB
    9              XI            1.0         XC
    10             XI            0.95        XC
    11             XI            0.90        XC
    12             XI            0.85        XC
    13             XI            0.80        XC
    18             E             0.80        EO
    19             E             0.85        EO
    20             E             0.90        EO
    21             E             0.95        EO
    22             E             1.0         EO
    23             H             0.80        HO
    24             H             0.85        HO
    25             H             0.90        HO
    26             H             0.95        HO
    27             H             1.0         HO
    28             TW            1.0         FX

COMBINATION  NOTIONAL CLASS   MULTIPLIER   RELATED CLASS
-----------  --------------   ----------   -------------
    38             WX            1.0         OH
    39             WX            0.95        OH
    40             WX            0.90        OH
    41             WX            0.85        OH
    42             WX            0.80        OH
    43             TX            0.80        OJ
    44             TX            0.85        OJ
    45             TX            0.90        OJ
    46             TX            0.95        OJ
    47             TX            1.0         OJ
    48             M             1.0         GO
    49             ID            1.0         QU
    50             ID        0.9444444493    QU
    51             ID        0.8888888986    QU
    52             ID        0.8333333479    QU
    53             ID        0.7777777973    QU
    54             YA            1.0         QG
    55             YA        0.9444444366    QG
    56             YA        0.8888888733    QG
    57             YA        0.8333333099    QG
    58             YA        0.7777777466    QG
    59             NY            1.0         KO

(5) MACR Class.

       EXHIBIT III -- SERIES 3008 FRONT COVER, TERMS SHEET AND MACR TABLE

OFFERING CIRCULAR SUPPLEMENT                    $554,590,515                      [FREDDIE MAC LOGO]
(TO OFFERING CIRCULAR                           FREDDIE MAC
 DATED JUNE 1, 2003)                MULTICLASS CERTIFICATES, SERIES 3008

OFFERED CLASSES:     REMIC Classes shown below and MACR Classes shown on Appendix
                     A
OFFERING TERMS:      The underwriter named below is offering the Classes in
                     negotiated transactions at varying prices
CLOSING DATE:        July 29, 2005

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        REMIC            ORIGINAL       PRINCIPAL     CLASS       INTEREST       CUSIP      FINAL PAYMENT
       CLASSES           BALANCE         TYPE(1)      COUPON      TYPE(1)       NUMBER           DATE
       -------           --------       ---------     ------      --------      ------      -------------
GROUP 1
PO ..................  $  9,999,486     SC/PT/NSJ      0.0%          PO        31395W G J 0  December 15, 2034
SA ..................     9,999,486   SC/NTL(PT/NSJ)  (2)       INV/IO/S/DLY   31395WGM3   December 15, 2034
GROUP 2
AB ..................     6,159,000        PAC         4.5          FIX        31395W F T 9     March 15, 2009
AC ..................    19,336,000        PAC         4.5          FIX        31395W F U 6  November 15, 2013
CI ..................     4,444,444    NTL(JMP/TAC)    4.5         FIX/IO      31395W F Z 5      July 15, 2025
EI ..................    33,028,794      NTL(PAC)      4.5         FIX/IO      31395W G 3 5      July 15, 2025
EO ..................    33,028,794        PAC         0.0           PO        31395W G 4 3      July 15, 2025
JL ..................    55,034,000        PAC         4.5          FIX        31395W G B 7     March 15, 2022
JQ ..................    40,000,000      JMP/TAC       4.0          FIX        31395W G D 3      July 15, 2025
ZH ..................     3,166,319      JMP/SUP       4.5         FIX/Z       31395W H 9 1      July 15, 2023
ZL ..................    12,775,577      JMP/SUP       4.5         FIX/Z       31395W H A 8      July 15, 2025
ZM...................        91,339        SUP         4.5         FIX/Z       31395W H B 6      July 15, 2025
GROUP 3
DI ..................     7,388,950      NTL(SUP)     (2)       FLT/IO/S/DLY   31395W G 2 7      July 15, 2035
FL ..................    34,921,769        SUP        (2)         FLT/DLY      31395W G 5 0      July 15, 2035
FM ..................    20,000,000        TAC        (2)        INV/S/DLY     31395W G 6 8      July 15, 2035
GI ..................    13,134,314      NTL(SUP)     (2)      FLT/IO/S/T/DLY  31395W G 7 6      July 15, 2035
GO ..................    13,134,314        SUP         0.0           PO        31395W G 8 4      July 15, 2035
KO ..................     7,388,950        SUP         0.0           PO        31395W G E 1      July 15, 2035
LS ..................     3,174,706        SUP        (2)        INV/S/DLY     31395W G F 8      July 15, 2035
NR ..................     7,840,000       PAC II       5.5          FIX        31395W G G 6      July 15, 2035
NT ..................     5,339,000       PAC II       5.5          FIX        31395W G H 4      July 15, 2035
YR ..................    55,000,000        TAC        (2)       INV/S/T/DLY    31395W H 4 2      July 15, 2035
YW...................     7,912,018        SUP         5.5          FIX        31395W H 6 7      July 15, 2035
YX ..................   216,332,000       PAC I        5.5          FIX        31395W H 7 5      July 15, 2035
ZF ..................     1,166,262        SUP        (2)       INV/Z/S/DLY    31395W H 8 3      July 15, 2035
ZY ..................     2,790,981        SUP        (2)      INV/Z/S/T/DLY   31395W H C 4      July 15, 2035
RESIDUAL
R  ..................             0        NPR         0.0          NPR        31395W G K 7      July 15, 2035
RS ..................             0        NPR         0.0          NPR        31395W G L 5      July 15, 2035

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) See Appendix II to the Offering Circular and Payments -- Categories of Classes.
(2) See Terms Sheet -- Interest.

The Certificates may not be suitable investments for you. You should not purchase Certificates unless you have carefully considered and are able to bear the associated prepayment, interest rate, yield and market risks of investing in them. Certain Risk Considerations on page S-2 highlights some of these risks.

You should purchase Certificates only if you have read and understood this Supplement, the attached Offering Circular and the documents listed under Available Information.

We guarantee principal and interest payments on the Certificates. These payments are not guaranteed by and are not debts or obligations of the United States or any federal agency or instrumentality other than Freddie Mac. The Certificates are not tax-exempt. Because of applicable securities law exemptions, we have not registered the Certificates with any federal or state securities commission. No securities commission has reviewed this Supplement.

                            BEAR, STEARNS & CO. INC.
                                 JUNE 20, 2005

                                      III-1

                                  TERMS SHEET

     THIS TERMS SHEET CONTAINS SELECTED INFORMATION ABOUT THIS SERIES. YOU SHOULD REFER TO THE REMAINDER OF THIS SUPPLEMENT FOR FURTHER INFORMATION.

     In this Supplement, we refer to Classes only by their letter designations. For example, "R" refers to the R Class of this Series.

PAYMENT DATES

     We make payments of principal and interest on the Certificates on each monthly Payment Date beginning in August 2005.

FORM OF CLASSES

     Regular and MACR Classes:  Book-entry on Fed System

     Residual Classes:  Certificated

INTEREST

     The Fixed Rate Classes bear interest at the Class Coupons shown on the front cover and Appendix A.

     EO, GO, KO and PO are Principal Only Classes and do not bear interest.

     The Floating Rate and Inverse Floating Rate Classes bear interest as shown in the following table. The initial Class Coupons apply only to the first Accrual Period. We determine LIBOR using the BBA Method.

             INITIAL                                                               CLASS COUPON SUBJECT TO
              CLASS                                                              ---------------------------
   CLASS     COUPON                      CLASS COUPON FORMULA                    MINIMUM RATE   MAXIMUM RATE
   -----     -------   --------------------------------------------------------  ------------   ------------
GROUP 1
SA(1)......  10.0%     35.0% - (LIBOR X 5.0)                                        0%            10.0%
GROUP 3
DI(1)......   0        For Payment Dates from September 2005 through July 2006:   }
                         If LIBOR is less than or equal to 4.5%: 0%               }
                         If LIBOR is greater than 4.5% and less than 4.51%:       }
                           (LIBOR X 2,125.52075735) - 9,564.84340808%             }
                         If LIBOR is greater than or equal to 4.51%: 21.255208%   }
                                                                                  }
                       For Payment Dates from August 2006 through July 2007:      }
                         If LIBOR is less than or equal to 5.5%: 0%               }
                         If LIBOR is greater than 5.5% and less than 5.51%:       }
                           (LIBOR X 2,125.52075735) - 11,690.36416543%            }  0             21.255208
                         If LIBOR is greater than or equal to 5.51%: 21.255208%   }
                                                                                  }
                       For Payment Dates in August 2007 and after:                }
                         If LIBOR is less than or equal to 6.5%: 0%               }
                         If LIBOR is greater than 6.5% and less than 6.51%:       }
                           (LIBOR X 2,125.52075735) - 13,815.88492278%            }
                         If LIBOR is greater than or equal to 6.51%: 21.255208%   }
FL(1)......   4.54     LIBOR + 1.2%                                               }   1.2           6.0

---------------
(1) Delay Class.


                                      III-2

             INITIAL                                                               CLASS COUPON SUBJECT TO
              CLASS                                                              ---------------------------
   CLASS     COUPON                      CLASS COUPON FORMULA                    MINIMUM RATE   MAXIMUM RATE
   -----     -------   --------------------------------------------------------  ------------   ------------
FM(1)......   7.42%    For Payment Dates from September 2005 through July 2006: }
                         If LIBOR is less than or equal to 4.5%: 7.42%          }
                         If LIBOR is greater than 4.5% and less than 4.51%:     }
                           3,346.42% - (LIBOR X 742.0)                          }
                         If LIBOR is greater than or equal to 4.51%: 0%         }
                       For Payment Dates from August 2006 through July 2007:    }
                         If LIBOR is less than or equal to 5.5%: 7.42%          }
                         If LIBOR is greater than 5.5% and less than 5.51%:     }   0%           7.42%
                           4,088.42% - (LIBOR X 742.0)                          }
                         If LIBOR is greater than or equal to 5.51%: 0%         }
                       For Payment Dates in August 2007 and after:              }
                         If LIBOR is less than or equal to 6.5%: 7.42%          }
                         If LIBOR is greater than 6.5% and less than 6.51%:     }
                           4,830.42% - (LIBOR X 742.0)                          }
                         If LIBOR is greater than or equal to 6.51%: 0%         }

GI(1)......   0        If LIBOR is less than or equal to 7.0%: 0%               }   0            29.7
                       If LIBOR is greater than 7.0%: 29.7%                     }

LS(1)......  16.06     52.8% - (LIBOR X 11.0)                                       0            52.8
SM(1)(2)...   0        For Payment Dates from September 2005 through July 2006: }
                         If LIBOR is less than or equal to 4.5%: 0%             }
                         If LIBOR is greater than 4.5% and less than 4.51%:     }
                           (LIBOR X 2,125.52075735) - 9,564.84340808%           }
                         If LIBOR is greater than or equal to 4.51%: 21.255208% }
                       For Payment Dates from August 2006 through July 2007:    }
                         If LIBOR is less than or equal to 5.5%: 0%             }
                         If LIBOR is greater than 5.5% and less than 5.51%:     }   0            21.255208
                           (LIBOR X 2,125.52075735) - 11,690.36416543%          }
                         If LIBOR is greater than or equal to 5.51%: 21.255208% }
                       For Payment Dates in August 2007 and after:              }
                         If LIBOR is less than or equal to 6.5%: 0%             }
                         If LIBOR is greater than 6.5% and less than 6.51%:     }
                           (LIBOR X 2,125.52075735) - 13,815.88492278%          }
                         If LIBOR is greater than or equal to 6.51%: 21.255208% }

YR(1)......   6.75     If LIBOR is less than or equal to 7.0%: 6.75%            }   0             6.75
                       If LIBOR is greater than 7.0%: 0%                        }

YS(1)(2)...   0        If LIBOR is less than or equal to 7.0%: 0%               }   0            29.7
                       If LIBOR is greater than 7.0%: 29.7%                     }

ZF(1)......   7.42     For Payment Dates from September 2005 through July 2006: }
                         If LIBOR is less than or equal to 4.5%: 7.42%          }
                         If LIBOR is greater than 4.5% and less than 4.51%:     }
                           3,346.42% - (LIBOR X 742.0)                          }
                         If LIBOR is greater than or equal to 4.51%: 0%         }
                       For Payment Dates from August 2006 through July 2007:    }
                         If LIBOR is less than or equal to 5.5%: 7.42%          }
                         If LIBOR is greater than 5.5% and less than 5.51%:     }   0             7.42
                           4,088.42% - (LIBOR X 742.0)                          }
                         If LIBOR is greater than or equal to 5.51%: 0%         }
                       For Payment Dates in August 2007 and after:              }
                         If LIBOR is less than or equal to 6.5%: 7.42%          }
                         If LIBOR is greater than 6.5% and less than 6.51%:     }
                           4,830.42% - (LIBOR X 742.0)                          }
                         If LIBOR is greater than or equal to 6.51%: 0%         }

ZY(1)......   6.75     If LIBOR is less than or equal to 7.0%: 6.75%            }   0             6.75
                       If LIBOR is greater than 7.0%: 0%                        }

---------------
(1) Delay Class.
(2) MACR Class.

     See Appendix V to the Offering Circular and Payments -- Interest.


                                      III-3

NOTIONAL CLASSES

           ORIGINAL NOTIONAL
  CLASS    PRINCIPAL AMOUNT     REDUCES PROPORTIONATELY WITH
  -----    -----------------   ------------------------------
GROUP 1
  SA          $ 9,999,486      PO (SC/PT/NSJ)
GROUP 2
  CI          $ 4,444,444      JQ (JMP/TAC)
  EI           33,028,794      EO (PAC)
GROUP 3
  AI*         $   970,727      NT (PAC II)
  BI*           1,425,454      NR (PAC II)
  DI            7,388,950      KO (SUP)
  GI           13,134,314      GO (SUP)
  ID*           2,396,181      NR and NT, as a whole (PAC II)

     --------------------
     * MACR Class.

     See Payments -- Interest -- Notional Classes.

MACR CLASSES

     This Series includes MACR Classes. Appendix A shows the characteristics of the MACR Classes and the Combinations of REMIC and MACR Classes.

     See Appendix III to the Offering Circular for a description of MACR Certificates and exchange procedures and fees.

PRINCIPAL

     REMIC CLASSES

     On each Payment Date, we pay:


                                                         GROUP 1

SC/PASS-          {
THROUGH/NSJ       {          - The Group 1 Asset Principal Amount to PO, until retired

                                                         GROUP 2

                             - The ZM Accrual Amount in the following order of priority:

JMP/TAC           {            1. To JQ, until retired

JMP/
SUPPORT           {            2. To ZH and ZL, in that order, until retired
                  {
ACCRUAL           {            3. To ZM

                             - The Group 2 Asset Principal Amount and, beginning in step 2, the ZH and ZL Accrual Amounts in the following order of priority:

PAC               {            1. Beginning in May 2007, to AB, AC, JL and EO, in that order, until
                  {               reduced to their Aggregate Targeted Balance











                                      III-4

               {          2. If (a) the remaining principal balance of the Group 2 Assets, after
               {             giving effect to their reduction on that Payment Date (the "GROUP 2
               {             ASSET BALANCE"), is less than the Group 2 185% PSA Scheduled Asset
JMP/           {             Balance or (b) the Group 2 Asset Balance is less than the Group 2
SUPPORT        {             100% PSA Scheduled Asset Balance and ZH has been retired on the
               {             same or a prior Payment Date, then to ZH and ZL, in that order,
               {             until retired

JMP/TAC        {          3. To JQ, until reduced to its Targeted Balance

JMP/           {
SUPPORT        {          4. To ZH and ZL, in that order, until retired

JMP/TAC        {          5. To JQ, until retired

SUPPORT        {          6. To ZM, until retired

PAC            {          7. To AB, AC, JL and EO, in that order, until retired

                                                    GROUP 3

TAC AND        {        - The ZF Accrual Amount to FM, until reduced to its Targeted Balance,
ACCRUAL        {          and then to ZF
               {
               {        - The ZY Accrual Amount to YR, until reduced to its Targeted Balance,
               {          and then to ZY

                        - The Group 3 Asset Principal Amount in the following order of priority:

TYPE I PAC     {          1. To YX, until reduced to its Targeted Balance

                          2. Concurrently:

SUPPORT        {            a. 13.2643834926% to GO and YW, pro rata, until retired

                            b. 36.4225811128% as follows:

TAC            {              i. To YR, until reduced to its Targeted Balance

SUPPORT        {              ii. To ZY, until retired

TAC            {              iii. To YR, until retired

                            c. 28.9513165856% as follows:

TYPE II PAC    {              i. To NR, until reduced to its Targeted Balance

SUPPORT        {              ii. To FL and LS, pro rata, until retired

TYPE II PAC    {              iii. To NR, until retired

                            d. 21.3617188090% as follows:

TYPE II PAC    {               i. To NT, until reduced to its Targeted Balance





                                      III-5

                              ii. Concurrently:

SUPPORT          {               A. 25.8760117067% to KO, until retired

                                 B. 74.1239882933% as follows:

TAC              {                I. To FM, until reduced to its Targeted Balance

SUPPORT          {                II. To ZF, until retired

TAC              {                III. To FM, until retired

TYPE II PAC      {                iii. To NT, until retired

TYPE I PAC       {           3. To YX, until retired


     The "TARGETED BALANCES," "AGGREGATE TARGETED BALANCES" and "SCHEDULED ASSET BALANCES" are in Appendix B. They were calculated using the following Structuring Ranges and Rates.

                                                       STRUCTURING RANGE OR RATE
                                                       -------------------------
GROUP 2
  PAC................................................     100% PSA - 250% PSA
  TAC................................................         185% PSA
  Group 2 185% PSA Scheduled Asset Balance...........                185% PSA
  Group 2 100% PSA Scheduled Asset Balance...........                100% PSA
GROUP 3
  Type I PAC........................................     100% PSA - 375% PSA
  Type II PAC
     NR..............................................     125% PSA - 250% PSA
     NT..............................................     130% PSA - 375% PSA
  TAC
     FM..............................................                300% PSA
     YR..............................................                348% PSA

     See Payments -- Principal and Prepayment and Yield Analysis.

     MACR CLASSES

     On each Payment Date when MACR Certificates are outstanding, we allocate principal payments from the applicable REMIC Certificates to the related MACR Certificates that are entitled to principal, as described under MACR Certificates in the Offering Circular.

REMIC STATUS

     We will form an Upper-Tier REMIC Pool and a Lower-Tier REMIC Pool for this Series. We will elect to treat each REMIC Pool as a REMIC under the Code. R and RS will be "RESIDUAL CLASSES" and the other Classes shown on the front cover will be "REGULAR CLASSES." The Residual Classes will be subject to transfer restrictions. See Certain Federal Income Tax Consequences in this Supplement and the Offering Circular.












                                      III-6

WEIGHTED AVERAGE LIVES (IN YEARS)*

     Group 1

                                                                      CPR
                                                                   PREPAYMENT
                                    PSA PREPAYMENT ASSUMPTION      ASSUMPTION
                                ---------------------------------  ----------
                                 0%    100%   200%   350%   500%      6.0%
                                 --    ----   ----   ----   ----      ----
PO, SA and Group 1 Assets.....   27.6   23.5    7.9    2.2    1.5     23.2

     Group 2

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   131%   250%   500%
                                 --    ----   ----   ----   ----
AB............................    2.4    2.0    2.0    2.0    2.0
AC............................    4.9    2.9    2.9    2.9    2.5
AD............................    8.4    4.9    4.9    4.9    3.3
AE...........................    10.4    7.1    7.1    7.1    4.5
EI, EO and JM.................   15.2   12.3   12.3   12.3    7.6
JK............................    4.3    2.7    2.7    2.7    2.3
JL............................   10.4    6.0    6.0    6.0    3.8
ZM............................   20.0   19.8   19.8    6.9    2.2
Group 2 Assets................   12.3    8.2    7.5    5.5    3.5

                                                                                           CPR
                                                                                        PREPAYMENT
                                              PSA PREPAYMENT ASSUMPTION                 ASSUMPTION
                                ------------------------------------------------------  ----------
                                 0%    100%   101%   131%   185%   186%   250%   500%      6.0%
                                 --    ----   ----   ----   ----   ----   ----   ----      ----
CI and JQ.....................   10.6    5.5    5.4    3.4    1.8    6.8    2.9    1.5     11.9
ZH............................   17.7   13.0   13.0   11.0    5.0    0.2    0.2    0.1      0.1
ZL............................   19.0   16.7   16.6   15.6   12.6    0.9    0.8    0.6      0.6

     -------------------------
     * We calculate weighted average lives based on the assumptions described in Prepayment and Yield Analysis. The actual weighted average lives are likely to differ from those shown, perhaps significantly.


                                      III-7

     Group 3

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   161%   375%   500%
                                 --    ----   ----   ----   ----
AI, NT, TA, TB, TC and TG.....   24.5    9.6    2.8    2.8    2.2
BI, NR, UH, UJ, UK and UL.....   24.6    9.7    3.9    3.4    2.3
DI, KO and SM.................   27.7   19.1   13.3    2.1    1.4
FL and LS.....................   27.7   19.2   13.2    2.0    1.3
FM (LIBOR at 4.500% and
  Lower)......................   23.4   15.9   10.7    2.2    1.4
FM (LIBOR at 4.505%)..........   23.5   16.0   10.7    2.2    1.4
FM (LIBOR at 4.510% through
  5.500%).....................   23.7   16.1   10.8    2.2    1.4
FM (LIBOR at 5.505%)..........   23.9   16.3   10.9    2.2    1.4
FM (LIBOR at 5.510% through
  6.500%).....................   24.1   16.4   11.0    2.2    1.4
FM (LIBOR at 6.505%)..........   26.4   17.6   11.8    2.2    1.4
FM (LIBOR at 6.510% and
  Higher).....................   27.6   18.5   12.4    2.2    1.4
GI, GO, YS and YW.............   27.2   17.6   11.6    2.2    1.5
ID, UM, UN, UP, UQ and UR.....   24.5    9.7    3.5    3.2    2.2
YR (LIBOR at 7.0% and
  Lower)......................   24.0   15.1    9.5    2.3    1.5
YR (LIBOR Higher than 7.0%)...   27.1   17.0   10.8    2.3    1.5
YX............................   15.6    5.6    5.6    5.6    4.4
ZF (LIBOR at 4.500% and
  Lower)......................   29.1   25.4   23.0    0.5    0.2
ZF (LIBOR at 4.505%)..........   29.1   25.5   23.1    0.5    0.2
ZF (LIBOR at 4.510% through
  5.500%).....................   29.1   25.6   23.2    0.5    0.2
ZF (LIBOR at 5.505%)..........   29.2   25.7   23.3    0.5    0.2
ZF (LIBOR at 5.510% through
  6.500%).....................   29.2   25.7   23.4    0.5    0.2
ZF (LIBOR at 6.505%)..........   29.7   27.2   25.2    0.5    0.2
ZF (LIBOR at 6.510% and
  Higher).....................   29.9   28.2   26.9    0.5    0.2
ZY (LIBOR at 7.0% and
  Lower)......................   29.2   25.7   23.3    1.3    0.3
ZY (LIBOR Higher than 7.0%)...   29.9   28.2   26.9    1.3    0.3
Group 3 Assets................   20.5   10.7    8.1    4.2    3.2

THE ASSETS

     The Group 1 Assets (the "MULTICLASS ASSETS") consist of:

         PERCENTAGE OF                 CLASS FACTOR
         CLASS IN THIS   BALANCE IN    FOR MONTH OF                    PRINCIPAL/
 CLASS      SERIES       THIS SERIES   CLOSING DATE   CLASS COUPON    INTEREST TYPE    FINAL PAYMENT DATE
-------  -------------   -----------   ------------   ------------   ---------------   ------------------
2901-TP      100%        $9,999,486     0.99994868         *         NSJ/TAC/INV/DLY   December 15, 2034

---------------

* See Exhibit I.

     The Group 2 and 3 Assets (the "PC ASSETS") consist of Freddie Mac PCs with the following characteristics:

                            ORIGINAL TERM
GROUP   PRINCIPAL BALANCE    (IN YEARS)     INTEREST RATE
-----   -----------------   -------------   -------------
  2       $169,591,029           20             4.5%
  3        375,000,000           30              5.5

     We have agreed to sell all of the Group 3 Assets to the Underwriter for inclusion in this Series.

     See General Information -- Structure of Transaction and Exhibit I.

     We will publish a Supplemental Statement applicable to this Series shortly after the Closing Date. The Supplemental Statement will contain a schedule of the Assets and other information. See Available Information.
                                      III-8

MORTGAGE CHARACTERISTICS (AS OF JULY 1, 2005)

     MULTICLASS ASSETS -- MORTGAGE CHARACTERISTICS

        WEIGHTED AVERAGE
         REMAINING TERM    WEIGHTED AVERAGE   WEIGHTED AVERAGE     PER ANNUM
          TO MATURITY          LOAN AGE          PER ANNUM       INTEREST RATE
SERIES    (IN MONTHS)        (IN MONTHS)       INTEREST RATE     OF RELATED PCS
------  ----------------   ----------------   ----------------   --------------
 2901         350                 8                5.564%             5.0%

     PC ASSETS -- ASSUMED MORTGAGE CHARACTERISTICS

                             REMAINING TERM                                    PER ANNUM
                              TO MATURITY       LOAN AGE       PER ANNUM     INTEREST RATE
GROUP   PRINCIPAL BALANCE     (IN MONTHS)      (IN MONTHS)   INTEREST RATE   OF RELATED PCS
-----   -----------------   ----------------   -----------   -------------   --------------
  2       $169,591,029            238               2            5.00%            4.5%
  3        375,000,000            348              10            5.94             5.5

     The actual characteristics of the Mortgages differ from those shown, in some cases significantly.

     See General Information -- The Mortgages.
                                      III-9

                                                                      APPENDIX A
                     AVAILABLE COMBINATIONS -- SERIES 3008

                 REMIC CERTIFICATES                                               MACR CERTIFICATES
-----------------------------------------------------   ---------------------------------------------------------------------
                          ORIGINAL        EXCHANGE      MACR        MAXIMUM           EXCHANGE                         CLASS
GROUP    REMIC CLASS       BALANCE     PROPORTIONS(1)   CLASS   ORIGINAL BALANCE   PROPORTIONS(1)   PRINCIPAL TYPE(2)  COUPON
-----    -----------     -----------   --------------   -----   ----------------   --------------   -----------------  ------
       COMBINATION 1
  2    EI                $33,028,794        (3)          JM       $ 33,028,794          100%             PAC            4.5%
       EO                 33,028,794       100%
       COMBINATION 2
  2    AB                $ 6,159,000   24.1576779761%    JK       $ 25,495,000          100%             PAC            4.5%
       AC                 19,336,000   75.8423220239
       COMBINATION 3
  2    AB                $ 6,159,000   7.6481764333%     AD       $ 80,529,000          100%             PAC            4.5%
       AC                 19,336,000   24.0112257696
       JL                 55,034,000   68.3405977971
       COMBINATION 4
  2    AD(4)             $80,529,000   70.9145512284%    AE       $113,557,794          100%             PAC            4.5%
       JM(4)              33,028,794   29.0854487716
       COMBINATION 5
  3    NT                $ 5,339,000       100%          AI       $    970,727           N/A         NTL(PAC II)        5.5%
                                                         TA          5,339,000           N/A            PAC II          5.25
                                                         TB          5,339,000           N/A            PAC II          5.0
                                                         TC          5,339,000           N/A            PAC II          4.75
                                                         TG          5,339,000           N/A            PAC II          4.5
       COMBINATION 6
  3    NR                $ 7,840,000       100%          BI       $  1,425,454           N/A         NTL(PAC II)        5.5%
                                                         UH          7,840,000           N/A            PAC II          5.25
                                                         UJ          7,840,000           N/A            PAC II          5.0
                                                         UK          7,840,000           N/A            PAC II          4.75
                                                         UL          7,840,000           N/A            PAC II          4.5
       COMBINATION 7
  3    NR                $ 7,840,000   59.4885803172%    ID       $  2,396,181           N/A         NTL(PAC II)        5.5%
       NT                  5,339,000   40.5114196828     UM         13,179,000           N/A            PAC II          5.5
                                                         UN         13,179,000           N/A            PAC II          5.25
                                                         UP         13,179,000           N/A            PAC II          5.0
                                                         UQ         13,179,000           N/A            PAC II          4.75
                                                         UR         13,179,000           N/A            PAC II          4.5
       COMBINATION 8
  3    GI                $13,134,314        (3)          YS       $ 13,134,314          100%             SUP           (5)
       GO                 13,134,314       100%
       COMBINATION 9
  3    DI                $ 7,388,950        (3)          SM       $  7,388,950          100%             SUP           (5)
       KO                  7,388,950       100%

                    MACR CERTIFICATES
-----  -------------------------------------------
        INTEREST       CUSIP
GROUP    TYPE(2)      NUMBER    FINAL PAYMENT DATE
-----  -----------   ---------  ------------------
  2        FIX       31395W G C 5     July 15, 2025
  2        FIX       31395W G A 9 November 15, 2013
  2        FIX       31395W F V 4    March 15, 2022
  2        FIX       31395W F W 2     July 15, 2025
  3      FIX/IO      31395W F X 0     July 15, 2035
           FIX       31395W G P 6     July 15, 2035
           FIX       31395W G Q 4     July 15, 2035
           FIX       31395W G R 2     July 15, 2035
           FIX       31395W G S 0     July 15, 2035
  3      FIX/IO      31395W F Y 8     July 15, 2035
           FIX       31395W G T 8     July 15, 2035
           FIX       31395W G U 5     July 15, 2035
           FIX       31395W G V 3     July 15, 2035
           FIX       31395W G W 1     July 15, 2035
  3      FIX/IO      31395W G 9 2     July 15, 2035
           FIX       31395W G X 9     July 15, 2035
           FIX       31395W G Y 7     July 15, 2035
           FIX       31395W G Z 4     July 15, 2035
           FIX       31395W H 2 6     July 15, 2035
           FIX       31395W H 3 4     July 15, 2035
  3    FLT/S/T/DLY   31395W H 5 9     July 15, 2035
  3     FLT/S/DLY    31395W G N 1     July 15, 2035

---------------

(1) Exchange proportions are constant proportions of the original balances of the REMIC Classes or MACR Classes, as applicable. In accordance with the exchange proportions, you may exchange REMIC Certificates for MACR Certificates, and vice versa. The exchange proportions are not applicable to the MACR Classes designated by "N/A." See Appendix III to the Offering Circular for a description of "ratio-stripping" MACR Classes of this type.
(2) See Appendix II to the Offering Circular and Payments -- Categories of Classes.
(3) The original balance of the Notional Class being exchanged equals the original balance of the related REMIC Class being exchanged.
(4) MACR Class.
(5) See Terms Sheet -- Interest.

                                      III-10

       EXHIBIT IV -- SERIES 3036 FRONT COVER, TERMS SHEET AND MACR TABLE

OFFERING CIRCULAR SUPPLEMENT                       $1,989,539,418                    [FREDDIE MAC LOGO]
(TO OFFERING CIRCULAR                               FREDDIE MAC
 DATED JUNE 1, 2003)                    MULTICLASS CERTIFICATES, SERIES 3036

OFFERED CLASSES:     REMIC Classes shown below and MACR Classes shown on Appendix
                     A
OFFERING TERMS:      The underwriter named below is offering the Classes in
                     negotiated transactions at varying prices
CLOSING DATE:        September 30, 2005

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 REMIC      ORIGINAL     PRINCIPAL   CLASS     INTEREST      CUSIP      FINAL PAYMENT
CLASSES     BALANCE       TYPE(1)    COUPON     TYPE(1)     NUMBER           DATE
-------     --------     ---------   ------    --------     ------      -------------
GROUP 1
AS .....  $  2,434,630      SUP      (2)       FLT/T/DLY   31396A V R 2 September 15, 2035
TA .....    10,000,000      TAC      (2)       INV/T/DLY   31396A Y Z 1 September 15, 2035
TN .....     2,055,000     PAC II     5.5%        FIX      31396A Z 8 0 September 15, 2035
TP .....    28,598,900     PAC I      5.5         FIX      31396A Z 9 8 September 15, 2035
ZA .....       712,370      SUP      (2)      INV/T/Z/DLY  31396C 2 U 3 September 15, 2035

GROUP 2
FE .....    97,700,000      TAC      (2)          FLT      31396A W Y 6    August 15, 2035
HS .....   100,000,000    NTL(PT)    (2)        INV/IO     31396A X 9 0    August 15, 2035
ZY .....     2,300,000      SUP      (2)         FLT/Z     31396C 2 X 7    August 15, 2035

GROUP 3
FM .....   198,000,000      TAC      (2)          FLT      31396A W Z 3    August 15, 2035
NS .....   200,000,000    NTL(PT)    (2)        INV/IO     31396A Y 5 7    August 15, 2035
ZP .....     2,000,000      SUP      (2)         FLT/Z     31396C 2 V 1    August 15, 2035

GROUP 4
BV .....    11,102,200     AD/SEQ     5.0         FIX      31396A W 7 5 September 15, 2016
CV .....    12,027,867      SEQ       5.0         FIX      31396A W C 4     April 15, 2024
JH .....   100,000,000      SEQ       5.0         FIX      31396A X E 9  December 15, 2031
ZV .....    15,214,411      SEQ       5.0        FIX/Z     31396C 2 W 9 September 15, 2035

GROUP 5
FB .....    69,250,000     TAC I     (2)        FLT/DLY    31396A W X 8 September 15, 2035
FQ .....    69,495,714     PAC II    (2)          FLT      31396A X 2 5       May 15, 2034
FV .....    75,909,321     TAC I     (2)          FLT      31396A X 3 3      July 15, 2034
LZ .....    18,896,000      SUP       5.0        FIX/Z     31396A X J 8 September 15, 2035
MZ......     9,207,000     TAC II     5.0        FIX/Z     31396A X R 0 September 15, 2035
NA......   215,060,000     PAC I      5.0         FIX      31396A X S 8      July 15, 2024
NB .....   117,085,000     PAC I      5.0         FIX      31396A X T 6   January 15, 2029
NC .....    73,081,000     PAC I      5.0         FIX      31396A X U 3     March 15, 2031
QZ .....       171,610     TAC I      5.0        FIX/Z     31396A Y R 9 September 15, 2035
SM .....    27,798,286     PAC II    (2)         INV/S     31396A Y W 8       May 15, 2034
SU .....    13,850,000     TAC I     (2)       INV/S/DLY   31396A Y X 6 September 15, 2035
SY .....    30,363,729     TAC I     (2)         INV/S     31396A Y Y 4      July 15, 2034
UO .....    65,251,000     PAC I      0.0         PO       31396A Z G 2 September 15, 2035
VO .....   130,262,000     PAC I      0.0         PO       31396A Z J 6       May 15, 2034
XI .....    65,251,000   NTL(PAC I)   5.0       FIX/IO     31396C 2 F 6 September 15, 2035
YI .....   130,262,000   NTL(PAC I)   5.0       FIX/IO     31396C 2 S 8       May 15, 2034

 REMIC      ORIGINAL     PRINCIPAL   CLASS     INTEREST      CUSIP      FINAL PAYMENT
CLASSES     BALANCE       TYPE(1)    COUPON     TYPE(1)     NUMBER           DATE
-------     --------     ---------   ------    --------     ------      -------------

GROUP 6
AK .....  $200,000,000    SPP/NAS     5.0%        FIX      31396A V P 6  February 15, 2035
AZ .....    17,414,960     SPP/AS     5.0        FIX/Z     31396A V S 0  February 15, 2035
BZ .....       272,040    SPP/NAS     5.0        FIX/Z     31396A W 8 3  February 15, 2035
GROUP 7
DI .....     8,819,000    NTL(PAC)    5.5       FIX/IO     31396A W D 2 September 15, 2035
EC .....    11,200,064     SCH I      5.75        FIX      31396A W G 5 September 15, 2035
ED ....    25,751,005     SCH II     5.75         FIX      31396A W H 3    August 15, 2035
IY .....    37,473,000    NTL(PAC)    5.5       FIX/IO     31396A X D 1  December 15, 2034
JO .....     3,036,957      SUP       0.0         PO       31396A X G 4 September 15, 2035
OL .....     8,819,000      PAC       0.0         PO       31396A Y C 2 September 15, 2035
OQ .....    37,473,000      PAC       0.0         PO       31396A Y E 8  December 15, 2034
PZ .....    29,461,972      SUP       5.75       FIX/Z     31396A Y G 3    August 15, 2035
UA .....    69,660,000      PAC       5.5         FIX      31396A Z B 3  November 15, 2028
UZ .....       400,002      SUP       5.75       FIX/Z     31396A Z H 0 September 15, 2035
WC......    14,198,000      PAC       5.5         FIX      31396A Z L 1   October 15, 2030

GROUP 8
EA .....    49,900,000    SPP/NAS     4.5         FIX      31396A W E 0 September 15, 2035
EB .....    45,000,000   SPP/TAC/AS   4.5         FIX      31396A W F 7 September 15, 2035
EZ .....     5,000,000   SPP/SUP/AS   4.5        FIX/Z     31396A W W 0 September 15, 2035
JZ .....       100,000    SPP/NAS     4.5        FIX/Z     31396A X H 2 September 15, 2035

GROUP 9
NI .....     5,671,063   SC/NTL(PT)   6.0       FIX/IO     31396A X Y 5       May 15, 2034
PW......    25,274,000     SC/SCH     5.0         FIX      31396A Y F 5       May 15, 2034
WH......     8,752,380     SC/SUP     5.0         FIX      31396A Z N 7       May 15, 2034

GROUP 10
CC .....     2,574,000   SC/SEQ/RTL   5.0         FIX      31396A W 9 1   January 15, 2035
YC .....     2,574,000     SC/SEQ     5.0         FIX      31396C 2 P 4   January 15, 2035
YD .....     2,301,000     SC/SEQ     5.0         FIX      31396C 2 Q 2   January 15, 2035
YE .....     2,551,000     SC/SEQ     5.0         FIX      31396C 2 R 0   January 15, 2035
YX .....    30,000,000     SC/PT      5.0         FIX      31396C 2 T 6   January 15, 2035

RESIDUAL
R ......             0      NPR       0.0         NPR      31396A Y S 7 September 15, 2035
RS .....             0      NPR       0.0         NPR      31396A Y U 2 September 15, 2035

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) See Appendix II to the Offering Circular and Payments -- Categories of Classes.
(2) See Terms Sheet -- Interest.

The Certificates may not be suitable investments for you. You should not purchase Certificates unless you have carefully considered and are able to bear the associated prepayment, interest rate, yield and market risks of investing in them. Certain Risk Considerations on page S-2 highlights some of these risks.

You should purchase Certificates only if you have read and understood this Supplement, the attached Offering Circular and the documents listed under Available Information.

We guarantee principal and interest payments on the Certificates. These payments are not guaranteed by and are not debts or obligations of the United States or any federal agency or instrumentality other than Freddie Mac. The Certificates are not tax-exempt. Because of applicable securities law exemptions, we have not registered the Certificates with any federal or state securities commission. No securities commission has reviewed this Supplement.

                            BEAR, STEARNS & CO. INC.
                                AUGUST 16, 2005

                                  TERMS SHEET

     THIS TERMS SHEET CONTAINS SELECTED INFORMATION ABOUT THIS SERIES. YOU SHOULD REFER TO THE REMAINDER OF THIS SUPPLEMENT FOR FURTHER INFORMATION.

     In this Supplement, we refer to Classes only by their letter designations. For example, "R" refers to the R Class of this Series.

PAYMENT DATES

     We make payments of principal and interest on the Certificates on each monthly Payment Date beginning in October 2005.

FORM OF CLASSES

     Regular (non-Retail) and MACR Classes:  Book-entry on Fed System

     Retail Class: Book-entry on DTC System; issued and paid in $1,000 Retail Class Units

     Residual Classes:  Certificated

INTEREST

     The Fixed Rate Classes bear interest at the Class Coupons shown on the front cover and Appendix A.

     The following Classes are Principal Only Classes and do not bear interest:

GROUP                 CLASSES
-----  -------------------------------------
  5    AO, BO, CO, EO, OH, ON, QO, UO and VO
  7    JO, OL and OQ

     For trading purposes only, AO, BO, CO, EO, OH, ON and QO will be treated as non-Delay Classes and the other Principal Only Classes will be treated as Delay Classes.

     The Floating Rate and Inverse Floating Rate Classes bear interest as shown in the following table. The initial Class Coupons apply only to the first Accrual Period. We determine LIBOR using the BBA Method.

                                                                                 CLASS COUPON SUBJECT TO
               INITIAL CLASS                                                   ---------------------------
    CLASS         COUPON                    CLASS COUPON FORMULA               MINIMUM RATE   MAXIMUM RATE
    -----      -------------   ----------------------------------------------  ------------   ------------
GROUP 1
AS(1)........      0.0%        If LIBOR is less than or equal to 6.75%: 0.0%   }
                               If LIBOR is greater than 6.75%: 29.699995%      }  0%           29.699995%

TA(1)........      6.75        If LIBOR is less than or equal to 6.75%: 6.75%  }  0             6.75
                               If LIBOR is greater than 6.75%: 0.0%            }

ZA(1)........      6.75        If LIBOR is less than or equal to 6.75%: 6.75%  }  0             6.75
                               If LIBOR is greater than 6.75%: 0.0%            }

GROUP 2
FE...........      3.97        LIBOR + 0.3%                                        0.3          7.5
HF(2)........      3.97        LIBOR + 0.3%                                        0.3          7.5
HS...........      3.53        7.2% - LIBOR                                        0            7.2
ZY...........      3.97        LIBOR + 0.3%                                        0.3          7.5

GROUP 3
FM...........      4.0         LIBOR + 0.3%                                        0.3          7.5
NF(2)........      4.0         LIBOR + 0.3%                                        0.3          7.5
NS...........      3.5         7.2% - LIBOR                                        0            7.2
ZP...........      4.0         LIBOR + 0.3%                                        0.3          7.5

GROUP 5
AI(2)........      4.09        LIBOR + 0.35%                                       0.35         7.0
BI(2)........      7.275       16.625% - (LIBOR X 2.5)                             0           16.625
CI(2)........      4.24        LIBOR + 0.5%                                        0.5          7.0
EI(2)........      6.9         16.25% - (LIBOR X 2.5)                              0           16.25
FB(1)........      5.0         LIBOR + 1.3%                                        1.3          6.0
FQ...........      4.09        LIBOR + 0.35%                                       0.35         7.0
FV...........      4.24        LIBOR + 0.5%                                        0.5          7.0
SM...........      7.275       16.625% - (LIBOR X 2.5)                             0           16.625
SU(1)........      5.0         23.5% - (LIBOR X 5.0)                               0           23.5
SY...........      6.9         16.25% - (LIBOR X 2.5)                              0           16.25

---------------

(1) Delay Class.
(2) MACR Class.

     See Appendix V to the Offering Circular and Payments -- Interest.

NOTIONAL CLASSES

           ORIGINAL NOTIONAL
  CLASS    PRINCIPAL AMOUNT          REDUCES PROPORTIONATELY WITH
  -----    -----------------   -----------------------------------------
GROUP 2
  HS         $100,000,000      Group 2 Assets
GROUP 3
  NS         $200,000,000      Group 3 Assets
GROUP 5
  AI*        $ 69,495,714      FQ (PAC II)
  BI*          27,798,286      SM (PAC II)
  CI*          75,909,321      FV (TAC I)
  EI*          30,363,729      SY (TAC I)
  IG*          43,012,000      NA (PAC I)
  IN*          23,417,000      NB (PAC I)
  QI*          14,616,200      NC (PAC I)
  TI*          66,429,000      NA and NB, as a whole (PAC I)
  UI*         120,147,800      NA, NB, NC, UO and VO, as a whole (PAC I)
  XI           65,251,000      UO (PAC I)
  YI          130,262,000      VO (PAC I)

GROUP 7
  DI         $  8,819,000      OL (PAC)
  GI*           1,527,281      EC (SCH I)
             $  1,527,281      EC (SCH I)
                3,511,501      ED (SCH II)
  HI*        ------------
             $  5,038,782
             ============
  IM*           3,511,500      ED (SCH II)
  IY           37,473,000      OQ (PAC)
  JI*          23,663,636      OL, OQ, UA and WC, as a whole (PAC)
  MI*           2,581,454      WC (PAC)
  WI*          12,665,454      UA (PAC)
GROUP 9
  NI         $  5,671,063      Group 9 Assets

     --------------------
     * MACR Class.

     See Payments -- Interest -- Notional Classes.

MACR CLASSES

     This Series includes MACR Classes. Appendix A shows the characteristics of the MACR Classes and the Combinations of REMIC and MACR Classes.

     See Appendix III to the Offering Circular for a description of MACR Certificates and exchange procedures and fees.

PRINCIPAL

     REMIC CLASSES

     On each Payment Date, we pay:



                                         GROUP 1

TAC AND         {   - The ZA Accrual Amount to TA, until reduced to its Targeted Balance,
ACCRUAL         {     and then to ZA

                      - The Group 1 Asset Principal Amount in the following order of priority:

TYPE I PAC       {      1. To TP, until reduced to its Targeted Balance

TYPE II PAC      {      2. To TN, until reduced to its Targeted Balance

                        3. Concurrently:

                          a. 81.4814786643% as follows:

TAC              {          i. To TA, until reduced to its Targeted Balance

SUPPORT          {          ii. To ZA, until retired

TAC              {          iii. To TA, until retired

SUPPORT          {         b. 18.5185213357% to AS, until retired

TYPE II PAC      {      4. To TN, until retired

TYPE I PAC       {      5. To TP, until retired

                                                  GROUP 2

                      - The Group 2 Asset Principal Amount and the ZY Accrual Amount in the following order of priority:

TAC              {      1. To FE, until reduced to its Targeted Balance

SUPPORT          {      2. To ZY, until retired

TAC              {      3. To FE, until retired

                                                  GROUP 3

                      - The Group 3 Asset Principal Amount and the ZP Accrual Amount in the following order of priority:

TAC              {      1. To FM, until reduced to its Targeted Balance

SUPPORT          {      2. To ZP, until retired

TAC              {      3. To FM, until retired

                                                  GROUP 4

SEQUENTIAL       {
PAY AND          {    - The ZV Accrual Amount to BV and CV, in that order, until retired, and then to ZV
ACCRUAL          {

SEQUENTIAL       {
PAY              {    - The Group 4 Asset Principal Amount to JH, BV, CV and ZV, in that order, until retired


                                                  GROUP 5


TYPE I TAC      {     - The QZ Accrual Amount to FB and SU, pro rata, until retired, and then
AND ACCRUAL     {       to QZ

                      - The MZ Accrual Amount in the following order of priority:

                        1. To the Type II PAC and Type I TAC Classes, until reduced to their
                           Aggregate Targeted Balance, allocated as follows:

                          a. Up to 99.8% as follows:

TYPE II PAC     {           i. To FQ and SM, pro rata, until reduced to their Aggregate Targeted Balance

TYPE I TAC      {           ii. To FV and SY, pro rata, while outstanding

TYPE II PAC     {           iii. To FQ and SM, pro rata, while outstanding

TYPE I TAC      {         b. To FB and SU, pro rata, while outstanding
                {
                {         c. To QZ, while outstanding

ACCRUAL                 2. To MZ

                      - The Group 5 Asset Principal Amount and, beginning in Step 2., the LZ
                        Accrual Amount in the following order of priority:

TYPE I PAC      {       1. Beginning in October 2006, to NA, NB, NC, VO and UO, in that order,
                {          until reduced to their Aggregate Targeted Balance

                        2. To the Type II PAC, Type I TAC and Type II TAC Classes, until reduced to their Aggregate Targeted Balance, allocated as follows:

                          a. To the Type II PAC and Type I TAC Classes, until reduced to their
                             Aggregate Targeted Balance, allocated as follows:

                            i. Up to 99.8% as follows:

TYPE II PAC     {              (1) To FQ and SM, pro rata, until reduced to their Aggregate Targeted Balance

TYPE I TAC      {              (2) To FV and SY, pro rata, while outstanding

TYPE II PAC     {              (3) To FQ and SM, pro rata, while outstanding

TYPE I TAC      {           ii. To FB and SU, pro rata, while outstanding
                {
                {           iii. To QZ, while outstanding

TYPE II TAC     {         b. To MZ, while outstanding

TYPE II PAC     {         c. To the Type II PAC and Type I TAC Classes as described in Step
AND             {            2.a. above, but without regard to the Aggregate Targeted Balance
TYPE I TAC      {            for all such Classes, while outstanding

SUPPORT         {       3. To LZ, until retired

TYPE II PAC,    {       4. To the Type II PAC, Type I TAC and Type II TAC Classes as described
TYPE I TAC      {          in Step 2. above, but without regard to the Aggregate Targeted
AND             {          Balance for all such Classes, until retired
TYPE II TAC     {


TYPE I PAC     {      5. To NA, NB, NC, VO and UO, in that order, until retired

                                                GROUP 6

SPP/NAS        {
AND ACCRUAL    {    - The BZ Accrual Amount to AK, until retired, and then to BZ

                    - The Group 6 Asset Principal Amount and the AZ Accrual Amount in the
                      following order of priority:

SPP/NAS        {      1. Up to the Group 6 Priority Amount to AK and BZ, in that order,
               {         while outstanding

SPP/AS         {      2. To AZ, until retired

SPP/NAS        {      3. To AK and BZ, in that order, until retired

     -- GROUP 6 DEFINITIONS:

     The GROUP 6 PRIORITY AMOUNT for any Payment Date is the lesser of (a) the Group 6 Asset Principal Amount for that Payment Date plus the AZ Accrual Amount for that Payment Date and (b) the sum of (i) 8.0 times the Group 6 Basic Principal Amount for that Payment Date and (ii) the Group 6 Prepayment Percentage of the Group 6 Principal Prepayment Amount for that Payment Date.

     The GROUP 6 BASIC PRINCIPAL AMOUNT for any Payment Date is the aggregate amount of scheduled principal payments required to be made on the Group 6 Assets on that Payment Date, exclusive of amounts attributable to prepayments. For this purpose, we calculate scheduled principal payments on the Group 6 Assets on the basis of the current weighted average interest rate and weighted average remaining term to maturity of the underlying Mortgages.

     The GROUP 6 PRINCIPAL PREPAYMENT AMOUNT for any Payment Date is the excess of (a) the Group 6 Asset Principal Amount for that Payment Date over (b) the Group 6 Basic Principal Amount for that Payment Date.

     The GROUP 6 PREPAYMENT PERCENTAGE for each Payment Date is the following percentage applicable to that Payment Date:

                    - 0% from October 2005 through March 2006

                    - 100% thereafter.

                                                GROUP 7

TYPE I
SCHEDULED,     {    - The PZ and UZ Accrual Amounts to ED, EC and PZ, in that order, until
TYPE II        {      retired, and then to UZ
SCHEDULED,     {
SUPPORT        {
AND ACCRUAL    {

                    - The Group 7 Asset Principal Amount in the following order of priority:

PAC            {      1. To UA, WC, OQ and OL, in that order, until reduced to their
               {         Aggregate Targeted Balance

                      2. Concurrently:

SUPPORT        {         a. 4.3478267717% to JO, until retired
               {
               {         b. 95.6521732283% as follows:

TYPE I         {
SCHEDULED      {            i. To EC, until reduced to its Targeted Balance

TYPE II      {
SCHEDULED    {          ii. To ED, until reduced to its Targeted Balance

SUPPORT      {          iii. To PZ, until retired

TYPE II      {
SCHEDULED    {          iv. To ED, until retired

SUPPORT      {          v. To UZ, until retired

TYPE I       {
SCHEDULED    {          vi. To EC, until retired

PAC          {    3. To UA, WC, OQ and OL, in that order, until retired

                                              GROUP 8

SPP/TAC/     {
AS AND       {    - The EZ Accrual Amount to EB, until reduced to its Targeted Balance,
ACCRUAL      {      and then to EZ

SPP/NAS      {
AND ACCRUAL  {    - The JZ Accrual Amount to EA, until retired, and then to JZ

                  - The Group 8 Asset Principal Amount in the following order of priority:

SPP/NAS      {      1. Up to the Group 8 Priority Amount to EA and JZ, in that order, while outstanding

SPP/TAC/     {
AS           {      2. To EB, until reduced to its Targeted Balance

SPP/SUP/     {
AS           {      3. To EZ, until retired

SPP/TAC/     {
AS           {      4. To EB, until retired

SPP/NAS      {      5. To EA and JZ, in that order, until retired

     -- GROUP 8 DEFINITIONS:

     The GROUP 8 PRIORITY AMOUNT for any Payment Date is the lesser of (a) 99.5% of the Group 8 Asset Principal Amount for that Payment Date and (b) the sum of
(i) 3.0 times the Group 8 Basic Percentage of the Group 8 Basic Principal Amount for that Payment Date and (ii) the Group 8 Prepayment Percentage of the Group 8 Principal Prepayment Amount for that Payment Date.

     The GROUP 8 BASIC PERCENTAGE for any Payment Date is the lesser of (a) 100% and (b) the percentage derived by dividing (x) the sum of (i) $25,000,000 and
(ii) the aggregate outstanding principal amount of EA and JZ by (y) the remaining principal balance of the Group 8 Assets, in each case determined immediately before that Payment Date.

     The GROUP 8 BASIC PRINCIPAL AMOUNT for any Payment Date is the aggregate amount of scheduled principal payments required to be made on the Group 8 Assets on that Payment Date, exclusive of amounts attributable to prepayments. For this purpose, we calculate scheduled principal payments on the Group 8 Assets on the basis of the current weighted average interest rate and weighted average remaining term to maturity of the underlying Mortgages.

     The GROUP 8 PRINCIPAL PREPAYMENT AMOUNT for any Payment Date is the excess of (a) the Group 8 Asset Principal Amount for that Payment Date over (b) the Group 8 Basic Principal Amount for that Payment Date.

     The GROUP 8 PREPAYMENT PERCENTAGE for each Payment Date is (a) the Group 8 Basic Percentage for that Payment Date times (b) the following percentage applicable to that Payment Date:

                      - 0% from October 2005 through September 2011

                      - 100% thereafter.

                                                  GROUP 9

                      - The Group 9 Asset Principal Amount in the following order of priority:

SC/            {
SCHEDULED      {        1. To PW, until reduced to its Targeted Balance

SC/SUP         {        2. To WH, until retired

SC/            {
SCHEDULED      {        3. To PW, until retired

                                                  GROUP 10

SC/PASS-       {
THROUGH        {      - 75% of the Group 10 Asset Principal Amount to YX, until retired

                      - 25% of the Group 10 Asset Principal Amount in the following order of priority:


SC/            {        1. To CC and YC, pro rata, until retired
SEQUENTIAL     {
PAY            {        2. To YD and YE, in that order, until retired

     The "TARGETED BALANCES" and "AGGREGATE TARGETED BALANCES" are in Appendix
B. They were calculated using the following Structuring Ranges and Rates.

                                                       STRUCTURING RANGE OR RATE
                                                       -------------------------
GROUP 1
  Type I PAC.........................................     100% PSA - 300% PSA
  Type II PAC........................................     118% PSA - 250% PSA
  TAC................................................         263% PSA
GROUP 2
  TAC................................................       176% PSA(1)
GROUP 3
  TAC................................................       281% PSA(1)
GROUP 5
  Type I PAC.........................................     100% PSA - 275% PSA
  Type II PAC........................................     130% PSA - 200% PSA
  Type II PAC, Type I TAC and Type II TAC
     (Aggregate).....................................         250% PSA
  Type II PAC and Type I TAC (Aggregate).............         175% PSA
GROUP 7
  PAC................................................     100% PSA - 300% PSA
  Type I Scheduled...................................     180% PSA - 251% PSA(2)
  Type II Scheduled..................................     180% PSA - 251% PSA(2)
GROUP 8
  TAC................................................         400% PSA
GROUP 9
  Scheduled..........................................     150% PSA - 243% PSA(3)

     --------------------
     (1) This Class has no Effective Rate.
     (2) The Effective Range for these Classes is significantly different than their Structuring Range.
     (3) This Class does not hold to its schedule at all percentages of PSA within its Structuring Range.

     See Payments -- Principal and Prepayment and Yield Analysis.

     MACR CLASSES

     On each Payment Date when MACR Certificates are outstanding, we allocate principal payments from the applicable REMIC Certificates to the related MACR Certificates that are entitled to principal, as described under MACR Certificates in the Offering Circular.

RETAIL CLASS

     CC is a Retail Class. If you own the Retail Class, you will receive principal payments in $1,000 Retail Class Units, as described in Appendix IV to the Offering Circular.

     See Prepayment and Yield Analysis -- Prepayment and Weighted Average Life Considerations -- Retail Class.

REMIC STATUS

     We will form an Upper-Tier REMIC Pool and a Lower-Tier REMIC Pool for this Series. We will elect to treat each REMIC Pool as a REMIC under the Code. R and RS will be "RESIDUAL CLASSES" and the other Classes shown on the front cover will be "REGULAR CLASSES." The Residual Classes will be subject to transfer restrictions. See Certain Federal Income Tax Consequences in this Supplement and the Offering Circular.

WEIGHTED AVERAGE LIVES (IN YEARS)*

     Group 1

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   150%   300%   600%
                                 --    ----   ----   ----   ----
AS............................   28.1   20.4   14.3    2.9    1.4
TA (LIBOR at 6.75% and
  Lower)......................   23.6   16.9   11.2    3.0    1.5
TA (LIBOR Higher than
  6.75%)......................   28.0   19.8   13.3    3.0    1.5
TN............................   25.6   10.9    4.0    3.9    2.1
TP............................   16.6    6.9    6.9    6.9    4.1
ZA (LIBOR at 6.75% and
  Lower)......................   29.2   26.3   24.1    1.4    0.3
ZA (LIBOR Higher than
  6.75%)......................   29.9   28.9   27.8    1.4    0.3
Group 1 Assets................   20.5   11.1    9.0    5.5    3.2

     Group 2

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   281%   450%   600%
                                 --    ----   ----   ----   ----
FE (LIBOR at 2.76813%)........   18.1   10.3    5.9    4.0    3.2
FE (LIBOR at 3.76813%)........   17.9   10.1    5.9    4.0    3.2
FE (LIBOR at 5.48407%)........   17.5    9.8    5.9    4.0    3.2
FE (LIBOR at 7.20000% and
  Higher).....................   17.0    9.5    5.9    4.0    3.2
HF, HS and Group 2 Assets.....   18.8   11.0    5.7    3.9    3.1
ZY (LIBOR at 2.76813%)........   29.3   27.7    0.5    0.3    0.2
ZY (LIBOR at 3.76813%)........   29.1   27.3    0.5    0.3    0.2
ZY (LIBOR at 5.48407%)........   28.8   26.4    0.5    0.3    0.2
ZY (LIBOR at 7.20000% and
  Higher).....................   28.4   25.5    0.5    0.3    0.2

     Group 3

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   281%   450%   600%
                                 --    ----   ----   ----   ----
FM (LIBOR at 2.76813%).......    18.4   10.5    5.6    3.8    2.9
FM (LIBOR at 3.76813%)........   18.3   10.5    5.6    3.8    2.9
FM (LIBOR at 5.48407%)........   18.1   10.3    5.6    3.8    2.9
FM (LIBOR at 7.20000% and
  Higher).....................   17.9   10.1    5.6    3.8    2.9
NF, NS and Group 3 Assets.....   18.7   10.9    5.6    3.7    2.9
ZP (LIBOR at 2.76813%)........   29.2   28.4    5.3    0.2    0.1
ZP (LIBOR at 3.76813%)........   29.1   28.2    6.2    0.2    0.1
ZP (LIBOR at 5.48407%)........   29.0   27.6    7.7    0.2    0.1
ZP (LIBOR at 7.20000% and
  Higher).....................   28.8   27.0    9.2    0.2    0.1

     Group 4

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   150%   300%   400%
                                 --    ----   ----   ----   ----
BV............................    6.0    6.0    6.0    5.0    4.3
CV............................   15.0   14.3   12.4    7.9    6.3
JH............................   17.1    6.7    5.0    2.9    2.3
ZV...........................    28.2   21.7   19.1   12.9   10.3
Group 4 Assets................   20.2   10.6    8.5    5.1    4.0

     -------------------------
     * We calculate weighted average lives based on the assumptions described in Prepayment and Yield Analysis. The actual weighted average lives are likely to differ from those shown, perhaps significantly.

     Group 5

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   160%   275%   400%
                                 --    ----   ----   ----   ----
AI, AO, BI, BO, FQ, QO, SM,
  XB, XN and XP...............   15.8    7.5    2.7    2.2    1.7
BA, BC, BD, BE, ND, VO and
  YI..........................   22.5   11.0   11.0   11.0    7.9
BG, BH, BK, BL, NE, UO and
  XI..........................   24.7   18.1   18.1   18.1   13.3
CI, CO, EI, EO, FV, OH, SY,
  XC, XQ and XR...............   26.4   16.1    6.5    2.1    1.6
FB and SU.....................   27.7   20.7   15.2    5.3    3.0
GH, GJ, NC, QE, QG and QI.....   20.0    8.0    8.0    8.0    5.9
IG, NA, NM, NP, NQ and NR.....    9.2    3.0    3.0    3.0    2.9
IN, NB, NT, NU, NV and NW.....   17.1    6.0    6.0    6.0    4.7
LZ............................   29.5   27.0   24.4    1.9    0.6
MA, MB, MC, MD, ME and TI.....   11.9    4.0    4.0    4.0    3.5
MZ............................   28.6   23.7   19.3    0.6    0.6
NY, QA, QB, QC, QD and UI.....   16.6    7.6    7.6    7.6    5.8
ON, XT, XU and XW.............   21.3   12.0    4.7    2.2    1.6
QZ............................   28.4   22.8   18.3    8.4    3.5
TZ............................   29.2   26.1   23.1    1.5    0.6
Group 5 Assets................   20.2   11.1    8.7    6.0    4.5

     Group 6

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   300%   450%   600%
                                 --    ----   ----   ----   ----
AK............................   14.8    7.7    3.9    3.1    2.5
AZ............................   26.1   22.4   11.8    4.4    0.2
BZ............................   24.0   17.7   11.0   10.7   15.0
Group 6 Assets................   18.0   10.3    4.7    3.2    2.3

     Group 7

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   130%   300%   600%
                                 --    ----   ----   ----   ----
BT, BU and JO.................   27.7   18.5   14.6    2.5    1.0
DI, OL, WG, WN, WP, WQ and
  WR..........................   24.9   18.2   18.2   18.2    9.4
EC, EL, EM, EN and GI.........   12.5   10.5    3.4    3.2    1.6
ED, EP, EQ, ER and IM.........    6.0    6.0    5.1    3.0    1.3
EG, EH, EJ, EK and HI.........    8.0    7.3    4.6    3.0    1.4
IY, OQ, TE, TJ, TK, TL and
  TM..........................   22.6   10.0   10.0   10.0    5.1
JI, WT, WU, WX and WY.........   16.6    6.4    6.4    6.4    3.6
MI, WC, WJ, WK, WL and WM.....   19.7    6.6    6.6    6.6    3.4
PZ............................   27.6   19.4   17.7    1.8    0.6
UA, UB, UC, UD, WB and WI.....   11.6    3.0    3.0    3.0    2.0
UZ............................   29.9   28.6   28.3    6.1    1.7
WZ............................   27.7   19.7   18.1    1.8    0.6
Group 7 Assets................   20.5   10.6    9.3    5.1    2.7

     Group 8

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   200%   300%   400%
                                 --    ----   ----   ----   ----
EA............................   13.5    6.7    6.6    7.6    6.1
EB............................   22.6   11.4    5.0    2.5    2.1
EZ............................   28.9   24.9   20.1    5.4    2.4
JZ............................   21.8   12.9   12.9   26.2   22.6
Group 8 Assets................   19.9   10.8    7.2    5.2    4.1

     Group 9

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    150%   181%   243%   400%
                                 --    ----   ----   ----   ----
NI and Group 9 Assets.........   13.9    7.1    7.0    5.5    1.7
PW............................   11.7    6.0    6.1    6.0    1.9
WH............................   20.3   10.2    9.6    3.8    1.2

     Group 10

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   205%   350%   500%
                                 --    ----   ----   ----   ----
CC** and YC...................   26.6   18.8    3.0    1.3    0.9
YD............................   27.7   22.9    6.0    1.9    1.3
YE............................   28.5   26.0   15.1    2.4    1.6
YX and Group 10 Assets........   27.3   21.6    6.8    1.7    1.2

     -------------------------
     ** The weighted average lives for the Retail Class apply to that Class as a whole. The weighted average lives of Retail Class Units will vary among different investors.

THE ASSETS

     We refer to the Group 1, 2, 3, 4, 5, 6, 7 and 8 Assets as the "PC ASSETS."

     - The Group 1, 4, 5, 7 and 8 Assets consist of Freddie Mac PCs with the following characteristics:

                            ORIGINAL TERM
GROUP   PRINCIPAL BALANCE    (IN YEARS)     INTEREST RATE
-----   -----------------   -------------   -------------
  1       $ 43,800,900           30             5.5%
  4        138,344,478           30              5.0
  5        915,680,660           30              5.0
  7        200,000,000           30              5.5
  8*       100,000,000           30              4.5

        -----------------------
        * The Group 8 Assets are backed by Relocation Mortgages. See General Information -- The Mortgages.

     - The Group 2, 3 and 6 Assets consist of Freddie Mac Stripped Giant Certificates with the following characteristics:

                                             WEIGHTED AVERAGE     PER ANNUM
                             ORIGINAL TERM      PER ANNUM       INTEREST RATE
GROUP*   PRINCIPAL BALANCE    (IN YEARS)      INTEREST RATE     OF RELATED PCS
------   -----------------   -------------   ----------------   --------------
  2        $100,000,000           30              7.5%              5.0%
  3         200,000,000           30               7.5               5.5
  6         217,687,000           30               5.0               6.0

        -----------------------
        * The Underwriter expects the Stripped Giant Certificates for Groups 2, 3 and 6 Assets to be from our Gold MACs (Modifiable And Combinable Securities), Series 232, 231 and 228, respectively.

     The Group 9 and 10 Assets (the "MULTICLASS ASSETS") consist of:

                                                  CLASS FACTOR
                   PERCENTAGE OF                   FOR MONTH
                   CLASS IN THIS    BALANCE IN     OF CLOSING                     PRINCIPAL/
GROUP    CLASS        SERIES        THIS SERIES       DATE       CLASS COUPON   INTEREST TYPE    FINAL PAYMENT DATE
-----  ----------  -------------    -----------   ------------   ------------   --------------   ------------------
9   {  2500-PE     14.5528632758%   $11,368,318    0.56841593        6.0%         PAC I/FIX          June 15, 2031
    {  2803-PC(1)  89.2018779343     22,658,062    0.97748329        6.0        SC/PAC I/FIX          May 15, 2034

10  {  2931-G      53.3333320000     13,333,333    1.00000000        (2)        TAC/INV/T/DLY     January 15, 2035
    {  2931-OL(2)  53.3333340000     26,666,667    1.00000000        (2)        TAC/FLT/T/DLY     January 15, 2035

---------------

(1) Backed by 2478-IB, PB, PC and PD, which are PAC and NTL(PAC) Classes, and by 30-year 6.0% PCs.
(2) MACR Class.

     The assets of this Series also include a $999.99 Retail Rounding Account, which we will use for principal payments on the Retail Class as described in Appendix IV to the Offering Circular.

     We have agreed to sell the Group 1 Assets to the Underwriter for inclusion in this Series.

     See General Information -- Structure of Transaction and Exhibits I, II and III.

     We will publish a Supplemental Statement applicable to this Series shortly after the Closing Date. The Supplemental Statement will contain a schedule of the Assets and other information. See Available Information.

MORTGAGE CHARACTERISTICS (AS OF SEPTEMBER 1, 2005)

     PC ASSETS -- ASSUMED MORTGAGE CHARACTERISTICS

                             REMAINING TERM                                    PER ANNUM
                              TO MATURITY       LOAN AGE       PER ANNUM     INTEREST RATE
GROUP   PRINCIPAL BALANCE     (IN MONTHS)      (IN MONTHS)   INTEREST RATE   OF RELATED PCS
-----   -----------------   ----------------   -----------   -------------   --------------
  1       $ 43,800,900            357               2            5.900%           5.5%
  2        100,000,000            356               3            5.685            5.0
  3        200,000,000            352               6            5.938            5.5
  4        138,344,478            350               8            5.450            5.0
  5        915,680,660            358               1            5.600            5.0
  6        217,687,000            336              19            6.396            6.0
  7        200,000,000            348              10            5.950            5.5
  8        100,000,000            354               6            5.400            4.5

     MULTICLASS ASSETS -- MORTGAGE CHARACTERISTICS

                  WEIGHTED AVERAGE
                   REMAINING TERM    WEIGHTED AVERAGE   WEIGHTED AVERAGE     PER ANNUM
                    TO MATURITY          LOAN AGE          PER ANNUM       INTEREST RATE
GROUP   SERIES      (IN MONTHS)        (IN MONTHS)       INTEREST RATE     OF RELATED PCS
-----  ---------  ----------------   ----------------   ----------------   --------------
    {    2500           314                 38               6.476%             6.0%
 9  {  2803/2478        315                 36               6.477              6.0
                                                                                5.0
 10      2931           347                 11               5.582

     The actual characteristics of the Mortgages differ from those shown, in some cases significantly.

     See General Information -- The Mortgages.

                                                                      APPENDIX A
                     AVAILABLE COMBINATIONS -- SERIES 3036

                    REMIC CERTIFICATES                                                 MACR CERTIFICATES
----------------------------------------------------------   ---------------------------------------------------------------------
                                               EXCHANGE      MACR        MAXIMUM           EXCHANGE                         CLASS
GROUP    REMIC CLASS     ORIGINAL BALANCE   PROPORTIONS(1)   CLASS   ORIGINAL BALANCE   PROPORTIONS(1)   PRINCIPAL TYPE(2)  COUPON
-----    -----------     ----------------   --------------   -----   ----------------   --------------   -----------------  ------
       COMBINATION 1
  2    FE                  $ 97,700,000         97.7%         HF       $100,000,000          100%               PT          (3)
       ZY                     2,300,000          2.3
       COMBINATION 2
  3    FM                  $198,000,000         99.0%         NF       $200,000,000          100%               PT          (3)
       ZP                     2,000,000          1.0
       COMBINATION 3
  5    VO                  $130,262,000         100%          ND       $130,262,000          100%              PAC I         5.0%
       YI                   130,262,000          (4)
       COMBINATION 4
  5    VO                  $130,262,000         100%          BA       $130,262,000          100%              PAC I         4.75%
       YI                   123,748,900          (4)
       COMBINATION 5
  5    VO                  $130,262,000         100%          BC       $130,262,000          100%              PAC I         4.5%
       YI                   117,235,800          (4)
       COMBINATION 6
  5    VO                  $130,262,000         100%          BD       $130,262,000          100%              PAC I         4.25%
       YI                   110,722,700          (4)
       COMBINATION 7
  5    VO                  $130,262,000         100%          BE       $130,262,000          100%              PAC I         4.0%
       YI                   104,209,600          (4)
       COMBINATION 8
  5    UO                  $ 65,251,000         100%          NE       $ 65,251,000          100%              PAC I         5.0%
       XI                    65,251,000          (4)
       COMBINATION 9
  5    UO                  $ 65,251,000         100%          BG       $ 65,251,000          100%              PAC I         4.75%
       XI                    61,988,450          (4)
       COMBINATION 10
  5    UO                  $ 65,251,000         100%          BH       $ 65,251,000          100%              PAC I         4.5%
       XI                    58,725,900          (4)
       COMBINATION 11
  5    UO                  $ 65,251,000         100%          BK       $ 65,251,000          100%              PAC I         4.25%
       XI                    55,463,350          (4)
       COMBINATION 12
  5    UO                  $ 65,251,000         100%          BL       $ 65,251,000          100%              PAC I         4.0%
       XI                    52,200,800          (4)
       COMBINATION 13
  5    NA                  $215,060,000     35.7992406020%    NY       $600,739,000           N/A              PAC I         5.0%
       NB                   117,085,000     19.4901612847     QA        600,739,000           N/A              PAC I         4.75
       NC                    73,081,000     12.1651832160     QB        600,739,000           N/A              PAC I         4.5
       ND(5)                130,262,000     21.6836263336     QC        600,739,000           N/A              PAC I         4.25
       NE(5)                 65,251,000     10.8617885637     QD        600,739,000           N/A              PAC I         4.0
                                                              UI        120,147,800           N/A           NTL(PAC I)       5.0
       COMBINATION 14
  5    NA                  $215,060,000         100%          IG       $ 43,012,000           N/A           NTL(PAC I)       5.0%
                                                              NM        215,060,000           N/A              PAC I         4.75
                                                              NP        215,060,000           N/A              PAC I         4.5
                                                              NQ        215,060,000           N/A              PAC I         4.25
                                                              NR        215,060,000           N/A              PAC I         4.0

                  MACR CERTIFICATES
-----  ----------------------------------------
       INTEREST     CUSIP
GROUP  TYPE(2)     NUMBER    FINAL PAYMENT DATE
-----  --------   ---------  ------------------

  2      FLT      31396A X 7 4    August 15, 2035

  3      FLT      31396A X X 7    August 15, 2035

  5      FIX      31396A X V 1       May 15, 2034

  5      FIX      31396A V T 8       May 15, 2034

  5      FIX      31396A V U 5       May 15, 2034

  5      FIX      31396A V V 3       May 15, 2034

  5      FIX      31396A V W 1       May 15, 2034

  5      FIX      31396A X W 9 September 15, 2035

  5      FIX      31396A V X 9 September 15, 2035

  5      FIX      31396A V Y 7 September 15, 2035

  5      FIX      31396A W 2 6 September 15, 2035

  5      FIX      31396A W 3 4 September 15, 2035

  5      FIX      31396A Y A 6 September 15, 2035
         FIX      31396A Y H 1 September 15, 2035
         FIX      31396A Y J 7 September 15, 2035
         FIX      31396A Y K 4 September 15, 2035
         FIX      31396A Y L 2 September 15, 2035
        FIX/IO    31396A Z F 4 September 15, 2035

  5     FIX/IO    31396A X A 7      July 15, 2024
         FIX      31396A X Z 2      July 15, 2024
         FIX      31396A Y 2 4      July 15, 2024
         FIX      31396A Y 3 2      July 15, 2024
         FIX      31396A Y 4 0      July 15, 2024

                    REMIC CERTIFICATES                                                 MACR CERTIFICATES
----------------------------------------------------------   ---------------------------------------------------------------------
                                               EXCHANGE      MACR        MAXIMUM           EXCHANGE                         CLASS
GROUP    REMIC CLASS     ORIGINAL BALANCE   PROPORTIONS(1)   CLASS   ORIGINAL BALANCE   PROPORTIONS(1)   PRINCIPAL TYPE(2)  COUPON
-----    -----------     ----------------   --------------   -----   ----------------   --------------   -----------------  ------
       COMBINATION 15
  5    NB                  $117,085,000         100%          IN       $ 23,417,000           N/A           NTL(PAC I)       5.0%
                                                              NT        117,085,000           N/A              PAC I         4.75
                                                              NU        117,085,000           N/A              PAC I         4.5
                                                              NV        117,085,000           N/A              PAC I         4.25
                                                              NW        117,085,000           N/A              PAC I         4.0
       COMBINATION 16
  5    NC                  $ 73,081,000         100%          GH       $ 73,081,000           N/A              PAC I         4.25%
                                                              GJ         73,081,000           N/A              PAC I         4.0
                                                              QE         73,081,000           N/A              PAC I         4.75
                                                              QG         73,081,000           N/A              PAC I         4.5
                                                              QI         14,616,200           N/A           NTL(PAC I)       5.0
       COMBINATION 17
  5    LZ                  $ 18,896,000     67.2383731274%    TZ       $ 28,103,000          100%               SUP          5.0%
       MZ                     9,207,000     32.7616268726
       COMBINATION 18
  5    NA                  $215,060,000     64.7488295774%    MA       $332,145,000           N/A              PAC I         5.0%
       NB                   117,085,000     35.2511704226     MB        332,145,000           N/A              PAC I         4.75
                                                              MC        332,145,000           N/A              PAC I         4.5
                                                              MD        332,145,000           N/A              PAC I         4.25
                                                              ME        332,145,000           N/A              PAC I         4.0
                                                              TI         66,429,000           N/A           NTL(PAC I)       5.0
       COMBINATION 19
  5    FQ                  $ 69,495,714         100%          AI       $ 69,495,714        (4)              NTL(PAC II)     (3)
                                                              AO         69,495,714          100%             PAC II         0.0
       COMBINATION 20
  5    SM                  $ 27,798,286         100%          BI       $ 27,798,286        (4)              NTL(PAC II)     (3)
                                                              BO         27,798,286          100%             PAC II         0.0
       COMBINATION 21
  5    FV                  $ 75,909,321         100%          CI       $ 75,909,321        (4)              NTL(TAC I)      (3)
                                                              CO         75,909,321          100%              TAC I         0.0
       COMBINATION 22
  5    SY                  $ 30,363,729         100%          EI       $ 30,363,729        (4)              NTL(TAC I)      (3)
                                                              EO         30,363,729          100%              TAC I         0.0
       COMBINATION 23
  5    AI(5)               $ 69,495,714          (4)          XB       $ 97,294,000          100%             PAC II         5.0%
       AO(5)                 69,495,714     71.4285711349%
       BI(5)                 27,798,286          (4)
       BO(5)                 27,798,286     28.5714288651
       COMBINATION 24
  5    AI(5)               $ 69,495,714          (4)          XN       $ 92,660,952          100%             PAC II         5.25%
       AO(5)                 66,186,394     71.4285711202%
       BI(5)                 27,798,286          (4)
       BO(5)                 26,474,558     28.5714288798
       COMBINATION 25
  5    AI(5)               $ 69,495,714          (4)          XP       $ 88,449,091          100%             PAC II         5.5%
       AO(5)                 63,177,922     71.4285712671%
       BI(5)                 27,798,286          (4)
       BO(5)                 25,271,169     28.5714287329
       COMBINATION 26
  5    AO(5)               $ 69,495,714     71.4285711349%    QO       $ 97,294,000          100%             PAC II         0.0%
       BO(5)                 27,798,286     28.5714288651

                  MACR CERTIFICATES
-----  ----------------------------------------
       INTEREST     CUSIP
GROUP  TYPE(2)     NUMBER    FINAL PAYMENT DATE
-----  --------   ---------  ------------------
  5     FIX/IO    31396A X C 3   January 15, 2029
         FIX      31396A Y 6 5   January 15, 2029
         FIX      31396A Y 7 3   January 15, 2029
         FIX      31396A Y 8 1   January 15, 2029
         FIX      31396A Y 9 9   January 15, 2029
  5      FIX      31396A X 4 1     March 15, 2031
         FIX      31396A X 6 6     March 15, 2031
         FIX      31396A Y M 0     March 15, 2031
         FIX      31396A Y N 8     March 15, 2031
        FIX/IO    31396A Y P 3     March 15, 2031
  5     FIX/Z     31396A Z A 5 September 15, 2035
  5      FIX      31396A X K 5   January 15, 2029
         FIX      31396A X L 3   January 15, 2029
         FIX      31396A X M 1   January 15, 2029
         FIX      31396A X N 9   January 15, 2029
         FIX      31396A X P 4   January 15, 2029
        FIX/IO    31396A Z 3 1   January 15, 2029
  5     FLT/IO    31396A V N 1       May 15, 2034
          PO      31396A V Q 4       May 15, 2034
  5    INV/IO/S   31396A V Z 4       May 15, 2034
          PO      31396A W 4 2       May 15, 2034
  5     FLT/IO    31396A W A 8      July 15, 2034
          PO      31396A W B 6      July 15, 2034
  5    INV/IO/S   31396A W L 4      July 15, 2034
          PO      31396A W S 9      July 15, 2034
  5      FIX      31396C 2 D 1       May 15, 2034
  5      FIX      31396C 2 G 4       May 15, 2034
  5      FIX      31396C 2 H 2       May 15, 2034
  5       PO      31396A Y Q 1       May 15, 2034

                    REMIC CERTIFICATES                                                 MACR CERTIFICATES
----------------------------------------------------------   ---------------------------------------------------------------------
                                               EXCHANGE      MACR        MAXIMUM           EXCHANGE                         CLASS
GROUP    REMIC CLASS     ORIGINAL BALANCE   PROPORTIONS(1)   CLASS   ORIGINAL BALANCE   PROPORTIONS(1)   PRINCIPAL TYPE(2)  COUPON
-----    -----------     ----------------   --------------   -----   ----------------   --------------   -----------------  ------
       COMBINATION 27
  5    CI(5)               $ 75,909,321          (4)          XC       $106,273,050          100%              TAC I         5.0%
       CO(5)                 75,909,321     71.4285710253%
       EI(5)                 30,363,729          (4)
       EO(5)                 30,363,729     28.5714289747
       COMBINATION 28
  5    CI(5)               $ 75,909,321          (4)          XQ       $101,212,429          100%              TAC I         5.25%
       CO(5)                 72,294,592     71.4285712874%
       EI(5)                 30,363,729          (4)
       EO(5)                 28,917,837     28.5714287126
       COMBINATION 29
  5    CI(5)               $ 75,909,321          (4)          XR       $ 96,611,864          100%              TAC I         5.5%
       CO(5)                 69,008,474     71.4285711328%
       EI(5)                 30,363,729          (4)
       EO(5)                 27,603,390     28.5714288672
       COMBINATION 30
  5    CO(5)               $ 75,909,321     71.4285710253%    OH       $106,273,050          100%              TAC I         0.0%
       EO(5)                 30,363,729     28.5714289747
       COMBINATION 31
  5    XB(5)               $ 97,294,000     47.7945718622%    XT       $203,567,050          100%              TAC I         5.0%
       XC(5)                106,273,050     52.2054281378
       COMBINATION 32
  5    XN(5)               $ 92,660,952     47.7945716540%    XU       $193,873,381          100%              TAC I         5.25%
       XQ(5)                101,212,429     52.2054283460
       COMBINATION 33
  5    XP(5)               $ 88,449,091     47.7945717939%    XW       $185,060,955          100%              TAC I         5.5%
       XR(5)                 96,611,864     52.2054282061
       COMBINATION 34
  5    AO(5)               $ 69,495,714     34.1389797612%    ON       $203,567,050          100%              TAC I         0.0%
       BO(5)                 27,798,286     13.6555921010
       CO(5)                 75,909,321     37.2895913165
       EO(5)                 30,363,729     14.9158368213
       COMBINATION 35
  7    UA                  $ 69,660,000         100%          UB       $ 69,660,000           N/A               PAC          5.25%
                                                              UC         69,660,000           N/A               PAC          5.0
                                                              UD         69,660,000           N/A               PAC          4.5
                                                              WB         69,660,000           N/A               PAC          4.75
                                                              WI         12,665,454           N/A            NTL(PAC)        5.5
       COMBINATION 36
  7    WC                  $ 14,198,000         100%          MI       $  2,581,454           N/A            NTL(PAC)        5.5%
                                                              WJ         14,198,000           N/A               PAC          5.25
                                                              WK         14,198,000           N/A               PAC          5.0
                                                              WL         14,198,000           N/A               PAC          4.75
                                                              WM         14,198,000           N/A               PAC          4.5
       COMBINATION 37
  7    IY                  $ 37,473,000          (4)          TE       $ 37,473,000          100%               PAC          5.5%
       OQ                    37,473,000         100%
       COMBINATION 38
  7    IY                  $ 35,769,682          (4)          TJ       $ 37,473,000          100%               PAC          5.25%
       OQ                    37,473,000         100%
       COMBINATION 39
  7    IY                  $ 34,066,364          (4)          TK       $ 37,473,000          100%               PAC          5.0%
       OQ                    37,473,000         100%

                  MACR CERTIFICATES
-----  ----------------------------------------
       INTEREST     CUSIP
GROUP  TYPE(2)     NUMBER    FINAL PAYMENT DATE
-----  --------   ---------  ------------------
  5      FIX      31396C 2 E 9      July 15, 2034
  5      FIX      31396C 2 J 8      July 15, 2034
  5      FIX      31396C 2 K 5      July 15, 2034
  5       PO      31396A Y B 4      July 15, 2034
  5      FIX      31396C 2 L 3      July 15, 2034
  5      FIX      31396C 2 M 1      July 15, 2034
  5      FIX      31396C 2 N 9      July 15, 2034
  5       PO      31396A Y D 0      July 15, 2034
  7      FIX      31396A Z C 1  November 15, 2028
         FIX      31396A Z D 9  November 15, 2028
         FIX      31396A Z E 7  November 15, 2028
         FIX      31396A Z K 3  November 15, 2028
        FIX/IO    31396A Z P 2  November 15, 2028
  7     FIX/IO    31396A X Q 2   October 15, 2030
         FIX      31396A Z Q 0   October 15, 2030
         FIX      31396A Z R 8   October 15, 2030
         FIX      31396A Z S 6   October 15, 2030
         FIX      31396A Z T 4   October 15, 2030
  7      FIX      31396A Z 2 3  December 15, 2034
  7      FIX      31396A Z 4 9  December 15, 2034
  7      FIX      31396A Z 5 6  December 15, 2034

                    REMIC CERTIFICATES                                                 MACR CERTIFICATES
----------------------------------------------------------   ---------------------------------------------------------------------
                                               EXCHANGE      MACR        MAXIMUM           EXCHANGE                         CLASS
GROUP    REMIC CLASS     ORIGINAL BALANCE   PROPORTIONS(1)   CLASS   ORIGINAL BALANCE   PROPORTIONS(1)   PRINCIPAL TYPE(2)  COUPON
-----    -----------     ----------------   --------------   -----   ----------------   --------------   -----------------  ------
       COMBINATION 40
  7    IY                  $ 32,363,045          (4)          TL       $ 37,473,000          100%               PAC          4.75%
       OQ                    37,473,000         100%
       COMBINATION 41
  7    IY                  $ 30,659,727          (4)          TM       $ 37,473,000          100%               PAC          4.5%
       OQ                    37,473,000         100%
       COMBINATION 42
  7    DI                  $  8,819,000          (4)          WG       $  8,819,000          100%               PAC          5.5%
       OL                     8,819,000         100%
       COMBINATION 43
  7    DI                  $  8,418,136          (4)          WN       $  8,819,000          100%               PAC          5.25%
       OL                     8,819,000         100%
       COMBINATION 44
  7    DI                  $  8,017,273          (4)          WP       $  8,819,000          100%               PAC          5.0%
       OL                     8,819,000         100%
       COMBINATION 45
  7    DI                  $  7,616,409          (4)          WQ       $  8,819,000          100%               PAC          4.75%
       OL                     8,819,000         100%
       COMBINATION 46
  7    DI                  $  7,215,545          (4)          WR       $  8,819,000          100%               PAC          4.5%
       OL                     8,819,000         100%
       COMBINATION 47
  7    TE(5)               $ 37,473,000     28.7921628890%    JI       $ 23,663,636           N/A            NTL(PAC)        5.5%
       UA                    69,660,000     53.5228582405     WT        130,150,000           N/A               PAC          5.25
       WC                    14,198,000     10.9089512101     WU        130,150,000           N/A               PAC          5.0
       WG(5)                  8,819,000      6.7760276604     WX        130,150,000           N/A               PAC          4.75
                                                              WY        130,150,000           N/A               PAC          4.5
       COMBINATION 48
  7    EC                  $ 11,200,064     30.3105276873%    EG       $ 36,951,069           N/A          SCH I/SCH II      5.75%
       ED                    25,751,005     69.6894723127     EH         36,951,069           N/A          SCH I/SCH II      5.5
                                                              EJ         36,951,069           N/A          SCH I/SCH II      5.25
                                                              EK         36,951,069           N/A          SCH I/SCH II      5.0
                                                              HI          5,038,782           N/A        NTL(SCH I/SCH II)   5.5
       COMBINATION 49
  7    EC                  $ 11,200,064         100%          EL       $ 11,200,064           N/A              SCH I         5.5%
                                                              EM         11,200,064           N/A              SCH I         5.25
                                                              EN         11,200,064           N/A              SCH I         5.0
                                                              GI          1,527,281           N/A           NTL(SCH I)       5.5
       COMBINATION 50
  7    ED                  $ 25,751,005         100%          EP       $ 25,751,005           N/A             SCH II         5.5%
                                                              EQ         25,751,005           N/A             SCH II         5.25
                                                              ER         25,751,005           N/A             SCH II         5.0
                                                              IM          3,511,500           N/A           NTL(SCH II)      5.5
       COMBINATION 51
  7    EC                  $ 11,200,064     16.7632897666%    BU       $ 66,813,043          100%               SUP          5.75%
       ED                    25,751,005     38.5418832069
       PZ                    29,461,972     44.0961385339
       UZ                       400,002      0.5986884926
       COMBINATION 52
  7    BU(5)               $ 66,813,043     95.6521732283%    BT       $ 69,850,000          100%               SUP          5.5%
       JO                     3,036,957      4.3478267717

                  MACR CERTIFICATES
-----  ----------------------------------------
       INTEREST     CUSIP
GROUP  TYPE(2)     NUMBER    FINAL PAYMENT DATE
-----  --------   ---------  ------------------
  7      FIX      31396A Z 6 4  December 15, 2034
  7      FIX      31396A Z 7 2  December 15, 2034
  7      FIX      31396A Z M 9 September 15, 2035
  7      FIX      31396A Z U 1 September 15, 2035
  7      FIX      31396A Z V 9 September 15, 2035
  7      FIX      31396A Z W 7 September 15, 2035
  7      FIX      31396A Z X 5 September 15, 2035
  7     FIX/IO    31396A X F 6 September 15, 2035
         FIX      31396A Z Y 3 September 15, 2035
         FIX      31396A Z Z 0 September 15, 2035
         FIX      31396C 2 A 7 September 15, 2035
         FIX      31396C 2 B 5 September 15, 2035
  7      FIX      31396A W J 9 September 15, 2035
         FIX      31396A W K 6 September 15, 2035
         FIX      31396A W M 2 September 15, 2035
         FIX      31396A W N 0 September 15, 2035
        FIX/IO    31396A X 8 2 September 15, 2035
  7      FIX      31396A W P 5 September 15, 2035
         FIX      31396A W Q 3 September 15, 2035
         FIX      31396A W R 1 September 15, 2035
        FIX/IO    31396A X 5 8 September 15, 2035
  7      FIX      31396A W T 7    August 15, 2035
         FIX      31396A W U 4    August 15, 2035
         FIX      31396A W V 2    August 15, 2035
        FIX/IO    31396A X B 5    August 15, 2035
  7      FIX      31396A W 6 7 September 15, 2035
  7      FIX      31396A W 5 9 September 15, 2035

                    REMIC CERTIFICATES                                                 MACR CERTIFICATES
----------------------------------------------------------   ---------------------------------------------------------------------
                                               EXCHANGE      MACR        MAXIMUM           EXCHANGE                         CLASS
GROUP    REMIC CLASS     ORIGINAL BALANCE   PROPORTIONS(1)   CLASS   ORIGINAL BALANCE   PROPORTIONS(1)   PRINCIPAL TYPE(2)  COUPON
-----    -----------     ----------------   --------------   -----   ----------------   --------------   -----------------  ------
       COMBINATION 53
  7    PZ                  $ 29,461,972     98.6604971259%    WZ       $ 29,861,974          100%               SUP          5.75%
       UZ                       400,002      1.3395028741

                  MACR CERTIFICATES
-----  ----------------------------------------
       INTEREST     CUSIP
GROUP  TYPE(2)     NUMBER    FINAL PAYMENT DATE
-----  --------   ---------  ------------------
  7     FIX/Z     31396C 2 C 3 September 15, 2035

---------------

(1) Exchange proportions are constant proportions of the original balances of the REMIC Classes or MACR Classes, as applicable. In accordance with the exchange proportions, you may exchange REMIC Certificates for MACR Certificates, and vice versa. The exchange proportions are not applicable to the MACR Classes designated by "N/A." See Appendix III to the Offering Circular for a description of "ratio-stripping" MACR Classes of this type.
(2) See Appendix II to the Offering Circular and Payments -- Categories of Classes.
(3) See Terms Sheet -- Interest.
(4) The original balance of each Notional Class being exchanged equals the applicable multiplier times the original balance of the related Class being exchanged.

COMBINATION  NOTIONAL CLASS   MULTIPLIER      RELATED CLASS
-----------  --------------  -------------    -------------
     3             YI             1.0              VO
     4             YI            19/20             VO
     5             YI            9/10              VO
     6             YI            17/20             VO
     7             YI             4/5              VO
     8             XI             1.0              UO
     9             XI            19/20             UO
    10             XI            9/10              UO
    11             XI            17/20             UO
    12             XI             4/5              UO
 19 and 23         AI             1.0              AO
 20 and 23         BI             1.0              BO
 21 and 27         CI             1.0              CO
 22 and 27         EI             1.0              EO
    24             AI            21/20             AO
    24             BI            21/20             BO
    25             AI            11/10             AO
    25             BI            11/10             BO
    28             CI            21/20             CO
    28             EI            21/20             EO
    29             CI            11/10             CO
    29             EI            11/10             EO
    37             IY             1.0              OQ
    38             IY            21/22             OQ
    39             IY            10/11             OQ
    40             IY            19/22             OQ
    41             IY            9/11              OQ
    42             DI             1.0              OL
    43             DI            21/22             OL
    44             DI            10/11             OL
    45             DI            19/22             OL
    46             DI            9/11              OL

(5) MACR Class.

                                                              (Freddie Mac Logo)


                                  FREDDIE MAC
                            MULTICLASS CERTIFICATES

       REMIC CERTIFICATES                               MACR CERTIFICATES

                                THE CERTIFICATES

Freddie Mac issues and guarantees Multiclass Certificates, including REMIC Certificates and MACR Certificates. The Certificates are securities that represent interests in pools of assets that are backed by residential mortgages.

REMIC Certificates include:

        - Multiclass PCs, which receive their payments from Freddie Mac PCs.

        - Multiclass Securities, which receive their payments from GNMA Certificates.

MACR Certificates receive their payments from related REMIC Certificates.

                            FREDDIE MAC'S GUARANTEE

We guarantee the payment of interest and principal on the Certificates as described in this Offering Circular. We alone are responsible for making payments on our guarantee. Principal and interest payments on the Certificates are not guaranteed by and are not debts or obligations of the United States or any federal agency or instrumentality other than Freddie Mac.

          FREDDIE MAC WILL PROVIDE MORE INFORMATION FOR EACH OFFERING

This Offering Circular describes the general characteristics of the Certificates. For each offering, we prepare an offering circular supplement. The supplement will describe more specifically the particular Certificates included in that offering.

                    TAX STATUS AND SECURITIES LAW EXEMPTIONS

The Certificates are not tax-exempt. Because of applicable securities law exemptions, we have not registered the Certificates with any federal or state securities commission. No securities commission has reviewed this Offering Circular.

THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR YOU. YOU SHOULD CONSIDER CAREFULLY THE RISKS OF INVESTING IN THEM. THE RISK FACTORS SECTION ON PAGES 7 AND 8 HIGHLIGHTS SOME OF THESE RISKS.

                      OFFERING CIRCULAR DATED JUNE 1, 2003

     If you intend to purchase Certificates, you should rely only on the information in this Offering Circular and in the related offering circular supplement ("SUPPLEMENT"), including the information in any disclosure documents that we incorporate by reference. We have not authorized anyone to provide you with different information.

     This Offering Circular, the related Supplement and any incorporated documents may not be correct after their dates.

     We are not offering the Certificates in any jurisdiction that prohibits their offer.

                               TABLE OF CONTENTS

            DESCRIPTION              PAGE
            -----------              ----
Freddie Mac........................      3
Additional Information.............      3
Summary............................      4
Risk Factors.......................      7
Description of Certificates........      9
     REMIC Pool Structures.........      9
     REMIC Pool Assets.............     10
     Payments......................     13
     Form, Holders and Payment
        Procedures.................     18
MACR Certificates..................     20
Prepayment, Yield and Suitability
  Considerations...................     21
     Prepayments...................     21
     Yields........................     22
     Suitability...................     25
     Tabular Information in
        Supplements................     26
The Agreement......................     27
     Transfer of Assets to REMIC
        Pool.......................     28
     Various Matters Regarding
        Freddie Mac................     28
     Events of Default.............     29
     Rights Upon Event of
        Default....................     29
     Voting Under Any Underlying
        Agreement..................     29
     Amendment.....................     30
     Governing Law.................     30
Certain Federal Income Tax
  Consequences.....................     30
     General.......................     30
     REMIC Election................     30

            DESCRIPTION              PAGE
            -----------              ----
     Status of REMIC
        Certificates...............     30
     Taxation of Regular Classes...     31
     Taxation of Residual
        Classes....................     35
     Sale or Exchange of REMIC
        Certificates...............     38
     Transfers of Interests in a
        Residual Class.............     38
     Treatment of Servicing
        Compensation...............     41
     Taxation of MACR Classes......     41
     Exchanges of MACR Classes and
        Regular Classes............     43
     Taxation of Certain Foreign
        Investors..................     43
     Backup Withholding............     44
     Reporting and Administrative
        Matters....................     44
ERISA Considerations...............     45
Legal Investment Considerations....     45
Plan of Distribution...............     46
Increase in Size...................     46
Appendix I -- Index of Terms.......    I-1
Appendix II -- Standard Definitions
  and Abbreviations for Classes....   II-1
Appendix III -- MACR Certificate
  Exchanges........................  III-1
Appendix IV -- Retail Class
  Principal Payments...............   IV-1
Appendix V -- Interest Rate
  Indices..........................    V-1
Appendix VI -- Guaranteed Maturity
  and Call Classes; Redemption and
  Exchange Procedures..............   VI-1

                            ------------------------

     Appendix I shows the page numbers where definitions of capitalized terms appear. Appendix II contains our standard definitions and abbreviations for various types of Certificates.
                            ------------------------

                                  FREDDIE MAC

     Freddie Mac was chartered in 1970 under the Federal Home Loan Mortgage Corporation Act (the "FREDDIE MAC ACT"). Freddie Mac's statutory purposes are:

     - To provide stability in the secondary market for residential mortgages.

     - To respond appropriately to the private capital markets.

     - To provide ongoing assistance to the secondary market for residential mortgages, including mortgages on housing for low- and moderate-income families.

     - To promote access to mortgage credit throughout the United States (including central cities, rural areas and underserved areas) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for residential mortgage financing.

     We fulfill these statutory purposes by purchasing residential mortgages and mortgage-related securities from mortgage lenders, other mortgage sellers and securities dealers. We finance our purchases by issuing guaranteed mortgage securities, debt securities, other liabilities and equity capital.

                             ADDITIONAL INFORMATION

     We prepare an annual Information Statement that describes our business and operations and contains our audited financial statements. We prepare quarterly Information Statement Supplements that include unaudited financial data and other information concerning our business and operations.

     We  also  prepare  offering   circulars  for  our  Mortgage   Participation
Certificates (the "PC OFFERING CIRCULAR") and our Giant, Stripped Giant and Callable Pass-Through Certificates (the "GIANT OFFERING CIRCULAR").

     You can obtain any of these documents, as well as the disclosure documents and current information for any securities we issue, from:

                         FREDDIE MAC - INVESTOR INQUIRY
                       1551 PARK RUN DRIVE, MAILSTOP D5B
                          MCLEAN, VIRGINIA 22102-3110
                           TELEPHONE: 1-800-336-FMPC
                  (571-382-4000 WITHIN WASHINGTON, D.C. AREA)
                    E-MAIL: INVESTOR_INQUIRY@FREDDIEMAC.COM
                 INTERNET WEB-SITE: HTTP://WWW.FREDDIEMAC.COM*

---------------
* We are providing this Internet address solely for the information of prospective investors. We do not intend this Internet address to be an active link and are not using reference to this address to incorporate additional information into this Offering Circular or any Offering Circular Supplement.

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION ABOUT THE CERTIFICATES. BEFORE BUYING CERTIFICATES, YOU SHOULD READ THE REMAINDER OF THIS OFFERING CIRCULAR AND THE SUPPLEMENT FOR THE PARTICULAR OFFERING. YOU SHOULD RELY ON THE INFORMATION IN THE SUPPLEMENT IF IT IS DIFFERENT FROM THE INFORMATION IN THIS OFFERING CIRCULAR.

ISSUER AND GUARANTOR.......  Federal Home Loan Mortgage Corporation, or "FREDDIE
                               MAC," a shareholder-owned government-sponsored enterprise.

REMIC CERTIFICATES.........  "REMIC CERTIFICATES" represent beneficial ownership interests in "REMIC POOLS," which are pools of assets that we form. We issue REMIC Certificates in series ("SERIES"), each consisting of two or more "REMIC CLASSES."

                             "MULTICLASS  PCS"  are  REMIC  Certificates  backed
                               directly or indirectly by Freddie Mac PCs. "MULTICLASS SECURITIES" are REMIC Certificates backed directly or indirectly by GNMA Certificates.

MACR CERTIFICATES..........  Some Series  include  Classes ("MACR  CLASSES")  of
                               Modifiable and Combinable REMIC Certificates ("MACR CERTIFICATES"). In a Series with MACR Classes, the Holders of specified REMIC Classes can exchange all or part of those Classes for proportionate interests in related MACR Classes and vice versa. The MACR Classes receive payments from their related REMIC Classes.

                             Appendix  III  describes   MACR  Certificates   and
                               exchange procedures and fees.

"CERTIFICATES" AND
  "CLASSES"................  In  this Offering Circular and related Supplements, we use the term "CERTIFICATES" to include REMIC Certificates and MACR Certificates, and the term "CLASSES" to include REMIC Classes and MACR Classes.

ASSETS AND MORTGAGES.......  The  assets  in  each  REMIC  Pool  (the  "ASSETS")
                               include Freddie Mac PCs, GNMA Certificates or other securities we have created or acquired. The Assets are backed by residential mortgages that we have purchased (the "MORTGAGES"). The Mortgages may be secured by single-family or multifamily residential properties, and may have either fixed or adjustable interest rates.

PAYMENTS...................  We  pay  principal  and  interest  due  on  a Class monthly on the applicable Payment Date. Payment Dates fall on or about:

                             -  The 15th  of each  month, for  Classes backed by
                               PCs.

                             - The 17th  or 20th of  each month, as  applicable,
                               for Classes backed by GNMA Certificates.

  - INTEREST...............  We pay interest on each Class at its applicable per annum interest rate ("CLASS COUPON"). Interest payable on a Payment Date accrues during the monthly periods specified in the related Supplement. However, interest on Accrual Classes and Partial Accrual Classes is paid only to the extent described in the related Supplements. Principal Only Classes have a Class Coupon of 0% and do not receive interest.

  - PRINCIPAL..............  We pay principal on the Certificates of each Series on each Payment Date as described in the related Supplement. The Holders of any Class that receives principal payments receive those payments on a pro rata basis, subject to any special allocation procedures that may apply to Retail Classes.

                             Notional  Classes receive interest payments but not
                               principal payments. They have notional principal amounts on which we calculate their interest.

RETAIL CLASSES.............  Some  Series  include  Retail  Classes,  which  are designed primarily for individual investors. We typically issue and pay Retail Classes in $1,000 increments, or "RETAIL CLASS UNITS." Appendix IV describes principal payments on most Retail Classes.

GMC CLASSES................  Some Series include Guaranteed Maturity Classes and related Call Classes. Guaranteed Maturity Classes have a Final Payment Date earlier than the latest date by which these Classes could be retired by payment on their underlying Assets. Appendix VI describes Guaranteed Maturity Classes, Call Classes and redemption and exchange procedures for these Classes.

REMIC ELECTION AND TAX
  STATUS OF THE
  CERTIFICATES.............  We will elect to  treat each REMIC  Pool as a  real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986 (the "CODE"). "REGULAR CLASSES" constitute "regular interests" in their related REMIC Pools and each "RESIDUAL CLASS" constitutes the "residual interest" in its related REMIC Pool.

                             In general,  Regular  Classes  are  taxed  as  debt
                               instruments,   but  Residual   Classes  are  not.
                               Special tax rules apply to Residual Classes. These rules often impose tax liabilities on Residual Classes that exceed any payments they receive. You should not purchase a Residual Class before consulting your tax advisor.

                             The  arrangements  under  which  MACR  Classes  are
                               created ("MACR POOLS") will be classified as grantor trusts for federal income tax purposes.

FORM OF CERTIFICATES.......  Each  Supplement  will  specify  the  form  of  the
                               Certificates offered by that Supplement.

                             - Non-Retail Regular and MACR Classes in most cases
                               are issued, held and transferable on the book-entry system of the Federal Reserve Banks (the "FED SYSTEM").

                             - Retail Classes  and some other  Regular and  MACR
                               Classes are issued, held and transferable on the book-entry system (the "DTC SYSTEM") of The Depository Trust Company or its successor ("DTC").

                             - We issue some Classes, including all Residual and
                               Call Classes, in registered certificated form. They are transferable at our office, in our capacity as registrar, or at the office of any successor registrar we designate (the "REGISTRAR"). You may contact Freddie Mac as Registrar through our Investor Inquiry Department or at:

                                     Freddie Mac -- Office of Registrar
                                         1551 Park Run Drive, MS D5B
                                              McLean, VA 22102

HOLDERS....................  As  an  investor  in  Certificates,  you  are   not
                               necessarily the Holder of those Certificates. You ordinarily must hold your Certificates through one or more financial intermediaries. You may exercise your rights as an investor only through the Holder of your Certificates, and we may treat the Holder as the absolute owner of your Certificates. The term "HOLDER" means:

                             -  For a Class  held on the  Fed System, any entity
                               that appears on the records of a Federal Reserve Bank as a holder of that Class.

                             -  For a Class  held on the DTC  System, DTC or its
                               nominee.

                             -  For  a   certificated  Class,   any  entity   or
                               individual that appears on the records of the Registrar as a registered holder of that Class.

                                  RISK FACTORS

     Although we guarantee the payments on the Certificates, and so bear the associated credit risk, as an investor you will bear the other risks of owning mortgage securities. This section highlights some of these risks. Prepayment, Yield and Suitability Considerations discusses them in more detail.

     THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR YOU. The Certificates are complex securities. You need to understand the risks of your investment, and you need to be able to analyze the information in the related offering documents as well as the economic and other factors that may affect your investment. If you require a definite payment stream, or a single payment on a specific date, the Certificates are not suitable investments for you. If you purchase Certificates, you need to have enough financial resources to bear all of the risks related to your Certificates.

     PRINCIPAL PAYMENT RATES ARE UNCERTAIN. Principal payment rates on the Certificates will depend on the rates of principal payments on the underlying Mortgages. Mortgage principal payments include scheduled payments and prepayments. Prepayment rates fluctuate continuously and (in some market conditions) substantially. In general, prepayments tend to increase when current interest rates decline, as more borrowers choose to refinance their existing mortgages. As current interest rates increase, refinancings and prepayments generally decline.

     PREPAYMENTS CAN REDUCE YOUR YIELD. Your yield on a Class of Certificates will depend on its price, the rate of prepayments on its underlying Mortgages and the actual characteristics of those Mortgages. The Mortgages may be prepaid at any time, in most cases without penalty. The yield on your Class could be lower than you expect if:

     - You buy your Class at a discount to its principal amount and principal payments are slower than you expect.

     - You buy your Class at a premium over its principal amount and principal payments are faster than you expect.

If you buy an Interest Only Class or any other Class at a significant premium and prepayments are fast, you may not even recover your investment.

     CALLABLE CLASSES ARE SUBJECT TO REDEMPTION RISKS. If you own a Callable Class, a redemption of the underlying Assets will be similar in its principal payment effect to a full prepayment of all the related Mortgages. After a Callable Class becomes redeemable, its value is not likely to exceed, and may be lower than, its redemption price.

     REINVESTMENT OF PRINCIPAL PAYMENTS MAY PRODUCE LOWER YIELDS. Mortgages tend to prepay fastest when current interest rates are low. When you receive principal payments in a low interest rate environment, you may not be able to reinvest them in comparable securities with as high a yield as your Certificates.

     INDEX LEVELS CAN REDUCE YOUR YIELD IF YOU OWN A FLOATING RATE OR INVERSE FLOATING RATE CLASS. The yield on your Class could be lower than you expect if:

        - You own a Floating Rate Class and the levels of the applicable Index are lower than you expect.

        - You own an Inverse Floating Rate Class and the levels of the applicable Index are higher than you expect.

If you buy an Interest Only Floating Rate Class, you may not even recover your investment if the level of the applicable Index is low or prepayments are fast. If you buy an Interest Only Inverse Floating Rate Class, you may not even recover your investment if the level of the applicable Index is high or prepayments are fast.

     CLASSES THAT SUPPORT OTHER CLASSES ARE MORE SENSITIVE TO PREPAYMENT RATES. If you own a Class, such as a Support Class, that supports the principal payment stability of other Classes, your Class is likely to be more sensitive to prepayment rates than are any Classes it supports. You may not receive principal payments on your Class for extended periods of time, and you may receive principal payments that change significantly from period to period. The same may be true if the Assets underlying your Certificates include a previously issued Class that supports other Classes in its own Series.

     CLASSES MAY NOT ADHERE TO THEIR PRINCIPAL PAYMENT SCHEDULES. If you own a Class, such as a PAC, TAC or Scheduled Class, that was structured to receive principal payments in accordance with a schedule, we cannot assure you that your Class will adhere to that schedule. Your Class will become more sensitive to Mortgage prepayments after its own supporting Classes are retired. Moreover, your Class may support other Classes. The same may be true if the Assets underlying your Certificates include a previously issued Class that was structured to receive principal payments in accordance with a schedule in its own Series.

     THE CERTIFICATES ARE SUBJECT TO MARKET RISKS. The market value of your Certificates will vary over time, primarily in response to changes in prevailing interest rates. If you sell your Certificates when their market value is low, you may experience significant losses. A secondary market for some Certificates may not develop. Even if a market does develop, it may not be liquid enough to allow you to sell your Certificates easily or at your desired price. Moreover, you may not be able to sell very small or very large amounts of Certificates at prices available to other investors.

     YOUR ABILITY TO EXCHANGE REMIC CERTIFICATES AND MACR CERTIFICATES MAY BE LIMITED. You must own the right Classes in the right proportions to enter into an exchange involving MACR Certificates. If you do not own the right Classes, you may not be able to obtain them because:

        - The owner of a Class that you need for an exchange may refuse or be unable to sell that Class to you at a reasonable price or at any price.

        - Some Classes may be unavailable because they have been placed into other financial structures, including other REMIC Pools.

        - Principal payments and prepayments over time will decrease the amounts available for exchange.

     YOU MAY NOT BE ALLOWED TO BUY SOME CERTIFICATES. If you are subject to legal investment laws and regulations or to review by regulatory authorities, you may not be allowed to invest in some types of Certificates or in Certificates generally. See Legal Investment Considerations.

                          DESCRIPTION OF CERTIFICATES

REMIC POOL STRUCTURES

     Each Series may be either a "SINGLE-TIER SERIES" or a "DOUBLE-TIER SERIES."

     The REMIC Certificates of a Single-Tier Series represent beneficial ownership interests in a single REMIC Pool. The REMIC Certificates of a Double-Tier Series represent beneficial ownership interests in an "UPPER-TIER REMIC POOL" and one or more "LOWER-TIER REMIC POOLS."

     In a Double-Tier Series:

        - The Classes issued from each Lower-Tier REMIC Pool (the "LOWER-TIER CLASSES") represent beneficial ownership interests in that Pool.

        - One or more Lower-Tier Classes are included in the Upper-Tier REMIC Pool, where they will constitute the "MORTGAGE SECURITIES" of that Pool.

        - The Classes issued from the Upper-Tier REMIC Pool (the "UPPER-TIER CLASSES") represent beneficial ownership interests in that Pool.

The REMIC Certificates offered in a Double-Tier Series usually include all of the Upper-Tier Classes plus the Residual Class of each Lower-Tier REMIC Pool.

     The following diagrams illustrate the structures for typical Single-Tier and Double-Tier Series. Any particular Series may have a different structure, as described in the related Supplement. Double-Tier Series sometimes include more than one Lower-Tier REMIC Pool. Series with Guaranteed Maturity Classes include additional REMIC Pools, as described in the related Supplements.

                 SINGLE-TIER
       ------------------------------
        HOLDERS OF REMIC CERTIFICATES
       ------------------------------
Regular Classes             Residual Class

       ------------------------------
                 REMIC POOL
       ------------------------------

       ------------------------------
            ASSETS (E.G., PCS OR
             GNMA CERTIFICATES)
       ------------------------------

       ------------------------------
                  MORTGAGES
       ------------------------------

                                                                        DOUBLE-TIER
                                                            ------------------------------------
                                                                HOLDERS OF REMIC CERTIFICATES
                                                            ------------------------------------
                                                  Regular Classes of        Residual Class of         Residual Class of
                                                Upper-Tier REMIC Pool     Upper-Tier REMIC Pool     Lower-Tier REMIC Pool
                                                                        ------------------------
                                                                         UPPER-TIER REMIC POOL
                                                                        ------------------------
                                                                          Mortgage Securities
                                                                         (Regular Interests in
                                                                         Lower-Tier REMIC Pool)
                                                                        ------------------------
                                                                         LOWER-TIER REMIC POOL
                                                                        ------------------------

                                                                        ------------------------
                                                                          ASSETS (E.G., PCS OR
                                                                           GNMA CERTIFICATES)
                                                                        ------------------------

                                                                        ------------------------
                                                                               MORTGAGES
                                                                        ------------------------

     The Classes of Certificates fall into different descriptive categories. Each Supplement will identify the categories applicable to each Class by using standard abbreviations. These abbreviations and their definitions appear in Appendix II.

REMIC POOL ASSETS

  GENERAL

     Each REMIC Pool includes any one or more of the following Assets:

        - PCs, including Freddie Mac Mortgage Participation Certificates and Freddie Mac Giant PCs.

        - GNMA-Related Securities, including GNMA Certificates and Freddie Mac Giant Securities.

        - Previously issued REMIC or MACR Classes.

        - Freddie Mac Stripped Giant Certificates.

        - A Callable Class of a Series of Freddie Mac Callable Pass-Through Certificates ("CPCS").

        - Any other types of securities that are eligible for inclusion in a REMIC and that receive payments from PCs or GNMA Certificates.

Each REMIC Pool may also include cash or other eligible assets. See The Agreement -- Transfer of Assets to REMIC Pool. In Series with Retail Classes, REMIC Pools usually include non-interest bearing cash deposits in amounts specified in the related Supplement ("RETAIL ROUNDING ACCOUNTS") to be applied as described in Appendix IV.

     In any Series, the underlying Assets may be divided into two or more groups ("ASSET GROUPS"). The Supplement for each Series will contain more specific information regarding the Assets for the Series.

     The remainder of this section describes the general characteristics of  PCs
and   GNMA-Related  Certificates,   which  directly   or  indirectly   back  all
Certificates.

  PCS

     "PCS" include Freddie Mac Mortgage Participation Certificates and Freddie Mac Giant PCs. Our PC Offering Circular and Giant Offering Circular describe the characteristics of the various types of PCs. Supplements for Certificates backed by PCs will incorporate by reference the current PC and Giant Offering Circulars.

     Mortgage Participation Certificates

     Mortgage Participation Certificates are single-class securities, guaranteed by us, that represent undivided interests in pools of Mortgages. Nearly all Mortgages that back Mortgage Participation Certificates are conventional mortgages, which means that neither the United States nor any federal agency or instrumentality guarantees or insures them.

     If the underlying Mortgages have fixed rates of interest, the Mortgage Participation Certificates may be either "GOLD PCS" or "ORIGINAL PCS." If the underlying Mortgages have adjustable rates of interest ("ARMS"), the related Mortgage Participation Certificates are called "ARM PCS."

     For Gold PCs, there is a delay of approximately 45 days between the time interest begins to accrue and the time the investor receives the interest payment. This time period is a "PAYMENT DELAY." Original PCs and ARM PCs have a Payment Delay of approximately 75 days.

     Giant PCs

     "GIANT PCS" are Freddie Mac Giant Certificates that represent pass-through interests in Mortgage Participation Certificates. Giant PCs have names -- "GOLD GIANT PCS," "ORIGINAL GIANT PCS" and "ARM GIANT PCS" -- that identify their underlying assets and the applicable Payment Delay.

     Non-Standard Mortgages

     Some PCs represent interests in special types of Mortgages, such as relocation mortgages, cooperative share mortgages, extended buydown mortgages, biweekly mortgages, newly originated assumable mortgages or prepayment protection mortgages. These types of mortgages may prepay differently than standard mortgages. If any one of these types of PCs represents more than 10%, or if any two or more of them represent more than 15%, of the original principal balance of a REMIC Pool, the applicable Supplement will say so.

  GNMA-RELATED SECURITIES

     "GNMA-RELATED SECURITIES" may be either GNMA Certificates or Freddie Mac Giant Securities.

     GNMA Certificates

     "GNMA CERTIFICATES" are mortgage-backed securities that the Government National Mortgage Association ("GNMA") guarantees. GNMA is a corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). GNMA guarantees the timely payment of principal and interest on certificates that are backed by pools of mortgages insured or guaranteed by the Federal Housing Administration, the Department of Veterans Affairs, the Rural Housing Service or HUD.

     Investors in GNMA Certificates receive monthly payments of interest and scheduled principal, even if the borrowers on the underlying mortgages have not made their monthly payments. GNMA's guarantee obligations, unlike Freddie Mac's, are backed by the full faith and credit of the United States.

     Mortgage banking companies and other financial concerns approved by GNMA issue and service GNMA Certificates. GNMA guarantees securities under its GNMA I program ("GNMA I CERTIFICATES") and GNMA II program ("GNMA II CERTIFICATES"). Holders of GNMA I Certificates and GNMA II Certificates have substantially similar rights, although a few differences do exist.

     Under the GNMA I program, a single GNMA issuer assembles a pool of mortgages and issues and markets GNMA I Certificates that are backed by that pool. The origination date of mortgages in the pool must be within two years of the date that the related GNMA I Certificates are issued. All mortgages underlying a particular GNMA I Certificate must be of the same type (for example, all single-family, level payment mortgages) and have the same fixed interest rate. The pass-through rate on each GNMA I Certificate is 50 basis points less than the interest rate on the mortgages included in the pool. Holders of GNMA I Certificates receive payments on or about the 15th of each month. GNMA I Certificates have a Payment Delay of approximately 45 days.

     Under the GNMA II program, a pool may consist of mortgages submitted by more than one GNMA issuer. The resulting pool backs a single issue of GNMA II Certificates, which each participating issuer markets to the extent that it contributed mortgages to the pool. Each GNMA II Certificate issued from a multiple issuer pool, however, represents an interest in the entire pool, not just in mortgages contributed to the pool by a particular GNMA issuer. GNMA II Certificates also may be backed by a custom pool of fixed-rate mortgages formed by a single issuer. Holders of GNMA II Certificates receive payments on or about the 20th of each month. GNMA II Certificates have a Payment Delay of approximately 50 days.

     Each GNMA II Certificate pool consists entirely of fixed-rate mortgages or entirely of ARMs. Fixed-rate mortgages underlying any particular GNMA II Certificate must be of the same type, but may have annual interest rates that vary from each other by up to 100 basis points. The pass-through rate on each fixed-rate GNMA II Certificate will be 50 to 150 basis points less than the annual interest rate on any mortgage included in the pool.

     ARMs underlying any particular GNMA II Certificate will have interest rates that adjust annually based on the one-year Treasury index. GNMA pooling specifications require that all ARMs in a given pool have an identical first adjustment date, annual adjustment date, index reference date and means of adjustment. All of the ARMs underlying a particular GNMA II Certificate must have interest rates that are 50 to 150 basis points above the interest rate of the GNMA II Certificate. In addition, the mortgage margin for any given ARM must be 50 to 150 basis points greater than the margin for the related GNMA II Certificate. The ARMs and GNMA II Certificates have an annual adjustment cap of +/-1% and lifetime cap of +/-5% above or below the initial interest rate. Thirty days after each annual adjustment date, the payment amount of an ARM resets so that its remaining principal balance would fully amortize in equal monthly payments over its remaining term to maturity, assuming its interest rate were to remain constant at the new rate.

     Under its "Platinum" program, GNMA guarantees certificates that represent pass-through interests in pools of GNMA I Certificates or GNMA II Certificates. The terms "GNMA I Certificates" and "GNMA II Certificates" include certificates guaranteed under the Platinum program.

     Giant Securities

     "GIANT SECURITIES" are Freddie Mac Giant Certificates that represent pass-through interests in GNMA Certificates. Our Giant Offering Circular describes the characteristics of Giant Securities. Supplements for Certificates backed by GNMA-Related Securities will incorporate by reference the current Giant Offering Circular.

PAYMENTS

  CLASS FACTORS

     General

     For each month, we calculate and make available (including on our Internet Web-Site) the Class Factor for each Class of Certificates having a principal amount.

     The "CLASS FACTOR" for any Class for any month is a truncated eight-digit decimal that, when multiplied by the original principal amount of a Certificate of that Class, will equal its remaining principal amount. The Class Factor for any month reflects payments of principal (or, in the case of Accrual and Partial Accrual Classes, additions to principal) to be made on the Payment Date:

        -   In  the  same  month,  for  Classes  backed  by  Gold  PCs  or  GNMA
          Certificates.

        - In the following month, for Classes backed by Original PCs or ARM PCs.

     Class Factors will be available on or about:

        - The fifth business day of each month, for Classes backed by PCs.

        - The tenth business day of each month, for Classes backed by GNMA Certificates.

     A Class Factor for a Notional Class reflects the remaining notional principal amount of a Certificate of that Class in the same manner. The Class Factor for a Retail Class applies to that Class as a whole, not to individual Retail Class Units, and disregards any rounding of principal payments.

     For Component Classes, we also make available "COMPONENT FACTORS" for each Component. The Component Factor for a Component is analogous to the Class Factor for a Class. You can obtain Component Factors from our Investor Inquiry Department.

     We calculate the Class Factors for MACR Classes and REMIC Classes that are exchangeable for MACR Classes assuming that the maximum possible amount of each Class is outstanding at all times, without regard to any exchanges that may occur.

     The Class Factor for each Class for the month of its issuance is 1.00000000.

     Class Factors for Multiclass Securities

     We calculate Class Factors for Multiclass Securities and related MACR Classes by using GNMA Certificate factors reported each month. Currently, the reported factors that we use are preliminary and subject to revision. In addition, there may not be reported factors for some GNMA Certificates. If a factor has not been reported, we will estimate it on the basis of assumed
Mortgage amortization schedules. Our estimate will reflect payment factor information previously reported and estimated subsequent scheduled amortization (but not prepayments) on the related Mortgages.

     Because GNMA factors may be preliminary, and we must estimate factors when reported factors are not available, there may be variances between the principal payments we receive on the GNMA Certificates in any month and the amounts we pay on the related Certificates, as reflected by their Class Factors for that month. However, the Class Factors for any month will reconcile any variances that occurred in the preceding month. Our determination of the Class Factors in the manner described above will be final.

  PAYMENT DATES

     We make payments to the Holders of Certificates on each applicable Payment Date. A "PAYMENT DATE" is:

        - For Classes backed by PCs, the 15th of each month or, if the 15th is not a Business Day, the next Business Day.

        - For Classes backed entirely by GNMA I Certificates, the 17th of each month or, if the 17th is not a Business Day, the next Business Day.

        - For Classes backed entirely or partly by GNMA II Certificates, the 20th of each month or, if the 20th is not a Business Day, the next Business Day.

     For this purpose, "BUSINESS DAY" means a day other than:

        - A Saturday or Sunday.

        - A day when the offices of the federal government in the District of Columbia generally are closed.

        - A day when Freddie Mac is closed.

        - For Classes on the Fed System, a day when the Federal Reserve Bank of New York (or other agent acting as Freddie Mac's fiscal agent) is closed or, as to any Holder, a day when the Federal Reserve Bank that maintains the Holder's account is closed.

        - For Classes on the DTC System, a day when DTC is closed.

  PAYMENTS OF PRINCIPAL

     On each Payment Date, we pay principal to the Holders of each Class on which principal is then due, as described in the related Supplement.

     For any Payment Date, the total amount of principal payments to be made on the Classes of any Series equals the sum of:

        - Any interest that has accrued on any Accrual or Partial Accrual Classes of that Series during the applicable Accrual Period and is not payable as interest on that Payment Date.

        - The amount of principal payments required to be made in the same month on the underlying Assets. For Multiclass Securities, we calculate this amount as described under Class Factors -- Class Factors for Multiclass Securities above.

Subject to special allocation procedures that may apply to a Retail Class, the Holders of Certificates of any Class entitled to receive principal payments on any Payment Date receive those payments on a pro rata basis. Appendix IV describes how we typically make principal payments on Retail Classes.

     For convenience in describing payments on it, each Component Class is deemed to consist of two or more "COMPONENTS." These Components, together, constitute a single Class and are not separately issued or transferable. However, discussions in this Offering Circular and in Supplements regarding the payment characteristics of the various categories of Classes also apply to Components within the same categories.

  PAYMENTS OF INTEREST

     Interest accrues on each Certificate during each Accrual Period at the applicable Class Coupon, if any, described in the related Supplement. We compute interest on the basis of a 360-day year of twelve 30-day months. Interest accrued on an Accrual or Partial Accrual Class is payable to the extent provided in the related Supplement, and the amount of any interest accrued and not paid as interest is added to the principal amount of that Class. Any accrued interest so added will also accrue interest. No interest at all will be paid on any Class (including any Retail Class Unit) after its balance has been reduced to zero.

     Each Residual Class receives interest on each Payment Date either (a) at its Class Coupon, if any, or (b) in an amount equal to the interest payments received on the Assets in the related REMIC Pool on that Payment Date in excess of the total amount of interest payable on (or added to) the related Regular Classes on that Payment Date. In most cases, any such excess is insignificant.

     The "ACCRUAL PERIOD" relating to any Payment Date is:

          - For a Fixed Rate, Ascending Rate, Descending Rate or Delay Class backed by Gold PCs or GNMA Certificates, the calendar month preceding the Payment Date.

          - For a Fixed Rate, Ascending Rate, Descending Rate or Delay Class backed by Original PCs or ARM PCs, either the period:

          -- From the 15th of the second month preceding the Payment Date to the 15th of the month preceding the Payment Date.

          -- The second calendar month preceding the Payment Date.

          - For a Floating Rate or Inverse Floating Rate Class (other than a Delay Class) backed by PCs, the period from the 15th of the month preceding the Payment Date to the 15th of the month of the Payment Date.

          - For a Floating Rate or Inverse Floating Rate Class (other than a Delay Class) backed by GNMA Certificates, the period:

          -- From the 17th of the month preceding the Payment Date to the 17th of the month of the Payment Date (for Classes backed entirely by GNMA I Certificates).

          -- From the 20th of the month preceding the Payment Date to the 20th of the month of the Payment Date (for Classes backed in whole or in part by GNMA II Certificates).

  INTEREST RATE INDICES

     Each Floating Rate or Inverse Floating Rate Class bears interest during each Accrual Period by reference to one of the following indices (each, an "INDEX"), as described in the related Supplement:

        - "LIBOR," the arithmetic mean of the London interbank offered quotations for Eurodollar deposits with a maturity of one month, three months, one year or some other maturity, as described in the related Supplement.

        - "COFI," the weighted average cost of funds for member savings institutions of the Eleventh Federal Home Loan Bank District.

        - A "TREASURY INDEX," the auction average (investment) yield on three-month or six-month U.S. Treasury bills or the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one, three, five, seven, ten or thirty years or to some other constant maturity, as specified in the related Supplement.

        - The "PRIME RATE," the prime or base lending rate of major banks as published in The Wall Street Journal.

Classes  bearing interest  based on  these Indices  are called  "LIBOR CLASSES,"
"COFI  CLASSES,"  "TREASURY  INDEX  CLASSES"   and  "PRIME  RATE  CLASSES,"   as
applicable.

     Appendix V describes how we determine these Indices for each Accrual Period. Absent clear error, our determination of the applicable Index levels and our calculation of the Class Coupons for Floating Rate and Inverse Floating Rate Classes for each Accrual Period will be final and binding. You can get the Class Coupons for the current and all preceding Accrual Periods from our Internet Web-Site or from our Investor Inquiry Department.

  RESIDUAL CLASSES

     Holders of each Residual Class are entitled to receive:

        - On each Payment Date, any payments of principal and interest described in the related Supplement.

        - Upon surrender of their Certificates to the Registrar, the proceeds of any remaining Assets of the related REMIC Pool after we have made all required principal and interest payments on all Classes issued from that REMIC Pool.

     Residual   Classes   are  subject   to  transfer   restrictions,  including
restrictions on ownership by foreign persons. See Certain Federal Income Tax Consequences -- Transfers of Interests in a Residual Class.

     We will provide Holders of Residual Classes information to enable them to prepare reports required under the Code or applicable Treasury regulations. Because we do not intend to hold any Residual Class, applicable law may not allow us to perform tax administrative functions for the REMIC Pools. Therefore, if you own a Residual Class, you may have certain tax administrative obligations, for which we will act as your attorney-in-fact and agent. See Certain Federal Income Tax Consequences.

  RECORD DATES

     We make payments on each Payment Date to Holders as of the related Record Date. The "RECORD DATE" for any Payment Date is the close of business on:

        - The last day of the preceding month, for a Class backed by Gold PCs or GNMA Certificates.

        - Either the 14th of the preceding month or the last day of the second preceding month, for a Class backed by Original PCs or ARM PCs.

  FINAL PAYMENT DATES
     General

     The "FINAL PAYMENT DATE" for each Class is the latest date by which it will be paid in full and will retire. Except in the case of a Guaranteed Maturity Class, we calculate Final Payment Dates using highly conservative assumptions, and the actual retirement of any Class could occur significantly earlier than its Final Payment Date.

     Guaranteed Maturity Classes

     The amount we pay to each Guaranteed Maturity Class on its Final Payment Date will equal:

        - The outstanding principal amount, if any, of that Class, based on its Class Factor published:

          -- For  a  Guaranteed  Maturity  Class  backed  by  Gold  PCs  or GNMA
             Certificates, in the month prior to its Final Payment Date (the Class Factor published in the month of its Final Payment Date will be zero).

          -- For a Guaranteed Maturity Class backed by ARM PCs or Original PCs, in the second month prior to its Final Payment Date (the Class Factor published in the month prior to its Final Payment Date will be zero).

                                      plus

        - 30 days' interest on its outstanding principal or notional principal amount, accrued during the Accrual Period for its Final Payment Date.

     Unless the related Underlying REMIC Class retires before the Final Payment Date for a Guaranteed Maturity Class, we will make the final payment on that Class from (a) the proceeds from the exercise of the Call Right by the related Call Class Holder or (b) the principal and interest payments received on the related Underlying REMIC Class on the applicable Final Payment Date plus the net proceeds from a sale of that Underlying REMIC Class. If necessary, we will pay any additional amount pursuant to our guarantee. If the amount described in (b) exceeds the amount required for payment on the applicable Guaranteed Maturity Class or Classes, we will pay that excess to the related Residual Class.

     See   Appendix  VI  for  a  description  of  Guaranteed  Maturity  Classes,
Underlying REMIC Classes and Call Classes.

  GUARANTEES

     We guarantee to each Holder of a Certificate:

        - The timely payment of interest at its Class Coupon.

        - The payment of its principal amount as described in the related Supplement, including payment in full by its Final Payment Date.

     We also guarantee:

        - For all of our Mortgage Participation Certificates, the timely payment of interest and the full and final payment of principal on the underlying Mortgages.

        - For our Gold PCs only, the timely payment of scheduled principal on the underlying Mortgages, calculated as described in the PC Offering Circular.

        - For our Giant Certificates, the timely payment of interest and the payment of principal as described in the Giant Offering Circular.

  1% CLEAN-UP CALL

     We will have the right (a "1% CLEAN-UP CALL RIGHT") to redeem all the remaining Classes of any Series or, in the case of a Double-Tier Series, all the remaining Classes of any Lower-Tier REMIC Pool, on any Payment Date when their aggregate remaining principal amount would be less than 1% of their aggregate original principal amount. The aggregate remaining principal amount gives effect to any principal payments that would be made on that Payment Date in the absence of a redemption.

     We will give notice of any exercise of our 1% Clean-up Call Right to the affected Holders 30 to 60 days before the redemption date. For each redemption, we will pay a redemption price equal to 100% of the unpaid principal amount of the Classes redeemed, plus interest for the related Accrual Period. In the case of a Double-Tier Series, this price will be applied to retire the related Upper-Tier Classes. An exercise of our 1% Clean-up Call Right will result in the retirement of all outstanding related Classes, including any MACR Classes.

     If a REMIC Pool includes a Callable Class of CPCs, we will not exercise our 1% Clean-up Call Right if that Callable Class is to be redeemed.

     For each optional redemption, we will adopt a liquidation plan that meets the requirements of a "qualified liquidation" under Section 860F(a)(4) of the Code. This plan will allow us to liquidate all of the Assets in the REMIC Pool, or the applicable Lower-Tier REMIC Pool in the case of a Double-Tier Series, at fair market value as we determine, and apply the net proceeds of that liquidation to pay the redemption price. If the proceeds are not sufficient to pay the redemption price, we will contribute the necessary funds. After any redemption, we will distribute any remaining proceeds from the liquidation, net of expenses, to the Holders of the related Residual Class, upon surrender of their Certificates to the Registrar.

     All decisions regarding the exercise of our 1% Clean-up Call Right, including its timing, will be at our discretion. We will be under no obligation to any Holder to make or not make an optional redemption, even if it would be in that Holder's interest. PCs and GNMA-Related Securities are not redeemable.

  REDEMPTION OF CALLABLE CLASS HELD BY REMIC POOL

     If the Assets of a REMIC Pool include a Callable Class of CPCs, we will adopt a liquidation plan for that REMIC Pool if the Callable Class is redeemed. This plan will meet the requirements of Section 860F(a)(4) of the Code, and will govern the liquidation of the REMIC Pool as a result of the redemption of the Callable Class.

FORM, HOLDERS AND PAYMENT PROCEDURES

  FORM AND DENOMINATIONS

     Fed System. Investors who own Certificates held on the Fed System typically are not the Holders of those Certificates. Only banks and other entities eligible to maintain book-entry accounts with a Federal Reserve Bank ("FED PARTICIPANTS") may be Holders of Certificates held on the Fed System.

     Certificates held on the Fed System are subject to the HUD regulations governing Freddie Mac's book-entry securities (24 C.F.R. Part 81, Subpart H) and any procedures that Freddie Mac and a Federal Reserve Bank may agree to. These regulations and procedures relate to the issuance and recordation of, and transfers of interests (including security interests) in, all of Freddie Mac's book-entry securities held on the Fed System, regardless of when the securities were issued. Fed Participants' individual accounts are governed by operating circulars and letters of the Federal Reserve Banks.

     DTC System. DTC is a New York-chartered limited purpose trust company that performs services for its participants ("DTC PARTICIPANTS"), mostly brokerage firms and other financial institutions. Certificates held on the DTC System are registered in the name of DTC or its nominee. Therefore, DTC or its nominee is the Holder of Certificates held on the DTC System.

     Certificated Classes. Certificated Classes, including Residual and Call Classes, are transferable only at the office of the Registrar. A Holder may have to pay a service charge to the Registrar for any registration of transfer of a certificated Class, and will have to pay any transfer taxes or other governmental charges.

     CUSIP Number.   Each  Class  of Certificates  has a  unique  nine-character designation, known as a "CUSIP NUMBER," used to identify that Class.

     Denominations. All Classes other than Retail, Call and Residual Classes are issued, held and transferred in minimum original principal or notional principal amounts shown in the following table and additional increments of $1. If a Class is of more than one type, its minimum is the greater of the applicable minimum amounts shown.

                                                                MINIMUM ORIGINAL
                                                              PRINCIPAL OR NOTIONAL
                       TYPE OF CLASS                            PRINCIPAL AMOUNT
                       -------------                          ---------------------
Interest Only...............................................        $100,000
Principal Only..............................................         100,000
Non-Sticky or Sticky Jump...................................          50,000
Shifting Payment Percentage.................................          50,000
Other.......................................................           1,000

     A Holder of a Certificate on the Fed System also has to comply with any Federal Reserve Bank minimum wire transfer requirements. DTC holds each Retail Class in $1,000 Retail Class Units.

     A Residual Class without an original principal amount or notional principal amount is issued in minimum percentage interests of 1%. Other Residual Classes are issued in minimum original principal or notional principal amounts of $1,000 and additional increments of $1.

  HOLDERS

     A Holder of a Certificate is not necessarily its beneficial owner. Beneficial owners ordinarily will hold Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. For example, as an investor, you may hold a Certificate through a brokerage firm which, in turn, holds through a Fed Participant. In that case, you would be the beneficial owner and the Fed Participant would be the Holder.

     If your Class is held on the DTC System, your ownership will be recorded on the records of the brokerage firm, bank or other financial intermediary where you maintain an account for that purpose. In turn, the financial intermediary's interest in the Class will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the financial intermediary, if the intermediary is not itself a DTC Participant).

     A Holder that is not also the beneficial owner of a Certificate, and each other financial intermediary in the chain between the Holder and the beneficial owner, will be responsible for establishing and maintaining accounts for their customers. Freddie Mac and any Federal Reserve Bank will not have a direct obligation to a beneficial owner of a Certificate that is not also the Holder. A Federal Reserve Bank or DTC will act only upon the instructions of the Fed Participant or DTC Participant, as applicable, in recording transfers of a Class.

     Freddie Mac, the Registrar, the Federal Reserve Banks and DTC may treat the Holder as the absolute owner of a Certificate for the purpose of receiving payments and for all other purposes, regardless of any notice to the contrary. Your rights as a beneficial owner of a Certificate may be exercised only through the Holder.

  PAYMENT PROCEDURES

     Federal Reserve Banks credit payments on Classes held on the Fed System to the appropriate Fed Participants.

     We make payments on Classes held on the DTC System in immediately available funds to DTC. DTC is responsible for crediting the payment to the accounts of the appropriate DTC Participants in accordance with its normal procedures.

     Each Holder of a certificated Class may choose to have the Registrar make payments either by check mailed to the address of the Holder shown on the Registrar's records or by electronic transfer of funds to a bank account designated by the Holder. However, a Holder will receive the final payment on a certificated Class only upon presentation and surrender of the Holder's Certificate to the Registrar.

     Each Holder and each other financial intermediary will be responsible for remitting payments to the beneficial owners of a Class that it represents.

     If a principal or interest payment error occurs, we may correct it by adjusting payments to be made on later Payment Dates or in any other manner we consider appropriate.

                               MACR CERTIFICATES

     In each Series that includes MACR Certificates, we will issue the REMIC Classes shown on the front cover of the related Supplement on the Closing Date. Some of those Classes may be exchanged, in whole or in part, for MACR Classes at any time on or after the Closing Date. The related Supplement will describe the characteristics of the MACR Classes and the available "COMBINATIONS" of REMIC Certificates and MACR Certificates.

     The specific Classes of REMIC Certificates and MACR Certificates that are outstanding at any given time, and the outstanding principal or notional principal amounts of those Classes, will depend on payments on those Classes and any exchanges that have occurred. Exchanges of REMIC Certificates for MACR Certificates, and vice versa, may occur repeatedly. The total outstanding
                                        20
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principal  amount of all the  REMIC Classes and MACR  Classes that are backed by the same Assets, not including any notional principal amount, will always equal the total remaining principal amount of the underlying Assets.

     MACR Certificates receive interest payments from their related REMIC Certificates at their applicable Class Coupons. On each Payment Date when MACR Certificates entitled to principal are outstanding, we allocate principal payments from the applicable REMIC Certificates to the related MACR Certificates that are entitled to principal. If there are two or more outstanding MACR Classes of the same Combination entitled to principal, they receive principal payments pro rata. If the applicable REMIC Certificates include an Accrual or Partial Accrual Class and a related Accretion Directed Class, we allocate the net reduction in their aggregate principal amount to the related MACR Certificates.

     Appendix III describes MACR Certificates and exchange procedures and fees.

                PREPAYMENT, YIELD AND SUITABILITY CONSIDERATIONS

PREPAYMENTS

  GENERAL

     The rates of principal payments on the Assets and the Certificates will depend on the rates of principal payments on the related Mortgages. Mortgage principal payments may be in the form of scheduled amortization or partial or full prepayments. Prepayments include:

        - Prepayments by the borrower.

        - Liquidations resulting from default, casualty or condemnation.

        - Payments made by Freddie Mac or GNMA under their guarantees of principal (other than payments of scheduled amortization).

The Mortgages may be prepaid at any time, in most cases without penalty. We cannot make any representation regarding the likely prepayment experience of the Mortgages underlying any REMIC Pool.

     Mortgage prepayment rates are likely to fluctuate significantly over time. Prepayment rates are influenced by many factors, especially mortgage interest rates. In general, as mortgage interest rates decline, borrowers tend to refinance their current mortgages, which results in faster prepayment rates on a mortgage pool. On the other hand, as mortgage interest rates increase, borrowers tend not to refinance their mortgages, which results in slower prepayment rates on a mortgage pool. Either of these scenarios can affect the yield of your investment in a Certificate, as discussed in more detail below.

     Transfers of mortgaged properties also influence prepayment rates. The Mortgages underlying fixed-rate PCs generally include "due-on-transfer" clauses which provide that the holder of the Mortgage may demand full payment of the Mortgage upon the transfer of the mortgaged property. Freddie Mac, in most cases, requires mortgage servicers to enforce these clauses where permitted by applicable law. The PC Offering Circular discusses this further. ARMs and Mortgages underlying GNMA Certificates generally do not include due-on-transfer clauses.

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

     Our pooling criteria for PCs also may affect prepayment rates, as discussed in the PC Offering Circular. We use mortgage information available to us to determine which Mortgages we will purchase, the prices we will pay for Mortgages, how to pool the Mortgages we purchase and which Mortgages we will retain in our own portfolio. The information we use varies over time, and may include, among other things, loan-to-value ratios, loan size and age, geographic distribution, weighted average interest rate, purpose or source of origination, borrower median income and credit scoring. We have discretion to determine whether the Mortgages we purchase will be securitized or held in our portfolio.

     The rate of principal payments on a PC may fluctuate significantly from month to month as a result of fluctuations in the principal payment rates of its underlying Mortgages. A PC may experience payment behavior that is similar to or different from that experienced by other PCs backed by similar Mortgages. In addition, a PC could experience payment behavior that is significantly different from other PCs, particularly if it is backed by a relatively small number of Mortgages or Mortgages from only one originator, or if its pool has been formed specifically to emphasize one or more specific loan characteristics, such as borrower income, credit rating or loan size. We can make no representation concerning the particular effect that any factor may have on Mortgage prepayment behavior, or the prepayment rates for any type of Mortgage as compared to other kinds of Mortgages.

     GNMA Certificates are subject to prepayment uncertainty similar to that discussed above for PCs.

  PRINCIPAL PAYMENT STABILITY OF CLASSES

     The Mortgages and the Certificates are subject to principal prepayment uncertainty. As we describe in Supplements, some Classes of Certificates, such as PAC Classes and other Classes that receive principal payments in accordance with schedules, are expected to have a lower level of prepayment uncertainty than their underlying Mortgages. These Classes have a degree of "stability." Stability in one Class or group of Classes is always offset by instability in other Classes, such as Support Classes. These types of Classes "support" the more stable Classes.

YIELDS

  GENERAL

     In general, your yield on any Class of Certificates will depend on several variables, including:

        - The price you paid for that Class.

        - The rate of principal payments on the underlying Mortgages and Assets.

        - The actual characteristics of the underlying Mortgages.

        - In the case of a Floating Rate or Inverse Floating Rate Class, the levels of the applicable Index.

        - The payment priorities of your Class and the related Classes in the same Series.

        - The Payment Delay of your Class.

        - In the case of a Class backed by previously issued Certificates, the payment priorities of the Classes in the underlying Series.

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

        - In the case of a Callable Class, whether a redemption of the underlying Asset occurs.

     You  should  carefully  consider  the  yield  risks  associated  with   the
Certificates, including these:

        - If you purchase a Class at a discount to its principal amount and the rate of principal payments on the underlying Assets is slower than you expect, you will receive payments over a longer period than you expect, so the yield on your investment will be lower than you expect. This is especially true for a Principal Only Class.

        - If you purchase a Class at a premium over its principal amount and the rate of principal payments on the underlying Assets is faster than you expect, you will receive payments over a shorter period than you expect, so the yield on your investment will be lower than you expect.

        - If you purchase an Interest Only Class or any other Class at a significant premium over its principal amount and there are fast principal payments on the underlying Assets, you may not even recover your investment in that Class.

        - If you purchase a Class that is backed by previously issued Certificates, your yield will be affected by the manner in which we allocate payments both in your own Series and in the underlying Series.

        - In general, the rate of Mortgage principal payments early in your investment has the greatest effect on your yield to maturity. As a result, a negative effect on your yield produced by principal payments at a higher (or lower) rate than you expect in the period immediately following your purchase of a Certificate is not likely to be offset by an equivalent reduction (or increase) in that rate in later periods.

        - Mortgages tend to prepay fastest when prevailing interest rates are low. When this happens, you may not be able to reinvest your principal payments in comparable securities at as high a yield.

  FLOATING RATE AND INVERSE FLOATING RATE CLASSES

     If you invest in a Floating Rate or Inverse Floating Rate Class, you should consider the following additional risks:

        - If you own a Floating Rate Class, Index levels lower than you expect could result in yields lower than you expected, especially if the Class Coupon varies based on a multiple of the Index. Also, the Class Coupon of your Class can never be higher than its stated maximum rate, regardless of the level of the Index. If you own an Interest Only Floating Rate Class, you may not even recover your investment if the level of the applicable Index is low or Mortgage prepayments are fast.

        - If you own an Inverse Floating Rate Class, Index levels higher than you expect could result in yields lower than you expected, especially if the Class Coupon varies based on a multiple of the Index. The Class Coupons of most Inverse Floating Rate Classes can fall as low as 0%. If you own an Interest Only Inverse Floating Rate Class, you may not even recover your investment if the level of the applicable Index is high or Mortgage prepayment rates are fast.

        - When mortgage interest rates are generally low, which usually results in faster prepayments, the applicable Index value may be high. On the other hand, when mortgage interest rates are generally high, which usually results in slower prepayments, the applicable Index value could be low. Either of these scenarios could result in a lower than expected yield on your Certificates.

        - No Index will remain constant at any value. Even if the average value of an Index is consistent with what you expect, the timing of any changes in that value may affect your actual yield. In general, the earlier a change in the value of the applicable Index, the greater the effect on your yield. As a result, a negative effect on your yield produced by an Index value that is higher (or lower) than you expect early in your investment is not likely to be offset by an equivalent reduction (or increase) in that value in later periods.

     If you invest in a Floating Rate Class that is backed by ARMs, you should also consider the following:

        - If the Index levels used to adjust the interest rates of the ARMs are lower than you expect, the yield on your investment could be lower than you expect.

        - The interest rates on ARMs usually are subject to limits on the amount they can adjust on each adjustment date. The total amount that an ARM can adjust may also be limited by lifetime ceilings and, in some cases, lifetime floors.

        - Interest rates for ARM PCs and ARM Giant PCs generally adjust monthly, based on a weighted average of the interest rates on the underlying ARMs. The interest rates on the underlying ARMs may adjust monthly, semi-annually, annually or at other intervals. Moreover, there is a gap of several months from the publication of an applicable Index value until the interest rate of an ARM PC or ARM Giant PC reflects that value. As a result, the interest rates of the ARM PCs and ARM Giant PCs in a REMIC Pool may not fully reflect current interest rates.

        - Disproportionate principal payments, including prepayments, on ARMs that have relatively low and high interest rates compared to the other ARMs in the same pool will affect the level of the interest rates on the related ARM PCs and ARM Giant PCs, even if the interest rates on those ARMs remain unchanged.

  CALLABLE CLASSES

     If you invest in a Callable Class of Certificates, you should consider the following additional risks:

        - A redemption of the underlying Callable Class of CPCs will be similar in its principal payment effect to a full prepayment of all the related Mortgages.

        - After your Callable Class becomes redeemable, its value is not likely to exceed, and may be lower than, its redemption price.

        - A redemption is most likely to occur when prevailing interest rates are low. In this scenario, you may not be able to reinvest the redemption price in comparable securities at as high a yield.

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

        - We will redeem the underlying Callable Class of CPCs only at the direction of the investor in the related Call Class of CPCs. The Call Class investor may have economic incentives particular to that investor either to exercise or to refrain from exercising the call right. For example, the Call Class investor may own a related Interest Only (or Principal Only) Class of REMIC Certificates, in which case the investor may be less likely (or more likely) to exercise the call right. The Call Class investor also could sell or lend the call right to an investor with similar incentives.

  PAYMENT DELAY

     The effective yield on any Certificate that has a Payment Delay of more than 30 days will be less than the yield that its Class Coupon and purchase price would otherwise produce, because:

        - On its first Payment Date, 30 days' interest will be payable on (or, in the case of an Accrual or Partial Accrual Class, added to the principal amount of) the Certificate even though interest began to accrue 45 or more days earlier, depending on its Payment Delay.

        - On each Payment Date after the first, interest on the Certificate will accrue during its Accrual Period, which will end 15 or more days before that Payment Date, depending on its Payment Delay.

SUITABILITY

     The Certificates may not be suitable investments for you. You should consider the following before you invest in Certificates.

        - The Certificates are not appropriate investments if you require a single lump sum payment on a date certain, or if you require an otherwise definite payment stream.

        - A market may not develop for the sale of some Certificates after their initial issuance. Even if a market develops, it may not continue. As a result, you may not be able to sell your Certificates easily or at prices that will allow you to realize your desired yield.

        - The market values of your Certificates are likely to fluctuate, primarily in response to changes in prevailing interest rates. Such fluctuations may result in significant losses to you.

        - The secondary markets for mortgage-related securities have experienced periods of illiquidity in the past, and can be expected to do so in the future. Illiquidity can have a severely negative effect on the prices of Certificates, especially those that are particularly sensitive to prepayment, redemption or interest rate risk or that have been structured to meet the investment needs of limited categories of investors.

        - You may not be able to sell very small or very large amounts of Certificates at prices available to other investors.

        - The Certificates are complex securities. Before investing in a Certificate, you should be able, either alone or with a financial advisor, to evaluate the information contained and incorporated in this Offering Circular and in the related Supplement. You should evaluate the information in the context of your personal financial situation and your views on possible and likely interest rate and economic scenarios.
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

     This Offering Circular does not describe all the possible risks of an investment in Certificates that may result from your particular circumstances, nor does it predict how Certificates will perform under all possible interest rate and economic scenarios. You should purchase Certificates only if you understand and can bear the prepayment, redemption, interest rate, yield and market risks associated with your investment under a variety of interest rate and economic scenarios. If you purchase Certificates, you need to have enough financial resources to bear all the risks related to your Certificates.

TABULAR INFORMATION IN SUPPLEMENTS

     In order to illustrate the effect of prepayments or Index levels on Classes of Certificates, the related Supplements may include tables that show the following information, in each case under various prepayment or Index scenarios:

        - Weighted average lives.

        - Pre-tax yields to maturity.

        - Declining principal or notional principal balances.

        - Amounts payable as principal annually.

     All of the tables shown in a Supplement will be based on assumptions ("MODELING ASSUMPTIONS") about the underlying Mortgages. Because the Mortgages will have characteristics that differ from those assumed in preparing any table, the actual weighted average lives, pre-tax yields, cash flows and declining principal balances are likely to differ from those shown, even in the unlikely event that all the underlying Mortgages were to prepay at the assumed rates.

  YIELD CALCULATIONS

     We calculate pre-tax yields by:

        1. Determining the monthly discount rates (whether positive or negative) that, when applied to the assumed stream of cash flows to be paid on a Class, would cause the discounted present value of those cash flows to equal the assumed purchase price (including accrued interest, if any) of the Class.

        2. Converting the monthly rates to corporate bond equivalent (semiannual payment) rates.

     These yield calculations do not take into account any variations in the interest rates at which you might reinvest payments that you receive. Consequently, they will not reflect the return on any investment when those reinvestment rates are considered.

  WEIGHTED AVERAGE LIVES

     The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal has been repaid to the investor. The weighted average lives of the Classes of Certificates will depend primarily on the rate at which principal is paid on the Mortgages. We calculate weighted average lives by:

        1. Multiplying the assumed net reduction, if any, in the principal amount on each Payment Date by the number of years from the date of issuance to that Payment Date.

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

        2. Summing the results.

        3. Dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

We calculate weighted average lives for a Notional Class assuming that a reduction in its notional principal balance is a reduction in principal balance.

  PREPAYMENT MODELS

     Prepayments on pools of mortgages can be measured based on a variety of prepayment models. The models typically used in Supplements will be The Bond Market Association's standard prepayment (or "PSA") model and the constant (or conditional) prepayment rate (or "CPR") model.

     The PSA model assumes that:

        - Mortgages will prepay at an annual rate of 0.2% in the first month after origination.

        - The prepayment rate will increase by an annual rate of 0.2% per month up to the 30th month after origination.

        - The monthly prepayment rate will be constant at 6% per annum in the 30th and later months.

     This assumption is called "100% PSA." For example, at 100% PSA, mortgages with a loan age of three months (mortgages in their fourth month after origination) are assumed to prepay at an annual rate of 0.8%. "0% PSA" assumes no prepayments; "50% PSA" assumes prepayment rates equal to 0.50 times 100% PSA; "200% PSA" assumes prepayment rates equal to 2.00 times 100% PSA; and so forth.

     The CPR model assumes an annual constant mortgage prepayment rate each month relative to the then outstanding principal balance of a pool of mortgages for the life of that pool. For example, at 6% CPR, the CPR model assumes that the monthly prepayment rate will be constant at 6% per annum. (For mortgages in their 30th and later months, 6% CPR corresponds to 100% PSA.)

     Neither  the  PSA  nor  the  CPR  model  describes  historical   prepayment
experience or can predict the prepayment rate of any actual mortgage pool.

     Even though the tables in a Supplement will use assumed constant Mortgage prepayment rates, the underlying Mortgages will not prepay at a constant rate until maturity, nor will all of those Mortgages prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in deciding whether to purchase Certificates.

                                 THE AGREEMENT

     We create Certificates under a Multiclass Certificates Agreement dated the same date as this Offering Circular. We prepare a "TERMS SUPPLEMENT" for each offering of Certificates. For any particular offering, the Multiclass Certificates Agreement and the applicable Terms Supplement together constitute the "AGREEMENT."

     The following summary describes various provisions of the Agreement. This summary is not complete. You should refer to the Agreement if you would like further information about its provisions. You can obtain copies of the Agreement, including any Terms Supplements, from our Investor Inquiry Department. Your receipt and acceptance of a Certificate constitutes your unconditional acceptance of all the terms of the Agreement.

TRANSFER OF ASSETS TO REMIC POOL

     The Assets in each REMIC Pool will be identified to that Pool. We will hold the Assets, directly or through our agent, for the benefit of the Holders of each related Series as required by the Agreement.

     A REMIC Pool that includes GNMA Certificates may also include the rights of that REMIC Pool under a Guaranteed Investment and Fee Contract (a "GIFC"). A GIFC allows us to invest amounts received on the GNMA Certificates from the date received to the next Payment Date for the related Certificates. It also provides for the payment of a fee to us.

     Under certain circumstances, we may substitute eligible Assets for those originally included in a REMIC Pool. We will make any substitution in accordance with applicable laws and regulations in effect at the time of substitution and only if tax counsel advises us that the REMIC Pool will continue to be classified as a REMIC for federal income tax purposes. The initial rate of principal payments on the related Certificates may be faster or slower than if the applicable REMIC Pool had originally included the substitute Assets.

VARIOUS MATTERS REGARDING FREDDIE MAC

     Freddie Mac and its directors, officers, employees and agents will not be liable to Holders for any action taken or omitted in good faith or for errors in judgment. However, they will not be protected against any liability that results from their willful misfeasance, bad faith, gross negligence or reckless disregard of their obligations.

     The Agreement requires Freddie Mac to hold and administer Assets of REMIC Pools using the same standards as for similar assets that it owns. Holders will not be able to direct or control Freddie Mac's actions under the Agreement, unless an Event of Default occurs.

     Except with regard to its guarantee obligations or other payment obligations, Freddie Mac will not be liable for any Holder's direct damages unless Freddie Mac has failed to exercise the same degree of ordinary care that it exercises in the conduct of its own affairs. Freddie Mac will not be liable for any Holder's consequential damages.

     In addition, Freddie Mac need not appear in any legal action that is not incidental to its responsibilities under the Agreement and that we believe may result in any expense or liability. However, Freddie Mac may undertake any legal action that we believe is necessary or desirable in the interests of the Holders. Freddie Mac will bear the legal costs of any such action.

     Freddie Mac may acquire all or part of the Certificates of any Class. The Certificates we hold will be treated the same as Certificates of the same Class held by other Holders.

     The Agreement will be binding upon any successor to Freddie Mac.

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

EVENTS OF DEFAULT

     "EVENTS OF DEFAULT" under the Agreement are:

        - Any failure by Freddie Mac to pay principal or interest that lasts for 30 days.

        - Any failure by Freddie Mac to perform in any material way any other obligation under the Agreement, if the failure lasts for 60 days after Freddie Mac receives notice from the Holders of at least 60% of the outstanding principal or notional principal amount of an affected Class.

        - Specified events of bankruptcy, insolvency or similar proceedings involving Freddie Mac (but not including the appointment of a conservator or similar official for Freddie Mac).

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default under the Agreement is not remedied, the Holders of at least 50% of the outstanding principal or notional principal amount of any affected Class of Certificates may remove Freddie Mac and nominate a successor to Freddie Mac, except as to its guarantee obligations. That nominee will replace Freddie Mac unless Freddie Mac objects within ten days after the nomination. In that event, either Freddie Mac or anyone who has been a bona fide Holder of an affected Class for at least six months may ask a court to appoint a successor. The court may then appoint a successor to Freddie Mac except as to its guarantee obligations.

VOTING UNDER ANY UNDERLYING AGREEMENT

     Holders of PCs, Giant Securities, Stripped Giant Certificates and Callable Classes of CPCs have various rights under the agreements governing their securities. If a default occurs under one of these underlying agreements, holders of a specified percentage of the affected PCs, Giant Securities, Stripped Giant Certificates or CPCs may seek to remove Freddie Mac under that agreement. We will hold the PCs, Giant Securities, Stripped Giant Certificates and CPCs that back Certificates. However, the Agreement generally allows the Holders of the Certificates, rather than Freddie Mac, to act if a default occurs under the related underlying agreement. For this purpose, the Holders of Certificates will be treated as the holders of the affected PCs, Giant Securities, Stripped Giant Certificates or CPCs in proportion to the outstanding principal amounts of their Certificates.

     Holders of PCs, Giant Securities, Stripped Giant Certificates and CPCs also have the right to consent to amendments to their governing agreements. The Agreement provides that, as the holder of a PC, Giant Security, Stripped Giant Certificate or CPC that backs Certificates, Freddie Mac may consent to such an amendment. However, if the amendment would adversely affect in any material way the interests of the Holders of Certificates, Freddie Mac may not agree to it unless Holders of at least 50% of the outstanding principal or notional principal amount of each affected Class consent in writing. Despite this rule, Freddie Mac may amend an agreement governing Mortgage Participation Certificates, without the consent of Holders, if the amendment changes Freddie Mac's procedures for calculating payments or passing through prepayments on Mortgage Participation Certificates that back REMIC Pools formed after September 1, 1995. See the PC Offering Circular for information about payments on Mortgage Participation Certificates.

AMENDMENT

     Freddie Mac may amend the Agreement without the consent of any Holders to:

        - Cure any ambiguity or to correct or add to any provision in the Agreement, if the amendment does not adversely affect Holders in any material way.

        - Maintain the qualification of any REMIC Pool as a REMIC under the Code.

        - Maintain the qualification of any MACR Pool as a grantor trust under the Code.

        - Avoid the imposition of any state or federal tax on a REMIC Pool or MACR Pool.

     With the consent of the Holders of at least 50% of the outstanding principal or notional principal amount of any affected Class, Freddie Mac also may amend the Agreement in any other way. However, unless each affected Holder consents, Freddie Mac may not amend the Agreement to impair the rights of Holders to receive payments (including guarantee payments) when due or to sue for any payment that is overdue.

GOVERNING LAW

     The Agreement is to be interpreted in accordance with federal law. If there is no applicable federal precedent and if the application of New York law would not frustrate the purposes of the Freddie Mac Act, the Agreement or any transaction under the Agreement, then New York law will be deemed to reflect federal law.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following generally describes the anticipated material federal income tax consequences of purchasing, owning and disposing of the Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors regarding the Certificates.

REMIC ELECTION

     We will elect to treat each REMIC Pool as a REMIC under the Code.  Assuming
(1) such election, (2) compliance with the Agreement and (3) compliance with changes in the law, each REMIC Pool will qualify as a REMIC. In that case, the REMIC Pool generally will not be subject to tax, the related Regular Classes will be "regular interests" in a REMIC and the related Residual Class will be the "residual interest" in a REMIC.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates will constitute assets described in Code Section 7701(a)(19)(C) and "real estate assets" under Code Section 856(c)(4)(A), to the extent the assets of the related REMIC Pool are so treated. Interest on the REMIC Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the related REMIC Pool qualifies for any of the foregoing treatments, the REMIC Certificates (and income on them) will qualify for the corresponding status in their entirety. In determining the tax status of an Upper-Tier REMIC Pool, however, we will apply the 95% test assuming the Lower-Tier Classes have the same characteristics as the related Lower-Tier REMIC Pool. We anticipate that the REMIC Certificates will qualify for the foregoing treatments in their entirety. Regular Classes will be "qualified mortgages" under Code Section 860G(a)(3) for another REMIC and "permitted assets" under Code Section 860L(c)(1)(G) for a financial asset securitization investment trust.

TAXATION OF REGULAR CLASSES

  GENERAL

     The Regular Classes will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Class will constitute ordinary income to the beneficial owner (the "OWNER"). As an investor in a Regular Class, you must account for interest income on the accrual method.

  ORIGINAL ISSUE DISCOUNT

     The REMIC Pool may issue certain Regular Classes with "original issue discount." You must include original issue discount in income as it accrues, without regard to the timing of payments. In the absence of guidance which applies specifically to REMIC regular interests, we will report original issue discount, if any, to the Internal Revenue Service and the Holders of the Regular Classes based on regulations under Code Sections 1271 through 1275 (the "OID REGULATIONS").

     The total amount of original issue discount on a Regular Class is the excess of its "stated redemption price" over its "issue price." The issue price is the price at which a substantial portion of the Regular Class is first sold to the public. The issue price generally includes any pre-issuance accrued interest unless you exclude such amount from the issue price and treat a portion of the stated interest payable on the first Payment Date as a return of that accrued interest rather than as an amount payable under the instrument. In general, the stated redemption price is the sum of all payments except for stated interest actually payable based on a single fixed rate, certain variable rates, or certain combinations of fixed and variable rates. In the case of an Interest Only Class, as described below, or an Accrual Class, however, the stated redemption price will include all payments.

     Interest based on certain variable rates or certain combinations of fixed and variable rates which would otherwise be excluded from the stated redemption price will be included in the stated redemption price if the excess, if any, of the issue price of the Regular Class over the principal amount of the Regular Class is more than 0.015 multiplied by the product of the principal amount and the weighted average maturity (as defined below) or, if the weighted average maturity of the Regular Class is more than ten years, 15% of the principal amount.

     If the interval between the issue date and the first Payment Date exceeds the interval between subsequent Payment Dates, a portion of the interest payments in all periods is included in the stated redemption price, unless a special rule relating to debt instruments with increasing rates of interest, described below, applies. The portion included in the stated redemption price is equal to the difference between (1) the stated interest rate for subsequent periods and (2) the effective rate of interest for the long first accrual period.

     We intend to report income from Interest Only Classes based on the assumption that the stated redemption price is the sum of all payments determined under the Pricing Speed (as defined below). As a result, such Classes would be issued with original issue discount. The Internal Revenue Service might contend, however, that in the case of certain fixed rate Interest Only Classes with a nominal principal amount, the stated redemption price is the principal amount. If such a position prevailed, the rules described below under "Premium" would apply.

     Under a de minimis rule, original issue discount on a Regular Class will be considered zero and all interest payments will be excluded from the stated redemption price if the amount of the original issue discount is less than 0.25% of the Class's stated redemption price multiplied by the Class's weighted average maturity. The weighted average maturity of a Regular Class is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal is scheduled to be outstanding. The schedule of such distributions likely should be determined in accordance with the assumed rate of prepayment of the related Mortgages used in pricing the Regular Classes (the "PRICING SPEED"), which will be set forth in the related Supplement. For purposes of applying the de minimis rule and for all other purposes, we will not adjust the Pricing Speed to take into account the possibility of the early retirement of a Callable Class.

     The OID Regulations provide a special application of the de minimis rule for certain debt instruments where the interest payable for the first period or periods is at a rate less than that which applies in all other periods. In such cases, the OID Regulations provide that the stated redemption price is equal to the issue price of the Regular Class plus the greater of (1) the interest foregone during the first period or periods and (2) the excess, if any, of the debt instrument's stated principal amount over its issue price.

     The Owner of an interest in a Regular Class generally must include in income the original issue discount accrued for each day on which the Owner holds such interest, including the date of purchase, but excluding the date of disposition. The original issue discount accruing on an interest in a Regular Class in any period equals:
                             PV End + Dist - PV Beg

Where:

     PV End = present value of all remaining distributions to be made as of the end of the accrual period;

     Dist = distributions made during the accrual period includable in stated redemption price; and

     PV Beg = present value of all remaining distributions as of the beginning of the accrual period.

The present value of the remaining distributions is calculated based on (1) the original yield to maturity of the Regular Class, (2) events (including actual prepayments) that have occurred prior to the end of the period and (3) the Pricing Speed. For these purposes, the original yield to maturity of an interest in a Regular Class will be calculated based on its issue price and assuming that it will be prepaid in all periods in accordance with the Pricing Speed. The original issue discount accruing during any accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day.

     The daily portions of original issue discount generally will increase if prepayments on the underlying Mortgages exceed the Pricing Speed and decrease if prepayments are slower than the Pricing Speed (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Class). If the relative principal payment priorities of the Classes of a Series change

(e.g., for Sticky Jump Classes), any increase or decrease in the present value of the remaining payments to be made on any such Class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

     If original issue discount accruing during any accrual period, computed as described above, is negative for any such period, you will be entitled to offset such amount only against future positive original issue discount accruing from your Class, and we intend to report income to the Internal Revenue Service in all cases in this manner. The treatment of such negative amounts is not entirely clear, however, particularly in the case of an Interest Only Class. For example, you may be entitled to deduct a loss to the extent that your remaining basis would exceed the maximum amount of future payments to which you are entitled, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the Pricing Speed). While the issue is not clear, all or a portion of such loss may be treated as a capital loss if you treat the Regular Class as a capital asset. You should consult your tax advisors regarding a Regular Class that has a negative amount of original issue discount during any accrual period.

     If you are the initial purchaser of interests in two or more Regular Classes issued from the same REMIC Pool, you should be aware that the OID Regulations may treat such interests as a single debt instrument for purposes of the original issue discount provisions.

     If a subsequent Owner of an interest in a Regular Class acquires such interest for a price greater than its "adjusted issue price," but less than its remaining stated redemption price, the daily portion for any day is reduced by an amount equal to the product of (1) such daily portion and (2) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Class interest for all days on and after the date of purchase. The adjusted issue price of an interest in a Regular Class on any given day is equal to its issue price, increased by all original issue discount previously includable with respect to that interest and reduced by the amount of all previous distributions with respect to that interest included in its stated redemption price at maturity.

  MARKET DISCOUNT

     The market discount rules may also apply to you. Market discount equals the excess of (a) either (1) the stated redemption price (less any prior distributions included in the stated redemption price) or (2) in the case of a Regular Class having original issue discount, the adjusted issue price over (b) your initial basis in the Regular Class.

     The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "COMMITTEE REPORT") provides that, until the Treasury Department issues regulations, market discount would accrue (a) on the basis of a constant interest rate (similar to the method described above for accruing original issue discount) or (b) alternatively, either (1) in the case of a Regular Class issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Pricing Speed) or (2) in the case of a Regular Class issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period.

     You generally must recognize accrued market discount as ordinary income to the extent of any distributions includable in the stated redemption price. Moreover, you generally must treat a portion of any gain on a sale or exchange as ordinary income to the extent of the accrued, but unrecognized, market discount to the date of disposition. Alternatively, you may elect to include market discount in income currently as it accrues on all market discount instruments that you acquire in that taxable year or after. You may revoke such an election only with the consent of the Internal Revenue Service.

     In addition, the deduction for a portion of interest expense on any indebtedness that you incur or maintain in order to purchase or carry an interest in a Regular Class purchased with market discount may be required to be deferred. The deferred portion would not exceed the portion of market discount that accrues but is not taken into income currently. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

     Market discount with respect to a Regular Class will be considered to be zero if it is de minimis under a rule similar to that described above under "Original Issue Discount." You should consult your tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

  PREMIUM

     An interest in a Regular Class, other than an Interest Only Class, an Accrual Class and certain other Classes whose stated interest is partially or entirely included in their stated redemption prices, that is purchased at a cost (net of accrued interest) greater than its principal amount generally is considered to be purchased at a premium. You may elect under Code Section 171 to amortize such premium under the constant interest method, using the Pricing Speed. Such premium is an offset to interest income from an interest in a Regular Class, rather than a separate interest deduction. In addition, the Committee Report indicates Congress intended that the methods for determining the accrual of market discount described above which are alternatives to accrual on the basis of a constant interest rate also will apply for purposes of amortizing bond premium on obligations such as Regular Classes. An election made by you generally would apply to all your debt instruments, unless the election is revoked with the Internal Revenue Service's consent. If your election to amortize bond premium was effective as of October 22, 1986, you may choose to have such election apply to obligations issued after September 27, 1985.

  CONSTANT YIELD ELECTION

     The OID Regulations allow you to elect to include in gross income all interest that accrues on a debt instrument by using the constant yield method. For purposes of this election, interest includes stated interest, de minimis original issue discount, original issue discount, de minimis market discount and market discount, as adjusted by any premium. You should consult your tax advisors regarding the advisability of making this election.

  RETAIL CLASSES

     For purposes of the original issue and market discount rules, a payment in full of an interest in a Retail Class that is subject to payment in Retail Class Units or other increments, rather than on a pro rata basis with other interests in such Retail Class, will be treated as a distribution with respect to such Class.

  FLOATING RATE, INVERSE FLOATING RATE AND WEIGHTED AVERAGE COUPON CLASSES

     Based on the OID Regulations and regulations relating to the amortization of premium, the rules relating to original issue discount and premium generally will apply to a Floating Rate, Inverse Floating Rate or Weighted Average Coupon Class by assuming that the variable rate is a fixed rate that reflects the overall yield that is reasonably expected for such Class. We also intend to apply the rules of the Code relating to market discount based on this assumption. The rules will apply to certain Floating Rate or Inverse Floating Rate Classes, however, by assuming that the variable rate is a fixed rate equal to the value of the variable rate as of the date of the applicable Supplement. The Supplement will identify those Classes as to which the assumption described in the preceding sentence applies.

  CALLABLE CLASSES

     Any amount received in redemption of a Regular Class that is a Callable Class will be treated under the original issue discount and market discount rules as a distribution with respect to that Class.

TAXATION OF RESIDUAL CLASSES
  TAXATION OF REMIC INCOME

     REMIC taxable income is determined under the accrual method of accounting in the same manner as the taxable income of an individual, with certain modifications. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, reduced by amortization of any premium, on the assets in the REMIC Pool. In this regard, the REMIC Pool will elect to take all such items into account by accruing interest based on a constant yield. Deductions include interest and original issue discount expense on the Regular Classes, reduced by the amortization of any premium, servicing fees on the REMIC Pool's Assets and other administrative expenses. An Owner of an interest in a Residual Class (a "RESIDUAL OWNER") will take into account, as ordinary income or loss, the Residual Owner's allocable share of taxable income or net loss of the REMIC Pool.

     If a REMIC Pool includes a Callable Class of CPCs, the REMIC Pool will be treated as owning the assets underlying such Callable Class and as having written a call option on such assets. The material federal income tax consequences to the REMIC Pool of acquiring, holding and disposing of such assets will be described in Freddie Mac's offering document for the applicable CPCs. The Residual Owner will take into account, as ordinary income or loss, any gain or loss from the disposition of such assets and any amortization of option premium with respect to such call option.

     If a REMIC Pool includes GNMA Certificates, the REMIC Pool may invest the payments it receives from the GNMA Certificates for a temporary period under a GIFC. Any income derived from such investment, to the extent not applied to interest and principal payments on the related Multiclass Securities, will be used to pay the fees and expenses of the REMIC Pool and will not be distributable to Residual Owners.

     A Residual Owner may not amortize the cost of its Residual Class interest. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its Assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Class over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Class.

     A subsequent Residual Owner must report on its federal income tax returns amounts of taxable income or net loss equal to that which an original Residual Owner must report. Adjustments to reduce (or increase) the income of a subsequent Residual Owner that purchased such an interest at a price greater than (or less than) the adjusted issue price of such interest apparently are not permitted or required.

     The taxation of a Residual Owner is based on the income and expense of the REMIC Pool, and not on distributions to the Residual Owner. This method of taxation can produce a significantly less favorable after-tax return for a Residual Owner than would be the case if (1) the Residual Class were taxable as a debt instrument or (2) no portion of the taxable income on the Residual Class in each period were treated as "excess inclusions" (as defined below). In certain periods, taxable income and the resulting tax liability on an interest in a Residual Class may exceed any payments received on that Class. The excess typically will be greater in the case of the Upper-Tier Residual Class in a Double-Tier Series or the Residual Class in a Single-Tier Series. This may occur because the yield of the Mortgage Securities in a Double-Tier Series, or the Assets in a Single-Tier Series, typically will exceed the average yield of the Regular Classes in earlier periods. In addition, a substantial tax may be imposed on certain transferors of an interest in a Residual Class and certain Residual Owners that are "pass-thru" entities. See Transfers of Interests in a Residual Class. You should consult your tax advisors before purchasing an interest in a Residual Class.

  LOSSES

     A Residual Owner may recognize a net loss of the REMIC Pool only to the extent of the adjusted basis of its interest in the Residual Class. A Residual Owner that is a U.S. person (as defined below), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

  TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Original Issue Discount. In the case of a Double-Tier Series, the OID Regulations provide, and we intend to report assuming, that the Mortgage Securities issued in respect of the same Lower-Tier REMIC Pool will be treated as a single debt instrument for purposes of the original issue discount provisions. As previously discussed, the timing of recognition of negative original issue discount, if any, on a Regular Class, particularly an Interest Only Class, is uncertain; as a result, the timing of recognition of the related REMIC taxable income is also uncertain. For example, the related REMIC taxable income may be recognized when the adjusted issue price of such Regular Class would exceed the maximum amount of future payments with respect to such Regular Class, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the Pricing Speed).

     Market Discount. In respect of Mortgages that have market discount, such market discount would be recognized in the same fashion as if it were original issue discount.

     Premium. The election to amortize premium under Code Section 171 will not be available for premium on Mortgages that are obligations of individuals originated on or prior to September 27, 1985. Premium on such Mortgages may be deductible, if in accordance with a reasonable method. The allocation of such premium pro rata among principal payments or on the basis of a constant interest rate should be considered a reasonable method.

  EXCESS INCLUSIONS

     A portion of the REMIC taxable income of each Residual Owner will be subject to federal income tax in all events. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter over the daily accruals for such period. The daily accruals are equal to the product of (1) 120% of the federal long-term rate (based on quarterly compounding) under Code Section 1274(d) determined for the month in which the Residual Class is issued and (2) the adjusted issue price of such interest at the beginning of such quarter. The federal long-term rate for the month of issuance of a Residual Class is published by the Internal Revenue Service on or about the 20th of the preceding month. The adjusted issue price of an interest in a Residual Class at the beginning of a quarter is the issue price of the interest, plus the amount of the daily accruals of REMIC income attributable to such interest for all prior quarters, decreased (but not below zero) by any prior distributions. The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Class is not considered to be "significant," then a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. This authority has not been exercised.

     "Excess inclusions" may not be offset by unrelated losses or loss carryforwards of a Residual Owner. The rule that formerly permitted thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual interests has been repealed, effective for taxable years beginning after December 31, 1995, except with respect to REMIC residual interests that are held at all times after October 31, 1995.

     A Residual Owner's excess inclusion is treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of distributions made by such entities would constitute excess inclusions. Moreover, for purposes of computing alternative minimum tax for taxpayers other than thrift institutions, taxable income is determined without regard to the rule for excess inclusions, and the alternative minimum taxable income of any such Residual Owner is not less than such Residual Owner's excess inclusion for the year, effective for all taxable years beginning after December 31, 1986, unless the Residual Owner elects application only to taxable years beginning after August 20, 1996.

  PROHIBITED TRANSACTIONS

     Income from certain transactions, called prohibited transactions, will not be part of the calculation of income or loss includable in the federal income tax returns of Residual Owners, but rather will be taxed directly to the REMIC Pool at a 100% rate. Because of Freddie Mac's guarantee, in the event such tax is imposed on a REMIC Pool, payments of principal and interest on the REMIC Certificates will not be affected.

SALE OR EXCHANGE OF REMIC CERTIFICATES

     You generally will recognize gain or loss upon sale or exchange of a REMIC Certificate equal to the difference between the amount received and your adjusted basis in the REMIC Certificate. The adjusted basis in a REMIC Certificate generally will equal the cost of the REMIC Certificate, increased by income previously included and reduced (but not below zero) by previous distributions and by any amortized premium, in the case of an interest in a Regular Class, or net losses allowed as a deduction, in the case of an interest in a Residual Class.

     Except as described below, any gain or loss on the sale or exchange of a REMIC Certificate held as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution; and
(2) in the case of an interest in a Regular Class, (a) to the extent of any accrued, but unrecognized, market discount or (b) to the extent income recognized by you is less than the income that you would have recognized if the yield on such interest were 110% of the applicable federal rate under Code
Section 1274(d).

     Whether the termination of the REMIC will be treated as a sale or exchange of a Residual Owner's interest is not clear. If it is, the Residual Owner will recognize a loss at that time equal to the amount of the Residual Owner's remaining adjusted basis in such interest.

     Except  as provided  in Treasury regulations,  the wash sale  rules of Code
Section 1091 will apply to dispositions of an interest in a Residual Class where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091 with respect to) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Class.

TRANSFERS OF INTERESTS IN A RESIDUAL CLASS

  DISQUALIFIED ORGANIZATIONS

     A transfer of an interest in a Residual Class to a "disqualified organization" (as defined below) may result in a tax equal to the product of (1) the present value of the total anticipated future excess inclusions with respect to such interest and (2) the highest corporate marginal federal income tax rate. Such a tax generally would be imposed on the transferor of the interest in the Residual Class, except that if the transfer is through an agent for a disqualified organization, the agent is liable. A transferor is not liable for this tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.

     A "pass-thru entity" (as defined below) is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions to the extent disqualified organizations hold interests in the pass-thru entity. However, this tax will not apply if the pass-thru entity receives an affidavit that the record holder is not a disqualified organization and does not have actual knowledge that the affidavit is false. For purposes of the tax described in this paragraph, all interests in an electing large partnership, as defined under Code
Section 775, will be treated as held by disqualified organizations.

     For these purposes, (1) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis and (2) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to such interest, be treated as a pass-thru entity.

     The Agreement provides that any attempted transfer of a beneficial or record interest in a Residual Class will be null and void unless (1) the proposed transferee provides to Freddie Mac (a) an affidavit that the transferee is not a disqualified organization and is not purchasing such interest on behalf of a disqualified organization and (b) if requested by Freddie Mac, an opinion of counsel to the effect that the proposed transfer will not cause the Residual Class interest to be held by a disqualified organization; or (2) Freddie Mac consents to the transfer.

  ADDITIONAL TRANSFER RESTRICTIONS

     The regulations under Code Sections 860A through 860G (the "REMIC REGULATIONS") provide that a transfer of a noneconomic residual interest is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if, at the time of the transfer, the transferor knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC.

     Pursuant to a safe harbor, a transferor will be presumed to lack such knowledge (or reason to know) if, after a reasonable investigation, (1) the transferor finds that the transferee historically paid its debts as they came due, and finds no significant evidence that the transferee would not continue to do so, (2) the transferee represents to the transferor that the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and that the transferee intends to pay the taxes associated with owning the residual interest as they come due, (3) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (4) the transfer satisfies either an "asset test" or a "formula test," as set forth in the REMIC Regulations.

     Under the REMIC Regulations, a transfer satisfies the asset test if (1) the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million at the time of the transfer and at the close of each of the transferee's two fiscal years preceding the year of transfer, (2) the transferee is an eligible corporation (any domestic subchapter C corporation other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or cooperative) other than a foreign permanent establishment of a domestic corporation and agrees in writing than any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test safe harbor, and (3) the facts and circumstances, including the amount of consideration paid to the transferee, do not reasonably indicate to the transferor that the taxes associated with the residual interest will not be paid.

     A transfer satisfies the formula test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of (1) the present value of any consideration given to the transferee to acquire the interest, (2) the present value of the expected future distributions on the interest, and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     A residual interest in a REMIC (including a residual interest with significant value at issuance) is a noneconomic residual interest unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (2) the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusion in an amount sufficient to satisfy the taxes accrued.

     The REMIC Regulations provide that any transfer of a residual interest (whether or not a noneconomic residual interest) to a non-U.S. person is disregarded for all federal tax purposes if the residual interest has "tax avoidance potential." A residual interest has tax avoidance potential under the REMIC Regulations unless, at the time of transfer, the transferor reasonably expects that:

        - for each excess inclusion, the REMIC will distribute on the residual interest an amount that will equal at least 30% of the excess inclusion, and

        - the transferee will receive each such distribution from the REMIC at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

The reasonable expectation requirement will be satisfied if the above test would be met assuming that the Mortgages underlying the REMIC's assets were to prepay at each rate between 50 percent and 200 percent of the Pricing Speed. The REMIC Regulations also provide that a transfer from a non-U.S. person to a U.S. person or to a non-U.S. person engaged in a United States trade or business is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

     With respect to a Residual Class that has been held at any time by a non-U.S. person, we (or our agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Class that we reasonably determine is required to be withheld. If we (or our agent) reasonably determine that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, we may hold such distribution in trust for the Owners of any such Residual Class, until we can make the more accurate determination.

     Certain restrictions will be imposed on transfers of the interests in Residual Classes, including the requirement that no transfer to a non-U.S. person (or, for certain Residual Classes, to any person) will be permitted without our written consent. These restrictions, together with those imposed under the REMIC Regulations, may have the practical effect of rendering the interests in certain Residual Classes non-transferable.

     The term "non-U.S. person" means any person that is not a "U.S. PERSON." A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state (other than a partnership that is not treated as a U.S. person under any applicable Treasury regulations), an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 and treated as U.S. persons prior to such date, that elect to continue to be treated as a U.S. persons, also will be U.S. persons.

  MISCELLANEOUS

     If the equity interest in a non-U.S. person investor is held in whole or in part by a U.S. person, the investor or U.S. person should consult its own tax advisors regarding any tax consequences to such U.S. person of the investor's purchase of an interest in a Residual Class.

     The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a Residual Class are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its tax advisors.

TREATMENT OF SERVICING COMPENSATION

     If you are an individual, estate or trust, you will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed 2% of your adjusted gross income, and you may not be able to deduct such fees and expenses to any extent in computing your alternative minimum tax liability. Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgages or, if applicable, to GNMA or to Freddie Mac. These deductions will be allocated entirely to the Residual Owners in the case of REMIC Pools with multiple classes of interests that pay their principal amounts sequentially. As a result, the REMIC Pool will report additional taxable income to Residual Owners in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such a Residual Class may have taxable income in excess of the cash received. In the case of a "Single-class REMIC" as defined in applicable Treasury regulations, such deductions will be allocated proportionately among the Regular and Residual Classes.

TAXATION OF MACR CLASSES

  GENERAL

     Each MACR Pool will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the Regular Classes that have been exchanged with us for MACR Classes (including any exchanges effective on the date of issuance of the Regular Classes) will be the assets of the MACR Pool and the MACR Classes will represent beneficial ownership of these interests in the Regular Classes.

  TAX STATUS

     The MACR Classes should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Code
Section 7701(a)(19)(C). Original
issue discount and interest accruing on MACR Classes should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B). MACR Classes will be "qualified mortgages" under Code Section 860G(a)(3) for a REMIC and "permitted assets" under Code Section 860L(c)(1)(G) for a financial asset securitization investment trust.

  TAX ACCOUNTING FOR MACR CLASSES

     A MACR Class will represent beneficial ownership of an interest in one or more related Regular Classes. If it represents an interest in more than one Regular Class, you must allocate your basis in the MACR Class among the interests in the Regular Classes in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such a MACR Class, you must allocate the amount received on the sale among the interests in the Regular Classes in accordance with their relative fair market values as of the time of sale.

     As an investor in a MACR Class, you must account separately for each interest in a Regular Class (there may be only one such interest). Where the interest represents a pro rata part of a Regular Class, you should account for such interest as described under Taxation of Regular Classes above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a Regular Class (a "STRIP"), you will be treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of your share of principal payments and "stripped coupons" to the extent of your share of interest payments on such Regular Class. Although the tax treatment of a Strip is unclear, we intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the Regular Class to the extent that the Strip represents a pro rata portion of it, and "stripped bonds" or "stripped coupons" with respect to the remainder. You should consult your tax advisors regarding this matter.

     We intend to report with respect to a MACR Class assuming that all payments on a Strip are included in the stated redemption price of the Strip. You should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be prior to the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. See Taxation of Regular Classes -- Original Issue Discount above. You should determine your yield to maturity based on your purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. It is not clear whether the prepayment assumption you should use to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original Pricing Speed with respect to the related Regular Class. Further, if the related Regular Class is a Callable Class, it is not clear whether such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of the Regular Class. You should consult your tax advisors regarding these matters. For purposes of information reporting relating to original issue discount, we will use the original yield to maturity of the Strip determined as of the date of issuance of the Series, calculated based on the original Pricing Speed.

     If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, you will be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and we intend to report income in all cases in this manner. Although not entirely free from doubt, you may be entitled to deduct a loss to the extent that your remaining basis would exceed the maximum amount of future payments to which you are entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the Pricing Speed). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if you treat the Strip as a capital asset.

     You will realize gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and your adjusted basis in the Strip. Your adjusted basis generally is equal to your allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale will be capital gain or loss if you held your interest as a capital asset and will be long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) to the extent income recognized by you is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

     If you exchange a Regular Class for several MACR Classes and then sell one of the MACR Classes, the sale will subject you to the coupon stripping rules of Code Section 1286. You must allocate your basis in the exchanged Regular Class between the part of the Regular Class underlying the MACR Class sold and the part of the Regular Class underlying the MACR Classes retained in proportion to their relative fair market values as of the date of such sale. You are treated as purchasing the interest retained for the amount of basis allocated to such interest. You must calculate original issue discount with respect to the retained interest as described above.

     Although the matter is not free from doubt, if you acquire in one transaction a combination of MACR Classes that may be exchanged for a Regular Class, you should be treated as owning the Regular Class.

EXCHANGES OF MACR CLASSES AND REGULAR CLASSES

     An exchange of an interest in one or more Regular Classes for an interest in one or more MACR Classes, or vice versa (or, if permitted, an exchange of an interest in one or more MACR Classes for an interest in one or more other MACR Classes), will not be a taxable exchange. After the exchange, you will be treated as continuing to own the interests in the Regular Class or Classes that you owned immediately prior to the exchange.

TAXATION OF CERTAIN FOREIGN INVESTORS

  REGULAR CLASSES AND MACR CLASSES

     Interest, including original issue discount, distributable to an investor in a Regular Class or MACR Class that is a non-U.S. person not engaged in a U.S. trade or business will be considered "portfolio interest" and, therefore, will not be subject to the 30% United States withholding tax provided that the non-U.S. person provides Internal Revenue Service Form W-8BEN (or an acceptable substitute form), signed under penalties of perjury, identifying the investor and stating, among other things, that the investor in the Regular Class or MACR Class is a non-U.S. person. In the case of a Regular Class or MACR Class held by a foreign partnership or foreign trust, the form described in the preceding sentence must be provided by the partners or beneficiaries, as the case may be, rather than by the foreign partnership or foreign trust. If this form is not provided, the 30% United States withholding tax may apply unless an income tax treaty reduces or eliminates such tax. If the interest is effectively connected with the conduct of a trade or business within the United States by a non-U.S. person and the non-U.S. person provides an Internal Revenue Service Form W-8ECI (or an acceptable substitute form), the interest payments will not be subject to the 30% United States withholding tax. The non-U.S. person, however, will be subject to United States federal income tax at regular rates. If you are an investor in a Regular Class or MACR Class and are a non-U.S. person, you should consult your tax advisors.

  RESIDUAL CLASSES

     A distribution to a Residual Owner that is a non-U.S. person will not be subject to the 30% withholding tax provided that (1) the conditions described in the preceding paragraph are met and (2) the distribution does not constitute an "excess inclusion" (but only, in the case of a Single-Tier Series or a Lower-Tier REMIC Pool in a Double-Tier Series, to the extent the Mortgages were originated after July 18, 1984). Excess inclusions are subject to a 30% withholding tax in all events when distributions are made (or when the interest in the Residual Class is disposed of). The Code grants the Treasury Department authority to issue regulations requiring withholding earlier if necessary to prevent avoidance of tax. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering this issue. Residual Owners that are non-U.S. persons should consult their own tax advisors.

BACKUP WITHHOLDING

     Distributions made on the Certificates and proceeds from the sale of Certificates to or through certain brokers may be subject to a United States federal "backup" withholding tax on "reportable payments" (including interest accruals, original issue discount and, under certain circumstances, distributions in reduction of principal amount) unless, in general, you comply with certain procedures or are an exempt recipient. Any amounts so withheld from distributions on the Certificates would be refunded by the Internal Revenue Service or allowed as a credit against your federal income tax.

REPORTING AND ADMINISTRATIVE MATTERS

     Reports will be made to the Internal Revenue Service and to Holders of record of Certificates that are not excepted from the reporting requirements.

     We will prepare, sign and file federal income tax returns for each REMIC Pool. To the extent allowable, we will also act as the tax matters partner for each REMIC Pool. Each Residual Owner, by the acceptance of its interest in a Residual Class, agrees that we will act as the Owner's fiduciary in the performance of any duties required of the Owner in the event that the Owner is the tax matters partner.

     A Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Owner owns 100% of the Residual Class for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Class interest as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

                              ERISA CONSIDERATIONS

     A Department of Labor regulation provides that if an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 ("ERISA") acquires a "guaranteed governmental mortgage pool certificate," then, for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code, the plan's assets include the certificate and all of its rights in the certificate, but do not, solely by reason of the plan's holding of the certificate, include any of the mortgages underlying the certificate. Under this regulation, the term "guaranteed governmental mortgage pool certificate" includes a certificate "backed by, or evidencing an interest in, specified mortgages or participation interests therein" if Freddie Mac guarantees the interest and principal payable on the certificate.

     The regulation makes it clear that Freddie Mac and other persons, in providing services for the assets in the pool, would not be subject to the fiduciary responsibility provisions of Title I of ERISA, or the prohibited transaction provisions of Section 406 of ERISA or Code Section 4975, merely by reason of the plan's investment in a certificate.

     The Regular and MACR Classes should qualify as "guaranteed governmental mortgage pool certificates."

     However, the acquisition of a Call Right by the beneficial owner of a Call Class, as well as the consequences of the exercise of the Call Right by such a beneficial owner, might be treated under ERISA as principal transactions between the beneficial owners of the related Callable or Guaranteed Maturity Class and the beneficial owner of that Call Class. Thus, in theory, the acquisition or exercise of the Call Right could be characterized under certain circumstances as an ERISA prohibited transaction between a plan and a "party in interest"
(assuming that the plan owns a Callable or Guaranteed Maturity Class and the "party in interest" owns the related Call Class, or vice versa), unless an ERISA prohibited transaction exemption, such as PTE 84-14 (for Transactions by Independent Qualified Professional Asset Managers), is applicable. A Call Class may be deemed to be an option to acquire a guaranteed governmental mortgage pool certificate rather than such a certificate. ERISA plan fiduciaries should consult with their counsel concerning these issues.

     The purchase of an interest in a Residual Class by a plan may give rise to "unrelated business taxable income" as described in Code Sections 511 through 515 and Section 860E. See Certain Federal Income Tax Consequences -- Taxation of Residual Classes -- Excess Inclusions.

                        LEGAL INVESTMENT CONSIDERATIONS

     You should consult your own legal advisors to determine whether Certificates are legal investments for you and whether you can use Certificates as collateral for borrowings. In addition, financial institutions should consult their legal advisors or regulators to determine the appropriate treatment of Certificates under risk-based capital or similar rules.

     If you are subject to legal investment laws and regulations or to review by regulatory authorities, you may be subject to restrictions on investing in some types of Certificates or in Certificates generally. Institutions regulated by the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of

Thrift Supervision, the National Credit Union Administration, the Treasury Department or any other federal or state agency with similar authority should review applicable regulations, policy statements and guidelines before purchasing or pledging Certificates.

                              PLAN OF DISTRIBUTION

     For each Series of Certificates, Freddie Mac will enter into a purchase agreement with one or more underwriters, who will offer the Classes of that Series as described in the related Supplement. Underwriters and their affiliates may engage in other transactions with and perform services for Freddie Mac in the ordinary course of business. Freddie Mac, the underwriters or other parties may receive compensation, trading gain or other benefits in connection with such transactions. We typically receive a fee from the underwriter for each offering.

     We may engage in transactions that affect the payment behavior and market prices of Certificates. For any Series, we may furnish some or all of the PCs or other Assets from our own portfolio, and we may acquire some or all of the related Classes of Certificates. Assets from our portfolio may emphasize specific Mortgage characteristics, such as loan purpose, source of origination, geographic distribution or loan size, or specific borrower characteristics, such as credit rating or equity in the property. In addition, from time to time we may repurchase Certificates on the market for our portfolio, and we may offer for sale any Certificates that we hold.

                                INCREASE IN SIZE

     Before any offering of Certificates closes, Freddie Mac may increase the size of the offering by increasing the amount of the Assets or any Asset Group. In that event, the Certificates receiving payments from those Assets will have the same characteristics as described in the related Supplement, except that (a) the original principal or notional principal amount of each REMIC Class, (b) the maximum original principal or notional principal amount of each MACR Class and
(c) the dollar values of any applicable principal payment schedules or priority amounts, all will increase by the same proportion. The related Terms Supplement will reflect any increase in size of an offering.

                                                                      APPENDIX I

                                 INDEX OF TERMS

     The following is a list of defined terms used in this Offering Circular and the pages where their definitions appear.

                                          PAGE
                                          ----
Accrual Period...........................    15
Adjustment Date..........................   V-1
Agreement................................    27
Annual Interest Amount................... III-1
ARM Giant PCs............................    11
ARM PCs..................................    11
ARMs....................................    11
Asset Groups.............................    10
Assets...................................     4
BBA......................................   V-1
BBA Method...............................   V-1
Business Day.............................    14
Call Class...............................  VI-1
Call Fee.................................  VI-2
Call Right...............................  VI-1
Call Payment.............................  VI-2
Callable Class...........................  VI-1
Callable Pool............................  VI-1
Certificates.............................     4
Class Coupon.............................     5
Class Factor.............................    13
Classes..................................     4
Code.....................................     5
COFI.....................................    16
COFI Classes.............................    16
Combinations.............................    20
Committee Report.........................    33
Components...............................    14
Component Factors........................    13
CPCs.....................................    10
CPR......................................    27
CUSIP Number.............................    19
DTC......................................     6
DTC Participants.........................    19
DTC System...............................     6
Deceased Owner..........................  IV-3
Designated Telerate Page.................   V-1
Double-Tier Series.......................     9
ERISA....................................    45
Events of Default........................    29
Fed Participants.........................    19
Fed System...............................     6
FHLB of San Francisco....................   V-2
Final Payment Date.......................    17
Freddie Mac..............................     4
Freddie Mac Act..........................     3
Giant Offering Circular..................     3
Giant PCs................................    11
Giant Securities.........................    12
GIFC.....................................    28
GNMA.....................................    11
GNMA Certificates........................    11
GNMA I Certificates......................    11
GNMA II Certificates.....................    11
GNMA-Related Securities..................    11
Gold Giant PCs...........................    11
Gold PCs.................................    11
Guaranteed Maturity REMIC Pool...........  VI-1
Holder...................................     6

                                          PAGE
                                          ----
HUD......................................    11
Index....................................    15
LIBO Method..............................   V-1
LIBOR....................................    15
LIBOR Classes............................    16
Living Owner.............................  IV-3
Lower-Tier Classes.......................     9
Lower-Tier REMIC Pools...................     9
MACR Certificates........................     4
MACR Classes.............................     4
MACR Pools...............................     6
Modeling Assumptions.....................    26
Mortgage Securities......................     9
Mortgages................................     4
Multiclass PCs...........................     4
Multiclass Securities....................     4
OID Regulations..........................    31
1% Clean-up Call Right...................    18
Original Giant PCs.......................    11
Original PCs.............................    11
Owner....................................    31
Payment Date.............................    14
Payment Delay............................    11
PC Offering Circular.....................     3
PCs......................................    10
Pricing Speed............................    32
Prime Rate...............................    16
Prime Rate Classes.......................    16
PSA......................................    27
Record Date..............................    16
Redemption Date..........................  VI-1
Reference Banks..........................   V-2
Registrar................................     6
Regular Classes..........................     5
REMIC....................................     5
REMIC Certificates.......................     4
REMIC Classes............................     4
REMIC Pools..............................     4
REMIC Regulations........................    39
Reserve Interest Rate....................   V-2
Residual Class...........................     5
Residual Owner...........................    35
Retail Class Units.......................     5
Retail Rounding Accounts.................    10
Reuters Screen LIBO Page.................   V-2
Series...................................     4
Single-Tier Series.......................     9
Strip....................................    42
Structuring Range........................  II-2
Structuring Rate.........................  II-3
Supplement...............................     2
Terms Supplement.........................    27
Treasury Index...........................    16
Treasury Index Classes...................    16
Treasury Index Adjustment Date...........   V-4
Underlying REMIC Class...................  VI-1
Upper-Tier Classes......................     9
Upper-Tier REMIC Pool....................     9
U.S. person..............................    40

                                                                     APPENDIX II

               STANDARD DEFINITIONS AND ABBREVIATIONS FOR CLASSES

     The following chart identifies and generally defines most categories of Classes. The first column of the chart shows our standard abbreviation for each category. Each Supplement will identify the categories of Classes of the related Series by means of one or more of these abbreviations.

                                PRINCIPAL TYPES

  FREDDIE
    MAC
  STANDARD        CATEGORY
ABBREVIATION      OF CLASS                               DEFINITION
------------  -----------------                          ----------
    AD        Accretion          Classes  that are  designed to  receive principal payments
              Directed           primarily from  the  interest that  accrues  on  specified
                                 Accrual or Partial Accrual Classes. These Classes also may receive  principal  payments  from principal  paid  on the underlying Assets.
    AS        Accelerated        Shifting Payment  Percentage  Classes that  are  generally
              Security           expected  to receive principal  payments more rapidly than the related Non-Accelerated Securities in earlier periods.
   AFC        Available Funds    Classes that  may receive  as  principal, in  addition  to other amounts, a portion of the funds received as interest on  the underlying Assets,  to the extent  that such funds remain available after accrued interest due on the same or related Classes has been paid.
   CALL       Call               Classes whose Holders have the right to direct Freddie Mac to redeem  the  related  Callable  Class  or  Classes,  as provided in the applicable Supplement.
 CALLABLE     Callable           Classes  that are  redeemable, directly  or indirectly, at the direction of the Holder of the related Call Class,  as provided in the applicable Supplement.
   CPT        Component          Classes  consisting  of  Components. The  Components  of a
                                 Component  Class  may  have  different  principal   and/or
                                 interest payment characteristics but together constitute a single  Class. Each Component of  a Component Class may be identified as falling into one  or more of the  categories in this chart.
   GMC        Guaranteed         Classes  that have a  Final Payment Date  earlier than the
              Maturity Class     latest date by  which those  Classes could  be retired  by payments on their underlying Assets. Typically, Holders of a  Guaranteed Maturity Class receive  payments up to their
                                 Final  Payment  Date  from  payments  made  on  a  related
                                 Underlying   REMIC  Class.  On  its  Final  Payment  Date,
                                 however, the Holders of an outstanding Guaranteed Maturity
                                 Class will be entitled  to receive the entire  outstanding principal  balance of their Certificates, plus interest at the applicable  Class Coupon  accrued during  the  related
                                 Accrual Period, even if the related Underlying REMIC Class has not retired.

  FREDDIE
    MAC
  STANDARD        CATEGORY
ABBREVIATION      OF CLASS                               DEFINITION
------------  -----------------                          ----------
   NAS        Non-Accelerated    Shifting  Payment  Percentage Classes  that  are generally
              Security           expected to receive  principal payments  more slowly  than the  related Accelerated Securities in earlier periods. On each Payment  Date or  beginning  on a  specified  Payment
                                 Date, however, each Class of Non-Accelerated Securities is entitled to a prescribed allocation of scheduled principal payments  and prepayments on the underlying Mortgages that may change over time.
   NPR        No Payment         Residual Classes that are designed to receive no  payments
              Residual           of principal.
   NSJ        Non-Sticky Jump    Classes   whose   principal   payment   priorities  change
                                 temporarily upon the occurrence  of one or more  "trigger"
                                 or  other priority-changing conditions.  A Non-Sticky Jump
                                 Class  "jumps"  or  is  "jumped"  (changes  its  principal payment priority to its new priority) on each Payment Date when  the  condition is  met and  reverts to  its original priority (does not  "stick" to the  new priority) on  each
                                 Payment Date when the condition is not met.
   NTL        Notional           Classes   having  only  a  notional  principal  amount.  A
                                 notional  principal  amount  is  the  amount  used  as   a
                                 reference  to calculate the  amount of interest  due on an
                                 Interest Only Class that is not entitled to any principal.
                                 The Supplements  typically  indicate  parenthetically  the type  of Class with which a  Notional Class will reduce or how a  Notional  Class will  reduce  with respect  to  its underlying Assets. For example, "NTL(PAC)" may designate a
                                 Notional Class whose notional principal amount will reduce based  on principal reductions of one or more PAC Classes, and "NTL(PT)" or "NTL(STP)" may designate a Notional Class whose notional principal amount will reduce
                                 proportionately with principal  reductions of the  related
                                 Assets.
   PAC        PAC (or Planned    Classes  that are  designed to  receive principal payments
              Amortization       using a  predetermined schedule  derived by  assuming  two
              Class)             constant  prepayment rates (a "STRUCTURING RANGE") for the
                                 underlying  Mortgages.  A  PAC  schedule  generally   will
                                 reflect  a Structuring Range at least  30% PSA (or 2% CPR)
                                 above and at least 30% PSA  (or 2% CPR) below the  Pricing
                                 Speed for the related Series. PAC Classes will always have one  or more related  Support Classes. The  PAC Classes in any Series may include two or more "Types." The PAC  Class or  Classes  within any  Type paying  from the  same Asset
                                 Group generally  have  a  single  Structuring  Range.  The different  Types have different  Structuring Ranges and/or different principal  payment  priorities. In  cases  where there  is  more  than one  Type,  the PAC  Classes  may be assigned such designations as Type I PAC Classes, Type  II
                                 PAC  Classes and so forth  (standard abbreviations: PAC I,
                                 PAC II and so forth).

  FREDDIE
    MAC
  STANDARD        CATEGORY
ABBREVIATION      OF CLASS                               DEFINITION
------------  -----------------                          ----------
    PT        Pass-Through       Classes which receive  all or a  specified portion  of  the principal payments on the underlying Assets (or  designated portion  of  the Assets)  and that  are not  designated  as
                                 Strip or Sequential Pay Classes.
   RTL        Retail             Classes  designated for  sale to  retail investors.  Retail
                                 Classes  typically are issued  in  small Retail Class Units and may  receive  principal  payments  in  accordance  with special priorities and allocation procedures.
    SC        Structured         Classes  that receive payments from one or more  previously
              Collateral         issued REMIC or MACR Classes. In some  cases, a  Structured
                                 Collateral  Class  also may  have  the  designation  of its underlying Class; in other cases, a  Structured  Collateral
                                 Class  also may have a  designation  based on the principal payment priorities in  its Series.  For  example,  "SC/PAC"
                                 may   designate  a   Structured   Collateral   Class  whose
                                 underlying Class is a PAC Class  or a Structured Collateral
                                 Class which is designed as a  PAC Class in its own  Series.
                                 Some  or  all of  the Classes  which  support  a Structured
                                 Collateral Class  designated as  a  PAC,  Scheduled or  TAC
                                 Class based on the designation of  its underlying Class may be supporting Classes in the underlying Series.
   SCH        Scheduled          Classes  that are  designed to  receive principal  payments using a  predetermined  schedule  or  a  specified  monthly dollar  amount, but that are  not  designated as PAC or TAC
                                 Classes. Scheduled Classes  may include, among others,  the following:
                                 - "High/Low  Scheduled  Classes" are  designed  to  receive
                                   principal  payments  using  two  or  more   predetermined
                                   schedules,  each  of  which  is  derived  using  either a
                                   single constant prepayment  rate (a  "STRUCTURING  RATE")
                                   or a Structuring Range for the underlying Mortgages.
                                 - "Absolute  Maturity Scheduled  Classes"  are  designed to receive principal payments using a predetermined schedule
                                   (typically   based  on  a  percentage  of  the  remaining
                                   principal balance  of  the underlying  Assets) such  that
                                   they  will be  retired by the  last date of such schedule
                                   under all  Mortgage  prepayment  scenarios,  including  a
                                   scenario in which no prepayments occur.
                                 - "Limited   Range   Scheduled  Classes"  are  designed  to
                                   receive principal payments using a predetermined schedule
                                   derived  from a  Structuring Range  that is less than 30%
                                   PSA above or less  than  30% PSA below the Pricing  Speed
                                   for the related Series.
                                 - "Component  Scheduled Classes" are Classes  consisting of
                                   PAC and TAC  Components, PAC and Scheduled  Components or
                                   Scheduled and TAC Components.

  FREDDIE
    MAC
  STANDARD        CATEGORY
ABBREVIATION      OF CLASS                               DEFINITION
------------  -----------------                          ----------
                                 Scheduled  Classes will  always have  one or  more related
                                 Support Classes. The Scheduled  Classes in any Series  may
                                 include  two  or  more  "Types."  The  Scheduled  Class or
                                 Classes within any Type paying  from the same Asset  Group generally  have a single  Structuring Range. The different
                                 Types have different  Structuring Ranges and/or  different principal payment priorities. In cases where there is more than  one Type, the Scheduled Classes may be assigned such
                                 designations  as  Type  I   Scheduled  Classes,  Type   II
                                 Scheduled  Classes and  so forth  (standard abbreviations:
                                 SCH I, SCH II and so forth).
   SEG        Segment            A Class which,  together with one  or more other  Classes, constitutes one or more principal payment "segments."
   SEQ        Sequential         Classes  that receive  principal payments  in a prescribed
              Pay                sequence, that  do not  have predetermined  schedules  and
                                 that,   in  most  cases,  receive  payments  of  principal
                                 continuously from  the first  Payment Date  on which  they receive  principal until they  are retired. Sequential Pay
                                 Classes may receive  principal payments concurrently  with one  or more other Sequential  Pay Classes. A single Class
                                 that  receives   principal  payments   before,  after   or
                                 concurrently with all other Classes in the same Series may be identified as a Sequential Pay Class.
    SJ        Sticky Jump        Classes   whose   principal   payment   priorities  change
                                 permanently upon the occurrence  of one or more  "trigger"
                                 or other priority-changing conditions. A Sticky Jump Class
                                 "jumps"  or  is  "jumped" (changes  its  principal payment priority to its  new priority) on  the first Payment  Date when  the condition is met  and retains ("sticks" to) that priority until retired.
   SPP        Shifting Payment   Classes that receive principal attributable to prepayments
              Percentage         on the  underlying Mortgages  in a  different manner  than principal  attributable  to scheduled  payments  and/or in shifting proportions over time.
   STP        Strip              Classes that receive a constant proportion, or "strip," of the  principal  payments  on  the  underlying  Assets  (or designated portion of the Assets).
   SUP        Support            Classes   that   receive  principal   payments   from  the
                                 underlying Assets on  any Payment Date  only if  scheduled payments  have  been  made on  specified  PAC,  TAC and/or
                                 Scheduled Classes.

  FREDDIE
    MAC
  STANDARD        CATEGORY
ABBREVIATION      OF CLASS                               DEFINITION
------------  -----------------                          ----------
   TAC        TAC (or Targeted   Classes that are  designed to  receive principal  payments
              Amortization       using  a  predetermined  schedule  derived  from  a single
              Class)             Structuring Rate for the underlying Mortgages. TAC Classes will always have one or more related Support Classes.  The
                                 TAC Classes in any Series may include two or more "Types."
                                 The  different  Types  have  different  principal  payment priorities and/or  have schedules  that are  derived  from different  Structuring Rates. In cases where there is more than one  Type,  the  TAC Classes  may  be  assigned  such designations  as Type I  TAC Classes, Type  II TAC Classes and so forth (standard abbreviations: TAC I, TAC II and so forth).
   XAC        Index Allocation   Classes whose principal payment  allocations are based  on
              Class              the value of an Index.

                                 INTEREST TYPES

  AFC     Available Funds    Classes  whose entitlement to be  paid accrued interest is subject to the availability of funds received as  interest and/or principal payments on the underlying Assets. In the event  such  funds  are insufficient,  the  amount  of the
                             deficiency  may,  if   so  provided   in  the   applicable
                             Supplement, be carried forward to subsequent Payment Dates
                             (and  may itself  accrue interest)  until sufficient funds
                             are  available  to   provide  for  the   payment  of   the
                             deficiency.  Any deficiency that  remains unpaid after the underlying Assets are  retired will not  be owing or  paid and will not be covered by Freddie Mac's guarantees.
  ARB     Ascending Rate     Classes   that  have  predetermined   Class  Coupons  that
                             increase one  or more  times  on dates  determined  before issuance.
  DLY     Delay              A  Floating Rate, Inverse  Floating Rate or  WAC Class for
                             which there is a delay of 15 or more days from the end  of its Accrual Period to the related Payment Date.
  DRB     Descending Rate    Classes   that  have  predetermined   Class  Coupons  that
                             decrease one  or more  times  on dates  determined  before issuance.
  EXE     Excess             Classes  that receive  any principal and  interest paid on the underlying  Assets  in excess  of  the amount  of  the prescribed  principal and interest required  to be paid on all Classes in the  Series. Excess Classes sometimes  have specified principal amounts but no specified Class Coupon.
  FIX     Fixed Rate         Classes  with Class Coupons that  are fixed throughout the life of the Class.
  FLT     Floating Rate      Classes with  Class Coupons  that are  reset  periodically based  on an Index and that  vary directly with changes in the Index.
  IDC     Index Differ-      Classes with  Class Coupons  that are  reset  periodically
          ential             based  on the difference (or other specified relationship)
                             between two or more designated Indices.

  FREDDIE
    MAC
  STANDARD        CATEGORY
ABBREVIATION      OF CLASS                               DEFINITION
------------  -----------------                          ----------
   INV        Inverse Float-     Classes with  Class Coupons  that are  reset  periodically
              ing Rate           based  on an Index and that vary inversely with changes in the Index.
    IO        Interest Only      Classes that receive some or all of the interest  payments made  on the underlying Assets and little or no principal.
                                 Interest Only Classes have either a nominal or a  notional principal  amount. A  nominal principal  amount represents actual principal that  will be  paid on the  Class. It  is referred  to  as  nominal  since  it  is  extremely  small compared to other Classes. A notional principal amount  is the  amount used as a reference to calculate the amount of interest due  on  an  Interest  Only  Class  that  is  not entitled to any principal.
   NPR        No Payment         Residual  Classes that are designed to receive no payments
              Residual           of interest.
   PEC        Payment Ex-        Classes whose Class  Coupons vary,  in whole  or in  part,
              change Cer-        based  upon payments  of interest made  to or  from one or
              tificates          more related Classes.
    PO        Principal Only     Classes that do not receive any interest.
    PZ        Partial Accrual    Classes that accrete  a part of  their interest, which  is added  to the  outstanding principal  balance, and receive payments of the remainder as interest.
    W         WAC (or Weighted   Classes whose Class Coupons  represent a blended  interest
              Average Coupon)    rate  that may change  from period to  period. WAC Classes may consist of Components with different interest rates or may be backed by Assets with different interest rates.
    Z         Accrual            Classes that accrete all of their interest, which is added to their outstanding principal balance. This accretion may
                                 continue  until  the  Class  begins  receiving   principal
                                 payments, until some other event has occurred or until the
                                 Class is retired.

                                                                    APPENDIX III

                           MACR CERTIFICATE EXCHANGES

     The Supplement for each Series that includes one or more MACR Classes will identify those Classes and the Combinations of related REMIC Classes and MACR Classes.

  EXCHANGES

     We permit any exchange of Classes within a Combination, subject to the following constraints:

        - The Classes must be exchanged in the applicable "exchange proportions," if any, shown in the Supplement. As described below, these are based on the original principal amounts (or original notional principal amounts, if applicable) of the REMIC Classes or MACR Classes, as applicable.

        - The aggregate principal amount (rounded to whole dollars) of the Certificates received in the exchange, immediately after the exchange, must equal that of the Certificates surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any Notional Class always equals $0).

        - The aggregate "Annual Interest Amount" (rounded to whole dollars) of the Certificates received in the exchange must equal that of the Certificates surrendered for exchange. The "ANNUAL INTEREST AMOUNT" for any Certificate equals its outstanding principal or notional principal amount times its current Class Coupon.

     Where "exchange proportions" are shown for Classes that are exchangeable for other Classes, we base those proportions on the original, rather than on the outstanding, principal or notional principal amounts of the Classes. If the Classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If the Classes do not receive principal payments pro rata with each other, you can calculate current exchange proportions for the Classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion for each Class by its current Class Factor and (2) dividing each resulting percentage by the sum of such percentages.

         Example: Class A and Class B, which together are exchangeable for a MACR Class, have equal original principal amounts and therefore have exchange proportions of 50% and 50%. However, they receive principal payments in alphabetical order, so that no principal payment is made on Class B until Class A has been retired. If the current Class Factors are 0.6000000 for Class A and 1.0000000 for Class B, you would calculate their current exchange proportions, based on their outstanding principal amounts, as follows:

                Step (1):
                Class A: 50% X 0.6000000 = 30%
                Class B: 50% X 1.0000000 = 50%

                Step (2):
                Class A: 30% / (30% + 50%) = 37.5%
                Class B: 50% / (30% + 50%) = 62.5%

                                      III-1

         A permitted exchange might include $375,000 outstanding principal amount of Class A and $625,000 outstanding principal amount of Class B (equivalent to $625,000 original principal amount of Class A and $625,000 original principal amount of Class B). If Class A has been retired, its current exchange proportion would be 0%, that of Class B would be 100%, and only Class B would be included in the exchange.

     Any exchanges will be subject to the rules, regulations and procedures applicable to our book-entry securities, in the case of Classes in book-entry form.

     The first payment on a REMIC Certificate or a MACR Certificate received in an exchange transaction will be made on the Payment Date in either the first or the second month after the exchange, depending on its Payment Delay. We will make this payment to the Holder of record as of the applicable Record Date.

  TYPES OF COMBINATIONS

     Within a particular Series, one or more types of Combinations may exist.

     In some cases you can exchange two or more REMIC Classes for a single MACR Class, and vice versa. The following illustrates such a Combination:

           REMIC CERTIFICATES                             MACR CERTIFICATES
-----------------------------------------   ----------------------------------------------
        ORIGINAL      EXCHANGE     CLASS           MAXIMUM ORIGINAL    EXCHANGE     CLASS
CLASS    BALANCE     PROPORTIONS   COUPON   CLASS      BALANCE        PROPORTIONS   COUPON
-----  -----------   -----------   ------   -----  ----------------   -----------   ------
A      $10,000,000       50%         10%    M        $20,000,000          100%        5%
PO      10,000,000       50           0

     In some cases you can exchange a single REMIC Class for two or more MACR Classes, and vice versa. The following illustrates such a Combination:

            REMIC CERTIFICATES                             MACR CERTIFICATES
------------------------------------------   ----------------------------------------------
         ORIGINAL      EXCHANGE     CLASS           MAXIMUM ORIGINAL    EXCHANGE     CLASS
CLASS     BALANCE     PROPORTIONS   COUPON   CLASS      BALANCE        PROPORTIONS   COUPON
-----   -----------   -----------   ------   -----  ----------------   -----------   ------
A       $10,000,000       100%        10%    M        $10,000,000          100%         0%
                                             MI        10,000,000(notional)    *       10

---------------

* Not applicable. The notional principal amount of the MI Class being exchanged equals the principal amount of the M Class being exchanged.

     Finally, in some cases you can exchange a REMIC Class or Classes for various combinations of "ratio-stripping" MACR Classes, and you can exchange these MACR Classes for REMIC Classes or for other MACR Classes. In such cases, subject to the constraints listed under Exchanges above, numerous subcombinations are possible. The following illustrates a "ratio-stripping"
Combination:

           REMIC CERTIFICATES                                      MACR CERTIFICATES
-----------------------------------------   ------------------------------------------------------
        ORIGINAL      EXCHANGE     CLASS           MAXIMUM ORIGINAL            EXCHANGE     CLASS
CLASS    BALANCE     PROPORTIONS   COUPON   CLASS      BALANCE                PROPORTIONS   COUPON
-----  -----------   -----------   ------   -----  ----------------           -----------   ------
A      $10,000,000       100%      7.00%    MI       $10,000,000(notional)        N/A        7.00%
                                            MA        10,000,000                  N/A        6.00
                                            MB        10,000,000                  N/A        6.25
                                            MC        10,000,000                  N/A        6.50
                                            MD        10,000,000                  N/A        6.75
                                            ME         9,655,172                  N/A        7.25
                                            MF         9,333,333                  N/A        7.50
                                            MG         9,032,258                  N/A        7.75
                                            MH         8,750,000                  N/A        8.00
                                            MP        10,000,000                  N/A        0.00

                                      III-2

Within this Combination you could, for example, exchange (a) any one of the first four subcombinations of Classes shown in the following table for any other such subcombination or (b) any one of the last three subcombinations shown for any other such subcombination.

                                SUBCOMBINATIONS

                                                                  ANNUAL
SUBCOMBINATION  CLASS  ORIGINAL BALANCE        CLASS COUPON   INTEREST AMOUNT
--------------  -----  ----------------        ------------   ---------------
      1         A        $10,000,000               7.00%         $700,000
      2         MI       $10,000,000(notional)     7.00%         $700,000
                MP        10,000,000               0.00                 0
                         -----------                             --------
                         $10,000,000                             $700,000
                         ===========                             ========
      3         MI       $ 1,428,571(notional)     7.00%         $100,000
                MA        10,000,000               6.00           600,000
                         -----------                             --------
                         $10,000,000                             $700,000
                         ===========                             ========
      4         MB       $ 1,600,000               6.25%         $100,000
                MH         7,500,000               8.00           600,000
                MP           900,000               0.00                 0
                         -----------                             --------
                         $10,000,000                             $700,000
                         ===========                             ========
      5         MF       $ 5,000,000               7.50%         $375,000
      6         MH       $ 4,687,500               8.00%         $375,000
                MP           312,500               0.00                 0
                         -----------                             --------
                         $ 5,000,000                             $375,000
                         ===========                             ========
      7         MA       $ 2,500,000               6.00%         $150,000
                MB         2,500,000               6.25           156,250
                MI           982,143(notional)     7.00            68,750
                         -----------                             --------
                         $ 5,000,000                             $375,000
                         ===========                             ========

  PROCEDURES AND FEES

     Notice

        - If you want to exchange Classes, you must notify our Structured Finance Department through a dealer that belongs to our REMIC dealer group. The dealer must notify us by telephone (866-903-2767) or by fax (571-382-4739).

        - We must receive the notice not later than two Business Days before the proposed exchange date, which, subject to our approval, can be any Business Day other than the first or last Business Day of the month. The notice must include:

          -- The outstanding principal or notional principal amount of both the Certificates to be exchanged and the Certificates to be received.

          -- The proposed exchange date.

        - After we receive a notice, we will telephone the dealer to give instructions for delivering the Certificates and the exchange fee to us by wire transfer.

        - Your notice becomes irrevocable on the second Business Day before the proposed exchange date.

                                      III-3

     Exchange Fee

     We charge a fee for each exchange. In most cases, the fee is 2/32 of 1% of the outstanding principal amount (exclusive of any notional principal amount) of the Certificates submitted for exchange, but not less than $5,000. However, the fee for an exchange involving Classes that have only notional principal amounts is 2/32 of 1% of the outstanding notional principal amount of the Certificates submitted for exchange or received in the exchange, whichever is lower, but not less than $5,000 or more than $60,000.

                                      III-4

                                                                     APPENDIX IV

                        RETAIL CLASS PRINCIPAL PAYMENTS

     The following describes how we make principal payments on most Retail Classes.

  SUMMARY

     We  have arranged  with DTC and  the Registrar (which  currently is Freddie
Mac) to make principal payments on Retail Classes in $1,000 Retail Class Units. We do this to accommodate retail investors who may not wish to receive their principal payments in amounts smaller than $1,000, to give a limited payment priority to investors who request early payment, and to give the first limited payment priority to the requesting estates of deceased investors.

     We make principal payments on a Retail Class as follows:

        - We determine the amount of principal, if any, payable on the entire Retail Class on each Payment Date as described in the related Supplement.

        - The Registrar rounds the principal payment to a multiple of $1,000, using the Retail Rounding Account described in the Supplement, and pays the rounded amount to DTC.

        - DTC remits the principal payment for the Retail Class, in multiples of $1,000, to the applicable DTC Participants. The DTC Participants and other financial intermediaries in turn remit principal payments to investors in the Retail Class, also in multiples of $1,000.

        - Investors who have properly requested early payment are paid first, to the extent of available principal, with a first priority given to "Deceased Owners" and a second priority to "Living Owners."

        - If more principal is available for payment on the Retail Class than the amount covered by valid requests for early payment, non-requesting investors in that Class receive principal payments in multiples of $1,000 under random lot procedures.

The rest of this Appendix describes these procedures in more detail.

  ROUNDING OF PRINCIPAL PAYMENTS

     On each Payment Date when principal is payable on a Retail Class, the amount payable on that Class is rounded to a multiple of $1,000. On the first such Payment Date, the Registrar withdraws from the Retail Rounding Account any funds needed to round the principal payment upward to the next multiple of $1,000 and pays the rounded amount on the Retail Class. On the next such Payment Date, the Registrar applies the principal payable on the Retail Class first to repay any amount withdrawn from the Retail Rounding Account on the previous Payment Date. The Registrar then rounds the remainder of the principal payment upward to the next multiple of $1,000, by making another withdrawal from the Retail Rounding Account, and pays this amount on the Retail Class. This process continues on each following Payment Date until the Retail Class has been retired.

  PRINCIPAL PAYMENT REQUESTS AND WITHDRAWALS

     If you own Retail Class Units, you may request that any or all of your Units be paid in full on the earliest possible Payment Date. You must submit your request to your broker or other financial intermediary, who must in turn make the request in writing to DTC on a prescribed form. DTC will date and time stamp all requests in accordance with its established procedures and forward the requests to the Registrar. The Registrar will keep a list of DTC Participants that represent beneficial owners that have requested Retail Class principal payments, together with the order of receipt and the amounts of the requests. You can get information regarding the number of Retail Class Units for your Class for which requests have been made and the status of your own request by contacting the Registrar as shown on page 6.

     You may withdraw a request for a Retail Class principal payment by notifying your broker or other financial intermediary, who must in turn forward the notice of withdrawal in writing to the Registrar on a prescribed form. Your request for a Retail Class principal payment will terminate if the Registrar receives notice that you have transferred the related Retail Class Units.

     For a request or a notice of withdrawal to be effective for any Payment Date, it must be received by DTC (in the case of a request) or the Registrar (in the case of a withdrawal) by the last business day of the preceding calendar month. Once effective, a request will remain effective for all Payment Dates unless it is withdrawn or terminates.

     DTC honors requests for Retail Class principal payments in accordance with the procedures described below. The Registrar will notify DTC and the appropriate DTC Participants which of the requests should be honored on each Payment Date. The decisions of the Registrar and DTC concerning these matters, and any related rules and procedures they establish, will be binding on all affected persons.

  PRINCIPAL PAYMENT ALLOCATIONS

     Payments to Requesting Beneficial Owners. For any Payment Date, we give priority of payment on a Retail Class to beneficial owners of that Class who have requested principal payments. DTC honors requests in the following order of priority:

          1. Requests of Deceased Owners in the order that DTC received those requests, up to $100,000 for each requesting Deceased Owner.

          2. Requests of Living Owners in the order established by the random lot procedures of the Registrar, up to $10,000 for each requesting Living Owner.

DTC will then honor requests of each Deceased Owner as provided in Step 1 up to a second $100,000, and requests of each Living Owner as provided in Step 2 up to a second $10,000. DTC will repeat this order of priorities until it has honored all principal payment requests.

     If there is not enough principal available on a given Payment Date to honor all requests, the requests will be honored on following Payment Dates as principal becomes available. In the case of requests of Living Owners, the Registrar will establish a new order of priority for each Payment Date by random lot. This order will apply both to previously unsatisfied payment requests and to newly submitted requests. A principal payment request of a Living Owner who later dies will become entitled to the priority of a newly submitted request of a Deceased Owner. This priority will be effective for each subsequent Payment Date only if DTC has received appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month.

     Payments to Non-Requesting Beneficial Owners. If the amount of principal available for payments on a Retail Class on a given Payment Date is more than the amount needed to honor all principal payment requests, DTC will determine which Retail Class Units will be paid by using its established random lot procedures. Each DTC Participant receiving principal payments, and each financial intermediary in the chain to the beneficial owners, will remit payments to their customers according to their own procedures, which may or may not be by random lot. A DTC Participant or financial intermediary could decide to allot Retail Class principal payments to certain customers (which could include the DTC Participant or intermediary) without allotting payments to others. You may ask your brokers or other intermediaries what allocation procedures they use.

  BENEFICIAL OWNERS

     A "DECEASED OWNER" is the estate of an individual who owned the applicable Retail Class Units at the time of death, provided the executor or other authorized representative of the estate furnishes to DTC evidence of death satisfactory to the Registrar and any tax waivers requested by the Registrar. A "LIVING OWNER" is any other beneficial owner of Retail Class Units.

     The following rules will apply to determine beneficial ownership in the case of Deceased Owners:

        - Retail Class Units beneficially owned by tenants by the entirety, joint tenants or tenants in common will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be regarded as the death of the beneficial owner, and the Retail Class Units beneficially owned will become eligible for the principal payment priority described above.

        - Retail Class Units beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary's interest in the trust (however, a trust's beneficiaries collectively cannot be beneficial owners of more Retail Class Units than are owned by the trust). The death of a beneficiary of the trust will be regarded as the death of a beneficial owner of the Retail Class Units beneficially owned by the trust to the extent of that beneficiary's interest in the trust.

        - The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be regarded as the death of the beneficiary of the trust.

        - The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Retail Class Unit will be regarded as the death of the beneficial owner of that Retail Class Unit, regardless of the registration of ownership, if the beneficial ownership interest can be established to the satisfaction of the Registrar. A beneficial ownership interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between spouses. A beneficial ownership interest will be evidenced by such factors as the power to sell or otherwise dispose of a Retail Class Unit, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Retail Class Unit.

                                                                      APPENDIX V

                             INTEREST RATE INDICES

     We determine the Indices for Floating Rate and Inverse Floating Rate Classes as follows. Our methods for determining Indices are subject to modification as necessary to reflect technological and market changes.

  LIBOR

     We calculate the Class Coupons of LIBOR Classes for each Accrual Period (after the first) on the second business day before the Accrual Period begins (an "ADJUSTMENT DATE"). For this purpose, a "business day" is a day on which banks are open for dealing in foreign currency and exchange in London, New York City and Washington, D.C. We determine LIBOR by using either:

        - The "Interest Settlement Rate" for U.S. dollar deposits of the applicable maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the Adjustment Date (the "BBA METHOD").

        - The offered quotations of the Reference Banks (as defined below) as of 11:00 a.m. (London time) on the Adjustment Date (the "LIBO METHOD").

Each applicable Supplement will specify which method we use.

     BBA Method. The BBA's Interest Settlement Rates are currently displayed on the Moneyline Telerate Service page 3750. That page, or any other page that may replace page 3750 on that service or any other service the BBA nominates as the information vendor to display the BBA's Interest Settlement Rates for deposits in U.S. dollars, is a "DESIGNATED TELERATE PAGE." Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM" also currently display the BBA's Interest Settlement Rates. The BBA's Interest Settlement Rates currently are rounded to five decimal places.

     If the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on an Adjustment Date, or if the Designated Telerate Page is not then available, we will obtain the Interest Settlement Rate from Reuters' or Bloomberg's page. If neither of those two pages publishes the Interest Settlement Rate for the Adjustment Date, LIBOR for that date will be the most recently published Interest Settlement Rate. If the BBA no longer sets an Interest Settlement Rate, we will designate an alternative index that has performed, or that we expect to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. We will select an alternative index only if tax counsel advises us that the alternative index will not cause any affected REMIC Pools to lose their classification as REMICs.

     LIBO Method.   Under  the LIBO  Method, we  will determine  LIBOR for  each
Adjustment Date as follows:

        - If at least two Reference Banks provide offered quotations of the applicable maturity, LIBOR for the next Accrual Period will be the arithmetic mean of those quotations (rounded upwards, if necessary, to the next whole multiple of 1/16%).

        - If less than two Reference Banks provide such offered quotations, LIBOR for the next Accrual Period will be the higher of (a) LIBOR as determined on the previous Adjustment Date or (b) the Reserve Interest Rate.

        - If we cannot determine the Reserve Interest Rate, LIBOR for the next Accrual Period will be LIBOR as determined on the previous Adjustment Date or, in the case of the first Adjustment Date, the level of LIBOR used to calculate the initial Class Coupon of the particular LIBOR Class.

     For purposes of the LIBO Method:

        - "REFERENCE BANKS" means four leading banks engaged in Eurodollar deposit transactions in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Adjustment Date in question, (3) that we have designated as Reference Banks and (4) that are able and willing to provide quotations to us on each Adjustment Date. If any Reference Bank is removed from the Reuters Screen LIBO Page or fails to meet the qualifications of a Reference Bank, we may, in our sole discretion, designate an alternative Reference Bank. If the quotations of more than four banks appear on the Reuters Screen LIBO Page on an Adjustment Date, we will select the four Reference Banks by alternately excluding first the bank (or one of the banks) whose quotation is the highest, then the bank (or one of the banks) whose quotation is the lowest, and so forth, until only four banks remain.

        - "REUTERS SCREEN LIBO PAGE" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service, or any page that may replace page "LIBO" on that service or any successor service for the purpose of displaying London interbank offered quotations of major banks.

        - "RESERVE INTEREST RATE" means:

          -- The arithmetic mean (rounded upwards, if necessary, to the next whole multiple of 1/16%) of the Eurodollar lending rates of the applicable maturity that the New York City banks we select are quoting, on the relevant Adjustment Date, to the principal London offices of leading banks in the London interbank market.

          -- If we cannot determine this arithmetic mean, the lowest Eurodollar lending rate of the applicable maturity that the New York City banks we select are quoting on that Adjustment Date to leading European banks.

  COFI

     We calculate the Class Coupons of COFI Classes for each Accrual Period (after the first) on the related Adjustment Date (for non-Delay Classes) or on the second business day of the Accrual Period (for Delay Classes), by reference to COFI as published most recently by the Federal Home Loan Bank of San Francisco (the "FHLB OF SAN FRANCISCO"). The FHLB of San Francisco currently publishes COFI on or about its last working day of each month.

     COFI is designed to represent the monthly weighted average cost of funds for savings institutions in the Eleventh District (which consists of Arizona, California and Nevada) for the month prior to the month of publication. The FHLB of San Francisco computes COFI for each month by dividing the cost of funds (interest paid during the month by Eleventh District savings institutions on savings, advances and other borrowings) by the average of the total amount of these funds outstanding at the end of that month and the prior month. It then annualizes and adjusts the result to reflect the actual number of days in the particular month. If necessary, the FHLB of San Francisco adjusts the component figures to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. COFI has been reported each month since August 1981.

     COFI is intended to reflect the interest costs paid on all types of funds held by Eleventh District member savings associations and savings banks. COFI is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The three major components of funds of Eleventh District member institutions are: (1) savings deposits, (2) Federal Home Loan Bank advances and (3) all other borrowings, such as reverse repurchase agreements and mortgage-backed bonds. Unlike most other interest rate measures, COFI does not necessarily reflect current market rates, since the component funds represent a variety of terms to maturity whose costs may react in different ways to changing conditions. The FHLB of San Francisco periodically prepares percentage breakdowns of the types of funds held by Eleventh District member institutions. You can get these breakdowns from the FHLB of San Francisco.

     A number of factors affect the performance of COFI that may cause it to move in a manner different from indices tied to specific interest rates, such as LIBOR or any Treasury Index. Because of the various terms to maturity of the liabilities upon which COFI is based, COFI may not necessarily reflect the average prevailing market interest rates on new liabilities of similar maturities. Also, COFI may not necessarily move in the same direction as market interest rates at all times because, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, COFI is influenced by the difference between the prior and the new rates on those deposits or borrowings. Because COFI is based on a regional and not a national cost of funds, it may not behave as would a nationally based index. In addition, the movement of COFI, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLB of San Francisco in the method used to calculate COFI.

     You can order an informational brochure explaining COFI by writing or calling the FHLB of San Francisco's Marketing Department, P.O. Box 7948, San Francisco, California 94120 (415-616-2610.) You can obtain the current level of COFI by calling the FHLB of San Francisco at 415-616-2600 or from its Internet Web-Site at www.fhlbsf.com.

     If the FHLB of San Francisco fails to publish COFI for a period of 65 calendar days, we will calculate the Class Coupons of the COFI Classes for subsequent Accrual Periods by using, in place of COFI, any replacement index published or designated by the FHLB of San Francisco. If the FHLB of San Francisco does not publish or designate a replacement index, we will select an alternative index that has performed, or that we expect to perform, in a manner substantially similar to COFI. At the time we first select an alternative index, we will determine the average number of basis points, if any, by which the alternative index differed from COFI for the period we, in our sole discretion, reasonably determine reflects fairly the long-term difference between COFI and the alternative index, and will adjust the alternative index by that average. We will select a particular index as the alternative index only if tax counsel advises us that the alternative index will not cause any affected REMIC Pools to lose their classification as REMICs.

     If the FHLB of San Francisco later resumes publication of COFI, we will calculate the Class Coupons of the COFI Classes for each following Accrual Period by reference to COFI.

  TREASURY INDEX

     We calculate the Class Coupons of Treasury Index Classes for each Accrual Period (after the first) on the fourth business day before the Accrual Period begins (a "TREASURY INDEX ADJUSTMENT DATE"). On each Treasury Index Adjustment Date, we will determine the applicable Treasury Index, which will be either:

        - The auction average (investment) yield, expressed as a per annum rate, on three-month or six-month U.S. Treasury bills as made available by the Treasury Department in the most recent edition of its Public Debt News that is available to us.

        - The weekly average yield, expressed as a per annum rate, on U.S. Treasury securities adjusted to a constant maturity of one, three, five, seven, ten or thirty years or to some other constant maturity (as specified in the applicable Supplement) that the Federal Reserve Board publishes in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available to us.

     The Treasury Department releases its Public Debt News on the day of the applicable auction. You can get it by contacting the Treasury Department's Bureau of Public Debt or from its Internet Web-Site at www.treasury.gov. Statistical Release No. H.15 (519) is released on Monday or Tuesday of each week. You can get it from the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, N.W., M.S. 138, Washington, D.C. 20551 or from its Internet Web-Site at www.federalreserve.gov.

     We consider a new value for the Treasury Index to have been made available on the day following the date it is released. In the event the applicable Treasury Index is no longer published in the Public Debt News or Federal Reserve Statistical Release No. H.15 (519), or either publication is no longer published, we will designate a new source for obtaining the applicable Treasury Index.

     The applicable auction average (investment) yield for a given week is the yield resulting from the auction of three-month or six-month U.S. Treasury bills held that week.

     The weekly average yield reflects the average yields of the five calendar days ending on Friday of the previous week. Yields on Treasury securities at "constant maturity" are estimated from the Treasury Department's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method permits estimation of the yield for a given maturity even if no security with that exact maturity is outstanding.

     If the applicable Treasury Index becomes unavailable, we will designate an alternative index based upon comparable information and methodology. At the time we first select an alternative index, we will determine the average number of basis points, if any, by which the alternative index differed from the applicable Treasury Index for the period we, in our sole discretion, reasonably determine reflects fairly the long-term difference between the applicable Treasury Index and the alternative index, and will adjust the alternative index by that average. We will select a particular index as the alternative index only if tax counsel advises us that the alternative index will not cause any affected REMIC Pools to lose their classification as REMICs.

     If the applicable Treasury Index becomes available again, we will calculate the Class Coupons for the related Treasury Index Classes for each following Accrual Period by reference to the applicable Treasury Index.

     Notwithstanding the above, we adjust the Class Coupons of Treasury Index Classes backed by adjustable rate GNMA Certificates by reference to the same value for the applicable Treasury Index as is used to adjust the interest rates of the GNMA Certificates.

  PRIME RATE

     On each Adjustment Date, we calculate the Class Coupons of Prime Rate Classes for the next Accrual Period by reference to the rate published as the "Prime Rate" in the "Money Rates" section or other comparable section of The Wall Street Journal on that Adjustment Date. The rate published in The Wall Street Journal currently represents the base rate on corporate loans posted by at least 75% of the 30 largest commercial banks in the United States. If The Wall Street Journal instead publishes a prime rate range, the average of that range, as determined by us, will be the Prime Rate.

     If The Wall Street Journal no longer publishes a "Prime Rate" entry, we will designate a new method for determining the Prime Rate based on comparable data. We will select an alternative method only if tax counsel advises us that the method will not cause any affected REMIC Pools to lose their classification as REMICs.

     If the Prime Rate becomes available in The Wall Street Journal again, we will calculate the Class Coupons for the Prime Rate Classes for each following Accrual Period by reference to the Prime Rate published in The Wall Street Journal.

                                                                     APPENDIX VI

                     GUARANTEED MATURITY AND CALL CLASSES;
                       REDEMPTION AND EXCHANGE PROCEDURES

GUARANTEED MATURITY CLASSES

     Each Guaranteed Maturity Class represents an interest in a separate REMIC Pool (each, a "GUARANTEED MATURITY REMIC POOL") that directly or indirectly holds one or more Classes of Freddie Mac Callable Pass-Through Certificates of the related Series (each, a "CALLABLE CLASS"). These Callable Classes will not be offered for sale. Each Callable Class represents an interest in a separate callable pass-through pool (each, a "CALLABLE POOL") that includes one or more REMIC Classes (each, an "UNDERLYING REMIC CLASS") of that Series. Each Callable Pool will also issue a "CALL CLASS."

     On each Payment Date while Guaranteed Maturity Classes entitled to principal are outstanding, their Holders will receive the principal payments made on the same Payment Date on the related Underlying REMIC Class. Each Guaranteed Maturity Class will bear interest on each Payment Date at its Class Coupon.

     On its Final Payment Date, the Holders of each Guaranteed Maturity Class, if outstanding, will be entitled to receive the outstanding principal balance (if any) of their Certificates plus interest at the applicable Class Coupon accrued during the related Accrual Period, even if its related Underlying REMIC Class has not retired.

     The Supplement for each Series that includes one or more Guaranteed Maturity Classes will identify each of those Classes and its related Callable Pool, Call Class, Callable Class and Underlying REMIC Class.

CALL CLASSES

     If you own a Call Class, you will not receive any payments of principal or interest. There can be only one Holder at a time of each Call Class. If you are the Holder of a Call Class, you will have the right (the "CALL RIGHT"):

     1. To direct Freddie Mac to redeem the related Callable and Guaranteed Maturity Classes shown in the Supplement on the applicable Final Payment Date.

     2. To exchange your Call Class for the related Underlying REMIC Class.

     You must pay a Call Fee and a Call Payment to exercise the Call Right, as described below.

REDEMPTION AND EXCHANGE

     Notice

     - If you own a Call Class and want Freddie Mac to redeem the related Callable and Guaranteed Maturity Classes on their Final Payment Date (the "REDEMPTION DATE"), you must notify Freddie Mac at least five business days before the related Record Date (the end of the preceding calendar month for Guaranteed Maturity Classes backed by Gold PCs or GNMA Certificates or, in most cases, the end of the second preceding calendar month for Guaranteed Maturity Classes backed by ARM PCs or Original PCs). If you do not notify

       Freddie Mac that you want Freddie Mac to redeem the related Callable and Guaranteed Maturity Classes by the close of business on the fifth business day before the related Record Date, your Call Right will expire.

     - You must notify Freddie Mac through a dealer that belongs to Freddie Mac's REMIC dealer group. The dealer must notify Freddie Mac by telephone (866-903-2767), followed by written confirmation (which may be by fax at 571-382-4739) on the same day in a form specified by Freddie Mac. Your notification is irrevocable once Freddie Mac receives it.

     Related Fees and Payments

     - The "CALL PAYMENT" will equal:

       1. the remaining principal amount of the related Underlying REMIC Class(es), based on the Class Factor(s) published:

        -- For  a  Guaranteed  Maturity  Class  backed  by  Gold  PCs  or   GNMA
           Certificates, in the month preceding the Redemption Date.

        -- For a Guaranteed Maturity Class backed by ARM PCs or Original PCs, in the second month preceding the Redemption Date.

                                      plus

       2. accrued interest at the Class Coupon(s) of such Classes for the related Accrual Period on that remaining principal amount.

     - The "CALL FEE" equals 1/32 of 1% of the remaining principal amount of the related Underlying REMIC Class(es) (but not less than $7,500).

     Exchange of Underlying REMIC Class(es)

     - On the Record Date relating to the Redemption Date, Freddie Mac will transfer the related Underlying REMIC Class(es) to you in exchange for:

       -- The related Call Class.

       -- The related Call Fee.

       -- The related Call Payment.

     - Freddie Mac will give you instructions for delivery of the Call Class, Call Fee and Call Payment.

     - Principal and interest payable on the applicable Underlying REMIC Class(es) will be payable to you beginning on the Redemption Date.

     Redemption of Guaranteed Maturity Class(es)

     - On the Redemption Date, Freddie Mac will redeem the applicable Guaranteed Maturity Class(es) by paying to their Holders the Call Payment.

     - Freddie Mac will not make any other payment on those Guaranteed Maturity Class(es).

     - Once redeemed, a Guaranteed Maturity Class and its related Callable and Call Classes will not be reissued.

     Defaulting Call Class Holder

     If you give notice of exercise of your Call Right, but you fail to deliver the related Call Class, Call Payment and Call Fee on the Record Date, then:

     - On the next Business Day, Freddie Mac will liquidate the related Underlying REMIC Class(es) in a commercially reasonable manner.

     - Freddie Mac will charge you a liquidation fee of $10,000.

     - Freddie Mac will apply the net proceeds of the liquidation, as necessary, to redeem the related Callable and Guaranteed Maturity Classes.

     - On the Redemption Date, Freddie Mac will pay to you the excess, if any, of:

       1. payments received on the related Underlying REMIC Class(es) in the month of redemption, plus

       2. the net proceeds to Freddie Mac from the liquidation of the related Underlying REMIC Class(es)

                                      over

       1. the amount of the Call Payment for such Underlying REMIC Class(es), plus

       2. the liquidation fee.

     - You will have no further right to or interest in the related Callable Class(es), Call Class or Underlying REMIC Class(es).

     - If Freddie Mac must make a payment under its guarantee to redeem a Guaranteed Maturity Class or Classes, you will be obligated to pay that amount to Freddie Mac in addition to the liquidation fee.

----------------------------------------------------------
----------------------------------------------------------

IF YOU INTEND TO PURCHASE CERTIFICATES, YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS SUPPLEMENT AND THE OFFERING CIRCULAR, INCLUDING THE INFORMATION IN THE DISCLOSURE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

THIS SUPPLEMENT, THE OFFERING CIRCULAR AND THE INCORPORATED DOCUMENTS MAY NOT BE CORRECT AFTER THEIR DATES.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY JURISDICTION THAT PROHIBITS THEIR OFFER.
                            ------------------------
                               TABLE OF CONTENTS

                      DESCRIPTION                           PAGE
                      -----------                           ----
                   OFFERING CIRCULAR SUPPLEMENT
Certain Risk Considerations.............................      S-2
Terms Sheet.............................................      S-3
Available Information...................................     S-12
General Information.....................................     S-12
   The Agreement........................................     S-12
   Form of Certificates.................................     S-13
   Denominations of Certificates........................     S-13
   Structure of Transaction.............................     S-13
   The Mortgages........................................     S-13
Payments................................................     S-14
   Payment Dates; Record Dates..........................     S-14
   Method of Payment....................................     S-14
   Categories of Classes................................     S-14
   Interest.............................................     S-15
   Principal............................................     S-16
   Class Factors........................................     S-16
   Guarantees...........................................     S-17
   1% Clean-up Call.....................................     S-17
   Residual Proceeds...................................      S-17
Prepayment and Yield Analysis...........................     S-17
   General..............................................     S-17
   Prepayment and Weighted Average Life
     Considerations.....................................     S-19
   Declining Balances Table.............................     S-21
   Yield Tables.........................................     S-31
Final Payment Dates.....................................     S-38
Certain Federal Income Tax Consequences.................     S-38
   General..............................................     S-38
   Regular Classes......................................     S-38
   Residual Classes.....................................     S-39
   MACR Classes.........................................     S-40
Legal Investment Considerations.........................     S-41
ERISA Considerations....................................     S-41
Plan of Distribution....................................     S-41
Legal Matters...........................................     S-41
Appendix A -- Available Combinations -- Series 3074.....      A-1
Appendix B -- Balances Schedules........................      B-1
Exhibit I -- Series 2916 Front Cover and Terms Sheet....      I-1
Exhibit II -- Series 2931 Front Cover, Terms Sheet and
 MACR Table.............................................     II-1
Exhibit III -- Series 3008 Front Cover, Terms Sheet and
 MACR Table.............................................    III-1
Exhibit IV -- Series 3036 Front Cover, Terms Sheet and
 MACR Table.............................................     IV-1
                        OFFERING CIRCULAR
Freddie Mac.............................................        3
Additional Information..................................        3
Summary.................................................        4
Risk Factors............................................        7
Description of Certificates.............................        9
MACR Certificates.......................................       20
Prepayment, Yield and Suitability Considerations........       21
The Agreement...........................................       27
Certain Federal Income Tax Consequences.................       30
ERISA Considerations....................................       45
Legal Investment Considerations.........................       45
Plan of Distribution....................................       46
Increase in Size........................................       46
Appendix I -- Index of Terms............................      I-1
Appendix II -- Standard Definitions and Abbreviations
 for Classes............................................     II-1
Appendix III -- MACR Certificate Exchanges..............    III-1
Appendix IV -- Retail Class Principal Payments..........     IV-1
Appendix V -- Interest Rate Indices.....................      V-1
Appendix VI -- Guaranteed Maturity and Call Classes;
 Redemption and Exchange Procedures.....................     VI-1

----------------------------------------------------------
----------------------------------------------------------
----------------------------------------------------------
----------------------------------------------------------
                                 $1,261,460,655

                                  FREDDIE MAC

                            MULTICLASS CERTIFICATES,
                                  SERIES 3074

                              (FREDDIE MAC LOGO)
                            BEAR, STEARNS & CO. INC.
                                OCTOBER 18, 2005

----------------------------------------------------------
----------------------------------------------------------

                                                              (Freddie Mac Logo)

                                  FREDDIE MAC

                      MORTGAGE PARTICIPATION CERTIFICATES

                      MORTGAGE PARTICIPATION CERTIFICATES

Freddie Mac issues and guarantees Mortgage Participation Certificates, or "PCS." PCs are securities that represent undivided beneficial ownership interests in, and receive payments from, pools of one- to four-family residential mortgages.

                            FREDDIE MAC'S GUARANTEE

We guarantee the payment of interest and principal on the PCs as described in this Offering Circular. PRINCIPAL AND INTEREST PAYMENTS ON THE PCS ARE NOT GUARANTEED BY AND ARE NOT DEBTS OR OBLIGATIONS OF THE UNITED STATES OR ANY FEDERAL AGENCY OR INSTRUMENTALITY OTHER THAN FREDDIE MAC. We alone are responsible for making payments on our guarantee.

                    TAX STATUS AND SECURITIES LAW EXEMPTIONS

The PCs are not tax-exempt. Because of applicable securities law exemptions, we have not registered the PCs with any federal or state securities commission. No securities commission has reviewed this Offering Circular.

THE PCS MAY NOT BE SUITABLE INVESTMENTS FOR YOU. YOU SHOULD NOT PURCHASE PCS UNLESS YOU HAVE CAREFULLY CONSIDERED AND ARE ABLE TO BEAR THE ASSOCIATED PREPAYMENT, INTEREST RATE, YIELD AND MARKET RISKS OF INVESTING IN THEM. THE RISK FACTORS SECTION BEGINNING ON PAGE 7 HIGHLIGHTS SOME OF THESE RISKS.

                    OFFERING CIRCULAR DATED OCTOBER 14, 2005

     If you intend to purchase PCs, you should rely only on the information in this Offering Circular, in the disclosure documents that we incorporate by reference in this Offering Circular as stated under Additional Information and in the related pool supplement (each, a "POOL SUPPLEMENT") that we will make available on our internet website as to each PC Pool upon its formation. We may not have independently verified information furnished to us by sellers regarding the loans backing PC Pools and make no representations or warranties concerning the accuracy or completeness of that information. In addition, sellers sometimes provide information about certain mortgages that they sell to us in separate additional supplements ("ADDITIONAL SUPPLEMENTS"). Each Pool Supplement and Additional Supplement contains information as of the date of the issuance of the related PCs. For the convenience of investors, we may post Additional Supplements on our website and furnish them upon request. We have not verified the information in Additional Supplements and make no representations or warranties concerning the accuracy or completeness of that information. You can find additional and updated information about our PCs on our internet website at www.freddiemac.com/mbs/. We have not authorized anyone to provide you with different information. Any information that may be furnished to you by a third party may not be reliable.

     This Offering Circular, any related Pool Supplement and any incorporated documents may not be correct after their dates.

     We are not offering the PCs in any jurisdiction that prohibits their offer.

     Appendix I shows the page numbers where definitions of capitalized terms appear.

                               TABLE OF CONTENTS

              DESCRIPTION                PAGE
              -----------                ----
Freddie Mac.............................     3
Additional Information..................     3
Summary.................................     4
Risk Factors............................     7
Application of Proceeds.................    12
Description of the Mortgages............    12
  General...............................    12
  Fixed-Rate Mortgages..................    12
  Adjustable Rate Mortgages (ARMs)......    13
  ARM Indices...........................    15
  Special Mortgage Characteristics......    16
  Mortgage Purchase and Servicing
     Standards..........................    19
Description of the PCs..................    23
  General...............................    23
  PC Pool Formation.....................    24
  General Pooling Criteria..............    24
  Pooling Criteria for Mortgages with
     Special Characteristics............    25
  Pool Factors and Monthly Reporting
     Periods............................    26
  Payment Dates.........................    27
  Payments of Principal.................    27
  Payments of Interest..................    28
  Record Dates..........................    29
  Final Payment Date....................    30
  Guarantees............................    30
  PC Pool Expenses......................    30
  Compensation of Servicers and Freddie
     Mac................................    30
  Pool Supplements......................    31
  Monthly Reporting of Pool Data........    31
  Form of PCs, Holders and Payment
     Procedures.........................    31

              DESCRIPTION                PAGE
              -----------                ----
Prepayment, Yield and Suitability
  Considerations........................    32
  Prepayments...........................    32
  Yields................................    35
  Suitability...........................    38
The Agreement...........................    38
  Transfer of Mortgages to PC Pool......    38
  Repurchase and Substitution of
     Mortgages..........................    39
  Events of Default.....................    40
  Rights Upon Event of Default..........    40
  Control by Holders....................    41
  Amendment.............................    41
  Tax Information.......................    41
  Termination...........................    41
  Various Matters Regarding Freddie
     Mac................................    42
  Governing Law.........................    42
Certain Federal Income Tax
  Consequences..........................    42
  General...............................    42
  Tax Status............................    43
  Buydown or Extended Buydown
     Mortgages..........................    44
  Discount and Premium..................    44
  Application of the Stripped Bond
     Rules..............................    46
  Backup Withholding, Foreign
     Withholding and Information
     Reporting..........................    47
ERISA Considerations....................    48
Legal Investment Considerations.........    48
Distribution Arrangements...............    49
Secondary Markets, Mortgage Security
  Performance and Market Support
  Activities............................    49
Certain Relationships and
  Transactions..........................    50
Appendix I -- Index of Terms............   I-1
Appendix II -- Example Pool
  Supplement............................  II-1
Appendix III -- Terms Used in Pool
  Supplements........................... III-1

                                  FREDDIE MAC

     Freddie Mac is one of the largest participants in the U.S. mortgage market. We are a stockholder-owned government-sponsored enterprise chartered by Congress on July 24, 1970 under the Federal Home Loan Mortgage Corporation Act, as amended (the "FREDDIE MAC ACT").

     Our statutory purposes are:

        - To provide stability in the secondary market for residential mortgages;

        - To respond appropriately to the private capital markets;

        - To provide ongoing assistance to the secondary market for residential mortgages (including mortgages on housing for low- and moderate-income families involving a reasonable economic return that may be less than the return earned on other activities) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for residential mortgage financing; and

        - To promote access to mortgage credit throughout the United States (including central cities, rural areas and other underserved areas) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for residential mortgage financing.

     We fulfill the requirements of our charter by purchasing residential mortgages and mortgage-related securities from mortgage lenders and securities dealers and by providing our credit guarantees of payment of principal and interest on the mortgage-related securities we issue.

     Our principal offices are located in McLean, Virginia. We have additional offices in Washington, D.C.; Reston, Virginia; Atlanta, Georgia; Chicago, Illinois; Dallas, Texas; New York, New York; and Woodland Hills, California.

                             ADDITIONAL INFORMATION

     We prepare annual Information Statements that describe our business and operations, and contain our audited financial statements. We also prepare Information Statement Supplements from time to time. As of any given date, this Offering Circular incorporates by reference the most recent Information Statement and any subsequent Information Statement Supplements. You should rely only on the most recent information provided or incorporated by reference in this Offering Circular and any applicable Pool Supplement.

     You can obtain copies of this Offering Circular, any Pool Supplement, any Additional Supplement, our most recent Information Statement, any subsequent Information Statement Supplements and the Mortgage Participation Certificates Agreement (as amended from time to time, the "AGREEMENT") under which PCs are issued from:

                        FREDDIE MAC -- INVESTOR INQUIRY
                       1551 PARK RUN DRIVE, MAILSTOP D5B
                          MCLEAN, VIRGINIA 22102-3110
                           TELEPHONE: 1-800-336-3672
                (571-382-4000 WITHIN THE WASHINGTON, D.C. AREA)
                    E-MAIL: INVESTOR INQUIRY@FREDDIEMAC.COM

     We also make these documents available on our internet website at this address:

                     INTERNET WEBSITE: WWW.FREDDIEMAC.COM*
---------------

* We are providing this internet address solely for the information of prospective investors. We do not intend this internet address to be an active link and we are not using reference to this address to incorporate additional information into this Offering Circular or any Pool Supplement, except as specifically stated in this Offering Circular.

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION ABOUT THE PCS. BEFORE BUYING PCS, YOU SHOULD READ THIS OFFERING CIRCULAR AND THE OTHER DISCLOSURE DOCUMENTS REFERRED TO IN ADDITIONAL INFORMATION. YOU SHOULD RELY ON THE INFORMATION IN AN APPLICABLE POOL SUPPLEMENT AS TO THE PC POOL IT DESCRIBES IF IT IS DIFFERENT FROM THE INFORMATION IN THIS OFFERING CIRCULAR. INFORMATION IN ANY APPLICABLE ADDITIONAL SUPPLEMENT IS PROVIDED BY THE SELLERS OF THE RELATED MORTGAGES AND NOT BY US. APPENDIX I SHOWS THE PAGE NUMBERS WHERE DEFINITIONS OF CAPITALIZED TERMS APPEAR.

ISSUER AND GUARANTOR.......  Federal Home Loan Mortgage Corporation, or "FREDDIE
                             MAC," a shareholder-owned government-sponsored enterprise.

PC POOLS...................  PCs represent undivided beneficial ownership interests in pools of mortgages that we form ("PC POOLS"). Investors in PCs own beneficially their pro rata shares of the mortgages in the PC Pool for their PCs. PC Pools generally have a minimum size at formation of $1,000,000 for Gold PCs and $500,000 for ARM PCs, but there is no minimum pool size for ARM PCs backed by Initial Interest Mortgages delivered under our Guarantor Program or Gold PCs backed by Initial Interest Mortgages delivered under our MultiLender Swap Program.

TYPES OF MORTGAGES.........  The assets in each PC Pool include mortgages or participation interests in mortgages that we have acquired ("MORTGAGES"). The Mortgages are secured primarily by first liens on one- to four-family residential properties and may be either fixed-rate Mortgages or adjustable rate Mortgages ("ARMS"). Some fixed-rate Mortgages and ARMs are Initial Interest Mortgages. We describe the characteristics of different types of Mortgages in Description of the Mortgages.

TYPES OF PCS...............  Each "GOLD PC" represents an interest in a PC Pool consisting of fixed-rate, level payment, fully amortizing Mortgages, fixed-rate Initial Interest Mortgages or fixed-rate Balloon/Reset Mortgages. Each "ARM PC" represents an interest in a PC Pool consisting of ARMs.

POOL CHARACTERISTICS.......  Each Mortgage in a PC Pool must meet the eligibility standards we have established. We may amend or waive our eligibility standards from time to time. The Pool Supplement for each PC Pool will describe the types and various characteristics of the Mortgages in the PC Pool. Mortgages may be repurchased from PC Pools or substituted for in certain limited situations described in this Offering Circular.

PAYMENTS...................  We pay principal and interest monthly on each
                             Payment Date beginning in (1) the month after issuance for Gold PCs or (2) the second month after issuance for ARM PCs. Payment Dates fall on or about the 15th day of each month. However, we do not pay principal on PCs backed by Initial Interest Mortgages that are in their interest only period unless unscheduled principal payments have been made on those Mortgages during that period. Our payments on PCs do not include the amounts of any fees, charges or interest in excess of the applicable PC Coupon that may be paid on the underlying Mortgages. These amounts are retained by servicers as servicing compensation or retained by us as management and guarantee fees.

  - INTEREST...............  We pay interest on each PC at its applicable per annum interest rate ("PC COUPON"). Interest payable on a Payment Date accrues during (1) the preceding calendar month for Gold PCs or (2) the second preceding calendar month for ARM PCs.

  - PRINCIPAL..............  We pass through all principal payments made on the
                             Mortgages in a PC Pool. We base the amount of these payments on servicers' reports of principal received on the Mortgages and, for Gold PCs, our calculation of scheduled monthly principal payments. Principal payments include full and partial prepayments of principal of Mortgages by borrowers and the principal amount of any Mortgages that are repurchased from PC Pools. The Holders of PCs issued from the same PC Pool receive any principal payments on a pro rata basis.

POOL FACTORS...............  In any month, you can determine the amount of the principal payment on a PC by reference to the Pool Factor for the related PC Pool. A Pool Factor is an exact decimal truncated to eight places which, when multiplied by the original principal balance of the related PC, equals the remaining principal balance of the PC after giving effect to the principal payment to be made in the same month for Gold PCs or in the following month for ARM PCs. We publish Pool Factors on or about the fifth Business Day of each month. Payment Capped ARM PCs may also have Negative Amortization Factors, which indicate any amounts of deferred interest added to the principal balances of such PCs during periods of negative amortization.

GUARANTEE..................  For Gold PCs, we guarantee timely payment of interest at the applicable PC Coupon and the timely payment of scheduled principal, whether or not we receive these payments from the servicers of the underlying Mortgages. For ARM PCs, we guarantee timely payment of interest at the applicable PC Coupon, whether or not we receive these payments from the servicers of the underlying Mortgages, and the full and final payment of any principal no later than the month following the Final Payment Date. We do not guarantee the timely payment of scheduled principal on ARM PCs. PRINCIPAL AND INTEREST PAYMENTS ON THE PCS ARE NOT GUARANTEED BY AND ARE NOT DEBTS OR OBLIGATIONS OF THE UNITED STATES OR ANY FEDERAL AGENCY OR INSTRUMENTALITY OTHER THAN FREDDIE MAC.

SERVICING..................  We are responsible for supervising the servicing of the Mortgages. We contract with mortgage servicers that perform most servicing functions on Freddie Mac's behalf and in accordance with standards we have established and may waive or change from time to time.

PC AGREEMENT...............  We issue and administer PCs according to the
                             Agreement, which we summarize in this Offering Circular. You should refer to the Agreement for a complete description of your rights and obligations and those of Freddie Mac.

PROCEEDS...................  Most PCs are issued in exchange for Mortgages, in which case we do not receive cash proceeds. We use the proceeds from the sale of PCs for cash to provide funds for general corporate purposes, including the purchase of additional Mortgages.

FORM OF PCS................  PCs are issued, held and transferable only on the book-entry system of the Federal Reserve Banks. The Holder of a PC is the entity that appears as such on the records of a Federal Reserve Bank. Only institutions that are members of the Federal Reserve System may be Holders of PCs.

PC DENOMINATIONS...........  The PCs are issued in minimum denominations of
                             $1,000 and in $1 increments above that minimum.

METHOD OF PAYMENT..........  A Federal Reserve Bank credits payments on each
                             Payment Date to the accounts of Holders on the Federal Reserve Banks' book-entry system. Each Holder, and each financial intermediary in the chain to the beneficial owners of the PCs, will be responsible for remitting payments to their customers.

TAX STATUS.................  We will classify each PC Pool as a grantor trust.
                             As an investor in PCs, you will be treated as the owner of a pro rata undivided interest in the ordinary income and the principal of the related grantor trust, and will be considered the owner of a pro rata undivided interest in each of the underlying Mortgages.

                                  RISK FACTORS

     Although we guarantee the payments on PCs and so bear the associated credit risk of the underlying Mortgages, as an investor you will bear the other risks of owning mortgage securities. This section highlights some of these risks. Investors should carefully consider the risks described below and elsewhere in this Offering Circular, the applicable Pool Supplement and the other documents referred to in Additional Information before deciding to purchase PCs. However, neither this Offering Circular nor those other documents describe all the possible risks of an investment in PCs that may result from your particular circumstances, nor do they project how PCs will perform under all possible interest rate and economic scenarios.

     PCS MAY NOT BE SUITABLE INVESTMENTS FOR YOU. PCs are complex securities. You, alone or together with your financial advisor, need to understand the risks of your investment, and you need to be able to analyze the information in this Offering Circular, the applicable Pool Supplement and the documents referred to in Additional Information, as well as the economic and other factors that may affect your investment. If you require a definite payment stream, or a single payment on a specific date, PCs are not suitable investments for you. If you purchase PCs, you need to have enough financial resources to bear all of the risks related to your investment.

     PC PRINCIPAL PAYMENT RATES ARE UNCERTAIN. Principal payment rates on PCs will depend on the rates of principal payments on the underlying Mortgages. Mortgage principal payments include scheduled payments and full and partial prepayments, including prepayments that result from refinancings and other voluntary payments by borrowers and from the repurchase of Mortgages from PC Pools due to defaults or delinquencies, inaccurate representations or warranties or other factors. Mortgage prepayment rates fluctuate continuously and in some market conditions substantially. Therefore, we cannot predict the rate of prepayments on the Mortgages or the rate of principal payments on the related PCs.

     MORTGAGE PREPAYMENTS ARE AFFECTED BY MANY FACTORS AND ARE UNPREDICTABLE. The rates of prepayments of Mortgages, and therefore the rates of principal payments on the related PCs, are influenced by a variety of economic, social and other factors, including local and regional economic conditions, homeowner mobility and the availability of, and costs associated with, alternate financing. Such factors include but are not limited to:

          - Prevailing mortgage interest rates. In general, as mortgage interest rates decline, borrowers tend to refinance their current, higher rate Mortgages, which results in faster prepayment rates on the related PC Pool. On the other hand, as mortgage interest rates increase, borrowers tend not to refinance their Mortgages, which results in slower prepayment rates on the related PC Pool.

          - Mortgage characteristics, such as the geographic location of the mortgaged properties, loan size, borrower credit scores or loan-to-value ratios. These characteristics may be concentrated in a PC Pool, either initially or as a result of changes over time. To the extent Mortgages with similar characteristics tend to have similar prepayment patterns, the related PCs may prepay more quickly or more slowly than other PCs.

          - Procedures implemented by mortgage originators and servicers to ease the burden on themselves and borrowers of processing refinance loans. These changes may include reducing the amount of documentation and costs required to refinance and easing underwriting standards, which could encourage borrowers to refinance their Mortgages. Some of our Mortgage purchase programs may facilitate these practices.

          - Characteristics of the borrowers (such as credit rating) and their equity positions in their houses (whether the LTV ratio is high or low). In particular, borrowers with substantial equity in their houses may be prone to engaging in cash-out refinancings in which the refinancing mortgage has a higher principal balance than the refinanced mortgage. This technique enables the borrower to convert all or a portion of the equity into cash.

          - The rate of defaults and resulting repurchases of the Mortgages in a PC Pool. Defaults may increase during periods of economic recession, natural disasters, declining property values or increased use of secondary financing or as a result of other factors that decrease borrowers' equity.

          - Active solicitation by originators and servicers. Many mortgage servicers, including sellers of Mortgages to Freddie Mac, solicit borrowers to refinance their Mortgages. In particular, servicers may solicit borrowers to refinance in an effort to preserve servicing income. To mitigate this risk, we place restrictions on solicitation of borrowers which are intended to prevent servicers from targeting borrowers under Mortgages they service for us more actively than they target other borrowers.

          - Servicing fee rates. PC Pools containing Mortgages that are subject to servicing fee rates that are relatively low may experience different prepayment rates than PC Pools in which relatively high servicing fee rates predominate.

     We make no representation concerning the particular effect that any factor may have on Mortgage prepayment behavior.

     VARIOUS TYPES OF MORTGAGES MAY HAVE SPECIAL PREPAYMENT CHARACTERISTICS. For example:

          - ARMs tend to have higher default rates than fixed-rate Mortgages.

          - Convertible ARMs may be converted to fixed-rate Mortgages, which will be repurchased from the PC Pool shortly before their conversion.

          - Payment Capped ARMs have weighted average lives that can lengthen if negative amortization occurs and shorten if accelerated amortization occurs.

          - Biweekly Mortgages have weighted average lives that are shorter than those of otherwise similar monthly payment Mortgages.

          - Hybrid ARMs may be prone to refinancing toward the end of their fixed-rate periods.

          - Prepayment Protection Mortgages may tend to prepay differently than Mortgages without prepayment premiums.

          - Initial Interest Mortgages, which permit borrowers to pay only accrued interest for extended periods without requiring principal amortization, may affect borrower decisions regarding the sale of property or refinancing because the borrower may not have reduced the principal balance of the Mortgage by making unscheduled principal payments.

          - Extended Buydown Mortgages may experience higher default rates than other Buydown Mortgages because they provide for larger increases in the effective interest rates to borrowers.

          - Relocation Mortgages could be less sensitive than other types of Mortgages to prepayments resulting from decreasing interest rates and more sensitive than other types of Mortgages to prepayments resulting from home sales. The prepayment behavior of Relocation Mortgages also generally depends on the circumstances of individual employees and employers and the characteristics of the specific relocation programs involved.

          - Assumable Mortgages could be less sensitive than other types of Mortgages to prepayments due to home sales because they may not have to be prepaid when the mortgaged property is sold to a qualified borrower.

          - FHA/VA Mortgages may exhibit different prepayment behavior than Conventional Mortgages because they are underwritten using different criteria and they are usually Assumable Mortgages.

     We make no representation concerning the particular prepayment rates for any type of Mortgage as compared to other kinds of Mortgages.

     PRINCIPAL PAYMENT BEHAVIOR VARIES OVER TIME AND BETWEEN PC POOLS. The rate of principal payments on a PC Pool may vary significantly from month to month as a result of fluctuations in the principal payment rates of its underlying Mortgages. A PC Pool may experience payment behavior that is similar to or different from that experienced by other PC Pools consisting of similar Mortgages. Any PC Pool could experience payment behavior that is significantly different from other PC Pools, particularly if it contains a relatively small number of Mortgages, contains Mortgages from only one seller or has been formed specifically to emphasize one or more loan characteristics, such as property location, credit score or loan size. Changes in prepayment behavior could also result from changes in or waivers of our Mortgage purchasing or servicing requirements or standards.

     PREPAYMENTS CAN REDUCE YOUR YIELD. Your yield on a PC will depend on its price, the interest rate payable on the PC, the payment delay on the PC, the rate of prepayments on its underlying Mortgages, and the other characteristics of those Mortgages. You should carefully consider the yield risks associated with PCs, including these:

          - If you purchase a PC at a discount to its principal amount and the rate of principal payments on the underlying Mortgages is slower than you expect, you will receive payments over a longer period than you expect, so the yield on your investment will be lower than you expect.

          - If you purchase a PC at a premium over its principal amount and the rate of principal payments on the underlying Mortgages is faster than you expect, you will receive payments over a shorter period than you expect, so the yield on your investment will be lower than you expect.

          - In general, the rate of Mortgage prepayments early in your investment has the greatest effect on your yield to maturity. A negative effect on your yield produced by principal prepayments at a higher (or lower) rate than you expect in the period immediately following your purchase of a PC is not likely to be fully offset by an equivalent reduction (or increase) in that rate in later periods.

     THE YIELD ON YOUR PCS MAY BE LESS THAN THE PC COUPON. The effective yield on any PC will be less than the yield that its PC Coupon and purchase price would otherwise produce, because:

          - On its first Payment Date, 30 days' interest will be payable on the PC even though interest began to accrue approximately 45 days earlier, in the case of Gold PCs, or 75 days earlier, in the case of ARM PCs.

          - On each Payment Date after the first Payment Date, the interest payable on the PC will accrue during its Accrual Period, which will end approximately 15 or 45 days before that Payment Date (for Gold PCs and ARM PCs, respectively).

     INDEX VALUES AND MORTGAGE CHARACTERISTICS WILL AFFECT YIELDS OF ARM PCS. If you invest in ARM PCs, you should consider the following additional risks:

          - PC Coupons for ARM PCs generally adjust monthly based on a weighted average of the interest rates on the underlying Mortgages. Several factors will affect these PC Coupons:

             - Disproportionate principal payments, including prepayments, on the underlying Mortgages that have relatively low, or high, interest rates compared to the other Mortgages in the same PC Pool will affect the level of the PC Coupon for the related ARM PCs, even if the interest rates on the remaining Mortgages do not change.

             - The PC Coupon of your ARM PCs may not fully reflect current interest rates or Index values because the underlying Mortgage interest rates may adjust on various dates and at various intervals and typically adjust less frequently than monthly. In addition, the interest rates of the underlying Mortgages typically adjust based on an Index value published some time before such adjustment (the lookback period), and there may be a gap of up to several months from the publication of the applicable Index value until the PC Coupon reflects the adjusted value. As a result, the PC Coupon of your ARM PCs may not fully reflect current interest rates or Index values.

             - Although there are generally no limits on monthly PC Coupon adjustments for ARM PCs, interest rates on the underlying ARMs are subject to lifetime ceilings and may be subject to adjustment caps and lifetime floors. As a result of these limitations, the PC Coupon on an ARM PC at any time may not reflect the applicable Index value or changes in that value from period to period.

          - When mortgage interest rates are generally low, which usually results in faster prepayments, the applicable Index value may be relatively high. On the other hand, when mortgage interest rates are generally high, which usually results in slower prepayments, the applicable Index value could be relatively low. Either of these scenarios could result in a lower than expected yield on the ARM PCs. In addition, depending on how frequently the underlying ARMs adjust and the existence of any adjustment caps, in an increasing interest rate environment, the rate of default could increase, which could reduce your yield on the ARM PCs.

          - The value of an Index will generally change from time to time. Even if the average value of an Index is consistent with your expectations, the timing of any changes in that value may affect your actual yield. In general, the earlier a change in the value of the applicable Index, the greater the effect on your yield. As a result, a negative effect on your yield produced by an Index value that is higher (or lower) than you expect early in your investment is not likely to be fully offset by an equivalent reduction (or increase) in that value in later periods.

          - If the Index values used to adjust the interest rates of underlying ARMs are lower than you expect, the yield on your investment could be lower than you expect, especially if prepayments are slow. Even if the Index value is higher than you expect, but prepayments are fast, your yield could be lower than you expect.

          - The CMT Index and LIBOR tend to reflect current market rates, and their values may be more volatile than the value of Eleventh District COFI or other Indices which reflect averages of rates in effect over longer periods of time.

          - If you invest in Payment Capped ARM PCs, the application of payment caps may result in negative amortization or accelerated amortization, which may affect your yield.

     REINVESTMENT OF PRINCIPAL PAYMENTS MAY PRODUCE LOWER YIELDS; EXPECTED PRINCIPAL PAYMENTS MAY NOT BE AVAILABLE FOR REINVESTMENT. Mortgages tend to prepay fastest when current interest rates are low. When you receive principal payments in a low interest rate environment, you may not be able to reinvest them in comparable securities with as high a yield as your PC. When current interest rates are high, Mortgages tend to prepay more slowly and your ability to reinvest principal payments could be delayed. If the yield on comparable investments is higher than the yield of your PCs at that time, you could be disadvantaged by not receiving principal for reinvestment as quickly as you expected.

     PCS ARE SUBJECT TO LIQUIDITY RISK. PCs are not traded on any exchange and the market price of a particular issuance of PCs or a benchmark price may not be readily available. A secondary market for some types of PCs may not develop. Even if a market develops, it may not continue. As a result, you may not be able to sell your PCs easily or at prices that will allow you to realize your desired yield. The secondary markets for some PCs have experienced periods of illiquidity in the past, and can be expected to do so again in the future. Illiquidity can have a severely negative impact on the prices of PCs, especially those that are particularly sensitive to prepayment or interest rate risk.

     PCS ARE SUBJECT TO MARKET RISK. The market values of your PCs will vary over time in response to, among other factors: the level of, and changes in, prevailing interest rates; the age and other characteristics of Mortgages backing a PC; the number of and outstanding principal balance of other PCs with similar characteristics; and the availability of comparable securities. In addition, financial, regulatory and legislative developments concerning Freddie Mac generally could affect prices for your PCs. Also, any adverse change in the market perception of our credit standing could reduce the market price of PCs. If you sell your PCs when their market values are low, you may experience significant losses.

     YOU MAY NOT BE ALLOWED TO BUY PCS. If you are subject to investment laws and regulations or to review by regulatory authorities, you may not be allowed to invest in some types of PCs or in PCs generally.

                            APPLICATION OF PROCEEDS

     Most PCs are issued in exchange for Mortgages, in which case we do not receive cash proceeds. We use the net proceeds received from the sale of PCs for cash to provide funds for general corporate purposes, including the purchase and financing of additional Mortgages.

                          DESCRIPTION OF THE MORTGAGES

GENERAL

     Mortgages typically are evidenced by mortgage notes secured by mortgages or deeds of trust or other similar security instruments creating liens on one-to four-family residential properties. Mortgages include both whole loans and participation interests in loans. They may have been originated for the purpose of purchasing, refinancing or rehabilitating the mortgaged properties. The mortgaged properties may be owner-occupied properties or non-owner occupied properties, such as second homes or investment properties. Mortgages may vary in form based largely on state law. They may take the form of other financial and security arrangements to finance residential properties over a fixed term. These other arrangements are designed to provide a holder with the same rights and remedies as the holder of a mortgage. Accordingly, we treat these sorts of arrangements as Mortgages. Examples include Cooperative Share Mortgages and arrangements designed to comply with Islamic law.

     All of the Mortgages are either:

          - "CONVENTIONAL MORTGAGES," which neither the United States nor any agency or instrumentality of the United States guarantees or insures.

          - "FHA/VA MORTGAGES," which the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing Service guarantees or insures.

     Mortgages bear interest at either a fixed or an adjustable interest rate. Most of the Mortgages we purchase are fixed-rate, fully amortizing, Conventional Mortgages with level monthly payments. Initial Interest Mortgages require only monthly interest payments for a fixed initial period, after which they fully amortize the unpaid principal balance over the remaining term of the Mortgage.

     Mortgages have payments that are due monthly or, in some cases, biweekly. We acquire Mortgages with various original or modified terms to maturity. The actual period from origination to maturity of a Mortgage may be slightly longer than the stated term because the first payment on a Mortgage frequently is not due until the second month after origination.

     The following is a description of the types of Mortgages we most frequently acquire and pool.

FIXED-RATE MORTGAGES

     Fixed-rate Mortgages have interest rates that are fixed when the Mortgage is originated and do not change. The main types of fixed-rate Mortgages that we acquire and pool are Level Payment Mortgages, Balloon/Reset Mortgages and Initial Interest Mortgages. They are described below.

          - LEVEL PAYMENT MORTGAGES generally have original or modified terms to maturity of 10, 15, 20 or 30 years and provide for equal scheduled monthly payments of principal and interest that will fully amortize the principal balance of the Mortgage over its term and pay interest as due. These Mortgages may include Mortgages that have been converted from an adjustable to a fixed interest rate.

          - BALLOON/RESET MORTGAGES have original terms to maturity of generally five or seven years, and require level monthly payments of principal and interest based on an amortization schedule of up to 30 years. The amount of the monthly payment remains constant until the end of the five- or seven-year term. At that time, the borrower may either pay the outstanding principal balance of the Mortgage (as a balloon payment) or, subject to certain conditions, extend and reset the loan at a then-current market rate for a 30-year, fixed-rate mortgage. We repurchase Balloon/Reset Mortgages from PC Pools shortly before their maturity or reset dates.

          - INITIAL INTEREST MORTGAGES require monthly payments of accrued interest only on the principal balance of the Mortgage for a specified initial period, followed by fully amortizing monthly payments of principal and interest for the remaining term of the Mortgage. On fixed-rate Initial Interest Mortgages that we acquire, the initial interest only period generally will be for 15 years followed by a 15-year fully amortizing period, or for 10 years followed by a 20-year fully amortizing period, but other combinations are also possible. Full or partial prepayments can be made at any time. In the case of a partial prepayment during the interest only period, the borrower's monthly payment is reduced to reflect the reduced principal balance of the Mortgage.

ADJUSTABLE RATE MORTGAGES (ARMS)

     ARMs have original or modified terms to maturity of generally up to 30 years with interest rates that adjust periodically at specified intervals over the term of the Mortgage. An ARM has an initial fixed-rate period followed by an adjustable rate period. The adjusted interest rate on an ARM is equal to a fixed margin (the "MARGIN") plus the value of a specified index ("INDEX"). The adjustment value of the Index is the most recent value available a specified number of days before the adjustment date. This interval is the "lookback" period. Many ARMs are convertible to a fixed interest rate during a specified time period. The originator of a convertible ARM determines the specific procedures regarding the exercise of the conversion option, including its timing and the beginning of the fixed rate. If the borrowers exercise their conversion option, we will repurchase convertible ARMs from PC Pools shortly before their conversion dates.

     The main types of ARMs that we acquire and pool are Rate Capped ARMs and Payment Capped ARMs.

     RATE CAPPED ARMS

     "RATE CAPPED ARMS" have maximum interest rates (lifetime ceilings) and may also have some combination of (a) limits on the amount the interest rate can adjust up or down on each adjustment date (adjustment caps) and (b) minimum interest rates (lifetime floors). Rate Capped ARMs are not subject to negative amortization -- any excess over, or any deficit under, the interest rate that would be in effect if no adjustment caps or lifetime ceilings or floors were applied will not be added to, or subtracted from, amounts due to be paid by the borrower in subsequent periods. After the initial fixed-rate period, the monthly payment is adjusted to a fully amortizing level each time the interest rate is adjusted, except in the case of Initial Interest ARMs in their interest only periods. There is no limit to the amount of the adjusted monthly payment on a Rate Capped ARM.

The most common types of Rate Capped ARMs we purchase and pool are Annual ARMs, Hybrid ARMs and Initial Interest ARMs.

          - ANNUAL ARMS have initial fixed-rate periods of one year with interest rates that adjust every year, and they are generally subject to periodic adjustment caps.

          - HYBRID ARMS have relatively long initial fixed-rate periods, typically of two, three, five, seven or 10 years, as specified. (The different types of Hybrid ARMs having these fixed-rate periods, with annual adjustments thereafter, are sometimes referred to as "2/1," "3/1," "5/1," "7/1" and "10/1" ARMs.) After the fixed-rate period expires, the fixed rate converts to an adjustable rate for the remaining term of the Mortgage. The initial adjustment, as well as subsequent periodic adjustments, are subject to adjustment caps. The initial adjustment cap on this type of ARM may be greater than subsequent adjustment caps.

          - INITIAL INTEREST ARMS require monthly payments of accrued interest only on the principal balance of the Mortgage for a specified initial period, followed by fully amortizing monthly payments of principal and interest for the remaining term of the Mortgage. The Initial Interest ARMs that we acquire are non-convertible and generally have initial 3-, 5-, 7- or 10-year interest only periods followed by a fully amortizing period which, when combined with the initial interest only period, totals 30 years. Like other ARMs, the interest rate on an Initial Interest ARM adjusts periodically. The initial fixed-rate period of an Initial Interest ARM may or may not be equal in duration to its interest only period. Full or partial prepayments can be made at any time. In the case of a partial prepayment during the interest only period, the borrower's monthly payment is reduced to reflect the reduced principal balance of the Mortgage.

     PAYMENT CAPPED ARMS

     "PAYMENT CAPPED ARMS" bear interest at a rate that adjusts periodically based on a specified Index. The amount of any interest rate adjustment is limited by a lifetime ceiling and may be limited by an adjustment cap and/or a lifetime floor. The interest rate on the Payment Capped ARM usually adjusts monthly, while the borrower's scheduled monthly payment usually adjusts annually. Typically, a "payment cap" equal to 7.5% of the previous scheduled monthly payment limits the amount of any single increase or decrease in the scheduled monthly payment. This payment cap typically applies to each payment adjustment, other than the adjustment in the fifth year after origination and every fifth year thereafter and, in some cases, the final payment adjustment, which are fully-amortizing adjustments. The timing of the payment adjustments, combined with the payment cap, can give rise to either negative amortization or accelerated amortization:

             - Negative amortization occurs in any month when the borrower's monthly payment amount is insufficient to pay all of the monthly interest due on the Mortgage. This unpaid interest is then deferred and added to the principal amount of the Mortgage. A Payment Capped ARM may be subject to a "deferred interest limit," which may be set by the terms of the Mortgage or by state law. A deferred interest limit prevents a mortgage balance from increasing above a specified level, typically 110% or 125% of the original principal balance of the Mortgage, as a result of the amount added to the principal balance of a Mortgage due to negative amortization. The borrower's required monthly payment is increased to avoid exceeding this limit, without regard to the 7.5% payment cap, on the next scheduled payment adjustment dates. Deferred interest may result from (a) increases in the Mortgage interest rate due to an increase in the applicable Index value during a period when the scheduled monthly payment remains fixed or (b) payment caps that limit the amount of increase in the scheduled monthly payment, which results in the monthly payment amount being less than the amount of interest accruing each month.

             - Accelerated amortization occurs in any month when the scheduled monthly payment exceeds the amount needed to pay the principal and interest on the Mortgage on a level-payment, fully amortizing basis. Accelerated amortization may result from (a) limitations on decreases in the amount of the scheduled monthly payment or
               (b) decreases in the interest rate of the Payment Capped ARM during a period when the scheduled monthly payment remains fixed. Accelerated amortization may shorten the term of a Payment Capped ARM and result in the final payment of its outstanding principal amount prior to its stated maturity date.

ARM INDICES

     The following are the Indices most often used in the ARMs we acquire and pool. The CMT Index, LIBOR and Eleventh District COFI are the Indices used most frequently. We make no representation as to the continuing availability of any Index or source of Index values. If an Index becomes unavailable, we will designate a new one based upon comparable information and methodology.

          - CD INDEX: The weekly average of secondary market interest rates on nationally traded six-month negotiable certificates of deposit, as published by the Federal Reserve Board in the Federal Reserve Statistical Release entitled "H.15 Selected Interest Rates (Daily)"(the "H.15 RELEASE"), which is published on the Federal Reserve's website at www.federalreserve.gov/releases/H15/update.

          - CMT INDEX: The weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one, three, five, seven or 10 years or to some other constant maturity, as published in the H.15 Release. Yields on Treasury securities at constant maturity are determined by the U.S. Treasury from the daily yield curve, based on the closing market-bid yields on actively traded Treasury securities in the over-the-counter market.

          - CONTRACT RATE INDEX: The "National Average Contract Interest Rate for the Purchase of Previously Occupied Homes by Combined Lenders," as released by the Federal Housing Finance Board.

          - ELEVENTH DISTRICT COFI: The monthly weighted average cost of savings, borrowings and advances for member savings institutions of the Eleventh District of the Federal Home Loan Bank, as released by the Federal Home Loan Bank of San Francisco.

          - FEDERAL COF INDEX: The average of the interest rates for marketable U.S. Treasury bills and notes, as calculated and released by Freddie Mac.

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          - LIBOR:  The arithmetic mean of the London interbank offered quotations for U.S. dollar denominated deposits with a maturity of one month, three months, six months, one year or some other maturity, as reported in The Wall Street Journal.

          - NATIONAL COF INDEX: The "Monthly Median Annualized Cost of Funds for Savings Association Insurance Fund ("SAIF")-Insured Institutions," as released by the Office of Thrift Supervision.

          - PRIME RATE: The prime lending rate of major banks as published in the H.15 Release.

          - SEMI-ANNUAL SECONDARY MARKET TREASURY INDEX: The weekly average discount prevailing in weekly secondary market trading of six-month U.S. Treasury bills as published in the H.15 Release, as calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York.

          - TWELVE-MONTH AVERAGE CMT INDEX: The 12-month average of the monthly yields on United States Treasury securities, adjusted to a constant maturity of one year, as published in the H.15 Release. Yields on Treasury securities at 1-year constant maturity are determined by the U.S. Treasury from the daily yield curve, based on the closing market-bid yields on actively traded Treasury securities in the over-the-counter market.

SPECIAL MORTGAGE CHARACTERISTICS

     We may acquire and pool a variety of fixed-rate Mortgages and ARMs with special characteristics. Pool Supplements for PC Pools consisting of Mortgages with these characteristics will identify them. These Mortgages may prepay differently than standard fixed-rate Mortgages and ARMs. The following are the more common types of Mortgages with special characteristics that we acquire and pool, but we may from time to time also acquire and pool other kinds of Mortgages with special characteristics:

          - An ASSUMABLE MORTGAGE is one that can be assumed by a creditworthy purchaser of the related mortgaged property at the applicable interest rate for the remaining term of the Mortgage, or one that does not contain an enforceable due-on-transfer clause permitting automatic acceleration upon the transfer of the property regardless of the creditworthiness of the transferee. Typically, ARMs and FHA/VA Mortgages are Assumable Mortgages. Most fixed-rate Conventional Mortgages are not Assumable Mortgages. Some ARMs have initial fixed-rate periods during which they cannot be assumed.

          - A BIWEEKLY MORTGAGE requires the borrower to make payments every 14 days rather than monthly. The borrower's biweekly payment is equal to one-half of the monthly payment that would be required on the basis of a monthly amortization schedule. The borrower makes 26 (or sometimes 27) payments each year, which is the equivalent of 13 (or sometimes 13 1/2) monthly payments. A Biweekly Mortgage will remain outstanding for a shorter term than an otherwise identical monthly payment Mortgage. For example, a 30-year, fixed-rate, level payment Mortgage with an interest rate of 7.5% would be paid in full in approximately 23 years under a biweekly payment arrangement. Some Biweekly Mortgages are convertible, permitting the borrower and/or the servicer to terminate the biweekly payment arrangement under certain circumstances. If a

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

Biweekly Mortgage is converted, subsequent payments are required to be made monthly, which results in a slower rate of amortization after the conversion.

          - A BUYDOWN MORTGAGE is originated with special payment arrangements by which the borrower, lender and/or third party deposits funds in a separate account and uses those funds to pay a portion of the scheduled monthly payment on the Mortgage for a "buydown period," usually 18 to 36 months. Using a buydown account effectively reduces the interest rate paid by the borrower during the buydown period. Throughout that period, the borrower's monthly payment increases at periodic intervals until it reaches its fully amortizing level. Frequently, the interest rate on a Buydown Mortgage exceeds the rate the same borrower would have paid on a similar Mortgage without a buydown. An EXTENDED BUYDOWN MORTGAGE is a Buydown Mortgage for which (a) the buydown period is longer than two years or (b) the effective interest rate during the buydown period is more than two percentage points below the interest rate of the Mortgage, regardless of the length of the buydown period.

          - A COOPERATIVE SHARE MORTGAGE is secured by a first mortgage, lien or other security interest on (a) the stock or membership certificate (or similar arrangement) issued to the borrower as a tenant-stockholder or resident-member by a cooperative housing corporation (a "COOPERATIVE") and (b) the proprietary lease, occupancy agreement or right of tenancy granting the tenant-stockholder or resident-member rights to occupy a specific dwelling unit in the building owned by the Cooperative. Ownership interests and occupancy rights in a Cooperative generally are subject to restrictions on transfer, and also are subject to claims by the Cooperative for unpaid maintenance charges. The Cooperative, as owner of the building, is responsible for its management and typically pays certain costs. If there is a blanket mortgage on the building, the Cooperative is responsible for payments on that mortgage. Generally, tenant-stockholders or resident-members of the Cooperative make monthly payments to the Cooperative for their pro rata share of maintenance charges, including payments on the blanket mortgage, real property taxes, insurance, maintenance costs and other capital and ordinary expenses. The lien of a Cooperative Share Mortgage on the ownership interest and right of tenancy of a tenant-stockholder or resident-member is subject to the prior lien of the Cooperative for unpaid maintenance and to the prior lien of the blanket mortgage on the building.

          - A HOME EQUITY LINE OF CREDIT (HELOC) is a Mortgage on which interest is calculated and payable monthly on its average daily outstanding principal balance. Before the applicable draw period expires, the borrower may borrow additional principal amounts on the HELOC, up to an agreed upon maximum amount. During the applicable draw period, the borrower is obligated to pay only the amount of interest which accrues on the HELOC during the billing cycle, but may choose to pay all or a portion of the principal. After the draw period ends, the borrower must make regularly scheduled monthly principal and interest payments. Most HELOCs are Second Mortgages.

          - PREPAYMENT PROTECTION MORTGAGES require fees, or prepayment premiums, to be paid whenever prepayments made within a specified period exceed a specified percentage of the original principal balance of the Mortgage. In order to be treated as a Prepayment Protection Mortgage, the prepayment premium must last for at least one year and must

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

          equal at least 1% of the amount prepaid. (We do not treat Mortgages having a shorter premium period or smaller premium as Prepayment Protection Mortgages.) Generally, we do not purchase Prepayment Protection Mortgages whose prepayment protection periods last longer than five years. Various combinations of prepayment rates and protection periods are possible within those limitations. For example, two of the more common combinations are prepayment premiums that lapse after three years and have an assessment of 2% on prepaid amounts exceeding 20% of the Mortgage's original principal balance, and prepayment premiums that lapse after five years and have an assessment of six months' advance interest at the then-current interest rate on the Mortgage on prepaid amounts exceeding 20% of the original principal balance. Currently, the servicer retains all prepayment premiums. Prepayment premiums are not passed through to Holders. We prohibit our servicers from collecting prepayment premiums in cases where the payoff of the Mortgage is received in connection with the workout of a delinquent Mortgage or due to a default. Applicable laws may also affect whether a prepayment premium can be collected or limit the amount that can be collected.

          - REINSTATED FHA/VA MORTGAGES are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs and have been repurchased by the seller from pools backing mortgage-backed securities guaranteed by the Government National Mortgage Association due to delinquencies and in accordance with its policies. However, we do not acquire such Mortgages unless the delinquency has been cured and no other default exists, all payments under such a Mortgage have been made for a minimum of 30 days preceding its delivery to us or since its assumption by a qualified borrower, there has been no modification of any of the terms of the Mortgage, and the Mortgage is sold to us with recourse to the seller. These Mortgages do not include any mortgages guaranteed by the Rural Housing Service.

          - A RELOCATION MORTGAGE is a mortgage loan made to a transferred or newly-hired employee to finance a home purchase at a new job location. The Relocation Mortgage usually requires an employer contribution to mortgage funding, which may be significant. These Mortgages usually are originated by agreement between the employer and the lender under a relocation program administered by the employer or its agent, although sometimes they are made on a "spot" basis rather than under an established relocation program.

          - A SECOND MORTGAGE is a Mortgage that is subordinate only to a first lien on the mortgaged property, which, in the case of Second Mortgages we acquire, generally must be occupied by the borrower as the borrower's principal residence.

          - A SIMPLE INTEREST MORTGAGE is a Mortgage in which interest is computed on the basis of a year of 365 or 366 days and actual days elapsed. For other Mortgages, interest is typically computed on the basis of a year of 360 days consisting of twelve 30-day months. Each monthly payment of a Simple Interest Mortgage is applied first to the interest that has accrued as of the date of payment, with the remainder being applied to principal. The total amount of interest that accrues on a Simple Interest Mortgage over its life may exceed or be less than the amount that accrues on other Mortgages having the same interest rate and maturity, depending on the timing of the borrower's payments. Moreover, there is no grace period on a Simple Interest Mortgage if the borrower makes a monthly payment after the due date, while most other Mortgages provide a grace period, typically of 15 days, during which additional interest does not accrue on a late payment. The borrower under a Simple Interest Mortgage pays additional interest if a payment is not timely made and less interest if a payment is made early.

MORTGAGE PURCHASE AND SERVICING STANDARDS

     GENERAL

     Any Mortgages that we purchase must satisfy the mortgage purchase standards that are contained in the Freddie Mac Act. These standards require us to purchase Mortgages of a quality, type and class that meet generally the purchase standards imposed by private institutional mortgage investors. This means the Mortgages must be readily marketable to institutional mortgage investors.

     THE GUIDE

     In addition to the standards in the Freddie Mac Act, which we cannot change, we have established our own mortgage purchase standards, credit, appraisal and underwriting guidelines, and servicing policies. These standards are stated in our Single-Family Seller/Servicer Guide (the "GUIDE"). The Guide also contains forms of our mortgage purchase documents. You may obtain online access to the Guide through an independent provider for a fee. You may contact Investor Inquiry as shown on page 3 for information on obtaining online access to the Guide.

     We may waive or modify any of the Guide's purchase standards, guidelines or servicing policies when we purchase any particular Mortgages or group of Mortgages. We also reserve the right to waive or modify generally the provisions of the Guide at any time. This means that the Mortgages in a given PC Pool may not conform at any particular time to all of the provisions of the Guide, our mortgage purchase documents or this Offering Circular.

     We summarize below certain of our purchase standards, guidelines and servicing policies. This summary, however, is qualified in its entirety by the Guide and by any applicable mortgage purchase documents, servicing agreements and supplemental disclosures.

     MORTGAGE PURCHASE STANDARDS

     The Freddie Mac Act imposes limits, which are subject to an annual adjustment, on the maximum original principal amount of any one- to four-family mortgage that we may purchase. These limits are commonly referred to as "conforming loan limits." For 2005, the conforming loan limits for first-lien Conventional Mortgages are: $359,650 (single-family); $460,400 (two-family); $556,500 (three-family) and $691,600 (four-family). The applicable conforming loan limits are 50% higher for all Mortgages secured by properties located in Alaska, Guam, Hawaii and the U.S. Virgin Islands. Conforming loan limits for second-lien Mortgages are 50% of those for single-family first-lien Mortgages. When we purchase both the first-lien Mortgage and the second-lien Mortgage on the same property, the total amount we purchase may not exceed the applicable conforming first-lien loan limit.

     In general, a loan-to-value ("LTV") ratio is a ratio of (a) the total principal balance of a Mortgage or the total mortgage indebtedness to (b) the value of the property securing the

Mortgage. Under the Freddie Mac Act, we may not purchase a Conventional Mortgage if, at the time of purchase, the outstanding principal balance (if a first lien) or the total outstanding mortgage indebtedness (if a Second Mortgage) exceeds 80% of the value of the related mortgaged property unless we have one or more of the following credit protections, which are designed to offset any additional credit losses that may be associated with higher LTV ratios: mortgage insurance from an approved mortgage insurer; a seller's agreement to repurchase or replace (for periods and under conditions as we may determine) any Mortgage that has defaulted; or retention by the seller of at least a 10% participation interest in the Mortgages.

     In general, the Mortgages we purchase under the Guide may not have LTV ratios exceeding 95%. However, we may reduce or increase the required LTV ratios based on a number of factors, such as the borrower's intended use of Mortgage proceeds, the type of property securing the Mortgage, the existence of special financing arrangements and the market in which the mortgaged property is located. We may from time to time purchase and pool Mortgages having LTV ratios in excess of 95% in order to enable borrowers to purchase homes or refinance existing mortgages and pay certain related expenses. However, we currently do not expect to purchase and pool Mortgages with LTV ratios exceeding 105%.

     We use mortgage information available to us to determine which Mortgages we will purchase, the prices we will pay for Mortgages, how to pool the Mortgages we purchase and which Mortgages we will retain in our own portfolio. The information we use varies over time, and may include, among other things, LTV ratio, loan size and age, geographic distribution, weighted average interest rate, purpose or source of origination and credit scoring. We have discretion to determine whether the Mortgages we purchase will be securitized or held in our portfolio.

     FHA/VA Mortgages are underwritten using the criteria specified by the Federal Housing Administration, the Veterans Administration or the Rural Housing Service, the federal government agencies which insure or guarantee them, rather than the underwriting standards in our Guide.

     ELIGIBLE SELLERS, SERVICERS AND WARRANTIES

     We acquire Mortgages only from sellers we approve. We are responsible for supervising the servicing of the Mortgages and we contract with mortgage servicers we have approved to perform most servicing functions on our behalf and in accordance with standards we have established and may change from time to time. We approve sellers and servicers of Mortgages based on a number of factors, including their financial condition, operational capability and mortgage origination and servicing experience. The seller or servicer of a Mortgage need not be the originator of that Mortgage.

     When we purchase a Mortgage, we rely on representations and warranties of the seller with respect to certain matters, as is customary in the secondary mortgage market. These representations and warranties cover such matters as:

          - The accuracy of the information provided by the borrower.

          - The accuracy and completeness of any third party reports prepared by qualified professionals, such as property appraisals and credit reports.

          - The validity of each Mortgage as a first or second lien, as applicable.

          - The fact that payments on each Mortgage are current at the time of delivery to us.

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

          - The physical condition of the mortgaged property.

          - The originator's compliance with applicable state and federal laws, including state anti-predatory lending statutes and other laws that protect borrowers.

     Our Mortgage custodians check the stated terms of the Mortgage documents, but we generally do not independently verify the accuracy of the seller's representations and warranties.

     SERVICING RESPONSIBILITIES AND COMPENSATION

     We generally supervise servicing of the Mortgages according to the policies in the Guide. Each servicer is required to perform all services and duties customary to the servicing of mortgages, either directly or through approved subservicers. Those responsibilities include all activities concerning the calculation, collection and processing of Mortgage payments and related borrower inquiries, as well as all Mortgage administrative responsibilities, including claims collection, workouts, foreclosures and reports. We monitor a servicer's performance through periodic and special reports and inspections to ensure it complies with its obligations.

     Servicers remit payments to us under various arrangements, but these do not affect the timing of payments to Holders of PCs. We invest payments remitted to us at our own risk and for our own benefit until we pass them through to Holders of PCs.

     Servicers receive fees for their services. Our Guide generally requires that servicers retain a servicing fee of at least 0.25% of the principal balance of the Mortgages they service. However, we may permit lower servicing fee rates for certain servicers or PC Pools.

     PREPAYMENTS

     A borrower may make a full or partial prepayment on a Mortgage at any time without paying a premium, except for Prepayment Premium Mortgages. A borrower may partially prepay a Mortgage in order to reduce the number or size of future monthly payments, provided that the Mortgage is current and the prepayment will not result in an interest rate change or an extension of the term. A borrower may fully prepay a Mortgage for several reasons, including an early payoff, a sale of the related mortgaged property or a refinancing of the Mortgage. We pass through all prepayments to the Holders of the related PCs.

     MORTGAGE REPURCHASES

     We may repurchase Mortgages from PC Pools in certain limited situations. In determining whether a Mortgage should be repurchased, we consider various factors, including whether the repurchase will reduce our administrative costs or our possible exposure under our guarantees and our statutory and other legal obligations.

     We always repurchase a Mortgage from its PC Pool shortly before:

          - A Balloon/Reset Mortgage reaches its scheduled maturity or reset date, regardless of whether the borrower decides to pay the Mortgage in full or extend it at a reset interest rate.

          - A convertible ARM converts to a fixed-rate Mortgage upon the borrower's exercise of the conversion option.

          - The effective date of the modification of a Modifiable Mortgage, which is a Mortgage whose interest rate can be modified pursuant to an agreement between the borrower and the servicer after it is included in a PC Pool ("MODIFIABLE MORTGAGE").

     In addition, we may require or permit the seller or servicer of a Mortgage to repurchase any Mortgage or (within six months of the settlement of the related PCs) substitute for any Mortgage a Mortgage of comparable type, unpaid principal balance, remaining term and yield, if there is a material breach of warranty by a seller or servicer as to that Mortgage. Substitutions of Mortgages are far less common than cash repurchases. Mortgage repurchases may also occur due to defaults and delinquencies. See Description of the Mortgages -- Mortgage Purchase and Servicing Standards -- Defaults and Delinquencies and The
Agreement -- Repurchase and Substitution of Mortgages.

     A Mortgage repurchase will be treated as a prepayment in full of the Mortgage being repurchased and the entire principal amount of that Mortgage will be passed through to PC Holders on the appropriate Payment Date.

     DEFAULTS AND DELINQUENCIES

     In attempting to resolve an existing or impending delinquency or other mortgage default, we may take any of the following measures:

          - Approve an assumption of a Mortgage by a new borrower.

          - Allow a repayment plan or a forbearance period during which regular Mortgage payments may be reduced or suspended.

          - Approve a modification of certain terms of the Mortgage if we determine that the borrower would be able to make all payments under the modified Mortgage terms.

          - Pursue a refinancing of the Mortgage or a preforeclosure contract for sale of the underlying property.

          - Charge off all or part of the unpaid principal balance of the Mortgage.

          - Initiate a foreclosure proceeding.

     When considering our options under the particular circumstances, we determine, in accordance with the terms of the Agreement, whether to repurchase a Mortgage from a PC Pool. Repurchasing a Mortgage from its PC Pool has the same effect on Holders as a prepayment. If we determine not to repurchase the Mortgage from its PC Pool, the measures we take may affect the timing of payments of principal to Holders.

     We generally demand accelerated payment of principal and initiate foreclosure proceedings when a Mortgage has become 90 days delinquent. However, we also continue to pursue alternate measures to resolve the delinquency before the conclusion of the foreclosure proceedings, if such measures appear likely to mitigate our potential losses. If, after demand for acceleration, a borrower pays all delinquent amounts or agrees with us to accept an arrangement for reinstatement of the Mortgage, we may terminate the foreclosure proceedings and withdraw our demand. If the borrower again becomes delinquent, we generally will make a new demand for acceleration and commence new foreclosure proceedings.

     Generally, we repurchase, or require or permit a seller or servicer of a Mortgage to repurchase, any Mortgage if:

          - such Mortgage is 120 days or more delinquent,

          - based on our current delinquency and loss model, we have determined that it is more likely than not that a delinquency on such Mortgage will not be cured within 120 days of the due date of its last paid installment, or

          - we determine, on the basis of information from the related borrower or servicer, that loss of ownership of the mortgaged property is likely or default is imminent due to borrower incapacity, death or hardship or other extraordinary circumstances that make future payments on such Mortgage unlikely or impossible.

     Sometimes the unpaid principal balance of a Mortgage exceeds the current value of the underlying property. Bankruptcy courts are permitted, under limited circumstances, to approve a borrower's plan reducing the borrower's obligation under such a Mortgage to the current value of the property and to treat the remaining amount of the Mortgage indebtedness as an unsecured obligation. We may treat the unsecured portion of the Mortgage as a partial prepayment and pass through that amount as a guarantee payment as early as the date of the court action.

     Our Information Statement and certain Information Statement Supplements provide information regarding our overall Mortgage delinquency, default and foreclosure experience.

     TRANSFER AND ASSUMPTION POLICIES

     Most of the fixed-rate Conventional Mortgages that we acquire are not assumable because they contain "due-on-transfer" clauses permitting automatic acceleration of the Mortgage debt when the mortgaged property is transferred. We generally require servicers to enforce these due-on-transfer clauses and to demand full payment of the remaining principal balance of a Mortgage to the extent permitted under the mortgage documents and applicable state and federal law. We allow assumptions in other limited circumstances, such as transfers between certain related persons.

                             DESCRIPTION OF THE PCS

GENERAL

     We issue two types of PCs -- Gold PCs and ARM PCs. Gold PCs have a payment delay (the delay between the time interest begins to accrue and the time the investor receives an interest payment) of approximately 45 days. ARM PCs have a payment delay of approximately 75 days.

     Gold PCs are backed by fixed-rate, level payment, fully amortizing Mortgages, fixed-rate Initial Interest Mortgages or Balloon/ Reset Mortgages. ARM PCs are backed by ARMs, including adjustable rate Initial Interest Mortgages.

     Each PC represents an undivided beneficial ownership interest in the Mortgages contained in its related PC Pool. Once we have identified a Mortgage to a PC Pool, the Mortgage remains in that PC Pool unless it is paid in full, foreclosed upon, repurchased or replaced by a substitute Mortgage. The minimum original principal balance for a PC Pool is generally $1,000,000 for Gold PCs and $500,000 for ARM PCs. ARM PCs backed by Initial Interest Mortgages delivered under our Guarantor Program or Gold PCs backed by Initial Interest Mortgages delivered under our

MultiLender Swap Program are not subject to a minimum original principal balance. We may change these minimum PC Pool sizes at any time.

PC POOL FORMATION

     We may purchase Mortgages from eligible sellers under various purchase programs. We purchase most Mortgages under our "GUARANTOR PROGRAM," in which we purchase Mortgages from a single seller and, in exchange, deliver to that seller PCs representing undivided interests in those same Mortgages. We also purchase Mortgages for cash under our "CASH PROGRAM." Mortgages purchased under our Cash Program are typically (i) retained by us in our retained portfolio, (ii) pooled and sold to third parties as PCs for cash through an auction or (iii) pooled together with other Mortgages that we purchase under our "MULTILENDER SWAP PROGRAM." Under our Multilender Swap Program, we purchase Mortgages from various sellers and issue to those sellers PCs representing undivided interests in the purchased Mortgages. To the extent Mortgages purchased under our Cash Program are pooled with Mortgages purchased under our Multilender Swap Program, we may sell part of the resulting PCs to third parties for cash through an auction.

     We acquire Mortgages under these programs on a daily basis in accordance with the terms contained in our Guide and applicable agreements with sellers. Our issuance of PCs in exchange for Mortgages is conditioned on the seller's compliance with the applicable terms and conditions of our Guide and other applicable mortgage purchase documents, including the seller's obligations to timely deliver acceptable Mortgages in the agreed upon amount, and to make available to investors all required offering documents.

     Freddie Mac currently assigns a six-character, unique numeric or alphanumeric designation, or "PC POOL NUMBER," to each PC Pool. The first two (or three, in some instances) characters of a PC Pool Number are known as its "PREFIX." The Prefix indicates some basic information about the PC Pool, such as its term and the general type of Mortgages within the PC Pool. Prefixes are subject to change (including modification, discontinuance or the addition of new ones) at any time. Our internet website provides a current list of frequently used Prefixes.

GENERAL POOLING CRITERIA

     Some of our general pooling practices for Gold PC Pools and ARM PC Pools are summarized below. Our pooling practices are subject to change. We may also grant exceptions to these practices in our sole discretion.

     GOLD AND ARM PC POOLS

        - Conventional Mortgages are pooled separately from FHA/VA Mortgages.

        - Modifiable Mortgages are pooled separately from other Mortgages.

        - Initial Interest Mortgages are pooled separately from other Mortgages. An ARM PC may be backed by Initial Interest ARMs with different initial fixed-rate periods and interest only periods.

        - Prepayment Protection Mortgages are generally pooled separately from other Mortgages. A PC may be backed by Prepayment Protection Mortgages with different prepayment premium features. Under certain circumstances, Mortgages with waived

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

          prepayment premiums may be pooled with Mortgages that can be prepaid at any time without premium.

     GOLD PC POOLS

        - The interest rates of the Mortgages in a Gold PC Pool are within a range from (a) the PC Coupon plus any minimum required servicing fee through (b) 250 basis points above the PC Coupon.

        - Twenty-year Mortgages may be pooled with 30-year Mortgages and each type may be pooled separately.

        - Ten-year Mortgages may be pooled with 15-year Mortgages and each type may be pooled separately.

        - Balloon/Reset Mortgages are pooled separately based on the original term to the maturity or reset date (five or seven years).

        - In general, Cooperative Share Mortgages, Extended Buydown Mortgages or Relocation Mortgages may constitute up to 10% of the original principal balance of a Gold PC Pool without any special designation or disclosure to reflect that fact, so long as these types of Mortgages, in combination, do not constitute more than 15% of the original principal balance of the PC Pool.

     ARM PC POOLS

        - Usually, the Mortgages in an ARM PC Pool adjust based on the same Index and have the same initial and periodic adjustment caps, adjustment frequency and lookback period.

        - We usually pool Hybrid ARMs in their initial fixed-rate periods separately from other ARMs.

        - Convertible ARMs still in their convertible periods may be pooled only with other Convertible ARMs that convert during the same time period and in accordance with the same conversion formula.

POOLING CRITERIA FOR MORTGAGES WITH SPECIAL CHARACTERISTICS

     Some of our Mortgages have special characteristics, as described in Description of the Mortgages -- Special Mortgage Characteristics. Typically, we pool these Mortgages only with Mortgages having the same characteristics, and they are identified in the applicable Pool Supplement. Some of these Mortgages, such as Cooperative Share Mortgages, have special characteristics that do not change and that result in their being pooled separately on a permanent basis. Others, when their special characteristics no longer apply, may be pooled with the types of Mortgages that they then resemble. For example, Convertible ARMs, which are typically convertible to a fixed interest rate during a specified conversion window, must be pooled with non-convertible ARMs if they are pooled after their conversion window has expired.

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POOL FACTORS AND MONTHLY REPORTING PERIODS

     POOL FACTORS

     Each month we calculate and make available, including on our internet website and through approved vendors, the Pool Factor for each PC Pool. A "POOL FACTOR" is an exact decimal truncated to eight places which, when multiplied by the original principal amount of a PC, will equal the remaining principal amount of the PC. The Pool Factor for any month reflects the remaining principal amount after the payment to be made on the Payment Date:

        - In the same month, for Gold PCs.

        - In the following month, for ARM PCs.

     Currently, we make Pool Factors available on or about the fifth Business Day of each month, except that the Pool Factor for a PC Pool for the month of its formation is always 1.00000000 and is not published. We have the right to change when the Pool Factors will be available and how we calculate them. We make payments on all PCs based on their applicable Pool Factors.

     "PAYMENT CAPPED ARM PCS," which are backed by Payment Capped ARMs, may experience negative amortization, as described in Description of the Mortgages -- Adjustable Rate Mortgages (ARMs). When negative amortization occurs, we will indicate this in the following month:

        - By publishing a Negative Amortization Factor for the PC Pool.

        - By including a corresponding amount in the related Pool Factor.

     A "NEGATIVE AMORTIZATION FACTOR" is an exact decimal truncated to eight places that reflects the amount of deferred interest added to the principal balances of the Mortgages in a PC Pool in the preceding month. When negative amortization has occurred, we will make interest payments to you at the applicable PC Coupon, less the aggregate deferred interest indicated by the Negative Amortization Factor published in the previous month. We make Negative Amortization Factors available at the same time and in the same manner as the related Pool Factors.

     USE OF FACTORS

     For any Payment Date, you can calculate the principal payment on a PC by multiplying its original principal amount by:

        - The difference between its Pool Factors for the preceding and current months, in the case of a Gold PC.

        - The difference between its Pool Factors for the two preceding months, in the case of an ARM PC without a Negative Amortization Factor.

        - The difference between its Pool Factors for the two preceding months, plus its Negative Amortization Factor, if any, for the preceding month, in the case of a Payment Capped ARM PC.

     For any Payment Date, you can calculate interest payments on a Gold PC by multiplying its fixed PC Coupon by 1/12th, and then multiplying that amount by the principal balance of the PC immediately before that Payment Date (reflected by its Pool Factor published in the immediately preceding month), and you can calculate interest payments on an ARM PC (assuming no deferred interest) by multiplying its PC Coupon published for the applicable Accrual Period by 1/12th, and

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then multiplying that amount by the principal balance of the PC immediately preceding that Payment Date (reflected by its Pool Factor published in the second preceding month). For a Payment Capped ARM PC, the amount of interest paid will be reduced by the amount of any deferred interest.

     MONTHLY REPORTING PERIODS

     Each month, servicers report payments to us, including all prepayments, on the Mortgages in a PC Pool for the applicable one-month reporting period (a "MONTHLY REPORTING PERIOD"). For any Payment Date, the applicable Monthly Reporting Period generally is:

        - The calendar month preceding that Payment Date, for Gold PCs.

        - The second calendar month preceding that Payment Date, for ARM PCs.

     We have the right to change the Monthly Reporting Period for any PCs as provided in the Agreement.

PAYMENT DATES

     We make payments to the Holders of PCs on each Payment Date beginning in:

        - The month after issuance, for a Gold PC.

        - The second month after issuance, for an ARM PC.

     The "PAYMENT DATE" is the 15th day of each month or, if the 15th day is not a Business Day, the next Business Day. For this purpose, "BUSINESS DAY" means a day other than:

        - A Saturday or Sunday.

        - A day when the Federal Reserve Bank of New York (or other agent acting as our fiscal agent) is closed or, as to any Holder, a day when the Federal Reserve Bank that maintains the Holder's account is closed.

PAYMENTS OF PRINCIPAL

     GENERAL

     We pay principal, if any, to the Holders of PCs on each applicable Payment Date. The principal balance of a PC Pool sometimes varies from the aggregate principal balance of the underlying Mortgages due to delays or errors in processing mortgage information, such as a servicer's failure to file an accurate or timely report of its collections of principal or its having filed a report that cannot be processed. We will account for any differences as soon as practicable by adjusting subsequent Pool Factors. We have the right to modify our procedures for passing through full or partial prepayments of principal to Holders.

     CALCULATION OF PRINCIPAL PAYMENTS FOR GOLD PCS

     The aggregate principal payment in any month on any Gold PC reflects:

        - The scheduled principal payments due on the Mortgages in the related PC Pool for the current calendar month.

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

        - Prepayments on those Mortgages as reported by servicers for the preceding Monthly Reporting Period and the principal amount of any Mortgage repurchased during the preceding Monthly Reporting Period, as well as any such prepayments and principal reported on the first Business Day of the calendar month following such Monthly Reporting Period.

        - Any adjustments necessary to reconcile the principal balance of the PC Pool with the aggregate balance of the related Mortgages reported to us by servicers.

     We calculate the scheduled principal due on the related Mortgages based upon the actual principal balance, interest rate and remaining term to maturity of each Mortgage in the Gold PC Pool. Our calculation of scheduled principal may not reflect actual payments on the Mortgages. For example, we calculate scheduled principal payments on Gold PCs backed by Biweekly Mortgages without regard to their special payment characteristics, which periodically result in partial prepayments. A Holder of such a PC receives payments once a month, regardless of how many payments the borrower makes in a month, in accordance with the payment calculations for Gold PCs.

     We calculate the scheduled principal payment due on Gold PCs backed by Balloon/Reset Mortgages assuming the same (usually 30-year) term used to amortize the related Mortgages rather than the term to the balloon/reset date. The monthly payments made on these PCs reflect this amortization schedule, except for the final payment, which includes the remaining balloon payment.

     CALCULATION OF PRINCIPAL PAYMENTS FOR ARM PCS

     The principal payment in any month on an ARM PC reflects any principal payments on the related Mortgages reported by servicers for the applicable Monthly Reporting Period, including any prepayments, and the principal amount of any Mortgage repurchased during the applicable Monthly Reporting Period, as well as any such prepayments and principal reported on the first Business Day of the calendar month following that Monthly Reporting Period. In the absence of reports from servicers, we do not adjust the related Pool Factor. Rather, we reconcile any differences between actual payments on the Mortgages and principal payments on the PCs as soon as practicable by adjusting subsequent Pool Factors.

PAYMENTS OF INTEREST

     GENERAL

     Interest will accrue on each PC during each Accrual Period at the applicable PC Coupon. We compute interest on the basis of a 360-day year of twelve 30-day months. In the case of a fixed-rate PC, the PC Coupon is set at the time of issuance and does not change. In the case of an ARM PC, the PC Coupon adjusts periodically, as described below. We generally publish the applicable PC Coupon for ARM PCs for an Accrual Period on or about the fifth Business Day in the relevant month.

     You can obtain the PC Coupons for ARM PCs for the current Accrual Period on our internet website or from Investor Inquiry as shown on page 3. Absent clear error, our determination of the applicable Index values and our calculation of the PC Coupon for each Accrual Period will be final and binding.

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

     Interest accrues on the principal amount of a PC as determined by its Pool Factor for:

        - The month preceding the month of the Payment Date, for Gold PCs.

        - The second month preceding the month of the Payment Date, for ARM PCs.

     The "ACCRUAL PERIOD" relating to any Payment Date is:

        - The calendar month preceding the month of the Payment Date, for Gold PCs.

        - The second calendar month preceding the month of the Payment Date, for ARM PCs.

     ARM PCS

     ARM PCs have PC Coupons that are based on the weighted average interest rate of the Mortgages in the related PC Pool, minus applicable servicing fees and our management and guarantee fee. The PC Coupon of an ARM PC is an exact decimal truncated to three places. Description of the Mortgages--Indices describes the Indices most often used to adjust ARMs and ARM PCs.

     We calculate the PC Coupon of an ARM PC monthly and adjust it to reflect changes in the unpaid principal balances and interest rates of the related Mortgages. This monthly adjustment has no prescribed limit, although the related Mortgages will be subject to any applicable initial and periodic adjustment caps, lifetime ceilings and, in some instances, lifetime floors. The PC Coupon used to calculate the interest payment in a given month reflects the interest rates on the ARMs in the related PC Pool in effect for the preceding month.

     The interest rates of the Mortgages underlying an ARM PC may adjust in different months and some, all or none of the Mortgages may adjust on a given date. As a result, the PC Coupon of an ARM PC may not fully reflect recent changes in the value of the applicable Index. In addition, disproportionate principal payments on the underlying Mortgages with different interest rates will affect the PC Coupon of an ARM PC. For example, if Mortgages with interest rates above the weighted average of the PC Pool are prepaid more frequently than Mortgages with interest rates at or below the weighted average, the weighted average of the interest rates in the PC Pool will decrease, and therefore the PC Coupon payable to Holders will be reduced.

     ARM PCs backed by Hybrid ARMs that have the same initial fixed rate period receive interest at a fixed PC Coupon until the ARMs begin to adjust. After that occurs, the PC Coupon on these PCs adjusts in the same manner as other ARM PCs.

     The PC Coupon on a Payment Capped ARM PC is calculated in the same way as on other ARM PCs. When negative amortization occurs, however, a Holder receives interest at the PC Coupon, less accrued deferred interest, which is added to the principal balances of the related Payment Capped ARM PCs. Interest accrues afterwards on the outstanding principal balance, including the added deferred interest, at the applicable PC Coupon.

RECORD DATES

     We pass through payments on each Payment Date to Holders as of the related Record Date. The "RECORD DATE" for any Payment Date is the close of business on the last day of (a) the preceding month for Gold PCs or (b) the second preceding month for ARM PCs.

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

FINAL PAYMENT DATE

     The "FINAL PAYMENT DATE" of a PC is the first day of the latest month in which we will reduce the related Pool Factor to zero. The actual final payment on any PC will be made on a regular Payment Date, not on the first day of a month. The final payment on any PC could occur significantly earlier than the month of its Final Payment Date.

GUARANTEES

     We guarantee to each Holder of a PC:

        - The timely payment of interest at the applicable PC Coupon.

        - In the case of Gold PCs only, the timely payment of scheduled principal on the underlying Mortgages.

        - The full and final payment of principal on the underlying Mortgages by the Payment Date that falls (a) in the month of its Final Payment Date, for a Gold PC or (b) in the month after its Final Payment Date, for an ARM PC.

     For Payment Capped ARM PCs, which are subject to negative amortization, our guarantee of principal includes, and our guarantee of interest excludes, any deferred interest added to the principal balances of the related Mortgages.

     In addition, our guarantee covers any interest shortfalls on the PCs arising from reductions in Mortgage interest rates pursuant to application of the Servicemembers Civil Relief Act and similar state laws.

     PRINCIPAL AND INTEREST PAYMENTS ON THE PCS ARE NOT GUARANTEED BY AND ARE NOT DEBTS OR OBLIGATIONS OF THE UNITED STATES OR ANY FEDERAL AGENCY OR INSTRUMENTALITY OTHER THAN FREDDIE MAC.

PC POOL EXPENSES

     Generally, we do not seek reimbursement from a PC Pool for any expenses we may incur in connection with that PC Pool. However, certain amounts expended by Freddie Mac or a servicer for the protection or maintenance of Mortgages or related property may be borne on a pro rata basis by Freddie Mac and the Holders of the related PCs. Freddie Mac may pay such expenses from amounts otherwise due to the Holders, which may affect the timing of receipt of payments by the Holders. However, these expenses will not affect Freddie Mac's guarantee or the Holders' right to receive all principal and interest due on their PCs.

COMPENSATION OF SERVICERS AND FREDDIE MAC

     We or our servicers generally retain payments of interest on Mortgages in a PC Pool that exceed the PC Coupon for that PC Pool, as well as any fees and charges paid by borrowers, such as late payment fees, prepayment premiums, fees payable upon exercise of an ARM conversion option and review and transfer charges on assumptions. These amounts are not passed through to Holders. The amounts we retain are treated as management and guarantee fees and the amounts retained by servicers are treated as servicing fees.

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

POOL SUPPLEMENTS

     We make available on our internet website a Pool Supplement for each PC Pool when it is formed. The Pool Supplement identifies the features of the Mortgages in the related PC Pool and sets forth data concerning the PC Pool. We have attached as Appendix II to this Offering Circular an example of a Pool Supplement, and definitions of terms we use in Pool Supplements are attached as Appendix III. In some cases, a Pool Supplement may not include all of the information specified in Appendix II, and in other cases, additional information or legends may be included. Pool Supplements for PC Pools containing fixed-rate Mortgages contain different information than Pool Supplements for ARM PCs, and generally will exclude the data fields shown in Appendix II which are applicable only to ARM PCs and include the data fields which apply only to Gold PCs.

     If information in a Pool Supplement is inconsistent with information in this Offering Circular, you should rely on the information in the Pool Supplement as to the PC Pool it describes. We may change our practices relating to Pool Supplements at any time.

MONTHLY REPORTING OF POOL DATA

     Each month, in addition to Pool Factors, we make available on our internet website certain updated information as to each PC Pool. Generally, this information corresponds to the information provided in the Pool Supplement for the relevant PC Pool to the extent such original information changes over time. In some cases, our monthly updates may not include all of that information, and in other cases, additional information or legends may be included. If information on the internet website as to a PC Pool is inconsistent with information in the related Pool Supplement, you should rely on the updated information on the website as to the PC Pool it describes. We may change our practices relating to our monthly updating of PC Pool data at any time.

FORM OF PCS, HOLDERS AND PAYMENT PROCEDURES

     FORM

     PCs are issued, held and transferable only on the book-entry system of the Federal Reserve Banks. This means that PCs are not represented by certificates. The Department of Housing and Urban Development's regulations governing our book-entry securities (24 C.F.R. Part 81, Subpart H) and any procedures that we and a Federal Reserve Bank may adopt apply to the issuance and recordation of, and transfers of interests (including security interests) in, the PCs. Holders' individual accounts are governed by operating circulars and letters of the Federal Reserve Banks.

     Each issue of PCs is identified by a unique nine-character alphanumeric designation assigned by the CUSIP Service Bureau, known as a "CUSIP NUMBER." The CUSIP Number is used to identify each issue of PCs on the books and records of the Federal Reserve Banks' book-entry system.

     HOLDERS

     The term "HOLDER" means any entity that appears on the records of a Federal Reserve Bank as a holder of particular PCs. Only banks and other entities eligible to maintain book-entry accounts with a Federal Reserve Bank may be Holders of PCs. Investors who beneficially own PCs typically are not the Holders of those PCs. Investors ordinarily will hold PCs through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. For example, as an investor, you may hold a PC through a brokerage firm, which, in turn, holds through an entity eligible to maintain accounts with a Federal Reserve Bank. In that case, you would be the beneficial owner and that eligible entity would be the Holder.

     A Holder that is not also the beneficial owner of a PC, and each other financial intermediary in the chain between the Holder and the beneficial owner, will be responsible for establishing and maintaining accounts for their customers. Neither we nor any Federal Reserve Bank will have a direct obligation to a beneficial owner of a PC that is not also the Holder.

     The Federal Reserve Banks and we may treat the Holder as the absolute owner of a PC for the purpose of receiving payments and for all other purposes, regardless of any notice to the contrary. If you are not a Holder yourself, you may exercise your rights only through the Holder of your PCs.

     DENOMINATIONS

     Holders must hold and transfer their PCs in minimum original principal amounts of $1,000 and additional increments of $1. A Holder may not transfer a PC if, as a result of the transfer, the Holder would have remaining in its account PCs of the same issue having an original principal amount of less than $1,000. A Holder of PCs will also have to comply with any Federal Reserve Bank minimum wire transfer requirements.

     PAYMENT PROCEDURES

     Federal Reserve Banks credit payments on PCs to the appropriate Holders' accounts. Each Holder and each other financial intermediary will be responsible for remitting payments to the beneficial owners of the PCs that it represents. The Agreement provides that if a principal or interest payment error occurs, we may correct it by adjusting payments to be made on future Payment Dates or in any other manner we consider appropriate.

                PREPAYMENT, YIELD AND SUITABILITY CONSIDERATIONS

PREPAYMENTS

     The rates of principal payments on the PCs will depend on the rates of principal payments on the underlying Mortgages. Mortgage principal payments may be in the form of scheduled amortization or partial or full prepayments. Prepayments include:

        - Prepayments by the borrower.

        - Liquidations resulting from default, casualty or condemnation.

        - Payments we make under our guarantee of principal, other than payments of scheduled principal.

        - Prepayments resulting from the repurchase of Mortgages from a PC Pool due to default, delinquency, inaccurate representations and warranties made by sellers or other factors.

     Mortgages may be voluntarily prepaid in full or in part at any time, in most cases without payment of a premium.

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

     Mortgage prepayment rates are likely to fluctuate significantly over time. Prepayment rates are influenced by many factors, which may exist in multiple combinations, including:

        - Levels of current mortgage interest rates and borrower refinancing activity.

        - The age, principal amount, geographic distribution and payment terms of Mortgages.

        - Procedures implemented by Mortgage originators and servicers to ease the burden on themselves and borrowers of processing refinance loans. These changes may include reducing the amount of documentation and costs required to refinance and easing underwriting standards, which could encourage borrowers to refinance their Mortgages. Some of our Mortgage purchase programs may facilitate these practices.

        - Characteristics of the borrowers (such as credit rating) and their equity positions in their houses (whether the LTV ratio is high or low). In particular, borrowers with substantial equity in their houses may be prone to engaging in cash-out refinancings in which the refinancing mortgage has a higher principal balance than the refinanced mortgage. This technique enables the borrower to convert all or a portion of the equity into cash.

        - Changes in local industry and population migration and relocation as they affect housing turnover.

        - Active solicitation by originators and servicers. Many mortgage servicers, including sellers of Mortgages to Freddie Mac, solicit borrowers to refinance their Mortgages. In particular, servicers may solicit borrowers to refinance in an effort to preserve servicing income. To mitigate this risk, our Guide places restrictions on solicitation of borrowers which are intended to prevent servicers from targeting borrowers under Mortgages they service for us more actively than they target other borrowers.

        - Servicing fee rates. PC Pools containing Mortgages that are subject to servicing fee rates that are relatively high may experience different prepayment rates than PC Pools in which relatively low servicing fee rates predominate.

        - The use of special financing arrangements, including buydown plans or other provisions that cause the amount of the borrower's payment to change during the term of the Mortgage.

        - In the case of ARMs, fluctuations in the reference Index values, the extent of periodic adjustments on the underlying Mortgage interest rates, the extent to which the initial Mortgage interest rates are discounted from their fully indexed rates and the extent to which borrowers exercise conversion options on convertible ARMs.

        - The desire of borrowers to reduce the LTV ratio to 80% or below to eliminate the requirement for mortgage insurance on a Mortgage.

     Prevailing mortgage interest rates especially influence prepayment rates. In general, as mortgage interest rates decline, borrowers tend to refinance their current, higher rate Mortgages, which results in faster prepayment rates on the related PC Pools. On the other hand, as mortgage interest rates increase, borrowers tend not to refinance their Mortgages, which results in slower prepayment rates on the related PC Pools.

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

     Various types of Mortgages may have special prepayment characteristics. For example:

        - ARMs tend to have higher default rates than fixed-rate Mortgages.

        - Convertible ARMs may be converted to fixed-rate mortgages, which will be repurchased from the PC Pool shortly before their conversion.

        - Payment Capped ARMs have weighted average lives that can lengthen if negative amortization occurs and shorten if accelerated amortization occurs.

        - Biweekly Mortgages have weighted average lives that are shorter than those of otherwise similar monthly payment Mortgages.

        - Hybrid ARMs may be prone to refinancing toward the end of the fixed-rate period.

        - Prepayment Protection Mortgages may tend to prepay differently than Mortgages without prepayment premiums. Depending on a variety of factors, including possible waivers of the premium, the timing of any notification to the borrower of applicable waivers and the interest rate environment, the prepayment behavior of Prepayment Protection Mortgages may be difficult to predict.

        - Initial Interest Mortgages, which permit borrowers to pay only accrued interest for extended periods without requiring principal amortization, may affect borrower decisions regarding the sale of property or refinancing because the borrower may not have reduced the principal balance of the Mortgage by making unscheduled principal payments.

        - FHA/VA Mortgages may exhibit different prepayment behavior than Conventional Mortgages because they are underwritten using different criteria and are usually Assumable Mortgages.

     Different types of Mortgages may be affected differently by the same factor, and some factors may affect prepayment behavior on only some types of Mortgages. For example:

        - Extended Buydown Mortgages may experience higher default rates than other Buydown Mortgages because they provide for larger increases in the effective interest rates to borrowers.

        - Second Mortgages may be more likely to be prepaid than first lien mortgages because they tend to have higher interest rates, shorter maturities and lower principal amounts than first lien mortgages.

        - Relocation Mortgages could be less sensitive than other types of Mortgages to prepayments resulting from decreasing interest rates and more sensitive than other types of Mortgages to prepayments resulting from home sales. The prepayment behavior of Relocation Mortgages also generally depends on the circumstances of individual employees and employers and the characteristics of the specific relocation programs involved.

        - Assumable Mortgages could be less sensitive than other types of Mortgages to prepayments due to home sales because they may not have to be prepaid when the mortgaged property is sold to a qualified borrower. In addition, Assumable Mortgages with different assumability features may exhibit different prepayment behavior.

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     The rate of defaults and resulting repurchases of the Mortgages in a PC
Pool will also affect the prepayment behavior of that PC Pool. Defaults may increase during periods of economic recession, natural disasters, declining property values or increased use of secondary financing or as a result of other factors that decrease borrowers' equity.

     In addition, mortgage servicing decisions, including seeking alternatives to foreclosure, may impact the prepayment behavior of particular PC Pools. In approving alternatives to foreclosure and in determining whether or when Mortgages will be repurchased from a PC Pool, we consider several factors. See Description of the Mortgages -- Mortgage Purchase and Servicing Standards -- Defaults and Delinquencies.

     The rate of principal payments on a PC Pool may vary significantly from month to month as a result of fluctuations in the principal payment rates of its underlying Mortgages. A PC Pool may experience payment behavior that is similar to or different from that experienced by other PC Pools consisting of similar Mortgages. In addition, any PC Pool could experience payment behavior that is significantly different from other PC Pools, particularly if it contains a relatively small number of Mortgages, contains Mortgages from only one seller or has been formed specifically to emphasize one or more specific loan characteristics, such as borrower credit rating or loan size.

     We can make no representation concerning the particular effect that any factor may have on Mortgage prepayment behavior, or the prepayment rates for any type of Mortgage as compared to other kinds of Mortgages.

YIELDS

     GENERAL

     In general, your yield on PCs will depend on several variables, including:

        - The price you paid for your PCs.

        - The PC Coupon for your PCs.

        - The rate of principal prepayments on the underlying Mortgages.

        - The payment delay of your PCs.

        - In the case of ARM PCs, the values of the applicable Index.

        - In the case of ARM PCs, the effect of any periodic interest rate and payment adjustments (and any associated adjustment caps, lifetime ceilings and lifetime floors) on the underlying ARMs.

        - In the case of Payment Capped ARM PCs, whether your PC experiences negative or accelerated amortization.

        - The weighted average life of an Initial Interest Mortgage will differ from the weighted average life of a fully-amortizing Mortgage having the same principal amount, interest rate and maturity and, as a result, its yield may be more or less than the yield of the fully-amortizing Mortgage, depending on its purchase price. PC Pools backed by Initial Interest Mortgages may therefore have different yields than PC Pools backed by fully-amortizing Mortgages having otherwise similar terms. Moreover, prepayments of Initial Interest Mortgages during the interest only period may affect yields on the PC Pools that contain them more than similar prepayments would affect the yields on PC Pools containing fully-amortizing Mortgages.

     You should carefully consider the yield risks associated with PCs, including these:

        - If you purchase a PC at a discount to its principal amount and the rate of principal payments on the underlying Mortgages is slower than you expect, you will receive payments over a longer period than you expect, so the yield on your investment will be lower than you expect.

        - If you purchase a PC at a premium over its principal amount and the rate of principal payments on the underlying Mortgages is faster than you expect, you will receive payments over a shorter period than you expect, so the yield on your investment will be lower than you expect.

        - In general, the rate of Mortgage prepayments early in your investment has the greatest effect on your yield to maturity. A negative effect on your yield produced by principal prepayments at a higher (or lower) rate than you expect in the period immediately following your purchase of a PC is not likely to be offset by an equivalent reduction (or increase) in that rate in later periods.

        - Mortgages tend to prepay fastest when prevailing interest rates are low. When this happens, you may not be able to reinvest your principal payments in comparable securities at as high a yield.

        - In a high interest rate environment, Mortgages tend to prepay more slowly. When this happens, you may not receive principal payments, which could otherwise be reinvested in comparable securities at a higher yield, as quickly as you expect.

     YIELDS OF ARM PCS

     If you invest in ARM PCs, you should consider the following additional risks:

        - PC Coupons for ARM PCs generally adjust monthly based on a weighted average of the interest rates on the underlying Mortgages. Several factors will affect these PC Coupons:

          -- Disproportionate principal payments, including prepayments, on the underlying Mortgages that have relatively low, or high, interest rates compared to the other Mortgages in the same PC Pool will affect the level of the PC Coupon for the related ARM PCs, even if the interest rates on the remaining Mortgages do not change.

          -- The PC Coupon of your ARM PCs may not fully reflect current interest rates or Index values because the underlying Mortgage interest rates may adjust on various dates and at various intervals and typically adjust less frequently than monthly. In addition, the interest rates of the underlying Mortgages typically adjust based on an Index value published some time before such adjustment (the lookback period) and there may be a gap of up to several months from the publication of the applicable Index value until the PC Coupon reflects the adjusted value.

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

          -- Although there are generally no limits on monthly PC Coupon adjustments for ARM PCs, interest rates on the underlying ARMs may be subject to adjustment caps, lifetime ceilings and, in some cases, lifetime floors. As a result of these limitations, the PC Coupon on an ARM PC at any time may not reflect the applicable Index value or changes in that value from period to period.

        - When mortgage interest rates are generally low, which usually results in faster prepayments, the applicable Index value may be relatively high. On the other hand, when mortgage interest rates are generally high, which usually results in slower prepayments, the applicable Index value could be relatively low. Either of these scenarios could result in a lower than expected yield on the ARM PCs. In addition, depending on how frequently the underlying ARMs adjust and the existence of any adjustment caps, in an increasing interest rate environment, the rate of default could increase, which could reduce your yield on the ARM PCs.

        - The value of an Index will generally change from time to time. Even if the average value of an Index is consistent with your expectations, the timing of any changes in that value may affect your actual yield. In general, the earlier a change in the value of the applicable Index, the greater the effect on your yield. As a result, a negative effect on your yield produced by an Index value that is higher (or lower) than you expect early in your investment is not likely to be offset by an equivalent reduction (or increase) in that value in later periods.

        - If the Index values used to adjust the interest rates of underlying ARMs are lower than you expect, the yield on your investment could be lower than you expect, especially if prepayments are slow. Even if the index value is higher than you expect but prepayments are fast, your yield could be lower than you expect.

        - The CMT Index and LIBOR tend to reflect current market rates, and their values may be more volatile than the value of Eleventh District COFI or other Indices which reflect averages of rates in effect over longer periods of time.

        - If you invest in Payment Capped ARM PCs, the application of payment caps may result in negative amortization or accelerated amortization, which may affect your yield.

     PAYMENT DELAY

     The effective yield on any PC will be less than the yield that its PC Coupon and purchase price would otherwise produce, because:

        - On its first Payment Date, 30 days' interest will be payable on the PC even though interest began to accrue approximately 45 days earlier, in the case of Gold PCs, or 75 days earlier, in the case of ARM PCs.

        - On each Payment Date after the first Payment Date, the interest payable on the PC will accrue during its Accrual Period, which will end approximately 15 or 45 days before that Payment Date (for Gold PCs and ARM PCs, respectively).

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

SUITABILITY

     PCs may not be suitable investments for you. You should consider the following before you invest in PCs:

        - PCs are not appropriate investments if you require a single lump sum payment on a date certain, or if you require an otherwise definite payment stream.

        - A market may not develop for the sale of some types of PCs after their initial issuance. Even if a market develops, it may not continue. As a result, you may not be able to sell your PCs easily or at prices that will allow you to realize your desired yield.

        - The market values of your PCs are likely to fluctuate, primarily in response to changes in prevailing interest rates. Such fluctuations may result in significant losses to you.

        - The secondary markets for some PCs have experienced periods of illiquidity in the past, and can be expected to do so again in the future. Illiquidity can have a severely negative impact on the prices of PCs, especially those that are particularly sensitive to prepayment or interest rate risk.

        - PCs are complex securities. Before investing in a PC, you should be able, either alone or with a financial advisor, to evaluate the information contained and incorporated in this Offering Circular and in any related Pool Supplement. You should evaluate the information in the context of your personal financial situation and your views on possible and likely interest rate and economic scenarios.

     This Offering Circular does not describe all the possible risks of an investment in PCs that may result from your particular circumstances, nor does it project how PCs will perform under all possible interest rate and economic scenarios. You should purchase PCs only if you, alone or together with your financial advisor, understand the prepayment, yield, liquidity and market risks associated with your investment under a variety of interest rate and economic scenarios and you have sufficient financial resources to bear all the risks related to your PCs.

                                 THE AGREEMENT

     We form PC Pools and create and sell PCs under the Agreement dated as of October 14, 2005, as amended from time to time. The following summary describes various provisions of the Agreement. This summary is not complete. You should refer to the Agreement if you would like further information about its provisions. You can obtain copies of the Agreement from our internet website or by contacting Investor Inquiry as shown on page 3. Your receipt and acceptance of a PC, without any signature or other indication of assent, constitutes your unconditional acceptance of all the terms of the Agreement.

TRANSFER OF MORTGAGES TO PC POOL

     The Mortgages in each PC Pool will be identified to that PC Pool. We will hold the Mortgage documents, directly or through a custodian acting as our agent or through the seller or servicer of the Mortgages, for the benefit of the Holders of each related PC Pool, subject to policies and procedures that we may adopt, modify and waive from time to time.

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

REPURCHASE AND SUBSTITUTION OF MORTGAGES

     Once we have identified Mortgages to a PC Pool, Mortgages will not be removed from or added to that PC Pool unless there is a repurchase or substitution in one of the situations described below. We will make any repurchase or substitution in accordance with applicable laws in effect at the time of repurchase or substitution. Each repurchase will be treated as a prepayment in full of the Mortgage being repurchased and the entire principal amount of that Mortgage will be passed through to PC Holders on the appropriate Payment Date. Substitutions of Mortgages are far less common than cash repurchases.

     Repurchases or substitutions may occur in the following situations:

        - We may repurchase a Mortgage in connection with a payment on our guarantee of that Mortgage.

        - We may repurchase, or require or permit a seller or servicer to repurchase, a Mortgage if a repurchase is necessary or desirable:

          - to maintain proper servicing of the Mortgage, or

          - to maintain the status of the PC Pool as a fixed investment trust for federal income tax purposes.

        - We may repurchase, or require or permit a seller or servicer of a Mortgage to repurchase, any Mortgage if:

          - such Mortgage is 120 days or more delinquent,

          - based on Freddie Mac's delinquency and loss model, Freddie Mac has determined that it is more likely than not that a delinquency on such Mortgage will not be cured within 120 days of the due date of its last paid installment, or

          - Freddie Mac determines, on the basis of information from the related borrower or servicer, that loss of ownership of the mortgaged property is likely or default is imminent due to borrower incapacity, death or hardship or other extraordinary circumstances that make future payments on such Mortgage unlikely or impossible.

        - We may repurchase a Mortgage if a bankruptcy court approves a plan that materially affects the terms of the Mortgage or authorizes a transfer or substitution of the underlying property.

        - We may require or permit the seller or servicer of a Mortgage to repurchase the Mortgage or (within six months of the settlement of the related PCs) substitute for the Mortgage a Mortgage of comparable type, unpaid principal balance, remaining term and yield, if there is:

          - a material breach of warranty by a seller or servicer of the Mortgage,

          - a material defect in the documentation for the Mortgage, or

          - a failure by a seller or servicer to comply with any requirements or terms set forth in the Guide and other Mortgage purchase documents.

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

        - We will repurchase a Mortgage or (within two years of the settlement of the related PCs) substitute for the Mortgage a Mortgage of comparable type, unpaid principal balance, remaining term and yield, if:

          - a court of competent jurisdiction or a federal government agency duly authorized to oversee or regulate Freddie Mac's mortgage purchase business determines that Freddie Mac's purchase of the Mortgage was unauthorized and Freddie Mac determines that a cure is not practicable without unreasonable effort or expense, or

          - such court or government agency requires a repurchase of the Mortgage.

        - We may repurchase or require or permit the seller or servicer to repurchase:

          - a convertible ARM when the borrower exercises the option to convert the related interest rate from an adjustable rate to a fixed rate,

          - a Balloon/Reset Mortgage shortly before it reaches its scheduled maturity or reset date, and

          - a Modifiable Mortgage at the time the borrower agrees to modify the terms of the Mortgage.

     Any repurchase of a Mortgage by a seller or servicer will be at its then unpaid principal balance, less any principal on the Mortgage that the seller or servicer has advanced to Freddie Mac. Freddie Mac's repurchase of any Mortgage will be at its then unpaid principal balance, less any outstanding advances of principal on the Mortgage that Freddie Mac has paid to Holders.

EVENTS OF DEFAULT

     "EVENTS OF DEFAULT" under the Agreement are:

        - Our failure to pay principal or interest that lasts for 30 days.

        - Our failure to perform in any material way any other obligation under the Agreement, if the failure lasts for 60 days after we receive notice from the Holders of at least 65% of the outstanding principal amount of any affected PC Pool.

        - Specified events of bankruptcy, insolvency or similar proceedings involving us (but not including the appointment of a conservator or similar official for us).

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default under the Agreement is not remedied, the Holders of a majority of the outstanding principal amount of any affected PC Pool may remove us and nominate a successor as to that PC Pool, except as to our guarantee obligations. That nominee will replace us unless we object within 10 days after the nomination. In that event, either we or anyone who has been a bona fide Holder of an affected PC for at least six months may ask a court to appoint a successor. The court may then appoint our successor except as to our guarantee obligations.

     If we were to experience significant financial difficulties and the Director of the Office of Federal Housing Enterprise Oversight, our federal safety and soundness regulator, were to appoint a conservator, we believe, based on an opinion of counsel analyzing various provisions in the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 and other relevant law, that the proportional undivided interests of Holders in the related Mortgages would be preserved and borrowers' payments and other recoveries on those Mortgages would continue to be passed through to the Holders. Payments due to Holders pursuant to our guarantees could be made only from our general funds to the extent and so long as they were available. If we were unable to meet our guarantee obligations, the primary sources of funds available to investors would be payments by Mortgage borrowers and recoveries on the Mortgages. In that case, payments to Holders could be adversely affected by loan delinquencies and defaults.

CONTROL BY HOLDERS

     Except in limited circumstances following an Event of Default, no Holder of a PC has any right to vote or to otherwise control in any manner the management and operation of any PC Pool. In addition, Holders of PCs may institute legal actions and proceedings with respect to the Agreement, the Mortgages or the PCs only in limited circumstances, and no Holder has the right to prejudice the rights of any other Holder under the Agreement or to seek preference or priority over any other Holder.

AMENDMENT

     We may amend the Agreement without the consent of any Holders to:

        - Cure any ambiguity or correct or add to any provision in the Agreement, if the amendment does not adversely affect Holders in any material way.

        - Maintain the qualification of any PC Pool as a grantor trust for federal income tax purposes.

        - Avoid the imposition of any state or federal tax on a PC Pool.

        - Modify our procedures for calculating payments to Holders or passing through prepayments.

     With the consent of the Holders of a majority of the outstanding principal amount of any affected issue of PCs, we also may amend the Agreement in any other way. However, unless each affected Holder consents, we may not amend the Agreement to impair the rights of a Holder to receive payments (including guarantee payments) when due or to sue for any payment that is overdue.

TAX INFORMATION

     Within a reasonable time after the end of each calendar year, we or our agent will furnish to each investor who was a Holder on any record date during such year information we deem necessary or desirable to enable Holders and beneficial owners of PCs to prepare their federal income tax returns, if applicable.

TERMINATION

     Our obligations and responsibilities under the Agreement to a Holder of a PC will terminate upon (1) the full payment to the Holder of all principal and interest due the Holder based on the applicable Pool Factor or by reason of our guarantees or (2) the payment to the Holder of all amounts held by Freddie Mac and required to be paid under the Agreement. However, our guarantee will be reinstated in the event that any principal or interest payment made to a Holder is for any reason returned by the Holder pursuant to an order, decree or judgment of a court of competent jurisdiction to the effect that the Holder was not entitled to retain such payment pursuant to the Agreement. In addition, we will furnish information we deem necessary to enable Holders to prepare their federal income tax returns for the year in which the termination occurs.

VARIOUS MATTERS REGARDING FREDDIE MAC

     We and our directors, officers, employees and agents will not be liable to Holders for any action taken or omitted in good faith or for errors in judgment. However, neither we nor they will be protected against any liability that results from willful misfeasance, bad faith, gross negligence or reckless disregard of obligations. We are required to hold and administer Mortgages in a PC Pool using the same standards as we use for similar mortgages that we own.

     Except for our guarantee obligations or other payment obligations, we will not be liable for any Holder's direct damages unless we fail to exercise the same degree of ordinary care that we exercise in the conduct of our own affairs. We will not be liable for any Holder's consequential damages.

     In addition, we do not need to appear in any legal action that is not incidental to our responsibilities under the Agreement and that we believe may result in any expense or liability. However, we may undertake any legal action that we believe is necessary or desirable in the interests of the Holders. We will bear the legal costs of any such action.

     We may acquire PCs. PCs we hold will be treated the same as PCs held by other Holders.

     The Agreement will be binding upon any successor to Freddie Mac.

GOVERNING LAW

     The Agreement is to be interpreted in accordance with federal law. If there is no applicable federal precedent and if the application of New York law would not frustrate the purposes of the Freddie Mac Act, the Agreement or any transaction under the Agreement, then New York law will be deemed to reflect federal law.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Any discussion of tax matters in this Offering Circular and any applicable supplement was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on such person. Such discussion was written to support the promotion and marketing of the PCs. Investors should consult their own independent tax advisors regarding the PCs and each investor's particular circumstances.

     The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership and transfer of PCs. It does not address all the federal income tax consequences that may apply to particular categories of investors. Some investors may be subject to special rules. THE TAX LAWS AND OTHER AUTHORITIES FOR THIS DISCUSSION ARE SUBJECT TO CHANGE OR DIFFERING INTERPRETATIONS, AND ANY CHANGE OR INTERPRETATION MAY APPLY RETROACTIVELY. YOU SHOULD

CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND ANY OTHER TAX CONSEQUENCES THAT MAY BE RELEVANT TO YOU.

     Although we are a government-sponsored enterprise, neither the PCs nor the income received from them is exempt from federal income, estate or gift taxes under the Internal Revenue Code of 1986, as amended (the "CODE"). Further, neither the Code nor the Freddie Mac Act exempts the PCs or income on them from taxation by any state, any United States possession or any local taxing authority.

     If you deliver Mortgages under our MultiLender Swap Program in exchange for PCs, you should be aware that you may be required to recognize gain or loss on all or a portion of such Mortgages.

TAX STATUS

     The arrangement under which a PC is created and sold and the related PC Pool is administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation. As an investor in a PC, you will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the underlying Mortgages.

     If you own PCs, you must report on your federal income tax return your pro rata share of the entire income from the Mortgages in the related PC Pool, in accordance with your method of accounting. Income will include gross interest income at the interest rates on the Mortgages and incidental fees, if any.

     You generally will be able to deduct, under Section 162 or 212 of the Code, your pro rata share of servicers' fees or any of our management and guarantee fees, including incidental fees paid by the borrowers and retained by the servicer or us and all administrative and other expenses of the PC Pool, in accordance with your method of accounting. The Code limits the deductions for these miscellaneous itemized deductions for some investors.

     PCs generally will be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Interest income from the PCs generally will be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. In the event that any Mortgage has an LTV ratio in excess of 100% (that is, the principal balance of any Mortgage exceeds the fair market value of the real property securing it), the interest income on the excess portion of the Mortgage will not be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code and such excess portion of the Mortgage will not be a "real estate asset" within the meaning of
Section 856(c)(5)(B) of the Code. The excess portion should represent a "Government security" within the meaning of Section 856(c)(4)(A) of the Code. If a PC contains a Mortgage with an LTV ratio in excess of 100%, a holder that is a real estate investment trust should consult its tax advisor concerning the appropriate tax treatment of such excess portion.

     PCs will constitute "loans. . . secured by an interest in real property which is. . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code for purposes of determining whether an institution qualifies as a "domestic building and loan association."

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

BUYDOWN OR EXTENDED BUYDOWN MORTGAGES

     It is not clear for federal income tax purposes whether buydown funds advanced by the originator of the Mortgage would be treated as funds of the borrower, with the borrower correspondingly treated as obligated for the full stated interest rate on the Mortgage. We plan to report for federal income tax purposes using the stated interest rate on the Mortgage. If the Internal Revenue Service (the "SERVICE") were to view the borrower's obligation on a net basis, you would be treated as owning two separate debt instruments, one an obligation of the borrower and the other a separate obligation of the originator for the "bought down" amounts. In such event, you would recognize some acceleration of taxable income to the period of the buydown accounts and the obligation of the originator may fail to qualify for the special treatments under Sections 856(c)(3)(B), 856(c)(5)(B) and 7701(a)(19)(C)(v) of the Code described under Tax Status above.

DISCOUNT AND PREMIUM

     If you purchase a PC, you will be treated as purchasing an interest in each of the underlying Mortgages at a price determined by allocating the purchase price paid for that PC among the Mortgages in proportion to their fair market values at the time of purchase. To the extent that the portion of the purchase price allocated to a Mortgage is less than or greater than the portion of the principal balance of the Mortgage allocated to the PC, the interest in the Mortgage will be deemed to have been acquired with discount or premium, respectively. The treatment of any discount will depend on whether the discount represents original issue discount or market discount.

     You should consult your own tax advisors to determine whether Section 1272(a)(6) of the Code, as expanded by the Taxpayer Reform Act of 1997, could affect the accrual of discount or amortization of premium on your PCs or otherwise affect the tax accounting for your PCs.

     If you recognize gain or loss attributable to discount or premium that is not characterized as original issue discount, market discount or amortizable bond premium (described below), your gain or loss will be treated as capital gain or loss if the PC is held as a capital asset.

     ORIGINAL ISSUE DISCOUNT

     You will be required to report as ordinary income your pro rata share of any original issue discount related to the Mortgages underlying the PC pursuant to Sections 1271-1273 and 1275 of the Code. Original issue discount may arise as a result of initial incentive or "teaser" interest rates on ARMs or points charged at origination. You will be required to accrue original issue discount into current income only if it exceeds a de minimis amount. The Mortgages also would be subject to the original issue discount rules if, as discussed below, the "stripped bond" provisions of the Code were determined to be applicable. We intend to treat deferred interest on a Payment Capped ARM as original issue discount, which you will be required to include in income in the period in which such deferred interest accrues.

     MARKET DISCOUNT

     The market discount rules of Sections 1276-1278 of the Code will apply to treat market discount in excess of a de minimis amount as ordinary income. You must recognize accrued market discount to the extent of gain realized on disposition or to the extent of principal payments that you receive. The market discount rules provide that:

        - Market discount will be considered to accrue under a straight-line method unless you elect to calculate it under a constant interest method.

        - Interest that you paid or that accrues on indebtedness that you incurred or continued to purchase or carry Mortgages acquired at a market discount will be allowed as a deduction only to the extent that such interest, reduced by the interest on the Mortgages includible in income, including original issue discount, is greater than the market discount that accrued but was not taken into account during the taxable year such interest was paid or accrued. Any such interest expense that is deferred will, in general, be allowed as a deduction when the related market discount income is recognized.

        - Alternatively, you may elect to include market discount in income currently, under either a straight-line method or a constant interest method, on all market discount obligations you hold except those acquired in taxable years before the year of the election. An election to include market discount as income currently can be revoked only with the Service's consent. In this event, the rules about ordinary income on disposition and interest deferral discussed above will not apply.

     The exact application of the market discount rules is not clear.

     PREMIUM

     If you have purchased your interest in any Mortgage at a premium, the premium may be amortizable under a constant interest method at your election under Section 171 of the Code. The premium is treated as an offset to interest income includable with respect to the Mortgage. An election to amortize premium will apply to all debt instruments you hold at the beginning of the tax year for which you make the election and to all such instruments acquired after the election. An election to amortize premium can be revoked only with the Service's consent.

     CONSTANT YIELD METHOD

     You may elect to include in gross income all interest that accrues on a Mortgage by using the constant yield method. For purposes of this election, interest would include stated interest, de minimis original issue discount, original issue discount, de minimis market discount and market discount, as adjusted by any premium. You should consider the relationship between this election and the elections described above under Market Discount and Premium.

     SALE OR EXCHANGE OF A PC

     If you sell a PC, you will recognize gain or loss equal to the difference between your adjusted tax basis in the PC and the amount you realized in the sale (not including amounts attributable to accrued and unpaid interest, which will be treated as ordinary interest income).

     In general, your adjusted tax basis in the PC will equal what you paid for the PC, plus the amount of any discount income you previously reported on the PC, less the amount of any premium you previously offset against interest income on the PC and the amount of any principal payments you received on the PC.

     You must report accrued but unrecognized market discount as ordinary income, but your gain or loss otherwise will be a capital gain or loss if you held the PC as a capital asset. The capital gain or loss will be long-term or short-term, depending on whether you owned the PC for the long-term capital gain holding period (currently more than one year). Capital gains of individuals with respect to capital assets held for more than one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

APPLICATION OF THE STRIPPED BOND RULES

     When we issue a PC, Revenue Ruling 71-399, 1971-2 C.B. 433, issued to us by the Service, indicates that any difference between interest payable at the mortgage interest rate and the sum of (a) interest payable at the class coupon plus (b) fees applicable to the Mortgages (servicers' fees or any of our management or guarantee fees) should be accounted for as discount income or premium expense. If such sum exceeds the mortgage interest rate, the difference is characterized as "discount" and considered additional gross income. If such sum is less than the mortgage interest rate, the net difference is characterized as "premium expense."

     In Revenue Ruling 71-399, the Service ruled that discount income is to be included as ordinary income in accordance with the beneficial owner's method of accounting, and that premium expense may be deductible in accordance with applicable rules. The Service, however, may contend that by reason of enactment of the stripped bond rules of Section 1286 of the Code (or its predecessor, Section 1232B), Revenue Ruling 71-399 is no longer applicable in characterizing such difference.

     The Service has issued guidance taking the position that, when Mortgages are sold and the servicer is entitled to receive amounts that exceed reasonable compensation for the mortgage servicing to be performed, the Mortgages are treated as stripped bonds within the meaning of Section 1286 of the Code. If this treatment applies, for tax purposes you would not be treated as having a pro rata undivided interest in the underlying Mortgages, but rather you would be treated as owning "stripped bonds" to the extent of your share of principal payments and "stripped coupons" to the extent of the class coupon plus reasonable servicing fees and guarantee fees. Under Section 1286, you would be treated as if the payments to be received in respect of your ownership interest in the Mortgages were purchased at an original issue discount equal to the difference between the price at which you are considered to have paid for such payments and the total amount of such payments. You would include in income such original issue discount in accordance with the rules for original issue discount under the Code. Effectively, you would report both interest and discount on the Mortgages as ordinary income as income accrues under a constant yield method under Series 1271-1273 and 1275 of the Code.

     The Service has also issued guidance providing that a purchaser of a Mortgage that is a stripped bond must treat it as a market discount bond if the amount of original issue discount on the stripped bond is considered to be zero after application of the de minimis rule of Section 1273(a)(3) of the Code or if the annual stated rate of interest payable on the stripped bond is 100 basis points or less below the annual stated rate of interest payable on the Mortgage. These conditions apparently are based on the premise that the interest payments which remain associated with the stripped bond are treated, for purposes of the original issue and market discount provisions of the Code, as stated interest payable with respect to the stripped bond. If these conditions are met, you would be required to account for any market discount in accordance with the rules for market discount as described above under Discount and Premium.

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

     It is unclear whether the position taken by the Service in the guidance would be upheld if challenged.

BACKUP WITHHOLDING, FOREIGN WITHHOLDING AND INFORMATION REPORTING

     If you are a U.S. Person, you may be subject to federal backup withholding tax under Section 3406 of the Code on payments on your PCs, unless you comply with applicable information reporting procedures or are an exempt recipient. Any such amounts withheld would be allowed as a credit against your federal income tax liability.

     Payments made to an investor who is an individual, a corporation, an estate or a trust that is not a U.S. Person, or to a Holder on behalf of such an investor, generally will not be subject to federal income or withholding tax if:

        - The Mortgages underlying the investor's PCs all were originated after July 18, 1984.

        - The PC is not held by the investor in connection with a trade or business in the United States (or, if an income tax treaty applies, is not attributable to a U.S. permanent establishment).

        - The investor is not, with respect to the United States, a personal holding company or corporation that accumulates earnings in order to avoid United States federal income tax.

        - The investor is not a U.S. expatriate or former U.S. resident who is taxable in the manner provided in Section 877(b) of the Code.

        - The investor provides a statement (on Internal Revenue Service Form W-8BEN or a similar substitute form) signed under penalties of perjury that includes its name and address and certifies that it is not a U.S. Person in accordance with applicable requirements.

     Payments to an investor who is not a U.S. Person that represent interest on Mortgages originated before July 19, 1984 may be subject to federal withholding tax at the rate of 30 percent or any lower rate provided by an applicable tax treaty.

     Regardless of the date of origination of the Mortgages, federal backup withholding tax will not apply to payments on a PC made to an investor who is not a U.S. Person if the investor furnishes an appropriate statement of non-U.S. status.

     We will make available to each Holder of a PC, within a reasonable time after the end of each calendar year, information to assist Holders and investors in preparing their federal income tax returns. The information made available to you may not be correct for your particular circumstances.

     For these purposes, the term "U.S. PERSON" means any one of the following:

        - An individual who, for federal income tax purposes, is a citizen or resident of the United States.

        - A corporation (or other business entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia.

        - An estate whose income is subject to United States income tax, regardless of its source.

        - A trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

        - To the extent provided in Treasury Department regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, that elect to be treated as U.S. Persons.

     If a partnership (or other entity treated as a partnership for federal income tax purposes) holds PCs, the treatment of a partner will generally depend upon the status of the particular partner and the activities of the partnership. If you are a partner in such a partnership, you should consult your own tax advisors.

                              ERISA CONSIDERATIONS

     A Department of Labor regulation provides that if an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") acquires a "guaranteed governmental mortgage pool certificate," then, for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code, the plan's assets include the certificate and all of its rights in the certificate, but do not, solely by reason of the plan's holding of the certificate, include any of the mortgages underlying the certificate. Under this regulation, the term "guaranteed governmental mortgage pool certificate" includes a certificate "backed by, or evidencing an interest in, specified mortgages or participation interests therein" if Freddie Mac guarantees the interest and principal payable on the certificate.

     The regulation makes it clear that Freddie Mac and other persons, in providing services for the Mortgages in a PC Pool, would not be subject to the fiduciary responsibility provisions of Title I of ERISA, or the prohibited transaction provisions of Section 406 of ERISA or Code Section 4975, merely by reason of the plan's investment in a PC.

                        LEGAL INVESTMENT CONSIDERATIONS

     You should consult your own legal advisors to determine whether PCs are legal investments for you and whether you can use PCs as collateral for borrowings. In addition, financial institutions should consult their legal advisors or regulators to determine the appropriate treatment of PCs under any applicable risk-based capital and similar rules.

     If you are subject to legal investment laws and regulations or to review by regulatory authorities, you may be subject to restrictions on investing in some types of PCs or in PCs generally. Institutions regulated by the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, the Treasury Department or any other federal or state agency with similar authority should review applicable regulations, policy statements and guidelines before purchasing or pledging PCs.

                           DISTRIBUTION ARRANGEMENTS

     We issue PCs through cash sales or in exchange for Mortgages. We may offer PCs under our Cash Program on a daily basis through any of the following methods:

        - Auction.

        - Competitive bid offering.

        - Allocation to members of a recognized group of dealers that purchase or sell PCs in accordance with agreements with us.

        - Direct placement with securities dealers or investors.

     Under our Guarantor Program, we purchase Mortgages from a single seller and, in exchange, deliver PCs representing interests in those same Mortgages. Under our MultiLender Swap Program, we purchase Mortgages and in exchange issue PCs with a principal balance equal to the aggregate principal balance of the purchased Mortgages. Participants in the MultiLender Swap Program that deliver certain types of Mortgages receive a Freddie Mac Giant PC. Mortgage sellers who acquire PCs or Freddie Mac Giant PCs in exchange for Mortgages may hold those PCs or Freddie Mac Giant PCs or sell them to investors upon acquisition or at a later time.

                SECONDARY MARKETS, MORTGAGE SECURITY PERFORMANCE
                         AND MARKET SUPPORT ACTIVITIES

     Certain dealers may buy, sell and make a market in PCs. The secondary market for PCs may be limited. If a dealer sells a PC, currently the dealer is required to confirm the sale; notify the purchaser of the settlement date, purchase price, concessions and fees; and make available to the purchaser, by electronic means or otherwise, a copy of this Offering Circular, the applicable Pool Supplement and any applicable Additional Supplement.

     You can obtain prices for PCs by contacting the securities dealers selling and making a market in those PCs. You can obtain a list of PC dealers by contacting Investor Inquiry as shown on page 3.

     We support the liquidity and depth of the market for PCs through various activities, including:

        - Educating dealers and investors about the relative merits of trading and investing in PCs;

        - Purchasing and selling PCs and other mortgage-related securities through our retained portfolio; and

        - Introducing new mortgage-related securities products and initiatives.

     We may increase, reduce or discontinue these or other related activities at any time, which could affect the liquidity and depth of the market for PCs. We support the execution of our credit guarantee business by adjusting our guarantee fee. For example, if the price performance of, and demand for, our PCs is not comparable to mortgage-backed securities issued by the Federal National Mortgage Association ("FANNIE MAE") on future mortgage deliveries by sellers, we may use market-adjusted pricing where we provide guarantee fee price adjustments to partially offset weaknesses in prevailing security prices and increase the competitiveness of our credit guarantee business.

     Our strategies to support PC price performance include the purchase and sale by our retained portfolio of PCs and other agency securities, including Fannie Mae securities. Depending upon market conditions, including the relative prices and relative supply of and demand for PCs and comparable Fannie Mae securities, there may be substantial variability in any period in the total amount of securities we purchase or sell for our retained portfolio in accordance with this strategy.

     In the fourth quarter of 2004, as part of our effort to realign our business around our mission and core business, we ceased our PC market making and support activities accomplished through our Securities Sales & Trading Group business unit and our external money manager program. Our Information Statements contain additional information about our security performance and market support activities.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     We may have various business relationships with dealers that deal in PCs, originators, sellers or servicers of Mortgages, and affiliates of those firms. For example, they may from time to time underwrite, invest in or make markets in PCs or other securities we issue, provide financial advice to us, provide money management, consulting or investment banking services to us, purchase Mortgages or other financial products from us, sell Mortgages or other financial products to us, engage in swap, forward, dollar roll, repurchase, reverse repurchase and other financial transactions with us, resecuritize PCs or other securities we have issued, or enter into licensing or other commercial agreements with us.

                                                                      APPENDIX I

                                 INDEX OF TERMS

     The following is a list of defined terms used in this Offering Circular and the pages where their definitions appear.

                                                              PAGE
                                                              ----
Accrual Period..............................................     29
Additional Supplements......................................      2
Agreement...................................................      3
Annual ARMs.................................................     14
ARM PC......................................................      4
ARMs........................................................      4
Assumable Mortgage..........................................     16
Balloon/Reset Mortgages.....................................     13
Biweekly Mortgage...........................................     16
Buydown Mortgage............................................     17
Business Day................................................     27
Cash Program................................................     24
CD Index...................................................     15
CMT Index...................................................     15
Code........................................................     43
Contract Rate Index.........................................     15
Conventional Mortgages......................................     12
Cooperative.................................................     17
Cooperative Share Mortgage..................................     17
CUSIP Number................................................     31
Eleventh District COFI......................................     15
ERISA.......................................................     48
Events of Default...........................................     40
Extended Buydown Mortgage...................................     17
Fannie Mae..................................................     49
Federal COF Index...........................................     15
FHA/VA Mortgages............................................     12
Final Payment Date..........................................     30
Freddie Mac.................................................      4
Freddie Mac Act.............................................      3
Gold PC....................................................      4
Guarantor Program...........................................     24
Guide.......................................................     19
H.15 Release................................................     15
Holder......................................................     31
Home Equity Line of Credit (HELOC)..........................     17
Hybrid ARMs.................................................     14
Index.......................................................     13
Initial Interest ARMs.......................................     14
Initial Interest Mortgage...................................     13
Level Payment Mortgages.....................................     12
LIBOR.......................................................     16
LTV.........................................................     19
Margin......................................................     13
Modifiable Mortgage.........................................     22
Monthly Reporting Period....................................     27
Mortgages...................................................      4
MultiLender Swap Program....................................     24
National COF Index..........................................     16
Negative Amortization Factor................................     26
Payment Capped ARMs.........................................     14

                                                              PAGE
                                                              ----
Payment Capped ARM PCs......................................     26
Payment Date................................................     27
PC Coupon...................................................      5
PC Pool Number..............................................     24
PC Pools....................................................      4
PCs.........................................................  Cover
Pool Factor.................................................     26
Pool Supplement.............................................      2
Prepayment Protection Mortgage..............................     17
Prime Rate..................................................     16
Prefix......................................................     24
Rate Capped ARMs............................................     13
Record Date.................................................     29
Reinstated FHA/VA Mortgage..................................     18
Relocation Mortgage.........................................     18
Second Mortgage.............................................     18
Service....................................................     44
Semi-annual Secondary Market Treasury Index.................     16
Simple Interest Mortgage....................................     18
Twelve-Month Average CMT Index..............................     16
U.S. Person.................................................     47

                                                                     APPENDIX II

                            EXAMPLE POOL SUPPLEMENT

     This example Pool Supplement illustrates the form and content of the Pool Supplement we post on our internet website for each PC Pool. It is not provided to describe any existing PC Pool. Pool Supplements for PC Pools containing fixed-rate Mortgages generally will exclude the data fields which are applicable only to ARM PCs and include the data fields which apply to Gold PCs. See Appendix III -- Terms Used in Pool Supplements for definitions of the terms used in this example Pool Supplement. The number associated with each data field in this example Pool Supplement corresponds to the number associated with the related definition in Appendix III.

PC POOL NUMBER XXXXXX                                        [Freddie Mac Logo]

POOL SUPPLEMENT
(TO PC OFFERING CIRCULAR DATED OCTOBER 14, 2005)

                                  FREDDIE MAC
                      MORTGAGE PARTICIPATION CERTIFICATES
              ADJUSTABLE-RATE MORTGAGES WITH INTEREST ONLY PERIODS

     Capitalized terms used in this Pool Supplement (other than capitalized terms that are defined in this document) have the same meanings as in Freddie Mac's Mortgage Participation Certificates Offering Circular dated October 14, 2005, as it may be supplemented from time to time (the "PC Offering Circular"). This Pool Supplement incorporates by reference the PC Offering Circular.

     The Certificates may not be suitable investments for you. You should not purchase Certificates unless you have carefully considered and are able to bear the associated prepayment, interest rate, yield and market risks of investing in them, as described in the PC Offering Circular.

     You should purchase the Certificates only if you have read and understood this Pool Supplement, the PC Offering Circular, any related Additional Supplement and any documents that we have incorporated by reference in the PC Offering Circular.

     We guarantee the payment of interest and principal on the Certificates as described in the PC Offering Circular. You can find a description of the applicable PC Coupon in the PC Offering Circular under "Description of the PCs -- Payments of Interest". For an initial period of time, we will pay scheduled installments of interest at the PC Coupon rate. After this initial period, we will pay principal together with interest at the PC Coupon rate. Principal and interest payments on the Certificates are not guaranteed by and are not debts or obligations of the United States or any federal agency or instrumentality other than Freddie Mac. The Certificates are not tax-exempt securities. Because of applicable securities law exemptions, Freddie Mac has not registered the Certificates with any federal or state securities commission. No securities commission has reviewed this Pool Supplement.

     The PC Pool number in the pool statistics of this Pool Supplement identifies the pool of Mortgages to which the Certificates relate. The pool statistics of this Pool Supplement contain statistical information about the PC Pool, including a PC Prefix that identifies the specific type of mortgages in the PC Pool. Certain information in this Pool Supplement is updated monthly on our internet website.

                            PC POOL SUPPLEMENT DATED

PC POOL NUMBER XXXXXX

                             DESCRIPTION OF PC POOL


  1  PC Type................................TREASURY INITIAL INTEREST WAC ARM PC
  2  PC Pool Number..............................................         XXXXXX
  3  CUSIP Number................................................      XXXXXXXXX
  4  PC Coupon+..................................................         5.340%
  5  Original Principal Amount...................................  $8,457,268.00
  6  PC Issue Date...............................................     01/01/2005
  7  First Payment Date..........................................     03/15/2005
  8  PC Final Payment Date.......................................     02/15/2035
                              POOL INFORMATION
  9  Seller......................................................       XXXXXXXX
 10  WAC++.......................................................         6.055%
 11  AOLS*.......................................................       $176,208
 12  WAOLS*......................................................       $204,447
 13  WALA*......................................................             XX
 14  WAOLT*......................................................             XX
 15  WARM*.......................................................            359
 16  WAOCS*......................................................            711
 17  WAOLTV*.....................................................             82
 18  WAMTAM*+....................................................
 19  Legend......................................................

                UNKNOWN ORIGINAL CREDIT SCORE AND ORIGINAL LTV*

-----------------------------------------------------------------------------------------------------
                                                               % OF UPB   # OF LOANS   % OF LOANS
-----------------------------------------------------------------------------------------------------
 20  Unknown Credit Score....................................    0.00%        0           0.00%
 21  Unknown LTV.............................................    0.00%        0           0.00%
-----------------------------------------------------------------------------------------------------

---------------

 + Updated monthly for ARM PCs only.
++ Updated monthly for Gold PCs only.
 * Updated monthly for Gold PCs and ARM PCs.
 + Initial Interest PCs only.

PC POOL NUMBER XXXXXX

                            ARM SPECIFIC INFORMATION


 22  Initial Period..............................................           5
 23  Adjustment Period...........................................          12
 24  Index.......................................................    1 YR WEEKLY CMT
 25  Lookback Period.............................................          45
 26  Next Adjustment Date+.......................................      08/01/2009
 27  Weighted Average Months to Adjust (WAMTA)+..................        59.960
 28  Initial Cap (Increase)......................................        5.000%
 29  Initial Cap (Decrease)......................................        5.000%
 30  Periodic Cap................................................        2.000%
 31  Convertible.................................................           N
 32  PC Margin+..................................................        2.035%
 33  Weighted Average Margin.....................................        2.750%
 34  PC Lifetime Ceiling+.......................................        11.340%
 35  Weighted Average Lifetime Ceiling+..........................        12.055%
 36  PC Lifetime Floor+..........................................        0.000%
 37  Weighted Average Lifetime Floor+............................        0.000%
 38  Prepayment Protection Mortgages.............................           N
 39  Servicing: Min 10.0 bps/Max 24.9 bps........................           N

     40 FIRST AMORTIZATION PAYMENT DATE* (INITIAL INTEREST MORTGAGES ONLY)

-------------------------------------------------------------------------------------------------------
 FIRST P&I DATE*                             AGGREGATE UPB*   % OF UPB*   # OF LOANS*   % OF LOANS*
-------------------------------------------------------------------------------------------------------
 08/01/2009................................  $1,623,747.97      19.20%        10          20.83%
 09/01/2009................................   5,470,506.43      64.68%        30          62.05%
 10/01/2009................................   1,363,013.92      16.12%         8          16.67%
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                               REMAINING
                                        NOTE RATE              MATURITY             LOAN AGE
 FIRST P&I DATE (CONTINUED)  WAC++      LOW-HIGH++     WARM*   LOW-HIGH*    WALA*   LOW-HIGH*
-------------------------------------------------------------------------------------------------
 08/01/2009................  6.107%   5.625 - 7.125%    358     358-358       0       0-009
 09/01/2009................  5.991%   5.375 - 6.875%    359     359-359       0       0-005
 10/01/2009................  6.246%   5.625 - 6.500%    360     360-360       2       0-003
-------------------------------------------------------------------------------------------------

                          HIGH AND LOW MORTGAGE DATA+

--------------------------------------------------------------------------------------------------------------
    41-42 REMAINING
       MATURITY          43-44 NOTE RATE    45-46 MARGIN     47-48 LIFETIME CEILING   49-50 LIFETIME FLOOR
       LOW-HIGH             LOW-HIGH          LOW-HIGH            LOW-HIGH                LOW-HIGH
--------------------------------------------------------------------------------------------------------------
        358-360          5.375% - 7.125%   2.750% - 2.750%     11.375% - 13.125%        0.000% - 0.000%
--------------------------------------------------------------------------------------------------------------

---------------

 + Updated monthly for ARM PCs only.
++ Updated monthly for Gold PCs only.
 * Updated monthly for Gold PCs and ARM PCs.

PC POOL NUMBER XXXXXXX

                          ARM PC COMPONENT LEVEL DATA+

---------------------------------------------------------------------------------------------------------------------
 51 COMPONENT COUPON   52 COMPONENT FIRST  53 COMPONENT    54 COMPONENT      55 COMPONENT    56-57 COMPONENT
   ADJUSTMENT DATE     P&I PAYMENT DATE+        UPB        NUMBER OF LOANS    COUPON         COUPON LOW-HIGH
---------------------------------------------------------------------------------------------------------------------
 08/01/2009..........       8/1/2015       $1,623,747.97         10             5.392%         4.910% - 6.410%
 09/01/2009..........       8/1/2015        5,470,506.43          4             5.276%         4.660% - 6.160%
 10/01/2009..........       8/1/2015        1,363,013.92          2             5.531%         4.910% - 5.785%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                      59-60 COMPONENT   61 COMPONENT     62-63 COMPONENT
   ADJUSTMENT DATE     58 COMPONENT       MARGIN        LIFETIME        LIFETIME CEILING        64 COMPONENT  65-66 COMPONENT
     (CONTINUED)        MARGIN           LOW-HIGH        CEILING            LOW-HIGH               FLOOR      FLOOR LOW-HIGH
---------------------------------------------------------------------------------------------------------------------------------
 08/01/2009..........     2.035%      2.035% - 2.035%     11.392%        10.910% - 12.410%         1.857%     1.857% - 1.857%
 09/01/2009..........     2.035%      2.035% - 2.035%     11.276%        10.660% - 12.160%         1.857%     1.857% - 1.857%
 10/01/2009..........     2.035%      2.035% - 2.035%     11.531%        10.910% - 11.785%         1.857%     1.857% - 1.857%
---------------------------------------------------------------------------------------------------------------------------------

                             QUARTILE DISTRIBUTION*

----------------------------------------------------------------------------------------------------------------------------
                                           72 ORIGINAL      73 REMAINING                                     76 ORIGINAL
                       71 NOTE RATE++      LOAN SIZE*        MATURITY*       74 LOAN AGE*   75 LOAN TERM*    CREDIT SCORE*
----------------------------------------------------------------------------------------------------------------------------
 67 Quartile 1.......                     66,000 - 42,000       148-239          0-000          234-240         645 - 679
 68 Quartile 2.......     Gold          142,000 - 208,000       239-240          0-000          240-240         679 - 700
 69 Quartile 3.......   PCs Only        208,000 - 268,000       240-240          0-001          240-240         700 - 746
 70 Quartile 4.......                   268,000 - 334,000       240-240          1-009          240-240         746 - 773
----------------------------------------------------------------------------------------------------------------------------

                       77 ORIGINAL LTV*
-----------------------------------------------
 67 Quartile 1.......      38 - 080
 68 Quartile 2.......      80 - 080
 69 Quartile 3.......      80 - 090
 70 Quartile 4.......      90 - 095
----------------------------------------------------

                                78 LOAN PURPOSE*

----------------------------------------------------------------------------------------------------
                             TYPE                             % OF UPB   # OF LOANS   % OF LOANS
----------------------------------------------------------------------------------------------------
 Purchase..................................................   65.87%        34         70.83%
 Refinance..................................................   34.13%        14         29.17%
 Unknown....................................................    0.00%         0          0.00%
----------------------------------------------------------------------------------------------------

                               79 PROPERTY TYPE*

----------------------------------------------------------------------------------------------------
                         # OF UNITS                           % OF UPB   # OF LOANS   % OF LOANS
----------------------------------------------------------------------------------------------------
 1..........................................................  100.00%        48        100.00%
 2-4........................................................    0.00%         0          0.00%
 Unknown....................................................    0.00%         0          0.00%
----------------------------------------------------------------------------------------------------

                               80 OCCUPANCY TYPE*

----------------------------------------------------------------------------------------------------
                            TYPE                              % OF UPB   # OF LOANS   % OF LOANS
----------------------------------------------------------------------------------------------------
 Owner Occupied.............................................   50.97%        21         43.75%
 Second Home................................................    5.98%         3          6.25%
 Investment Property........................................   43.05%        24         50.00%
 Unknown....................................................    0.00%         0          0.00%
----------------------------------------------------------------------------------------------------

---------------

 + Updated monthly for ARM PCs only.
++ Updated monthly for Gold PCs only.
 * Updated monthly for Gold PCs and ARM PCs.
 + Initial Interest PCs only.

PC POOL NUMBER XXXXXX

                         81 FIRST PAYMENT DISTRIBUTION*

-----------------------------------------------------------------------------------------
                         NOT PAYING                           NOT PAYING   NOT PAYING
                          % OF UPB                            # OF LOANS   % OF LOANS
-----------------------------------------------------------------------------------------
 0.00%......................................................      0           0.00%
-----------------------------------------------------------------------------------------

                       82 LOAN ORIGINATION DISTRIBUTION*

------------------------------------------------------------------------------------------------------
                     YEAR                       AGGREGATE UPB   % OF UPB   # OF LOANS   % OF LOANS
------------------------------------------------------------------------------------------------------
 2004.........................................  $8,457,268.32   100.00%        48        100.00%
------------------------------------------------------------------------------------------------------

                          83 GEOGRAPHIC DISTRIBUTION*

------------------------------------------------------------------------------------------------------
                     STATE                      AGGREGATE UPB   % OF UPB   # OF LOANS   % OF LOANS
------------------------------------------------------------------------------------------------------
 California...................................  $2,916,560.00    34.49%        12         25.00%
 Nevada.......................................   1,001,389.45    11.84%         5         10.42%
 Florida......................................     825,534.91     9.76%         5         10.42%
 Colorado.....................................     650,252.00     7.69%         4          8.33%
 New Jersey...................................     601,150.00     7.11%         3          6.25%
 Texas........................................     526,162.98     6.22%         3          6.25%
 Arizona......................................     525,825.00     6.22%         4          8.33%
 Washington...................................     433,542.99     5.13%         4          8.33%
 Georgia......................................     301,999.99     3.57%         3          6.25%
 Virginia.....................................     225,000.00     2.66%         1          2.08%
 New York.....................................     150,000.00     1.77%         1          2.08%
 Oregon.......................................     123,452.00     1.46%         1          2.08%
 Ohio.........................................      89,300.00     1.06%         1          2.08%
 Nebraska.....................................      87,099.00     1.03%         1          2.08%
------------------------------------------------------------------------------------------------------

                           84 SERVICER DISTRIBUTION*

-----------------------------------------------------------------------------------------------------
                         SERVICER*                          % OF UPB*   # OF LOANS*   % OF LOANS*
-----------------------------------------------------------------------------------------------------
                                                             100.00%        48          100.00%
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                                                   REMAINING
         SERVICER                      NOTE RATE              LOAN AGE              MATURITY
        (CONTINUED)         WAC++      LOW-HIGH++     WALA*   LOW-HIGH*   WARM++   LOW-HIGH++
--------------------------------------------------------------------------------------------------
                            6.055%   5.375 - 7.125%     0      0 - 009     359      358 - 360
----------------------------------------------------------------------------------------------

---------------

 * Updated monthly for Gold PCs and ARM PCs.
++ Updated monthly for Gold PCs only.

PC POOL NUMBER XXXXXX

                            85 SELLER DISTRIBUTION*

-----------------------------------------------------------------------------------------------------
                          SELLER*                           % OF UPB*   # OF LOANS*   % OF LOANS*
-----------------------------------------------------------------------------------------------------
 XXXXXXXXXXXXXXX..........................................   100.00%        48          100.00%
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                                                   REMAINING
          SELLER                       NOTE RATE              LOAN AGE              MATURITY
        (CONTINUED)         WAC++      LOW-HIGH++     WALA*   LOW-HIGH*   WARM*    LOW-HIGH*
--------------------------------------------------------------------------------------------------
                            6.055%   5.375 - 7.125%     0      0 - 009     359      358 - 360
--------------------------------------------------------------------------------------------------

---------------

 * Updated monthly for Gold PCs and ARM PCs.
++ Updated monthly for Gold PCs only.

                                                                    APPENDIX III

                         TERMS USED IN POOL SUPPLEMENTS

     This Appendix III defines certain terms used in Pool Supplements. The number associated with a definition in this Appendix III corresponds to the number associated with the related data field in Appendix II.

                             DESCRIPTION OF PC POOL

     1. PC TYPE:  A general description of the type of Mortgages in the PC Pool.

     2. PC POOL NUMBER: A unique numeric or alphanumeric designation assigned by Freddie Mac to identify a PC. The first two or three characters of a Pool Number indicate the "PC PREFIX."

     3. CUSIP NUMBER: A unique nine-digit alphanumeric designation assigned by the CUSIP Service Bureau to each PC. The CUSIP Number is used to identify the PC on the books and records of the Federal Reserve Banks' book-entry system.

     4. PC COUPON: The per annum rate at which interest is passed through monthly to a Holder of a PC, based on a 360-day year of 12 30-day months.

     5. ORIGINAL PRINCIPAL AMOUNT: The aggregate principal balance of the Mortgages in a PC Pool at the date of PC Pool formation.

     6. PC ISSUE DATE: The first day of the month and year of issuance of the PC, which is the first day that interest accrues for the first payment to Holders of PCs.

     7. FIRST PAYMENT DATE: The date on which Freddie Mac passes through the first payment of principal and/or interest to Holders of PCs.

     8. PC FINAL PAYMENT DATE: The last possible Payment Date on which Freddie Mac could pass through payments of principal and interest to Holders of PCs.

     PAYMENT DATE: The 15th day of each month unless the 15th day is not a Business Day, in which case the next succeeding Business Day.

     UPB: The unpaid principal balance of a Mortgage on a specified date; "aggregate UPB" refers to the aggregate unpaid principal balance of all Mortgages in a PC Pool on a specified date.

                                POOL INFORMATION

     9. SELLER: Identifies the name and address of the entity that sold the Mortgages in a PC Pool to Freddie Mac. This may or may not be the originator or servicer of the Mortgages.

     10. WAC (WEIGHTED AVERAGE COUPON): The weighted average of the current interest rate of the Mortgages in a PC Pool.

     11. AOLS (AVERAGE ORIGINAL LOAN SIZE): The simple average of the UPBs of the Mortgages in a PC Pool as of their origination dates. Refer to WAOLS for the weighted average.

     12. WAOLS (WEIGHTED AVERAGE ORIGINAL LOAN SIZE): The weighted average of the UPBs of the Mortgages in a PC Pool as of their origination dates. Refer to AOLS for the simple average.

                                      III-1

     13. WALA (WEIGHTED AVERAGE LOAN AGE): The weighted average of the current number of months since the origination dates of the Mortgages in a PC Pool.

     14. WAOLT (WEIGHTED AVERAGE ORIGINAL LOAN TERM): The weighted average of the number of scheduled monthly payments of the Mortgages in a PC Pool.

     15. WARM (WEIGHTED AVERAGE REMAINING MATURITY): For Gold PCs, the weighted average of the current number of scheduled monthly payments that, after giving effect to full and partial unscheduled principal payments, remain on the Mortgages in a PC pool. For ARM PCs, the weighted average of the current number of scheduled monthly payments, which remain on the mortgages in a PC pool. For PC pools backed by balloon/reset mortgages, the WARM reflects the WATB (WEIGHTED AVERAGE TERM TO BALLOON), which is the weighted average remaining number of months to the balloon maturity or reset date of the mortgages.

     16. WAOCS (WEIGHTED AVERAGE ORIGINAL CREDIT SCORE): The weighted average, as of the origination date, of the borrowers' credit scores for the Mortgages in a PC Pool. The original WAOCS consists of known credit scores as of the settlement date of the PC and the first monthly update after the settlement date may reflect additional known credit scores.

     17. WAOLTV (WEIGHTED AVERAGE ORIGINAL LOAN TO VALUE): The weighted average of the ratios between each Mortgage's UPB as of the origination date and either
(1) in the case of a purchase, the lesser of the appraised value of the mortgaged premises on the origination date or the purchase price of the mortgaged premises or (2) in the case of a refinancing, the appraised value of the mortgaged premises on the origination date.

     18. WAMTAM (WEIGHTED AVERAGE MONTHS TO AMORTIZE): For Initial Interest PCs only, the weighted average number of months from the first day of the current month to the First P&I Payment Date of the mortgages in the PC, adjusted by adding one month (for ARM PCs only) to reflect the timing of the corresponding PC First P&I Payment Date.

     19. LEGEND: A text field used to disclose additional information about the Mortgages or the PC, including whether an Additional Supplement is available for the PC. This field will be blank if there is no applicable legend for a PC Pool.

                 UNKNOWN ORIGINAL CREDIT SCORE AND ORIGINAL LTV

     20. UNKNOWN CREDIT SCORE: The number of Mortgages, percentage of Mortgages and percentage of aggregate UPB of the Mortgages in a PC Pool that have credit scores that are not available.

     21. UNKNOWN LTV: The number of Mortgages, percentage of Mortgages, and percentage of the aggregate UPB of the Mortgages in a PC Pool that have LTV ratios that are not available.

                      ARM SPECIFIC INFORMATION (ARMS ONLY)

     22. INITIAL PERIOD: For Hybrid ARMs only, the period of time between the first payment due date of the Mortgages and the first interest adjustment date. The initial period will be designated by one of the numbers below, which defines the eligible months to first interest adjustment date for the

                                      III-2

Mortgages in an ARM PC Pool. For example, an Initial Period equal to 3 and an Adjustment Period equal to 12 denotes a 3/1 Hybrid ARM.

     2 = Initial Period between 18 and 30 months

     3 = Initial Period between 30 and 42 months

     4 = Initial Period between 42 and 54 months

     5 = Initial Period between 54 and 66 months

     6 = Initial Period between 66 and 78 months

     7 = Initial Period between 78 and 90 months

     8 = Initial Period between 90 and 102 months

     9 = Initial Period between 102 and 114 months

     10 = Initial Period between 114 and 126 months

     15 = Initial Period between 174 and 186 months

     23. ADJUSTMENT PERIOD: The frequency (in months) that the Mortgages in an ARM PC Pool will adjust. For Hybrid ARMs, the Adjustment Period is the frequency that the Mortgages in an ARM PC Pool will adjust after the first interest adjustment date.

     24. INDEX: A fluctuating index specified in the Mortgage note, the value of which is used to adjust the interest rate of the Mortgages in an ARM PC Pool.

     25. LOOKBACK PERIOD: For each Mortgage in an ARM PC Pool, the number of days from the publication of the Index value used to adjust the note rate to the interest adjustment date for that particular Mortgage.

     26. NEXT ADJUSTMENT DATE: For ARM PCs only, the next date on which the PC Coupon adjusts.

     27. WEIGHTED AVERAGE MONTHS TO ADJUST (WAMTA): For ARM PCs only, the weighted average of the number of months from PC Pool formation to the next date on which the PC Coupon adjusts.

     28. INITIAL CAP (INCREASE): The maximum amount that the interest rate may increase at the first interest adjustment date for the Mortgages in an ARM PC Pool. If the field is blank and the Initial Cap is not specified in the Legend field, the Initial Cap equals the Periodic Cap; a value of zero (0.000%) indicates that there is no upward adjustment permitted.

     29. INITIAL CAP (DECREASE): The maximum amount that the interest rate may decrease at the first interest adjustment date for the Mortgages in an ARM PC Pool. If the field is blank and the Initial Cap is not specified in the Legend field, the Initial Cap equals the Periodic Cap; a value of zero (0.000%) indicates that there is no downward adjustment permitted.

     30. PERIODIC CAP: The maximum amount that the interest rate may increase or decrease at each interest adjustment date after the first interest adjustment date for the Mortgages in an ARM PC Pool. However, if an Initial Cap is not separately disclosed for an ARM PC, the Periodic Cap is the Initial Cap. A Periodic Cap of zero (0.00%) indicates that there is no Periodic Cap and Mortgages are subject to the lifetime ceiling and margin only.

                                      III-3

     31. CONVERTIBLE: Indicates whether the Mortgages in an ARM PC Pool may convert from an adjustable interest rate to a fixed interest rate during a specified conversion window. The conversion window is either a specified period of time during which, or specific dates on which, the borrower can exercise the option to convert from an adjustable interest rate to a fixed interest rate.

     32. PC MARGIN: The weighted average of the Mortgage Margins of the Mortgages in an ARM PC Pool, net of servicing, management and guarantee fees. For purposes of these definitions, "MORTGAGE MARGIN" means the number of percentage points that is added to the current Index value to establish the new interest rate at each interest adjustment date for a Mortgage.

     33. WEIGHTED AVERAGE MARGIN: The original weighted average of the Mortgage Margins of the Mortgages in an ARM PC Pool.

     34. PC LIFETIME CEILING: The weighted average of the lifetime ceilings of the Mortgages in an ARM PC Pool, net of servicing, management and guarantee fees. The lifetime ceiling is the maximum interest rate to which an ARM interest rate may increase over the life of the Mortgage.

     35. WEIGHTED AVERAGE LIFETIME CEILING: The original weighted average of the lifetime ceilings of the Mortgages in an ARM PC Pool. The lifetime ceiling is the maximum interest rate to which the Mortgage interest rate may increase over the life of the Mortgage.

     36. PC LIFETIME FLOOR: The weighted average of the lifetime floors of the Mortgages in an ARM PC Pool, net of servicing, management and guarantee fees. The lifetime floor is the minimum interest rate to which an ARM interest rate may decrease over the life of the Mortgage.

     37. WEIGHTED AVERAGE LIFETIME FLOOR: The original weighted average of the lifetime floors of the Mortgages in an ARM PC pool. The lifetime floor is the minimum interest rate to which the Mortgage interest rate may decrease over the life of the Mortgage.

     38. PREPAYMENT PROTECTION MORTGAGES: Indicates whether the Mortgages in an ARM PC pool are Prepayment Protection Mortgages (PPMs). PC Pools containing fixed-rate PPMs will be identified by a unique PC prefix.

     39. SERVICING MIN 10.0 BPS/MAX 24.9 BPS: For ARM PCs only, the minimum servicing spread is the least amount of interest income, as established by Freddie Mac, that must be retained by the servicer as compensation for servicing Mortgages. "Y" in this field indicates that the minimum servicing spread is 10 basis points. "N" in this field indicates that the minimum servicing spread is 25 basis points.

     40. FIRST AMORTIZATION PAYMENT DATE (APPLICABLE FOR INITIAL INTEREST MORTGAGES ONLY)

     For Initial Interest PCs only, the first fully amortizing principal and interest payment date of the mortgages in a pool, adjusted by adding one month (for ARM PCs only) to reflect the timing of the corresponding PC First P&I Payment Date.

     For PC Pools backed by Initial Interest fixed-rate Mortgages only, the UPB, percentage of the aggregate UPB, number of mortgages, percentage of the aggregate number of mortgages, WAC, highest and lowest note rates, WARM, highest and lowest remaining maturity, WALA, and highest and lowest loan age of the mortgages in a PC pool having the same first date on which principal as well as interest will be due.

                                      III-4

     For PC Pools backed by Initial Interest ARMs only, the UPB, percentage of the aggregate UPB, number of mortgages, percentage of the aggregate number of mortgages, WAC, highest and lowest note rates, WARM, highest and lowest remaining maturity, WALA, and highest and lowest loan age of the mortgages in a PC pool having the same first date on which principal as well as interest will be due.

                     HIGH AND LOW MORTGAGE DATA (ARMS ONLY)

     41. REMAINING MATURITY LOW: The shortest remaining term to maturity, as of PC Pool formation, of the Mortgages in an ARM PC Pool, expressed in months.

     42. REMAINING MATURITY HIGH: The longest remaining term to maturity, as of PC Pool formation, of the Mortgages in an ARM PC Pool, expressed in months.

     43. NOTE RATE LOW: The lowest note rate, as of PC Pool formation, of the Mortgages in an ARM PC Pool.

     44. NOTE RATE HIGH: The highest note rate, as of PC Pool formation, of the Mortgages in an ARM PC Pool.

     45. MARGIN LOW: The lowest Mortgage Margin, as of PC Pool formation, of the Mortgages in an ARM PC Pool.

     46. MARGIN HIGH: The highest Mortgage Margin, as of PC Pool formation, of the Mortgages in an ARM PC Pool.

     47. LIFETIME CEILING LOW: The lowest lifetime ceiling, as of PC Pool formation, of the Mortgages in an ARM PC Pool. The lifetime ceiling is the maximum interest rate to which an ARM interest rate may increase.

     48. LIFETIME CEILING HIGH: The highest lifetime ceiling, as of PC Pool formation, of the Mortgages in an ARM PC Pool. The lifetime ceiling is the maximum interest rate to which an ARM interest rate may increase.

     49. LIFETIME FLOOR LOW: The lowest lifetime floor, as of PC Pool formation, of the Mortgages in an ARM PC Pool. The lifetime floor is the minimum interest rate to which an ARM interest rate may decrease.

     50. LIFETIME FLOOR HIGH: The highest lifetime floor, as of PC Pool formation, of the Mortgages in an ARM PC Pool. The lifetime floor is the minimum interest rate to which an ARM interest rate may decrease.

                          ARM PC COMPONENT LEVEL DATA

     51. COMPONENT COUPON ADJUSTMENT DATE: The next scheduled interest adjustment date of the Mortgages in an ARM PC pool having the same interest adjustment date, adjusted by adding one month to reflect the timing of the corresponding PC coupon adjustment date.

     52. COMPONENT FIRST P&I PAYMENT DATE (INITIAL INTEREST ARM PCS ONLY): The first fully amortizing principal and interest payment date of a group of Mortgages in an Initial Interest ARM PC Pool having the same Component Coupon Adjustment Date, adjusted by adding one month to reflect the timing of the corresponding PC First P&I Payment Date.

                                      III-5

     53. COMPONENT UPB: The aggregate UPB of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date. For Initial Interest ARM PCs, the aggregate UPB of the mortgages in an ARM PC pool having the same Component Coupon Adjustment Date and Component First P&I Payment Date.

     54. COMPONENT NUMBER OF LOANS: The number of loans in an ARM PC pool having the same Component Coupon Adjustment Date. For Initial Interest ARM PCs, the number of loans in an ARM PC pool having the same Component Coupon Adjustment Date and the same Component First P&I Payment Date.

     55. COMPONENT COUPON: The weighted average of the interest rates of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date, net of servicing, management and guarantee fees. For Initial Interest ARM PCs, the weighted average of the interest rates of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date and Component First P&I Payment Date, net of servicing, management and guarantee fees.

     56. COMPONENT COUPON LOW: The lowest interest rate of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date, net of servicing, management and guarantee fees. For Initial Interest ARM PCs, the lowest interest rate of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date and Component First P&I Payment Date, net of servicing, management and guarantee fees.

     57. COMPONENT COUPON HIGH: The highest interest rate of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date, net of servicing, management and guarantee fees. For Initial Interest ARM PCs, the highest interest rate of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date and Component First P&I Payment Date, net of servicing, management and guarantee fees.

     58. COMPONENT MARGIN: The weighted average of the Mortgage Margins in an ARM PC pool having the same Component Coupon Adjustment Date, net of servicing, management and guarantee fees. For Initial Interest ARM PCs, the weighted average of the Mortgage Margins in an ARM PC pool having the same Component Coupon Adjustment Date and Component First P&I Payment Date, net of servicing, management and guarantee fees.

     59. COMPONENT MARGIN LOW: The lowest Mortgage Margin in an ARM PC pool having the same Component Coupon Adjustment Date, net of servicing, management and guarantee fees. For Initial Interest ARM PCs, the lowest Mortgagee Margin in an ARM PC pool having the same Component Coupon Adjustment Date and Component First P&I Payment Date, net of servicing, management and guarantee fees.

     60. COMPONENT MARGIN HIGH: The highest Mortgage Margin in an ARM PC pool having the same Component Coupon Adjustment Date, net of servicing, management and guarantee fees. For Initial Interest ARM PCs, the highest Mortgage Margin in an ARM PC pool having the same Component Coupon Adjustment Date and Component First P&I Payment Date, net of servicing, management and guarantee fees.

     61. COMPONENT LIFETIME CEILING: The weighted average of the lifetime ceilings of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date, net of servicing, management and guarantee fees. For Initial Interest ARM PCs, the weighted average of the lifetime ceilings of the Mortgages in an ARM PC pool having the same Component Coupon

                                      III-6

Adjustment Date and Component First P&I Payment Date, net of servicing, management and guarantee fees.

     62. COMPONENT LIFETIME CEILING LOW: The lowest lifetime ceiling of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date, net of servicing, management and guarantee fees. For Initial Interest ARM PCs, the lowest lifetime ceiling of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date and Component First P&I Payment Date, net of servicing, management and guarantee fees.

     63. COMPONENT LIFETIME CEILING HIGH: The highest lifetime ceiling of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date, net of servicing, management and guarantee fees. For Initial Interest ARM PCs, the highest lifetime ceiling of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date and Component First P&I Payment Date, net of servicing, management and guarantee fees.

     64. COMPONENT LIFETIME FLOOR: The weighted average of the lifetime floors of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date, net of servicing, management and guarantee fees. For Initial Interest ARM PCs, the weighted average of the lifetime floors of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date and Component First P&I Payment Date, net of servicing, management and guarantee fees.

     65. COMPONENT LIFETIME FLOOR LOW: The lowest lifetime floor of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date, net of servicing, management and guarantee fees. For Initial Interest ARM PCs, the lowest lifetime floor of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date and Component First P&I Payment Date, net of servicing, management and guarantee fees

     66. COMPONENT LIFETIME FLOOR HIGH: The highest lifetime floor of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date, net of servicing, management and guarantee fees. For Initial Interest ARM PCs, the highest lifetime floor of the Mortgages in an ARM PC pool having the same Component Coupon Adjustment Date and Component First P&I Payment Date, net of servicing, management and guarantee fees.

                             QUARTILE DISTRIBUTION

     Quartiles are based on each 25th percentile of each PC's Original Principal Amount.

     67. QUARTILE 1 represents the range from the lowest value of the data to the data corresponding to the 25th percentile of the PC's Original Principal Amount.

     68. QUARTILE 2 represents the range from the data corresponding to the 25th percentile of the PC's current principal balance to the data corresponding to the 50th percentile of the PC's Original Principal Amount.

     69. QUARTILE 3 represents the range from the data corresponding to the 50th percentile of the PC's current principal balance to the data corresponding to the 75th percentile of the PC Original Principal Amount.

     70. QUARTILE 4 represents the range from the data corresponding to the 75th percentile of the PC's Original Principal Amount to the highest data.

                                      III-7

     Quartiles represent the distribution of the following attributes for all Mortgages in a PC Pool:

     71. NOTE RATE (GOLD PCS ONLY):  The interest rate on a Mortgage note.

     72. ORIGINAL LOAN SIZE:  Loan amount as of the note date of the Mortgage.

     73. REMAINING MATURITY: Remaining term to Maturity Date, or term to balloon maturity or reset date for Balloon/Reset Mortgages.

     74. LOAN AGE:  Number of months from the note date.

     75. LOAN TERM: Number of scheduled monthly payments that are due over the life of the Mortgage.

     76. ORIGINAL CREDIT SCORE: A number summarizing an individual's credit profile that indicates the likelihood that the individual will repay future obligations.

     77. ORIGINAL LTV:  Original loan-to-value ratio.

                                78. LOAN PURPOSE

     The number of Mortgages, percentage of Mortgages and percentage of the aggregate UPB of the Mortgages in a PC Pool that are either refinance Mortgages or purchase Mortgages. If the loan purpose is not available, the Loan Purpose will be "Unknown."

                               79. PROPERTY TYPE

     The number of Mortgages, percentage of Mortgages and percentage of the aggregate UPB of the Mortgages in a PC Pool that are secured by one-unit properties and by two-to-four-unit properties. If the property type is not available, the Property Type will be "Unknown."

                               80. OCCUPANCY TYPE

     The number of Mortgages, percentage of Mortgages and percentage of the aggregate UPB of the Mortgages in a PC Pool that are secured by primary residences, second homes, and investment properties. If the occupancy type is not available, Occupancy Type will be "Unknown."

                         81. FIRST PAYMENT DISTRIBUTION

     The number of Mortgages, percentage of Mortgages and percentage of the aggregate UPB of the Mortgages in a PC Pool that have not yet reached their first Payment Date.

                       82. LOAN ORIGINATION DISTRIBUTION

     The number of Mortgages, percentage of Mortgages and percentage of the aggregate UPB of the Mortgages in a PC Pool that were originated in a given year.

     For seller-owned modified Mortgages, modified Mortgages, converted Mortgages and construction-to-permanent Mortgages, the modification/converted date replaces the origination date.

                                      III-8

                          83. GEOGRAPHIC DISTRIBUTION

     The number of Mortgages, percentage of Mortgages and percentage of the aggregate UPB of the Mortgages in a PC Pool that are secured by properties in a given state.

                           84. SERVICER DISTRIBUTION

     The WAC, highest and lowest note rates, WALA, highest and lowest age, WARM, highest and lowest remaining maturity, number of Mortgages, percentage of Mortgages, and percentage of the aggregate UPB of the Mortgages in each entity that services at least 1% of the Mortgages in a PC pool (updated to reflect transfer of servicing). Entities servicing less than 1% of the Mortgages in a PC pool are reflected under the heading "Servicers<1%".

                            85. SELLER DISTRIBUTION

     The WAC, highest and lowest note rates, WALA, highest and lowest loan age, WARM, highest and lowest remaining maturity, number of Mortgages, percentage of Mortgages, and percentage of the aggregate UPB of the Mortgages for each entity that sold to Freddie Mac at least 1% of the Mortgages in a PC pool. Entities that sold to Freddie Mac less than 1% of the Mortgages in a PC pool are reflected under the heading "Sellers<1%".

                                      III-9

                                Freddie Mac Logo

                                                              [Freddie Mac Logo]


                                           FREDDIE MAC
                            GIANT AND OTHER PASS-THROUGH CERTIFICATES

GIANT CERTIFICATES
STRIPPED GIANT CERTIFICATES
STRIPPED INTEREST CERTIFICATES
CALLABLE PASS-THROUGH CERTIFICATES
STRUCTURED PASS-THROUGH CERTIFICATES

                         THE PASS-THROUGH CERTIFICATES

Freddie Mac issues and guarantees several types of Pass-Though Certificates. Pass-Through Certificates are securities that represent interests in pools of assets that are backed by residential mortgages.

                            FREDDIE MAC'S GUARANTEE

We guarantee the payment of interest and principal on the Pass-Through Certificates as described in this Offering Circular. We alone are responsible for making payments on our guarantee. Principal and interest payments on the Pass-Through Certificates are not guaranteed by and are not debts or obligations of the United States or any federal agency or instrumentality other than Freddie Mac.

          FREDDIE MAC WILL PROVIDE MORE INFORMATION FOR EACH OFFERING

This Offering  Circular describes  the general  characteristics of  Pass-Through
Certificates. For each offering of Pass-Through Certificates, we prepare an offering circular supplement. The supplement will describe more specifically the particular Pass-Through Certificates included in that offering.

                    TAX STATUS AND SECURITIES LAW EXEMPTIONS

The Pass-Through Certificates are not tax-exempt securities. Because of applicable securities law exemptions, we have not registered the Pass-Through Certificates with any federal or state securities commission. No securities commission has reviewed this Offering Circular.

PASS-THROUGH CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR YOU. YOU SHOULD CONSIDER CAREFULLY THE RISKS OF INVESTING IN PASS-THROUGH CERTIFICATES. THE RISK FACTORS SECTION ON PAGES 6 AND 7 HIGHLIGHTS SOME OF THESE RISKS.

                   OFFERING CIRCULAR DATED SEPTEMBER 1, 2005

     If you intend to purchase Pass-Through Certificates, you should rely on the information in this Offering Circular and in the related supplement for those Pass-Through Certificates, including the information in any disclosure documents that we incorporate by reference. We have not authorized anyone to provide you with different information.

     We are not offering the Pass-Through Certificates in any jurisdiction that prohibits their offer.

     This Offering Circular, the related supplement and any incorporated documents may not be correct after their dates.

                               TABLE OF CONTENTS

            DESCRIPTION              PAGE
            -----------              ----
Freddie Mac........................      3
Additional Information.............      3
Summary............................      4
Risk Factors.......................      6
Description of Pass-Through
  Certificates.....................      7
  General..........................      7
  Giant Certificates...............      7
  Stripped Giant Certificates......      8
  Stripped Interest Certificates...      9
  Callable Pass-Through
     Certificates..................      9
  Structured Pass-Through
     Certificates..................     10
  Pass-Through Pool Assets.........     10
  Payments.........................     12
  Guarantees.......................     15
  Form of Pass-Through
     Certificates, Holders and
     Payment Procedures............     16
Prepayment, Yield and Suitability
  Considerations...................     18
  Prepayments......................     18
  Yields...........................     18
  Suitability......................     20
  Tabular Information in
     Supplements...................     21
The Pass-Through Agreement.........     23
  Various Matters Regarding Freddie
     Mac...........................     23
  Events of Default................     24

            DESCRIPTION              PAGE
            -----------              ----
  Rights Upon Event of Default.....     24
  Voting Under Any PC or REMIC
     Agreement.....................     24
  Amendment........................     25
  Governing Law....................     25
Certain Federal Income Tax
  Consequences.....................     25
  General..........................     25
  Giant Certificates...............     27
  Strips...........................     30
  SPCs.............................     33
  CPCs.............................     33
  Exchange Transactions............     35
  Backup Withholding, Foreign
     Withholding and Information
     Reporting.....................     36
Legal Investment Considerations....     37
Distribution Arrangements..........     37
Increase in Size...................     38
Appendix I -- Index of Terms.......    I-1
Appendix II -- Exchange Procedures
  for Stripped Giant
  Certificates.....................   II-1
Appendix III -- Examples of MACS
  Exchanges........................  III-1
Appendix IV -- Redemption and
  Exchange Procedures for CPCs.....   IV-1

                            ------------------------

     The Index of Terms (Appendix I) shows where definitions of capitalized terms appear.
                            ------------------------

                                  FREDDIE MAC

     Freddie Mac is one of the largest participants in the U.S. mortgage market. We are a stockholder-owned government-sponsored enterprise chartered by Congress on July 24, 1970 under the Federal Home Loan Mortgage Corporation Act, as amended (the "FREDDIE MAC ACT").

     Our statutory purposes are:

        - To  provide  stability  in   the  secondary  market  for   residential
          mortgages;

        - To respond appropriately to the private capital markets;

        - To provide ongoing assistance to the secondary market for residential mortgages (including mortgages on housing for low- and moderate-income families involving a reasonable economic return that may be less than the return earned on other activities) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for residential mortgage financing; and

        - To promote access to mortgage credit throughout the United States (including central cities, rural areas and other underserved areas) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for residential mortgage financing.

     We fulfill the requirements of our charter by purchasing residential mortgages and mortgage-related securities from mortgage lenders and securities dealers and by providing our credit guarantees of payment of the principal and interest on the mortgage-related securities we issue.

     Our principal offices are located in McLean, Virginia. We have additional offices in Washington, D.C.; Reston, Virginia; Atlanta, Georgia; Chicago, Illinois; Dallas, Texas; New York, New York; and Woodland Hills, California.

                             ADDITIONAL INFORMATION

     We prepare annual Information Statements that describe our business and operations, and contain our audited financial statements. We also prepare Information Statement Supplements from time to time. As of any given date, this Offering Circular incorporates by reference the most recent Information Statement and any subsequent Information Statement Supplements. You should rely only on the most recent information provided or incorporated by reference in this Offering Circular and any applicable Pool Supplement.

     You can obtain any of these documents, as well as the disclosure documents for our Pass-Through Certificates and other securities, from:

                        FREDDIE MAC -- INVESTOR INQUIRY
                       1551 PARK RUN DRIVE, MAILSTOP D5B
                          MCLEAN, VIRGINIA 22102-3110
                           TELEPHONE: 1-800-336-3672
                (571-382-4000 WITHIN THE WASHINGTON, D.C. AREA)
                    E-MAIL: INVESTOR INQUIRY@FREDDIEMAC.COM

     We also make these documents available on our internet website at this address:

                     INTERNET WEBSITE: WWW.FREDDIEMAC.COM*
---------------

* We are providing this internet address solely for the information of prospective investors. We do not intend this internet address to be an active link and we are not using reference to this address to incorporate additional information into this Offering Circular or any supplement, except as specifically stated in this Offering Circular.

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION ABOUT THE PASS-THROUGH CERTIFICATES. BEFORE BUYING PASS-THROUGH CERTIFICATES, YOU SHOULD READ THE REMAINDER OF THIS OFFERING CIRCULAR AND THE SUPPLEMENT FOR THE PARTICULAR OFFERING. YOU SHOULD RELY ON THE INFORMATION IN THE SUPPLEMENT IF IT IS DIFFERENT FROM THE INFORMATION IN THIS OFFERING CIRCULAR.

ISSUER AND GUARANTOR.......  Federal Home Loan Mortgage Corporation, or "FREDDIE
                               MAC," a shareholder-owned government-sponsored enterprise.

PASS-THROUGH
CERTIFICATES...............  "PASS-THROUGH  CERTIFICATES"  represent  beneficial ownership interests in pass-through pools, which are pools of assets that we form.

ASSETS AND MORTGAGES.......  The  assets  in  each  pass-through  pool   include
                               Freddie Mac PCs, GNMA Certificates, Pass-Through Certificates, other securities backed by residential mortgages that we have purchased or other mortgage-related assets. The mortgages underlying the assets may be secured by single-family or multifamily residential properties, and have either a fixed or an adjustable interest rate.

TYPES OF PASS-THROUGH CERTIFICATES:

  - GIANT CERTIFICATES.....  Giant Certificates are single-class securities that receive principal and interest from their underlying assets. They may have either a fixed or an adjustable interest rate, called a class coupon, depending on the underlying mortgages.

       --GIANT PCS.........  Giant PCs are  Giant Certificates whose  underlying assets are Freddie Mac PCs or other Giant PCs.

       --GIANT SECURITIES..  Giant Securities  are  Giant  Certificates  whose underlying assets are GNMA Certificates or other Giant Securities.

  - STRIPPED GIANT
     CERTIFICATES..........  Stripped  Giant Certificates  are issued  in series consisting of two or more classes that receive principal only, interest only or both principal and interest from their underlying asset. Each series is backed by a single Giant Certificate. If you own proportionate amounts of each of the classes from the same series, you may exchange them for an equivalent amount of the underlying asset, and vice versa.

       --MODIFIABLE AND
         COMBINABLE
         SECURITIES (MACS).  MACS  are  Stripped  Giant  Certificates  issued in series consisting of one interest only class, one principal only class and multiple classes that receive both principal and interest with different class coupons, ranging from deep discount to high premium coupons. If you own appropriate amounts of MACS classes, you may exchange them for other classes of the same series with different class coupons, or for an equivalent amount of the underlying asset, and vice versa.

  - STRIPPED INTEREST
     CERTIFICATES..........  Stripped Interest Certificates are issued in series consisting of one or more classes that receive interest payments from one or more assets. Each series is backed by a portion of interest payments from mortgages included in various pools that back Freddie Mac PCs.

  - CALLABLE PASS-THROUGH
     CERTIFICATES (CPCS)...  CPCs  are issued  in series consisting  of pairs of callable and call classes, and are backed by Giant Certificates. The callable class receives principal and interest from the underlying assets. The call class receives no principal or interest, but has the right to call the related callable class for redemption and to receive the underlying securities.

  - STRUCTURED PASS-THROUGH
     CERTIFICATES (SPCS)...  SPCs are issued in series consisting of one or more classes. Each class receives payments from one or more assets. The assets usually are REMIC classes issued by Freddie Mac or another party.

PAYMENTS...................  Freddie Mac passes through any payment of principal and interest due on a Pass-Through Certificate monthly on the applicable Payment Date. As described in more detail later, Payment Dates fall on or about:

                               - The  15th of each month,  for classes backed by
                                 PCs.

                               - The 17th  or 20th  of each  month, for  classes
                                 backed by GNMA Certificates.

  - INTEREST...............  Freddie   Mac  pays  interest   on  each  class  of
                               Pass-Through Certificates at its class coupon. Interest payable on a Payment Date accrues during the monthly accrual period specified in this Offering Circular or the applicable supplement.

  - PRINCIPAL..............  Pass-Through   Certificates    receive    principal
                               payments in the same amounts and the same periods as their underlying assets. Holders of a class of Pass-Through Certificates entitled to principal receive principal payments proportionately with each other, based on the principal amounts of their Pass-Through Certificates.

FORM OF PASS-THROUGH
  CERTIFICATES.............  Pass-Through Certificates that are backed by PCs or
                               GNMA Certificates in most cases will be issued, held and transferable on the book-entry system of the Federal Reserve Banks (the "FED SYSTEM").

                             In  some  cases, Pass-Through  Certificates  may be
                               issued, held and transferable on the book-entry system (the "DEPOSITORY SYSTEM") of The Depository Trust Company or its successor ("DTC").

                             Some  classes,  including  call  classes,  will  be
                               issued in registered, certificated form. They will be transferable at our office, in our capacity as registrar, or at the office of any successor registrar we designate (the "REGISTRAR").

HOLDERS....................  As  an investor  in Pass-Through  Certificates, you are not necessarily the Holder of those Pass-Through Certificates. You will ordinarily hold your Pass-Through Certificates through one or more financial intermediaries. Your rights as an investor may be exercised only through the Holder of your Pass-Through Certificates, and Freddie Mac may treat the Holder as the absolute owner of your Pass-Through Certificates. The term "HOLDER" means:

                               - For  a class held on the Fed System, any entity
                                 that appears on the records of a Federal Reserve Bank as a holder of that class.

                               - For  a class held on the Depository System, DTC
                                 or its nominee.

                               - For  a  certificated   class,  any  entity   or
                                 individual that appears on the records of the Registrar as a registered holder of that class.

                                  RISK FACTORS

     Although Freddie Mac guarantees the payments on Pass-Through Certificates, and so bears the associated credit risk, as an investor you will bear the other risks of owning mortgage securities. This section highlights some of these risks. Prepayment, Yield and Suitability Considerations discusses them in more detail.

     PASS-THROUGH CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR YOU. Pass-Through Certificates are complex securities. You need to understand the risks of your investment, and you need to be able to analyze the information in the related offering documents as well as the economic and other factors that may affect your investment. If you require a definite payment stream, or a single payment on a specific date, Pass-Through Certificates are not suitable investments for you. If you purchase Pass-Through Certificates, you need to have enough financial resources to bear all of the risks related to your Pass-Through Certificates.

     PRINCIPAL PAYMENT RATES ARE UNCERTAIN. Principal payment rates on the Pass-Through Certificates will depend on the rates of principal payments on the underlying mortgages. Mortgage principal payments include scheduled payments and prepayments. Prepayment rates fluctuate continuously and (in some market conditions) substantially. In general, prepayments tend to increase when current interest rates decline, as more borrowers choose to refinance their existing mortgages. As current interest rates increase, refinancings and prepayments generally decline.

     PREPAYMENTS CAN REDUCE YOUR YIELD. Your yield on a class of Pass-Through Certificates will depend on its price, the rate of prepayments on its underlying mortgages and the actual characteristics of those mortgages. The mortgages may be prepaid at any time, in most cases without penalty. The yield on your class of Pass-Through Certificates could be lower than you expect if either:

     - You buy your class at a discount to its principal amount and principal payments are slower than you expect.

     - You buy your class at a premium over its principal amount and principal payments are faster than you expect.

If you purchase an interest only class (including a class of Stripped Interest Certificates) or any other class at a significant premium and prepayments are very fast, you may not even recover your investment.

     REINVESTMENT OF PRINCIPAL PAYMENTS MAY PRODUCE LOWER YIELDS. Mortgages tend to prepay fastest when current interest rates are low. When you receive principal payments in a low interest rate environment, you may not be able to reinvest them in comparable securities with as high a yield as your Pass-Through Certificates.

     INDEX LEVELS WILL AFFECT YIELDS OF YOUR ADJUSTABLE RATE PASS-THROUGH CERTIFICATES. If your Pass-Through Certificates are backed by adjustable-rate mortgages, and the index level used to adjust the interest rates on those mortgages is lower than you expect, the yield on your investment could be lower than you expect, especially if prepayments are slow. Even if the index level is high but prepayments are fast, your yield could be lower than you expect.

     PASS-THROUGH CERTIFICATES ARE SUBJECT TO MARKET RISKS. The market values of your Pass-Through Certificates will vary over time, primarily in response to changes in prevailing interest rates. If you sell your Pass-Through Certificates when their market values are low, you may experience significant losses. A secondary market for some types of Pass-Through Certificates may not develop. Even if a market does develop, it may not be liquid enough to allow you to sell your Pass-Through Certificates easily or at your desired price.

     YOU MAY NOT BE ALLOWED TO BUY SOME PASS-THROUGH CERTIFICATES. If you are subject to legal investment laws and regulations or to review by regulatory authorities, you may not be allowed to invest in some types of Pass-Through Certificates. See Legal Investment Considerations.

                    DESCRIPTION OF PASS-THROUGH CERTIFICATES

GENERAL

     We combine mortgage-related securities and other mortgage-related assets into pass-through pools and issue Pass-Through Certificates representing interests in those pools. Each pass-through pool has its own identification number. The securities in the pass-through pools are backed by mortgages that we have purchased.

     A pass-through pool usually includes a single type of asset. These assets are typically:

        - Freddie Mac PCs or Giant PCs.

        - GNMA Certificates or Freddie Mac Giant Securities.

        - Securities that represent "regular interests" in a Real Estate Mortgage Investment Conduit ("REMIC").

        - Other Pass-Through Certificates offered under this Offering Circular.

        - Other mortgage-related assets identified in the related supplement.

        - Other securities identified as assets in the related supplement.

     We hold the assets in each pass-through pool for the benefit of the investors in the related Pass-Through Certificates. Below we describe more specifically the types of Pass-Though Certificates and the characteristics of their underlying assets. In addition, if we issue any other type of Pass-Through Certificates, we will describe them in the related supplement.

GIANT CERTIFICATES

     "GIANT CERTIFICATES" are single-class securities entitled to payments of both principal and interest received on the related assets. When we issue Giant Certificates, we form a pass-through pool that typically consists of PCs or GNMA Certificates. If the assets are PCs, the Giant Certificates we issue are "GIANT PCS." If the assets are GNMA Certificates, the Giant Certificates we issue are "GIANT SECURITIES." A pass-through pool for Giant Certificates also may include other Giant Certificates of the same type.

     Giant Certificates may bear interest at a fixed rate or an adjustable rate. The assets underlying fixed-rate Giant Certificates usually have the same fixed interest rate as the related Giant Certificates. However, we sometimes issue fixed-rate Giant Certificates with an interest rate that is higher or lower than the rate payable on the related assets by retaining a portion of the principal or interest payments on the assets.

     The interest rate of an adjustable rate Giant Certificate adjusts each month based on the weighted average of the interest rates of the related assets. The interest rates on all of the adjustable rate mortgages ("ARMS") backing an adjustable rate Giant Certificate adjust based on the same index and using the same means of adjustment, but do not necessarily adjust on the same date.

     The minimum original principal balance of a pass-through pool backing Giant Certificates is $1 million.

STRIPPED GIANT CERTIFICATES

     "STRIPPED GIANT CERTIFICATES" are issued in series, each consisting of two or more classes. These classes receive unequal proportions of the principal and interest paid on a single underlying asset. When the underlying asset is a Giant PC, the Stripped Giant Certificates we issue are "STRIPPED GIANT PCS." When the underlying asset is a Giant Security, the Stripped Giant Certificates we issue are "STRIPPED GIANT SECURITIES."

     Stripped Giant Certificates include interest only classes, principal only classes and interest/principal classes. Interest only classes, or "IO CLASSES," receive all or a portion of the interest payments from the underlying asset and no principal. Principal only classes, or "PO CLASSES," receive all or a portion of the principal payments from the underlying asset and no interest.
Interest/principal classes, or "IP CLASSES," receive a portion of both the principal and interest payments from the underlying asset.

     IO and IP Classes may bear interest at a fixed rate or, if the mortgages underlying the asset are ARMs, at an adjustable rate.

     In order to calculate the interest due each month, we assign a notional principal amount to each IO Class. The original notional principal amount will equal the original principal amount of the underlying asset, and will decline proportionately with the principal amount of that asset.

     The minimum original principal balance of a pass-through pool backing Stripped Giant Certificates is $1 million.

     Stripped Giant Certificates include a feature that permits you to exchange them for their underlying asset. To exchange your Stripped Giant Certificates for an equivalent amount of the underlying Giant Certificate, you must own proportionate interests in the principal and notional principal amounts of all classes of the same series. Similarly, if you own a Giant Certificate that has been reconstituted by an exchange, you may exchange it for equivalent interests in the related Stripped Giant Certificates. Stripped Giant Certificates may be recombined and restripped in this manner repeatedly.

     We may charge you a fee for an exchange. We have described the procedures for exchanging Stripped Giant Certificates in Appendix II.

     "MODIFIABLE AND COMBINABLE SECURITIES" or "MACS" are Stripped Giant Certificates issued in a range of possible class coupons that are exchangeable for other classes of the same series having different class coupons. Each series of MACS is backed by a single fixed-rate Giant PC or Giant Security.

     A series of MACS typically consists of an IO Class, a PO Class and multiple IP Classes with class coupons ranging in 50 basis point increments from 0.5% to 24.0%. We designate the IP classes of each series by their class coupons, calling a class with a class coupon of 0.5% the "0.5 Class," a class with a class coupon of 24.0% the "24.0 Class" and so forth.

     We offer MACS classes in maximum original principal or notional principal amounts. The maximum amount for each class is considered individually for that class and without regard to the amounts of the other classes. It represents the largest amount of the class that the underlying asset could support.

     You can exchange classes of MACS for one or more different classes of the same series. You can also exchange one or more classes of MACS for a portion of the underlying Giant Certificate, and vice versa. To make any of these exchanges, follow the procedures in Appendix II. Appendix III shows examples of exchanges involving MACS.

     The classes of a series of MACS that are outstanding at any given time will depend upon which classes were issued initially and upon any exchanges that have occurred. The aggregate outstanding principal amount of all classes, not including the notional principal amount of the IO Class, will equal the remaining principal amount of the underlying asset at all times. Similarly, the outstanding classes will receive interest payments, in the aggregate, equal to the interest payments made on the underlying asset.

STRIPPED INTEREST CERTIFICATES

     "STRIPPED INTEREST CERTIFICATES" or "SCS" are issued in series, each consisting of one or more classes. These classes receive interest paid on their underlying assets. The underlying assets may consist of certain interest amounts payable on mortgages that have been included in Freddie Mac PCs.

     SCs consist of IO Classes that receive a portion of the interest payments from the related mortgages and no principal. IO Classes may bear interest at a fixed rate, an adjustable rate or a weighted average rate.

     In order to calculate the interest due each month, we assign a notional principal amount to each IO Class. The original notional principal amount will equal or be derived from the original principal amount of the underlying asset, and will decline proportionately with the principal amount of that asset or as otherwise described in the related supplement.

CALLABLE PASS-THROUGH CERTIFICATES

     "CALLABLE PASS-THROUGH CERTIFICATES" or "CPCS" represent interests in a pass-through pool that contains a single Giant PC or a Giant Security as its primary asset. Classes of CPCs are issued in pairs of "CALLABLE CLASSES" and "CALL CLASSES." If you own a Callable Class, you will receive all of the interest and principal payments made on the asset. If you own a Call Class, you will not receive any payments of principal or interest because the Call Class does not represent an ownership interest in the underlying asset.

     There can be only one Holder at a time of a Call Class. If you are the Holder of a Call Class, you will have the right (the "CALL RIGHT"):

        1. To direct Freddie Mac to redeem the related Callable Class on any Payment Date during the period specified in the applicable supplement.

        2. To exchange your Call Class for the related Callable Assets.

          The "CALLABLE ASSETS" will be:

            - If the related pass-through pool  contains a Giant PC, that  Giant
              PC.

            -  If the related  pass-through pool contains  a Giant Security, the
              GNMA Certificates (and any Giant Securities) underlying that Giant Security.

     You must pay a Call Fee and a Call Payment to exercise the Call Right. Appendix IV describes the procedures for exercising the Call Right.

STRUCTURED PASS-THROUGH CERTIFICATES

     "STRUCTURED PASS-THROUGH CERTIFICATES" or "SPCS" represent interests in pass-through pools that contain one or more of the following:

        - REMIC classes issued by Freddie Mac or a third party.

        - Pass-Through Certificates.

        - Freddie Mac debt instruments.

        - Other securities described in the related supplement.

     The pass-through pools typically contain, and the related SPCs represent interests in, separate classes or types of assets. The supplement for each series of SPCs will provide information on the assets for that series. A series of SPCs typically contains two or more classes, and each class of SPCs is backed by its own pass-through pool.

PASS-THROUGH POOL ASSETS

  GENERAL

     Each Pass-Through Pool will contain one or more assets. This section describes the general characteristics of PCs and GNMA Certificates, which directly or indirectly back most of our Pass-Through Certificates. Pass-Through Pools can also contain Giant Certificates, REMIC classes, other Pass-Through Certificates or any other securities or mortgage-related assets that are purchased by Freddie Mac and identified as assets in the related supplement.

  PCS

     Freddie Mac Mortgage Participation Certificates, or "PCS," are single-class securities, guaranteed by Freddie Mac, that represent undivided interests in pools of residential mortgages. Nearly all mortgages that back PCs are conventional mortgages, which means that neither the United States nor any federal agency or instrumentality guarantees or insures them.

     If the underlying mortgages have a fixed rate of interest, the PCs may be either "GOLD PCS" or "ORIGINAL PCS." If the underlying mortgages are ARMs, the related PCs are called "ARM PCS."

     For Gold PCs, there is a delay of approximately 45 days between the time interest begins to accrue and the time the PC investor receives his interest payment. This time period is a "PAYMENT DELAY." For ARM PCs and Original PCs there is a Payment Delay of approximately 75 days.

     Giant PCs have names -- "GOLD GIANT PCS," "ORIGINAL GIANT PCS" and "ARM GIANT PCS" -- that identify their underlying assets. Thus, if you invest in a Giant PC, the name of the Giant PC will identify for you the type of underlying PC and the applicable Payment Delay.

     Some PCs represent interests in special types of mortgages, such as relocation mortgages, cooperative share mortgages, extended buydown mortgages, biweekly mortgages, newly originated assumable mortgages or prepayment protection mortgages. These types of mortgages may prepay differently than standard mortgages. If any one of these types of PCs represents more than 10%, or if any two or more of them represent more than 15%, of the original principal balance of a pass-through pool, the applicable supplement will say so.

     We may issue Giant PCs backed by Gold PCs issued under our cash and multilender swap programs. In forming such Giant PCs, we will deposit mortgages purchased under those programs into PC pools and contribute the resulting Gold PCs to the Giant pass-through pool.

     Under our cash program, we purchase mortgages for cash and contribute them to PC pools. Under our multilender swap program, a mortgage seller can sell mortgages to us in exchange for the same principal amount of Gold PCs backed by the mortgages transferred by that mortgage seller and/or by other mortgage sellers.

     We prepare a "PC OFFERING CIRCULAR" which describes the characteristics of the various types of PCs. Supplements for Pass-Through Certificates backed by PCs will incorporate by reference the current PC Offering Circular.

  GNMA CERTIFICATES

     "GNMA CERTIFICATES" are mortgage-backed securities that the Government National Mortgage Association ("GNMA") guarantees. GNMA is a corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). GNMA guarantees the timely payment of principal and interest on certificates that are backed by pools of mortgages insured or guaranteed by the Federal Housing Administration, the Department of Veterans Affairs, the Rural Housing Service or HUD.

     Investors in GNMA Certificates receive monthly payments of interest and scheduled principal, even if the borrowers on the underlying mortgages have not made their monthly payments. GNMA's guarantee obligations, unlike Freddie Mac's, are backed by the full faith and credit of the United States.

     Mortgage banking companies and other financial concerns approved by GNMA issue and service GNMA Certificates. GNMA guarantees securities under its GNMA I program ("GNMA I CERTIFICATES") and GNMA II program ("GNMA II CERTIFICATES"). Holders of GNMA I Certificates and GNMA II Certificates have substantially similar rights, although a few differences do exist.

     Under the GNMA I program, a single GNMA issuer assembles a pool of mortgages and issues and markets GNMA I Certificates that are backed by that pool. The origination date of mortgages in the pool must be within two years of the date that the related GNMA I Certificates are issued. All mortgages underlying a particular GNMA I Certificate must be of the same type (for example, all single-family, level payment mortgages) and have the same fixed interest rate. The pass-through rate on each GNMA I Certificate is 50 basis points less than the interest rate on the mortgages included in the pool. Holders of GNMA I Certificates receive payments on or about the 15th of each month. GNMA I Certificates have a Payment Delay of approximately 45 days.

     Under the GNMA II program, a pool may consist of mortgages submitted by more than one GNMA issuer. The resulting pool backs a single issue of GNMA II Certificates, which each participating issuer markets to the extent that it contributed mortgages to the pool. Each GNMA II Certificate issued from a multiple issuer pool, however, represents an interest in the entire pool, not just in mortgages contributed to the pool by a particular GNMA issuer. GNMA II Certificates also may be backed by a custom pool of fixed-rate mortgages formed by a single issuer. Holders of GNMA II Certificates receive payments on or about the 20th of each month. GNMA II Certificates have a Payment Delay of approximately 50 days.

     Each GNMA II Certificate pool consists entirely of fixed-rate mortgages or entirely of ARMs. Fixed-rate mortgages underlying any particular GNMA II Certificate must be of the same type, but may have annual interest rates that vary from each other by up to 100 basis points. The pass-through rate on each fixed-rate GNMA II Certificate will be 50 to 150 basis points per annum, in the case of Ginnie II Certificates issued prior to July 1, 2003, and 25 to 75 basis points per annum, in the case of GNMA II Certificates issued on or after July 1, 2003, less than the highest per annum interest rate on any mortgage included in the pool.

     ARMs underlying any particular GNMA II Certificate will have interest rates that adjust annually based on the one-year Treasury index. GNMA pooling specifications require that all ARMs in a given pool have an identical first adjustment date, annual adjustment date, first payment adjustment date, index reference date and means of adjustment. All of the ARMs underlying a particular GNMA II Certificate issued prior to July 1, 2003 must have interest rates that are 50 to 150 basis points above the interest rate of the GNMA II Certificate. In addition, the mortgage margin for those ARMs must be 50 to 150 basis points greater than the margin for the related GNMA II Certificate. All of the ARMs underlying a particular GNMA II Certificate issued on or after July 1, 2003 must have interest rates that are 25 to 75 basis points above the interest rate of the related GNMA II Certificate. In addition, the mortgage margin with respect to those ARMs must be 25 to 75 basis points greater than the margin for the related GNMA II Certificates. The ARMs and GNMA II Certificates have an annual adjustment cap of +/-1% and lifetime cap of +/-5% above or below the initial interest rate; provided however, that with respect to GNMA II Certificates issued on or after October 1, 2003 and backed by 7-year and 10-year hybrid ARMs, these GNMA II Certificates and the related mortgage loans will be subject to an annual adjustment cap of +/-2% and a lifetime cap of +/-6% above or below the initial interest rate. Thirty days after each annual adjustment date, the payment amount of an ARM resets so that its remaining principal balance would fully amortize in equal monthly payments over its remaining term to maturity, assuming its interest rate were to remain constant at the new rate.

     Under its "Platinum" program, GNMA guarantees certificates that represent ownership interests in pools of GNMA I Certificates or GNMA II Certificates. The terms "GNMA I Certificates" and "GNMA II Certificates" include certificates guaranteed under the Platinum program.

PAYMENTS

  CLASS FACTORS

     General

     For each month, we calculate and make available (including on our Internet Web-Site) the Class Factor for each class of Pass-Through Certificates having a principal amount.
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

     The "CLASS FACTOR" for any class for any month is a truncated eight-digit decimal which, when multiplied by the original principal amount of a Pass-Through Certificate of that class, will equal its remaining principal amount. The Class Factor for any month reflects payments of principal to be made on the Payment Date:

        -  In  the  same  month,  for  classes  backed  by  Gold  PCs  or   GNMA
          Certificates.

        - In the following month, for classes backed by Original PCs or ARM PCs.

     Class Factors will be available on or about:

        - The fifth business day of each month, for classes backed by Gold PCs, ARM PCs or Original PCs.

        - The tenth business day of each month, for classes backed by GNMA Certificates.

     A Class Factor for a class that has a notional principal amount will reflect the remaining notional principal amount of a Pass-Through Certificate of that class in the same manner.

     Each class of Stripped Giant Certificates has the same Class Factor as its underlying Giant Certificate. The Class Factor for a class of Stripped Giant Certificates may not reflect the outstanding amount of the class as a whole, because that amount may decrease or increase due to exchanges.

     The Class Factor for each class for the month of issuance is 1.0000000.

     Class Factors for GNMA Certificates

     We calculate Class Factors for classes backed by GNMA Certificates by using GNMA Certificate factors reported each month. Currently, the reported factors that we use are preliminary and subject to revision. In addition, there may not be reported factors for some GNMA Certificates. If a factor has not been reported, we will estimate it on the basis of assumed mortgage amortization schedules. Our estimate will reflect payment factor information previously reported and estimated subsequent scheduled amortization (but not prepayments) on the related mortgages.

     Because GNMA factors may be preliminary, and we must estimate factors when reported factors are not available, there may be variances between the principal payments we receive on the GNMA Certificates in any month and the amounts we pay on the related Pass-Through Certificates, as reflected by their Class Factors for that month. However, the Class Factor for any month will reconcile any variances that occurred in the preceding month. Our determination of the Class Factors in the manner described above will be final.

 PAYMENT DATES

     We will make payments to the Holders of Pass-Through Certificates on each applicable Payment Date. The "PAYMENT DATE" will be:

        - For classes backed by PCs, the 15th of each month or, if the 15th is not a Business Day, the next Business Day.

        - For classes backed entirely by GNMA I Certificates, the 17th of each month or, if the 17th is not a Business Day, the next Business Day.

        - For classes backed entirely or partly by GNMA II Certificates, the 20th of each month or, if the 20th is not a Business Day, the next Business Day after the 20th.

     For this purpose, "BUSINESS DAY" means a day other than:

        - A Saturday or Sunday.

        - For Pass-Through Certificates on the Fed System, a day when the Federal Reserve Bank of New York (or other agent acting as Freddie Mac's fiscal agent) is closed or, as to any Holder, a day when the Federal Reserve Bank that maintains the Holder's account is closed.

        - For any Pass-Through Certificates on the Depository System, a day when DTC is closed.

        - For any certificated classes, a day when the Registrar is closed.

  PAYMENTS OF PRINCIPAL

     On each Payment Date, we will pay principal to the Holders of each class on which principal is then due. The Holders of Pass-Through Certificates of any class will receive principal payments on a pro rata basis.

     Holders of IO Classes and Call Classes of CPCs will not receive principal payments.

     For any Payment Date, you can calculate the amount of principal to be paid on a Pass-Through Certificate by multiplying its original principal amount by:

        - The difference between its Class Factors for the preceding and current months, for a class backed by Gold PCs or GNMA Certificates.

        - The difference between its Class Factors for the two preceding months, for a class backed by Original PCs or ARM PCs.

  PAYMENTS OF INTEREST

     Interest will accrue on each Pass-Through Certificate during each Accrual Period at the class coupon described in the related supplement. In the case of a fixed-rate Pass-Through Certificate, the class coupon is set at the time of issuance and does not change. In the case of an adjustable rate Pass-Through Certificate, the class coupon adjusts monthly based on the interest rate, or the weighted average of the interest rates, of the assets or as otherwise described in the applicable supplement. Generally, we compute interest on the basis of a 360-day year of twelve 30-day months.

     Holders of PO Classes and Call Classes of CPCs will not receive interest payments.

     Interest will accrue on the principal or notional principal amount of a Pass-Through Certificate as determined by its Class Factor for:

        - The month preceding the Payment Date, for a class backed by Gold PCs or GNMA Certificates.

        - The second month preceding the Payment Date, for a class backed by Original PCs or ARM PCs.

     The "ACCRUAL PERIOD" relating to any Payment Date will be:

        - The calendar month preceding the month of the Payment Date, for a class backed by Gold PCs or GNMA Certificates.

        - The second calendar month preceding the related Payment Date, for a class backed by Original PCs or ARM PCs.

     The class coupon for Pass-Through Certificates backed by ARMs adjusts as of the first day of each Accrual Period and will equal the weighted average of the interest rates of the assets as of the same date, truncated at the third decimal place. Investors can obtain the class coupons for the current Accrual Period on our Internet Web-Site or by contacting Investor Inquiry at Freddie Mac.

  RECORD DATES

     We pass through payments on each Payment Date to Holders as of the related Record Date. The "RECORD DATE" for any Payment Date is the close of business on the last day of:

        - The preceding month, for a class backed by Gold PCs or GNMA Certificates.

        - The second preceding month, for a class backed by Original PCs or ARM PCs.

  FINAL PAYMENT DATE

     The "FINAL PAYMENT DATE" for each class of Pass-Through Certificates usually reflects the latest final payment date of the underlying PCs, GNMA
Certificates or other assets. The final payment dates of the assets are determined by various methods depending upon their type and date of issuance, as described in the applicable offering materials. The actual final payment on any class of Pass-Through Certificates could occur significantly earlier than its Final Payment Date.

     You will receive the final payment on your Pass-Through Certificates on or before the Payment Date that falls (a) in the same month as the applicable Final Payment Date, for Gold Pass-Through PCs and Pass-Through Securities, and (b) in the month after the applicable Final Payment Date, for Original Pass-Through PCs and ARM Pass-Through PCs.

GUARANTEES

     Freddie Mac guarantees to each Holder of a Pass-Through Certificate:

        - The timely payment of interest at its class coupon.

        - The payment of principal as principal payments are made on the underlying assets.

        - The final payment of its entire principal amount by the Payment Date that falls (a) in the month of its Final Payment Date, for Gold Pass-Through PCs and Pass-Through Securities, and (b) in the month after its Final Payment Date, for Original Pass-Through PCs and ARM Pass-Through PCs.

        - In the case of the Holder of a Call Class of CPCs, all proceeds due to the Holder upon exercise of its Call Right.

     Freddie Mac also guarantees:

        - For all PCs, the timely payment of interest and the full and final payment of principal on the underlying mortgages.

        - For Gold PCs only, the timely payment of scheduled principal on the underlying mortgages, calculated as described in the applicable PC Offering Circular.

        - For other assets issued by Freddie Mac, the payment of interest and principal as described in the applicable offering materials.

FORM OF PASS-THROUGH CERTIFICATES, HOLDERS AND PAYMENT PROCEDURES

  FORM AND DENOMINATIONS

     Fed System. Investors who own Pass-Through Certificates held on the Fed System typically are not the Holders of those Pass-Through Certificates. Only banks and other entities eligible to maintain book-entry accounts with a Federal Reserve Bank ("FED PARTICIPANTS") may be Holders of Pass-Through Certificates held on the Fed System.

     Pass-Through Certificates held on the Fed System are subject to the HUD regulations governing Freddie Mac's book-entry securities (24 C.F.R. Part 81, Subpart H) and any procedures that Freddie Mac and a Federal Reserve Bank may agree to. These regulations and procedures relate to the issuance and recordation of, and transfers of interests (including security interests) in, all of Freddie Mac's book-entry securities held on the Fed System, regardless of when the securities were issued. Fed Participants' individual accounts are governed by operating circulars and letters of the Federal Reserve Banks.

     Depository System. DTC is a New York-chartered limited purpose trust company that performs services for its participants ("DTC PARTICIPANTS"), mostly brokerage firms and other financial institutions. Pass-Through Certificates held on the Depository System will be represented by certificates registered in the name of the DTC or its nominee. Therefore, DTC or its nominee is the Holder of Pass-Through Certificates held on the Depository System.

     Certificated Classes. Certificated classes will be transferable only at the office of the Registrar. A Holder may have to pay a service charge to the Registrar for any registration of transfer of a certificated class, and will have to pay any transfer taxes or other governmental charges. Each Call Class will be issued as a single certificate in an original notional principal amount equal to the original principal amount of its related Callable Class and will be held and transferable only as a single certificate.

     CUSIP Number. Each class of Pass-Through Certificates will have a unique nine-character designation, known as a "CUSIP NUMBER," used to identify that class.

     Denominations. Holders on the Fed System or the Depository System must hold and transfer their Pass-Through Certificates in minimum original principal or notional principal amounts of $100,000 (for IO and PO Classes), $1,000 (for other Classes) and additional increments of $1. A Holder may not transfer a Pass-Through Certificate if, as a result of the transfer, the Holder would have remaining in its account Pass-Through Certificates of any class having an original principal or notional principal amount of less than $1,000. A Holder of Pass-Through Certificates on the Fed System will also have to comply with any Federal Reserve Bank minimum wire transfer requirements.

  HOLDERS

     A Holder of a Pass-Through Certificate is not necessarily its beneficial owner. Beneficial owners ordinarily will hold classes through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. For example, as an investor, you may hold a class through a brokerage firm which, in turn, holds through a Fed Participant. In that case, you would be the beneficial owner and the participant would be the Holder.

     If your class is held on the Depository System, your ownership will be recorded on the records of the brokerage firm, bank or other financial intermediary where you maintain an account for that purpose. In turn, the financial intermediary's interest in the class will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the financial intermediary, if the intermediary is not itself a DTC Participant).

     A Holder that is not also the beneficial owner of a Pass-Through Certificate, and each other financial intermediary in the chain between the Holder and the beneficial owner, will be responsible for establishing and maintaining accounts for their customers. Freddie Mac and any Federal Reserve Bank will not have a direct obligation to a beneficial owner of a Pass-Through Certificate that is not also the Holder. A Federal Reserve Bank or DTC will act only upon the instructions of the Fed Participant or DTC Participant, as applicable, in recording transfers of a class.

     Freddie Mac, the Registrar, the Federal Reserve Banks and DTC may treat the Holder as the absolute owner of a Pass-Through Certificate for the purpose of receiving payments and for all other purposes, regardless of any notice to the contrary. Your rights as a beneficial owner of a Pass-Through Certificate may be exercised only through the Holder.

  PAYMENT PROCEDURES

     Federal Reserve Banks will credit payments on classes held on the Fed System to the appropriate Fed Participants.

     We or, in some cases, the Registrar will make payments on classes held on the Depository System in immediately available funds to DTC. DTC will be responsible for crediting the payment to the accounts of the appropriate DTC Participants in accordance with its normal procedures.

     The Registrar will make payments on a certificated class by check mailed to the addresses of the Holders shown on the Registrar's records or, if the related supplement provides, by wire transfer to the Holders. However, a Holder will receive the final payment on a certificated class only upon presentation and surrender of the Holder's certificate to the Registrar.

     Each Holder and each other financial intermediary will be responsible for remitting payments to the beneficial owners of a class that it represents.

     The Pass-Through Agreement provides that if a principal or interest payment error occurs, we may correct it by adjusting payments to be made on future Payment Dates or in any other manner we consider appropriate.

                PREPAYMENT, YIELD AND SUITABILITY CONSIDERATIONS

PREPAYMENTS

     The rates  of  principal  payments  on  the  assets  and  the  Pass-Through
Certificates will depend on the rates of principal payments on the related mortgages. Mortgage principal payments may be in the form of scheduled amortization or partial or full prepayments. Prepayments include:

        - Prepayments by the borrower.

        - Liquidations resulting from default, casualty or condemnation.

        - Payments made by Freddie Mac or GNMA under their guarantees of principal (other than payments of scheduled amortization).

The mortgages may be prepaid at any time, in most cases without penalty. Freddie Mac cannot make any representation regarding the likely prepayment experience of the mortgages underlying any pass-through pool.

     Mortgage prepayment rates are likely to fluctuate significantly over time. Prepayment rates are influenced by many factors, especially mortgage interest rates. In general, as mortgage interest rates decline, borrowers tend not to refinance their current mortgages, which results in faster prepayment rates on a mortgage pool. On the other hand, as mortgage interest rates increase, borrowers tend not to refinance their mortgages, which results in slower prepayment rates on a mortgage pool. Either of these scenarios can affect the yield of your investment in a Pass-Through Certificate, as discussed in more detail below.

     The characteristics of particular mortgages may also influence their principal payment rates. For example, ARMs tend to have higher default rates than fixed-rate mortgages. In addition, the rate of principal payments on Pass-Through Certificates backed by ARMs may be affected by changes in scheduled amortization resulting from adjustments in the interest rates and monthly payment amounts of the underlying ARMs.

     Transfers of mortgaged properties also influence prepayment rates. The mortgages underlying fixed-rate PCs generally include "due-on-transfer" clauses which provide that the holder of the mortgage may demand full payment of the mortgage upon the transfer of the mortgaged property. Freddie Mac, in most cases, requires mortgage servicers to enforce these clauses where permitted by applicable law. PC Offering Circulars discuss this further. ARMs and mortgages underlying GNMA Certificates generally do not include due-on-transfer clauses.

     If you are purchasing a Pass-Through Certificate backed by PCs, you should review the discussion of prepayments and yields in the PC Offering Circular.

YIELDS

  GENERAL

     In general, your yield on any class of Pass-Through Certificates will depend on several variables, including:

        - The price you paid for that class.

        - The rate of principal prepayments on the underlying mortgages.

        - The actual characteristics of the underlying mortgages.

        - In the case of adjustable rate Pass-Through Certificates, the levels of the interest rates on the underlying ARMS, as adjusted from time to time.

     You should carefully consider the yield risks associated with Pass-Through Certificates, including these:

        - If you purchase a class at a discount to its principal amount and the rate of principal payments on the underlying mortgages is slower than you expect, you will receive payments over a longer period than you expect, so the yield on your investment will be lower than you expect. This is especially true for a PO Class.

        - If you purchase a class at a premium over its principal amount and the rate of principal payments on the underlying mortgages is faster than you expect, you will receive payments over a shorter period than you expect, so the yield on your investment will be lower than you expect.

        - If you purchase an IO Class or any other class at a significant premium over its principal amount and there are fast principal payments on the underlying mortgages, you may not even recover your investment in that class.

        - In general, the rate of mortgage prepayments early in your investment has the greatest effect on your yield to maturity. As a result, a negative effect on your yield produced by principal prepayments at a higher (or lower) rate than you expect in the period immediately following your purchase of a Pass-Through Certificate is not likely to be offset by an equivalent reduction (or increase) in that rate in later periods.

        - Mortgages tend to prepay fastest when prevailing interest rates are low. When this happens, you may not be able to reinvest your principal payments in comparable securities at as high a yield.

  YIELDS OF ARM PASS-THROUGH CERTIFICATES

     If you invest in adjustable rate Pass-Through Certificates, you should consider the following additional risks:

        - If the index levels used to adjust the underlying ARMs are lower than you expect, the yield on your investment could be lower than you expect.

        - The interest rates on ARMs are subject to limits on the amount they can adjust on each adjustment date. The total amount that a mortgage can adjust may also be limited by lifetime ceilings and, in some cases, lifetime floors.

        - Class coupons for adjustable rate Pass-Through Certificates generally adjust monthly, based on a weighted average of the interest rates on the underlying ARMs. The interest rates on the underlying ARMs may adjust monthly, semi-annually, annually or at other intervals. As a result, the class coupon of your Pass-Through Certificates may not fully reflect current interest rates.

        - Disproportionate principal payments, including prepayments, on ARMs that have relatively low and high interest rates compared to the other ARMs in the same pool will affect the level of the class coupons for the related Pass-Through Certificates, even if the interest rates on those ARMs remain unchanged.

        - When mortgage interest rates are generally low, which usually results in faster prepayments, the index value may be high. On the other hand, when mortgage interest rates are generally high, which usually results in slower prepayments, the index value could be low. Either of these scenarios could result in a lower than expected yield on adjustable rate Pass-Through Certificates.

        - No index will remain constant at any value. Even if the average value of an index is consistent with what you expect, the timing of any changes in that value may affect your actual yield. In general, the earlier a change in the value of the applicable index, the greater the effect on your yield. As a result, a negative effect on your yield produced by an index value that is higher (or lower) than you expect early in your investment is not likely to be offset by an equivalent reduction (or increase) in that value in later periods.

  PAYMENT DELAY

     The effective yield on any interest-bearing Pass-Through Certificate will be less than the yield that its class coupon and purchase price would otherwise produce, because:

        - On its first Payment  Date, 30 days' interest  will be payable on  the
          Pass-Through   Certificate  even  though   interest  began  to  accrue
          approximately 45 to 75 days earlier, depending on its Payment Delay.

        - On each Payment Date after the first, the interest payable on the Pass-Through Certificate will accrue during its Accrual Period, which will end approximately 15 to 45 days before that Payment Date, depending on its Payment Delay.

SUITABILITY

     Pass-Through Certificates may not be suitable investments for you. You should consider the following before you invest in Pass-Through Certificates.

        - Pass-Through Certificates are not appropriate investments if you require a single lump sum payment on a date certain, or if you require an otherwise definite payment stream.

        - A market may not develop for the sale of some types of Pass-Through Certificates after their initial issuance. Even if a market develops, it may not continue. As a result, you may not be able to sell your Pass-Through Certificates easily or at prices that will allow you to realize your desired yield.

        - The market values of your Pass-Through Certificates are likely to fluctuate, primarily in response to changes in prevailing interest rates. Such fluctuations may result in significant losses to you.

        - The secondary markets for mortgage-related securities have experienced periods of illiquidity in the past, and can be expected to do so in the future. Illiquidity can have a severely negative effect on the prices of Pass-Through Certificates, especially those that are particularly sensitive to prepayment, redemption or interest rate risk or that have been structured to meet the investment needs of limited categories of investors.

        - The Pass-Through Certificates of some classes may not be eligible to back Freddie Mac REMIC classes or other Freddie Mac structured transactions. This may impair the liquidity of those classes.

        - Pass-Through Certificates are complex securities. Before investing in a Pass-Through Certificate, you should be able, either alone or with a financial advisor, to evaluate the information contained and incorporated in this Offering Circular and in the related supplement. You should evaluate the information in the context of your personal financial situation and your views on possible and likely interest rate and economic scenarios.

     This Offering Circular does not describe all the possible risks of an investment in Pass-Through Certificates that may result from your particular circumstances, nor does it project how Pass-Through Certificates will perform under all possible interest rate and economic scenarios. You should purchase Pass-Through Certificates only if you understand and can bear the prepayment, redemption, yield, liquidity and market risks associated with your investment under a variety of interest rate and economic scenarios. If you purchase Pass-Through Certificates, you need to have enough financial resources to bear all the risks related to your Pass-Through Certificates.

TABULAR INFORMATION IN SUPPLEMENTS

     In order to illustrate the effect of prepayments on classes of Pass-Through Certificates, the related supplements may include tables that show the following information, in each case under various prepayment scenarios:

        - Pre-tax yields to maturity.

        - Weighted average lives.

        - Cash flows.

        - Declining principal balances.

     All of the tables shown in a supplement will be based on assumptions about the underlying mortgages. Because the mortgages will have characteristics that differ from those assumed in preparing any table, the actual weighted average lives, pre-tax yields, cash flows and declining principal balances are likely to differ from those shown, even in the unlikely event that all the underlying mortgages were to prepay at the assumed rates.

  YIELD CALCULATIONS

     We calculate pre-tax yields by:

        1. Determining the monthly discount rates (whether positive or negative) that, when applied to the assumed stream of cash flows to be paid on a class, would cause the discounted present value of those cash flows to equal the assumed purchase price of the class.

        2. Converting the monthly rates to corporate bond equivalent (semiannual payment) rates.

     These yield calculations do not take into account any variations in the interest rates at which you might reinvest payments that you receive. Consequently, they will not reflect the return on any investment when those reinvestment rates are considered.

  WEIGHTED AVERAGE LIVES

     The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal has been repaid to the investor. The weighted average lives of the classes of Pass-Through Certificates will depend primarily on the rate at which principal is paid on the mortgages. We calculate weighted average lives by:

        1. Multiplying the assumed reduction, if any, in the principal amount on each Payment Date by the number of years from the date of issuance to that Payment Date.

        2. Summing the results.

        3. Dividing the sum by the aggregate amount of the assumed reductions in principal amount.

  PREPAYMENT MODELS

     Prepayments on pools of mortgages can be measured based on a variety of prepayment models. The models typically used in supplements for Pass-Through Certificates will be The Bond Market Association's standard prepayment (or "PSA") model and the constant prepayment rate (or "CPR") model.

     The PSA model assumes that:

        - Mortgages will prepay at an annual rate of 0.2% in the first month after origination.

        - The prepayment rate will increase by an annual rate of 0.2% per month up to the 30th month after origination.

        - The monthly prepayment rate will be constant at 6% per annum in the 30th and later months.

     This assumption is called "100% PSA." For example, at 100% PSA, mortgages with a loan age of three months (mortgages in their fourth month after origination) are assumed to prepay at an annual rate of 0.8%. "0% PSA" assumes no prepayments; "50% PSA" assumes prepayment rates equal to 0.50 times 100% PSA; "200% PSA" assumes prepayment rates equal to 2.00 times 100% PSA; and so forth.

     The CPR model assumes an annual constant mortgage prepayment rate each month relative to the then outstanding principal balance of a pool of mortgages for the life of that pool. For example, at 6% CPR, the CPR model assumes that the monthly prepayment rate will be constant at 6% per annum. (For mortgages in their 30th and later months, 6% CPR corresponds to 100% PSA.)

     Neither   the  PSA  nor  the  CPR  model  describes  historical  prepayment experience or can predict the prepayment rate of any actual mortgage pool.

     Even though the tables in a supplement will use assumed mortgage prepayment rates, the underlying mortgages will not prepay at a constant rate until maturity, nor will all of those mortgages prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in deciding whether to purchase Pass-Through Certificates.

                           THE PASS-THROUGH AGREEMENT

     We create Pass-Through Certificates under a Pass-Through Certificates Agreement dated the same date as this Offering Circular. We prepare a "TERMS SUPPLEMENT" for each offering of Pass-Through Certificates. For any particular offering, the Pass-Through Agreement and the applicable Terms Supplement together constitute the "PASS-THROUGH AGREEMENT."

     The following summary describes various provisions of the Pass-Through Agreement. This summary is not complete. You should refer to the Pass-Through Agreement if you would like further information about its provisions. You can obtain copies of the Pass-Through Agreement, including any Terms Supplements, from Investor Inquiry at Freddie Mac. Your receipt and acceptance of a Pass-Through Certificate constitutes your unconditional acceptance of all the terms of the Pass-Through Agreement.

VARIOUS MATTERS REGARDING FREDDIE MAC

     Freddie Mac and its directors, officers, employees and agents will not be liable to Holders for any action taken or omitted in good faith or for errors in judgment. However, they will not be protected against any liability that results from their willful misfeasance, bad faith, gross negligence or reckless disregard of their obligations.

     The Pass-Through Agreement requires Freddie Mac to hold and administer pass-through pool assets using the same standards as for similar assets that it owns. Holders will not be able to direct or control Freddie Mac's actions under the Pass-Through Agreement, unless an Event of Default occurs.

     Except  with  regard  to  its   guarantee  obligations  or  other   payment
obligations, Freddie Mac will not be liable for any Holder's direct damages unless Freddie Mac has failed to exercise the same degree of ordinary care that it exercises in the conduct of its own affairs. Freddie Mac will not be liable for any Holder's consequential damages.

     In addition, Freddie Mac need not appear in any legal action that is not incidental to its responsibilities under the Pass-Through Agreement and that we believe may result in any expense or liability. However, Freddie Mac may undertake any legal action that we believe is necessary or desirable in the interests of the Holders. Freddie Mac will bear the legal costs of any such action.

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

     Freddie Mac may acquire all or part of the Pass-Through Certificates of any
class.   Pass-Through  Certificates  we  hold  will   be  treated  the  same  as
Pass-Through Certificates of the same class held by other Holders.

     The Pass-Through Agreement will  be binding upon  any successor to  Freddie
Mac.

EVENTS OF DEFAULT

     "EVENTS OF DEFAULT" under the Pass-Through Agreement are:

        - Any failure by Freddie Mac to pay principal or interest that lasts for 30 days.

        - Any failure by Freddie Mac to perform in any material way any other obligation under the Pass-Through Agreement, if the failure lasts for 60 days after Freddie Mac receives notice from the Holders of at least 60% of the outstanding principal or notional principal amount of an affected class.

        - Specified events of bankruptcy, insolvency or similar proceedings involving Freddie Mac (but not including the appointment of a conservator or similar official for Freddie Mac).

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default under the Pass-Through Agreement is not remedied, the Holders of at least 50% of the outstanding principal or notional principal amount of any affected class of Pass-Through Certificates may remove Freddie Mac and nominate a successor to Freddie Mac, except as to its guarantee obligations. That nominee will replace Freddie Mac unless Freddie Mac objects within ten days after the nomination. In that event, either Freddie Mac or anyone who has been a bona fide Holder of an affected class for at least six months may ask a court to appoint a successor. The court may then appoint a successor to Freddie Mac except as to its guarantee obligations.

VOTING UNDER ANY PC OR REMIC AGREEMENT

     Holders of PCs and Freddie Mac REMIC classes have various rights under the agreements governing their securities. For example, if an "event of default" occurs under one of these agreements, holders of a specified percentage of the affected PCs or REMIC classes may seek to remove Freddie Mac under that agreement. Freddie Mac itself holds the PCs and REMIC classes that back Pass-Through Certificates. However, the Pass-Through Agreement generally allows the Holders of the Pass-Through Certificates, rather than Freddie Mac, to act if an event of default occurs under the related PC or REMIC agreement. For this purpose, the Holders of Pass-Through Certificates will be treated as the holders of the affected PC or REMIC class in proportion to the outstanding principal amounts of their Pass-Through Certificates.

     Holders of PCs and Freddie Mac REMIC classes also have the right to consent to amendments to their governing agreements. The Pass-Through Agreement provides that, as the holder of a PC or REMIC class that backs Pass-Through Certificates, Freddie Mac may consent to such an amendment. However, if the amendment would adversely affect in any material way the interests of the Holders of Pass-Through Certificates, Freddie Mac may not agree to it unless Holders of at least 50% of the outstanding principal or notional principal amount of each affected class consent in writing. Despite this rule, Freddie Mac may amend a PC agreement, without the consent of Holders, if the amendment changes Freddie Mac's procedures for calculating payments or passing through prepay-
ments on PCs that back pass-through pools formed after September 1, 1995. See the PC Offering Circular for information about payments on PCs.

AMENDMENT

     Freddie Mac may amend the Pass-Through Agreement without the consent of any Holders to:

        - Cure any ambiguity or to correct or add to any provision in the Pass-Through Agreement, if the amendment does not adversely affect Holders in any material way.

        - Maintain the qualification of any pass-through pool as a grantor trust under the Internal Revenue Code of 1986 (the "CODE").

        - Avoid the imposition of any state or federal tax on a pass-through pool.

     With the consent of the Holders of at least 50% of the outstanding principal or notional principal amount of any affected class, Freddie Mac also may amend the Pass-Through Agreement in any other way. However, unless each affected Holder consents, Freddie Mac may not amend the Pass-Through Agreement to impair the rights of Holders to receive payments (including guarantee payments) when due or to sue for any payment that is overdue.

GOVERNING LAW

     The Pass-Through Agreement is to be interpreted in accordance with federal law. If there is no applicable federal precedent and if the application of New York law would not frustrate the purposes of the Freddie Mac Act, the Pass-Through Agreement or any Pass-Through Certificate transaction, then New York law will be deemed to reflect federal law.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Any discussion of tax matters in this Offering Circular and any applicable supplement was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on such person. Such discussion was written to support the promotion and marketing of the Pass-Through Certificates. Investors should consult their own independent tax advisors regarding the Pass-Through Certificates and each investor's particular circumstances.

     The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership and transfer of Pass-Through Certificates. It does not address all the federal income tax consequences that may apply to particular categories of investors. Some investors may be subject to special rules. THE TAX LAWS AND OTHER AUTHORITIES FOR THIS DISCUSSION ARE SUBJECT TO CHANGE OR DIFFERING INTERPRETATIONS, AND ANY CHANGE OR INTERPRETATION MAY APPLY RETROACTIVELY. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND ANY OTHER TAX CONSEQUENCES THAT MAY BE RELEVANT TO YOU.

     Although Freddie Mac is a government-sponsored enterprise, neither the Pass-Through Certificates nor the income received from them is exempt from federal income, estate or gift taxes under the Code. Further, neither the Code nor the Freddie Mac Act exempts the Pass-Through Certificates or income on them from taxation by any state, any United States possession or any local taxing authority.

     If you exchange assets for Pass-Through Certificates (or for Pass-Through Certificates and cash) you may be required to recognize gain or loss on the exchange. If you enter into such an exchange, you should consult your own tax advisors about this matter.

     We will report income on the Pass-Through Certificates to the Internal Revenue Service (the "SERVICE") and to Holders of Pass-Through Certificates based, in part, on the final Treasury Regulations under Sections 1271-1275 of the Code (the "OID REGULATIONS").

     The federal income tax treatment of some classes of Pass-Through Certificates depends on the treatment of those classes under the "stripped bond" rules of Section 1286 of the Code. Debt instruments can be characterized in various ways under the stripped bond rules, including the possible application of the final regulations governing the taxation of contingent payment obligations. Because of this uncertainty and the relationship between the stripped bond rules and the contingent payment obligation rules, you should consult your own tax advisors regarding the proper tax treatment of these Pass-Through Certificates. The tax information we will provide for Pass-Through Certificates will assume that the contingent payment obligation rules are not applicable.

     We will treat Stripped Giant Certificates and Stripped Interest Certificates (each, for tax purposes, a "STRIP") according to the rules discussed below under Strips. Also, if a class of Strips backs a Pass-Through Certificate, the same rules may apply indirectly to that Pass-Through Certificate. We will describe this in the applicable supplement.

     The arrangements under which Giant Certificates, Strips, SPCs and CPCs are created and sold and the related pass-through pools are administered will be classified as grantor trusts under subpart E, part I of subchapter J of the Code and not as associations taxable as corporations.

     If you own a Giant Certificate or a SPC, you will be treated for federal income tax purposes as the owner of a pro rata undivided interest in each of the assets of the related pass-through pool, subject to the discussion below under Giant Certificates -- Application of the Stripped Bond Rules.

     If you own a Strip, you will be treated for federal income tax purposes as the owner of the right to receive payments of principal and/or interest, as applicable, on the assets in the related pass-through pool.

  TAX STATUS

     Giant Certificates will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code and generally will be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Interest income from the Giant Certificates generally will be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. In the event that any Mortgage has a loan to value ratio ("LTV") in excess of 100 percent (that is, the amount of any Mortgage exceeds the fair market value of the real property securing the Mortgage), the interest income on the excess portion of the Mortgage will not be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code and such excess portion of the Mortgage will not be a "real estate asset" within the meaning of Section 856(c)(5)(B) of the Code. The excess portion should represent a "Government security" within the meaning of
Section 856(c)(4)(A) of the Code. If a Giant Certificate contains a Mortgage with an LTV in excess of 100 percent, a holder that is a real estate investment trust should consult its tax advisor concerning the appropriate tax treatment of such excess portion.

     Although there is no specific precedent and the characterization of the Strips is not entirely free from doubt, Strips should be considered to represent "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and generally should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and original issue discount and interest from the Strips generally should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. In the event that some portion of a Strip is backed by a Mortgage with an LTV in excess of 100 percent, a portion of the interest income on the Strip that is attributable to that Mortgage will not be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code and a portion of the Strip that is attributable to a Mortgage with an LTV in excess of 100 percent will not be a "real estate asset" within the meaning of Section 856(c)(5)(B) of the Code. The portion of a Strip that does not qualify as a "real estate asset" within the meaning of Section 856(c)(5)(B) of the Code should represent a "Government security" within the meaning of Section 856(c)(4)(A) of the Code. If a Strip is backed by a Mortgage with an LTV in excess of 100 percent, a holder that is a real estate investment trust should consult its tax advisor concerning the appropriate tax treatment of such excess portion.

GIANT CERTIFICATES

  GENERAL

     If you own Giant Certificates, you must report on your federal income tax return your pro rata share of the entire income from the mortgages underlying the assets in the related pass-through pool, in accordance with your method of accounting. Income will include gross interest income at the interest rates on the mortgages and incidental fees, if any.

     You generally will be able to deduct, under Section 162 or 212 of the Code, your pro rata share of servicers' fees or any Freddie Mac or GNMA guarantee fees, including incidental fees paid by the borrowers and retained by the servicers, Freddie Mac or GNMA, and all administrative and other expenses of the pass-through pool in accordance with your method of accounting. The Code limits the deductions for these miscellaneous itemized deductions for some investors.

  DISCOUNT AND PREMIUM

     If you purchase a Giant Certificate, you will be treated as purchasing an interest in each of the underlying mortgages at a price determined by allocating the purchase price paid for that Giant Certificate among the mortgages in proportion to their fair market values at the time of purchase. To the extent that the portion of the purchase price allocated to a mortgage is less than or greater than the portion of the principal balance of the mortgage allocated to the Giant Certificate, the interest in the mortgage will be deemed to have been acquired with discount or premium, respectively. The treatment of any discount will depend on whether the discount represents original issue discount or market discount.

     You should consult your own tax advisors to determine whether Section 1272(a)(6) of the Code, as expanded by the Taxpayer Reform Act of 1997, could affect the accrual of discount or amortization of premium on your Giant Certificates or otherwise affect the tax accounting for your Giant Certificates.

     If you recognize gain or loss attributable to discount or premium that is not characterized as original issue discount, market discount or amortizable bond premium (described below), your gain or loss will be treated as capital gain or loss.

     Original Issue Discount. You will be required to report as ordinary income your pro rata share of any original issue discount related to the mortgages underlying the Giant Certificate pursuant to Sections 1271-1273 and 1275 of the Code. Original issue discount may arise as a result of initial incentive or "teaser" interest rates on ARMs or points charged at origination. You will be required to accrue original issue discount into current income only if it exceeds a de minimis amount. The mortgages also would be subject to the original issue discount rules if, as discussed below, the "stripped bond" provisions of the Code were determined to be applicable.

     Freddie Mac intends to treat any negative amortization on an ARM underlying a Giant Certificate as original issue discount. You will be required to include any resulting deferred interest in income in the period in which it accrues.

     Market Discount. The market discount rules of Sections 1276-1278 of the Code will apply to treat market discount in excess of a de minimis amount as ordinary income. You must recognize accrued market discount to the extent of gain realized on disposition or to the extent of principal payments that you receive. The market discount rules provide that:

        - Market discount will be considered to accrue under a straight-line method unless you elect to calculate it under a constant interest method.

        - Interest that you paid or that accrues on indebtedness that you incurred or continued to purchase or carry mortgages acquired at a market discount will be allowed as a deduction only to the extent that such interest, reduced by the interest on the mortgages includible in income, including original issue discount, is greater than the market discount that accrued but was not taken into account during the taxable year such interest was paid or accrued. Any such interest expense that is deferred will, in general, be allowed as a deduction when the related market discount income is recognized.

        - Alternatively, you may elect to include market discount in income currently, under either a straight-line method or a constant interest method, on all market discount obligations you hold except those acquired in taxable years before the year of the election. An election to include market discount as income currently can be revoked only with the Service's consent. In this event, the rules about ordinary income on disposition and interest deferral discussed above will not apply.

The exact application of the market discount rules is not clear.

     Premium. If you have purchased your interest in any mortgage at a premium, the premium may be amortizable under a constant interest method at your election under Section 171 of the Code. The premium is treated as an offset to interest income includable with respect to the mortgage. An election to amortize premium will apply to all debt instruments you hold at the beginning of the tax year for which you make the election and to all such instruments acquired after the election. An election to amortize premium can be revoked only with the Service's consent.

     Constant Yield Method. You may elect to include in gross income all interest that accrues on a mortgage by using the constant yield method. For purposes of this election, interest would include stated interest, de minimis original issue discount, original issue discount, de minimis market discount and market discount, as adjusted by any premium. You should consider the relationship between this election and the elections described above under Market Discount and Premium.

  SALE OR EXCHANGE OF A GIANT CERTIFICATE

     If you sell a Giant Certificate, you will recognize gain or loss equal to the difference between your adjusted tax basis in the Giant Certificate and the amount you realized in the sale (not including amounts attributable to accrued and unpaid interest, which will be treated as ordinary interest income).

     In general, your adjusted tax basis in the Giant Certificate will equal what you paid for the Giant Certificate, plus the amount of any discount income you previously reported on the Giant Certificate, less the amount of any premium you previously offset against interest income on the Giant Certificate and the amount of any principal payments you received on it.

     You must report accrued but unrecognized market discount as ordinary income, but your gain or loss otherwise will be a capital gain or loss if you held the Giant Certificate as a capital asset. The capital gain or loss will be long-term or short-term, depending on whether you owned the Giant Certificate for the long-term capital gain holding period (currently more than one year).

  APPLICATION OF THE STRIPPED BOND RULES

     When we issue a class of Giant Certificates, Revenue Ruling 71-399, 1971-2 C.B. 433, issued to us by the Service, indicates that any difference between interest payable at the mortgage interest rate and the sum of (a) interest payable at the class coupon plus (b) fees applicable to the mortgages (servicers' fees or any Freddie Mac or GNMA guarantee fees) should be accounted for as discount income or premium expense. If such sum exceeds the mortgage interest rate, the difference is characterized as "discount" and considered additional gross income. If such sum is less than the mortgage interest rate, the net difference is characterized as "premium expense."

     In Revenue Ruling 71-399, the Service ruled that discount income is to be included as ordinary income in accordance with the beneficial owner's method of accounting, and that premium expense may be deductible in accordance with applicable rules. The Service, however, may contend that by reason of enactment of the stripped bond rules of Section 1286 of the Code (or its predecessor, Section 1232B), Revenue Ruling 71-399 is no longer applicable in characterizing such difference.

     The Service has issued guidance taking the position that, when mortgages are sold and the servicer is entitled to receive amounts that exceed reasonable compensation for the mortgage servicing to be performed, the mortgages are treated as stripped bonds within the meaning of Section 1286 of the Code. If this treatment applies, you would not be treated as having a pro rata undivided interest in the underlying mortgages, but rather you would be treated as owning "stripped bonds" to the extent of your share of principal payments and "stripped coupons" to the extent of the class coupon plus reasonable servicing fees and guarantee fees. The consequences of this characterization are described below under Strips.

     The Service has also issued guidance providing that a purchaser of a mortgage that is a stripped bond must treat it as a market discount bond if the amount of original issue discount on the stripped bond is considered to be zero after application of the de minimis rule of
Section 1273(a)(3) of the Code or if the annual stated rate of interest payable on the stripped bond is 100 basis points or less below the annual stated rate of interest payable on the mortgage. These conditions apparently are based on the premise that the interest payments which remain associated with the stripped bond are treated, for purposes of the original issue and market discount provisions of the Code, as stated interest payable with respect to the stripped bond. If these conditions are met, you would be required to account for any market discount in accordance with the rules for market discount as described above under Discount and Premium.

     It is unclear whether the position taken by the Service in the guidance would be upheld if challenged.

STRIPS

  GENERAL

     Under Section 1286 of the Code, "stripped bonds" are created as a result of the separation of the ownership of the right to receive some or all interest payments on an obligation from the right to receive some or all of the principal payments. If you own a Strip, you will be considered to own the following:

        - Stripped bonds, to the extent of your share of principal payments on the underlying assets.

        - Stripped coupons, to the extent of your share of interest payments on the underlying assets.

     Section 1286 treats a stripped bond or a stripped coupon, for purposes of applying the original issue discount rules, as a debt instrument issued with original issue discount on the date that you purchase the stripped interest. While it is unclear whether the original issue discount calculations described below should be done separately for each principal and/or interest payment on a Strip, or by treating all such payments as if they were made on a single debt instrument, we intend to treat a Strip as a single debt instrument for purposes of information reporting.

  DETERMINATION OF INCOME ON STRIPS

     You must include original issue discount on each Strip in your ordinary income for federal income tax purposes as it accrues, which may be prior to receipt of the cash attributable to such income. You must include this in accordance with a constant interest method that takes into account the compounding of interest. Although not free from doubt (see Possible Alternative Characterizations), the amount of original issue discount you are required to include in your income in any taxable year likely will be computed as described below. This computation will:

        - Use the prepayment rate assumed in pricing the transaction as stated in the applicable supplement (the "PRICING SPEED").

        - Assume, in the case of a Strip which includes rights to variable interest payments, a level of future payments on the underlying mortgages based on the initial level of the variable rate.

          - Require periodic adjustments to take into account actual prepayment experience.

     Generally, if you own a Strip, you must include in your gross income the sum of the "daily portions," as defined below, of the original issue discount on the Strip for each day that you own it, including the date you purchased it, but not including the date you dispose of it.

     You can determine the daily portions of original issue discount as follows:

        1. Calculate the original issue discount that accrues during each month or, if applicable, the shorter period from the date of purchase to the end of the first month. For each period, you do this by:

            - Adding:

                 -- the present values at the end  of the month of any  payments to be received in future months, using the Pricing Speed (by using as a discount rate the yield to maturity of the Strip, as described below), and

                 -- any  payments included in the stated redemption price of the
                    Strip received during such month.

            - Subtracting from the above sum  the "adjusted issue price" of  the
              Strip at the beginning of the month.

                 -- The  adjusted issue price of a Strip at the beginning of the first month, or shorter period, is its issue price.

                 -- The adjusted issue price  of a Strip at  the beginning of  a month following the first month or shorter period is the adjusted issue price at the beginning of the immediately preceding month plus the amount of original issue discount allocable to that preceding month and minus the amount of any payment included in the stated redemption price made at the end of or during that preceding month and the amount of any loss recognized at the end of that preceding month.

        2. Divide the original issue discount accruing during that month, or shorter period, by the number of days in the period.

     The yield used in making these calculations should be the monthly rate (assuming monthly compounding) determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the underlying mortgages allocable to the Strip, would cause the present value of those payments to equal your purchase price of the Strip.

     It is not clear whether the Pricing Speed would be determined at the time you purchase the Strip or at the time the Strips are created and first sold. The Pricing Speed that we will use for purposes of information reporting will be the same for each class of Strips backed by the same pass-through pool, and will be determined based upon conditions at the time of the initial creation and sale of the related Strips.

     Under the method for calculating the accrual of original issue discount described above, the rate at which you recognize original issue discount on a Strip and, in the case of an IO Class, the amount of such original issue discount depend on the actual rate of prepayment of the underlying mortgages and the relative amount of principal and interest on each mortgage represented by the Strip.

     If the method for computing income for any particular month results in a negative amount, you may be entitled to deduct such amount as a loss only against future income from the Strip. However, you should be entitled to deduct a loss to the extent that your remaining basis would otherwise exceed the maximum amount of future payments which you are entitled to receive (determined by assuming that no future prepayments will occur on the underlying mortgages).

  TREATMENT OF SERVICING FEE FOR FEDERAL INCOME TAX PURPOSES

     For purposes of tax reporting, either of the following amounts will be allocated to related classes of Strips, based on relative amounts of original issue discount accrued during each accrual period on each class:

        - The excess of the interest paid on the mortgages over the aggregate interest payable on the related Strips.

        - The portion of that excess that represents reasonable servicing fees, as described above under Giant Certificates -- Application of the Stripped Bond Rules.

     If you own a Strip, you will be entitled to deduct each year, in accordance with your method of accounting, the amount of the servicing fee allocated to you to the same extent as if you paid the amount of the servicing fee directly. The Code limits the deductions for such servicing fees for some investors.

  SALE OF A STRIP

     If you sell a Strip, you will recognize a gain or loss equal to the difference, if any, between the amount realized and your adjusted basis in the Strip. The gain or loss will be a capital gain or loss if you held the Strip as a capital asset. The capital gain or loss will be long-term or short-term, depending on whether you owned the Strip for the long-term capital gain holding period (currently more than one year). In general, your adjusted basis in the Strip will equal the amount you paid for the Strip, plus the amount of original issue discount you previously reported on the Strip, minus the amount of any payments included in the stated redemption price of the Strip received by you and the amount of any losses previously recognized by you with respect to the Strip.

  POSSIBLE ALTERNATIVE CHARACTERIZATIONS

     The Service could assert that you must use a method other than the one described above to determine the accrual of original issue discount. For example, the Service might require that original issue discount for a month be calculated under the method described above except that both the yield and the remaining payments should be determined by assuming no further prepayments of the mortgages.

     Further, the characterizations of Strips discussed above are not the only possible interpretations of the applicable Code provisions. For example, if you own a Strip, you may be treated as the owner of:

        - One installment obligation consisting of the Strip's pro rata share of the payments attributable to principal on each mortgage and a second installment obligation consisting of the Strip's pro rata share of the payments attributable to interest on each mortgage.

        - As many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage.

        - A separate installment obligation for each mortgage, representing the Strip's pro rata share of payments of principal and/or interest to be made on that mortgage.

     Alternatively, if you own Strips, you may be treated as owning (a) a pro rata fractional undivided interest in each mortgage to the extent that the Strip represents the same pro rata portion of principal and interest on each mortgage and (b) a stripped bond or stripped coupon, as applicable, to the extent of any disproportionate principal or interest.

     In addition, the Service might assert that the contingent payment rules mentioned above under General should apply to certain Strips.

  PURCHASE OF MORE THAN ONE CLASS OF STRIPS

     Although the matter is not free from doubt, if you purchase more than one class of Strips issued from the same pass-through pool at the same time or in the same series of transactions, you should be treated for federal income tax purposes as having made a single purchase. If you purchase more than one class of Strips issued from the same pass-through pool in different transactions, it is unclear whether the federal income tax treatment of the Strips should be determined by treating each class separately or as described in the previous sentence.

SPCS

     If you own an SPC, you should review the applicable supplement for a description of the related assets, and the offering documents applicable to the assets for a description of the federal income tax consequences of owning the assets.

CPCS

  STATUS OF THE CPC CLASSES

     The Callable Class.  If you own a Callable Class, you will be treated as:

          1. Owning an undivided interest in the underlying Callable Assets; and

          2. Having written a call option on your interest in the underlying Callable Assets. The call option is represented by a proportionate part of the Call Right. You will be treated as having written the call option in exchange for an option premium equal to an amount computed under the rules described below.

     Special considerations may apply to thrifts, REMICs, real estate investment trusts and regulated investment companies investing in a Callable Class.

     The Call Class. If you own a Call Class, you will be treated as having purchased a call option on all the Callable Assets underlying the related Callable Class for an option premium equal to the price you paid for the Call Class.

     If you own a Call Class and acquire an interest in the related Callable Class, the call option probably would be extinguished, to the extent of that interest, for at least as long as you held such interest, and you would be treated as holding a proportionate share of the underlying Callable Assets.

  TAXATION OF THE CPC CLASSES

     THE CALLABLE CLASS

     Allocations. If you own a Callable Class, you will be required, for federal income tax purposes, to account separately for the underlying Callable Assets and the call option you are deemed to have written. You must allocate your purchase price for the Callable Class between the Callable Assets and the call option based on the relative fair market values of each on the date of purchase. The (positive) amount that you allocate to the Callable Assets is your basis in the Callable Assets and the (negative) amount that you allocate to the call option is the option premium you are deemed to have received for writing the call option. Accordingly, your basis in the underlying Callable Assets will be greater than the amount you paid for the Callable Class.

     Upon the sale, exchange or other disposition of the Callable Class, you must again allocate amounts between the underlying Callable Assets and the call option you were deemed to have written. This allocation is based on the relative fair market values of the Callable Assets and the call option on the date of sale. The (positive) amount that you allocate to the underlying Callable Assets is your amount realized with respect to the Callable Assets and the (negative) amount you allocate to the call option is the amount you are deemed to have paid to be relieved from your obligations under the call option. The amount realized with respect to the underlying Callable Assets will be greater than the amount actually received.

     Taxation of Underlying Callable Assets. Except as described below under Application of the Straddle Rules, the anticipated material federal income tax consequences to you of purchasing, owning and disposing of your interest in the underlying Callable Assets will be as described in the offering materials for the Callable Assets.

     Taxation of Call Option Premium. If you own a Callable Class, you will not be required to immediately include in your income the option premium that you were deemed to have received when you purchased the Callable Class. Rather, you need to take such premium into account only when the Call Right lapses, is exercised, or is otherwise terminated. As described above, an amount equal to that option premium is included in your basis in the Callable Assets. Your recovery of such basis will not occur at the same rate as the option premium is included in your income.

     As the owner of a Callable Class, you will include the option premium in income as short-term capital gain when the Call Right lapses. Typically, the principal amount of the Callable Assets subject to the Call Right will be reduced over time due to principal payments. It is not entirely clear whether the Call Right would thus be deemed to lapse as the Callable Assets are paid down, and if so, at what rate. However, Freddie Mac intends to assume that the Call Right lapses, and you would recognize the related premium, proportionately as principal is paid on the Callable Assets (whether as scheduled principal payments or prepayments) after the first date on which the Call Right may be exercised. The Service may or may not agree with this method of determining income from the lapse of the Call Right.

     If you own a Callable Class and the Call Right is exercised, you will add an amount equal to the unamortized portion of the option premium to the amount realized from the sale of the underlying Callable Assets. If you transfer your interest in a Callable Class, the transfer will be treated as a "closing transaction" with respect to the option you were deemed to have written. Accordingly, you will recognize a short-term capital gain or loss equal to the difference between the unamortized amount of option premium and the amount you are deemed to pay, under the rules discussed above, to be relieved from such your obligation under the option.

     Taxation of Income from GIFC. If a Callable Class is redeemed, the amount received by the pass-through pool from the Call Class Holder and not immediately payable to the Holders of the Callable Class will be invested by Freddie Mac in a Guaranteed Investment and Fee Contract ("GIFC"). The GIFC allows Freddie Mac to invest these amounts for the period from the date received to the date paid to Holders, and it provides for payment of a fee to Freddie Mac. If you own a redeemed Callable Class, you should treat your proportionate share of any accrued interest for the month of redemption as income earned under the GIFC for that period.

     THE CALL CLASS

     Since the purchase price paid by the investor in a Call Class will be treated as an option premium for the Call Right, it will be:

          1. Added to the purchase price of the Callable Assets (in addition to any fee for the exchange) if the Callable Assets are purchased upon exercise of the Call Right.

          2. Treated as a loss as the Call Right lapses.

For a discussion of when the Call Right may be deemed to lapse, see The Callable Class -- Taxation of Call Option Premium above. Assuming that the underlying Callable Assets, if acquired, would be capital assets, then loss recognized on such lapse will be treated as a capital loss.

  APPLICATION OF THE STRADDLE RULES

     If you own a Callable Class, the Service might take the position that your interest in the underlying Callable Assets and the call option constitute positions in a straddle. If this were correct, the straddle rules of Section 1092 of the Code would apply, with the following consequences:

        - If you sell your Callable Class, you will be treated as selling your interest in the underlying Callable Assets at a gain or loss, which would be short-term because your holding period would be tolled. As discussed above, your gain or loss with respect to the option premium always will be short-term under the option rules, regardless of the application of the straddle rules.

        - The straddle rules might require you to capitalize, rather than deduct, a portion of any interest and carrying charges allocable to your interest in a Callable Class.

        - If the Service were to take the position that your interest in the underlying Callable Assets and the call option constitute a "conversion transaction" as well as a straddle, then a portion of the gain with respect to the underlying Callable Assets or the call option might be characterized as ordinary income.

  TAX-EXEMPT ORGANIZATIONS

     In general, income or gain from the CPC classes will not be subject to the tax on unrelated business taxable income for a tax-exempt organization, if the CPC classes do not constitute "debt-financed property."

EXCHANGE TRANSACTIONS

     If you surrender classes of Strips in return for an equivalent principal amount of the underlying Giant Certificate, or vice versa, you will not recognize gain or loss as a result.

     If you surrender MACS in return for other MACS, you will not recognize gain or loss as a result.

BACKUP WITHHOLDING, FOREIGN WITHHOLDING AND INFORMATION
REPORTING

     If you are a U.S. Person, you may be subject to federal backup withholding tax under Section 3406 of the Code on payments on your Pass-Through Certificate, unless you comply with applicable information reporting procedures or are an exempt recipient. Any such amounts withheld would be allowed as a credit against your federal income tax liability.

     Payments made to an investor who is an individual, a corporation, an estate or a trust that is not a U.S. Person, or to a Holder on behalf of such an investor, generally will not be subject to federal income or withholding tax if:

        - The mortgages underlying the investor's Pass-Through Certificates all were originated after July 18, 1984;

        - The Pass-Through Certificate is not held by the investor in connection with a trade or business in the United States (or if an income tax treaty applies, is not attributable to a U.S. permanent establishment);

        - The investor is not with respect to the United States a personal holding company or corporation that accumulates earnings in order to avoid United States federal income tax;

        - The investor is not a U.S. expatriate or former U.S. resident who is taxable in the manner provided in Section 877(b) of the Code; and

        - The investor provides a statement (on Internal Revenue Service Form W-8BEN or a similar substitute form) signed under penalties of perjury that includes its name and address and certifies that it is not a U.S. Person in accordance with applicable requirements.

     Payments to an investor who is not a U.S. Person that represent interest on mortgages originated before July 19, 1984 may be subject to federal withholding tax at the rate of 30 percent or any lower rate provided by an applicable tax treaty.

     Regardless of the date of origination of the mortgages, federal backup withholding tax will not apply to payments on a Pass-Through Certificate made to an investor who is not a U.S. Person if the investor furnishes an appropriate statement of non-U.S. status.

     In general, an investor in a CPC will not be subject to federal withholding tax on amounts received or deemed received with respect to the option associated with the CPC.

     We will make available to each Holder of a Pass-Through Certificate, within a reasonable time after the end of each calendar year, information to assist Holders and investors in preparing their federal income tax returns. The information made available to you may not be correct for your particular circumstances.

     For these purposes, the term "U.S. PERSON" means one of the following:

        - An individual who, for federal income tax purposes, is a citizen or resident of the United

          States.

        - A corporation (or other business entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia.

        - An estate whose income is subject to United States income tax, regardless of its source.

        - A trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

        - To the extent provided in Treasury Department regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, that elect to be treated as U.S. Persons.

     If a partnership (or other entity treated as a partnership for federal income tax purposes) holds Pass-Through Certificates, the treatment of a partner will generally depend upon the status of the particular partner and the activities of the partnership. If you are a partner in such a partnership, you should consult your own tax advisors.

                        LEGAL INVESTMENT CONSIDERATIONS

     You should consult your own legal advisors to determine whether Pass-Through Certificates are legal investments for you and whether you can use Pass-Through Certificates as collateral for borrowings. In addition, financial institutions should consult their legal advisors or regulators to determine the appropriate treatment of Pass-Through Certificates under risk-based capital and similar rules.

     If you are subject to legal investment laws and regulations or to review by regulatory authorities, you may be subject to restrictions on investing in some types of Pass-Through Certificates or in Pass-Through Certificates generally. Institutions regulated by the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, the Treasury Department or any other federal or state agency with similar authority should review applicable regulations, policy statements and guidelines before purchasing or pledging Pass-Through Certificates.

                           DISTRIBUTION ARRANGEMENTS

     Freddie Mac generally purchases assets from dealers and other customers, forms a pass-through pool consisting of those assets and sells the related Pass-Through Certificates through the same dealers or customers. Dealers and their affiliates may enter into other transactions with and provide other services to Freddie Mac in the ordinary course of business. Freddie Mac, the dealers or other parties may receive compensation, trading gain or other benefits in connection with transactions in Pass-Through Certificates. We typically receive a fee from the dealers and other customers for each offering.

     Freddie Mac may retain or repurchase Pass-Through Certificates for its own portfolio, and may offer or re-offer such Pass-Through Certificates from time to time. These transactions may affect the market prices of Pass-Through Certificates.

     Certain dealers may buy, sell and make a market in Pass-Through Certificates. The secondary market for Pass-Through Certificates may be limited. If a dealer sells a Pass-Through Certificate, the dealer is required to confirm the sale; notify the purchaser of the settlement date, purchase price, concessions and fees; and deliver a copy of this Offering Circular and the applicable supplement to the purchaser.

                                INCREASE IN SIZE

     Before the settlement date for any offering of Pass-Through Certificates, Freddie Mac and any dealers or other customers may agree to increase the size of the offering. In that event, the Pass-Through Certificates will have the same characteristics as described in the applicable supplement, except that the original principal or notional principal amount of each class receiving payment from the same pass-through pool will increase by the same proportion.

                                   APPENDIX I

                                 INDEX OF TERMS

     The following is a list of defined terms used in this Offering Circular and the pages where their definitions appear.

Accrual Period.....................     15
Annual Interest Amount.............  III-1
ARMs...............................      8
ARM Giant PCs......................     10
ARM PCs............................     10
Business Day......................     14
Call Classes.......................      9
Call Fee...........................   IV-1
Call Payment.......................   IV-1
Call Right.........................      9
Callable Assets....................     10
Callable Classes...................      9
Callable Pass-Through
  Certificates.....................      9
Class Factor.......................     13
Code...............................     25
CPCs...............................      9
CPR................................     22
CUSIP Number.......................     16
Depository System..................      5
DTC................................      5
DTC Participants...................     16
Events of Default..................     24
Exchange Date......................   IV-2
Fed Participants...................     16
Fed System.........................      5
Final Call Payment.................   IV-1
Final Payment Date.................     15
Freddie Mac........................      4
Freddie Mac Act....................      3
Giant Certificates.................      7
Giant PCs..........................      7
Giant Securities...................      7
GIFC...............................     35
GNMA...............................     11
GNMA Certificates..................     11
GNMA I Certificates................     11
GNMA II Certificates...............     11
Gold Giant PCs....................     10
Gold PCs...........................     10
Holder.............................      5
HUD................................     11
IO Classes.........................      8
Initial Call Payment...............   IV-1
IP Classes.........................      8
MACS...............................      8
Modifiable And Combinable
  Securities.......................      8
New MACS...........................  III-1
OID Regulations....................     26
Old MACS...........................  III-1
Original Giant PCs.................     10
Original PCs.......................     10
Pass-Through Agreement.............     23
Pass-Through Certificates..........      4
Payment Date.......................     13
Payment Delay......................     10
PC Offering Circular...............     11
PCs................................     10
PO Classes.........................      8
Pricing Speed......................     30
PSA................................     22
Record Date........................     15
Redemption Date....................   IV-1
Redemption Price...................   IV-1
Registrar..........................      5
REMIC..............................      7
SCs...............................      9
Service............................     26
SPCs...............................     10
Strip..............................     26
Stripped Giant Certificates........      8
Stripped Giant PCs.................      8
Stripped Giant Securities..........      8
Stripped Interest Certificates.....      9
Structured Pass-Through
  Certificates.....................     10
Terms Supplement...................     23
U.S. Person........................     36

                                  APPENDIX II

              EXCHANGE PROCEDURES FOR STRIPPED GIANT CERTIFICATES

INFORMATION ABOUT SECURITIES ELIGIBLE FOR EXCHANGE

     You can obtain the balances of classes of Pass-Through Certificates that are subject to exchange either from Freddie Mac's Internet Web-Site or from Investor Inquiry at Freddie Mac.

NOTICE

- If you want to enter into an exchange involving Stripped Giant Certificates (including MACS), you must notify Freddie Mac's Mortgage Funding and Investor Relations Department through a dealer that belongs to Freddie Mac's REMIC dealer group. The dealer must notify Freddie Mac by telephone (571-382-3767 or 866-903-2767) or by fax (571-382-4277).

- The notice must be received at least one business day before the proposed exchange date, and must include:

     --  The  outstanding  principal  or  notional  principal  amounts  of   the
       securities to be exchanged and received.

     -- The proposed exchange date, which is subject to Freddie Mac's approval.

- Your notice becomes irrevocable on the business day before the proposed exchange date.

EXCHANGE FEE

- We may charge an exchange fee. If so, it will be calculated as described in the applicable supplement.

- Promptly after receiving your notice, Freddie Mac will call the dealer to give instructions for delivering the collateral. Freddie Mac will collect any exchange fee on a delivery versus payment basis.

PAYMENTS FOLLOWING AN EXCHANGE

- Freddie Mac will make the first payment on the securities issued in an exchange in either the first or second month after their issuance, as determined by their Payment Delay.

- Freddie Mac will make the last payment on the securities surrendered in an exchange in either the month of the exchange or the following month, as determined by their Payment Delay.

LIMITATIONS ON ABILITY TO EXCHANGE CLASSES

- You must own the right classes in the right proportions in order to enter into an exchange. The principal amount of the securities received in an exchange must equal the principal amount of the securities exchanged, and interest must be payable on the securities received in the same amount as would have been payable on the securities exchanged.

- If you do not own the right classes, you may not be able to obtain them because:

     -- The owner of a class that you need for an exchange may refuse or be unable to sell that class to you at a reasonable price or at any price.

     -- Some classes may be unavailable because they have been placed into other financial structures, such as a REMIC.

     -- Principal payments and prepayments over time will decrease the amounts available for exchange.

                                  APPENDIX III

                           EXAMPLES OF MACS EXCHANGES

     You may exchange one or more classes of a series of MACS (the "OLD MACS") for one or more different classes of MACS of the same series (the "NEW MACS").

     Freddie Mac will allow any exchange of MACS, so long as:

     - The aggregate outstanding principal amount of the New MACS (rounded to whole dollars) immediately after the exchange equals that of the Old MACS immediately before the exchange. In this calculation, the outstanding principal amount of the IO Class always equals $0.

     - The aggregate Annual Interest Amount of the New MACS (rounded to whole dollars) equals that of the Old MACS. The "ANNUAL INTEREST AMOUNT" for any class equals its outstanding principal or notional principal amount times its class coupon.

     The following examples illustrate some of the possible exchanges of Old MACS for New MACS. Assume that your Old MACS have the following characteristics. Also assume that the class coupon of the underlying Giant Certificate, and therefore that of the IO Class, is 8.5%.

                                    Old MACS

OUTSTANDING                      ANNUAL
 PRINCIPAL            CLASS     INTEREST
  AMOUNT      CLASS   COUPON     AMOUNT
-----------   -----   ------    --------
$10,000,000    4.0      4.0%   $  400,000
 10,000,000    8.0      8.0       800,000
 10,000,000   18.0     18.0     1,800,000
-----------                    ----------
$30,000,000                    $3,000,000
===========                    ==========

                                    New MACS

     Example 1:  You can receive New MACS consisting entirely of the 10.0 Class:

OUTSTANDING                      ANNUAL
 PRINCIPAL            CLASS     INTEREST
  AMOUNT      CLASS   COUPON     AMOUNT
-----------   -----   ------    --------
$30,000,000   10.0     10.0%   $3,000,000
===========                    ==========

     Example 2:  You can receive New MACS consisting of the PO and IO Classes:

OUTSTANDING                      ANNUAL
 PRINCIPAL            CLASS     INTEREST
  AMOUNT      CLASS   COUPON     AMOUNT
-----------   -----   ------    --------
$30,000,000     PO      0.0%   $        0
 35,294,118(notional)   IO   8.5  3,000,000
-----------                    ----------
$30,000,000                    $3,000,000
===========                    ==========

                                      III-1

     Example  3:   You can receive  New MACS consisting  of the 6.0,  9.0 and IO
Classes:

OUTSTANDING                      ANNUAL
 PRINCIPAL            CLASS     INTEREST
  AMOUNT      CLASS   COUPON     AMOUNT
-----------   -----   ------    --------
$20,000,000    6.0      6.0%   $1,200,000
 10,000,000    9.0      9.0       900,000
 10,588,236(notional)   IO   8.5    900,000
-----------                    ----------
$30,000,000                    $3,000,000
===========                    ==========

     Example 4:  You can  receive New MACS consisting of  the PO, 6.0, 9.0,  and
20.0 Classes:

OUTSTANDING                      ANNUAL
 PRINCIPAL            CLASS     INTEREST
  AMOUNT      CLASS   COUPON     AMOUNT
-----------   -----   ------    --------
$   500,000     PO      0.0%   $        0
  5,000,000    6.0      6.0       300,000
 20,000,000    9.0      9.0     1,800,000
  4,500,000   20.0     20.0       900,000
-----------                    ----------
$30,000,000                    $3,000,000
===========                    ==========

                         Exchanges for Underlying Asset

     You also may exchange your Old MACS for an equivalent part of the underlying Giant Certificate. Continuing with the above examples, you could exchange $10,000,000 of the 4.0 Class, $10,000,000 of the 8.0 Class and
$5,263,158 of the 18.0 Class for $25,263,158 of the underlying Giant Certificate, and vice versa. Such exchanges may occur repeatedly.

                                      III-2

                                  APPENDIX IV

                  REDEMPTION AND EXCHANGE PROCEDURES FOR CPCS

NOTICE

- If you own a Call Class and want to call the related Callable Class on any permitted Payment Date (the "REDEMPTION DATE"), you must notify Freddie Mac at least five business days (if the underlying asset is a Giant PC) or three business days (if the underlying asset is a Giant Security) before the related Record Date.

- You must notify Freddie Mac through a dealer that belongs to Freddie Mac's REMIC dealer group. The dealer must notify Freddie Mac by telephone (571-382-3767 or 866-903-2767), followed by written confirmation (which may be by fax at 571-382-4277) on the same day in a form specified by Freddie Mac.

RELATED FEES AND PAYMENTS

- The "INITIAL CALL PAYMENT" will equal:

     1. 5% of the principal amount of the Callable Class being redeemed, based on its Class Factor for the month preceding the Redemption Date, plus

     2. the amount of interest that would accrue on the Callable Class for the actual number of days from the first day of the month of redemption to the Redemption Date, calculated on the basis of its Class Factor for the month preceding the Redemption Date.

     Example: If the Redemption Date falls on  the 15th of a month, the  Initial
              Call Payment would include 14 days of accrued interest. If it falls on the 16th of a month (because the 15th was not a Business
              Day), the Initial Call Payment would include 15 days of accrued interest. In each case, interest is based on a 360-day year.

- The "FINAL CALL PAYMENT" will equal 95% of the principal amount of the Callable Class being redeemed, based on its Class Factor that was published in the month preceding the Redemption Date.

- The "CALL PAYMENT" will equal the Initial Call Payment plus the Final Call Payment.

- The "REDEMPTION PRICE" of a Callable Class will equal:

     1. 100% of the outstanding principal amount of the Callable Class, based on its Class Factor for the month preceding the redemption, plus

     2. accrued interest at its class coupon for the related Accrual Period on its outstanding principal amount, plus

     3. additional accrued interest at its class coupon for the actual number of days from the first day of the month of redemption to the Redemption Date, calculated on a reduced principal amount determined by the Class Factor that would have been published in the month of redemption were no redemption to occur.

- The "CALL FEE" equals 1/32 of 1% of the outstanding principal amount of the Callable Class being redeemed (but not less than $7,500).

DEPOSIT OF INITIAL CALL PAYMENT; PLEDGE

- You must deposit the Initial Call Payment with Freddie Mac at the time that you notify Freddie Mac that you want to redeem the Callable Class.

- At the same time, you must pledge all of your interest in the underlying Giant Certificate to Freddie Mac as security for your obligation to pay the Final Call Payment and Call Fee. You must sign a pledge agreement prepared by Freddie Mac for this purpose.

EFFECT OF NOTICE

- Your notice of redemption and your pledge will become irrevocable when you deposit the Initial Call Payment.

- By the Record Date relating to the Redemption Date, Freddie Mac will post a notice on the Fed System that the Callable Class will be redeemed.

- In the month of redemption, Freddie Mac will reduce the Class Factors of both the Callable Class and the Call Class to zero to reflect the redemption that will occur in that month.

EXCHANGE OF CALLABLE ASSETS

- On the first Business Day of the month of redemption (the "EXCHANGE DATE"), Freddie Mac will transfer the related Callable Assets to you in exchange for:

     -- The Call Class.

     -- The Call Fee.

     -- The Final Call Payment.

- Freddie Mac will give you instructions for delivery of the Call Class, Call Fee and Final Call Payment.

- Principal and interest on the Callable Assets received in the exchange will be payable to you in the month following the exchange.

REDEMPTION OF CALLABLE CLASS

- On the Redemption Date, Freddie Mac will redeem the Callable Class by paying its Holders, on a pro rata basis, the Redemption Price.

- Freddie Mac will not make any other payment on the Callable Class.

- Once redeemed, a Callable Class and its related Call Class will not be reissued.

PAYMENT TO CALL CLASS HOLDER

On the Redemption Date, Freddie Mac will pay to you:

- The excess of (a) the Call Payment plus payments received on the underlying Callable Assets in the month of redemption over (b) the Redemption Price.

- Interest on the Initial Call Payment and Final Call Payment from the dates you paid them to the Redemption Date. Freddie Mac will calculate interest at the prevailing federal funds rate determined daily as of the close of business, less 25 basis points.

DEFAULTING CALL CLASS HOLDER

     If you fail to deliver the Call Class, Final Call Payment and Call Fee on the Exchange Date, then:

- On the next Business Day, Freddie Mac will liquidate the related Giant Certificate, in accordance with your pledge, in a commercially reasonable manner.

- Freddie Mac will charge you a liquidation fee in an amount equal to 1/2 of 1% of the proceeds of liquidation.

- Freddie Mac will apply the net proceeds of the liquidation, as necessary, to redeem the Callable Class.

- On the Redemption Date, Freddie Mac will pay to you the excess, if any, of:

     1. the Initial Call Payment, plus

     2. payments received on the underlying Callable Assets in the month of redemption, plus

     3.  net  proceeds  to  Freddie  Mac  from  the  liquidation  of  the  Giant
Certificate

                                      over

     1. the Redemption Price for the related Callable Class, plus

     2. the liquidation fee.

- You will have no further right to or interest in the Call Class or the related Callable Asset.

LIMITATIONS

     Freddie Mac will permit the redemption of a Callable Class only if the underlying Giant Certificate has at least the market value specified in the related supplement.

- Freddie Mac will determine market value upon request of the dealer providing the redemption notice. The dealer must make the request at the same time as it gives the redemption notice by telephone.

- Freddie Mac will determine the market value based on bid quotations available at the time of the request.

- Freddie Mac's determination of the market value will be final and binding.

                                [Freddie Mac Logo]

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

      Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor nor the trustee agent will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

      Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

      Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

      Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

      As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period, would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

      Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

      Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

      o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

      o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

      Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

      o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

      o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

      o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

      o Exemption for Non-U.S. persons with effectively connected income-Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

      o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

      U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

      o     a citizen or resident of the United States;

      o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

      o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

      o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

THE OFFERED SECURITIES

The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

THE TRUST FUND

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

o mortgage loans secured by first and junior liens on the related mortgage property;

o  home equity revolving lines of credit;

o mortgage loans where the borrower has little or no equity in the related mortgaged property;

o  mortgage loans secured by one-to-four-family residential properties;

o mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

o manufactured housing conditional sales contracts and installment loan agreements or interests therein; and

o mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT

If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement, even if not specified herein. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 20, 2004.

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

                                TABLE OF CONTENTS

Caption                                                                    Page
-------                                                                    ----

INTRODUCTION .................................................................5
General ......................................................................5
THE MORTGAGE POOLS ...........................................................6
General ......................................................................6
The Mortgage Loans ...........................................................8
Underwriting Standards ......................................................12
Qualifications of Originators and Sellers ...................................14
Representations by Sellers ..................................................14
Optional Purchase of Defaulted Mortgage Loans ...............................17
SERVICING OF MORTGAGE LOANS .................................................17
General .....................................................................17
The Master Servicer .........................................................17
The Servicers ...............................................................17
Collection and Other Servicing Procedures; Mortgage
Loan Modifications ..........................................................18
Special Servicers ...........................................................20
Realization Upon or Sale of Defaulted Mortgage Loans ........................20
Servicing and Other Compensation and Payment of Expenses;
Retained Interest ...........................................................22
Evidence as to Compliance ...................................................24
DESCRIPTION OF THE SECURITIES ...............................................24
General .....................................................................24
Form of Securities ..........................................................26
Global Securities ...........................................................27
Exchangeable Securities .....................................................30
Assignment of Trust Fund Assets .............................................34
Distribution Account ........................................................37
Distributions ...............................................................40
Distributions of Interest and Principal on the Securities ...................41
Pre-Funding Account .........................................................42
Distributions on the Securities in Respect of Prepayment Premiums ...........42
Allocation of Losses and Shortfalls .........................................42
Advances ....................................................................42
Reports to Securityholders ..................................................43
DESCRIPTION OF CREDIT ENHANCEMENT ...........................................45
General .....................................................................45
Subordinate Securities ......................................................45
Cross-Collateralization .....................................................45
Overcollateralization .......................................................46
Financial Guaranty Insurance Policy .........................................46
Mortgage Pool Insurance Policies ............................................46
Letter of Credit ............................................................46
Special Hazard Insurance Policies ...........................................47
Reserve Funds ...............................................................47
Cash Flow Agreements ........................................................48
Maintenance of Credit Enhancement ...........................................48
Reduction or Substitution of Credit Enhancement .............................50
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES .......................50
Swaps and Yield Supplement Agreements .......................................50
Purchase Obligations ........................................................51
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE,
HAZARD INSURANCE; CLAIMS THEREUNDER .........................................52
General .....................................................................52
Primary Mortgage Insurance Policies .........................................52
Hazard Insurance Policies ...................................................53
FHA Mortgage Insurance ......................................................54
VA Mortgage Guaranty ........................................................55
THE DEPOSITOR ...............................................................55
THE AGREEMENTS ..............................................................56
General .....................................................................56
Certain Matters Regarding the Master Servicer and
the Depositor ...............................................................56
Events of Default and Rights Upon Event of Default ..........................57
Amendment ...................................................................60
Termination; Retirement of Securities .......................................62
The Securities Administrator ................................................63
Duties of Securities Administrator ..........................................63
Some Matters Regarding the Securities Administrator .........................63
Resignation and Removal of the Securities Administrator .....................63
The Trustee .................................................................63
Duties of the Trustee .......................................................64
Some Matters Regarding the Trustee ..........................................64
Resignation and Removal of the Trustee ......................................64
YIELD CONSIDERATIONS ........................................................64
MATURITY AND PREPAYMENT CONSIDERATIONS ......................................67
LEGAL ASPECTS OF MORTGAGE LOANS .............................................68
Mortgages ...................................................................68
Cooperative Mortgage Loans ..................................................69
Tax Aspects of Cooperative Ownership ........................................70
Leases and Rents ............................................................70
Contracts ...................................................................70
Foreclosure on Mortgages and Some Contracts .................................71
Foreclosure on Shares of Cooperatives .......................................73
Repossession with respect to Contracts ......................................74
Rights of Redemption ........................................................75
Anti-Deficiency Legislation and Other
Limitations on Lenders ......................................................76
Environmental Legislation ...................................................77
Consumer Protection Laws ....................................................78
Homeownership Act and Similar State Laws ....................................78
Additional Consumer Protections Laws with
Respect to Contracts ........................................................79
Enforceability of Certain Provisions ........................................79

Subordinate Financing .......................................................80
Installment Contracts .......................................................81
Applicability of Usury Laws .................................................81
Alternative Mortgage Instruments ............................................82
Formaldehyde Litigation with Respect to Contracts ...........................82
The Servicemembers Civil Relief Act .........................................83
Forfeitures in Drug and RICO Proceedings ....................................83
Junior Mortgages ............................................................83
Negative Amortization Loans .................................................84
FEDERAL INCOME TAX CONSEQUENCES .............................................85
General .....................................................................85
REMICS ......................................................................86
Notes ......................................................................100
Grantor Trust Funds ........................................................100
Taxation of Classes of Exchangeable Securities .............................108
Callable Classes ...........................................................110
Proposed Regulations on Tax Opinions .......................................110
STATE AND OTHER TAX CONSEQUENCES ...........................................111
ERISA CONSIDERATIONS .......................................................111
Underwriter Exemption ......................................................112
Other Exemptions ...........................................................115
ERISA Considerations Relating to Notes .....................................117
Exchangeable Securities and Callable Securities ............................118
Tax Exempt Investors .......................................................118
Consultation with Counsel ..................................................118
LEGAL INVESTMENT MATTERS ...................................................119
USE OF PROCEEDS ............................................................120
METHODS OF DISTRIBUTION ....................................................120
LEGAL MATTERS ..............................................................121
FINANCIAL INFORMATION ......................................................121
RATING .....................................................................121
AVAILABLE INFORMATION ......................................................121
REPORTS TO SECURITYHOLDERS .................................................122
INCORPORATION OF INFORMATION BY REFERENCE ..................................122
GLOSSARY ...................................................................123

                                  INTRODUCTION

         ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED IN THE GLOSSARY AT THE END.

GENERAL

         The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Depositor" and "The Mortgage Pools." The mortgage loans may include sub-prime mortgage loans. The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or
(2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The depositor's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities."

         If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement specified in the related prospectus supplement, even if not specified herein. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

         With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans, minus any interest retained by the depositor or any affiliate of the depositor. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Mortgage Guaranty."

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime" mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of securities may include participations in mortgage loans or mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. However, any mortgage securities included in a trust fund will (1) either have been (a) previously registered under the Securities Act, or (b) eligible for sale under Rule 144(k) under the Exchange Act; and (2) be acquired in bona fide secondary market transactions. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

         In addition, if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.


THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below, with any variations described in the related prospectus supplement:

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

         o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

         o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

         o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

         o Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan;

         o Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement; or

         o Another type of mortgage loan described in the related prospectus supplement.

         The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

         A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

         o funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

         o if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or

         o additional funds to be contributed over time by the mortgagor's employer or another source.

See "Description of the Securities--Payments on Mortgage Loans; Deposits to Distribution Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of securities will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the master servicer (if the master servicer is directly servicing the mortgage loans) and/or one or more of the servicers, with respect to mortgage loans similar to those included in the trust fund. Information generally will be provided when the Seller and/or master servicer (if the master servicer is directly servicing the mortgage loans) and/or a servicer (in the case of servicers directly servicing mortgage loans in a trust fund in excess of 10% of the total) have a seasoned portfolio of mortgage loans similar to those included in the trust.

         The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

         o  the aggregate principal balance of the mortgage loans,

         o  the type of property securing the mortgage loans,

         o  the original or modified terms to maturity of the mortgage loans,

         o the range of principal balances of the mortgage loans at origination or modification,

         o the earliest origination or modification date and latest maturity date of the mortgage loans,

         o  the Loan-to-Value Ratios of the mortgage loans,

         o the mortgage rate or range of mortgage rates borne by the mortgage loans,

         o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

         o  the geographical distribution of the mortgage loans,

         o  the percentage of buydown mortgage loans, if applicable, and

         o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission within fifteen days after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted in the Current Report on Form 8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

         The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor's or its affiliates' prior experience with the Seller and the servicer, as well as the depositor's prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

         The mortgage loans, as well as mortgage loans underlying mortgage securities, unless otherwise disclosed in the related prospectus supplement, will have been originated in accordance with underwriting standards described below.

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.


         Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Insurance" in this prospectus.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

         o with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of "short-form" title insurance was obtained;

         o the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

         o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

         o the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

         o there are no delinquent tax or assessment liens against the related mortgaged property;

         o the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

         o to the best of the Seller's knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller's knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

         The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

         o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

         o have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

         o have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

         o have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

         o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.


                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

THE MASTER SERVICER

         The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

         The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer's obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

THE SERVICERS

         Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will servicer the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related Agreement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

         Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or
(2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's or applicable servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental Legislation."

         Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

         With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property"within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer's Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         The prospectus supplement for a series of securities will specify whether there will be any interest in the mortgage loans retained by the depositor. Any retained interest will be a specified portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund. Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each mortgage loan in a mortgage pool will be specified on an exhibit to the related pooling and servicing agreement or servicing agreement. Any partial recovery of interest in respect of a mortgage loan will be allocated between the owners of any retained interest and the holders of classes of securities entitled to payments of interest as provided in the related prospectus supplement and the applicable pooling and servicing agreement or servicing agreement.

         If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the trustee (and to the master servicer if such statement is being furnished with respect to a servicer) to the effect that, on the basis of an examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related pooling and servicing agreement or servicing agreement) substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac requires it to report. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to those subservicers which also have been the subject of this type of examination. If the master servicer has not, during the course of a fiscal year, directly serviced any of the mortgage loans, such accountants statement will only be provided with respect to the servicers of the mortgage loans and no such accountants statement will be provided with respect to the master servicer.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the master servicer to the effect that, to the best knowledge of each officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement. In addition, pursuant to its respective servicing agreement, one or more officers of each servicer will also be required to provide the foregoing annual statement to the master servicer prior to the time that the master servicer is required to deliver its annual statement to the trustee.

         Copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by securityholders without charge upon written request to the master servicer or trustee.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuer and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreements.

         Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

         o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

         o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

         o any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

         o hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

         o  U.S. Government Securities;

         o the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

         o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement" or any other form of credit enhancement as may be described in the related prospectus supplement.

         If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following:

         o  a single class of securities;

         o two or more classes of securities, one or more classes of which may be senior in right of payment to one or more of the other classes, and as to which some classes of senior (or subordinate) securities may be senior to other classes of senior (or subordinate) securities, as described in the respective prospectus supplement;

         o two or more classes of securities, one or more classes of which will be Strip Securities;

         o two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on a class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the mortgage pool, and which classes may include one or more classes of Accrual Securities;

         o a Call Class of securities which has the right to direct the trustee to redeem a Callable Class or Classes of securities (which Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement);

         o other types of classes of securities, as described in the related prospectus supplement.

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement," or by any combination of the foregoing.

         If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge

DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL SECURITIES

         Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

         o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

EXCHANGEABLE SECURITIES

         Generally. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities. In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as"combinations." The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

         In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

         In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment Matters" apply to exchangeable securities as well as securities.

         Exchanges. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

         o The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

         o The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

         o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

         Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

         Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:

                     ORIGINAL                                               MAXIMUM ORIGINAL
  CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
  -----          ----------------     --------------          -----         ----------------     -------------
   ES-1             $20,000,000            10%                ES-2            $40,000,000            5%
   ES-P*            $20,000,000

- ---------------------
* Class ES-P is a principal only class and will receive no interest.

         The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                    ORIGINAL                                               MAXIMUM ORIGINAL
 CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
 -----          ----------------     --------------          -----         ----------------     -------------
  ES-3             $9,333,330        LIBOR + 0.75%           ES-5            $11,333,330             7%
  ES-4             $2,000,000      36.16666 - (LIBOR
                                      x 4.666667)

         In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:

                   ORIGINAL                                               MAXIMUM ORIGINAL
CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
- -----          ----------------     --------------          -----         ----------------     -------------
 ES-5             $20,000,000            10%                ES-P*           $20,000,000
                                                           ES-X**           $20,000,000             10%
                                                                           (notional)***

- ---------------------
  * Class ES-P is a principal only class and will receive no interest.
 ** Class ES-X is an interest only class and will receive no principal.
*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

         In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

                    ORIGINAL                                           MAXIMUM ORIGINAL
 CLASS          PRINCIPAL AMOUNT     INTEREST RATES      CLASS         PRINCIPAL AMOUNT     INTEREST RATE
 -----          ----------------     --------------      -----         ----------------     -------------
  ES-6             $20,000,000           7.00%           ES-X*           $20,000,000            7.00%
                                                                          (notional)
                                                         ES-7             20,000,000            6.00
                                                         ES-8             20,000,000            6.25
                                                         ES-9             20,000,000            6.50
                                                         ES-10            20,000,000            6.75
                                                         ES-11            19,310,344            7.25
                                                         ES-12            18,666,666            7.50
                                                         ES-13            18,064,516            7.75
                                                         ES-14            17,500,000            8.00
                                                         ES-P**           20,000,000            0.00

- ---------------------
 * Class ES-X is an interest only class and will receive no principal. ** Class ES-P is a principal only class and will receive no interest.

         The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

         Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

         Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

         The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a security holder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

         At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

         Procedures and Exchange Proportions. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

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

         An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A Class Factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional amount of the interest only class in an analogous manner.

         The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition, the depositor will, as to each mortgage loan, other than
(1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

         o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

         o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

         o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

         o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

         o if applicable, any riders or modifications to the mortgage note and mortgage,

         o if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

         o any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

         o the original Contract endorsed, without recourse, to the order of the trustee,

         o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

         o a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii) provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

         Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans." Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

DISTRIBUTION ACCOUNT

         General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

         o all payments on account of principal, including principal prepayments, on the mortgage loans;

         o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

         o  all payments on the mortgage securities;

         o  all payments on the U.S. Government Securities (if any);

         o  all Insurance Proceeds and Liquidation Proceeds;

         o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement";

         o  any advances made as described under "--Advances" below;

         o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

         o any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest";

         o to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

         o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

         o any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

         With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the deposit of funds into the Distribution Account, as described under "--Deposits" above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

         Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

         (1) to make distributions to the related securityholders on each distribution date;

         (2) to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

         (3) to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

         (4) to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

         (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

         (6) to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Depositor";

         (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

         (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Trustee";

         (9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

         (10) to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

         (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

         (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

         (13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

         (14) to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

         (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

         (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans"; and

         (17) to clear and terminate the Distribution Account upon the termination of the trust fund.

DISTRIBUTIONS

         Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's or applicable servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's or a servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

         o  the amount, if any, of the distribution allocable to principal;

         o  the amount, if any, of the distribution allocable to interest;

         o the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

         o the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any subservicer);

         o the aggregate amount of advances included in the distributions on the distribution date, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

         o the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, the distribution date;

         o the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent,
            (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

         o the balance of the reserve fund, if any, at the close of business on the distribution date;

         o the amount of coverage remaining under any financial guaranty insurance policy, mortgage pool insurance policy or letter of credit covering default risk and a description of any credit enhancement substituted therefor;

         o the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

         o with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

         In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

CROSS-COLLATERALIZATION

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

LETTER OF CREDIT

         If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

         If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under"Description of Credit Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

         The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

         The trustee on behalf of a trust fund may enter into interest rate or other swaps and related caps, floors and collars to minimize the risk to securityholders from adverse changes in interest rates or to provide credit support, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

         Swaps may include "total return swaps," where all or a portion of the total amount of interest and principal on a security is paid by a third-party in exchange for an up front payment or a stated periodic payment, and "credit derivatives" where credit enhancement is provided in the form of a swap agreement, and which may include a "credit support annex" where securities, rights, or other amounts are pledged as collateral for the performance of the counterparty. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of total return swaps, credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

         Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

         There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.



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


          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                               CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

         o  the insured percentage of the Primary Insurance Covered Loss;

         o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

         o at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

         o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

         o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and



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

         o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

         As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA MORTGAGE INSURANCE

         The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

         The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                  THE DEPOSITOR

         The depositor is Structured Asset Mortgage Investments II Inc. The depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor maintains its principal office at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.


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

                                 THE AGREEMENTS

GENERAL

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuer and the trustee. The Issuer will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the issuer and the master servicer.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.


EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," by the date and time set forth in the pooling and servicing agreement;

         o any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

         o any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC Mortgage Corporation, an affiliate of the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's (or an affiliate of the depositor's) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default -- Pooling and Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

         Servicing Agreement

         For a series of notes, a servicing default under the related servicing agreement generally will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuer;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," and

         o  any other servicing default as set forth in the servicing agreement.

         So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than 51% of the voting rights of the related trust fund, may, by written notification to the master servicer and to the Issuer (and to the trustee if given by noteholders), with the consent of EMC Mortgage Corporation, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default-- Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

         o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the Issuer in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o any representation or warranty made by the Issuer in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o events of bankruptcy, insolvency, receivership or liquidation of the Issuer, as specified in the indenture; or

         o any other event of default provided with respect to notes of that series.

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

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

AMENDMENT

         Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

         o  to cure any ambiguity,

         o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

         o if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

         o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

         o  to comply with any changes in the Code.

         The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing at least 51% of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 51% of the voting rights, for any purpose; provided, however, that the amendment may not:

         (1) reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

         (2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 51% of the aggregate voting rights of the class or

         (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.



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

TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of,
(1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

THE SECURITIES ADMINISTRATOR

         Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

DUTIES OF SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE SECURITIES ADMINISTRATOR

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The securities administrator for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator's administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the trust. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

THE TRUSTEE

         The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

         A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the

Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

         In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the



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extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest".

         The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or



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classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

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         If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Yield Considerations."

         There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities."


                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as"mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's



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authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.



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TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation"within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently



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attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific



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provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust.
In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior



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mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.



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         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

         o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         o Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.



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         o        Sale proceeds are to be applied first to repossession expenses
                  (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In



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some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of



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each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.



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         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

CONSUMER PROTECTION LAWS

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact,



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laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

ADDITIONAL CONSUMER PROTECTIONS LAWS WITH RESPECT TO CONTRACTS

         Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these



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clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer's or servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior



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loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related



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unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.



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THE SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

         Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of



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trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.




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                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

         o REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

         o notes representing indebtedness of a trust fund as to which no REMIC election will be made, and

         o Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

         The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a FASIT structure or Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.




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REMICS

         Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets"within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC



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Certificates issued by these REMICs will be considered to evidence ownership of
REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount. A REMIC Regular Certificate may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the



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"accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.


         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3)



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taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one



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installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established



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that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the



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corresponding period may significantly adversely affect the REMIC Residual
Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

         If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be



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reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.


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

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the"excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the



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transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "non-economic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "non-economic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized



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deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and"--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.



                                       96
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         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.

         Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on



                                       97
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the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

         o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

         o any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

         o any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably



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appointed by the holders of the largest percentage interest in the related REMIC
Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury,



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certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         (1) Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the



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


related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the



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expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or

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defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in

Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for


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


noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to
Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction"within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.



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         Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

         General

         The arrangement pursuant to which the ES Classes of a series are created, sold and administered, an "ES Pool", will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the ES Pool and the ES Classes represent beneficial ownership of these interests in the classes of securities.

         Tax Status

         The ES Classes should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC.




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

         Tax Accounting for Exchangeable Securities

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under "REMICS--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

         A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.



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

         If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class," and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "--REMICS --Foreign Investors in REMIC Certificates."

         Backup Withholding

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "--REMICS --Backup Withholding With Respect to REMIC Certificates."

         Reporting and Administrative Matters

         Reports will be made to the Internal Revenue Service and to holders of record of ES Classes that are not excepted from the reporting requirements.

CALLABLE CLASSES

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PROPOSED REGULATIONS ON TAX OPINIONS

         The U.S. Department of the Treasury has proposed regulations, contained in Circular 230, governing the practice of attorneys and other tax advisors before the Internal Revenue Service. These proposed regulations classify virtually all opinions regarding federal tax treatment of securities that rely for their treatment on specialized provisions of the Code as tax shelter opinions and, consequently, subject to certain mandatory requirements applicable to tax shelter opinions. The proposed regulations provide that the final regulations will apply to opinions delivered on or after the date the final regulations are published in the Federal Register, which could occur in time to apply to the Notes or Certificates.

         If the final regulations are adopted in their present form with an effective date that is applicable to tax counsel's opinion relating to the Notes or Certificates, tax counsel expects to deliver an opinion that contains the same overall conclusion regarding the Notes or Certificates as described above [below] but which complies with the requirements of



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

the new regulations. Among other largely technical changes tax counsel may add to the opinion a paragraph substantially similar to the following:

         The opinion set forth herein with respect to federal income tax may not be sufficient for an owner of the Notes or Certificates to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under section 6662(d) of the Internal Revenue Code of 1986. Owners of the Notes or Certificates should seek advice based on their individual circumstances with respect to any material federal tax issue relating to the Notes or Certificates from their own tax advisors. The federal tax opinion represents tax counsel's best judgment, based on the matters referred to herein, that, except as otherwise stated herein, there is no federal tax issue for which the Internal Revenue Service has a reasonable basis for a successful challenge and the resolution of which could have a significant adverse impact on the opinion regarding federal tax treatment of the Notes or Certificates. Tax counsel expects to be paid for this opinion and related services by the Issuer of the Notes or Certificates.

         There can be no assurance that the market value of the Notes or Certificates will not be adversely affected if the opinion delivered at the time of their issuance includes language substantially similar to the language immediately above. In addition, there can be no assurance that final regulations will be promulgated with provisions that are similar to those included in the proposed regulations. Tax counsel expects that its opinion will be delivered to conform with the requirements of the final regulations, if applicable

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or "Plan Assets," and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

UNDERWRITER EXEMPTION

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Current Loan-to-Value Ratio or Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group" other than an Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

         Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         The Exemption permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

         Permitted trust funds include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an

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Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

         o as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

         o all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

         o the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

         o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;



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         o        either:

                           (1) the characteristics of the additional mortgage
                  loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                           (2) an independent accountant retained by the
                  depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

         o the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

         o amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

                           (1) be direct obligations of, or obligations fully
                  guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

                           (2) have been rated (or the obligor has been rated)
                  in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

         o the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

         o the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

OTHER EXEMPTIONS

         Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption ("PTCE") 83-1, which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:



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         o        the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o         the trustee may not be an affiliate of the depositor;

         o and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

         o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

         o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.



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

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2)
(A) either (x) none of the issuer, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuer, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuer, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.




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

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

EXCHANGEABLE SECURITIES AND CALLABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING AN OFFERED SECURITY IN RELIANCE ON THE EXEMPTION, A PTCE OR AN INVESTOR-BASED EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, PTCE 83-1 ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to



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the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the



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matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

         Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters, including federal income tax matters, in connection with the securities of each series will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

                              FINANCIAL INFORMATION

         With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.



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                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations. See "Description of the Securities--Reports to Securityholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.



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                                    GLOSSARY

         ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC Mortgage Corporation.

         AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         BANKRUPTCY AMOUNT - The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC Registered Security.

         BENEFIT PLAN INVESTORS -- Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CALL CLASS -- A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

         CALLABLE CLASS -- A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a "lock-out period" during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

         CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         CLASS FACTOR -- For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.



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         CLEARSTREAM - Clearstream Banking, societe anonyme, formerly known as
Cedelbank SA.

         CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

         CODE -- The Internal Revenue Code of 1986.

         COMMISSION -- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         DISTRIBUTION ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL -- The U.S. Department of Labor.

         DOL REGULATIONS -- Regulations by the DOL promulgated at 29 C.F.R.ss.2510.3-101.

         DTC - The Depository Trust Company.

         DTC REGISTERED SECURITY -- Any security initially issued through the book-entry facilities of the DTC.

         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise



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


secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuer.

         ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to ERISA.

         ES CLASS -- A class of exchangeable securities, as described under "Description of the Certificates -- Exchangeable Securities."

         EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41,
67 Fed. Reg. 54487 (August 22, 2002).

         EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FRAUD LOSS AMOUNT - The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act of 1982.

         GINNIE MAE  -- The Government National Mortgage Association.

         GLOBAL SECURITIES -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.



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         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

         HOMEOWNERSHIP ACT --The Home Ownership and Equity Protection Act of
1994.

         HOUSING ACT -- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

         ISSUER -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund



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

Assets" above and "The Agreements--Termination."

         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         MASTER SERVICER COLLECTION ACCOUNT -- One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT -- THE ALTERNATIVE MORTGAGE TRANSACTION PARITY ACT OF 1982.

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

         PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

         PLAN ASSETS -- "Plan assets" of a Plan, within the meaning of the DOL Regulations.

         PLANS -- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.



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

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PROTECTED ACCOUNT -- One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

         PTCE -- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- The Servicemembers Civil Relief Act..

         REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

         REMIC ADMINISTRATOR -- The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC CERTIFICATES -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC PROVISIONS -- Sections 860A through 860G of the Code.

         REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a "regular interest" in the related REMIC.

         REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular Certificate.

         REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a "residual interest" in the related REMIC.

         REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual Certificate.


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


         REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO -- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD AMOUNT - The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAX FAVORED PLANS -- Tax-qualified retirement plans described in
Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act.

         TITLE V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use



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loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.


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                            $75,000,000 (Approximate)

                  Structured Asset Mortgage Investments II Inc.
                                    Depositor

             Structured Asset Mortgage Investments II Trust 2005-F3

                           Pass-Through Certificates,
                                 Series 2005-F3

                                   ----------

                              Prospectus Supplement

                             Dated November 28, 2005

                                   ----------

                            Bear, Stearns & Co. Inc.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.